Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-284411

11,832,277 ORDINARY SHARES,
2,908,047 WARRANTS TO PURCHASE ORDINARY SHARES AND
2,908,047 ORDINARY SHARES UNDERLYING WARRANTS
of

TNL MEDIAGENE

This prospectus also relates to the resale from time to time by certain selling securityholders named in this prospectus or their permitted transferees (collectively, the “Selling Securityholders”) of up to 11,832,277 ordinary shares, par value $0.0001 per share, of TNL Mediagene (“TNL Mediagene Ordinary Shares”) under the Securities Act of 1933, as amended (the “Securities Act”), comprising: (a) the offer and resale of up to 2,002,222 TNL Mediagene Ordinary Shares by 3i, LP (“3i”); (b) the offer and resale of up to 8,000,000 TNL Mediagene Ordinary Shares, including 119,048 TNL Mediagene Ordinary Shares as the Tumim Commitment Shares (as defined below), by Tumim Stone Capital LLC (“Tumim”); (c) 317,601 TNL Mediagene Ordinary Shares (the “Existing PIPE Conversion Shares”) issued pursuant to the conversion of certain subordinated unsecured convertible promissory notes in aggregate principal amounts of $1,725,471 (the “2024 TNL Mediagene Convertible Notes”) and $1,000,000 (the “2024 TNL Mediagene Subordinated Unsecured Convertible Note” and together with the 2024 TNL Mediagene Convertible Notes, the “Existing PIPE Convertible Notes”) issued to certain third-party investors (each, a “Existing PIPE Convertible Note Investor”); (d) 57,849 TNL Mediagene Ordinary Shares (the “DaEX Conversion Shares”) issued pursuant to the conversion rights (the “DaEX Conversion Rights”) held by DaEx Intelligent Co., Inc. (“DaEX”), TNL Mediagene’s subsidiaries, and each of certain of DaEX’s non-controlling shareholders (the “DaEX Conversion Right Holders”); and (e) 1,454,605 TNL Mediagene Ordinary Shares (the “November PIPE Conversion Shares”), issued pursuant to the conversion of certain subordinated unsecured convertible promissory notes in aggregate principal amount of $4,355,000 (the “November PIPE Convertible Notes”) issued to certain third-party investors as well as certain members of Blue Ocean’s board of directors, management team and advisory board and other shareholders of Blue Ocean (each, a “November PIPE Convertible Note Investor”). We are also registering the offer and resale, from time to time of (i) up to 708,047 TNL Mediagene Warrants, consisting of the PIPE Warrants, issued pursuant to the Sponsor Warrant Assignment Agreements, and up to 708,047 TNL Mediagene Ordinary Shares issuable upon exercises of up to 708,047 TNL Mediagene Warrants by the Existing PIPE Convertible Note Investors and the November PIPE Convertible Note Investors or their permitted transferees; and (ii) up to 2,200,000 TNL Mediagene Warrants and up to 2,200,000 TNL Mediagene Ordinary Shares issuable upon exercises of up to 2,200,000 TNL Mediagene Warrants by Mediagene Inc., our subsidiary, or its permitted transferees. See “Selling Securityholders” for details of these securities.

On November 25, 2024, we entered into a securities purchase agreement for issuance by us of convertible notes (the “3i Note SPA”) with 3i, and on December 13, 2024, we issued and sold a convertible note in the aggregate principal amount of $4,722,222 ($4,250,000 purchase price with an original issue discount of 10%) (the “Initial Note”) under the 3i Note SPA to 3i, pursuant to which we may issue TNL Mediagene Ordinary Shares to 3i in lieu of the principal and interest payment of the Initial Note in certain circumstances described in this prospectus. We are not selling any securities under this prospectus and will not receive any of the proceeds from the resale of TNL Mediagene Ordinary Shares by 3i.

Concurrently on November 25, 2024, we entered an ordinary share purchase agreement for an equity line of credit (the “Tumim ELOC SPA”) with Tumim, pursuant to which Tumim committed to purchase, subject to certain conditions and limitations, up to $30.0 million of TNL Mediagene Ordinary Shares, at our direction from time to time, subject to the satisfaction of the terms and conditions in the Tumim ELOC SPA. On November 25, 2024, we became obligated to issue a number of TNL Mediagene Ordinary Shares (the “Tumim Commitment Shares”), to

Tumim as consideration for its irrevocable commitment to purchase TNL Mediagene Ordinary Shares under the Tumim ELOC SPA. The number of Tumim Commitment Shares is calculated under the Tumim ELOC SPA by dividing (i) $450,000, by (ii) $3.78 (which is the lower of (A) the Nasdaq official closing price of the TNL Mediagene Ordinary Shares (as reflected on Nasdaq.com) of January 16, 2025 and (B) the average Nasdaq official closing price of the TNL Mediagene Ordinary Shares (as reflected on Nasdaq.com) for the five (5) consecutive trading days ending on January 16, 2025). On January 23, 2025, we have issued 119,048 TNL Mediagene Ordinary Shares as the Tumim Commitment Shares to Tumim. This prospectus also relates to the registration for offer and resale of up to 8,000,000 TNL Mediagene Ordinary Shares, consisting of the Tumim Commitment Shares and additional TNL Mediagene Shares which may be issuable to Tumim under the Tumim ELOC SPA up to $30.0 million (the “Tumim ELOC Shares”), by Tumim. We refer to the issuance of TNL Mediagene Ordinary Shares to Tumim, including the Tumim Commitment Shares and the Tumim ELOC Shares, if any, pursuant to the Tumim ELOC SPA as the “Tumim Transaction” and together with the transactions with 3i pursuant to the 3i Note SPA and Initial Note as the “3i and Tumim Transactions”. See “Summary” for a description of the 3i and Tumim Transactions and “Selling Securityholders” for additional information regarding 3i and Tumim.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the resale of TNL Mediagene Ordinary Shares by Tumim. However, we may receive up to $30.0 million in gross proceeds from sales of TNL Mediagene Ordinary Shares to Tumim that we may make under the Tumim ELOC SPA from time to time after the date of this prospectus. TNL Mediagene Ordinary Shares being offered by Tumim may be issued pursuant to the Tumim ELOC SPA, whereby we have the right, but not the obligation, to sell to Tumim, and Tumim is obligated to purchase, up to $30.0 million in TNL Mediagene Ordinary Shares at a purchase price equal to 97% of the lowest daily volume-weighted average price of TNL Mediagene Ordinary Shares on Nasdaq (or any eligible substitute exchange) during the three (3) consecutive trading days immediately following the trading date on which a valid purchase notice is delivered to Tumim by us. TNL Mediagene Ordinary Shares will be sold by us to Tumim in privately negotiated transactions exempt from registration pursuant to Rule 506(b) of Regulation D under the Securities Act. See “Summary” for a description of the 3i and Tumim Transactions and “Selling Securityholders” for additional information regarding Tumim.

Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders may offer, sell or distribute all or part of the securities registered hereby for resale from time to time through public or private transactions at either prevailing market prices or at privately negotiated prices. The securities are being registered to permit the Selling Securityholders to sell the securities from time to time, in amounts, at prices and on terms determined at the time the Selling Securityholders offer and sell the securities covered by this prospectus. The Selling Securityholders may offer and sell the securities covered by this prospectus through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of the securities offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

We will pay certain fees in connection with the registration of the securities and will not receive proceeds from the sale of the securities by the Selling Securityholders, as described in more detail in the section titled “Use of Proceeds” appearing elsewhere in this prospectus, except with respect to amounts received by the Company upon exercise of the TNL Mediagene Warrants to the extent such warrants are exercised for cash.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

TNL Mediagene Ordinary Shares are quoted on The Nasdaq Capital Market (“Nasdaq”) under the symbol “TNMG.” On February 6, 2025, the last reported trading date for TNL Mediagene Ordinary Shares, the closing price of TNL Mediagene Ordinary Shares was $2.47 per share.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, and are therefore eligible to take advantage of certain reduced reporting requirements otherwise applicable to other public companies.

We are also a “foreign private issuer,” as defined in the Exchange Act and are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in our securities involves a high degree of risk. Before buying any TNL Mediagene Ordinary Shares or TNL Mediagene Warrants you should carefully read the discussion of material risks of investing in such securities in “Risk Factors” beginning on page 8 of this prospectus and other risk factors contained in the documents incorporated by reference herein.

The date of this prospectus is February 14, 2025

Neither we nor the Selling Securityholders have authorized anyone to provide you with information that is different from that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor Selling Securityholders take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. We and the Selling Securityholders are offering securities only in the United States and certain other jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date on the cover page of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities.

i

For investors outside the United States: Neither we nor the Selling Securityholders have taken any action to permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

We are incorporated under the laws of the Cayman Islands and a majority of our outstanding securities is owned by non-U.S. residents. Under the rules of the U.S. Securities and Exchange Commission (the “SEC”) we are currently, and expect to remain, eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

ABOUT THIS PROSPECTUS

This prospectus, which forms a part of a registration statement on Form F-1 filed with the United States Securities and Exchange Commission (the “SEC”) by TNL Mediagene, constitutes a prospectus of TNL Mediagene under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the TNL Mediagene Ordinary Shares and the TNL Mediagene Warrants. Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “TNL Mediagene” refer to TNL Mediagene (formerly “The News Lens Co., Ltd.”) together with its subsidiaries. All references in this prospectus to “Blue Ocean” refer to Blue Ocean Acquisition Corp.

MARKET, INDUSTRY, AND OTHER DATA

This prospectus contains estimates, projections and other information concerning TNL Mediagene’s industry, including market size and growth of the markets in which it participates, that are based on industry publications and reports and forecasts prepared by its management. In some cases, TNL Mediagene does not expressly refer to the sources from which these estimates and information are derived. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. Industry reports, publications, research, studies and forecasts generally state that the information they contain has been obtained from sources they believe to be reliable but that the accuracy and completeness of such information is not guaranteed. TNL Mediagene has not independently verified the accuracy or completeness of the data contained in these industry publications and reports. The industry in which TNL Mediagene operates is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these publications and reports.

The sources of certain statistical data, estimates, and forecasts contained in this prospectus include internal surveys, independent industry surveys and publications, including reports by Google Analytics, Semrush Holdings Inc., Statista GmbH, the U.S. Census Bureau and Pew Research Center and other third-party research and publicly available information.

Certain estimates of market opportunity, including internal estimates of the addressable market for TNL Mediagene and forecasts of market growth, included in this prospectus may prove inaccurate. Market opportunity estimates and growth forecasts, whether obtained from third-party sources or developed internally, are subject to significant uncertainty and are based on assumptions and estimates that may prove to be inaccurate. The estimates and forecasts in this prospectus relating to the size of TNL Mediagene’s target market, market demand and adoption, capacity to address this demand, and pricing may prove to be inaccurate. The addressable market TNL Mediagene estimates may not materialize for many years, if ever, and even if the markets in which it competes meet the size estimates in this prospectus, TNL Mediagene’s business could fail to successfully address or compete in such markets, if at all.

Certain monetary amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Certain other amounts that appear in this prospectus may not sum due to rounding.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

This prospectus includes trademarks, tradenames and service marks, certain of which belong to us and others that are the property of other organizations. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus appear without the ®, TM and SM symbols, but the absence of those symbols is not intended to indicate, in any way, that we will not assert our rights or that the applicable owner will not assert its rights to these trademarks, tradenames and service marks to the fullest extent under applicable law. We do not intend our use or display of other parties’ trademarks, tradenames or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

SELECTED DEFINITIONS

“Amended and Restated Warrant Agreement”

means an assignment, assumption and amended and restated warrant agreement, dated as of December 4, 2024, by and among Blue Ocean, TNL Mediagene, Continental Stock Transfer & Trust Company (“Continental”), Computershare Inc. and Computershare Trust Company, N.A. (collectively with Computershare Inc., “Computershare”), pursuant to which Blue Ocean and Continental respectively assigned to TNL Mediagene and Computershare as TNL Mediagene’s warrant agent all of their rights, title, interests, and liabilities and obligations in and under the warrant agreement, dated December 2, 2021, by and between Blue Ocean and Continental. A copy of the Amended and Restated Warrant Agreement is included as Exhibit 4.1 hereto.

“Ancillary Documents”	means each agreement, document, instrument and/or certificate entered into in connection with the Merger Agreement or therewith and any and all exhibits and schedules thereto.
“Apollo”	means Apollo SPAC Fund I, L.P. and Apollo Credit Strategies Master Fund Ltd., to whom Apollo SPAC Fund I, L.P. transferred its Blue Ocean Class B Shares.
“Blue Ocean Articles”	means the current amended and restated memorandum and articles of association of Blue Ocean
“Blue Ocean Class A Shares”	means Class A ordinary shares of Blue Ocean, par value $0.0001 per share.
“Blue Ocean Class B Shares”	means Class B ordinary shares of Blue Ocean, par value $0.0001 per share.
“Blue Ocean IPO”	means the initial public offering of Blue Ocean, which was consummated on December 7, 2021.
“Blue Ocean Ordinary Shares”	means the Blue Ocean Class A Shares and the Blue Ocean Class B Shares.
“Blue Ocean Private Placement Warrants”

means an aggregate of 4,709,604 warrants of Blue Ocean, calculated by 9,225,000 warrants sold to Sponsor and Apollo in the private placements consummated concurrently with the Blue Ocean IPO, less 750,000 warrants which were forfeited pro rata by Sponsor and Apollo at the Closing Date in accordance with the Sponsor Lock-Up and Support Agreement, less 3,765,396 warrants, representing 50% of private placement warrants held by the Sponsor immediately prior to the Closing forfeited by Sponsor on the Closing Date as adjusted by the Forfeiture Ratio in accordance with the Sponsor Lock-Up and Support Agreement, each entitling its holder to purchase one Blue Ocean Class A Share at an exercise price of $11.50 per share, subject to adjustment. Blue Ocean Private Placement Warrants have been assumed by TNL Mediagene and converted into TNL Mediagene Warrants on the Closing Date upon completion of the Merger.

“Blue Ocean Public Shareholders”	means all holders of the Public Shares.
“Blue Ocean Units”	means the units of Blue Ocean issued in the Blue Ocean IPO, each consisting of one Blue Ocean Class A Share and one-half of one Public Warrant.

“Blue Ocean Warrants”	means the Public Warrants and the Blue Ocean Private Placement Warrants.
“Cayman Companies Law”	means the Companies Act (as amended) of the Cayman Islands.
“Conversion”

means the issuance of an aggregate of 4,743,749 Blue Ocean Class A Shares by Blue Ocean upon the conversion of an equal number of Founder Shares on June 21, 2024. Of the 4,743,749 Blue Ocean Class A Shares issued in the Conversion, an aggregate of 4,353,749 Blue Ocean Class A Shares was issued to the Sponsor and an aggregate of 390,000 Blue Ocean Class A Shares was issued to Norman Pearlstine, Joel Motley, Matt Goldberg, Priscilla Han, Apollo Credit Strategies Master Fund Ltd. and certain other holders of Founder Shares. The Sponsor retained one Founder Share.

“Earn-Out Shares”

means an aggregate of 2,726,418 TNL Mediagene Ordinary Shares issuable to the holders of Founder Shares within two years of the Closing in accordance with the Sponsor Lock-Up and Support Agreement, as part of the agreed consideration of the Merger in exchange for the 4,743,750 Founder Shares, as adjusted by the formula based on the Forfeiture Ratio in accordance with the Sponsor Lock-Up and Support Agreement.

“Effective Time”	means the effective time of the Merger.
“Exchange Act”	means the Securities Exchange Act of 1934, as amended.
“Existing PIPE Investments”

means, collectively, the issuance and sale of the Existing PIPE Convertible Notes, the conversion of the Existing PIPE Convertible Notes to Existing PIPE Conversion Shares pursuant to the terms thereof, and the transfer of PIPE Warrants to the Existing PIPE Convertible Note Investors pursuant to the Sponsor Warrant Assignment Agreements.

“Forfeiture Ratio”	means a ratio of 0.9812 used in the formulas for calculations of Blue Ocean Private Placement Warrants and Earn-Out Shares in accordance with to the Sponsor Lock-Up and Support Agreement.
“Founder Shares”

means an aggregate of 4,743,750 Blue Ocean Class B Shares issued by Blue Ocean to the Sponsor prior to the Blue Ocean IPO and as result of the share capitalization on December 2, 2021, and the Blue Ocean Class A Shares issued or issuable upon the conversion of such Blue Ocean Class B Shares in accordance with the Blue Ocean Articles. For the avoidance of doubt, the Founder Shares include the 4,743,749 Blue Ocean Class A Shares issued to the Sponsor, Norman Pearlstine, Joel Motley, Matt Goldberg, Priscilla Han, Apollo Credit Strategies Master Fund Ltd. and certain other shareholders of Blue Ocean in the Conversion.

“IFRS”	means the International Financial Reporting Standards as issued by the International Accounting Standards Board.
“Merger Agreement”

means the Agreement and Plan of Merger, dated as of June 6, 2023, by and among Blue Ocean, TNL Mediagene, and Merger Sub as amended by Amendment No. 1 to the Agreement and Plan of Merger dated as of May 29, 2024 and Amendment No. 2 to the Agreement and Plan of Merger, dated as of October 23, 2024, a copy of each of which is attached to this prospectus as Exhibits 2.1, 2.2 and 2.3, respectively.

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“November PIPE Investments”

Means, collectively, the November PIPE Convertible Notes, the conversion of the November PIPE Convertible Notes into the November PIPE Conversion Shares pursuant to the terms thereof, and the transfer of PIPE Warrants to the November PIPE Convertible Note Investors pursuant to the Sponsor Warrant Assignment Agreements.

“PIPE Investments”

means certain private investment in public equity (“PIPE”) transactions that TNL Mediagene and Blue Ocean entered into in connection with the Transactions prior to or substantially concurrently with the Closing, including the Existing PIPE Investments, the November PIPE Investments and the 3i and Tumim Transactions.

“Public Shares”	means all Blue Ocean Class A Shares issued in the Blue Ocean IPO.
“Public Warrants”

means the redeemable warrants of Blue Ocean issued in the Blue Ocean IPO, each entitling its holder to purchase one Blue Ocean Class A Share at an exercise price of $11.50 per share, subject to adjustment.

“Reverse Share Split”

means the reverse share split to cause the deemed value of the outstanding TNL Mediagene Ordinary Shares immediately prior to the Effective Time to equal $10.00 on a fully diluted basis, based on TNL Mediagene’s implied valuation immediately before the consummation of the Merger.

“Securities Act”	means the Securities Act of 1933, as amended.
“Split Factor”	means a factor of 0.11059896 used in the Reverse Share Split completed immediately prior to the Effective Time.
“Sponsor”	means Blue Ocean Sponsor, LLC.
“Sponsor Lock-Up and Support Agreement”

means an amended and restated letter agreement dated June 6, 2023, by and among Sponsor, Apollo, certain members of Blue Ocean’s board of directors, management team and advisory board and certain other shareholders of Blue Ocean, amended by the Amendment No. 1 to the Sponsor Lock-Up and Support Agreement dated October 23, 2024 by and among Sponsor, Blue Ocean and TNL Mediagene and the Amendment No. 2 to the Sponsor Lock-Up and Support Agreement dated December 3, 2024 by and among Sponsor, Blue Ocean and TNL Mediagene, a copy of each of which is attached to this prospectus as Exhibits 10.1, 10.2 and 10.3, respectively.

“TNL Mediagene”	means TNL Mediagene, a Cayman Islands exempted company, together as a group with its subsidiaries as the context requires
“TNL Mediagene A&R Articles”	means the amended and restated memorandum and articles of association of TNL Mediagene, adopted immediately prior to the Effective Time, a copy of which is included as Exhibit 3.1 hereto.
“TNL Mediagene Ordinary Shares”	means ordinary shares of TNL Mediagene with par value and other terms as described in the TNL Mediagene A&R Articles.
“TNL Mediagene Warrants”

means the warrants of TNL Mediagene into which the Blue Ocean Warrants have converted at the Effective Time, each whole warrant entitling its holder to purchase one TNL Mediagene Ordinary Share at a price of $11.50 per share, subject to adjustment.

“Transactions”	means the transactions contemplated by the Merger Agreement and the Ancillary Documents, including the Merger.
“U.S. Dollars,” “$,” or “US$”	means United States dollars, the legal currency of the United States.
“U.S. GAAP”	means generally accepted accounting principles in the United States.
“3i and Tumim Transactions”

means, collectively, the Securities Purchase Agreement dated November 25, 2024 between TNL Mediagene and 3i, LP (the “3i Note SPA”), a copy of which is included as Exhibit 10.4 hereto, and the Ordinary Share Purchase Agreement dated November 25, 2024 between TNL Mediagene and Tumim Stone Capital, LLC (the “Tumim ELOC SPA”), a copy of which is included as Exhibit 10.5 hereto, as well as the Initial Note under the 3i Note SPA, the Subsidiary Guarantee under the Initial Note, the 3i Note RRA and the Tumim ELOC RRA, as well as any transactions undertaken pursuant to these agreements.

SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus. You should read the following summary together with the more detailed information in this prospectus, any related prospectus supplement and any related free writing prospectus, including the information set forth in the section titled “Risk Factors” in this prospectus, any related prospectus supplement and any related free writing prospectus in their entirety before making an investment decision.

Overview

TNL Mediagene is Asia’s next-generation media company built around a portfolio of diverse and trusted digital media brands and a suite of AI-powered advertising and data analytics solutions. With data at its core, TNL Mediagene operates media, technology and digital studio businesses primarily in Japan and Taiwan, with a vision to expand into other key East and Southeast Asian markets outside of mainland China. Through its trusted digital media brands, AI-powered advertising and data analytics technology and digital studio solutions, TNL Mediagene aims to provide multinational clients with unmatched opportunities to contextually reach and engage with Millennial and Gen Z audiences across the East and Southeast Asian region, one of the largest and most attractive audience segments in the world. With its strong foundation in digital media, TNL Mediagene has prioritized collecting more and better data, developing more data-focused services and products, delivering performance advertising that gives its clients higher return on advertising spending, and achieving audience growth by strengthening its audience share in its existing content categories, expanding into new content categories and growing into new geographic markets.

Recent Developments

Completion of November PIPE

On November 22, 2024, in connection with the Merger, TNL Mediagene agreed to a private sale of certain subordinated unsecured convertible promissory notes to the November PIPE Convertible Note Investors in an aggregate principal amount of $4,355,000. Effective immediately prior to and contingent upon the closing of the Merger, the November PIPE Convertible Notes were automatically converted into 1,454,605 TNL Mediagene Ordinary Shares. Pursuant to the Sponsor Warrant Assignment Agreements with each of the November PIPE Convertible Note Investors, the Sponsor agreed to transfer to each November PIPE Convertible Note Investor, and each November PIPE Convertible Note Investor agreed to acquire, a portion of the total 708,047 PIPE Warrants. The $4,355,000 of proceeds received as a result of the sale of the November PIPE Convertible Notes have been used to pay for transaction expenses in connection with the Merger.

Completion of the Merger

On December 5, 2024, TNL Mediagene completed the previously announced Merger. Pursuant to the Merger Agreement, on December 5, 2024, Merger Sub merged with and into Blue Ocean (the “Merger”), with Blue Ocean surviving the Merger as a wholly owned subsidiary of TNL Mediagene. As a result of the Merger, and upon consummation of the Merger and the other transactions contemplated by the Merger Agreement (the “Transactions” and together with the transactions contemplated by the agreements, instruments and documents contemplated by the Merger Agreement, the “Proposed Transactions”), the shareholders of Blue Ocean became shareholders of TNL Mediagene and TNL Mediagene became a publicly listed company.

Pursuant to the Merger Agreement, immediately prior to the Effective Time, TNL Mediagene completed the Recapitalization including adopting the TNL Mediagene A&R Articles and effecting the Reverse Share Split, using the Split Factor of 0.11059896, to cause the value of the outstanding TNL Mediagene Ordinary Shares to equal an assumed value of $10.00 per share.

Pursuant to the Merger Agreement, immediately prior to the Effective Time, (1) all outstanding Blue Ocean Class B Shares, with a par value of US$0.0001, were converted into Blue Ocean Class A Shares, with a par value of US$0.0001, at a conversion ratio of 1.00, (2) all outstanding Public Shares, with a par value of US$0.0001, were exchanged with TNL Mediagene for the right to receive TNL Mediagene Ordinary Shares, with a par value of US$0.0001, at a conversion ratio of 1.00, and (3) each Blue Ocean Warrant became a warrant exercisable for

TNL Mediagene Ordinary Shares on a conversion ratio of 1.00 and on the same terms as the original Blue Ocean Warrant. As a result of the Merger, TNL Mediagene obtained $741,839 in cash assets, representing the cash in Blue Ocean’s trust account as of the Effective Time. Change in cash (as compared to TNL Mediagene’s unaudited consolidated statement of financial position as of June 30, 2024) was a decrease of $12.8 following the redemption of $20,641,045 of Blue Ocean’s Class A Ordinary Shares. For more details, see “Unaudited Pro Forma Condensed Combined Financial Information.” This change to TNL Mediagene’s cash balance is less non-recurring transaction fees and expenses of TNL Mediagene and Blue Ocean incurred and outstanding as a result of the Merger and related transactions of $13.5 million, including the deferred underwriting commission of approximately $0.4 million in connection with the Blue Ocean IPO.

3i and Tumim Transactions

Separately, on November 25, 2024, TNL Mediagene entered into the 3i Note SPA for issuance by TNL Mediagene of convertible notes with 3i and the Tumim ELOC SPA for an equity line of credit with Tumim. On December 13, 2024, TNL Mediagene issued and sold the Initial Note under the 3i Note SPA to 3i. The Initial Note was issued in an aggregate principal amount of $4,722,222 with an original issue discount of 10%, accrues simple interest at six percent (6%) per annum until paid in full or converted pursuant to the terms thereof and will mature on the 12-month anniversary of the issue date, or December 13, 2025. The $4,250,000 of proceeds received as a result of issuance of the Initial Note have been used to pay for transaction expenses in connection with the Merger.

Concurrently with the issuance of the Initial Note on December 13, 2024, TNL Mediagene completed the closing of the Tumim ELOC SPA, pursuant to which Tumim committed to purchase, subject to certain conditions and limitations, up to $30.0 million of TNL Mediagene Ordinary Shares, at TNL Mediagene’s direction from time to time, subject to the satisfaction of the terms and conditions in the Tumim ELOC SPA. As of the date of this prospectus, TNL Mediagene has not directed Tumim to make any purchases of Ordinary Shares.

Emerging Growth Company

TNL Mediagene is, an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, TNL Mediagene is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements, and the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find TNL Mediagene’s securities less attractive as a result, there may be a less active trading market for TNL Mediagene’s securities and the prices of TNL Mediagene’s securities may be more volatile.

TNL Mediagene will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the Closing Date, (b) in which TNL Mediagene has total annual gross revenue of at least $1.235 billion, or (c) in which TNL Mediagene is deemed to be a large accelerated filer, which means the market value of TNL Mediagene’s common equity that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which TNL Mediagene has issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Foreign Private Issuer

TNL Mediagene is a foreign private issuer within the meaning of the rules under the Exchange Act and, as such, TNL Mediagene is permitted to follow the corporate governance practices of its home country, the Cayman Islands, in lieu of the corporate governance standards of Nasdaq applicable to U.S. domestic companies that are listed on the Nasdaq. For example, TNL Mediagene is not required to have a majority of the board consisting of independent directors nor have a compensation committee or regularly scheduled executive sessions with only independent directors each year. TNL Mediagene has elected to follow its home country’s corporate governance practices as long as it remains a foreign private issuer. As a result, TNL Mediagene’s shareholders may not have the same protection afforded to shareholders of U.S. domestic companies that are subject to Nasdaq corporate governance requirements. As a foreign private issuer, TNL Mediagene is also subject to reduced disclosure requirements and is exempt from certain provisions of the U.S. securities rules and regulations applicable to U.S. domestic issuers such as the rules regulating solicitation of proxies and certain insider reporting and short-swing profit rules. Please see “TNL Mediagene’s Management’s Discussion and Analysis of Financial Condition and Results of Operations — Foreign Private Issuer Status.”

Corporation Information

We are an exempted company limited by shares incorporated under the laws of the Cayman Islands. The mailing addresses of our principal executive offices are 4F, No. 88 Yanchang Road, Xinyi District, Taipei City 110, Taiwan and 23-2 Maruyamacho, Shibuya-ku Tokyo 150-0044 Japan. The telephone number of our principal executive office in Taiwan is +886-2-6638-5108 and the telephone number of our principal executive office in Japan is +81-(0)3-5784-6742. Our website address is https://www.tnlmediagene.com. The information on our website is not a part of this prospectus.

The SEC maintains a website at www.sec.gov which contains in electronic form each of the reports and other information that we have filed electronically with the SEC.

Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, New York 10168.

Organization Structure

The graphic below shows the ownership structure of TNL Mediagene as of the date of this prospectus.

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Note:

(1)      The acquisition of Green Quest Holding Inc. is expected to be completed in the first quarter of 2025.

Summary Risk Factors

An investment in TNL Mediagene Ordinary Shares and TNL Mediagene Warrants involves significant risks. Below is a summary of certain material risks we face, organized under relevant headings. These risks are discussed more fully under “Risk Factors.” You should carefully consider such risks before making an investment decision. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, results of operations or prospects could be materially and adversely affected by any of these risks:

Risks Related to TNL Mediagene’s Operations and Industry

•        Adverse economic conditions in Japan, Taiwan and globally, including the potential onset of recession, could have a negative effect on TNL Mediagene’s business, results of operations, financial condition, and liquidity.

•        TNL Mediagene drives a significant portion of its revenue from its relationships with the businesses to whom it provides digital media content and related advertising technology and data analytics services, including advertising and consumer data-related services, marketing services and other services.

•        TNL Mediagene’s user numbers and engagement with its digital media brands and content are critical to its success.

•        The market for digital advertising for brands is continuously and rapidly evolving. If this market develops more slowly or differently than TNL Mediagene expects, or TNL Mediagene fails to respond successfully to changes in the market, its business, growth prospects and financial condition could be adversely affected.

•        If TNL Mediagene is unable to compete effectively with its competitors for users and advertising spend, its business and operating results could be harmed.

•        TNL and Mediagene merged in May 2023 to form TNL Mediagene. TNL Mediagene may not be able to successfully integrate the two businesses and may continue to incur significant costs to integrate with and support Mediagene. TNL Mediagene also may not realize the anticipated benefits of the merger because of difficulties related to the integration, the achievement of such synergies, and other challenges faced by TNL Mediagene.

•        TNL Mediagene’s financial results from period to period have fluctuated in the past and will fluctuate in the future.

•        The loss of key personnel, or TNL Mediagene’s failure to attract and retain other highly qualified personnel in the future, could harm its business.

Risks Related to TNL Mediagene’s Technology, Security and Privacy

•        TNL Mediagene’s ability to attract and retain advertising clients depends on its ability to collect and use data and develop tools to enable it to effectively deliver and accurately measure advertisements on its platform.

•        The use of AI tools in TNL Mediagene’s business may cause us brand or reputational harm, competitive harm, or legal liability.

•        TNL Mediagene derives a significant portion of its users from third-party platforms and online search engines. Changes to the standard terms, conditions and policies of these providers that link to, have distributed or may distribute its content, such as Google Search and Google Discover, could adversely affect its business.

•        TNL Mediagene’s business relies on certain trademarks, copyrights and other intellectual property rights that are licensed from third-party licensors. TNL Mediagene does not control these rights and any loss of its rights to them could materially adversely affect its business.

•        TNL Mediagene depends on Amazon Web Services (“AWS”) for the vast majority of its compute, storage, data transfer and other services. Any disruption of, degradation in or interference with TNL Mediagene’s use of AWS could negatively affect its operations and harm our business, revenue and financial results.

Risks Related to TNL Mediagene Doing Business in Japan and Taiwan

•        TNL Mediagene faces economic and political risks associated with doing business in Taiwan, particularly due to the geopolitical tension between Taiwan and mainland China that could negatively affect its business and hence the value of your investment.

Risks Related to Ownership of TNL Mediagene’s Securities

•        A market for TNL Mediagene Ordinary Shares may not develop or be sustained, which would adversely affect the liquidity and price of TNL Mediagene’s securities.

•        As TNL Mediagene is a “foreign private issuer” and intends to follow certain home country corporate governance practices, its shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.

•        TNL Mediagene has identified material weaknesses in its internal control over financial reporting. If TNL Mediagene’s remediation of these material weaknesses is not effective, or if TNL Mediagene experiences additional material weaknesses or otherwise fails to maintain an effective system of internal controls in the future, TNL Mediagene may not be able to report its financial results accurately or file its periodic reports as a public company in a timely manner.

THE OFFERING

The summary below describes the principal terms of the offering. The “Description of TNL MEDIAGENE’s Share Capital and Articles of Association” section of this prospectus contains a more detailed description of TNL Mediagene Ordinary Shares and TNL Mediagene Warrants. Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” of this prospectus.

Issuer	TNL Mediagene
Issuance of TNL Mediagene Ordinary Shares
TNL Mediagene Ordinary Shares offered by us	2,908,047 TNL Mediagene Ordinary Shares issuable upon the exercise of 2,908,047 TNL Mediagene Warrants
TNL Mediagene Ordinary Shares outstanding prior to exercise of all TNL Mediagene Warrants offered	26,248,753 TNL Mediagene Ordinary Shares (as of February 7, 2025)
TNL Mediagene Ordinary Shares outstanding assuming exercise of all TNL Mediagene Warrants offered	29,012,878 TNL Mediagene Ordinary Shares
Exercise Price of TNL Mediagene Warrants

Each TNL Mediagene Warrant entitles the holder to purchase one TNL Mediagene Ordinary Share at a price of $11.50 per share, subject to adjustment, terms and limitations as described in the Warrant Agreement, as amended by the Assignment, Assumption and Amendment Agreement.

Use of Proceeds

TNL Mediagene will receive up to an aggregate of approximately $33,442,541 from the exercise of 2,908,047 TNL Mediagene Warrants being offered in this prospectus, assuming the exercise in full of all such TNL Mediagene Warrants in cash. The net proceeds of the exercise of these Warrants is expected to be used for general corporate purposes. See “Use of Proceeds”. However, we do not expect to rely on the cash exercise of TNL Mediagene Warrants to fund our operations. Instead, we intend to rely on our primary sources of cash discussed elsewhere in this prospectus to continue to support our operations. See “TNL Mediagene’s Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” for additional information. The exercise price of TNL Mediagene Warrants is $11.50 per share. The likelihood that TNL Mediagene Warrant holders will exercise their TNL Mediagene Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of TNL Mediagene Ordinary Shares. If the trading price for TNL Mediagene Ordinary Shares is less than $11.50 per share, we believe holders of TNL Mediagene Warrants will be unlikely to exercise their TNL Mediagene Warrants. As of February 6, 2025, the closing price of TNL Mediagene Ordinary Shares was $2.47. Accordingly, we believe that holders of TNL Mediagene Warrants are currently unlikely to exercise their TNL Mediagene Warrants.

Resale of TNL Mediagene Ordinary Shares and TNL Mediagene Warrants
TNL Mediagene Ordinary Shares that may be offered and sold from time to time by the Selling Securityholders

Up to 11,832,277 TNL Mediagene Ordinary Shares, comprising: (a) the offer and resale of up to 2,002,222 TNL Mediagene Ordinary Shares by 3i; (b) the offer and resale of up to 8,000,000 TNL Mediagene Ordinary Shares, including 119,048 TNL Mediagene Ordinary Shares as the Tumim Commitment Shares, by Tumim; (c) the offer and resale of up to 317,601 TNL Mediagene Ordinary Shares as the Existing PIPE Conversion Shares by the Existing PIPE Convertible Note Investors; (d) the offer and resale of up to 57,849 TNL Mediagene Ordinary Shares as the DaEX Conversion Shares by the DaEX Conversion Rights Holders; and (e) the offer and resale of up to 1,454,605 TNL Mediagene Ordinary Shares as the November PIPE Conversion Shares by the November PIPE Convertible Note Investors.

TNL Mediagene Warrants that may be offered and sold from time to time by the Selling Securityholders

Up to 2,908,047 TNL Mediagene Warrants, comprising: (a) the offer and resale of up to 708,047 TNL Mediagene Warrants as the PIPE Warrants by the Existing PIPE Convertible Note Investors and the November PIPE Convertible Note Investors, or their permitted transferees; and (b) the offer and resale of up to 2,200,000 TNL Mediagene Warrants by Mediagene Inc., our subsidiary, or its permitted transferees.

Terms of TNL Mediagene Warrants

Each TNL Mediagene Warrant entitles the holder to purchase one TNL Mediagene Ordinary Share at a price of $11.50 per share, subject to adjustment, terms and limitations as described in the Amended and Restated Warrant Agreement.

Redemption	The Warrants are redeemable in certain circumstances. See “Description of TNL Mediagene’s Share Capital and Articles of Association”
Terms of the Offering

The Selling Securityholders will determine when and how they will dispose of the securities being registered for resale by the Selling Securityholders registered under this prospectus. The securities offered by this prospectus may be offered and sold at prevailing market prices, privately negotiated prices or such other prices as the Selling Securityholders may determine. See the section titled “Plan of Distribution”.

Use of Proceeds	We will receive no proceeds from the sale of the securities by the Selling Securityholders.
Market for TNL Mediagene Ordinary Shares	TNL Mediagene Ordinary Shares commenced trading on the Nasdaq under the symbol “TNMG”.
Risk Factors

Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus.

RISK FACTORS

You should carefully consider the risks described below together with the financial and other information contained in this prospectus, including the sections titled “Cautionary Statement Regarding Forward-Looking Statements”, “TNL Mediagene’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Mediagene’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”. Additional risks and uncertainties that are not presently known to TNL Mediagene or that they do not currently believe are important to an investor, if they materialize, also may adversely affect the Company. If any of the events, contingencies, circumstances or conditions described in the following risks actually occur, TNL Mediagene’s business, financial condition or results of operations could be seriously harmed. If that happens, the trading price of TNL Mediagene Ordinary Shares could decline, and you may lose part or all of the value of any TNL Mediagene Ordinary Shares that you hold.

Risks Related to TNL Mediagene’s Operations and Industry

Unless the context otherwise requires, throughout this subsection, references to “we,” “us,” and “our” refer to TNL Mediagene together as a group with its subsidiaries.

Adverse economic conditions in Japan, Taiwan and globally, including the potential onset of recession, could have a negative effect on our business, results of operations, financial condition, and liquidity.

Our primary business operations as well as our primary audience and client base are located in Japan and Taiwan. As such, our business performance, financial condition and results of operations depend largely on the performance of these economies, the outlook for which remains uncertain and involves factors beyond our control. A number of macroeconomic factors may adversely affect the Japanese and Taiwanese economies, such as:

•        the possibility of a regional or global economic recession affecting Japan and Taiwan;

•        the effects of tightening fiscal and monetary policy in most developed economies, including Taiwan, which could negatively affect consumer spending, credit markets and business sentiment and lead to an economic downturn;

•        uncertainty regarding the extent and full effects of the monetary tightening policy that the Japanese government and the Bank of Japan recently announced;

•        unfavorable developments in the exchange rate of the Japanese yen and New Taiwan Dollar and against the currencies of Japan and Taiwan’s major trading partners, including volatility triggered by cross-strait political tensions between Taiwan and China, and the Japanese yen’s continued weakness against the U.S. Dollar and other major currencies;

•        rising rates of inflation in the global economy;

•        instability in the global financial system following the failure of major financial institutions, including bank failures in the United States and other developed economies;

•        the deterioration of political relations between Japan or Taiwan and some of its neighboring countries or any of its major trading partners, such as growing tensions with Russia and China, economic and political tensions between China and the United States including the escalation of issues related to Taiwan, the possibility of renewed conflict between North Korea and South Korea and its allies, and any act of violence, terrorism, war, armed conflict, or provocation;

•        demographic headwinds in Japan and Taiwan, including population aging, labor shortages and a consequential decline in economic activity; and

•        the effects of ongoing stagnation and decline in the global demand for semiconductors, on which Taiwan’s economy is heavily dependent.

These and other factors could lead to deterioration of the Japanese or Taiwanese economy, and in turn adversely affect demand for advertising on our digital media brands or demand for our advertising technology and data analytics related services, weakening our advertising sales and related advertising technology and data analytics revenue streams. Such negative factors could also decrease demand for our e-commerce and crowdfunding products and services as well as our integrated marketing products and services. For example, global inflation leads to a decline in the spending power of consumers, which results in a reduction in the business volume of advertising clients and a corresponding reduction in demand for our advertising and related advertising technology and data analytics services. As a result, global inflation has adversely affected our revenue and may continue to do so.

Furthermore, any adverse conditions in the Japanese or Taiwanese economies could adversely affect our access to financing, making it more difficult for us to secure potentially necessary financing in the future, to fund additional acquisitions, or to carry out our expansion plans, or to make debt service payments to cover interest and principal on our debts and other obligations. The continued disruption to global economic activities including in Japan and Taiwan due to heightened geopolitical instability caused by regional conflicts including the Russian invasion of Ukraine and conflicts in the Middle East, growing inflationary pressures and tightening of monetary policy by central banks worldwide in response, recent bank failures in the United States and developed economies and the lingering effects of the COVID-19 pandemic have resulted in unstable and sluggish credit and capital markets and are expected to have a significant negative influence on overall economic conditions in Japan and Taiwan. The duration and extent of the economic influence of these factors is necessarily uncertain and may lead to further difficulties in securing necessary funds through financing in the future. These same adverse conditions may also affect our liquidity, business, financial condition, and results of operations by increasing our overall cost structure, particularly if we are unable to increase the prices we charge our clients commensurately. For example, inflation in the Japan, Taiwan and broader global economy has resulted in, and may continue to result in, higher interest rates and capital costs, increased costs of labor and other similar effects. As a result of inflation, we have experienced and may continue to experience cost increases, which, if continued, could materially adversely affect our business, results of operations, financial condition, and liquidity.

Furthermore, uncertain prospects of the overall global economy may lead our advertising and other clients to be conservative in their decision-making and discourage them from spending their resources on advertising and related advertising technology and data analytics services we offer. Adverse economic conditions globally have from time to time caused or exacerbated significant slowdowns in our industry and in the markets in which we operate. Sustained uncertainty about, or worsening of, current global economic conditions, including stagnation in advanced countries, supply chain issues and rising rates of inflation in the global economy, the continued impact of the Russian invasion of Ukraine and conflicts in the Middle East, as well as further escalation of geopolitical and trade tensions between the U.S., Japan, Taiwan and China could result in a global economic slowdown and long-term changes to global trade. Any or all of these factors could adversely affect our advertising sales, related advertising technology and data analytics revenues, e-commerce and other revenues, and could materially adversely affect our business, results of operations, financial condition, and liquidity.

Any of these or other factors arising out of adverse conditions in the Japanese or Taiwanese economy or globally, individually or in the aggregate, could have a material adverse effect on our clients, and in turn, on our business, financial condition or results of operations and result in decreases in our revenues.

We derive a significant portion of our revenue from our relationships with the businesses to whom we provide digital media content and related advertising technology and data analytics services, including advertising and consumer data-related services, marketing services and other services.

A significant portion of our revenue is currently generated from deployment of advertising on our digital media brands. As is common in the industry, our advertisers do not have long-term advertising commitments with us. Many of our advertisers spend only a relatively small portion of their overall advertising budget with us. In addition, many of our advertisers purchase our advertising services through one of several large advertising agency holding companies. Advertisers will not continue to do business with us, or they will reduce the prices they are willing to pay to advertise with us, if we do not deliver ads in an effective manner, or if they do not believe that their investment in advertising with us will generate a competitive return relative to alternatives.

Further, we need to maintain good relationships with advertisers to provide us with a sufficient inventory of advertisements and offers. Online advertising is an intensely competitive industry. In order for our advertising business to continue to succeed, we need to continue to demonstrate the reach of our audience and the benefit to our advertising partners. Our advertising revenue could be adversely affected by a number of other factors, including:

•        decreases in users and engagement with our various digital media brands;

•        inability to demonstrate the value of our content to advertisers and advertising agencies or inability to measure the value of our content in a manner which advertisers and advertising agencies find useful;

•        inability to increase advertiser demand and/or inventory;

•        inability to help advertisers effectively target ads;

•        inability to improve our analytics and measurement solutions that demonstrate the value of our content;

•        the impact of new technologies that could block or obscure the display of or targeting of our content;

•        decreases in the cost per ad engagement;

•        loss of advertising market share to our competitors;

•        need to enter into revenue sharing arrangements or other partnerships with third parties;

•        adverse legal developments relating to advertising or measurement tools related to the effectiveness of advertising, including legislative and regulatory developments impacting branded content, labeling of advertising, privacy and consent requirements related to sharing of personal information and/or litigation related to any of the foregoing;

•        adverse media reports or other negative publicity involving us or the digital media industry as a whole;

•        changes in the way our ad products are priced;

•        bad debts related to trade credit extended to certain advertisers;

•        the possibility of contractual disputes between advertisers and us;

•        cancellation of certain pre-paid branded advertising orders; and

•        the impact of macroeconomic conditions and conditions in the advertising industry in general.

If our relationship with any advertising partners terminates for any reason, or if the commercial terms of our relationships are changed or do not continue to be renewed on favorable terms, we would need to qualify new advertising partners, which could negatively impact our revenues, at least in the short term.

Our user numbers and engagement with our digital media brands and content are critical to our success.

If we fail to increase our user numbers, or if user engagement or ad engagement declines, our revenue, business and operating results may be harmed. Our financial performance has been and will continue to be significantly determined by our success in increasing user numbers and the overall level of engagement with our content as well as increasing the number and quality of ad engagements. We anticipate that our user growth rate will eventually slow over time as the number of our users increases within an audience or geographical segment or content vertical. To the extent our growth rate slows, our success will become increasingly dependent on our ability to expand our content verticals and audience base as well as to increase levels of ad engagement and monetization on our media brands. If people do not perceive our content to be useful, reliable and entertaining, we may not be able to attract users or increase the frequency of engagement on our digital media brands and the ads that we display. There is no guarantee that we will not experience a similar erosion of our engagement levels as our user growth rate slows.

Further, maintaining and enhancing our digital media brands is an important aspect of our efforts to attract and expand our audience. Maintaining and enhancing our digital media brands will depend largely on our ability to continue to provide high-quality, entertaining, useful, reliable, relevant and innovative content, which we may not do successfully. We may introduce new content, products or terms of service or policies that our users or advertisers do not like, which may negatively affect our brand. We will also continue to experience media, legislative, and regulatory scrutiny of our content, which may adversely affect our reputation and brands. Maintaining and enhancing our digital media brands may require us to make substantial investments and these investments may not be successful. A number of additional factors could potentially negatively affect our user growth and engagement, including if:

•        users engage with other platforms or content as an alternative to ours;

•        we are unable to convince potential new users of the value, usefulness and relevance of our content;

•        there is a decrease in the perceived quality of our content;

•        our competitors incorporate features into their products or services that are substantially similar to ours or improve upon such features;

•        we fail to introduce new and improved content or services or if we introduce new or improved content or services that are not favorably received or that negatively affect numbers of users and engagement;

•        our users believe that their experience is diminished as a result of the decisions we make with respect to the frequency, relevance and prominence of ads that we display;

•        changes in the third-party platforms and search engines on which we rely to deliver a majority of our users;

•        technical or other problems prevent us from delivering our content or services in a rapid and reliable manner or otherwise affect the experience of our users;

•        we experience service outages, data protection and security issues;

•        our trademarks are exploited by others without permission;

•        our users are unable to locate content that is interesting, relevant, reliable, high quality, or trustworthy to them, or otherwise find our content offensive, inappropriate or otherwise objectionable;

•        there are adverse changes in our content or services that are mandated by, or that we elect to make to address, legislation, regulatory constraints or litigation, including settlements or consent decrees;

•        we fail to keep pace with evolving digital media market and industry trends; or

•        we do not maintain our brand image, or our reputation is damaged.

Additionally, we are exposed to media coverage in Japan, Taiwan and the East and Southeast Asia region. Negative publicity about our company, including about our content quality and reliability, changes to our content and services, privacy and security practices, labor relations, litigation, regulatory activity, and user experience with our content and services, even if inaccurate, could adversely affect our reputation and the confidence in and the use of our content and services. Such negative publicity could also have an adverse effect on the number, engagement and loyalty of our users and result in decreased revenue, which would adversely affect our business and operating results. If we are unable to increase our users or engagement, or if they decline, this could result in our content or services being less attractive to potential new users, as well as advertisers, which would have a material and adverse impact on our business, financial condition and operating results. Additionally, if we fail to successfully promote and maintain our brands or if we incur excessive expenses in this effort, our business and financial results may be adversely affected.

The market for digital advertising for brands is continuously and rapidly evolving. If this market develops more slowly or differently than we expect, or we fail to respond successfully to changes in the market, our business, growth prospects and financial condition could be adversely affected.

Our growth strategy is based on key assumptions regarding industry trends. For example, among others, our strategy is based on our expectations that:

•        digital advertising spend by advertising clients will continue to rise in the East and Southeast Asia region;

•        currently fragmented digital media and advertising ecosystems in the East and Southeast Asia region are ripe for consolidation;

•        advertising clients are moving away from brand advertising based on exposures and are seeking performance advertising that deliver actual purchases, primarily based on return on advertising spend;

•        digital advertising is shifting from display advertising to content marketing;

•        retail media will continue to rise to prominence in the digital media and advertising industry; and

•        developments in data analytics and advertising technology, including the recent advancements in AI technologies, will take on more importance in the digital media and advertising industry.

In addition, changes in user and consumer behavior pose a number of challenges that could adversely affect our revenues and competitive position. For example, among others:

•        we may be unable to develop new digital content and services that consumers find engaging and that achieve a high level of market acceptance;

•        we may introduce new content or services, or make changes to existing content and services, which are not favorably received by our users;

•        there may be changes in sentiment of our users about the quality, usefulness or relevance of our existing content or concerns related to privacy, security or other factors;

•        failure to successfully manage changes implemented by social media platforms, search engines, or news aggregators, including those affecting how our content is prioritized, displayed and monetized, could affect our business; and

•        our audience may increasingly use technology (such as incognito browsing) that decreases our ability to obtain a complete view of the behavior of users that engage with our content.

Our industry and business are subject to rapid and continuous changes in industry trends and technology, evolving client needs and the frequent introduction by our competitors of new and enhanced offerings. Our future success will depend on our ability to continuously enhance and improve our offerings to meet client needs, build our brand, scale our technology capabilities, add functionality to and improve the performance of our advertising and marketing solutions, while addressing technological and industry advancements. If we are unable to enhance our solutions to meet market demand in a timely manner, we may not be able to maintain our existing clients or attract new clients, and our solutions may become less competitive or obsolete. Our investments in data analytics and technologies are inherently risky and may not be successful. These investments may adversely impact our operating results in the near term and there can be no assurance as to our ability to use new and existing technologies to distinguish our content and services from those of our competitors and develop in a timely manner compelling new content and services that respond to changing industry trends and evolving client needs. Addressing recent industry trends, in particular the rise of retail media and performance advertising, presents new challenges for us, and we are investing substantial resources to evolve and adapt our businesses, pricing and organization to capture opportunities presented by such new trends in our industry. Addressing such challenges will also necessitate investing in new partnerships and advertising channels where we do not have a long or established track record of competing successfully. If we are not successful in developing and expanding our products and solutions that respond to industry trends and meet our client needs, our business, financial condition and prospects may be adversely affected.

If we are unable to compete effectively with our competitors for users and advertising spend, our business and operating results could be harmed.

Competition for users and engagement with our content, products and services is intense. We compete against many companies to attract and engage users, including companies that have greater financial resources and potentially larger user bases, and companies that offer a variety of competing Internet and mobile device-based content, products and services. Our competitors may acquire and engage users at the expense of the growth or engagement of our users, which would negatively affect our business. We believe that our ability to compete effectively for users depends upon many factors both within and beyond our control, including:

•        the popularity, usefulness and reliability of our content compared to that of our competitors;

•        the timing and market acceptance of our content;

•        the continued expansion and adoption of our content;

•        our ability, and the ability of our competitors, to develop new content and enhancements to existing content;

•        our ability, and the ability of our competitors, to attract, develop and retain influencers and creative talent;

•        the frequency, relative prominence and appeal of the advertising displayed by us or our competitors;

•        changes mandated by, or that we elect to make to address, legislation, regulatory constraints or litigation, including settlements and consent decrees, some of which may have a disproportionate impact on us;

•        our ability to attract, retain and motivate talented employees;

•        the costs of developing and procuring new content, relative to those of our competitors;

•        acquisitions or consolidation within our industry, which may result in more formidable competitors; and

•        our reputation and brand strength relative to our competitors.

We also face significant competition for advertiser spend. We compete against online and mobile businesses and traditional media outlets, such as television, radio and print, for advertising budgets. In determining whether to buy advertising, our advertisers will consider the demand for our content, demographics of our users, advertising rates, results observed by advertisers, and alternative advertising options. The increasing number of digital media options available, through social networking tools and news aggregation websites, has expanded consumer choice significantly, resulting in user/audience fragmentation and increased competition for advertising. In addition, some of our larger digital media competitors have substantially broader content, product or service offerings and leverage their relationships based on other products or services to gain additional share of advertising budgets. We will need to continue to innovate and improve the monetization capabilities of our media and branded content, technology and digital studio business in order to remain competitive. We believe that our ability to compete effectively for advertiser spend depends upon many factors both within and beyond our control, including:

•        the size and composition of our user/audience base relative to those of our competitors;

•        our ad targeting capabilities, and those of our competitors;

•        our ability, and the ability of our competitors, to adapt our model to the increasing power and significance of influencers to the advertising community;

•        the timing and market acceptance of our advertising content and advertising products, and those of our competitors;

•        our marketing and selling efforts, and those of our competitors;

•        the pricing for our advertising products and services relative to those of our competitors;

•        the return our advertisers receive from our advertising products and services, and those of our competitors; and

•        our reputation and the strength of our brand relative to our competitors.

If we are unable to compete effectively for users or advertiser spend for any reason, including those listed above, our business, financial condition, and operating results may be materially and adversely affected.

Changes to our existing content and services could fail to attract users and advertisers or fail to generate revenue.

We may introduce significant changes to our existing content. The success of our new content depends substantially on consumer tastes and preferences that change in often unpredictable ways. If this new content fails to engage users and advertisers, we may fail to generate sufficient revenue or operating profit to justify our investments, and our business and operating results could be adversely affected. In addition, we have launched and expect to continue to launch strategic initiatives, which do not directly generate revenue but which we believe will enhance our attractiveness to users and advertisers. In the future, we may invest in new content, products, services and initiatives to generate revenue, but there is no guarantee these approaches will be successful or that the costs associated with these efforts will not exceed the revenue generated. If our strategic initiatives do not enhance our ability to monetize our existing content or enable us to develop new approaches to monetization, we may not be able to maintain or grow our revenue or recover any associated development costs and our operating results could be adversely affected.

If we fail to effectively manage our growth, our business and operating results could be harmed.

The growth and expansion of our business creates significant challenges for our management, and for our operational and financial resources. We intend to continue to make substantial investments to expand our operations, engineering, content development, sales and marketing, and general and administrative organizations. We face significant competition for employees from other companies and we may not be able to hire new employees quickly enough to meet our needs. Providing our content, services and features to our users and advertisers is costly and we expect our expenses to continue to increase in the future as we broaden our geographic and audience reach and as we develop and implement new features and services that require more infrastructure. Historically, our costs increased in proportion to our revenue as we grew our business. However, as we continue to expand the business, we will need to invest in our operating expenses, such as our research and development expenses and sales and marketing expenses in order to keep pace with the growth of our business. We expect to continue to invest in our infrastructure in order to enable us to provide our digital media content and related advertising technology and data analytics services rapidly and reliably to our clients in Japan and Taiwan as well as in new markets in the East and Southeast Asia region, including in countries where we do not expect significant near-term monetization. Continued growth could also strain our ability to develop and improve our operational, financial, legal and management controls, and enhance our reporting systems and procedures. In addition, some members of our management team have limited experience managing a large cross-border business operation and may not be able to manage growth effectively. Our expenses may grow faster than our revenue, and our expenses may be greater than we anticipate. As our organization continues to grow, and we may be required to implement more complex organizational management structures, we may find it increasingly difficult to maintain certain benefits of our corporate culture, including our ability to quickly develop and launch new and innovative content, services and features. This could negatively affect our business performance.

TNL and Mediagene merged in May 2023 to form TNL Mediagene. We may not be able to successfully integrate the two businesses and may continue to incur significant costs to integrate with and support Mediagene. We also may not realize the anticipated benefits of the merger because of difficulties related to the integration, the achievement of such synergies, and other challenges faced by TNL Mediagene.

TNL merged with the Japanese digital media and e-commerce company Mediagene in May 2023 to form TNL Mediagene. Since the merger, we have been integrating TNL and Mediagene’s operations into a combined TNL Mediagene group. Integration of TNL and Mediagene has and will continue to incur significant costs relating to organization restructuring, facility consolidation activities and other costs, which we believe are necessary to realize the anticipated cost synergies of the merger. Among other risks, we may incur significant or unanticipated expenses or debt with integration of the legacy business, operations and activities of Mediagene prior to the merger and TNL. No assurances of the timing or amount of synergies able to be captured, or the timing or amount of costs necessary to achieve those synergies, can be provided. The amount and timing of any such costs could materially adversely affect the TNL Mediagene business, financial condition and results of operations.

Prior to the merger, Mediagene and TNL operated independently and primarily created and published content and other various creative assets in Japanese and Chinese, respectively, and after the merger, much of daily operations continue to take place in Japanese for former Mediagene digital media brands and other assets and Chinese for former TNL digital media brands and other assets. There can be no assurances that the combined businesses will allow for the maintenance and/or achievement of any portion of the anticipated financial or other benefits. Integrating the operations of the two firms has involved and is expected to continue to involve translation of these assets and inter-office communications into Japanese or Chinese, as the case may be, which may incur significant and ongoing costs. Furthermore, the needs and expectations of advertising clients typically differ between Japan and Taiwan, and we may not be able to address these needs satisfactorily as a combined entity.

See “— Acquisitions and investments could disrupt our business and harm our financial condition and operating results” for discussion on additional risks. If we are unable to successfully integrate the TNL and Mediagene businesses, the anticipated benefits of the merger may not be realized fully, if at all, or may take longer than expected to realize. Our integration effort could result in a loss of key TNL or Mediagene employees, loss of customers, disruption of either or both of TNL’s or Mediagene’s ongoing businesses or unexpected issues, higher than expected costs and an overall post-completion process that takes longer than originally anticipated. Specifically, the following issues, among others, must be addressed in integrating the TNL and Mediagene businesses in order to realize the anticipated benefits of the merger:

•        Maintaining existing agreements with customers, distributors, providers, talent and vendors and avoiding delays in entering into new agreements with prospective customers, distributors, providers, talent and vendors;

•        Integrating the businesses’ administrative, accounting and information technology infrastructure;

•        Integrating employees and attracting and retaining key personnel, including talent;

•        Managing the expanded operations of a significantly larger and more complex company;

•        Resolving potential unknown liabilities, adverse consequences and unforeseen increased expenses associated with the merger

Even if the TNL and Mediagene businesses are integrated successfully, the full benefits of the merger may not be achieved within the anticipated time frame or at all. Further, following the merger, our future success depends, in part, upon our ability to manage this expanded business, which could pose substantial challenges for management, including challenges related to the management and monitoring of new complex operations and associated increased costs. All of these factors could materially adversely affect the price of the TNL Mediagene Ordinary Shares, our business, financial condition, results of operations or cash flows.

Acquisitions and investments could disrupt our business and harm our financial condition and operating results.

Our success will depend, in part, on our ability to expand and grow our business in response to changing technologies, user and advertiser demands, and competitive pressures. Our growth strategy depends in part on the acquisition of complementary digital media brands and technology businesses. The identification of suitable acquisition candidates can be difficult, time-consuming and costly, and we may not be able to successfully complete identified acquisitions. Additionally, the integration of acquisitions requires significant time and resources, and we may not manage these processes successfully. We cannot assure you that these investments will be successful. If we fail to successfully integrate the companies we acquire, we may not realize the benefits expected from the transaction and our business may be harmed.

The risks we face in connection with acquisitions include:

•        diversion of management time and focus from operating our business to addressing acquisition integration challenges;

•        coordination of functions;

•        retention of key employees from the acquired company;

•        cultural challenges associated with integrating employees from the acquired company into our organization;

•        integration of the acquired company’s accounting, management information, human resources and other administrative systems and processes;

•        the need to implement or improve controls, procedures and policies at a business that may have lacked effective controls, procedures and policies prior to the acquisition;

•        liability for activities of the acquired company before the acquisition, including intellectual property infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities;

•        unanticipated write-offs or charges; and

•        litigation or other claims in connection with the acquired company, including claims from terminated employees, former stockholders or other third parties.

Further, in connection with such acquisitions and strategic initiatives, we may incur significant or unanticipated expenses, fail to realize anticipated benefits and synergies, have difficulty incorporating an acquired or new line of business, disrupt relationships with current and new employees, clients and vendors, incur significant debt, or be compelled to delay or not proceed with announced transactions or initiatives. Additionally, local governmental regulatory agencies or international regulators may impose restrictions on the operation of our businesses as a result of our seeking regulatory approvals for any significant acquisitions and strategic initiatives or may dissuade us from pursuing certain transactions. The occurrence of any of these events could have an adverse effect on our business, results of operations or financial condition.

Future acquisitions could also result in dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities, amortization expenses, incremental operating expenses or the impairment of goodwill, any of which could harm our financial condition or operating results.

Our international operations are subject to increased challenges and risks.

We provide media content and services in various jurisdictions around the Asia-Pacific and Oceania regions, including Japan, Taiwan, Hong Kong, Thailand and Australia, as well as the United States. Our content is available in multiple languages, including Japanese, Chinese and English. Our business and the conduct of our operations internationally requires considerable management attention and resources and is subject to the particular challenges of supporting a growing business in an environment of multiple languages, cultures, customs, legal and regulatory systems, alternative dispute systems and commercial markets. Operating internationally subjects us to new risks and may increase risks that we currently face, including risks associated with:

•        recruiting, integrating and retaining talented and capable employees in multiple jurisdictions and maintaining our company culture across all of our offices;

•        providing our content and operating across a significant distance, in different languages and among different cultures, including the potential need to modify our products, content and services to ensure that they are culturally relevant in different countries;

•        increased competition from local media companies and mobile apps which have expanded and may continue to expand their geographic footprint;

•        differing and potentially lower levels of user growth, user engagement and ad engagement in new and emerging geographic territories;

•        compliance with applicable local laws and regulations, including laws and regulations with respect to privacy, consumer protection and media freedom;

•        operating in jurisdictions that do not protect intellectual property rights to the same extent as the United States;

•        compliance with anti-bribery laws;

•        currency exchange rate fluctuations;

•        foreign exchange controls that might require significant lead time in setting up operations in certain geographic territories and might prevent us from repatriating cash;

•        potential double taxation of our international earnings and potentially adverse tax consequences due to changes in the tax laws of the jurisdictions in which we operate; and

•        higher costs of doing business internationally, including increased accounting, travel, infrastructure and legal compliance costs.

If we are unable to manage the complexity of our international operations successfully, our business, financial condition and operating results could be adversely affected.

Our financial results from period to period have fluctuated in the past and will fluctuate in the future.

We have a limited operating history as a combined TNL Mediagene group since the merger of TNL and Mediagene in May 2023, which makes it difficult to forecast our future results. As a result, we cannot rely upon our past financial results as indicators of future performance. We are subject to the same risks and uncertainties frequently encountered by companies in rapidly evolving markets. Our financial results in any given quarter can be influenced by numerous factors, many of which we are unable to predict or are outside of our control, including:

•        our ability to maintain and grow users and engagement;

•        changes made to the social media and other platforms that are important channels of distribution for our content, or changes in the patterns of use of those channels by users;

•        our ability to attract and retain advertising clients in a particular period;

•        seasonal fluctuations, as our revenue is typically highest in the fourth quarter of the year due to strong advertising spending and e-commerce spending during this quarter;

•        the number of ads shown to our users;

•        the pricing of our advertising, technology and agency products;

•        the diversification and growth of revenue sources beyond and among our media and branded content, technology and digital studio business units;

•        the development and introduction of new content, products or services by us or our competitors;

•        increases in marketing, sales, and other operating expenses that we may incur to grow and expand our operations and to remain competitive;

•        our ability to maintain gross margins and operating margins; and

•        system failures or breaches of security or privacy.

TNL Mediagene’s ability to continue as a going concern depends in part on improving its operating and financing conditions.

TNL Mediagene has incurred recurring losses from operations, negative working capital, and net operating cash outflow to date. TNL Mediagene’s unaudited interim condensed consolidated financial statements for the six months ended June 30, 2023 and June 30, 2024 and audited consolidated financial statements for the fiscal years ended December 31, 2022 and 2023 include disclosure regarding substantial doubt about its ability to realize its assets and discharge its liabilities in the normal course of business, and to continue as a going concern. TNL Mediagene’s financial statements were prepared assuming that it will continue as a going concern. The going concern basis of the presentation assumes that TNL Mediagene will continue in operation for the foreseeable future and that a material uncertainty exists that TNL Mediagene may be able to realize its assets and satisfy its liabilities in the normal course of business. Future reports on TNL Mediagene’s financial statements may include an explanatory paragraph with respect to its ability to continue as a going concern.

TNL Mediagene’s ability to continue as a going concern is dependent, in part, on its ability to improve its operating conditions and raise additional capital through equity offerings or debt financings. TNL Mediagene’s business plans consider, among others, cost management, the issuance of promissory notes and renewal of its loan facilities with the financial institutions. In November and December 2024, TNL Mediagene raised additional capital of approximately $4.3 million through issuance of the November PIPE Convertible Notes and approximately $4.2 million through issuance of the Initial Note under the 3i Note SPA. In addition, in December 2024, we have secured additional bank loan facilities and borrowed NT$ 114,000,000 ($3,513,097) under such loan facilities. Although TNL Mediagene’s management intends to continue to pursue these plans, there can be no assurance that TNL Mediagene will be successful in securing additional revenue, managing its costs or obtaining sufficient funding on terms acceptable to it to fund continuing operations. If TNL Mediagene cannot continue as a going concern, it may have to liquidate its assets and may receive less than the value at which those assets are carried on its financial statements, and it is likely that TNL Mediagene’s shareholders may lose some or all of their investment in TNL Mediagene.

The loss of key personnel, or our failure to attract and retain other highly qualified personnel in the future, could harm our business.

We currently depend upon the continued services and performance of our key personnel, most importantly Joey (Tzu-Wei) Chung, Motoko Imada, Mario (Shih-Fan) Yang and Hiroto Kobayashi. Although we expect to enter into employment and non-competition agreements with our key personnel in the future, their employment with us is at-will, and we expect their employment will remain at-will following the Merger. In addition, a significant portion of our media and branded content is custom-made for our business by our personnel. The loss of key personnel, including members of management as well as key engineering, video, editorial, and sales personnel, could disrupt our operations and have an adverse effect on our business. As we continue to grow, we cannot guarantee we will continue to attract the personnel we need to maintain our competitive position. For example, as a public company, we will need to attract and retain personnel to perform additional functions characteristic of a public company. As we mature, the incentives to attract, retain, and motivate employees provided by our equity awards or by future arrangements, may not be as effective as in the past. If we do not succeed in effectively attracting, hiring and integrating new talented personnel, or retaining and motivating existing personnel, our employee morale, productivity and retention could suffer, and our business and operating results could be adversely affected. In addition, from time to time, there may be changes in our senior management team that may be disruptive to our business. If our senior management team, including any new hires that we may make, fails to work together effectively and to execute our plans and strategies on a timely basis, our business could be harmed.

We are exposed to fluctuations in currency exchange rates.

We transact business globally in multiple currencies and have foreign currency risks related to our revenue, costs of revenue and operating expenses, all of which are currently denominated primarily in the Japanese yen and the New Taiwan Dollar. In addition, a portion of our costs and expenses have been, and we anticipate will continue to be, denominated in foreign currencies, including the Japanese yen and the New Taiwan Dollar. Moreover, while we undertake limited hedging activities intended to offset the impact of currency translation exposure, it is impossible to predict or eliminate such impact. As a result, our operating results may be harmed.

Risks Related to TNL Mediagene’s Technology, Security and Privacy

Unless the context otherwise requires, throughout this subsection, references to “we,” “us,” and “our” refer to TNL Mediagene as a combined company and together as a group with its subsidiaries.

Our ability to attract and retain advertising clients depends on our ability to collect and use data and develop tools to enable us to effectively deliver and accurately measure advertisements on our platform.

Most advertisers rely on tools that measure the effectiveness of their ad campaigns in order to allocate their advertising spend among various formats and platforms. If we are unable to measure the effectiveness of advertising using our integrated marketing and ad deployment services or we are unable to convince advertisers that our services should be part of a larger advertising budget, our ability to increase the demand and pricing of our advertising products and maintain or scale our revenue may be limited. Our tools may be less developed than those of other platforms with which we compete for advertising spend. Therefore, our ability to develop and offer tools that accurately measure the effectiveness of a campaign using our services is critical to our ability to attract new advertising clients and retain, and increase spend from, our existing advertising clients.

We are continually developing and improving these tools and such efforts have and are likely to continue to require significant time and resources and additional investment, and in some cases, we have relied on and may in the future rely on third parties to provide data and technology needed to provide certain measurement data to our advertising clients. If we cannot continue to develop and improve our advertising tools in a timely fashion, those tools are not reliable, or the measurement results are inconsistent with advertiser goals, our advertising revenue could be adversely affected. Many existing advertiser tools that measure the effectiveness of advertising do not account for the role of marketing early in a user’s decision-making process, which is the part of the decision-making process targeted by our content marketing and retail media services. Instead, these tools measure the last ad or content that was exposed to the user that receives credit for influencing a user’s purchase or action. As a result, we may not be able to demonstrate and measure for our advertising clients the value of engaging with a user during the early intent phase.

In addition, web and mobile browser developers, such as Apple, Microsoft or Google, have implemented and may continue to implement changes, including requiring additional user permissions, in their browser or device operating system that impair our ability to measure and improve the effectiveness of advertising using our services. Such changes include limiting the use of first-party and third-party cookies and related tracking technologies, such as mobile advertising identifiers, and other changes that limit our ability to collect information that allows us to attribute user actions on advertisers’ websites to the effectiveness of promotional campaigns run on our platform. For example, Apple launched its Intelligent Tracking Prevention (“ITP”) feature in its Safari browser. ITP blocks some or all third-party cookies by default on mobile and desktop and ITP has become increasingly restrictive over time. Apple’s related Privacy-Preserving Ad Click attribution (PPAC), intended to preserve some of the functionality lost with ITP, would limit cross-site and cross-device attribution, prevent measurement outside a narrowly defined attribution window, and prevent ad retargeting and optimization. Similarly, Google announced that it plans to stop supporting third-party cookies in its Google Chrome browser. Further, Apple implemented certain changes, including introducing an AppTracking Transparency framework that limits the ability of mobile applications to request an iOS device’s advertising identifier and affects our ability to track user actions off of our digital media brands and connect their interactions with advertising and content marketing on our digital media brands.

All these restrictions described above make it more difficult for us to provide the most relevant ads to our users, measure the effectiveness of, and to retarget and optimize, marketing on our digital media brands. This may result in advertisers spending less or not at all, on our advertising services and favoring larger platforms like Facebook and Google that have more capabilities to help advertisers measure their conversions. Developers may release additional technology that further inhibits our ability to collect data that allows us to measure the effectiveness of marketing on our digital media brands. Any other restriction, whether by law, regulation, policy (including third-party policies) or otherwise, on our ability to collect and share data which our advertising clients find useful, our ability to use or benefit from tracking and measurement technologies, including cookies and tracking pixels, or that further reduce our ability to measure the effectiveness of advertising on our digital media brands would impede our ability to attract, grow and retain advertising clients. Advertisers, retailers, and other parties who provide data that helps us deliver personalized, relevant advertising may restrict or stop sharing this data. If they stop sharing this data with us, it may not be possible for us to collect this data within our digital media brands or from another source. We rely heavily on our ability to collect and share data and metrics for our advertising clients to help new and existing advertising clients understand the performance of advertising campaigns. If advertisers do not perceive our metrics to be accurate representations of our user base and user engagement, or if we discover inaccuracies in our metrics, they may be less willing to allocate their budgets or resources to our services, which could have a material and adverse effect on our business, reputation and operating results.

If our security measures are breached, or users and advertisers, clients and other partners believe our security measures have been breached, our sites may be perceived as not being secure, users and advertisers may stop viewing our content or using our services, and our business and operating results could be harmed.

Our efforts to protect our internal data or the information that users and advertisers, clients and other partners have shared with us may be unsuccessful due to the actions of third parties, software bugs or other technical malfunctions, cyberattacks, employee error or malfeasance, hacking, ransomware, viruses or other factors. In addition, third parties may attempt to induce our employees, users, advertisers, clients or vendors to disclose information to gain access to our data, advertisers’ data or the data of the users of our digital media brands and e-commerce platforms. Further, because the login credentials or passwords employed by users to access our digital media brands and e-commerce platforms, where applicable, may be similar to or the same as the ones that they use in connection with other platforms or websites, a breach in the security of those platforms or websites can allow third parties to gain unauthorized access to users’ accounts on our digital media brands. If any of the events described above occur, our information or users’, advertisers’, clients’ or other partners’ information could be accessed or disclosed improperly. If a third party gains unauthorized access to our systems, they may, among other things, post malicious spam and other content on our digital media brands using a user’s, advertisers’, client’s, or partner’s account, that could negatively affect our products and our business.

Some third parties, including advertisers, clients and vendors, may store information that we share with them on their networks. If these third parties fail to implement adequate data-security practices or fail to comply with our terms and policies, users’ data may be improperly accessed, used or disclosed. Even if these third parties take all the necessary precautions, their networks may still suffer a breach, which could compromise the data we share with them.

Any incidents where users’, advertisers’, clients’, partners’ or our information is accessed without authorization or is improperly used, or incidents that violate our privacy policy, terms of service or other policies, or the perception that an incident has occurred, could damage our brand and reputation, adversely impact our competitive position and result in significant costs. We may need to notify government authorities or affected users regarding security incidents, and government authorities or affected users, creators, publishers or advertisers could initiate legal or regulatory action against us over those incidents, which could cause us to incur significant expense and liability or result in orders or consent decrees forcing us to modify our business practices. Maintaining the trust of users, advertisers, clients and partners is important to sustain user growth, retention and engagement, and we may incur significant costs in an effort to detect and prevent any security incidents. Concerns over our information security or data privacy practices, whether actual or unfounded, could subject us to negative publicity and damage our brand and reputation and deter users, advertisers, clients and partners from viewing our digital media brands’ sites or doing business with us. Any of these occurrences could have a material and adverse effect on our business, reputation, and operating results.

Failure to comply with laws and regulations with respect to privacy, data protection and consumer marketing practices, could adversely affect our business.

Our business involves collecting and processing certain types of our users’ personal data, including those provided by third-party platforms, including, but not limited to, full name, birth date, address, phone number, email address, age and GPS location as well as technical identifying data including, but not limited to, IP address, device, browser and operating system IDs, activity logs, usage and preference information, and user-generated content. As such, our business is subject to various laws and regulations of local jurisdictions in which we operate, including Japan and Taiwan, which govern the collection and processing (including the use, retention and sharing) and security of the data we receive from and about individuals. Failure to protect confidential data, provide individuals with adequate notice of our privacy policies or obtain required valid consent, for example, could subject us to liabilities imposed by these jurisdictions. Existing privacy-related laws and regulations are evolving and subject to potentially differing interpretations, and various legislative and regulatory bodies, may expand current or enact new laws regarding privacy and data protection.

According to the Japanese Act on the Protection of Personal Information, our Japanese subsidiaries are required to, among other restrictions and requirements, notify data subjects of the specified purpose of use for which their personal information is being processed and shall not use such data beyond the specified purpose of use or disclose it to any third party without the data subject’s consent, subject to various exceptions or additional restrictions in accordance with circumstances. In addition, our Japanese subsidiaries are required to give data subjects the opportunity to correct their personal information if the legal elements for such correction requests are satisfied, among various other legal rights granted to data subjects. In the event of a violation of the restrictions or requirements of the Japanese Act on the Protection of Personal Information, our Japanese subsidiaries may be subject to an order or administrative guidance issued by the Japanese regulatory authority, the Personal Information Protection Commission, and in the event of violation of such an order or administrative guidance, may be subject to a fine of up to JPY 100,000,000. Separately, in the event of a violation of the restrictions or requirements of the Japanese Act on the Protection of Personal Information, our Japanese subsidiaries may become liable for damages caused to customers or suffer a loss of reputation, which could have a material adverse effect on our business, results of operations or financial condition.

According to the Taiwan Personal Data Protection Act, our Taiwan subsidiaries are required to conduct due notification procedures for the collection of customers’ personal data. Data subjects’ consents are required for the collection, processing, and use of their personal information, subject to various exceptions or additional restrictions in accordance with circumstances. Our Taiwan subsidiaries shall not use such personal data beyond the specific purposes notified to the data subjects, unless otherwise agreed by the data subjects or permitted under the laws and regulations. In addition, our Taiwan subsidiaries are required to give data subjects the right to access their personal data, request a copy of their personal data, supplement or correct their personal data, demand the cessation of the collection, processing or use of their personal data, and/or request a deletion of their personal data. Additionally, our Taiwan subsidiaries shall implement proper security measures to prevent the personal data from being stolen, altered, damaged, destroyed or disclosed. In the event of violation of restrictions or requirements under the Taiwan Personal Data Protection Act, our Taiwan subsidiaries may be subject to criminal liabilities and an administrative fine up to NTD 15,000,000 per violation depending on the violating scenario and be liable for the damages caused to our users. Our Taiwan subsidiaries may also be liable for the damages and losses arising from any injury caused by any unlawful collection, processing or use of personal data, or other infringement on the rights of data subjects resulting from the violation of the Taiwan Personal Data Protection Act, which could have a material adverse effect on our business, results of operations or financial condition.

Existing and newly adopted laws and regulations with respect to privacy and the collection and use of personal data and information, as well as consumer marketing practices (or new interpretations of such existing laws and regulations) have imposed and may continue to impose obligations that may affect our business, require us to incur increased compliance costs and cause us to further adjust our advertising or marketing practices. Any failure, or perceived failure, by us or the third parties upon which we rely to comply with the laws and regulations relating to privacy, data protection, or consumer marketing practices that govern our business operations, as well as any failure, or perceived failure, by us or the third parties upon which we rely to comply with our own posted policies relating to such matters, could result in claims against us by governmental entities or others, negative publicity and a loss of confidence in us by our users and advertisers. Each of these potential consequences could adversely affect our business, results of operations or financial condition.

Our business may be adversely affected by the development, use, and potential misuse of generative AI in the digital media ecosystem.

The emergence of generative AI tools presents new challenges for our business. Just as the Internet and smartphone technologies transformed the media and advertising industries, generative AI tools have the potential to significantly change the digital media ecosystem in ways that are difficult to predict. Our success as an end-to-end digital media solutions provider depends on our ability to maintain the high quality of our digital media content that we create or acquire and monetize our original and acquired content. We presently maintain this high-quality standard by employing human writers and editors rather than generative AI tools. Though we believe that generative AI tools are not presently capable of producing output that meets our users’ standards or our clients’ demands, generative AI tools may in the future increase in capability and their output may reach similar quality as human produced content, competing directly with our human-produced content at scale with a potentially lower cost. Even in the event that the content generated by generative AI tools does not reach a level of quality that is comparable with human work, the preferences of our clients and users may shift to place greater value on the price and convenience of content than they do on its source, quality, or reliability. If our clients and users begin to consume content created by generative AI tools rather than our human produced content, our user numbers and traffic may decrease in size and our perceived value as a provider of digital media solutions may decrease, with a corresponding negative effect on our business and our ability to effectively compete in the digital media solutions market.

The potential misuse of generative AI tools may also lead to undermining the value of our content, both in the context of unauthorized use of our content in training of new AI models as well as copycat output produced by generative AI tools. AI tools trained without authorization on our content could, for example, be used by third parties to produce copycat AI content that resembles, and competes for attention with, the content of our digital media brands. Such copycat output might also contain inaccurate or even libelous statements that are falsely attributed to us, causing damage to our reputation. Because AI is an emerging technology, there is not a mature body of law regarding the appropriateness of AI models’ uses of third-party data and content, which may impair the value of our original and acquired content. The realization of any of these risks could have a material and adverse effect on our business, financial condition and results of operations.

The use of AI tools in our business may cause us brand or reputational harm, competitive harm, or legal liability.

We currently provide AI-powered data analytics services and advertising technology solutions to our advertising clients and employ AI translation to create multilingual versions of some of our user-facing media content. As with many innovations, AI presents risks that could affect our ability to successfully incorporate AI in our business. For example, our AI algorithms used in data analytics and advertising technology products and services may be flawed and not achieve sufficient levels of accuracy or contain biased information, which may cause reputational harm. Thus, as AI evolves, we may need to focus resources on the development (including, the creation of proprietary data sets and machine learning models), testing and maintenance of our products and services to help ensure the accuracy of any AI outputs with respect thereto. Such efforts with respect to the development and maintenance of AI may also increase the cost profile of our offerings due to the nature of the computing costs involved in such systems. In addition, our competitors or other third parties may incorporate AI solutions into their products and services more quickly or more successfully than us, and their AI solutions may achieve higher market acceptance than ours, which may result in us losing market share and failing to recoup our investments in AI-powered applications. Our ability to employ AI, or the ability of our competitors to do so better, may impair our ability to compete effectively, result in reputational harm and have a material adverse impact on our operating results.

The use and development of AI tools is also an area of developing laws, rules, and regulations, which may pose compliance, liability, ethical or other risks to our business, and may require us to develop additional AI-specific governance programs. We may not be able to generate intellectual property revenue in connection with the use of our content by third parties to develop AI technologies. In addition, several jurisdictions around the globe have proposed or enacted laws restricting the use of AI on privacy and other grounds. For example, European regulators have proposed a stringent AI regulation, and we expect other jurisdictions will adopt similar laws. In particular, privacy laws in certain countries extend rights to consumers (such as the right to delete certain personal data) and regulate automated decision making, which might be incompatible with our use of AI tools. Such obligations, if in the future they are applied in the territories where we operate, may make it harder for us to conduct our business using AI, lead to regulatory fines or penalties, require us to change our business practices, retrain our AI tools, or prevent or limit our use of AI. The realization of any of these risks could have a material and adverse effect on our business, financial condition and results of operations.

Risks Related to TNL Mediagene’s Reliance on Third Parties

Unless the context otherwise requires, throughout this subsection, references to “we,” “us,” and “our” refer to TNL Mediagene as a group with its subsidiaries.

We derive a significant portion of our users from third-party platforms and online search engines. Changes to the standard terms, conditions and policies of these providers that link to, have distributed or may distribute our content, such as Google Search and Google Discover, could adversely affect our business.

We depend on third-party platform providers to provide access to our content. A significant portion of our users engage with our content through third-party platform providers rather than directly on our websites, most prominently, Google Search and Google Discover, which collectively accounted for an average of 56.7% of our total traffic in the six months ended June 30, 2024, as well as Facebook, Instagram, YouTube and X. These platforms serve as significant channels of online distribution and are critical to accessing our content. If these platform providers deny access to our content, modify their current discovery mechanisms or algorithms, develop their own competitive offerings, or impose fees for access to and use of their platforms, our business could be negatively affected. We are also subject to the standard terms, conditions and practices of these platform providers, which govern the promotion, distribution, operation and use of our content. Platform providers have broad discretion to change their standard terms and conditions and have the right to prohibit us from distributing content on their platforms if we are perceived to violate those standard terms and conditions. In addition, platform providers can change their policies or interpretations of their standard terms and conditions. Our business could suffer materially if platform providers change their standard terms and conditions, interpretations or other policies and practices in a way that is detrimental to us or if platform providers determine that we are in violation of their standard terms and conditions and prohibit us from distributing our content on their platforms. Moreover, if we are unable to maintain a good relationship with these platform providers, our business and operating results could be adversely affected. Our business could also be harmed if these platforms change their terms and conditions relating to how their users share information on or through their platforms or across other platforms, which could impact our number of users and engagement.

We also depend on internet search engines, such as Google and Yahoo! JAPAN, to direct a significant amount of traffic to our platform. Our ability to maintain and increase the number of users directed to our platform from search engines is not within our control. Search engines, such as Google and Yahoo! Japan, have and may continue to modify their search algorithms (including what content they index and the format in which content is indexed) and policies or enforce those policies in ways that are detrimental to us, that we are not able to predict or without prior notice. When that occurs, we have in the past and expect to experience in the future, declines or de-indexing in the organic search ranking of certain search results or negatively impacted by the format in which our search results appear, leading to a decrease in traffic to our digital media brands and existing user retention and engagement. We have experienced declines in traffic and user growth as a result of these changes in the past, and anticipate fluctuations as a result of such actions in the future. For example, our health-oriented digital media brand, MYLOHAS, which operated its website from 2006 and was rebranded as ROOMIE KITCHEN in June 2022, experienced a dramatic decrease in website traffic due to a Google search algorithm update in October 2019. Prior to this change, MYLOHAS was recording approximately 22 million monthly pageviews. However, following the algorithm adjustment, website traffic declined to approximately 3 million monthly pageviews. Our ability to appeal these actions is limited, and we may not be able to revise our search engine optimization (“SEO”) strategies to recover the loss in traffic or users resulting from such actions. In addition, changes in policies or their enforcement may not apply in the same manner to our competitors, or our competitors’ SEO strategies to retain and attract users may be more successful than ours. Further, some of these search engines are owned by companies that compete with various aspects of our business. The realization of any of these risks could have a material and adverse effect on our business, financial condition and results of operations.

Our business relies on certain trademarks, copyrights and other intellectual property rights that are licensed from third-party licensors. We do not control these rights and any loss of our rights to them could materially adversely affect our business.

Our digital media brands, especially those in Japan, rely on licenses to be able to use certain media trademarks, copyrights and other intellectual property rights to a number of our websites, including Gizmodo Japan, Business Insider Japan, Lifehacker Japan and Digiday Japan (such licenses, “Third-party Licenses”). We do not own the intellectual property that underlies the Third-party Licenses. Our rights to use the intellectual property underlying the Third-party Licenses are subject to the continuation of and compliance with the terms of the Third-party Licenses, and we do not always control the prosecution, maintenance or filing of the intellectual property underlying the Third-party Licenses. Enforcement of our rights under the Third-party Licenses is often subject to the control or cooperation of our licensors and/or interpretation of the license agreements underlying the Third-party Licenses. We cannot be certain that we will have control of the enforcement of these intellectual property rights against third parties. Legal action could be initiated against the owners of the intellectual property of the Third-party Licenses. Even if we are not a party to these legal actions, an adverse outcome could harm our business because it might prevent our licensors from continuing to license the Third-party Licenses that we may need to operate our business.

In addition, the Third-party Licenses contain provisions that allow the licensors to terminate the Third-party Licenses upon specific conditions, including breach or insolvency. Our rights under the Third-party Licenses are subject to our continued compliance with the terms of the Third-party Licenses, including the payment of license fees. There have been cases in the past in which the media businesses of our licensors, including those trademarks, copyrights and other intellectual property rights under the Third-party Licenses, have been transferred to other companies, and there is a possibility that our licensors are acquired by other companies in the future. If these new licensors decide not to renew the Third-party Licenses, demand an unsustainable license fee as a condition of renewal, or are purchased by another entity with the intention of operating the digital media brands and associated trademarks, copyrights and intellectual property rights under the Third-party Licenses on its own, we will no longer be able to use the Third-party Licenses, and will accordingly lose the ability to operate some or all of the digital media brands and associated trademarks, copyrights and intellectual property rights. If this occurs, our business, revenue, operating results, or financial condition could be materially and adversely affected.

Use of third-party content creators, social media influencers and user-generated content may materially and adversely affect our reputation.

We engage third-party journalists, writers and content creators (the “Third-Party Creatives”) to assist in producing content for some of our digital media and branded content and advertising projects, including articles, advertorials, photos and videos. Content created by Third-Party Creatives typically represents between 50 and 80 percent of the content on our digital media brands. Our editorial team conducts reviews and collects feedback from our advertising clients and partners to assess the quality of work performed by these third-party content creators. In addition, certain of our digital media brands, including iCook, rely extensively on content generated by users. On these user-content websites, the proportion of content created by third-party content creators is as high as 95 percent. Because we do not generally have exclusive or long-term contractual relationships with the Third-Party Creatives or our users, however, in most cases we cannot guarantee that any particular Third Party Creative or user will continue to produce content for us in the future, nor can we typically prevent Third Party Creatives or users from republishing their content elsewhere, competing with our digital media brands, or from creating and distributing negative commentary regarding us or our products and services in a way that reflects poorly on our brand and may be attributed to us or otherwise adversely affect us. Occurrence of any such events could materially and adversely affect our reputation, business, financial conditions, and results of operations.

In addition, we maintain relationships with and monetize content created by many third-party social media influencers. Negative commentary regarding us, our products and services or influencers, and other third parties who are affiliated with us may also be posted on social media platforms and may be adverse to our values, reputation or business. Influencers with whom we maintain relationships could engage in behavior or use their platforms to communicate directly with our users in a manner that reflects poorly on our brand and may be attributed to us or otherwise adversely affect us. It is not possible to prevent such behavior, and the precautions we take to detect and distance ourselves from this activity may not be effective in all cases. Our target audience often values readily available information and could act on such information without further investigation and without regard to its accuracy. Whether the information is accurate or not, the harm may be immediate, without affording us an opportunity for redress or correction. Further, such behavior by an influencer may result in our being unable or unwilling to continue current advertising project or other activities, and use and monetize our library of paid or sponsored, branded, editorial or original content featuring such influencer, which could have a negative impact on our revenues.

Our business and operating results may be harmed by a disruption in our products and services.

Service delays, outages or disruptions, or the loss or compromise of data, could result from a variety of causes, including infrastructure changes, human or software errors, hardware failure, capacity constraints due to an overwhelming number of people accessing our products and services simultaneously, computer viruses, denial of service, fraud or security attacks. In addition, our operations are susceptible to outages and interruptions due to fire, flood, earthquake, tsunami, other natural disasters, power loss, equipment or telecommunications failures, cyber-attacks, terrorist attacks, political or social unrest, and other events over which we have little or no control. We do not have multiple site capacity for all of our services and some of our systems are not fully redundant in the event of delays or disruptions to service, so some data or systems may not be fully recoverable after such events, although we have implemented a limited disaster recovery program which does not allow us to serve network traffic from back-up data center services. An unexpected disruption of services provided by the data centers that serve our products and services could hamper our ability to handle existing or increased traffic, result in the loss of data or cause our digital media brands and services to become unavailable, which could have a material adverse effect on our reputation, business, financial condition and results of operations.

We depend on Amazon Web Services (“AWS”) for the vast majority of our compute, storage, data transfer and other services. Any disruption of, degradation in or interference with our use of AWS could negatively affect our operations and harm our business, revenue and financial results.

AWS provides the cloud computing infrastructure we use to host the websites of our digital media brands and many of the internal tools we use to operate our business. We have a long-term commitment with AWS. Under the agreement with AWS, in return for negotiated concessions, we currently are required to maintain a substantial majority of our monthly usage of certain compute, storage, data transfer and other services on AWS. This agreement is terminable only under certain conditions, including by either party following the other party’s material breach, which may be the result of circumstances that are beyond our control. A material breach of this agreement by us, or early termination of the agreement, could carry substantial penalties, including liquidated damages. If AWS increases pricing terms, terminates or seeks to terminate our contractual relationship, establishes more favorable relationships with our competitors, or changes or interprets its terms of service or policies in a manner that is unfavorable, those actions could have a material adverse effect on our business, financial condition and results of operations.

Any significant disruption of, limitation of our access to or other interference with our use of AWS would negatively impact our operations and our business could be harmed. In addition, any transition of the cloud services currently provided by AWS to another cloud services provider would be difficult to implement and would cause us to incur significant time and expense and could disrupt or degrade our ability to deliver our products and services. The level of service provided by AWS could affect the availability or speed of our services. If users, advertisers, clients or other partners are not able to access our service or platform or encounter difficulties in doing so, we may lose users, advertisers, clients or other partners and could suffer a material adverse effect on our reputation, business, financial condition and results of operations.

Our advertising technology and data analytics services relies on open source and third-party AI software, which may pose particular risks to our proprietary advertising technology and data analytics products and services in a manner that could have a negative effect on our business.

We extensively use open source and third-party software, including programming languages such as PHP, JavaScript, Python, Go and Ruby; frameworks like Laravel, Vue, React, Ruby on Rails, Next.js, Bootstrap and Tailwind CSS; operating systems including Rocky Linux, Ubuntu and Debian, databases such as MariaDB, PostgreSQL, Redis, MongoDB and Elasticsearch, and platforms like WordPress and Grafana in our various advertising technology and data analytics products and services. In particular, we license the “jooi” AI product by 91App, which we use within our Ad2 ad network to enhance advertisement delivery and provide audience insights, and may use other third-party or open-source AI software in the future. The software licenses attached to these software products may subject us to certain unfavorable conditions. For example, open-source licensors generally do not provide warranties or other contractual protections regarding infringement claims or the quality of the code. In addition, open source licenses may include requirements that we offer our products that incorporate the open source software for no cost, that we make publicly available the source code for any modifications or derivative works we create based upon, incorporating or using the open source software, or that we license such modifications or derivative works under the terms of the particular open source license. If an author or other third-party that distributes software that we use or license were to allege that we had not complied with the conditions of the applicable license, we could be required to incur significant legal expenses defending against such allegations and could be subject to significant damages, enjoined from offering our products that contained the software, required to release proprietary source code, required to obtain licenses from third parties or otherwise required to comply with the unfavorable conditions unless and until we can re-engineer the product so that it complies with the license or does not incorporate the licensed software. Any of the foregoing could disrupt our ability to offer our products and have a material adverse effect on our reputation, business, financial condition and results of operations.

Our user growth, engagement, and monetization depend upon effective operation within and compatibility with operating systems, networks, devices, web browsers and standards, including mobile operating systems, streaming tools, networks and standards that we do not control.

We make our content available across a variety of operating systems and through websites. We are dependent on the compatibility of our content with popular devices, streaming tools, desktop and mobile operating systems and web browsers that we do not control, such as iOS, Android, Mac OS, Windows, Chrome, Edge and Firefox. Any changes in such systems, devices or web browsers that degrade the functionality of our content, limit our ability to measure the effect of our advertisements and branded content, or give preferential treatment to competitive content could adversely affect usage of our content. In recent years, web browser makers have rolled out and could in future again roll out updates that limit the effectiveness of cross-site tracking techniques we rely on to collect advertising data about readers of our content. For example, Apple, Google, and other major companies have introduced technology to their products that limit the use of third-party cookies, which many advertisers relied on to track the behavior of their users. Future updates could affect the technologies we use for user data collection as well, requiring us to invest resources to work around such restrictions to continue to collect user data, or prevent us entirely from collecting some or all of the data we currently collect.

A significant majority of our users access our content and services through mobile devices and, as a result, our ability to grow advertising revenue is increasingly dependent on our ability to generate revenue from content viewed and engaged with on mobile devices. A key element of our strategy is focusing on mobile devices, and we expect to continue to devote significant resources to the creation and support of developing new and innovative mobile products and services. We are dependent on the interoperability of our content with popular mobile operating systems, streaming tools, networks and standards that we do not control, such as the iOS and Android operating systems. We may not be successful in maintaining or developing relationships with key participants in the mobile industry or in developing content that operate effectively with these technologies, systems, tools, networks, or standards. Any changes in such systems, or changes in our relationships with mobile operating system partners, handset manufacturers, or mobile carriers, or in their terms of service or policies that reduce or eliminate our ability to distribute our content, impair access to our content by blocking access through mobile devices, make it hard to readily discover, install, update or access our content on mobile devices, give preferential treatment to competitive, or their own, content, limit our ability to measure the effectiveness of advertisements and branded content, or charge fees related to the distribution of our content could adversely affect the consumption and monetization of our content on mobile devices. Additionally, if the number of platforms for which we develop our product expands, it will result in an increase in our operating expenses. In the event that it is more difficult to access our content or use our services, particularly on mobile devices, or if our users choose not to access our content on their mobile devices or choose to use mobile products that do not offer access to our content, or if the preferences of our users require us to increase the number of platforms on which our product is made available to our users, our user growth, engagement, ad targeting and monetization could be harmed and our business and operating results could be adversely affected.

Technologies have been developed that can block the display of our ads.

Technologies have been developed, and will likely continue to be developed, that can block the display of our ads. We generate a substantial portion of our revenue from advertising, and ad blocking technologies may prevent the display of certain of our ads, which could have a material adverse effect on our business, financial condition and operating results. Existing ad blocking technologies that have not been effective on our digital media brands may become effective as we make certain product changes, and new ad blocking technologies may be developed. More users may choose to use products that block or obscure the display of our ads if we are unable to successfully balance the amount of non-promotional content and paid advertisements, or if users’ attitudes toward advertisements become more negative. Further, regardless of their effectiveness, ad blockers may generate concern regarding the health of the digital advertising industry, which could reduce the value of digital advertising and have a material adverse effect on our business, financial condition and operating results.

Our business depends on continued and unimpeded access to our content and services on the Internet. If we or those who engage with our brands or content experience disruptions in Internet service or if Internet service providers are able to block, degrade or charge for access to our content and services, we could incur additional expenses and the loss of users and advertisers.

We depend on the ability of our users and advertisers to access the Internet. Currently, this access is provided by companies that have significant market power in the broadband and Internet access marketplace, including incumbent telephone companies, cable companies, mobile communications companies, government-owned service providers, device manufacturers and operating system providers, any of whom could take actions that degrade, disrupt or increase the cost of access by our users to our content, products or services, which would, in turn, negatively impact our business. The adoption of any laws or regulations that adversely affect the growth, popularity or use of the Internet, including laws or practices limiting Internet neutrality, could decrease the demand for, or the usage of, our content, products and services, increase our cost of doing business and adversely affect our operating results. We also rely on other companies to maintain reliable network systems that provide adequate speed, data capacity and security to us and our users. As the Internet continues to experience growth in the level of traffic, frequency of engagement, and amount of data transmitted, the Internet infrastructure that we and our users rely on may be unable to support the demands placed upon it. Failures of the Internet infrastructure that we or our users rely on, even for a short period of time, could undermine our operations and harm our operating results.

Risks Related to TNL Mediagene’s Legal and Regulatory Environments

Unless the context otherwise requires, throughout this subsection, references to “we,” “us,” and “our” refer to TNL Mediagene as a group with its subsidiaries.

Our business is subject to complex and evolving laws and regulations of the jurisdictions in which we operate, primarily Japan and Taiwan. These laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to our business practices, monetary penalties, temporary or permanent restraining orders and injunctions, increased cost of operations or declines in user growth and engagement with our brands and content, or otherwise harm our business.

We are subject to a variety of laws and regulations in the jurisdictions in which we operate, primarily Japan and Taiwan, that involve matters central to our business, including privacy, rights of publicity, data protection, content regulation, intellectual property (copyright, trade secret, trademark and patent), libel and defamation, labor and employment, competition, protection of minors, consumer protection and taxation. Many of these laws and regulations are subject to constant legislative or administrative review and modification. Additionally, many of these laws and regulations are still being tested in courts and could be interpreted or applied in ways that could harm our business, particularly in the rapidly evolving industry in which we operate. The introduction of new products or services may subject us to additional laws and regulations. In addition, foreign data protection, privacy, libel and defamation, consumer protection, content regulation and other laws and regulations are often more restrictive than those in the United States. A number of proposals are pending before such foreign legislative and regulatory bodies that could significantly affect our business.

Our Japanese subsidiaries are, as companies involved in the advertising business, subject to the Japanese Act Against Unjustifiable Premiums and Misleading Representations, which prohibits certain misleading advertisements and customer giveaway campaigns; the Act on Securing Quality, Efficacy, and Safety of Products Including Pharmaceuticals and Medical Devices, which regulates marketing and advertisements of pharmaceuticals and medical devices; due to their use of outsourced content, the Act Against Delay in Payment of Subcontract Proceeds, Etc. to Subcontractors; and as platform and crowdfunding businesses, subject to applicable provisions of the Act on Specified Commercial Transactions, which, among other things, regulates and prohibits certain commercial and consumer transactions and sales practices. Our Japanese subsidiaries additionally have elected to abide by the self-regulatory Code of Ethics for Internet Advertising and Posting Standards Guidelines promulgated by the Japan Interactive Advertising Association. If our Japanese subsidiaries are perceived to or are found to violate these regulations and guidelines, our reputation may be harmed, we may be subject to legal or regulatory actions, and our business, operating and financial results could be adversely affected.

Our Taiwan subsidiaries are, as companies involved in the online media business, subject to the Civil Code of Taiwan and court precedents, which require media operators to establish a reasonable investigation mechanism for the news, articles, and information they publish; the Copyright Act of Taiwan, which requires them to respect the copyrights of authors; as companies involved in the marketing and advertising businesses, subject to the Fair Trade Act of Taiwan and the Consumer Protection Act of Taiwan, which prohibit false, untrue, and misleading advertisements; as companies involved in the e-commerce business, subject to the Consumer Protection Act of Taiwan and the regulations promulgated thereunder, which require them to comply with certain mandatory and prohibited clauses in their terms and conditions and provide a performance guarantee for the amount received from consumers; the Third-Party Payment Enterprise Anti-Money Laundering Regulations of Taiwan, which require third-party payment service providers to implement anti-money laundering procedures and conduct know-your-client procedures on certain clients; relevant administrative guidance published by relevant authorities from time to time, which require e-commerce operators to assist vendors selling products on their platforms to comply with such guidance. Additionally, our Taiwan subsidiaries must handle consumers’ personal data in accordance with the Personal Data Protection Act of Taiwan, which regulates the collection, processing, and use of personal data. If our Taiwanese subsidiaries are perceived to or are found to violate these laws, regulations and/or guidelines, our reputation may be harmed, we may be subject to legal or regulatory actions, and our business, operating, and financial results could be adversely affected.

Further, new laws and regulations, changes in existing laws and regulations or the interpretation of them, our introduction of new content, features and services, or an extension of our business into new areas, could increase our future compliance costs, make our content, features and services less attractive to our users or advertisers, or cause us to change or limit our business practices. We may incur substantial expenses to comply with laws and regulations or defend against a claim that we have not complied with them. Further, any failure on our part to comply with any relevant laws or regulations may subject us to significant civil or criminal liabilities, penalties and negative publicity.

Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our content, services and brand.

Our trade secrets, trademarks, copyrights, patents and other intellectual property rights are important assets for us. We rely on, and expect to continue to rely on, trademark, trade dress, domain name, copyright, trade secret and patent laws, as well as a combination of work for hire, assignment, license and confidentiality agreements with our employees, consultants and third parties with whom we have relationships to protect our brand and other intellectual property rights. However, we cannot guarantee that we have entered into such agreements with each party that has or may have had access to our trade secrets or proprietary information and, even if entered into, these agreements may be breached or may otherwise fail to prevent disclosure, third-party infringement or misappropriation of our proprietary information, may be limited as to their term and may not provide an adequate remedy in the event of unauthorized disclosure or use of proprietary information, thus resulting in the impairment or destruction of the value of our intellectual property. Moreover, various other events outside of our control pose a threat to our intellectual property rights. For example, we may fail to obtain effective intellectual property protection, or effective intellectual property protection may not be available in every country in which our content and brands are utilized in commerce. Also, the efforts we have taken to protect our intellectual property rights may not be sufficient or effective, and any of our intellectual property rights may be challenged, which could result in them being narrowed in scope or declared invalid or unenforceable. There can be no assurance our intellectual property rights, or efforts to protect the same, will be sufficient to protect against others offering products or content that are substantially similar to ours and compete with our business.

We have registered, and are pursuing registration of, trademarks and domain names in Japan and Taiwan and in certain jurisdictions in which we operate. Effective protection of trademarks and domain names is expensive and difficult to maintain, both in terms of application and registration costs as well as the costs of defending and enforcing those rights. We may be required to protect our rights in an increasing number of countries, a process that is expensive and may not be successful. Furthermore, regulations governing domain names may not protect our trademarks and other proprietary rights that may be displayed on or in conjunction with our websites and other marketing media. We may also be unable to prevent third parties from acquiring or retaining domain names that are similar to, infringe upon, or diminish the value of our respective trademarks and other proprietary rights.

We may be unable to obtain patent or trademark protection for our technologies and brands, and our existing trademarks, and any patents or trademarks that may be issued in the future, may not provide us with competitive advantages or distinguish our products and content from those of our competitors. In addition, any patents and trademarks may be contested, circumvented, or found unenforceable or invalid, and we may not be able to prevent third parties from infringing, diluting or otherwise violating them.

Significant impairments of our intellectual property rights, and limitations on our ability to assert our intellectual property rights against others, could harm our business and our ability to compete.

We may become party to intellectual property rights claims that are expensive and time consuming to defend, and, if resolved adversely, could have a significant impact on our business, financial condition or operating results.

From time to time we receive claims from third parties that allege that we have infringed, diluted, misappropriated or otherwise violated their intellectual property rights. Further, from time to time we may introduce new products and services, including in areas where we currently do not operate, which could increase our exposure to patent and other intellectual property claims from competitors and non-practicing entities. In addition, some of our agreements with advertisers, platform partners, data partners, and licensees require us to indemnify them for certain intellectual property claims against them, which could require us to incur considerable costs in defending such claims, and may require us to pay significant damages in the event of an adverse ruling. Advertisers and platform partners may also discontinue use of our products and services as a result of injunctions or otherwise, which could result in loss of revenue and adversely impact our business.

From time to time, we may be subject to legal proceedings, regulatory disputes, and governmental investigations that could cause us to incur significant expenses, divert our management’s attention, and materially harm our business, financial condition, and operating results.

From time to time, we may be subject to claims, lawsuits (including class actions), government investigations, arbitrations and other proceedings involving competition and antitrust, intellectual property (including copyright, trademark, trade secret and patent), privacy, defamation, libel and slander, consumer protection, securities, tax, labor and employment, commercial disputes, and other matters that could adversely affect our business operations and financial condition. We have faced and will continue to face claims relating to our content that is published or made available through our websites or through third-party platforms or services. In particular, the nature of our business exposes us to claims related to defamation, intellectual property rights (including copyright, trademark, trade secret and patent), rights of publicity and privacy and regulations of relevant authorities, including the Agency for Cultural Affairs of Japan, the Japan Patent Office and the Personal Information Protection Commission of Japan as well as the Consumer Protection Committee of Taiwan, the Fair Trade Commission of Taiwan, the Intellectual Property Office of Taiwan, the Ministry of Justice of Taiwan, and the Personal Data Protection Commission to be established by August 11, 2025. The outcome of any legal proceeding, regardless of its merits, is inherently uncertain. Pending or future legal proceedings could result in a diversion of management’s attention and resources and reputational harm, and we may be required to incur significant expenses defending against these claims or pursuing claims against third parties to protect our rights. If we do not prevail in litigation, we could incur substantial liabilities. We may also determine in certain instances that a settlement may be a more cost-effective and efficient resolution for a dispute.

Where risk of loss is probable and we can make a reasonable estimate of the liability relating to pending litigation, we record a related liability. As additional information becomes available, we assess the potential liability and revise estimates as appropriate. However, because of uncertainties relating to litigation, the amount of our estimates could be wrong as determining reserves for pending legal proceedings is a complex, fact-intensive process that is subject to judgment calls. The results of legal and regulatory proceedings cannot be predicted with certainty. There can be no assurance that our expectations will prove correct, and even if these matters are resolved in our favor or without significant cash settlements, these matters, and the time and resources necessary to litigate or resolve them, could harm our business. If we incur costs or liability as a result of these events occurring, our business, financial condition and operating results could be adversely affected. Liability may also impact our insurance premiums as well as our ability to obtain or maintain insurance coverage. Further, any adverse determination related to legal proceedings or a settlement agreement could require us to change our technology or our business practices in costly ways, prevent us from offering certain products or services, require us to pay monetary damages, fines, or penalties, or require us to enter into royalty or licensing arrangements, and could adversely affect our operating results and cash flows, harm our reputation, or otherwise negatively impact our business.

Failure to comply with laws relating to employment could subject us to penalties and other adverse consequences.

We are subject to various employment-related laws in the jurisdictions in which our employees are based. We face risks if we fail to comply with applicable domestic wage laws, or wage laws applicable to our employees internationally. Any violation of applicable wage laws or other labor- or employment-related laws could result in complaints by current or former employees, adverse media coverage, investigations and damages or penalties which could have a materially adverse effect on our reputation, business, prospects, financial condition and results of operations. In addition, responding to any such proceeding may result in a significant diversion of management’s attention and resources, significant defense costs and other professional fees.

Our management has limited experience in operating a public company. We will incur significantly increased costs and devote substantial management time as a result of operating as a public company.

Our management has limited experience in the management of a publicly traded company. The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of Nasdaq, and other applicable securities rules and regulations impose various requirements on public companies. Our management and other personnel are not experienced in managing a public company and will be required to devote a substantial amount of time to compliance with these requirements. Compliance with these requirements will increase legal and financial compliance costs and make some activities more time consuming and costly. We may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. We cannot predict or estimate the amount of additional costs it may incur in the future as a result of being a public company or the timing of such costs. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business, financial condition and results of operations.

In addition, changing laws, regulations, and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs, and making some activities more time consuming. We will continue to invest resources to comply with evolving laws, regulations, and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities.

As a result of disclosure of information as a public company, our business and financial condition will become more visible, which may result in threatened or actual litigation, including by competitors and other third parties. If the claims are successful, our business, financial condition and results of operations could be adversely affected, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of management and adversely affect our business, financial condition and results of operations. These factors could also make it more difficult for us to attract and retain qualified colleagues, executive officers, and members of our board of directors.

Because we are incorporated under the laws of the Cayman Islands and our executive offices are located in Japan and Taiwan, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands and its executive offices are located in Japan and Taiwan. As a result, it may be difficult for investors to effect service of process within the United States on us, our executive officers and directors, or enforce judgments obtained in the United States courts against us, or our executive officers and directors.

Our corporate affairs are governed by our amended and restated memorandum and articles of association, the Cayman Companies Law and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not clearly established as they would be under from statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States. In addition, shareholders of Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.

We have been advised by Walkers (Hong Kong) (“Walkers”) that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against it judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against it predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, shareholders of TNL Mediagene may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

We currently report our financial results, including the financial results of Mediagene prior to our merger, under IFRS, which differs in certain significant respect from U.S. GAAP.

We report our financial statements under IFRS. There are and there may in the future be certain significant differences between IFRS and U.S. GAAP. As a result, our financial information and reported earnings for historical or future periods could be significantly different if they were prepared in accordance with U.S. GAAP. In addition, we do not intend to provide a reconciliation between IFRS and U.S. GAAP unless it is required under applicable law. As a result, you may not be able to meaningfully compare our financial statements under IFRS with those companies that prepare financial statements under U.S. GAAP.

Risks Related to TNL Mediagene Doing Business in Japan and Taiwan

Unless the context otherwise requires, throughout this subsection, references to “we,” “us,” and “our” refer to TNL Mediagene as a group with its subsidiaries.

Any lack of requisite approvals, licenses, permits or filings or failure to comply with any requirements of Japanese and Taiwanese laws, regulations and policies may materially and adversely affect our daily operations.

In accordance with relevant Japanese and Taiwanese laws and regulations, our subsidiaries are required to maintain various approvals, licenses, permits and filings to operate our business, including but not limited to business registration, tax registration and those with respect to environmental protection and fire safety inspection. The obtaining of these approvals, licenses, permits and filings are subject to satisfactory compliance with, among other things, the applicable laws and regulations of relevant jurisdictions. If our subsidiaries are unable to obtain any of such licenses and permits or extend or renew any of their subsidiaries’ current licenses or permits upon their expirations, or if our subsidiaries are required to incur significant additional costs to obtain or renew these licenses, permits and approvals, our daily operations in Japan and Taiwan could be materially and adversely affected.

We face economic and political risks associated with doing business in Taiwan, particularly due to the geopolitical tension between Taiwan and mainland China that could negatively affect our business and hence the value of your investment.

Currently, a significant portion of our operations and market is located in Taiwan. Accordingly, our business, financial condition and results of operations and the market price of our securities may be affected by changes in governmental policies, taxation, growth rate, inflation rate or interest rates and by social instability and diplomatic and social developments in or affecting Taiwan. In particular, there is sustained tension between mainland China and Taiwan relating to the unique legal and geopolitical status of Taiwan and its internal political affairs. In the past incidents and political developments related to the interactions between mainland China and Taiwan have on occasion negatively affected the business operations of Taiwanese companies and the overall Taiwanese economic environment. In addition, we own and operate several digital media brands which have reported and provided commentary on topics related to Taiwanese politics and other matters implicating cross-strait relations between mainland China and Taiwan. Future further escalation of the tensions between mainland China and Taiwan could lead to the imposition of sanctions, bans or tariffs on exports or even military conflict. Any conflict which threatens the military, political or economic stability in Taiwan could have a material adverse effect on our current or future business and financial conditions and results of operations.

Our Japanese and Taiwanese subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may restrict our ability to satisfy our liquidity requirements.

As an exempted company with limited liability incorporated under the laws of the Cayman Islands structured as a holding company, we may need dividends and other distributions on equity from our Japanese and Taiwanese subsidiaries to satisfy our liquidity requirements.

The ability of our Japanese subsidiaries to make any payments to us depends on their earnings, the terms of their indebtedness, including the terms of any credit facilities and statutory cap on the amount of dividends. Japanese corporate law caps the amount of dividends that our Japanese subsidiaries may distribute at a set “distributable amount”, calculated on the basis of their “other capital surplus” and “other retained earnings” and certain adjustments.

Current Taiwanese regulations permit our Taiwanese subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, which shall first make up previous losses and set aside at least 10% of their accumulated profits each year. These reserves are not distributable as cash dividends unless specific criteria are satisfied. Furthermore, if our Taiwanese subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. Any limitation on the ability of our Taiwanese subsidiaries to distribute dividends or to make payments to us may restrict our ability to satisfy our liquidity requirements. In addition, dividend payments by our Taiwanese subsidiaries to us are subject to a Taiwan withholding tax of 21% since January 1, 2018.

As a result of the above restrictions, we may not be able to receive dividends or distributions on equity from our Japanese or Taiwanese subsidiaries when required to meet our obligations. Consequently, any failure to receive dividends or distributions from our Japanese or Taiwanese subsidiaries when needed could have a material adverse effect on our business, results of operations or financial condition.

Our Taiwanese subsidiaries are subject to foreign exchange controls imposed by Taiwanese authorities, which may affect the payment of dividends, repatriation of interest or making other payments to us.

Currently, Taiwan regulates foreign exchange transactions that involve the conversion of the New Taiwan Dollar into foreign currencies. Pursuant to the relevant provisions of the Taiwan Foreign Exchange Control Act, foreign exchange transactions of a value of NTD 500,000 or more must be declared to the Central Bank of Taiwan. Further, companies must submit relevant testimonials to the Central Bank of Taiwan in the following instances, and such remittances shall be subject to the approval of the Central Bank of Taiwan: (i) a single remittance of an amount over USD 1 million; or (ii) when the annual accumulated settlement amount of foreign exchange purchased or sold has exceeded USD 50 million. The government of Taiwan may impose further foreign exchange restrictions in certain emergency situations, where the government experiences extreme difficulty in stabilizing the balance of payments or where there are substantial disturbances in the financial and capital markets in Taiwan. If dividend payments or other payments by our Taiwan subsidiaries and branches to us involve currency conversions from the New Taiwan Dollar to the U.S. Dollar, such conversions would be subject to the foregoing foreign exchange controls imposed by Taiwanese authorities.

Our business is subject to the risks of earthquakes, fire, power outages, floods, outbreaks of infectious diseases and other catastrophic events, and to interruption by man-made problems such as terrorism.

A significant natural disaster, such as an earthquake, fire, flood or significant power outage could have a material adverse impact on our business, operating results, and financial condition. Despite any precautions we may take, the occurrence of a natural disaster or other unanticipated problems in our cloud infrastructure could result in lengthy interruptions in our services. In addition, acts of terrorism and other geo-political unrest could cause disruptions in our business. Japan and Taiwan, where much of our operations are located, are particularly susceptible to natural disasters, including earthquakes, typhoons, flooding and landslides from heavy rain, and volcanic activity. Further, the outbreak or threatened outbreak of any severe communicable disease such as COVID-19, avian influenza or other infectious diseases could disrupt our operations directly, or indirectly, through its effect on the overall business sentiment and environment, particularly if such outbreak is inadequately controlled, all of the aforementioned risks may be further increased if our disaster recovery plans prove to be inadequate. We have implemented a disaster recovery program for a subset of our properties, which allows us to serve static content or switch content delivery networks in the event of a catastrophe. Although the program is functional, our properties will have degraded experiences including a period of time that our products or services, or certain of our products or services, will remain inaccessible or people may experience severe issues accessing our products and services. We do not carry business interruption insurance sufficient to compensate us for the potentially significant losses, including the potential harm to our business that may result from interruptions in our ability to provide our products and services. Any such natural disaster or man-made problem could adversely impact our business, financial condition and operating results.

Risks Related to Ownership of TNL Mediagene’s Securities

Unless the context otherwise requires, throughout this subsection, references to “we,” “us,” and “our” refer to TNL Mediagene as a group with its subsidiaries.

The price of our securities may be volatile, and the value of our securities may decline.

We cannot predict the prices at which our securities will trade. The price of our securities may not bear any relationship to any established criteria of the value of our business and prospects, and the market price of our securities following the Merger may fluctuate substantially and may be lower than the price at which you acquire them. The trading price of our securities could be subject to fluctuations in response to various factors, some of which are beyond our control. These fluctuations could cause you to lose all or part of your investment in our securities as you might be unable to sell these securities at or above the price you paid. Factors that could cause fluctuations in the trading price of our securities include the following:

•        actual or anticipated fluctuations in our financial condition or results of operations;

•        variance in our financial performance from expectations of securities analysts;

•        changes in our projected operating and financial results;

•        changes in laws or regulations applicable to our business;

•        announcements by us or our competitors of significant business developments, acquisitions or new offerings;

•        sales of our securities by us, our shareholders or our warrant holders, as well as the anticipation of lockup releases;

•        significant breaches of, disruptions to or other incidents involving our information technology systems or those of our business partners;

•        our involvement in litigation;

•        conditions or developments affecting the media industry in the jurisdictions in which we operate, including Japan and Taiwan;

•        changes in senior management or key personnel;

•        the trading volume of our securities;

•        changes in the anticipated future size and growth rate of our markets;

•        publication of research reports or news stories about us, our competitors or our industry, or positive or negative recommendations or withdrawal of research coverage by securities analysts;

•        general economic and market conditions; and

•        other events or factors, including those resulting from war, incidents of terrorism, global pandemics or responses to these events.

Sales of a substantial number of our securities in the public market by our existing securityholders could cause the price of TNL Mediagene Ordinary Shares and TNL Mediagene Warrants to fall..

Sales of a substantial number of TNL Mediagene Ordinary Shares and/or TNL Mediagene Warrants in the public market by the existing securityholders, or the perception that those sales might occur, could depress the market price of TNL Mediagene Ordinary Shares and TNL Mediagene Warrants and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of TNL Mediagene Ordinary Shares and TNL Mediagene Warrants.

We may redeem your unexpired public TNL Mediagene Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your TNL Mediagene Warrants worthless.

After the Closing, we will have the ability to redeem outstanding public TNL Mediagene Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of TNL Mediagene Ordinary Shares equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption and there is an effective registration statement covering the issuance of the TNL Mediagene Ordinary Shares issuable upon exercise of the TNL Mediagene Warrants. In addition, after the Closing, we will have the ability to redeem outstanding public TNL Mediagene Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.10 per warrant, provided that the last reported sales price of TNL Mediagene

Ordinary Shares equals or exceeds $10.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption, and, if such last reported price is less than $18.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like), the Blue Ocean Private Placement Warrants held by the Sponsor and Apollo must also be concurrently called for redemption on the same terms as the outstanding public TNL Mediagene Warrants, as described above. Redemption of the outstanding TNL Mediagene Warrants could force you (i) to exercise your TNL Mediagene Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your TNL Mediagene Warrants at the then-current market price when you might otherwise wish to hold your TNL Mediagene Warrants, or (iii) to accept the nominal redemption price, which, at the time the outstanding TNL Mediagene Warrants are called for redemption, is likely to be substantially less than the market value of your TNL Mediagene Warrants.

If we do not meet the expectations of equity research analysts, if they do not publish research reports about our business or if they issue unfavorable commentary or downgrade our securities, the price of our securities could decline.

The trading market for our securities will rely in part on the research reports that equity research analysts publish about us and our business. The analysts’ estimates are based upon their own opinions and are often different from our estimates or expectations. If our results of operations are below the estimates or expectations of equity research analysts and investors, the price of our securities could decline. Moreover, the price of our securities could decline if one or more equity research analysts downgrade our securities or if those analysts issue other unfavorable commentary or cease publishing reports about us or our business.

Our issuance of additional share capital in connection with financings, acquisitions, investments, our equity incentive plans or otherwise will dilute all other shareholders.

We expect to issue additional share capital in the future that will result in dilution to all other shareholders. We expect to grant equity awards to key employees under our equity incentive plans. We may also raise capital through equity financings in the future. As part of our business strategy, we may acquire or make investments in companies, solutions or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional share capital may cause shareholders to experience significant dilution of their ownership interests and the per share value of TNL Mediagene Ordinary Shares to decline.

We do not intend to pay dividends for the foreseeable future, and as a result, your ability to achieve a return on your investment will depend on appreciation in the price of TNL Mediagene Ordinary Shares.

We do not intend to pay any cash dividends in the foreseeable future, and any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, you may need to rely on sales of TNL Mediagene Ordinary Shares after price appreciation, which may never occur, as the only way to realize any future gains on your investment.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting and disclosure requirements applicable to emerging growth companies will make our securities less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. However, the extended transition period under the JOBS Act for complying with new or revised accounting standards is not applicable to us since we report under IFRS.

TNL Mediagene will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the Closing Date, (b) in which TNL Mediagene has total annual gross revenue of at least $1.235 billion, or (c) in which TNL Mediagene is deemed to be a large accelerated filer, which means the market value of TNL Mediagene’s common equity that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which TNL Mediagene has issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

We cannot predict if investors will find our securities less attractive if we choose to rely on these exemptions. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities, and the price of our securities may be more volatile.

We are a foreign private issuer, and as a result, we will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, among others, (1) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act, (2) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time, and (3) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information. In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year, and U.S. domestic issuers that are large accelerated filers are required to file their annual report on Form 10-K within 60 days after the end of each fiscal year. As a result of all of the above, you may not have the same protections afforded to shareholders of a company that is not a foreign private issuer.

As we are a “foreign private issuer” and intend to follow certain home country corporate governance practices, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.

As a foreign private issuer, we have the option to follow certain home country corporate governance practices rather than those of Nasdaq, provided that we disclose the requirements we are not following and describe the home country practices we are following. Among other things, we are not required to have: (i) a majority of the board of directors consisting of independent directors and (ii) regularly scheduled executive sessions with only independent directors each year. We intend to rely on the exemptions listed above. We may in the future elect to follow home country practices with regard to other matters. As a result, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements. See “Management.”

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter, and accordingly, the next determination will be made with respect to us on June 30, 2025. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our directors or executive officers are U.S. citizens or residents, a majority of our assets are located in the U.S., or our business is administered principally in the U.S. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of Nasdaq. If we lose our status as a foreign private issuer, we will incur significant expenses that could have a negative effect on our business, results of operations, financial condition, and liquidity.

Concentration of ownership among TNL Mediagene’s existing executive officers, directors and their affiliates as well as Blue Ocean’s directors and executive officers may prevent new investors from influencing significant corporate decisions.

TNL Mediagene’s directors, executive officers and their affiliates as well as Blue Ocean’s directors and executive officers, as a group beneficially own approximately 39.6% of the aggregate of the outstanding TNL Mediagene Ordinary Shares, giving effect to the issuance of the Earn-Out Shares issuable upon the occurrence of certain milestone events during the period from the closing of the Merger until the twenty-four (24) month anniversary of the Closing. See “Beneficial Ownership of Securities” and “Certain Relationships and Related Party Transactions — Certain Relationships and Related Party Transactions — Blue Ocean — Founder Shares” for more information. As a result, these shareholders will be able to exercise a significant level of control over all matters requiring shareholder approval, including the election of directors, any amendment of the articles of association and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control or changes in management and will make the approval of certain transactions difficult or impossible without the support of these shareholders.

We have identified material weaknesses in our internal control over financial reporting. If our remediation of these material weaknesses is not effective, or if we experience additional material weaknesses or otherwise fail to maintain an effective system of internal controls in the future, we may not be able to report our financial results accurately or file our periodic reports as a public company in a timely manner.

Prior to the Closing of the Merger, we have been a private company with limited accounting personnel to adequately execute its accounting and financial reporting processes and limited supervisory resources with which to address its internal control over financial reporting. Our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting.

In connection with the audit of TNL Mediagene’s consolidated financial statements as of and for the years ended December 31, 2022 and 2023, and preparation of the interim condensed consolidated financial statements as of June 30, 2024 and the six months ended June 30, 2023 and June 30, 2024 we have identified material weaknesses in our internal control over financial reporting, which we plan to further address. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses identified relate to: (i) lack of sufficient accounting personnel with appropriate understanding of IFRS and SEC financial reporting requirements to address complex accounting issues and related disclosures; (ii) lack of formalized financial reporting controls and procedures to address complex/unusual transactions and related accounting issues and to facilitate preparation of consolidated financial statements prepared in accordance with IFRS; and (iii) lack of effective maintenance and controls over certain information technology environments including (a) information technology-related general controls process, (b) segregation of duties in the information technology department and effective control on defining and assigning individual’s rights to access systems, programs or transaction raw data and (c) track records or log on system activities for access to system program and data.

We plan to adopt measures to improve our internal control over financial reporting, including, among others: (i) hiring additional accounting and financial reporting personnel with appropriate knowledge and experience in IFRS and SEC reporting requirements in order to establish period end financial closing policies and procedures for preparation of financial statements in accordance with IFRS; (ii) organizing regular training for our accounting staff, especially training related to IFRS and SEC reporting requirements; (iii) supplementing existing IFRS accounting treatment policies by engaging external accounting experts to implement procedures for dealing with complex or usual transactions or accounting issues; (iv) hiring information technology controls specialists to develop and implement a policy plan for establishing globally necessary and sufficient IT controls, and implement improvements and investments according to the plan; (v) implementing a monitoring and review process for system activities related to access to system programs and data, as well as the assigned rights to individuals; and (vi) developing and delivering training programs to regularly educate employees about the new information technology controls, policies, and procedures. Although we plan to complete this remediation process as quickly as possible, we cannot at this time estimate how long this process will take. We cannot assure you that the measures we have taken to date and may take in the future, will be sufficient to remediate the control deficiencies that led to our material weakness in internal control over financial reporting or that we will prevent or avoid potential future material weaknesses.

If the steps we take do not correct the material weakness in a timely manner, we will be unable to conclude that we maintain effective internal control over financial reporting. Accordingly, there could continue to be a reasonable possibility that a material misstatement of our financial statements would not be prevented or detected on a timely basis.

In addition, our management’s initial certification under Section 404 the Sarbanes-Oxley Act is expected to be required with our annual report on Form 20-F for the year ending December 31, 2025. In support of such certifications, we will be required to document and make significant changes and enhancements, including hiring personnel in necessary functions with relevant experience.

We cannot assure you that the measures we have taken to date, and actions we may take in the future, will be sufficient to remediate the control deficiencies that led to these material weaknesses in our internal control over financial reporting or that they will prevent or avoid potential future material weaknesses. We cannot assure you that all of our existing material weaknesses have been identified, or that we will not in the future identify additional material weaknesses. Furthermore, it is possible that, had our independent registered public accounting firm conducted an audit of our internal control over financial reporting, such firm might have identified additional material weaknesses and deficiencies. If we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

Our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act until the date we are no longer an “emerging growth company” as defined in the JOBS Act. In addition, at such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not able to obtain sufficient appropriate evidence with the level at which our controls are documented, designed or operating. Our remediation efforts may not enable us to avoid material weaknesses in our internal control over financial reporting in the future. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation. As a result, we anticipate investing significant resources to enhance and maintain our financial controls, reporting system and procedures over the coming years.

If we fail to achieve and maintain an effective internal control environment, we may not be able to prepare and disclose, in a timely manner, our financial statements and other required disclosures, or comply with existing or new reporting requirements. Any failure to report our financial results on an accurate and timely basis could result in material misstatements in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our businesses, financial condition, results of operations and prospects, as well as the trading price of our issued equity instruments, including our securities, may be materially and adversely affected.

We do not intend to make any determinations on whether we or our subsidiaries are CFCs for U.S. federal income tax purposes.

We do not intend to make any determinations on whether we or any of our subsidiaries are treated as “controlled foreign corporations” within the meaning of Section 957(a) of the Code (“CFCs”), or whether any U.S. Holder of TNL Mediagene Ordinary Shares is treated as a “United States shareholder” within the meaning of Section 951(b) of the Code with respect to any such CFC. We do not expect to furnish to any U.S. Holder of TNL Mediagene Ordinary Shares information that may be necessary to comply with applicable reporting and tax paying obligations with respect to CFCs. The Internal Revenue Service (the “IRS”) has provided limited guidance regarding the circumstances in which investors may rely on publicly available information to comply with their reporting and taxpaying obligations with respect to CFCs. U.S. Holders of TNL Mediagene Ordinary Shares should consult their tax advisors regarding the potential application of these rules to their particular circumstances.

If we or any of our subsidiaries are characterized as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes, U.S. Holders may suffer adverse U.S. federal income tax consequences.

A non-U.S. corporation generally will be treated as a PFIC for U.S. federal income tax purposes, in any taxable year if either (1) at least 75% of its gross income for such year is passive income or (2) at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce or are held for the production of passive income. Based on the fiscal year 2023 composition of the income, assets and operations of us and our subsidiaries, we do not believe we will be treated as a PFIC for the taxable year that includes the Merger, however there can be no assurances in this regard or any assurances that we will not be treated as a PFIC in any future taxable year. Moreover, the application of the PFIC rules is subject to uncertainty in several respects, and we cannot assure you that the IRS will not take a contrary position or that a court will not sustain such a challenge by the IRS.

Whether we or any of our subsidiaries are a PFIC for any taxable year is a factual determination that depends on, among other things, the composition of our income and assets, our market value and the market value of our subsidiaries’ shares and assets. Changes in the composition of our income or the composition of any of our subsidiaries’ assets may cause us to be or become a PFIC for the current or subsequent taxable years. Whether we are treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty.

If we are a PFIC for any taxable year, a U.S. Holder of our ordinary shares may be subject to adverse tax consequences and may incur certain information reporting obligations. For a further discussion, see “Certain Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Considerations of Ownership and Disposition of TNL Mediagene Ordinary Shares and TNL Mediagene Warrants to U.S. Holders — Passive Foreign Investment Company Rules.” U.S. Holders of our ordinary shares are strongly encouraged to consult their own advisors regarding the potential application of these rules to us and the ownership of our ordinary shares.

We may not be able to comply with the continued listing standards of Nasdaq, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our securities are listed on Nasdaq, but we may be unable to maintain the listing of our securities in the future.

Effective on October 7, 2024, Nasdaq Rule 5815 was amended to provide for the immediate suspension and delisting upon issuance of a delisting determination letter for failure to meet the requirements for initial listing following a business combination. Our securities will face an immediate suspension and delisting action if we receive a delisting determination letter from Nasdaq. In addition, while we may appeal the suspension and delisting, a Nasdaq hearings panel will have no discretion in allowing us to remain listed and may only reverse the Nasdaq’s staff’s determination if it finds it made a factual error applying the Rule. The consequences of a delisting could include:

•        a limited availability of market quotations for our securities;

•        reduced liquidity for our securities;

•        a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•        a limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” If our securities were not listed on Nasdaq, such securities would not qualify as covered securities and we would be subject to regulation in each state in which we offer our securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding TNL Mediagene’s future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements include, without limitation, TNL Mediagene’s expectations concerning the outlook for the Company’s business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations of the Company.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:

•        TNL Mediagene derives a significant portion of its revenue from its relationships with the businesses to whom it provides digital media content and related advertising technology and data analytics services, including advertising and consumer data-related services, marketing services and other services;

•        the market for digital advertising for brands is continuously and rapidly evolving. If this market develops more slowly or differently than TNL Mediagene expects, or it fails to respond successfully to changes in the market, TNL Mediagene’s business, growth prospects and financial condition could be adversely affected;

•        changes to TNL Mediagene’s existing content and services could fail to attract users and advertisers or fail to generate revenue;

•        TNL Mediagene may not be able to successfully integrate the TNL and the Mediagene businesses and may continue to incur significant costs to integrate with and support Mediagene. TNL Mediagene also may not realize the anticipated benefits of the merger because of difficulties related to the integration, the achievement of such synergies, and other challenges faced by TNL Mediagene;

•        the loss of key personnel, or TNL Mediagene’s failure to attract and retain other highly qualified personnel in the future, could harm its business;

•        failure to comply with laws and regulations with respect to privacy, data protection and consumer marketing practices could adversely affect TNL Mediagene’s business;

•        the use of AI tools in TNL Mediagene’s business may cause brand or reputational harm, competitive harm, or legal liability;

•        TNL Mediagene’s business relies on certain trademarks, copyrights and other intellectual property rights that are licensed from third-party licensors. TNL Mediagene does not control these rights and any loss of its rights to the third-party licensors could materially adversely affect TNL Mediagene’s business;

•        use of third-party content creators and social media influencers may materially and adversely affect TNL Mediagene’s reputation;

•        TNL Mediagene depends on AWS for the vast majority of its compute, storage, data transfer and other services. Any disruption of, degradation in or interference with TNL Mediagene’s use of AWS could negatively affect its operations and harm its business, revenue and financial results;

•        TNL Mediagene’s business is subject to complex and evolving laws and regulations of the jurisdictions in which it operates, primarily Japan and Taiwan. These laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to TNL Mediagene’s business practices, monetary penalties, temporary or permanent restraining orders and injunctions, increased cost of operations or declines in user growth and engagement with TNL Mediagene’s brands and content, or otherwise harm its business;

•        TNL Mediagene has incurred significant transaction and transition costs in connection with the Merger;

•        the other matters described in “Risk Factors” beginning on page 8 may adversely affect TNL Mediagene’s operations or otherwise harm its business.

TNL Mediagene cautions you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus. TNL Mediagene does not undertake any obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs. In the event that any forward-looking statement is updated, no inference should be made that TNL Mediagene will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear in TNL Mediagene’s public filings with the SEC, which are or will be (as appropriate) accessible at www.sec.gov, and which you are advised to consult. For additional information, please see “Where You Can Find More Information” on page 154.

Market, ranking and industry data used throughout this prospectus, including statements regarding market size, are based on the good faith estimates of TNL Mediagene’s management, which in turn are based upon TNL Mediagene’s management’s review of internal surveys, independent industry surveys and publications, including reports by Google Analytics, Semrush Holdings Inc., Statista GmbH, the U.S. Census Bureau and Pew Research Center and other third-party research and publicly available information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While TNL Mediagene is not aware of any misstatements regarding the industry data presented herein, its estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” and “TNL Mediagene’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus.

USE OF PROCEEDS

All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

We will receive up to an aggregate of approximately $33,442,541 from the exercise of all 2,908,047 TNL Mediagene Warrants being offered in this prospectus, resulting in the issuance of 2,908,047 TNL Mediagene Ordinary Shares, assuming the exercise in full of all such TNL Mediagene Warrants in cash. The net proceeds of the exercise of these warrants are expected to be used for general corporate purposes. There is no assurance that the holders of these TNL Mediagene Warrants will elect to exercise any or all of such TNL Mediagene Warrants. To the extent that any of these TNL Mediagene Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of these TNL Mediagene Warrants will decrease. See “Description of TNL Mediagene’s Share Capital and Articles Of Association — Warrants” for more details.

There is no assurance that the holders of TNL Mediagene Warrants will elect to exercise any or all of such TNL Mediagene Warrants. The exercise price of TNL Mediagene Warrants is $11.50 per share. The likelihood that warrant holders will exercise TNL Mediagene Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of TNL Mediagene Ordinary Shares. If the trading price for TNL Mediagene Ordinary Shares is less than $11.50 per share, we believe holders of TNL Mediagene Warrants will be unlikely to exercise their TNL Mediagene Warrants. As the closing price of TNL Mediagene Ordinary Shares was $2.47 as of February 6, 2025, we believe that holders of TNL Mediagene Warrants are currently unlikely to exercise their TNL Mediagene Warrants. There is no guarantee that TNL Mediagene Warrants will be in the money prior to their expiration, and as such, TNL Mediagene Warrants may expire worthless and we may receive no proceeds from the exercise of TNL Mediagene Warrants. To the extent that any of TNL Mediagene Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of TNL Mediagene Warrants will decrease. We do not expect to rely on the cash exercise of TNL Mediagene Warrants to fund our operations. Instead, we intend to rely on our primary sources of cash discussed elsewhere in this prospectus to continue to support our operations. See “TNL Mediagene’s Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” for additional information.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2024 on:

•        a historical basis;

•        a pro forma basis, giving effect to the Merger and PIPE Investments. See “Unaudited Pro Forma Condensed Combined Financial Information” for more details; and

•        an adjusted basis, after giving effect to the receipt of $4,250,000 through the issuance of the Initial Note under the 3i Note SPA on December 13, 2024.

The information in this table should be read in conjunction with the financial statements and notes thereto and other financial information included in this prospectus and any prospectus supplement and the information in the section titled “TNL Mediagene’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the section titled “Unaudited Pro Forma Condensed Combined Financial Information.”

	As of June 30, 2024
	Actual (Unaudited)	Pro Forma Combined (Unaudited)	As Adjusted (Unaudited)
Cash and cash equivalents	$3,030,298	$—	$4,250,000
Equity:
Ordinary shares	21,882	2,613	2,613
Advance receipts for share capital	4,260	—	—
Capital surplus	105,829,295	154,013,251	154,013,251
Accumulated deficits	(38,123,550)	(92,047,888)	(92,047,888)
Other equity interest	(1,047,288)	(1,047,288)	(1,047,288)
Equity attributable to equity holders of the Company	66,684,599	60,920,688	60,920,688
Non-controlling interests	(250,284)	(250,284)	(250,284)
Total Equity	66,434,315	60,670,404	60,670,404
Warrant liability:
Non-current financial liabilities at fair value through profit or loss	—	1,886,981	6,136,981
Total Capitalization	$66,434,315	$62,557,385	$66,807,385

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unless the context otherwise requires, defined terms included in this section have the same meaning as terms defined and included elsewhere in this prospectus.

Introduction

The unaudited pro forma condensed combined financial information below has been prepared to illustrate the effect of (i) the Merger between TNL Mediagene and Blue Ocean; (ii) related transactions, including the Recapitalization, the issuance of the Earn-Out Shares and the conversion of each of the DaEx Conversion Rights, Existing PIPE Convertible Notes and November PIPE Convertible Notes (the “Related Transactions”); and (iii) the merger between The News Lens, Co., Ltd. and Mediagene Inc. completed on May 25, 2023 (the “TNL Mediagene Merger”).

The following unaudited pro forma condensed combined balance sheet as of June 30, 2024 combines the historical unaudited condensed balance sheet of Blue Ocean as of June 30, 2024 with the historical unaudited interim condensed consolidated balance sheet of TNL Mediagene as of June 30, 2024, giving pro forma effect to the Merger and the Related Transactions as if they had occurred on June 30, 2024.

The following unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2024 combines the historical unaudited interim condensed statement of operations of Blue Ocean for the six months ended June 30, 2024 and the historical unaudited interim condensed consolidated statement of operations of TNL Mediagene for the six months ended June 30, 2024, giving pro forma effect to the Merger and the Related Transactions as if they had occurred on January 1, 2023.

The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 combines the historical statement of operations of Blue Ocean for the year ended December 31, 2023 and the historical consolidated statement of operations of TNL Mediagene for the year ended December 31, 2023, giving pro forma effect to the Merger, the Related Transactions and the TNL Mediagene Merger as discussed further in Note 31 to the consolidated financial statements of TNL Mediagene as of and for the years ended December 31, 2022 and 2023 as if they had occurred on January 1, 2023, the beginning of the period presented.

The historical financial information included in the unaudited pro forma condensed combined balance sheet as of June 30, 2024 and unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2024, has been derived from:

•        the historical unaudited interim condensed financial statements of Blue Ocean as of and for the six months ended June 30, 2024, and the related notes, prepared in accordance with U.S. GAAP, included elsewhere in this prospectus; and

•        the historical unaudited interim condensed consolidated financial statements of TNL Mediagene as of and for the six months ended June 30, 2024, and the related notes, prepared in accordance with IFRS, included elsewhere in this prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 has been derived from:

•        the historical audited financial statements of Blue Ocean as of and for the year ended December 31, 2023, and the related notes, prepared in accordance with U.S. GAAP, included elsewhere in this prospectus;

•        the historical audited combined financial statements of TNL Mediagene as of and for the year ended December 31, 2023 and the related notes, prepared in accordance with IFRS, included elsewhere in this prospectus; and

•        the unaudited financial data of Mediagene for the period from January 1, 2023 to May 25, 2023 prior to the TNL Mediagene Merger, prepared in accordance with IFRS.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. TNL Mediagene has elected not to present any estimates related to potential synergies and other transaction effects that are reasonably expected to occur or have already occurred and will only present the accounting adjustments for the transaction (the “Transaction Accounting Adjustments”) in the unaudited pro forma condensed combined financial information as follows:

(i)     the Transaction Accounting Adjustments that have been identified and adjusted to reflect the pro forma adjustments that are directly attributable to the Merger (see “— Notes to Unaudited Pro Forma Condensed Combined Financial Information — Note 5 — Adjustments to Unaudited Pro Forma Condensed Combined Financial Information” below for more detail); and

(ii)    the pro forma adjustment to reflect the effect of the TNL Mediagene Merger on the condensed combined statement of operations as if it had been completed as of January 1, 2023, which includes the increase in depreciation and amortization expense on fair value of property, plant and equipment and intangibles assets recognized, and the tax effect on pro forma adjustments (see “— Notes to Unaudited Pro Forma Condensed Combined Financial Information — Note 2 — TNL Mediagene Merger” below for more detail).

The unaudited pro forma condensed combined financial information has been presented for informational purposes only. The unaudited pro forma condensed combined financial information does not purport to represent what the actual consolidated results of operations of TNL Mediagene would have been if the Merger and the TNL Mediagene Merger had occurred on the date assumed, nor is it necessarily indicative of future consolidated results of operations. The unaudited pro forma condensed combined financial information does not purport to represent what the actual consolidated financial position of TNL Mediagene would have been if the Merger had occurred on the date assumed.

The unaudited pro forma adjustments also represent management’s estimate of certain transaction expenses incurred by Blue Ocean in connection with the Merger based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analysis is performed. TNL Mediagene’s actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors including, but not limited to, transaction expenses actually paid.

This information should be read together with the accompanying notes to the unaudited pro forma condensed combined financial information, TNL Mediagene’s unaudited interim condensed consolidated financial statements as of June 30, 2024 and the for the six months ended June 30, 2023 and 2024 and related notes, TNL Mediagene’s audited consolidated financial statements as of and for the years ended December 31, 2022 and 2023 and related notes, Blue Ocean’s unaudited interim condensed financial statements as of June 30, 2024 and for the six months ended June 30, 2023 and 2024 and related notes, Blue Ocean’s audited financial statements as of and for the years ended December 31, 2022 and 2023 and related notes, the section titled “TNL Mediagene’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this prospectus.

TNL Mediagene’s Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2024

(in U.S. Dollar)

	TNL Mediagene (IFRS Historical)	Blue Ocean (U.S. GAAP Historical)	IFRS Conversion and Presentation	Note	Transaction Accounting Adjustments	Note	Pro Forma Combined
Assets
Current Assets
Cash and cash equivalents	3,136,555	60,159	—		20,811,005	A	—
					(20,641,045)	D
					(424,184)	E
					18,652	F
					(7,581,242)	I
					(5,256,964)	J
					(290,000)	K
					250,000	P
					1,325,116	R
					1,000,000	S
					4,355,000	U
					3,236,928	V
Current financial assets at amortized cost	63,003	—	—		—		63,003
Current contract assets	1,096,096	—	—		—		1,096,096
Notes receivable	453	—	—		—		453
Accounts receivable, net	5,579,150	—	—				5,579,150
Other receivable	403,389	—	—		(249,906)	M	153,483
Current income tax assets	14,751	—	—				14,751
Inventories	135,672	—	—		—		135,672
Prepayments	654,129	89,169	—		(180,057)	J	563,241
Other current assets	26,148	—	—		—		26,148
	11,109,346	149,328	—		(3,626,677)		7,631,997
Non-current assets
Non-current financial assets at fair value through profit or loss	35,216	—	—		—		35,216
Non-current financial assets at fair value through other comprehensive income	102,596	—	—		—		102,596
Non-current financial assets at amortized cost	318,952	—	—		—		318,952
Property, plant and equipment, net	455,988	—	—				455,988
Right-of-use assets	5,172,772	—	—		—		5,172,772
Goodwill	60,223,282	—	—				60,223,282
Intangible assets	32,276,724	—	—		—		32,276,724
Deferred income tax assets	619,773	—	—		—		619,773
Other non-current assets	715,132	—	—		—		715,132
Marketable securities held in trust account	—	20,811,005	—		(20,811,005)	A	—
	99,920,435	20,811,005	—		(20,811,005)		99,920,435
Total assets	111,029,781	20,960,333	—		(24,437,682)		107,552,432

	TNL Mediagene (IFRS Historical)	Blue Ocean (U.S. GAAP Historical)	IFRS Conversion and Presentation	Note	Transaction Accounting Adjustments	Note	Pro Forma Combined
Liabilities
Current liabilities
Short-term borrowings	3,348,183	—	—		—		3,348,183
Current financial liabilities at fair value through profit or loss	1,538,000	—	—		250,000	P	—
					(1,788,000)	Q
					1,000,000	S
					(1,000,000)	T

Current financial liabilities at amortized cost	673,722	—	—		(673,722)	H	—
Current contract liabilities	572,168	—	—		—		572,168
Accounts payable	1,944,948	—	—				1,944,948
Accounts payable – related parties	3,812	290,000			(290,000)	K	3,812
Account payable and accrued expenses	—	4,989,007	—		(4,989,007)	I	—
Promissory note, convertible – related party	—	1,461,675	—		(1,461,675)	L	—
Promissory note – related party	—	425,306	—		(425,306)	K	—
Promissory note	—	249,906	—		(249,906)	M	—
Other payables	8,280,337	—	—		(2,211,667)	J	9,305,618
					3,236,948	V
Other payables – related parties	672,580	—	—		—		672,580
Long-term bank loans, current portion	3,108,936	—	—		—		3,108,936
Long-term bonds payable, current portion	143,370	—	—		—		143,370
Current lease liabilities	724,152	—	—		—		724,152
Other current liabilities	1,746,424	—	—				1,746,424
	22,756,632	7,415,894	—		(8,602,335)		21,570,191
Non-current liabilities
Non-current financial liabilities at amortized costs	1,848,998	—	—		—		1,848,998
Long-term bank loans	3,577,325	—	—		1,325,116	R	4,902,441
Deferred tax liabilities	10,731,119	—	—		—		10,731,119
Non-current Lease liabilities	4,263,679	—	—		—		4,263,679
Provisions	391,467	—	—		—		391,467
Other non-current liabilities	1,026,246	—	—				1,026,246
Accrued offering costs, non-current	—	806,823	—		(806,823)	I	—
Warrant liabilities	—	290,044	—		(29,138)	C	260,906

Deferred underwriting fee payable	—	6,641,250	—		(6,641,250)	E	—
Non current financial liabilities at fair value through profit or loss	—	—	20,811,005	(1)	(20,811,005)	D	1,886,981
					425,306	K
					1,461,675	L
	21,838,834	7,738,117	20,811,005		(25,076,119)		25,311,837
Total liabilities	44,595,466	15,154,011	20,811,005		(33,678,454)		46,882,028

	TNL Mediagene (IFRS Historical)	Blue Ocean (U.S. GAAP Historical)	IFRS Conversion and Presentation	Note	Transaction Accounting Adjustments	Note	Pro Forma Combined
Commitments
Class A	—	20,811,005	(20,811,005)	(1)	—		—
Equity
Equity attributable to equity holders of the Blue Ocean Class A ordinary shares, $0.0001 Par Value; 200,000,000 shares authorized; 4,743,749 at June 30, 2024	—	474	—		(474)	B	—
Equity attributable to equity holders of the Blue Ocean Class B ordinary shares, $0.0001 Par Value; 20,000,000 shares authorized; 1 at June 30, 2024	—	—	—			B	—
TNL Mediagene ordinary share(2)	21,882	—	—		6	H	2,613
					6	D
					(19,490)	G
					21	Q
					11	T
					145	U
					32	F
Capital collected in advance	4,260	—	—		(4,260)	F	—
Capital surplus	105,829,295	—	—		474	B	154,013,251
					673,716	H
					29,138	C
					169,954	D
					6,217,066	E
					19,490	G
					(394,920)	J
					(16,790,569)	N
					40,286,172	O
					2,203,303	Q
					1,201,347	T
					14,545,905	U
					22,880	F
Accumulated deficit	(38,123,550)	(15,005,157)	—		(1,785,412)	I	(92,047,888)
					(2,830,434)	J
					16,790,569	N
					(40,286,172)	O
					(415,324)	Q
					(201,358)	T
					(10,191,050)	U
Other equity interests	(1,047,288)	—	—				(1,047,288)
Equity attributable to equity holders of the Company	66,684,599	(15,004,683)	—		9,240,772		60,920,688
Non-controlling interest	(250,284)	—	—				(250,284)
Total equity (deficit)	66,434,315	(15,004,683)	—		9,240,772		60,670,404
Total liabilities and equity	111,029,781	20,960,333	—		(24,437,682)		107,552,432

____________

(1)      Reflects the U.S. GAAP to IFRS conversion adjustment related to the reclassification of Blue Ocean’s historical mezzanine equity (Blue Ocean Class A Shares subject to possible redemption) into Non-Current Liabilities (Financial liabilities at fair value through profit or loss — non-current).

(2)      The number of authorized, issued and outstanding TNL Mediagene shares as of June 30, 2024 and as of the Closing Date on a historical and pro forma basis are as follows:

Historical basis:
Authorized shares	500,000,000
Issued and outstanding shares as of June 30, 2024	218,816,761
Add: Shares issued due to stock options exercised and restricted stock vested	316,157
Issued and outstanding shares as of the Closing Date	219,132,918
Pro forma basis:
Authorized shares reflecting the effect of Split Factor(1)	55,299,480
Issued and outstanding shares as of June 30, 2024 reflecting the effect of the Split Factor(1)	24,200,906
Add: Shares issued to
TNL Mediagene’s employees	34,967
DaEX Convertible Notes holders	57,849
2024 TNL Mediagene Convertible Notes holders	205,534
2024 TNL Mediagene Subordinated Unsecured Convertible Note holder	112,067
Sponsor PIPE Convertible Notes	1,454,605
Blue Ocean Public Shareholders	63,903
Earn-out Shares Shareholders	2,726,418
Total issued and outstanding shares as of the Closing Date	28,856,249

____________

(1)      The Split Factor was 0.11059896.

TNL Mediagene’s Unaudited Pro Forma Condensed Combined Statement of Operations for the Six Months Ended June 30, 2024

(in U.S. Dollar)

	TNL Mediagene (IFRS Historical)	Blue Ocean (U.S. GAAP Historical)	IFRS Conversion and presentation	Note	Transaction Accounting Adjustments	Note	Pro Forma Combined
Revenue	20,605,425	—	—		—		20,605,425
Cost of revenue	(12,418,454)	—	—		—		(12,418,454)
Gross profit	8,186,971	—	—		—		8,186,971
Sales, general and administrative expenses	(12,257,199)	(2,697,805)	—				(14,955,004)
Research and development expenses	(1,503,392)						(1,503,392)
Operating loss	(5,573,620)	(2,697,805)	—		—		(8,271,425)
Interest income	9,530						9,530
Interest earned on marketable securities held in Trust Account	—	1,588,006	—		(1,588,006)	GG	—
Change in fair value of warrant liabilities	—	84,206	—		(8,460)	HH	75,746

Other income	12,956	—	—		—		12,956
Other gains and losses	(142,598)	—	—		6,354	II	(136,244)
Finance costs	(181,531)	(33,958)	—		—		(215,489)
Profit (loss) before income tax	(5,875,263)	(1,059,551)	—		(1,590,112)		(8,524,926)
Income tax benefit (expense)	(58,864)	—	—		—		(58,864)
Net profit (loss)	(5,934,127)	(1,059,551)	—		(1,590,112)		(8,583,790)

Profit (loss) attributable to:
Owners of parent	(5,920,224)	(1,059,551)	—		(1,590,112)		(8,569,887)
Non-controlling interests	(13,903)	—	—		—		(13,903)
	(5,934,127)	(1,059,551)	—		(1,590,112)		(8,583,790)

Weighted average shares of TNL Mediagene Ordinary Shares Outstanding – Basic and Diluted	24,200,906
Loss per share – Basic and Diluted	(0.24)
Weighted average shares of Blue Ocean Class A Shares Outstanding – Basic and Diluted		5,564,459
Net income per share, Blue Ocean Class A Shares – Basic and Diluted		(0.10)
Weighted average shares of Blue Ocean Class B Shares Outstanding – Basic and Diluted		4,743,750
Net income per share, Blue Ocean Class B Shares – Basic and Diluted		(0.10)
Pro Forma weighted average shares of TNL Mediagene Ordinary Shares Outstanding – Basic and Diluted(1)							28,821,282
Pro Forma loss per share – Basic and Diluted							(0.30)

____________

(1)      Refer to Note 6, Pro Forma Shares and Earning Per Share Information for more details on TNL Mediagene’s determination of basic and diluted EPS.

TNL Mediagene’s Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2023

(in U.S. Dollar)

	Pro Forma TNL Mediagene (IFRS) (Note 2)	Blue Ocean (U.S. GAAP Historical)	IFRS Conversion and presentation	Note	Transaction Accounting Adjustments	Note	Pro Forma Combined
Revenue	45,206,882	—	—		—		45,206,882
Cost of revenue	(30,797,442)	—	—		—		(30,797,442)
Gross profit	14,409,440	—	—		—		14,409,440
Sales, general and administrative expenses	(20,028,414)	(4,125,912)	—		(3,917,205)	AA	(83,773,981)
					(5,225,228)	BB
					(40,286,172)	CC
					(10,191,050)	JJ
Research and development expenses	(3,341,736)						(3,341,736)
Operating loss	(8,960,710)	(4,125,912)	—		(59,619,655)		(72,706,277)
Interest income	20,453						20,453
Interest earned on marketable securities held in Trust Account	—	6,864,803	—		(6,864,803)	DD	—
Unrealized gain on marketable securities held in Trust Account	—	670,104	—		(670,104)	DD	—
Change in fair value of warrant liabilities	—	1,029,188	—		(103,394)	EE	925,794

Other income	417,859	—	—		—		417,859
Other gains and losses	5,161,791	—	—		(616,682)	FF	4,545,109
Finance costs	(344,340)	(15,833)	—		—		(360,173)
Profit (loss) before income tax	(3,704,947)	4,422,350	—		(67,874,638)		(67,157,235)
Income tax benefit (expense)	913,515	—	—		—		913,515
Net profit (loss)	(2,791,432)	4,422,350	—		(67,874,638)		(66,243,720)

Profit (loss) attributable to:
Owners of parent	(2,380,620)	4,422,350	—		(67,874,638)		(65,832,908)
Non-controlling interests	(410,812)	—	—		—		(410,812)
	(2,791,432)	4,422,350	—		(67,874,638)		(66,243,720)

	Pro Forma TNL Mediagene (IFRS) (Note 2)	Blue Ocean (U.S. GAAP Historical)	IFRS Conversion and presentation	Note	Transaction Accounting Adjustments	Note	Pro Forma Combined
Weighted average shares outstanding of TNL Mediagene – Basic and Diluted	22,288,551
Loss per share – Basic and Diluted	(0.11)
Weighted average shares of Blue Ocean Class A Shares Outstanding – Basic and Diluted		14,866,285
Net income per share, Blue Ocean Class A Shares – Basic and Diluted		0.23
Weighted average shares of Blue Ocean Class B Shares Outstanding – Basic and Diluted		4,743,750
Net income per share, Blue Ocean Class B Shares – Basic and Diluted		0.23
Pro Forma weighted average shares of TNL Mediagene Ordinary Shares Outstanding – Basic and Diluted(2)							26,908,927
Pro Forma loss per share – Basic and Diluted							(2.45)

____________

(1)      Refer to Note 2, TNL Mediagene Merger for reconciliation between historical share amounts and the pro forma amounts of TNL Mediagene Ordinary Shares presented here.

(2)      Refer to Note 6, Pro Forma Shares and Earning Per Share Information for more details on TNL Mediagene’s determination of basic and diluted EPS.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1 — Description of the Merger

On June 6, 2023, Blue Ocean entered into the Original Merger Agreement with TNL Mediagene and Merger Sub, a wholly owned subsidiary of TNL Mediagene. On May 29, 2024 Blue Ocean, TNL Mediagene and Merger Sub entered into the first amendment to the Original Merger Agreement and on October 23, 2024, entered into the second amendment to the Original Merger Agreement (together with the first amendment and the Original Merger Agreement as it may be amended from time to time, the “Merger Agreement”). Pursuant to the Merger Agreement, on December 5, 2024, Merger Sub merged with and into Blue Ocean, with Blue Ocean surviving the Merger as a wholly owned subsidiary of TNL Mediagene. As a result of the Merger, and upon consummation of the Merger and the other Transactions contemplated by the Merger Agreement, the shareholders of Blue Ocean became shareholders of TNL Mediagene. After the completion of the Merger, TNL Mediagene’s shares began to trade on the Nasdaq under the ticker symbol TNMG, and TNL Mediagene became a publicly listed company.

Pursuant to the Merger Agreement, immediately prior to the Effective Time, TNL Mediagene completed the Recapitalization including adopting the TNL Mediagene A&R Articles and effecting the Reverse Share Split, using the Split Factor of 0.11059896, to cause the value of the outstanding TNL Mediagene Ordinary Shares to equal an assumed value of $10.00 per share.

Pursuant to the Merger Agreement, immediately prior to the Effective Time, (1) all outstanding Blue Ocean Class B Shares, with a par value of US$0.0001, were converted into Blue Ocean Class A Shares, with a par value of US$0.0001, at a conversion ratio of 1.00, (2) all outstanding Public Shares, with a par value of US$0.0001, were exchanged with TNL Mediagene for the right to receive TNL Mediagene Ordinary Shares, with a par value of US$0.0001, at a conversion ratio of 1.00, and (3) each Blue Ocean Warrant became a warrant exercisable for TNL Mediagene Ordinary Shares on a conversion ratio of 1.00 and on the same terms as the original Blue Ocean Warrant.

Earn-Out Shares and Waiver of Earn-Out Shares and Blue Ocean Private Placement Warrants

On June 6, 2023, the holders of 4,743,750 Founder Shares, including the Sponsor, Apollo, certain members of Blue Ocean’s board of directors, management team and advisory board (“Insiders”) and certain other shareholders of Blue Ocean (“Other Investors”), entered into the Sponsor Lock-Up and Support Agreement, which was partially amended on October 23, 2024 by and among the Sponsor, Blue Ocean and TNL Mediagene, to agree to defer receipt of TNL Mediagene Ordinary Shares they are entitled to under the Merger Agreement (the “Earn-Out Shares”) for up to 24 months after the Closing Date, without the provision of any services. Consequently, TNL Mediagene did not immediately issue new TNL Mediagene Ordinary Shares to the holders of Founder Shares upon the Closing Date. Instead, TNL Mediagene has granted the holders of Founder Shares the right to receive the Earn-Out Shares at the specified times described as below:

•        50% of the Earn-Out Shares shall be issued upon the first to occur of any of the following after the Closing Date: (i) the date that is the 12-month anniversary of the Closing Date (such 12-month period from the Closing Date to the 12-month anniversary thereof, the “First Earn-Out Period”); or (ii) a change of control of TNL Mediagene (or a definitive agreement providing for a change of control has been entered into prior to the expiration of the First Earn-Out Period and such change of control is ultimately consummated, even if such consummation occurs after the expiration of the First Earn-Out Period); and

•        50% of the Earn-Out Shares shall be issued upon the first to occur of any of the following after the Closing Date: (i) the date that is the two-year anniversary of the Closing Date (such two-year period from the Closing Date to the two-year anniversary thereof, the “Second Earn-Out Period”); (ii) a change of control of TNL Mediagene (or a definitive agreement providing for a change of control has been entered into prior to the expiration of the Second Earn-Out Period and such change of control is ultimately consummated, even if such consummation occurs after the expiration of the Second Earn-Out Period); (iii) if revenues reported by TNL Mediagene during any trailing 12-month period equal or exceed $77,500,000 in aggregate (inclusive of any and all acquisitions consummated by TNL Mediagene after the Closing Date).

Pursuant to the Sponsor Lock-Up and Support Agreement, from and after the Closing Date and subject to certain customary exceptions, the holders of Founder Shares agree, severally but not jointly, not to transfer:

•        50% of their Earn-Out Shares until the earlier of: (A) one year after the Closing Date; or (B) (x) if the closing price of TNL Mediagene Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date or (y) the date after the Closing Date on which TNL Mediagene completes a liquidation, merger, capital share exchange, reorganization or other similar transaction that results in all of TNL Mediagene’s shareholders having the right to exchange their TNL Mediagene Ordinary Shares for cash, securities or other property; and

•        the remaining 50% of their Earn-Out Shares until two years after the Closing Date.

Pursuant to the Sponsor Lock-Up and Support Agreement and as part of the agreed consideration for the Merger, the Sponsor agreed to forfeit up to 2,208,859 Founder Shares it owned, subject to the adjustments based on the Forfeiture Ratio and other terms set forth in the Sponsor Lock-Up and Support Agreement. As finally adjusted on the Closing Date, 2,017,332 Founder Shares were forfeited by the Sponsor. As of the date of this prospectus, the Sponsor, Apollo, Insiders and Other Investors are entitled to receive 2,726,418 Earn-Out Shares.

In connection with the Blue Ocean IPO, the Sponsor and Apollo purchased 9,255,000 Blue Ocean Private Placement Warrants in private placements. Pursuant to the Sponsor Lock-Up and Support Agreement and as part of the agreed consideration for the Merger, (i) the Sponsor and Apollo agreed to forfeit an aggregate of 750,000 of their Blue Ocean Private Placement Warrants, in a pro rata amount based on the relative number of Blue Ocean Private Placement Warrants held by each at the Closing Date, and (ii) the Sponsor also agreed to forfeit 50% of Blue Ocean Private Placement Warrants held by it at the Closing Date, subject to the transfers of the PIPE Warrants and adjustments based on the Forfeiture Ratio and other terms set forth in the Sponsor Lock-Up and Support Agreement. As finally adjusted on the Closing Date, 4,787,943 Blue Ocean Private Placement Warrants were forfeited by the Sponsor and Apollo, of which 708,047 warrants were transferred as the PIPE Warrants to the Existing PIPE Convertible Note Investors and the November PIPE Convertible Note Investors, 2,200,000 warrants were transferred back to TNL Mediagene and 1,879,896 warrants were forfeited. As the date of this prospectus, there are 7,345,104 TNL Mediagene Warrants, converted from Blue Ocean Private Placement Warrants, issued and outstanding, of which 4,437,057 TNL Mediagene Warrants are held by the Sponsor and Apollo.

2023 Sponsor Convertible Note

On June 20, 2023, Blue Ocean issued an unsecured convertible promissory note (the “2023 Sponsor Convertible Note”), which was amended on May 30, 2024 to extend its maturity date from June 7, 2024 to December 7, 2024, to the Sponsor for borrowings from time to time of up to an aggregate of $1,500,000 which might be drawn by Blue Ocean to finance costs incurred in connection with a potential initial business combination and for working capital purposes and/or to finance monthly deposits into the Trust Account for each public share that was not redeemed in connection with the extension of Blue Ocean’s termination date from September 7, 2023 to December 7, 2024. The 2023 Sponsor Convertible Note was interest bearing and was payable on the earlier of (i) December 7, 2024; (ii) the date on which Blue Ocean consummates a business combination or (iii) Blue Ocean liquidates the Trust Account upon the failure to consummate an initial business combination within the requisite time period. Upon consummation of Blue Ocean’s initial business combination, the Sponsor could elect to convert the 2023 Sponsor Convertible Note, up to the full amount of the principal balance of the 2023 Sponsor Convertible Note, into Blue Ocean Private Placement Warrants at a price of $1.00 per warrant. On December 4, 2024, the Sponsor entered into an omnibus note settlement, assignment and amendment agreement (the “Omnibus Note Settlement Agreement”) with, among others, Blue Ocean and TNL Mediagene under which TNL Mediagene has agreed to assume the obligations of Blue Ocean under the 2023 Sponsor Convertible Note through the issuance of convertible promissory notes to certain lenders of the Sponsor. These new convertible notes mature on December 4, 2026 and bear interest at the rate of 8% per annum and accrue until the payment in full of the outstanding principal. The holders of these new convertible notes are able to elect to convert the principal balance and accrued and unpaid interest of these notes at the specific times and conversion prices specified in the convertible promissory notes.

DaEX Conversion Rights

Under certain investment agreements executed by and among DaEX, TNL Mediagene’s subsidiaries, and each of certain of DaEX’s non-controlling shareholders (the “DaEX Conversion Right Holders”) and certain joint venture agreement executed by and between TNL Mediagene, TNL Mediagene’s subsidiaries, and AccuHit AI Technology Taiwan Co., Ltd, each of the DaEX Conversion Right Holders has the right to, before the Merger, convert their shares of DaEX into TNL Mediagene Ordinary Shares (the “DaEx Conversion Rights”). The DaEX Conversion Rights were exercised on December 5, 2024, resulting in the DaEX Conversion Rights Holders receiving 57,849 TNL Mediagene Ordinary Shares.

Existing PIPE Convertible Notes — 2024 TNL Mediagene Convertible Notes

As of the Closing Date, TNL Mediagene issued convertible promissory notes aggregating $1,725,471, of which $1,216,430 was issued to its existing shareholders and other third parties and $509,041 was issued to terminate the short-term borrowing plus accumulated interest expenses (the “2024 TNL Mediagene Convertible Notes”). The corresponding unpaid interest expenses were $124,340 as of the Closing Date. The 2024 TNL Mediagene Convertible Notes were set to mature on December 7, 2024, and accrued interest at a rate of 10% per annum. The holders of the 2024 TNL Mediagene Convertible Notes had the right to convert all or any part of the outstanding principal and accrued interest into TNL Mediagene Ordinary Shares at a conversion price if TNL Mediagene completed an equity financing under which it raised not less than $5,000,000 (excluding all existing indebtedness under the 2024 TNL Mediagene Convertible Notes) on or before the date of maturity (such a financing, a “Qualified Financing”). The conversion price was set as 90% of the per share price in a Qualified Financing. In addition, immediately after the closing of de-SPAC transaction, the outstanding principal plus accrued interest was to automatically convert into ordinary shares at a 90% of the price per share used in the Merger. Accordingly, the holders of the 2024 TNL Mediagene Convertible Notes had the right to convert all of any part of the outstanding principal and accrued interest into TNL Mediagene Ordinary Shares at the conversion price of 90% of the per share price of TNL Mediagene Ordinary Shares immediately after the Closing Date or the closing of a Qualified Financing. The 2024 TNL Mediagene Convertible Notes were converted into 205,534 TNL Mediagene Ordinary Shares at a price of $9 per share on December 5, 2024.

Existing PIPE Convertible Notes — 2024 TNL Mediagene Subordinated Unsecured Convertible Note

On October 23, 2024, the Company (TNL Mediagene) issued a subordinated unsecured convertible promissory note aggregating $1,000,000 to a third party (the “2024 TNL Mediagene Subordinated Unsecured Convertible Note”). The 2024 TNL Mediagene Subordinated Unsecured Convertible Note was to mature on the second anniversary of the date of issue, and accrues interest at a rate of 10% per annum. All outstanding principal and accrued interest of the 2024 TNL Mediagene Subordinated Unsecured Convertible Note would automatically convert into TNL Mediagene Ordinary Shares if, on or before the date of maturity, (i) upon the Merger, the 2024 TNL Mediagene Subordinated Unsecured Convertible Note was to convert to shares at 90% of the price per share used in the Merger; (ii) TNL Mediagene underwent a merger with another publicly listed acquisition company or completed an initial public offering, the 2024 TNL Mediagene Subordinated Unsecured Convertible Note was to convert at 90% of the price per share used in the initial public offering; (iii) TNL Mediagene raised at least $5,000,000 in financing, and the 2024 TNL Mediagene Subordinated Unsecured Convertible Note was to convert at 90% of the price per share used in that financing; or (iv) in the event of a Change in Control, defined as a significant change in ownership or control not involving a merger with Blue Ocean or similar public event, the 2024 TNL Mediagene Subordinated Unsecured Convertible Note was to convert to shares at the same share price as the transaction that effected the Change in Control. The 2024 TNL Mediagene Subordinated Unsecured Convertible Note converted into 112,067 TNL Mediagene Ordinary Shares at a price of $9 per share on December 5, 2024. The corresponding unpaid interest expenses were $8,611 as of the Closing Date.

November PIPE Convertible Notes

On November 22, 2024, in connection with the Merger, TNL Mediagene raised $4,355,000 in aggregate through a private sale of certain subordinated unsecured convertible promissory notes (the “Sponsor PIPE Convertible Notes”) of TNL Mediagene to certain third-party investors as well as certain members of Blue Ocean’s board of directors, management team and advisory board and other shareholders of Blue Ocean (each, an “Investor”) pursuant to certain convertible note purchase agreements entered into on or around November 18, 2024 (the “Sponsor PIPE CB

Agreements”). The corresponding unpaid interest expenses were $3,333 as of the Closing Date. The Sponsor PIPE Convertible Notes bear interest at the rate of 10.0% per annum and accrue until paid in full or converted pursuant to the terms thereof. The Sponsor PIPE Convertible Notes mature (unless earlier converted) on December 7, 2024. Effective immediately prior to and contingent upon the closing of the Merger, the Sponsor PIPE Convertible Notes shall automatically be converted into a number of TNL Mediagene ordinary shares (the “Merger Conversion Shares”) equal to the sum of (i) the quotient of (A) the then outstanding principal amount and accrued interest under each 2024 TNL Mediagene PIPE Convertible Note divided by (B) $3.50 and (ii) the product of (A) 240,397 and (B) the quotient of (x) the outstanding principal amount of each 2024 TNL Mediagene PIPE Convertible Note divided by (y) $5,000,000. The 2024 TNL Mediagene PIPE Convertible Notes converted into 1,454,605 TNL Mediagene Ordinary Shares at a price of $3.5 per share on December 5, 2024.

2024 Sponsor Promissory Note

On April 5, 2024, Blue Ocean issued an unsecured promissory note (the “2024 Sponsor Promissory Note”) to the Sponsor. The 2024 Sponsor Promissory Note was a non-interest bearing, unsecured promissory note which could be drawn down by the Company from time to time to be used for costs and expenses related to the business combination. Pursuant to the terms of the 2024 Sponsor Promissory Note, if the initial business combination was not consummated, the 2024 Sponsor Promissory Note was to be repaid solely to the extent that Blue Ocean had funds available to it outside of its Trust Account, and that all other amounts were to be contributed to capital, forfeited, eliminated or otherwise forgiven or eliminated.

The 2024 Sponsor Promissory Note was due and payable in full on the earlier of (i) the date on which Blue Ocean consummated its initial business combination; or (ii) the date Blue Ocean liquidated the Trust Account upon the failure of Blue Ocean to consummate the initial business combination within the time period set forth in Blue Ocean Articles.

On December 4, 2024, the Sponsor entered into the Omnibus Note Settlement Agreement with, among others, Blue Ocean and TNL Mediagene under which TNL Mediagene has agreed to assume the obligations of Blue Ocean under the 2024 Sponsor Promissory Note through the issuance of convertible promissory notes to certain lenders of the Sponsor. These new convertible notes mature on December 4, 2026 and bear interest at the rate of 8% per annum and accrue until the payment in full of the outstanding principal. The holders of these new convertible notes are able to elect to convert the principal balance and accrued and unpaid interest of these notes at the specific times and conversion prices specified in the convertible promissory notes.

Acquisition of Green Quest Holding Inc.

On August 23, 2024, TNL Mediagene entered into a share purchase agreement with shareholders of Green Quest Holding Inc., a Cayman Islands company, which owns 100% of the issued and outstanding shares of Dragon Marketing Inc. Pursuant to the share purchase agreement, TNL Mediagene acquired 100% of the issued and outstanding shares of Green Quest Holding Inc. The total consideration, including the purchase price and earn-out considerations, will be paid by issuance of ordinary shares of TNL Mediagene, and the total value of issued shares shall not exceed approximately NT$ 200,000,000 ($6,163,328). The number of ordinary shares of TNL Mediagene to be issued will be equal to the product of the total consideration divided by US$1.24. As a result, as of the date of this prospectus, TNL Mediagene may issue up to approximately 550,000 TNL Mediagene Ordinary Shares as the total consideration for the acquisition of Green Quest Holding Inc. The acquisition of Green Quest Holding Inc. is expected to be completed in the first quarter of 2025.

No unaudited pro forma condensed combined financial information of TNL Mediagene and Green Quest Holding Inc. is presented, as the acquisition of Green Quest Holding Inc. was not considered significant for the purposes of presenting pro forma information in accordance with Article 11 of Regulation S-X.

Note 2 — TNL Mediagene Merger

On May 25, 2023, TNL merged with Mediagene through a share exchange with TNL Mediagene, where Mediagene shareholders received TNL Mediagene Ordinary Shares for their shares of Mediagene. See Note 31 to TNL Mediagene’s audited consolidated financial statements as of and for the years ended December 31, 2022 and 2023 included in this prospectus.

Set forth below are the pro forma effects of the TNL Mediagene Merger on the unaudited pro forma condensed combined statement of profit or loss for the year ended December 31, 2023, as follows:

•        increase in depreciation expense on the fair value adjustment of property, plant and equipment;

•        increase in amortization expense on the fair value of intangibles assets recognized (software and customer relationship); and

•        tax effect on pro forma adjustments;

The TNL Mediagene Merger is accounted for using the acquisition method of accounting under IFRS 3. The pro forma effects of the TNL Mediagene Merger, including the depreciation and amortization of the fair value of property, plant and equipment and intangible assets and the allocation of the consideration transferred are based on our estimates of the fair value of the assets acquired and liabilities assumed. The effects of cost savings and operating synergies or revenue enhancements that we may achieve as a result of the merger or the cost to integrate them to our operations or the costs necessary to achieve these cost savings and operating synergies, such as procurement, distribution and administrative structure efficiencies and revenue enhancements, have not been reflected in the unaudited pro forma condensed combined statement of operation.

For further detail on the allocation of the consideration transferred for the TNL Mediagene Merger, see Note 31 to TNL Mediagene’s audited consolidated financial statements as of and for the years ended December 31, 2022 and 2023 included elsewhere in this prospectus.

Pro forma adjustments to TNL Mediagene’s unaudited pro forma condensed consolidated statement of operation for the year ended December 31, 2023

(in U.S. Dollar)

	TNL Mediagene (Historical)	Mediagene (Historical)(1)	Pro forma adjustments	Note	Pro forma TNL Mediagene
Revenue	35,838,780	9,368,102	—		45,206,882
Cost of revenue	(23,187,396)	(7,610,046)	—		(30,797,442)
Gross profit	12,651,384	1,758,056	—		14,409,440
Sales, General and administrative expenses	(16,421,386)	(3,302,875)	(4,753)	a(i)	(20,028,414)
			(299,400)	a(ii)
Research and development expenses	(3,327,185)	(14,551)	—		(3,341,736)
Operating loss	(7,097,187)	(1,559,370)	(304,153)		(8,960,710)
Interest income	19,340	1,113	—		20,453
Other income	409,555	8,304	—		417,859
Other gains and losses	5,160,379	1,412	—		5,161,791
Finance costs	(298,958)	(45,382)	—		(344,340)
Loss before income tax	(1,806,871)	(1,593,923)	(304,153)		(3,704,947)
Income tax benefit (expenses)	591,082	217,196	105,237	a(iii)	913,515
Net loss for the year	(1,215,789)	(1,376,727)	(198,916)		(2,791,432)
Net loss attributable to:
Shareholders of the parent	(804,977)	(1,376,727)	(198,916)		(2,380,620)
Non-controlling interests	(410,812)	—	—		(410,812)
	(1,215,789)	(1,376,727)	(198,916)		(2,791,432)
Weighted average shares of TNL Mediagene Ordinary Shares Outstanding – Basic and Diluted(2)	18,411,714				22,288,551
Loss per share – Basic and Diluted	(0.04)				(0.11)

____________

(1)      Historical unaudited profit or loss data of Mediagene for the pre-acquisition period for the period from January 1, 2023 to May 25, 2023.

(2)      Reflect the issuance of 10,035,783 ordinary shares of TNL Mediagene to acquire Mediagene assumed to have occurred on January 1, 2023, which represented 6,158,947 of weighted average shares after giving effect to the Split Factor.

The Transaction Accounting Adjustments with respect to the TNL Mediagene Merger are as follows:

Transaction Accounting Adjustments

(i)     Pro forma deprecation adjustment on the fair value of property, plant and equipment

(a)     Below is the pro forma deprecation adjustment on the fair value of TNL Mediagene’s property, plant and equipment. The deprecation is calculated using the straight-line method.

For the year ended December 31, 2023
Fair value adjustment (in U.S. dollar)	$90,191
Estimated useful life (years)	7.40
Pre-acquisition period (years)	0.39
Pro forma adjustment (in U.S. dollar)	$4,753

(ii)    Pro forma amortization adjustment on the fair value of intangible assets

Below is the pro forma amortization adjustment on the fair value of TNL Mediagene’s intangible assets. The amortization is calculated using the straight-line method.

	For the year ended December 31, 2023
	Customer relationship	Software	Total adjustments
Fair value adjustment (in U.S. dollar)	$8,496,699	$130,303	$8,627,002
Estimated useful life (years)	11.60	3.70	—
Pre-acquisition period (years)	0.39	0.39	—
Pro forma adjustments (in U.S. dollar)	$285,665	$13,735	$299,400

No pro forma amortization adjustment on the fair value of the trademark is required as the trademark is an intangible asset with indefinite useful lives.

(iii)   Tax Effect on pro forma adjustments

The tax impact on the pro forma adjustments, using the statutory income tax rate in Japan, is 34.6%.

Note 3 — Basis of Presentation

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only. The unaudited pro forma adjustments are based on information currently available to TNL Mediagene, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or of the future results of TNL Mediagene will achieve after the Merger. Future results may vary significantly from the results reflected due to various factors, including those discussed in the section entitled “Risk Factors.”

The unaudited pro forma condensed combined financial information assumes that liabilities for the TNL Mediagene Warrants, which may be exercised no earlier than 30 days after the Merger, will be accounted for as liabilities in accordance with IAS 32 following consummation of the Merger and, accordingly, would be subject to ongoing mark-to-market adjustments through the statement of operations.

The unaudited pro forma condensed combined financial information assumes that all DaEX Conversion Right Holders elect to convert their shares of DaEX into TNL Mediagene Ordinary Shares at a conversion price of $1.24 per share, and an additional 57,849 TNL Mediagene Ordinary Shares are issued and outstanding after giving effect to the Recapitalization, immediately prior to the Effective Time.

Pursuant to the Merger Agreement, immediately prior to the Effective Time, each TNL Mediagene Ordinary Share outstanding before the Effective Time will be automatically converted into a number of TNL Mediagene Ordinary Shares computed on the basis of the Split Factor. The Split Factor was 0.11059896.

According to the terms of the 2024 TNL Mediagene Convertible Notes, immediately after the Closing Date, the outstanding principal of the 2024 TNL Mediagene Convertible Notes plus unpaid accrued interest will automatically convert into TNL Mediagene Ordinary Shares at a conversion price which is set as 90% of the per share price of TNL Mediagene Ordinary Shares immediately after the Closing Date. The unaudited pro forma condensed combined financial information assumes that all $1,725,471 of the outstanding principal of the 2024 TNL Mediagene Convertible Notes and $124,340 of unpaid corresponding interest expenses as of the Closing Date converted into TNL Mediagene Ordinary Shares at the conversion price of $9, and, as a result, an additional 205,534 TNL Mediagene Ordinary Shares were issued and outstanding after the Closing Date.

According to the terms of the 2024 TNL Mediagene Subordinated Unsecured Convertible Note, immediately after the Closing Date, the outstanding principal of 2024 the TNL Mediagene Subordinated Unsecured Convertible Note plus unpaid accrued interest will automatically convert into TNL Mediagene Ordinary Shares at a conversion price which is set as 90% of the per share price of TNL Mediagene Ordinary Shares immediately after the Closing Date. The unaudited pro forma condensed combined financial information assumes that all $1,000,000 of the outstanding principal of the 2024 TNL Mediagene Subordinated Unsecured Convertible Note and $8,611 of unpaid corresponding interest expenses as of the Closing Date converted into TNL Mediagene Ordinary Shares at a conversion price of $9, and, as a result, an additional 112,067 TNL Mediagene Ordinary Shares were issued and outstanding after the Closing date.

According to the terms of the 2024 TNL Mediagene PIPE Convertible Note, immediately after the Closing Date, the outstanding principal of the 2024 TNL Mediagene Subordinated Unsecured Convertible Note plus unpaid accrued interest will automatically convert into a number of TNL Mediagene ordinary shares (the “Merger Conversion Shares”) equal to the sum of (i) the quotient of (A) the then outstanding principal amount and accrued interest under each 2024 TNL Mediagene PIPE Convertible Note divided by (B) $3.50 and (ii) the product of (A) 240,397 and (B) the quotient of (x) the outstanding principal amount of each 2024 TNL Mediagene PIPE Convertible Note divided by (y) $5,000,000. The unaudited pro forma condensed combined financial information assumes that all $4,355,000 of the outstanding principal of the 2024 TNL Mediagene PIPE Convertible Note and $3,333 of unpaid corresponding interest expenses as of the Closing date converted into TNL Mediagene Ordinary Shares, and, as a result, an additional 1,454,005 TNL Mediagene Ordinary Shares was issued and outstanding after the Closing Date.

Pursuant to Blue Ocean’s existing charter, Blue Ocean’s public shareholders were offered the opportunity to redeem, upon closing of the Business Combination, Blue Ocean Class A Ordinary Shares held by them for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account. The unaudited pro forma condensed combined financial statements reflect the redemption of 1,778,047 shares of Blue Ocean Class A Ordinary Shares at approximately $11.61 per share, including interest earned on the funds held in the trust account at the Closing Date.

The pro forma adjustments related to the Merger do not have an income tax effect as they are either (i) incurred by legal entities that are not subject to a corporate income tax, or (ii) permanently nondeductible or nontaxable based on the laws of the relevant jurisdiction.

Note 4 — Accounting Policies

The historical financial information of TNL Mediagene was prepared in accordance with IFRS and the historical financial information of Blue Ocean was prepared in accordance with U.S. GAAP. The historical financial information of Blue Ocean has been adjusted to give effect to certain differences between U.S. GAAP and IFRS for the purposes of the unaudited pro forma condensed combined financial information. The only adjustment required to convert Blue Ocean’s financial statements from U.S. GAAP to IFRS for purposes of the unaudited pro forma condensed combined financial information was to reclassify the Blue Ocean Class A Shares subject to redemption to non-current financial liabilities under IFRS.

Accounting for the Merger

The Merger will be accounted for as a capital reorganization in accordance with IFRS. Under this method of accounting, Blue Ocean will be treated as the “acquired company” for financial reporting purposes, and TNL Mediagene will be the accounting “acquirer.” This determination was primarily based on the assumption that:

•        TNL Mediagene’s current shareholders will hold a majority of the voting power of TNL Mediagene after the Merger;

•        TNL Mediagene’s operations will substantially comprise the ongoing operations of TNL Mediagene after the Merger;

•        pursuant to the Merger Agreement, TNL Mediagene’s current shareholders will have the ability to nominate the majority of the members of the governing body of TNL Mediagene after the Merger; and

•        TNL Mediagene’s current senior management team will comprise a majority of the management of TNL Mediagene after the Merger.

Furthermore, Blue Ocean does not meet the definition of a “business” pursuant to IFRS 3, and thus, for accounting purposes, the Merger will be accounted for as a capital reorganization, within the scope of IFRS 2. The net assets of Blue Ocean will be stated at historical cost, with no goodwill or other intangible assets recorded. Any excess of the fair value of the deemed equity interest issued by TNL Mediagene over the fair value of Blue Ocean’s identifiable net assets acquired will be considered compensation for the service of a stock exchange listing for its shares and be expensed as incurred. The unaudited pro forma condensed combined financial information assumes that Blue Ocean Warrants would be expected to be accounted for as liabilities in accordance with IAS 32 following consummation of the Merger and, accordingly, would be subject to ongoing mark-to-market adjustments through the statement of profit or loss.

In connection with the Merger, the holders of Blue Ocean Class B Shares have agreed to defer receipt of TNL Mediagene Ordinary Shares that they are entitled to receive pursuant to the Merger Agreement for up to 24 months in order to induce TNL Mediagene and Blue Ocean to enter into the Merger Agreement. Such shares are deemed to have been issued in exchange for listing services provided by the holders of Blue Ocean Class B Shares, facilitating TNL Mediagene’s listing on the Nasdaq, and are therefore equity-classified as per IFRS 2 Share-Based Payment.

Note 5 — Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Merger and the Related Transactions and has been prepared for informational purposes only. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give pro forma effect to the Transaction Accounting Adjustments for the Merger and the Related Transactions.

The unaudited pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had TNL Mediagene filed consolidated income tax returns during the periods presented.

The unaudited pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operation are based upon the number of TNL Mediagene Ordinary Shares, giving the effect of the Split Factor, which was 0.11059896 and assuming the Merger and the Related Transactions occurred on January 1, 2023.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

A.     Reflects the reclassification of $20.8 million of investments held in the Trust Account that become available to fund the Merger.

B.     Reflects the 2,017,332 Founder Shares (2,017,332 Blue Ocean Class A Shares) based on the Forfeiture Ratio of 0.9812, that were forfeited by the Sponsor immediately prior to the Closing Date and 2,726,418 Founders Shares (2,726,417 Blue Ocean Class A Shares and 1 Blue Ocean Class B Share) exchanged for the same number of TNL Mediagene Ordinary Shares as consideration for listing services provided by the holders of Founder Shares in connection with the Merger. The holders of Founder Shares have agreed to defer receipt of TNL Mediagene Ordinary Shares until the specified dates up to 24 months after the Closing Date pursuant to the Sponsor Lock-Up and Support Agreement. Pursuant to the Merger Agreement, immediately prior to the Effective Time, all Blue Ocean Class B Shares outstanding prior to the Effective Time will be canceled by Blue Ocean in exchange for the issuance of an equal number of Blue Ocean Class A Shares, which in turn will be converted to TNL Mediagene Ordinary Shares.

C.     Reflects the elimination of warrant liability after giving effect to the forfeiture of (i) an aggregate of 750,000 Blue Ocean Private Placement Warrants held by Sponsor and Apollo at the Closing Date and (ii) an aggregate of 1,129,896 Blue Ocean Private Placement Warrants based on the Forfeiture Ratio of 0.9812, held by the Sponsor at the Closing Date, with each warrant having a fair value of $0.0155 per warrant as of June 30, 2024 measured by using a Black-Scholes option pricing model, and the same as the fair value per warrant of Public Warrants.

D.     Reflect the conversion of 63,903 Blue Ocean Class A Shares, originally classified as temporary equity under U.S. GAAP and reclassified to non-current financial liabilities at fair value through profit and loss (“FVTPL”) under IFRS to TNL Mediagene Ordinary Shares and capital surplus, on a one-for-one basis upon the Merger and 1,778,047 Blue Ocean Class A Shares redeemed in connection with the Merger for aggregate redemption payments of $20.6 million at a redemption price of $11.61 per share.

E.     Reflects the reversal of $6.2 million of Blue Ocean’s deferred underwriting fees liability that has been waived and the repayment of $0.4 million of remaining of Blue Ocean’s deferred underwriting made at the closing of the Merger.

F.      Reflect the issuance of 316,157 ordinary shares of TNL Mediagene from July 1, 2024 prior to the Effective Time due to that employees stock options were excised and employees restricted stocks were vested.

G.     Represents the recapitalization of 219,132,918 ordinary shares of TNL Mediagene issued and outstanding immediately prior to the Effective Time into 24,235,873 TNL Mediagene Ordinary Shares with par value $0.0001 according to the Split Factor, which was 0.11059896.

H.     Reflects the conversion of 1,814,000 DaEX ordinary shares held by DaEX Conversion Right Holders into 514,191 shares of TNL Mediagene at a conversion price of $1.24 per share, immediately prior to the Effective Time. After giving effect to the Recapitalization, 57,849 TNL Mediagene Ordinary Shares were issued to DaEX Conversion Right Holders.

I.       Reflects preliminary estimated transaction costs expected to be incurred by Blue Ocean of approximately $7.6 million, for capital raising related to the banking, legal, and accounting fees incurred as part of the Merger. $5.8 million of these fees have been accrued as of the pro forma balance sheet date. The remaining amount of $1.8 million, composed of banking, legal, and accounting fees, is reflected in the unaudited pro forma condensed combined balance sheet as a reduction of cash and an adjustment to pre-acquisition accumulated deficit of Blue Ocean. Blue Ocean’s estimated transaction costs exclude the deferred underwriting commissions described in (E) above.

J.      Reflects preliminary estimated transaction costs expected to be incurred by TNL Mediagene of approximately $5.6 million, for banking, legal, and accounting fees incurred as part of the Merger. $2.6 million of these fees have been accrued or paid as of the pro forma balance sheet date. The amount of $0.4 million is allocated to newly issued shares and included as adjustment to capital surplus, while approximately $5.2 million is allocated to the newly listed but previously existing shares, of which $2.4 million was recognized as an expense for the six months ended June 30, 2024. The remainder of $2.8 million was included as an adjustment to accumulated deficit.

K.     Reflects the repayment of $0.3 million in accounts payable to Blue Ocean’s related parties in cash and $0.4 million in promissory notes to Blue Ocean’s related parties was assumed by the TNL Mediagene convertible promissory notes, with a maturity date of December 5, 2026 and an interest rate of 8% per annum, on December 4, 2024. The 2024 TNL Mediagene convertible promissory notes will be designated at fair value through profit and loss, according to IFRS 9.

L.     Reflects the issuance of an aggregate of $1.5 million TNL Mediagene convertible promissory notes, with a maturity date of December 4, 2026 and an interest rate of 8% per annum, to repay $1.5 million of the 2023 Sponsor Convertible Notes on December 4, 2024. The 2024 TNL Mediagene convertible promissory notes will be designated at fair value through profit and loss, according to IFRS 9.

M.    Represents the elimination of Blue Ocean’s payables and TNL Mediagene’s receivables with respect to the other.

N.     Represents the elimination of Blue Ocean’s historical accumulated deficit after recording the transaction costs to be incurred by Blue Ocean as described in (I) above.

O.     Represents the preliminary estimated listing service expense recognized in accordance with IFRS 2, for the excess of the fair value of TNL Mediagene shares issued and the fair value of Blue Ocean’s identifiable net assets at the date of the Merger. The fair value of shares issued was estimated based on the market price of Public Shares of $10.72 per share on December 5, 2024. Additionally, the fair value of share-based payments of 2,726,418 Earn-Out Shares granted by TNL Mediagene to receive TNL Mediagene Ordinary Shares at specified dates after the Closing Date was estimated based on the market price of Public Shares of $10.72 per share on December 5, 2024. The Earn-Out Shares are a share-based payments arrangement with the holders of Blue Ocean Class B Shares without a link to service and market conditions. Thus, the Earn-Out Shares vest immediately and should be considered as an adjustment to the grant date fair value of the IFRS 2 expense. The actual compensation expense recorded for such Earn-Out Shares may differ from these estimates, and such differences may be material. The stock-based compensation is calculated as follows:

	Shares	Amount
Estimated fair value of TNL Mediagene equity consideration issued (pro forma)
Public shareholders	63,903	$685,040
Initial shareholders(1)	2,726,418	29,227,201
Total TNL Mediagene shares to be issued to Blue Ocean shareholders		29,912,241

Net assets of Blue Ocean as of June 30, 2024(2)		5,806,322
Add: Effect of elimination of warrant liability(3)		29,138
Add: Effect of reversal of deferred underwriting fees liability that has been waived prior to the Closing Date(4)		6,217,066
Less: Blue Ocean transaction costs, net(5)		(1,785,412)
Less: Effect of redemption of Blue Ocean Class A Shares		(20,641,045)
Adjusted net assets of Blue Ocean as of June 30, 2024		$(10,373,931)
Excess of fair value of TNL Mediagene consideration issued over Blue Ocean net assets acquired (IFRS 2 Charge)		$40,286,172

____________

(1)      The holders of 4,743,750 Founder Shares agreed in the Sponsor Lock-up and Support Agreement to forfeit 2,017,332 Founder Shares and to defer receiving 2,726,418 TNL Mediagene Ordinary Shares, subject to the other terms set forth in the Sponsor Lock-Up and Support Agreement, issuable as part of the agreed merger consideration under the Merger Agreement until certain specified dates after the Closing Date as described in Note (B). Consequently, no TNL Mediagene Ordinary Shares will be issued to such shareholders in exchange for the 2,726,418 Founder Shares on the Closing Date.

(2)      Reflects the estimated fair value of the Blue Ocean net assets based on the carrying values of Blue Ocean’s net assets as of June 30, 2024. The 18,712,500 Blue Ocean Warrants, including Public Warrants and Blue Ocean Private Placement Warrants have been reflected as a component of the net assets acquired and liabilities assumed in connection with the Merger, consistent with their expected treatment as a liability (with corresponding adjustment to fair value through the statement of income/(loss)) pursuant to IAS 32 in the post-Merger financial statements of TNL Mediagene.

(3)      Reflects the elimination of warrant liability after giving effect to the forfeiture of (i) 750,000 Blue Ocean Private Placement Warrants held by the Sponsor and Apollo at the Closing Date and (ii) 1,129,896 Blue Ocean Private Placement Warrants held by the Sponsor at the Closing Date as described in Note (C).

(4)      Reflects the reversal of $6.2 million Blue Ocean’s deferred underwriting fees liability that has been waived prior to the Closing Date as described in Note (E).

(5)      Reflects Blue Ocean transaction costs that are not eligible for capitalization as described in Note (I).

P.      Reflects the proceeds of $250,000 from the issuance of the 2024 TNL Mediagene Convertible Notes in August and September 2024. The 2024 TNL Mediagene Convertible Notes will be designated at fair value through profit and loss, according to IFRS 9.

Q.     Reflects the conversion of the principal amount and interest of 2024 TNL Mediagene Convertible Notes of $1.8 million with the carrying value of $1,788,000 as of the Closing Date of this prospectus, into 205,534 shares of TNL Mediagene at a conversion price of $9 per share on December 5, 2024 and $0.4 million of changes in the fair value of the 2024 TNL Mediagene Convertible Notes as of their conversion.

R.     Reflects additional $1.3 million of bank loans borrowed by TNL Mediagene from July 1, 2024 to October 23, 2024.

S.      Reflects the proceeds of $1 million from the issuance of the 2024 TNL Mediagene Subordinated Unsecured Convertible Note on October 23, 2024. The 2024 TNL Mediagene Subordinated Unsecured Convertible Note will be designated at fair value through profit and loss, according to IFRS 9.

T.      Reflects the conversion of $1 million of 2024 TNL Mediagene Subordinated Unsecured Convertible Note, including unpaid accrued interest as of the Closing Date, into 112,067 shares of TNL Mediagene at a conversion price of $9 per share on December 5, 2024 and $0.2 million of changes in the fair value of the 2024 TNL Mediagene Subordinated Unsecured Convertible Note as of its conversion.

U.     Reflects the proceeds of $4.4 million from the issuance of the Sponsor PIPE Convertible Notes on November 22, 2024, the conversion of $4.4 million of Sponsor PIPE Convertible Notes, including unpaid accrued interest as of the Closing Date, into 1,454,605 shares of TNL Mediagene at a conversion price of $3.50 per share on December 5, 2024 and $10.2 million of finance cost recognized in accordance with IFRS 2 for the excess of the fair value of ordinary shares of TNL Mediagene issued and the proceeds received from the issuance of the Sponsor PIPE Convertible Notes.

V.      Reflects reclassification of the negative cash balance of $3.2 million to other payable, which TNL Mediagene negotiated with vendors to defer payment or pay these liabilities shortly after the Closing.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma notes and adjustments with respect to the Merger, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

AA.  Reflects the total estimated transaction costs for Blue Ocean not yet recognized in the statement of operations during the year ended December 31, 2023. These costs are a nonrecurring item.

BB.   Reflects the total estimated transaction costs for TNL Mediagene not yet recognized in the statement of operations, during the year ended December 31, 2023 as described in Note (J) above. These costs are a nonrecurring item.

CC.  Reflects the preliminary estimated listed service expense recognized in accordance with IFRS 2, for the excess of the fair value of TNL Mediagene shares issued and the fair value of Sponsor’s Earn-Out Shares to be issued, and the fair value of Blue Ocean’s identifiable net assets at the date of the Merger as described in (O) above.

DD.  Represents the elimination of Blue Ocean’s investment income related to the marketable securities held in the trust account for the year ended December 31, 2023.

EE.   Represents the elimination of Blue Ocean’s change in fair value of warrant liabilities for the year ended December 31, 2023 related to forfeiture of (i) 750,000 Blue Ocean Private Placement Warrants held by the Sponsor and Apollo at the Closing Date and (ii) 1,129,896 Blue Ocean Private Placement Warrants held by the Sponsor at the Closing Date.

FF.    Reflects the changes in the fair value of the 2024 TNL Mediagene Convertible Notes, 2024 TNL Mediagene Subordinated Unsecured Convertible Note, and 2024 TNL Mediagene PIPE Convertible Notes, aggregated at $11.5 million prior to conversion into shares of TNL Mediagene, as described in (Q) and (T) above.

GG.  Represents the elimination of Blue Ocean’s investment income related to the marketable securities held in the trust account for the six months ended June 30, 2024.

HH.  Represents the elimination of Blue Ocean’s change in fair value of warrant liabilities for the six months ended June 30, 2024 related to forfeiture of (i) 750,000 Blue Ocean Private Placement Warrants held by the Sponsor and Apollo at the Closing Date and (ii) 1,129,896 Blue Ocean Private Placement Warrants held by the Sponsor at the Closing Date.

II.     Represents the elimination of TNL Mediagene’s change in fair value of 2024 TNL Mediagene Convertible Notes after giving the effect to the conversion of the principal amount and interest of 2024 TNL Mediagene Convertible Notes of $1,781,646 at June 30, 2024.

JJ.    Reflect the finance cost recognized in accordance with IFRS 2 for the excess of the fair value of ordinary shares of TNL Mediagene issued and the proceeds received from the issuance of the Sponsor PIPE Convertible Notes, as described in (U) above.

Note 6 — Pro Forma Shares and Earning Per Share Information

The pro forma basic and diluted net income (loss) per share amounts presented in the unaudited pro forma condensed combined statement of operation are based upon the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Merger and related transactions, assuming the shares were outstanding since January 1, 2023. As the Merger and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issued in connection with the Merger have been outstanding for the entire period presented.

The weighted average number of outstanding TNL Mediagene Ordinary Shares for pro forma net loss per share for the six months ended June 30, 2024 is as follows:

Weighted average shares outstanding – basic and diluted(1)
TNL Mediagene shareholders(2)	24,200,906
DaEX Convertible Rights Holders	57,849
2024 TNL Mediagene Convertible Notes Holders	205,534
2024 TNL Mediagene Subordinated Unsecured Convertible Notes Holders	112,067
2024 TNL Mediagene PIPE Convertible Notes Holders	1,454,605
Blue Ocean Public Shareholders	63,903
Earn-Out Shares shareholders	2,726,418
28,821,282

____________

(1)      As the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2024 is in a loss position, the following anti-dilutive instruments are excluded in the calculation of diluted weighted average number of ordinary shares outstanding: (i) 581,408 TNL Mediagene Ordinary Shares, reflecting the effect of the Split Factor of 0.11059896 on 5,256,901 ordinary shares of TNL Mediagene underlying TNL Mediagene’s employee stock options, (ii) 1,357 TNL Mediagene Ordinary Shares, reflecting the effect of the Split Factor of 0.11059896 on 12,269 restricted shares of TNL Mediagene granted to employees, (iii) 9,487,500 Public Warrants, and (iv) 7,345,104 Blue Ocean Private Placement Warrants.

(2)      Reflects the effect of the Split Factor, which was 0.11059896, on 218,816,761 weighted average number of ordinary shares of TNL Mediagene assumed to be outstanding on January 1, 2024.

The weighted average number of outstanding TNL Mediagene Ordinary Shares for pro forma net loss per share for the year ended December 31, 2023 is as follows:

Weighted average shares outstanding – basic and diluted(1)
TNL Mediagene shareholders(2)	22,288,551
DaEX Convertible Rights Holders	57,849
2024 TNL Mediagene Convertible Notes Holders	205,534
2024 TNL Mediagene Subordinated Unsecured Convertible Notes Holders	112,067
2024 TNL Mediagene PIPE Convertible Notes Holders	1,454,605
Blue Ocean Public Shareholders	63,903
Earn-Out Shares shareholders	2,726,418
26,908,927

____________

(1)      As the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 is in a loss position, the following anti-dilutive instruments are excluded in the calculation of diluted weighted average number of ordinary shares outstanding: (i) 396,946 TNL Mediagene Ordinary Shares, reflecting the effect of the Split Factor of 0.11059896 on 3,589,056 ordinary shares of TNL Mediagene underlying TNL Mediagene’s employee stock options,(ii) 1,538,127 TNL Mediagene Ordinary Shares, reflecting the effect of the Split Factor of 0.11059896 on 13,907,246 convertible preferred shares of TNL Mediagene, (iii) 9,487,500 Public Warrants, and (iv) 7,345,104 Blue Ocean Private Placement Warrants.

(2)      Reflects the effect of Split Factor, which was 0.11059896, on 201,525,865 weighted average number of outstanding ordinary shares of TNL Mediagene, including the issuance of 90,740,305 ordinary shares of TNL Mediagene to acquire Mediagene assumed to have occurred on January 1, 2023.

TAXATION

Material U.S. Federal Income Tax Considerations

The following is a general discussion of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the TNL Mediagene Ordinary Shares and TNL Mediagene Warrants. The effects and considerations of other U.S. federal tax laws, such as estate and gift tax laws, alternative minimum or Medicare contribution tax consequences and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect the tax consequences discussed below. TNL Mediagene has not sought nor will seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS will not take or a court will not sustain a contrary position to that discussed below regarding the tax consequences discussed below. This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•        banks, insurance companies, and certain other financial institutions;

•        regulated investment companies and real estate investment trusts;

•        brokers, dealers or traders in securities;

•        traders in securities that elect to mark to market;

•        tax-exempt organizations or governmental organizations;

•        U.S. expatriates and former citizens or long-term residents of the United States;

•        persons holding TNL Mediagene Ordinary Shares and/or TNL Mediagene Warrants, as the case may be, as part of a hedge, straddle, constructive sale, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•        persons subject to special tax accounting rules as a result of any item of gross income with respect to TNL Mediagene Ordinary Shares and/or TNL Mediagene Warrants, as the case may be, being taken into account in an applicable financial statement;

•        persons that actually or constructively own 5% or more (by vote or value) of the outstanding issued TNL Mediagene Ordinary Shares;

•        “controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•        S corporations, partnerships or other entities or arrangements treated as partnerships or other flow-through entities for U.S. federal income tax purposes (and investors therein);

•        U.S. Holders having a functional currency other than the U.S. Dollar;

•        persons who hold or received TNL Mediagene Ordinary Shares and/or TNL Mediagene Warrants, as the case may be, pursuant to the exercise of any employee stock option or otherwise as compensation; and

•        tax-qualified retirement plans.

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of TNL Mediagene Ordinary Shares, or TNL Mediagene Warrants, as the case may be, that is for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•        a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a “United States person” (within the meaning of Section 7701(a)(30) of the Code) for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds TNL Mediagene Ordinary Shares or TNL Mediagene Warrants, the tax treatment of an owner of such entity will depend on the status of the owners, the activities of the entity or arrangement and certain determinations made at the owner level. Accordingly, entities or arrangements treated as partnerships for U.S. federal income tax purposes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THE U.S. FEDERAL INCOME TAX TREATMENT OF OWNING TNL MEDIAGENE ORDINARY SHARES, OR TNL MEDIAGENE WARRANTS TO ANY PARTICULAR HOLDER WILL DEPEND ON THE HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, AND LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF TNL MEDIAGENE ORDINARY SHARES OR TNL MEDIAGENE WARRANTS.

U.S. Federal Income Tax Considerations of Ownership and Disposition of TNL Mediagene Ordinary Shares and TNL Mediagene Warrants to U.S. Holders

Distributions on TNL Mediagene Ordinary Shares.

Subject to the discussion below under “— Passive Foreign Investment Company Rules”, if TNL Mediagene makes distributions of cash or property on the TNL Mediagene Ordinary Shares, a U.S. Holder generally will be required to include in gross income, first as a dividend to the extent of TNL Mediagene’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), and then as a tax-free return of capital to the extent of the U.S. Holder’s tax basis, with any excess treated as capital gain from the sale or exchange of the shares. Because TNL Mediagene does not expect to provide calculations of its earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. Any dividend will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Subject to the discussion below under “— Passive Foreign Investment Company Rules,” dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower applicable capital gains rate, provided that:

•        either (a) the shares are readily tradable on an established securities market in the United States, or (b) TNL Mediagene is eligible for the benefits of a qualifying income tax treaty with the United States that includes an exchange of information program;

•        TNL Mediagene is neither a PFIC (as discussed below under below under “— Passive Foreign Investment Company Rules”) nor treated as such with respect to the U.S. Holder for TNL Mediagene’s in any taxable year in which the dividend is paid or the preceding taxable year;

•        the U.S. Holder satisfies certain holding period requirements; and

•        the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property.

There also can be no assurance that TNL Mediagene Ordinary Shares will be considered “readily tradable” on an established securities market in the United States in accordance with applicable legal authorities. Furthermore, there can no assurance that TNL Mediagene will not be treated as a PFIC in any taxable year. See discussion below under “— Passive Foreign Investment Company Rules.” U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for dividends paid with respect to TNL Mediagene Ordinary Shares.

Subject to certain exceptions, dividends on TNL Mediagene Ordinary Shares will constitute foreign source income for foreign tax credit limitation purposes. If such dividends are qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by a fraction, the numerator of which is the reduced rate applicable to qualified dividend income and the denominator of which is the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by TNL Mediagene with respect to the TNL Mediagene Ordinary Shares generally will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

Sale, Exchange, Redemption or Other Taxable Disposition of TNL Mediagene Ordinary Shares and TNL Mediagene Warrants.

Subject to the discussion below under “— Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize taxable gain or loss on any sale, exchange, redemption or other taxable disposition of TNL Mediagene Ordinary Shares or TNL Mediagene Warrants in an amount equal to the difference between (i) the amount realized on the disposition, and (ii) such U.S. Holder’s adjusted tax basis in such TNL Mediagene Ordinary Shares and/or TNL Mediagene Warrants. Any gain or loss recognized by a U.S. Holder on a taxable disposition of TNL Mediagene Ordinary Shares or TNL Mediagene Warrants generally will be capital gain or loss. A non-corporate U.S. Holder, including an individual, who has held the TNL Mediagene Ordinary Shares and/or TNL Mediagene Warrants for more than one year generally will be eligible for reduced tax rates for such long-term capital gains. The deductibility of capital losses is subject to limitations.

Any such gain or loss recognized generally will be treated as a U.S. source gain or loss. Accordingly, in the event any non-U.S. tax (including withholding tax) is imposed upon such sale or other disposition, a U.S. Holder’s ability to claim a foreign tax credit for such non-U.S. tax is subject to various limitations and restrictions. U.S. Holders are urged to consult their own tax advisor regarding the ability to claim a foreign tax credit and the application of tax treaty to such U.S. Holder’s particular circumstances.

Exercise or Lapse of TNL Mediagene Warrants

Except as discussed below with respect to the cashless exercise of TNL Mediagene Warrants, a U.S. Holder generally will not recognize taxable gain or loss upon the acquisition of a TNL Mediagene Ordinary Share on the exercise of a TNL Mediagene Warrant for cash. A U.S. Holder’s tax basis in TNL Mediagene Ordinary Shares received upon exercise of the TNL Mediagene Warrants generally should be an amount equal to the sum of the U.S. Holder’s tax basis in the TNL Mediagene Warrants received therefor and the exercise price. The U.S. Holder’s holding period for a TNL Mediagene Ordinary Share received upon exercise of the TNL Mediagene Warrants will begin on the date following the date of exercise (or possibly the date of exercise) of the TNL Mediagene Warrants and will not include the period during which the U.S. Holder held the TNL Mediagene Warrants. If a TNL Mediagene Warrant is allowed to lapse unexercised, a U.S. Holder that has otherwise received no proceeds with respect to such TNL Mediagene Warrant generally will recognize a capital loss equal to such U.S. Holder’s tax basis in the lapsed TNL Mediagene Warrant.

The tax consequences of a cashless exercise of TNL Mediagene Warrants are not clear under current U.S. federal income tax law. A cashless exercise may be tax-deferred, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s basis in the TNL Mediagene Ordinary Shares received would equal the U.S. Holder’s basis in the TNL Mediagene Warrants exercised therefor. If the cashless exercise is not treated as a realization event, a U.S. Holder’s holding period in the TNL Mediagene Ordinary Shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the TNL Mediagene Warrants. If the cashless exercise were treated as a recapitalization, the holding period of the TNL Mediagene Ordinary Shares would include the holding period of the TNL Mediagene Warrants exercised therefor.

It is also possible that a cashless exercise of TNL Mediagene Warrants could be treated in part as a taxable exchange in which gain or loss would be recognized in the manner set forth above under “— Sale, Exchange, Redemption or Other Taxable Disposition of TNL Mediagene Ordinary Shares and TNL Mediagene Warrants.” In such event, a U.S. Holder could be deemed to have surrendered warrants equal to the number of TNL Mediagene

Ordinary Shares having an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount generally equal to the difference between (i) the fair market value of the TNL Mediagene Warrants deemed surrendered and (ii) the U.S. Holder’s tax basis in such TNL Mediagene Warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the TNL Mediagene Ordinary Shares received would equal the sum of (i) U.S. Holder’s tax basis in the TNL Mediagene Warrants deemed exercised and (ii) the exercise price of such TNL Mediagene Warrants. A U.S. Holder’s holding period for the TNL Mediagene Ordinary Shares received in such case generally would commence on the date following the date of exercise (or possibly the date of exercise) of the TNL Mediagene Warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their own tax advisors regarding the tax consequences of a cashless exercise of TNL Mediagene Warrants.

Adjustment to Exercise Price

Under Section 305 of the Code, if certain adjustments are made (or not made) to the number of shares to be issued upon the exercise of a TNL Mediagene Warrant or to the TNL Mediagene Warrant’s exercise price, a U.S. Holder may be deemed to have received a constructive distribution with respect to the warrant, which could result in adverse consequences for the U.S. Holder, including the inclusion of dividend income (with the consequences generally as described above under the heading “— Distributions on TNL Mediagene Ordinary Shares”). The rules governing constructive distributions as a result of certain adjustments with respect to a TNL Mediagene Warrant are complex, and U.S. Holders are urged to consult their tax advisors on the tax consequences any such constructive distribution with respect to a TNL Mediagene Warrant.

Passive Foreign Investment Company Rules

The treatment of U.S. Holders of TNL Mediagene Ordinary Shares and/or TNL Mediagene Warrants could be materially different from that described above, if TNL Mediagene is treated as a PFIC for U.S. federal income tax purposes. A non-U.S. entity treated as a corporation for U.S. federal income tax purposes generally will be a PFIC for U.S. federal income tax purposes for any taxable year if either:

•        at least 75% of its gross income for such year is passive income; or

•        at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income.

For this purpose, TNL Mediagene will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other entity treated as a corporation for U.S. federal income tax purposes in which TNL Mediagene owns, directly or indirectly, 25% or more (by value) of the stock.

TNL Mediagene believes it was not a PFIC in 2024. Based on the current and anticipated composition of the income, assets and operations of TNL Mediagene and its subsidiaries, TNL Mediagene does not believe it will be treated as a PFIC for the taxable year in the foreseeable future. However, there can be no assurances in this regard, nor can there be any assurances that TNL Mediagene will not be treated as a PFIC in any future taxable year. Moreover, the application of the PFIC rules is subject to uncertainty in several respects, and TNL Mediagene can make no assurances that the IRS will not take a contrary position or that a court will not sustain such a challenge by the IRS.

Whether TNL Mediagene or any of its subsidiaries is treated as a PFIC is determined on an annual basis. The determination of whether TNL Mediagene or any of its subsidiaries is a PFIC is a factual determination that depends on, among other things, the composition of TNL Mediagene’s income and assets, and the market value of their and their respective subsidiaries’ shares and assets. Changes in the composition of TNL Mediagene’s or any of its respective subsidiaries’ income or composition of TNL Mediagene’s or any of its subsidiaries’ assets may cause it to be or become a PFIC for the current or subsequent taxable years. Under the PFIC rules, if TNL Mediagene were considered a PFIC at any time that a U.S. Holder owns TNL Mediagene Ordinary Shares or TNL Mediagene

Warrants, TNL Mediagene would continue to be treated as a PFIC with respect to such investment unless (i) it ceased to be a PFIC and (ii) the U.S. Holder made a “deemed sale” election under the PFIC rules. If such election is made, a U.S. Holder will be deemed to have sold its TNL Mediagene Ordinary Shares or TNL Mediagene Warrants at their fair market value on the last day of the last taxable year in which TNL Mediagene is classified as a PFIC, and any gain from such deemed sale would be subject to the consequences described below. After the deemed sale election, TNL Mediagene Ordinary Shares or TNL Mediagene Warrants with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless TNL Mediagene subsequently becomes a PFIC.

For each taxable year that TNL Mediagene is treated as a PFIC with respect to a U.S. Holder’s TNL Mediagene Ordinary Shares or TNL Mediagene Warrants, the U.S. Holder will be subject to special tax rules with respect to any “excess distribution” (as defined below) received and any gain realized from a sale or disposition (including a pledge) of such securities (collectively the “Excess Distribution Rules”), unless the U.S. Holder makes a valid QEF election or mark-to-market election as discussed below. Distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the TNL Mediagene Ordinary Shares will be treated as excess distributions. Under these special tax rules:

•        the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares;

•        the amount allocated to the current taxable year, and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which TNL Mediagene is a PFIC, will be treated as ordinary income; and

•        the amount allocated to each other taxable year will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

Under the Excess Distribution Rules, the tax liability for amounts allocated to taxable years prior to the year of disposition or excess distribution cannot be offset by any net operating losses, and gains (but not losses) realized on the sale of the TNL Mediagene Ordinary Shares or TNL Mediagene Warrants cannot be treated as capital gains, even though the U.S. Holder holds the TNL Mediagene Ordinary Shares or TNL Mediagene Warrants as capital assets.

Certain of the PFIC rules may impact U.S. Holders with respect to equity interests in subsidiaries and other entities which TNL Mediagene may hold, directly or indirectly, that are PFICs (collectively, “Lower-Tier PFICs”). There can be no assurance, however, that TNL Mediagene does not own, or will not in the future acquire, an interest in a subsidiary or other entity that is or would be treated as a Lower-Tier PFIC. U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to any of TNL Mediagene’s subsidiaries.

If TNL Mediagene is a PFIC, a U.S. Holder of TNL Mediagene Ordinary Shares (but not TNL Mediagene Warrants) may avoid taxation under the Excess Distribution Rules described above by making a “qualified electing fund” (“QEF”) election. However, a U.S. Holder may make a QEF election with respect to its ordinary shares only if TNL Mediagene provides U.S. Holders on an annual basis with certain financial information specified under applicable U.S. Treasury regulations. TNL Mediagene will endeavor to provide U.S. Holders with the required information on an annual basis to allow U.S. Holders to make a QEF election with respect to the TNL Mediagene Ordinary Shares in the event TNL Mediagene is treated as a PFIC for any taxable year. There can be no assurance, however, that TNL Mediagene will timely provide such information for the current year or subsequent years. The failure to provide such information on an annual basis could prevent a U.S. Holder from making a QEF election or result in the invalidation or termination of a U.S. Holder’s prior QEF election. In addition, although not free from doubt, U.S. Holders of TNL Mediagene Warrants will not be able to make a QEF election with respect to their warrants under current U.S. federal income tax law.

In the event TNL Mediagene is a PFIC, a U.S. Holder that makes a valid QEF election with respect to its TNL Mediagene Ordinary Shares would generally be required to include in income for each year that TNL Mediagene is treated as a PFIC the U.S. Holder’s pro rata share of TNL Mediagene’s ordinary earnings for the year (which would be subject to tax as ordinary income) and net capital gains for the year (which would be subject to tax at the rates applicable to long-term capital gains), without regard to the amount of any distributions made in respect of TNL Mediagene Ordinary Shares. Any net deficits or net capital losses of TNL Mediagene for a taxable year would not be passed through and included on the tax return of the U.S. Holder, however. A U.S. Holder’s basis in the ordinary shares would be increased by the amount of income inclusions under the qualified electing fund rules. Dividends actually paid on the ordinary shares generally would not be subject to U.S. federal income tax to the extent of prior income inclusions and would reduce the U.S. Holder’s basis in the ordinary shares by a corresponding amount.

If TNL Mediagene owns any interests in a Lower-Tier PFIC, a U.S. Holder generally must make a separate QEF election for each Lower-Tier PFIC, subject to TNL Mediagene’s providing the relevant tax information for each Lower-Tier PFIC on an annual basis.

If a U.S. Holder does not make a QEF election (or a mark-to-market election, as discussed below) effective from the first taxable year of a U.S. Holder’s holding period for the TNL Mediagene Ordinary Shares in which TNL Mediagene is a PFIC, then the TNL Mediagene Ordinary Shares will generally continue to be treated as an interest in a PFIC, and the U.S. Holder generally will remain subject to the Excess Distribution Rules. A U.S. Holder that first makes a QEF election in a later year may avoid the continued application of the Excess Distribution Rules to its TNL Mediagene Ordinary Shares by making a “deemed sale” election. In that case, the U.S. Holder will be deemed to have sold the TNL Mediagene Ordinary Shares at their fair market value on the first day of the taxable year in which the QEF election becomes effective, and any gain from such deemed sale would be subject to the Excess Distribution Rules described above. A U.S. Holder that is eligible to make a QEF election with respect to its TNL Mediagene Ordinary Shares generally may do so by providing the appropriate information to the IRS in the U.S. Holder’s timely filed tax return for the year in which the election becomes effective. U.S. Holders should consult their own tax advisors as to the availability and desirability of a QEF election.

Alternatively, a U.S. Holder of “marketable stock” (as defined below) may make a mark-to-market election for its TNL Mediagene Ordinary Shares to elect out of the Excess Distribution Rules discussed above if TNL Mediagene is treated as a PFIC. If a U.S. Holder makes a valid mark-to-market election with respect to its ordinary shares, such U.S. Holder will include in income for each year that TNL Mediagene is treated as a PFIC with respect to such ordinary shares an amount equal to the excess, if any, of the fair market value of the ordinary shares as of the close of the U.S. Holder’s taxable year over the adjusted basis in the ordinary shares. A U.S. Holder will be allowed a deduction for the excess, if any, of the adjusted basis of the ordinary shares over their fair market value as of the close of the taxable year. However, deductions will be allowed only to the extent of any net mark-to-market gains on the ordinary shares included in the U.S. Holder’s income for prior taxable years. Amounts included in income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ordinary shares, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on the ordinary shares, as well as to any loss realized on the actual sale or disposition of the ordinary shares, to the extent the amount of such loss does not exceed the net mark-to-market gains for such ordinary shares previously included in income. A U.S. Holder’s basis in the ordinary shares will be adjusted to reflect any mark-to-market income or loss. If a U.S. Holder makes a mark-to-market election, any distributions TNL Mediagene makes would generally be subject to the rules discussed above under “— Distributions on TNL Mediagene Ordinary Shares” except the lower rates applicable to qualified dividend income would not apply. U.S. Holders of TNL Mediagene Warrants will not be able to make a mark-to-market election with respect to their TNL Mediagene Warrants.

The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. The TNL Mediagene Ordinary Shares, which are listed on Nasdaq, are expected to qualify as marketable stock for purposes of the PFIC rules, but there can be no assurance that TNL Mediagene Ordinary Shares will be “regularly traded” for purposes of these rules. Because a mark-to-market election cannot be made for equity interests in any Lower-Tier PFICs, a U.S. Holder that does not make the applicable QEF elections generally will continue to be subject to the Excess Distribution Rules with respect to its indirect interest in any Lower-Tier PFICs as described above, even if a mark-to-market election is made for TNL Mediagene.

If a U.S. Holder does not make a mark-to-market election (or a QEF election, as discussed above) effective from the first taxable year of a U.S. Holder’s holding period for the TNL Mediagene Ordinary Shares in which TNL Mediagene is a PFIC, then the U.S. Holder generally will remain subject to the Excess Distribution Rules. A U.S. Holder that first makes a mark-to-market election with respect to such ordinary shares in a later year will continue to be subject to the Excess Distribution Rules during the taxable year for which the mark-to-market election becomes effective, including with respect to any mark-to-market gain recognized at the end of that year. In subsequent years for which a valid mark-to-mark election remains in effect, the Excess Distribution Rules generally will not apply. A U.S. Holder that is eligible to make a mark-to-market with respect to its TNL Mediagene Ordinary Shares may do so by providing the appropriate information on IRS Form 8621 and timely filing that form with the U.S. Holder’s tax return for the year in which the election becomes effective. U.S. Holders should consult their own tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any Lower-Tier PFICs.

A U.S. Holder of a PFIC is generally required to file an IRS Form 8621 on an annual basis. U.S. Holders should consult their own tax advisors regarding any reporting requirements that may apply to them if TNL Mediagene is a PFIC. U.S. Holders are strongly encouraged to consult their tax advisors regarding the application of the PFIC rules to their particular circumstances.

Information Reporting and Backup Withholding

Information reporting requirements may apply to dividends received by U.S. Holders of TNL Mediagene Ordinary Shares and the proceeds received on sale or other taxable disposition of TNL Mediagene Ordinary Shares or TNL Mediagene Warrants effected within the United States (and, in certain cases, outside the United States), in each case other than U.S. Holders that are exempt recipients (such as corporations). Backup withholding may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) or is otherwise subject to backup withholding. Any redemptions treated as dividend payments with respect to TNL Mediagene Ordinary Shares and proceeds from the sale, exchange, redemption or other disposition of TNL Mediagene Ordinary Shares or TNL Mediagene Warrants may be subject to information reporting to the IRS and possible U.S. backup withholding. U.S. Holders should consult their own tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding generally may be credited against the taxpayer’s U.S. federal income tax liability, and a taxpayer may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

Cayman Islands Tax Considerations

The following summary contains a description of certain Cayman Islands income tax consequences of the acquisition, ownership and disposition of TNL Mediagene Ordinary Shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase TNL Mediagene Ordinary Shares. The summary is based upon the tax laws of the Cayman Islands and regulations thereunder as of the date hereof, which are subject to change.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any shares under the laws of their country of citizenship, residence or domicile.

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation, and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us or holders of the TNL Mediagene Ordinary Shares levied by the government of the Cayman Islands, except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our Company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of the TNL Mediagene Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the TNL Mediagene Ordinary Shares, nor will gains derived from the disposal of the TNL Mediagene Ordinary Shares be subject to Cayman Islands income or corporation tax.

We have been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, have applied for undertakings from the Governor in Cabinet of the Cayman Islands in the following form:

The Tax Concessions Law

Undertaking as to Tax Concessions

In accordance with section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, the following undertaking is hereby given to the Company:

that no law which is thereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

on or in respect of the shares, debentures or other obligations of the Company; or

by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act (As Revised) of the Cayman Islands.

EACH HOLDER SHOULD CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER.

TNL MEDIAGENE’S BUSINESS

In this section, “we,” “us” and “our” generally refer to TNL Mediagene, a Cayman Islands exempted company, together as a group with its subsidiaries.

Overview

We are Asia’s next-generation media company built around a portfolio of diverse and trusted digital media brands and a suite of AI-powered advertising and data analytics solutions. With data at our core, we operate media, technology and digital studio businesses primarily in Japan and Taiwan, with a vision to expand into other key East and Southeast Asian markets outside of mainland China. Through our trusted digital media brands, AI-powered advertising and data analytics technology and digital studio solutions, we aim to provide multinational clients with unmatched opportunities to contextually reach and engage with Millennial and Gen Z audiences across the East and Southeast Asian region, one of the largest and most attractive audience segments in the world.

Media and Branded Content.    As an independent digital media publisher, we are committed to being a “trusted voice in Asia for a better future” for Millennial and Gen Z audiences in Japan, Taiwan and throughout the East and, ultimately, Southeast Asia region and to inspire and enliven what the most online and connected generations watch, read, hear and buy, now and in the future. For the six months ended June 30, 2024, our 22 digital media brands across five content categories, news and business, B2B media, technology, lifestyle and food, and sports and entertainment, have reached over 40 million average monthly unique users, or MUU, in three languages, Japanese, Chinese and English, with over 175 million average monthly digital footprints across websites, social-media platforms and mobile apps. Our digital media portfolio includes not only regional editions of globally recognized brands, but also independent, market-leading digital media brands developed in-house. The implementation of AI translation technology allows us to widen our reach across different countries, languages, media brands and platforms, and to adapt and rapidly cross-pollinate content from one country, language, media brand or platform to another, reaching audiences wherever they live, whatever languages they speak and whatever platform they use across our own digital media brands. Through our digital media brands, we build trust and engagement with our Millennial and Gen Z audiences, allowing us to deliver highly targeted and effective advertising for our clients outside traditional social-media and content platforms. For the years ended December 31, 2022 and 2023, we recorded $3.3 million and $9.8 million, respectively, of revenue from our media and branded content business. In the six months ended June 30, 2024 and June 30, 2023, our media and branded content segment recorded $6.8 million and $2.3 million of revenue, respectively.

Technology.    Our data analytics and AI-powered technology gives us deep insight into the content consumption and engagement behaviors of our users and enables us to optimize audience monetization by creating and delivering captivating and high-quality content and deep two-way connections with our audience, particularly among members of the Millennial and Gen Z generations. Our 22 trusted digital media brands cover diverse categories, offering high engagement with the growing and affluent digital-native generations primarily in Japan and Taiwan, and deliver high-quality advertisement performance in the digital advertising and growing retail media spaces. We have represented over 850 regional and global advertising clients across diverse industries, including multinational companies and government agencies. We provide our clients with a one-stop access point for their digital advertising and marketing needs, allowing them to connect and engage with audiences primarily in Japan and Taiwan and, ultimately, across the Southeast Asia region. We believe our growing first- and zero-party data will help provide our advertising clients with greater return on advertising spend, measurable monetization opportunities and competitive advantages through personalized advertising, content marketing, retail media and integrated marketing and live event solutions. For the years ended December 31, 2022 and 2023, we recorded $7.5 million and $10.6 million of revenue, respectively, from our technology business. In the six months ended June 30, 2024 and June 30, 2023, our technology segment recorded $5.3 million and $3.6 million of revenue, respectively.

Digital Studio.    Our integrated digital studios, agencies and market research teams provide a comprehensive suite of strategic, creative design, research and communication services that help our clients reach and engage their target audiences and build communities for their brands. Ranging from campaign planning, communication strategy, marketing content creation, and event planning to digital agency services with social media strategy, influencer recruiting, and UX/UI design, our integrated digital studio, agency and market research solutions help our clients formulate and deliver key messages to their target audiences both online and offline and enables us to build long-term relationships with our B2C and B2B clients through multi-year projects. We believe the combination of our integrated digital studio, agency and market research capabilities and access to our Millennial and Gen Z audiences in Japan and Taiwan, with a vision to expand into other key East and Southeast Asian markets, gives us advantages over our competition. For the years ended December 31, 2022 and 2023, we recorded $9.3 million and $15.4 million of revenue, respectively, from our digital studio business. In the six months ended June 30, 2024 and June 30, 2023, our digital studio segment recorded $8.5 million and $2.9 million of revenue, respectively.

Our History and Vision

Our predecessor companies, TNL and Mediagene, focused on organic growth since their respective foundings while making strategic acquisitions, having successfully completed and integrated nine acquisitions. TNL and Mediagene started out as independent digital media companies in Taiwan in 2013 and in Japan in 1998, respectively, and continued to grow both organically and inorganically. As their portfolio of digital media brands grew, so did their audience and first-party data. The digital media and advertising industry matured and the competition for advertising spend intensified. In 2015, Mediagene launched its integrated digital marketing solutions brand, Infobahn, and started developing its client base in online and offline retail spaces. As the digital media and advertising industry came to dominate media and advertising, the competition for advertising spend intensified further, moving away from brand advertising based on impressions to performance advertising based on clicks or purchases. TNL collects actionable information from its users’ behaviors on its branded websites, so-called “first-party” data, and directly from its users’ input, such as survey responses and account configurations, so-called “zero-party” data. In order to fully utilize the potential of first- and zero-party data from its predominantly Millennial and Gen Z audiences, TNL acquired and integrated a data analytics and advertising technology company, Ad2, in 2020 and started developing a host of data analytics and advertising products and services utilizing AI-powered data analytics of first- and zero-party data from its vibrant and growing audience.

Merger with Mediagene

TNL Mediagene was formed in May 2023 by the merger of TNL and Mediagene. Mediagene publishes well-known and trusted digital media brands, such as ROOMIE and MASHING UP, as well as Japanese editions of global digital media brands, including Gizmodo Japan, Lifehacker Japan and Business Insider Japan, and also provides integrated digital studio, agency and marketing solutions. TNL owns several popular digital media brands in Taiwan, including The News Lens, iCook, and Sports Vision, and also operates AI-powered data analytics and advertising technology and market research assets. As a combined company, we have established executive offices in Tokyo and Taipei, with our management distributed between Japan and Taiwan. With regional teams delivering our portfolio of services across our operating region, our revenue is split almost evenly between our Japan and Taiwan operations. We plan to expand further into new regions to expand and diversify our revenue streams.

As Asia’s next-generation media company built around a portfolio of diverse and trusted digital media brands and a suite of AI-powered advertising and data analytics solutions, we have built upon the respective strengths of our predecessors and have created synergies between the unique capabilities of both companies. Each has brought unique capabilities to TNL Mediagene — TNL’s data analytics, advertising technologies and direct-to-client advertising sales platform and Mediagene’s portfolio of iconic digital media brands in the larger Japanese market, innovative content marketing, integrated marketing, live events, and retail media capabilities — while maintaining our shared core values and focus on high-quality independent digital media publishing. Our combined innovative publishing and creative teams have a long track record of creating and licensing new, sustainable brands, as illustrated in the timeline graphic below. With our strong foundation in digital media, we have prioritized collecting more and better data, developing more data-focused services and products, delivering performance advertising that gives our clients higher return on advertising spending, and achieving audience growth by strengthening our audience share in our existing content categories, expanding into new content categories and growing into new geographic markets. Together, we intend to leverage our strengths and synergies to build TNL Mediagene into the most dynamic and innovative media, technology and digital studio company in Asia.

Our Strengths

We are Asia’s next-generation media company that operates a highly differentiated combination of (i) digital media and branded content business through our 22 trusted and independent digital media brands with prominently Millennial and Gen Z audiences, (ii) technology business through our proprietary data analytics and advertising technology products and services powered by AI and our first- and zero-party audience data, and (iii) digital studio business through our integrated digital studio, agency and market research solutions. We believe the digital media industry is at an inflection point where the traditional business model of focusing on audience growth and mass reach is being phased out. Data analytics and advertising technology that require high-quality audience data are taking the center stage as advertising clients are moving away from brand awareness based on mere ad impressions, or the number of users an ad appears to, and are seeking performance advertising that is based on return on their advertising spend (“ROAS”) and retail media, or marketing to interested customers who are already near the point of making a purchase decision. We believe our combination of businesses allows us to provide clients with a one-stop access point for their digital advertising and marketing needs and gives us an advantage over our competitors, who remain fragmented in their capabilities and occupy limited spaces in this fast-changing digital advertising and marketing ecosystem.

•        22 independent digital media brands reaching Millennial and Gen Z audiences.    For the six months ended June 30, 2024, we reached an audience of over 40 million average MUU and over 175 million average monthly digital footprints across a diverse portfolio of 22 independent digital media brands with an attractive young and affluent consumer demographic primarily in two of Asia’s most affluent markets, Japan and Taiwan. In terms of MUU, based on data by Semrush Holdings, Inc. and us, we outrank major media outlets in the East Asia and Southeast Asia region, including Nikkei and Asahi in

Japan, United Daily News and Liberty Times in Taiwan and South China Morning Post in Hong Kong, and are comparable to major media outlets in the United States, including CBNC, The Washington Post and Time. Our audience’s demographic profile is prominently Millennial and Gen Z, making up approximately 57% of our audience as of June 30, 2024. Our audience is located across Japan (approximately 50%), Taiwan (approximately 34%), the United States (approximately 6%) and Hong Kong, Southeast Asia, and other areas (approximately 10%). We believe our highly differentiated digital media brands and their captivating content delivered in original formats keep our audience engaged and growing.

•        Proprietary high-quality data in the cookieless era.    Our robust and growing portfolio of category-leading digital media brands provide us with valuable proprietary first-party audience data, which can continue to support our data analytics and advertising technology products and services without dependence on tracking cookies. As regulatory scrutiny on privacy intensifies and browsers on PCs and mobile devices increasingly impede their use, tracking cookies, formerly the mainstay of audience data collection by advertising and marketing companies, are declining in utility. Unlike those companies in the digital advertising and marketing industry that do not own or operate their own media brands, our robust and growing portfolio of category-leading digital media brands provides us with valuable first-party audience data, which can continue to support our data analytics and advertising technology products and services without dependence on tracking cookies. In addition, we collect zero-party data. As this data is collected openly with audience consent and provides direct insight into audience preferences, zero-party data has the potential to deliver the most precise audience preference information available with minimal regulatory risk. In an environment where access to quality consumer data is increasingly restricted, our first- and zero-party data resources allow advertising clients to gain actionable consumer insights and target potential customers with the high precision without the increasing regulatory and technical barriers in the new “cookieless era” of advertising.

•        Diversified client base of over 850 clients including multinational companies and government agencies.    As of June 30, 2024, we have worked with over 850 clients, including multinational companies and their regional/national operations in Japan and Taiwan as well as government agencies. Our client base is diversified across various industries, ranging from automobiles (e.g., Toyota and Honda), consumer electronics (Sony, BenQ and Panasonic), cosmetics (Shiseido, LION and POLA) and financial services (Allianz, Deloitte and Daiwa) to IT (Adobe and NTT Docomo). Many of our corporate engagements last three to five years in duration, which allows us to build strong relationships with the key stakeholders at each client. This continuity provides opportunities for up-selling and cross-selling of our other products and services. As we continue to expand, we are continuing to develop our up-sell and cross-sell potential as we collect more first- and zero-party data and develop more data-based products and services for the digital advertising and marketing needs of our clients.

•        Proven track record of growth.    We have produced consistent revenue growth organically, which has been enhanced by our success in completing and integrating nine acquisitions, retaining all of the founders in all nine acquisitions. We believe our track record of growth provides a blueprint for our growth acceleration, synergy realization and talent retention going forward. Throughout our history, we have strived to balance growth with a small capital footprint, careful cost management and monetization rather than simply scale in audience size without a plan for profitability.

Our Market Opportunity and Industry

Based on U.S. Census Bureau 2024 estimates, Pew Research demographic data for 2022 and advertising spend data for 2022 by Statista GmbH, we estimate that our serviceable addressable market (“SAM”), calculated as a product of average advertising spend per capita (calculated as equal distribution of advertising spend across population) and size of the Millennial and Gen Z audiences in each market, in Japan and Taiwan was approximately $21 billion in advertising spend in 2022. When additional markets in East and Southeast Asia, which we are currently targeting for geographical expansion, are added, we estimate that our SAM was over $61 billion in 2022.

Our vision is to be the most dynamic and innovative media, technology and digital studio company in Asia, providing end-to-end digital media, advertising and marketing solutions backed by our proprietary audience data and AI-powered data analytics and technology to our clients.

The current digital media and advertising ecosystem in Japan, Taiwan and the rest of East and Southeast Asia remains highly fragmented compared to North America, with different service provider groups typically performing one or a limited subset of specialized and traditional roles. Digital media publishers tend to remain primarily as content producers residing in their own content themes, or “verticals,” and rely on a more traditional model of advertisement inventory and programmatic sale for their revenue. Advertisement inventory is generally bought in bulk by advertisement agencies. Advertisement agencies create and design advertisement content and execute advertisement campaigns for their clients, packaging inventory with data analytics and market research services and products purchased from third-party data analytics companies. Data analytics and market research companies remain largely as third-party service providers, providing analytics and research products and services for a fee. However, several parallel key trends are now revolutionizing this fragmented digital media and advertising ecosystem.

•        Shift from Brand Advertising to Performance Advertising.    Advertising clients are moving away from brand advertising based on exposures, primarily based on impressions and are seeking performance advertising that deliver actual purchases, primarily based on ROAS. Unlike brand advertising where the goal is to drive brand awareness and favorability among as many potential consumers as possible by leading them to think or feel something new about a brand, the goal of performance advertising is to convert existing consumers to actual purchases and drive ROAS by reminding them of positive things that they already know about a brand. We believe this shift makes the ability to accurately target users based on their preferences a key factor in capturing advertising spend.

•        Shift from Display Advertising to Content Marketing.    Display advertising has long been thought of as the easiest and most effective way to reach consumers by pushing out information, often in small fragments. Display advertisements can be text ads, digital banners or videos, and they appear in distinct sections on a website that are typically reserved for paid advertisements. Billions of dollars are spent every year on display advertising, but that number is decreasing as marketers are spending more of their budgets on developing content marketing strategies and building communities around quality content. Content marketing can take the shape of anything from blogs, articles, reviews, e-books, graphics and videos. The goal is to create a value exchange with the audience by providing rich content experiences that focus less on an advertiser’s brand or product and more on creating a true value exchange for the audience, even leading the audience to generate additional content for the brand or product. By allowing the audience to socialize with the brand and likeminded peers, share their opinions and, in some cases, become content experts themselves, it becomes mutually beneficial. We believe that content marketing, in the form of trustworthy information about products and services from sources potential customers see as reliable, is an increasingly critical means of communications with consumers, especially those who distrust overt advertisements in the digital space.

•        Cookieless Era and Importance of First- and Zero-Party Data.    The digital advertising industry has been reliant for many years on the use of cookies, files with small pieces of data placed on a user’s computer to serve as an identifier or store user preferences, to obtain various user data. Cookies are a convenient way to track users across multiple sites for data collection and advertising and have been extensively used for this purpose. Recently, however, the use of cookies, especially “third-party” cookies (those placed on a user’s computer by advertisements or another source other than the main website or webpage the user is viewing) has become controversial on privacy and malware grounds. As of June 30, 2024 the makers of most major browsers and mobile devices configure, or will soon configure, their products to block or delete third-party cookies automatically. For the digital media industry, the new “cookieless era” represents a challenge as well as an opportunity. Without the use of third-party cookies, we believe industry players without alternative means to collect data or target users will struggle to compete. On the other hand, we believe that industry players who can collect data as a zero or first party directly from a body of users who interact with their content and products, i.e., without the use of third-party cookies, will enjoy a substantial competitive advantage.

•        Rise of Retail Media.    The rise of e-commerce disrupted the business model of brick-and-mortar retail stores, triggering crisis for some, and successful adaptation for others. Major offline retailers increasingly seek to engage with digital marketing and data analytics to better understand customer preferences and draw shoppers to their stores. At the same time, the digital advertising industry is seeking new sources of data, especially data that can connect customers’ preferences to their actual purchase behavior. These mutual needs have led to a growing trend for partnerships between brick-and-mortar retail and digital advertising: retail media. In a typical collaboration, offline retailers and digital advertising and data analytics groups conclude data exchange agreements, swapping retailers’ loyalty card and purchase data for digital user profiling data, and the parties work together to create content marketing highlighting the retailer’s in-store products and offering links to coupons that encourage customers to visit the physical store. We believe that retail media creates substantial opportunities in the digital media and advertising industry. In particular, we believe that players with high-quality proprietary data assets and content marketing expertise will be sought out as retail media partners, while those without these assets will be at a growing disadvantage.

We believe we are at the next inflection point in this fragmented digital media and advertising industry. Third-party cookies and other means of obtaining relatively free collection of third-party data are in decline, limiting the source of data necessary for many data analytics and market research companies. Digital media publishers face increasing costs for audience acquisition and decreasing revenue from traditional advertisement inventory sales, and many do not have the requisite technological capabilities to monetize their data. Advertising clients are moving away from brand awareness based on mere ad impressions, or the number of users an ad appears to, and are seeking performance advertising that is based on ROAS, increasingly looking to reach their target audiences in the digital space outside the major search engines and social media platforms such as Google, YouTube, Facebook and TikTok. As the accuracy and availability of third-party data continues to decline, other data sources will become relevant. In particular, we believe that first-party data will be more valuable than ever in this environment, and we are ideally positioned in terms of our media content, data and technology, to take advantage of this changing landscape. Especially when used in combination with first-party data, we also believe that direct interaction with users to collect zero-party data offers key accuracy, specificity, and privacy compliance advantages for data in the new third-party-cookieless digital media and advertising ecosystem. We anticipate new growth opportunities driven by rapid expansion and innovation in the zero-party data space. We are an integrated media, technology and digital studio company that has the requisite technology to provide AI-powered data analytics, advertising and marketing solutions. Our solutions are enabled by our growing first- and zero-party data from the engaged audiences of our category-leading digital media brands, with an emphasis on the growing retail media space, all with minimal dependence on the existing major search engines and social media platforms. With careful attention to compliance and user consent, we collect and integrate first-party data from cookieless behavior tracking and zero-party data from direct user surveys as well as second-party data from our partners to deliver high-performance marketing while respecting users’ privacy.

Our Growth Strategy

We have built our growth strategy on the following six core components:

•        Invest in Sophisticated Data Assets.    We are focused on expanding the types and quality of data that our AI-powered data analytics tools process for users we profile. Our goal is to record and analyze as many aspects of our users’ preferences and behaviors as they permit, and within applicable legal rules, to link what they read, see, hear and like to what they actually buy. To do this we are:

•        Deploying AI and cookieless tracking technology to track the browsing and purchase behaviors of users across all our digital media brands and in-house e-commerce platforms as well as e-commerce and retail partners;

•        Collecting retail purchase behavior data from clients and e-commerce and retail partners to calibrate our first-party media preference data with such second-party data on purchase behaviors;

•        Augmenting our first-party data we collect with zero-party consumer surveys with user consent through our TNL Research products and services; and

•        Expanding membership-based service offerings among our digital media brands to further enhance our zero-party data collection capabilities.

We believe that this deeper data will help us deliver more accurate and predictive marketing insights into users’ preferences and profiles and boost our client ROAS.

•        Increase User Engagement.    We use the same first-party audience data from our digital media brands that we use to track user behaviors and estimate their preferences for research and ad targeting purposes to tailor and create interactive content for our digital media brands’ users, leading to increased audience engagement and long-term viewership or “stickiness” of our digital media content. More interaction by users with our content over time gives more data on user behaviors, enabling us to better estimate our audience’s preferences, setting up a virtuous cycle that enables us to create content better tailored to our users’ preferences, continue to encourage stickiness, generate more opportunities to display advertisements and content marketing, and provide higher ROAS performance to our clients.

•        Consolidate Position in Existing Media Categories.    Using market insights from our first- and zero-party data analytics, we are also exploring options to expand our existing digital media brands’ coverage into new categories, especially when we believe there is a significant overlap or affinity between the preferences of audiences. Leveraging the viewership of our existing brands’ audience, such expansion can boost digital footprints and engagement while attracting new MUU. Where appropriate, we also intend to expand our coverage through acquisitions of new digital media brands in target content categories in our existing market. By expanding into new categories, we can provide our clients with not only a bigger audience, but also more actionable sights from higher quality first- and zero-party data. We will be able to also explore opportunities to cross-sell or up-sell our existing services and products, including innovative technology and data-based products and services for advertising and marketing.

•        Expand into New Geographies.    We intend to broaden our geographical reach and increase our audience by bringing our existing digital media brands to and acquiring new digital media brands in new geographical markets, especially in Southeast Asia. We are consistently evaluating and considering acquisition opportunities throughout the East and Southeast Asia region, excluding mainland China. Our focus is on established digital media companies with robust audiences and new regional or global media brands that can be integrated into our existing proprietary technology platform and portfolio and can provide us access to audience data from new geographies, creating monetization opportunities from existing and new clients across more brands and geographical markets. By growing into new geographies, we aim to increase our profitability by generating more MUU, digital footprints and high quality first-party data and expanding our client base in new geographical markets.

•        Deliver Market-Leading ROAS.    Advertising clients are no longer satisfied just with getting their message out to a mass audience; they demand precise targeting, measurable performance, and high ROAS. Our attention-grabbing advertisements and data-driven ad targeting already produce exceptional results for our clients. Going forward, we believe that our high-quality data and engagement offerings and our efforts to consolidate and expand our positions in new brands and content categories and geographies while maintaining our investments in content creation and AI-powered data analytics will enable our clients to benefit from a stronger and more precise level of engagement with their audiences and thus will lead to higher ROAS for our clients and growing wallet share for ourselves.

•        Expand Client Base.    As we invest in data assets, user engagement, geographical reach, category coverage and client ROAS return, we are working to grow our client base across the East and Southeast Asia region. As an integrated media, technology and digital studio company that provides end-to-end digital media, advertising and marketing solutions backed by our proprietary audience data and AI-powered data analytics and technology, we can leverage the relationships we develop with clients who initially approach us for a subset of our services to up-sell and cross-sell our full range of services, and attract referrals from traditional advertising agencies who rely on us to provide one service to their clients and that lack our breadth of expertise in digital media solutions. As our user base expands into new categories and geographies, we also look forward to developing new client relationships as we enjoy the opportunity to demonstrate our comprehensive portfolio of data-driven digital media solutions to new potential clients. Moreover, as we continue to expand and collect more zero- and first-party data, we will develop more data-based products and services for marketing and digital transformation needs of our clients, allowing us to further up-sell and cross-sell our data-based products and services and helping drive further business opportunities from both existing and new potential clients.

Our Three Interconnected Business Units

Media and Branded Content Business

Our media and branded content business provides trusted digital content in Japanese, Chinese and English across 22 category-leading digital media brands across five content categories to an engaged audience of over 40 million average MUU, centered on the Millennial and Gen Z audiences. We distribute our high-quality news, business, technology, sports, entertainment and lifestyle coverage under regional brands such as The News Lens, ROOMIE, iCook, MASHING UP, Cool3c and Sports Vision, as well as regional editions of globally recognized brands such as Business Insider, Gizmodo and Lifehacker. Our well-established independent editorial team ensures we are a trusted voice and provide reliable content for our audience. Our content is built on the foundational principles of quality, originality, and political independence. These principles permeate our editorial workflow, and we believe they are key to attracting and retaining the loyal readership whom we rely on to generate the high-quality first-party data that drives the rest of our businesses.

We strive to increase brand awareness, unique users, page and video views, and digital footprints from social media platforms. Our strong digital media brands and content generation ability allow deeper data engagement with our audience and provide both brand and performance advertising to our clients. We translate our content into multiple languages, countries, media brands, and platforms and transfer our knowledge, technology, and business schemes into other East and Southeast Asian countries to attain business growth.

Included in our media and branded content business are the revenue categories below:

•        Advertising.    Our advertising business sells advertisement space and targeted digital advertising services supported by our suite of proprietary technologies, providing our advertising clients with targeted access to engaged Millennial and Gen Z audiences.

•        Sponsored Content.    Our sponsored content business creates branded reviews, advertorials and other content drafted to meet the business requirements of our advertising clients, as well as content commerce services, i.e., the creation and deployment of promotional content that tells a brand’s story while providing our advertising clients’ potential customers with direct links to purchase the products being introduced. Based on our strong digital media brands, we have successfully sold products through our corporate sponsored content to our Millennial and Gen Z audiences. Focusing on lifestyle media, such as Gizmodo Japan, iCook, and ROOMIE, we perform content data analysis and understand which key attributes, such as wording choices, display placements, and other factors lead to sales success. This data analysis helps us provide optimal content marketing that maximizes the sales results of our clients.

•        Subscriptions.    Our recognized high-quality coverage and large, engaged audience gives us the opportunity to monetize select digital media brands directly through subscriptions, providing our most dedicated users with access to premium subscriber-only content. Subscriptions provide us not only with revenue, but also with an additional source of zero-party user profile and preference data, collected in strict compliance with GDPR and relevant Japanese, Taiwanese and other regional privacy regulations.

•        Events.    We plan and organize live offline events, including promotional functions for advertising clients and workshops, conferences, awards and lectures co-branded with our digital media brands, as well as original event series such as Mashing Up, a conference series that picks up and discusses social issues from diverse perspectives, crossing genders, ages, nationalities and industries to create new dialogues and new businesses.

While continuing to generate revenue directly, we expect our media and content business to continue to grow in both content breadth and audience reach and provide our main source of the high-quality first-party and zero-party audience data that drives our business as a whole.

Technology Business

At the heart of our technology business is a suite of proprietary technologies that support the core data gathering and analysis functions that direct our media, data analytics services, advertising and marketing products and services, as well as creative tools that facilitate our content production and digital studio products and services. Some of our key technologies include:

•        Content Management System.    Our content management system was developed to speed the process of creating and managing multi-media digital content across our digital media brands. Our content management system can assess and optimize the performance of each piece of content to improve audience reach and engagement.

•        Content Engagement Platform.    Our content engagement platform is a data management and analysis tool used to facilitate the storage, processing, viewing, and filtering of zero-, first- and second-party data across data types and sources. Fed with data from our user data tracking solutions, our platform uses AI algorithmic techniques to identify unique users, infer their interests and demographics, and create highly predictive audience profiles.

•        Advertising Network.    Our owned mobile network for serving advertisements on our digital media brands and contracted media partners in the Taiwan market. Directed by our data analytics, our advertising network can reach an estimated a significant majority of mobile internet users in Taiwan, while providing substantially more ad impressions per dollar of ad spend for our clients than crowded programmatic ad networks.

•        Creative Content Application.    Our in-house advertisement creation solution facilitates no-code design and deployment of highly visible advertisements. Seamlessly integrated into our owned advertising network to speed deployment, our Creative Content Application facilitates creation of ads that feature animation and eye-catching interactive features and promote curiosity, interest and click-throughs. This allows our clients’ advertisements to stand out from others and increases brand performance while allowing faster speed-to-market for our clients.

These technologies enable our media and branded content and digital studio businesses, and provide revenue in the categories listed below:

•        Retail Media.    Our proprietary technologies, as well as our own in-house expertise in sponsored content creation and content commerce gives us advantages in the market for retail media, or marketing to interested customers who are already near the point of making a purchase decision, where content commerce strategies have an edge. The market for retail media is growing rapidly globally, making up more than 15% of the global digital ad market for 2023 based on our internal analysis and estimate. We have been actively participating in this fast-growing market, where we utilize our technology assets to generate optimal promotional content that maximizes advertising performance and provides our clients with more efficient advertising returns. Using our first- and zero-party data resources, we are able to guide our retail marketing activities, optimize retail media advertising performance for our clients and provide various value-added services. Our engaged audience combined with our capacity to deliver data-driven insights, precise audience targeting, in-house e-commerce capability and partnerships with outside e-commerce platforms has given us advantages in winning retail media advertising budgets.

•        AdTech.    Our proprietary technologies allow us to offer various advertisement technology, or AdTech, services to our advertising clients, including demand-side-platform services to automate bidding and deployment of advertisements on our digital media brands and select third-party partner sites through our owned ad network.

•        CDP/Data Licensing.    Powered by our proprietary data analytics technology assets, we provide audience or customer data platform services to clients to facilitate collection and processing of their audience or customer data and assist with developing audience or customer profiles and other data analytics and research services. By licensing access to our accumulated data through our platform, we also directly monetize the products of our proprietary data analytics technology.

•        E-Commerce.    To further unlock the fast-growing retail media market, we have built our own e-commerce platforms to help our clients to sell their products on our e-commerce platforms, creating synergy with our retail media business. Additionally, for a number of our digital media brands, we also operate co-branded e-commerce experiences selling a curated selection of items to our readers, as well as developing our own in-house developed products, and have partnered with well-known external e-commerce and crowdfunding platforms, generating additional fee income from such partnerships.

As we continue to invest in our technology assets, we also continue to invest in new sources of data. We plan to obtain second-party data by entering into data exchange agreements with unaffiliated service providers, add purchase behavior data of users of e-commerce platforms and other retailers to our existing data, and generate actionable user purchase preference insights for our clients. We believe that retail media and related data are only the tip of a data iceberg, and that the banking, insurance, and other consumer service markets offer vast and untapped possibility for mutually beneficial second-party data exchanges enabling us to deliver more personalized advertising services and better performing content commerce and marketing solutions to our clients. In the cookieless era, we are preparing to better integrate our combined zero- and first-party data, commerce purchase and other second-party data, and research and survey data so that we can take a leadership position in this market. Our technology and data expertise will not only be used in Japan and Taiwan but will also expand into new markets.

Digital Studio Business

Our digital studio business integrates marketing strategy, creative design and market research services to offer a comprehensive suite of services that help brands build community, reach, and engage their audiences, providing us with the revenue categories listed below:

•        Marketing Strategy.    We utilize our experience in media operations and branded content creation to develop and implement communications strategies for clients as a full service ad agency, including campaign strategy, display advertising, and digital agency services including social media strategy and influencer recruiting.

•        Creative and Design.    Our digital studio business offers extensive creative and design services including for web, graphics, and video as well as innovation development support, user interface, user experience and product design.

•        Market Research.    Leveraging the power of our proprietary audience data and data analytics technologies, we can deliver precise, actionable consumer preference insights to direct product development and marketing in the growing East and Southeast Asia markets.

We usually enter long-term contracts with our clients in our digital studio business, providing on-going support throughout each project. These are typically significant projects in size and scope and generate consistent revenue with relative stability. Our long track record with our prestigious client base allows us to up-sell and cross-sell our other services and helps drive further business opportunities for us, including new data-based products and services and services to assist companies with their digital transformation initiatives. Furthermore, as we position ourselves as a next-generation digital media solutions company backed with combined media, technology and agency capabilities, we receive active referrals not only from existing clients, but also from other traditional agencies that lack our breadth of expertise in digital media solutions.

Our Advertising Clients and Partners

We offer a unique value proposition to our advertising clients and partners looking to reach Millennial and Gen Z audiences in Japan, Taiwan and East and Southeast Asia. Our blue-chip advertising client and partner base relies on our ability to deliver advertising placements across diverse content and audience categories, while also making available creative and content management support, AI-powered customer data collection and analysis, research, e-commerce and event support, and marketing agency services targeting consumer demographics. Our largest Japanese clients include a domestic food company, a multinational software company and a multinational technology manufacturer. Our largest Taiwanese clients include a global advertising agency, a domestic cable television network and a domestic power utility company.

Our advertising client and partner base has a significant concentration of revenues around particular clients and partners, with our top ten direct advertising clients and partners making up 25.8% of our total revenue for the six months ended June 30, 2024.

Our Audience and Digital Media Brands

Our Audience

Based on U.S. Census Bureau 2024 estimates and Pew Research demographic data for 2022, we estimate that our target Millennial and Gen Z audiences across the East and Southeast Asia region, excluding mainland China, and among Asian Americans number approximately 1.2 billion, with SAM of over $61 billion. Millennial and Gen Z audiences demand high-quality and trusted content that resonates with their curiosity, tech-savvy, global interests and ambitious lifestyle aspirations, delivered in the digital spaces they grew up in. We believe that our digital media brands, targeted to the key news and business, B2B media, technology, lifestyle and food, and sports and entertainment verticals, are well positioned to engage audiences across East and Southeast Asia in English and local languages such as Japanese and Chinese.

We measure our audience’s size and engagement with our content by way of “MUU” and “digital footprint” metrics. MUU calculates how many unique devices or users interact with our content on websites and applicable social media platforms over a given month based on Google Analytics, filtering out multiple views, interactions or sessions by the same identifier. The more inclusive “digital footprint” metric measures the number of times our content has been accessed by any device or user, including page and video views and social media interactions, filtering out those with shorter duration of access for accuracy. For more details of our key operating metrics, see the discussion under the caption “TNL Mediagene’s Management’s Discussion and Analysis of Financial Condition and Results of Operations — Key Operating Metrics.” Based on the most recent available data sourced from Google Analytics for our branded websites and Semrush Holdings, Inc. for other media, for the six months ended June 30, 2024 our trusted and independent content brings over 40 million average MUU and over 175 million average monthly digital footprints to our websites, social media and mobile apps, including millions of subscribers on Facebook, Instagram, YouTube, X and other key social media platforms. According to our internal estimates based on available data from Google Analytics, as of June 30, 2024, approximately 61% of our audience was between 18-44 years old and well-balanced between male and female users, with 43% of our viewers identifying as female and 57% identifying as male. As of June 30, 2024, the majority of our audience was located in Japan (approximately 63%) and Taiwan (approximately 30%), the locations of our principal places of business, with significant percentages in the United States (approximately 1%), Hong Kong (approximately 3%), the rest of Southeast Asia (approximately 1%) and the other areas (approximately 2%), including Canada, the United Kingdom and Australia, as summarized in the graphic below.

Our Digital Media Brands

As publishers, our core mission is to deliver creative and information-rich content across various domains, including news and business, B2B media, technology, and lifestyle and food and sports and entertainment. We take pride in maintaining independence and a politically neutral stance in our content, catering to a diverse audience without bias. Through organic growth and six media brand acquisitions since 2018, we have built a portfolio of 22 digital media brands that reached an audience of over 40 million average MUU for the six months ended June 30, 2024 concentrated in Millennial and Gen Z audiences in Japan and Taiwan.

Our digital media brands also deliver a wide range of digital media solutions, including content marketing for clients in the form of reviews, articles, and advertorials, in content categories that give us and our clients access to digital native Millennial and Gen Z audiences across a wide area of interests: independent media focused on the business and tech world under our News and Business category, specialist news for business professionals under our B2B Media category, information related to the tech world and consumer electronics under our Technology category, promotional lifestyle media targeted at luxury consumers under our Lifestyle and Food category and sports, movies, and TV coverage under our Sports and Entertainment category. Our main digital media brands include:

News and Business

•        The News Lens, one of TNL Mediagene’s core digital media brands and an independent news site providing insightful content, in-depth features, original investigations and infographics that highlight multiple perspectives on news stories related to Taiwan, Hong Kong, Japan, and Southeast Asia.

•        Business Insider Japan, a Japan edition of Business Insider, a news site focused on developments inside and outside Japan in business, finance, politics, and technology.

•        Business Yee, a specialized Chinese-language business news site.

B2B Media

•        DIGIDAY JAPAN, a Japan edition of DIGIDAY, a specialist publication bringing Japanese and international digital marketing news from the perspectives of brands, platforms, and ad agencies.

•        MASHING UP, a Japan-focused conference and event series exploring social issues and solutions from the perspectives of diversity, inclusion and sustainability.

•        Modern Retail, a sister site of DIGIDAY Japan focused on retail marketing.

•        GLOSSY JAPAN, a sister site of DIGIDAY JAPAN focused on the future of the beauty and fashion industry.

Technology

•        Gizmodo Japan, a Japan edition of Gizmodo, an iconic weblog site which publishes news, reviews, and buying guides of latest technology and consumer gadgets, and its associated sites Lifehacker Japan and Giz Yatai, an e-commerce site selling Giz Yatai-branded small-run products to its audience.

•        Cool3c, a Taiwan-focused gadget weblog site featuring new product information, reviews, and in-depth analysis of brand stories in the gadget and tech space.

•        Tech Insider, a tech-focused sister site of Business Insider Japan publishing stories on technology and the business of technology.

•        INSIDE, an online news publication focused on internet and software startups, blockchain, technology industry trends, digital life and future technology.

Lifestyle and Food

•        iCook, a Taiwan-focused food site featuring original recipes, food and lifestyle content and information on eating out in Taiwan and Japan.

•        Lifehacker Japan, a weblog site about lifestyle advice and software tips and news.

•        ROOMIE, a site which provides busy, active young men, women and couples with lifestyle items and ideas with a “crafty” feel for work, hobbies and relationships.

•        ROOMIE KITCHEN, a cooking themed sister site to ROOMIE available in Chinese and Japanese.

•        Life Insider Japan and Money Insider Japan, sister sites to Business Insider Japan that bring the latest updates on work, lifestyles and personal finance, targeting a primarily Millennial and Gen Z audience in Japan.

•        every little d, a design and art themed online publication in Taiwan that “tells stories of details in our daily life.”

Sports and Entertainment

•        Sports Vision, a site which presents comprehensive news and analysis on sports, athletes, sports policy and the business of sports.

•        Agent Movie, a Taiwan-focused film and TV related news and review site featuring widely-read Chinese-language columnists writing on film and television, including reviews and interviews.

•        Fuze, a Japan-focused digital culture site publishing content focused on art, music, and the counterculture in the digital age.

•        Ohsowow, an online publication for fans of Korean pop culture and entertainment in Taiwan.

Competition

As a next-generation media company, we are active across the entire digital media and advertising ecosystem in the markets for media content, data analytics and technology and digital studio services. In the media and branded content business, since our core audience is members of the Millennial and Gen Z generations, digital content providers that target younger, digital native audiences are our natural competitors. Historically these have included HuffPost Japan, Techbang, Cookpad, Variety and others.

In the technology business, our competitors include marketing technology solutions providers, advertising market platforms and market research firms. These have included OneAd, iKala, Appier Group, Google and others.

In the digital studio business, our competitors are other advertising agencies and creative studios, including Intage, Nyle, Good Patch and others.

On the whole, we believe that our end-to-end digital media solutions powered by our suite of advertising and data analytics technologies and our digital media brands’ reach among Millennial and Gen Z audiences in the East Asia region, particularly Japan and Taiwan, gives us advantages over our competitors, who are primarily specialists addressing a sector of the ecosystem, and integrates us into the broader digital media, advertising and data ecosystem to the benefit of our advertising clients and partners.

Human Resources

Our Employees

We consider the hiring and retention of talented employees to be essential to the ongoing success of our business. As of June 30, 2024, we had 548 employees located in Japan, Taiwan and Hong Kong.

Diversity and Inclusion

We value diversity and inclusion (“D&I”) and strive to weave this value into everything we do. We attract a diverse group of employees that reflect the audience we are trying to reach through our content, and we welcome the unique skills, experiences, and backgrounds each employee brings to the table every day. As of June 30, 2024, approximately 2.9% of our employees in Taiwan were members of minority groups, including foreign residents of Taiwan, indigenous people and persons with disabilities, and 2.0% of our employees in Japan were members of minority groups, including non-citizen residents of Japan. In addition, 58.9% of our Taiwan and 52.7% of our Japan employees identify as female.

We continuously improve our strategies for recruitment, training, career development, and education to support our ongoing D&I mission. Our recruiting team has been intentional about developing a diverse strategy to ensure active recruitment of diverse talent and candidates from underrepresented groups, as well as to ensure that the company hires and retains talent with diverse perspectives and backgrounds. Throughout the recruitment and hiring process, we emphasize educating all participants about internal and unconscious biases and how to overcome them, ensuring that all job descriptions and interview processes are inclusive and accessible. We are committed to increasing the representation of minority employees in senior leadership positions; we have concentrated our efforts on advancing and retaining current minority employees and recruiting and attracting more minority candidates for senior roles.

We are committed to creating a work culture where employees can bring their authentic selves to work every day. We want all employees to feel safe and supported, free from the threat of microaggressions or bias.

We plan to continue to develop and launch key D&I educational opportunities, including events and trainings on gender equality, equal opportunities for disability, equal opportunities for sexual orientation, workplace harassment awareness and health and well-being awareness. Additionally, we are promoting initiatives in our Japan office to install gender neutral bathrooms, eliminate the inclusion of age, gender, and photographs on resumes, and encourage employees in same-sex relationships to take advantage of the marriage, child, and other life stage bonuses we provide. Additionally, we will provide flexible remote working arrangements to accommodate employees’ family care needs. Our goal is to establish a working environment where employees can lead autonomously, allowing them to unleash their creativity and impact.

Compensation and Benefits

We provide compensation and benefits programs to help meet the needs of our employees and reward their efforts and contributions. We seek fairness in total compensation with reference to external comparisons, internal comparisons and the relationship between management and non-management compensation.

In addition to salaries, we provide competitive compensation programs commensurate with our peers and industry. Our compensation programs currently vary between our Japan and Taiwan offices to provide competitive compensation in line with local market practice. In both Japan and Taiwan, our compensation and benefit programs include our 2015 Global Share Plan, a stock option plan under which our employees can receive stock options to purchase a specified number of our ordinary shares at a predetermined discount price with a pre-determined vesting schedule over the course of employment. As of the date of this prospectus, we do not plan to grant any additional awards under our 2015 Plan. However, the 2015 Plan will continue to govern the terms and conditions of the outstanding awards previously granted under the 2015 Plan. For details, see the discussion under the caption “Management — Share-based Compensation.” We also provide year-end, monthly, and project management performance bonuses, special payments for Taiwanese festivals, marriage, funeral, childbirth and hospitalization benefits, meal and travel allowances and education subsidies for our Taiwan employees. Our Japan office employees enjoy marriage, funeral, childbirth, and hospitalization benefits, special long-service bonus payments and paid leaves, as well as subsidies for private English lessons, qualifications related to our business, a free café in our office, and a remote work policy allowing unlimited work from home or from another location for up to two months. Such programs and our overall compensation packages seek to facilitate retention of key personnel.

Health, Safety and Wellness

The success of our business is fundamentally connected to the wellbeing of our people. Accordingly, we are committed to the health, safety and wellness of our employees. We provide our employees and their families with access to a variety of innovative, flexible and convenient health and wellness programs, including overwork prevention and ergonomics initiatives in our Taiwan office and access to medical consultation and talk therapy services in our Japanese offices. In response to the COVID-19 pandemic, we implemented countermeasures, such as remote work, which we determined were in the best interests of our employees, as well as the communities in which we operate, and which complied with applicable government regulations. We continue to evolve our programs to meet our employees’ health and wellness needs.

Insurance

We provide social security insurance, including occupational accident, medical, injury, disability and death benefits, unemployment insurance, national health insurance subsidies, retirement pensions and group accident insurance, in the case of Taiwan, and occupational accident, national health insurance, nursing care insurance, national pension, and employment insurance, plus a defined contribution pension plan, in the case of Japan, for our employees in compliance with applicable Taiwan and Japanese laws. We maintain fire insurance for our Taiwan office and fire, liability, director and officer, employee liability, personal information leakage, IT incident and overseas travel insurance policies for our Japanese office.

Intellectual Property

We depend on our brands to build and maintain name recognition and audience loyalty and regard our intellectual property as critical to our success. The value of our digital media brands depends on intellectual property and licenses to intellectual property that we own or hold, including but not limited to the trademarks Business Insider Japan, Gizmodo Japan, Lifehacker Japan, DIGIDAY JAPAN, The News Lens, iCook and Sports Vision and domain names associated with these marks. We retain the rights to an extensive content library that is monetized through multiple revenue streams. In addition to our brand, domain, and content assets, we own and license various advertising and data analytics technologies that power our business. We rely on, and expect to continue to rely on, a combination of work for hire, assignment, license and confidentiality agreements with our employees, consultants and third parties with whom we have relationships, as well as trademark, trade dress, domain name, copyright, trade secret and patent laws, to protect our brands, content, proprietary technologies, and other intellectual property rights.

As of June 30, 2024, we held 40 registered trademarks in Japan, 51 registered trademarks and two patents in Taiwan, and three registered trademarks in the other territories in which we operate. We continually review our development efforts to assess the existence and our ability to register new intellectual property, and whether to decommission certain of our intellectual property assets. We intend to continue to file additional applications with respect to our intellectual property assets.

Regulatory Matters

We are subject to many laws and regulations in Japan, Taiwan, the United States, Hong Kong, and throughout the world, including those related to privacy, data protection, content regulation, intellectual property, consumer protection, ecommerce, marketing, advertising, messaging, rights of publicity, libel and defamation, health and safety, employment and labor, product liability, accessibility, competition, and taxation. These laws and regulations are constantly evolving and may be interpreted, applied, created, or amended in a manner that could harm or require us to change our current or future business and operations. In addition, it is possible that certain governments may seek to block or limit use or distribution of our products and services or otherwise impose other restrictions that may affect access to or operation of any or all of our products and services for an extended period of time or indefinitely.

Data Privacy and Security Laws

We receive, process, store, use and share data, some of which contains personal information, including, but not limited to, full name, birth date, address, phone number, email address, age and GPS location as well as technical identifying data including, but not limited to, IP address, device, browser and operating system IDs, activity logs, usage and preference information, and user-generated content. We are therefore subject to various laws, policies, and regulations worldwide relating to the privacy and security of consumer, customer and employee personal information. These laws, including the Act on the Protection of Personal Information of Japan and the Taiwan Personal Data Protection Act, often require companies to implement specific information security controls to protect certain types of data (such as personal data, “special categories of personal data” or health data), and/or impose specific requirements relating to the collection or processing of such data.

According to the Act on the Protection of Personal Information of Japan, our Japanese subsidiaries are required to, among other restrictions and requirements, notify data subjects of the specified purpose of use for which their personal information is being processed and shall not use such data beyond the specified purpose of use or disclose it to any third party without the data subject’s consent, subject to various exceptions or additional restrictions in accordance with circumstances. In addition, our Japanese subsidiaries are required to give data subjects the opportunity to correct their personal information if the legal elements for such correction requests are satisfied, among various other legal rights granted to data subjects.

According to the Taiwan Personal Data Protection Act, our Taiwan subsidiaries are required to conduct due notification procedures and obtain customers’ consent to collect their personal data, and shall not use such personal data beyond the scope authorized by the customer or disclose it to third parties. In addition, the individuals making up our traffic, as data subjects, are entitled to request our Taiwan subsidiaries, as the holders of personal data, to delete or provide a copy of their personal data.

For more details, see the discussion under the caption “Risk Factors — Risks Related to TNL Mediagene’s Legal and Regulatory Environments — Failure to comply with laws and regulations with respect to privacy, data protection and consumer marketing practices, could adversely affect our business.”

Sustainability

We consider sustainability to be a cornerstone of our business. Some of the efforts we have undertaken to ensure our business are sustainable include encouraging energy conservation and public transportation in our offices, collaborating with suppliers and hosting providers with a commitment to carbon reduction and green energy certifications, using environmentally-friendly office supplies, and undertaking awareness-raising workshops and events surrounding sustainability and decarbonization, including the BEYOND Sustainability Award, an award that recognizes companies that promote sustainable management and GREEN SHIFT, which provides information and community building for innovators working on new businesses. We are also exploring future initiatives based on carbon reduction guidance and certifications.

Facilities

Our Japan executive office is located in Tokyo, Japan where we occupy facilities totaling approximately 1,200 square meters under leases. In addition, we have a sizable operation in Taiwan through our Taiwan executive office in Taipei, Taiwan where we occupy a facility totaling 1,610 square meters under leases. We use these facilities for administration, finance, legal, human resources, information technology, sales and marketing, engineering, technology, production and development.

We intend to procure additional space as we add employees and expand geographically. We believe that our facilities are adequate to meet our needs for the immediate future and that suitable additional space will be available to accommodate any expansion of our operations if needed in the future.

Seasonality

Our business is subject to some seasonal influences. Historically, our revenue is typically highest in the fourth quarter of the year due to increased advertisement spending and revenue by multinational advertisers and e-commerce clients benefiting from holiday spending at the end of the calendar year. For more details on seasonality of our business, see the discussion under the caption “TNL Mediagene’s Management’s Discussion and Analysis of Financial Condition and Results of Operations — Key Factors Affecting Our Results of Operations — Seasonality.”

Legal Proceedings

We are currently not involved in any material legal or administrative proceedings. We may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of business. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of our resources, including our management’s time and attention.

MANAGEMENT

The following table provides information about our executive officers and directors as of the date of this prospectus. Our Board is composed of seven directors.

Name	Age	Position
Joey (Tzu-Wei) Chung	41	Director and Chief Executive Officer
Marcus Brauchli	63	Director
Motoko Imada	57	Director and President
Jim Wu	56	Director and Chief Corporate Affairs Officer
Lauren Zalaznick	61	Director
Takako Masai (Nishida)	59	Director
Priscilla Han	40	Director
Richard Lee	34	Chief Technology Officer
Mario (Shih-Fan) Yang	43	Chief Content Officer — Taiwan
Hiroto Kobayashi	59	Chief Content Officer — Japan
Hiroyuki Terao	53	Chief Financial Officer

Joey (Tzu-Wei) Chung.    Mr. Chung served as Chairman and Chief Executive Officer at TNL, which he co-founded, prior to its merger with Mediagene and now serves as Director and Chief Executive Officer of TNL Mediagene. Prior to founding TNL, Mr. Chung was the General Manager of Sanrio Co., Ltd. in China and New Business Development Manager at Sanrio, Inc. in the United States. Prior to that, Mr. Chung worked in the Equity Research Department of UBS Securities Pte., Ltd., Taipei Branch, and as a columnist for Business Weekly. Mr. Chung holds a Bachelor of Arts in Foreign Languages and Literature from National Taiwan University and a M.B.A. from Harvard Business School. We believe Mr. Chung is qualified to serve as a director because of the knowledge, operational expertise and continuity he brings to TNL Mediagene as a founder of TNL, as well as his wide-ranging industry experience.

Marcus Brauchli.    Mr. Brauchli served as a Director at TNL and is also cofounder and managing partner of North Base Media. Prior to founding North Base Media, he was Vice President of Graham Holdings Company and its predecessor, The Washington Post Co., from July 2008 until December 2013. In that role, he developed digital opportunities for a group that included The Washington Post, the Post-Newsweek television stations, the Cable One group and the news and opinion weblog Slate. From September 2008 to December 2012, he was Executive Editor of The Washington Post, where he oversaw The Washington Post’s budget, its 700-person newsroom, and made improvements in the paper’s digital operation that quadrupled its audience. Mr. Brauchli came to The Washington Post from a 24-year career at Dow Jones & Co. where he rose from an international correspondent to Vice President and editor of The Wall Street Journal, oversaw The Wall Street Journal’s budget and global operations and helped to manage the operations of a number of units including Marketwatch and the Dow Jones Industrial Average. Since January 2018, Mr. Brauchli has served as a member of the supervisory board of Gremi Media, publishers of Poland’s leading business newspaper, Rzeczpospolita as well as other publications and digital platforms. Besides his board and management roles, Mr. Brauchli has served as advisor to Datami Inc., a U.S. telecommunications technology company, and Capital Digital, a Mexican media group. He has been a consultant to Univision Communications Inc., the HT Media Group in India and the Economic Journal of Hong Kong, and an Innovation Fellow at the Lang Center for Entrepreneurship at Columbia Business School. We believe Mr. Brauchli’s extensive experience leading media and global businesses and investing in digital and technology growth companies brings important and valuable skills to our board of directors.

Motoko Imada.    Ms. Imada served as a Representative Director and Chief Executive Director at Mediagene prior to its merger with TNL and now serves as Director and President of TNL Mediagene. Ms. Imada co-founded Mediagene, then INFOBAHN Group, Inc., in 1998 and founded the digital advertising agency INFOBAHN Inc. in 2015. Prior to her career as a founder, Ms. Imada held various roles in the publishing industry, where she helped launch the Japanese edition of WIRED Magazine and served as that publication’s business manager. Ms. Imada holds a Bachelor’s degree in Economics from Doshisha University. We believe Ms. Imada is qualified to serve as a Director because of her extensive experience and proven track record in founding and leading successful companies in the media and digital advertising industry, as well as the strategic vision and leadership abilities she has demonstrated throughout her career.

Jim Wu.    Mr. Wu is a Director and our Chief Corporate Affairs Officer. He previously served as the Global Vice-President of International Mergers and Acquisitions at Yahoo! Inc., Head of Corporate Development and Chief Legal Officer at the Nasdaq-listed company Openwave Systems and served on the management committee of a major American law firm. Currently, Mr. Wu serves as a director for several private and public companies in Taiwan. We believe Mr. Wu is qualified to serve as a Director due to his more than 30 years of experience and success in entrepreneurship, investment, and advisory roles in the Pacific Rim and Greater China regions. His previous legal experience also highlights his strong corporate governance and legal expertise.

Lauren Zalaznick.    Ms. Zalaznick has had an illustrious career in media and digital content strategy, serving on the boards of GoPro, RTL Group, and National CineMedia, LLC, where she is Chair. She previously served on the boards of directors of The Nielsen Corporation, Penguin Random House and Shazam. During her tenure at Comcast NBCUniversal from 2002 to December 2013, Ms. Zalaznick held roles including Chair, Entertainment & Digital Networks, where she oversaw the Bravo, Oxygen, Style, and Telemundo networks, as well as the company’s digital portfolio, and ultimately rose to the rank of Executive Vice-President. Ms. Zalaznick is a senior strategic advisor to leading media and digital companies. She is also a senior advisor to The Boston Consulting Group’s Global TMT practice, and to leading content and tech start-ups. We believe her extensive experience and expertise in digital media and content strategy will make her a highly valuable member of our board.

Takako Masai (Nishida).    Ms. Masai is a Director, and concurrently serves as a Partner at Pasona N A, Inc., Director and Chair at SBI Financial and Economic Research Institute, and Director at Tobishima Corp. (TBM). Ms. Masai was previously the Head of Sales and Marketing at Toronto-Dominion Bank for nine years. Her career has also included key roles at Shinsei Bank, including Head of the Capital Markets Division, Head of the Markets Sub-Group, and Executive Officer overseeing the Market Research Department and Financial Research Division. Ms. Masai’s extensive expertise also includes service on the Policy Board of the Bank of Japan from June 2016 to June 2021 and as an Outside Director of the Board of MCG from July 2021 to June 2023. Her significant contributions to the financial industry, particularly in market research and policy development, are widely recognized, and we believe her insights will be invaluable to our board of directors.

Priscilla Han.    Ms. Han is our seventh Director and concurrently serves as the Chief Investment Officer of Reapra Pte. Ltd., a Singapore-based investment company with a portfolio that includes companies in a wide range of industries, including education, digital media, real estate, hospitality, healthcare and agriculture across Asia, where she has served since 2019. Before joining Reapra, she worked from April 2014 to July 2017 as an investment manager covering China and Southeast Asia for New Zealand Trade and Enterprise, which focuses on driving Foreign Direct Investment into New Zealand. From May 2014 to July 2017, Ms. Han was an Investment Committee Member for North Base Media where she led financial analysis for the portfolio, a corporate finance manager for Deloitte & Touche from January 2013 to April 2014 and an associate in M&A and investment for Singapore-based investment companies. We believe Ms. Han’s extensive experience in finance, as well as analyzing and advising growth companies in Asia brings important and valuable skills to our board.

Richard Lee.    Mr. Lee was the Group Chief Integration Officer at TNL and presently serves as our Chief Technology Officer. Prior to joining the group, Mr. Lee founded and sold INSIDE and iCook to TNL, where he served as Chief Technology Officer and led product development. Mr. Lee holds a Bachelor of Science — Computer Science degree from National Chengchi University.

Mario (Shih-Fan) Yang.    Mr. Yang was a cofounder of TNL where he served as Director and Chief Content Officer and presently serves as Chief Content Officer for our Taiwan office. Mr. Yang has served as CNET’s Chief Executive Editor and Business Weekly Taiwan’s Senior Editor. Mr. Yang holds a Bachelor of Business Administration degree from National Tsing Hua University.

Hiroto Kobayashi.    Mr. Kobayashi was a cofounder of Mediagene, where he served as Director and Chief Visionary Officer, and presently serves as Chief Content Officer for our Japan office. Mr. Kobayashi is a highly regarded pioneer in digital media in Japan who started his career while a teenager by foregoing high school education. Mr. Kobayashi helped launch the Japanese edition of WIRED Magazine in 1994, and cofounded Mediagene in 1998. He has launched a variety of printed and online media outlets over the course of his career, including GIZMODO Japan. Since 2017 he has served as an official Japan partner for TOA, an international tech conference held in Berlin, and currently produces programs and fieldwork projects to co-create innovations focused on circular economy, biodiversity, and local government-private partnerships.

Hiroyuki Terao.    Mr. Terao has served as Chief Financial Officer of Mediagene, then INFOBAHN Group, Inc. since 2017, and concurrently as Director of Mediagene since 2018. Following the Merger, Mr. Terao serves as Chief Financial Officer of TNL Mediagene. Before joining Mediagene in 2017, he previously served as a director of Japan Elevator Service Holdings, where he helped the company prepare for its IPO, and as an analyst and certified public accountant at KPMG AZSA, where for fifteen years he audited the financial statements of various listed companies in Japan, advised pre-IPO companies on preparing their financial statements for listing, and assisting external audits of local governments.

None of TNL Mediagene’s officers or directors following the completion of the Merger is expected to be located in mainland China or Hong Kong.

Number and Terms of Office of Officers and Directors

As of the date of this prospectus, the board consists of seven directors of a single class. We are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on Nasdaq.

Our officers are appointed by the board and serve at the discretion of the board, rather than for specific terms of office. The board is authorized to appoint persons to the offices set forth in the TNL Mediagene A&R Articles as it deems appropriate.

Committees of the Board

We have established an audit committee, a compensation committee and a nominating and corporate governance committee under the board. Charters for each of the three committees were adopted upon consummation of the Merger. Each committee’s members and functions are described below.

Audit Committee.    Our audit committee consists of Priscilla Han, Takako Masai, and Lauren Zalaznick with Priscilla Han as the chair. Priscilla Han, Takako Masai and Lauren Zalaznick satisfy the “independence” requirements of Nasdaq and the independence standards under Rule 10A-3 under the Exchange Act. The board has determined that Priscilla Han qualifies as an “audit committee financial expert” within the meaning of the SEC rules. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

•        selecting or replacing our independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by our independent registered public accounting firm;

•        reviewing with our independent registered public accounting firm any audit problems or difficulties and management’s response and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K;

•        discussing the annual audited financial statements with management and our independent registered public accounting firm;

•        periodically reviewing and reassessing the adequacy of our audit committee charter;

•        meeting periodically with the management, our internal auditor and our independent registered public accounting firm;

•        reporting regularly to the board;

•        reviewing the adequacy and effectiveness of our accounting and integral control policies and procedures and any steps taken to monitor and control major financial risk exposure; and

•        handling such other matters that are specifically delegated to our audit committee by the board from time to time.

Compensation Committee.    Our compensation committee consists of Jim Wu, Joey (Tzu-Wei) Chung and Motoko Imada, with Jim Wu as the chair. Our compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our Chief Executive Officer may not be present at any committee meeting during which his compensation is deliberated upon. The compensation committee will be responsible for, among other things:

•        reviewing and approving, or recommending to the board for its approval, the compensation for our Chief Executive Officer and other executive officers;

•        reviewing the compensation program for our employees and recommending any proposed changes to our management;

•        reviewing and recommending to the board with respect to the compensation of our non-employee directors;

•        reviewing annually and administering all long-term incentive compensation or equity plans;

•        selecting and receiving advice from compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

•        reviewing annual bonus programs, employee pension and major welfare benefit plans.

Nominating and Corporate Governance Committee.    Our nominating and corporate governance committee satisfies Nasdaq requirements and consists of Jim Wu, Lauren Zalaznick and Priscilla Han, with Jim Wu as the chair. Lauren Zalaznick and Priscilla Han satisfy the “independence” requirements of Nasdaq. The nominating and corporate governance committee will assist the board in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

•        identifying and recommending nominees for election or reelection to the board or for appointment to fill any vacancy;

•        reviewing annually with the board its current composition in light of the characteristics of independence, age, skills, experience and availability of service to us;

•        advising the board periodically with respect to significant developments in the law and practice of corporate governance, including cybersecurity compliance, as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance, including cybersecurity compliance, and on any corrective action to be taken; and

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our company, including a duty of loyalty, a duty to act honestly and a duty to act in what they consider in good faith to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also owe to our company a duty to act with skill and care. It was previously considered that a director need not exhibit, in the performance of their duties, a greater degree of skill than may reasonably be expected from a person of their knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care, and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to us, our directors must ensure compliance with the TNL Mediagene A&R Articles, as amended and restated from time to time, and the class rights vested thereunder in the holders of the shares. Our company has the right to seek damages if a duty owed by our directors is breached. In limited exceptional circumstances, a shareholder may have the right to seek damages in our name if a duty owed by our directors is breached.

The functions and powers of our board include, among others:

•        convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;

•        declaring dividends and distributions;

•        appointing officers and determining the term of office of officers;

•        exercising the borrowing powers of our company and mortgaging the property of our company; and

•        approving the transfer of shares of our company, including the registering of such shares in our register of members.

Director Independence

As a result of our securities being listed on Nasdaq following consummation of the Merger, we adhere to the rules of such exchange and applicable SEC rules, as applicable to foreign private issuers, in determining whether a director is independent. An “independent director” is defined generally as a person other than an officer or employee of TNL Mediagene or its subsidiaries or any other individual having a relationship which in the opinion of the board, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The board has determined that Priscilla Han, Takako Masai and Lauren Zalaznick are “independent directors” as defined in the Nasdaq listing standards and that Priscilla Han, Takako Masai and Lauren Zalaznick meet the independence standards under Rule 10A-3 under the Exchange Act. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers prior to the consummation of the Merger. Under these agreements, each of our executive officers are employed on an “at-will” basis, continuing for an indefinite term, unless terminated by either party at any time and for any reason, with or without cause.

Under the employment agreements, each executive officer has agreed to hold, both during and after their employment terminates, in strict confidence and not to use or disclose, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law, including whistleblower protection laws, to any person, corporation or other entity without our written consent, any confidential information or trade secrets. Each of the employment agreements will contain provisions relating to the assignment of intellectual property, non-disclosure obligations and restrictive covenants relating to non-competition and non-solicitation that continue for one year post-termination.

We have entered into indemnification agreements with our directors and executive officers, pursuant to which we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

Compensation of Directors and Executive Officers

For the year ended December 31, 2024, we paid an aggregate of $1,006,225 in cash and benefits to our executive officers and directors. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our executive officers and directors.

Share-based Compensation

2015 Global Share Plan

In June 2015, TNL’s board of directors originally approved the 2015 Plan, which allows us to provide incentive stock options, within the meaning of Section 422 of the Code, nonstatutory stock options and restricted share awards (each, an “award” and the recipient of such award, a “participant”) to members of the board of directors and eligible employees and consultants of TNL Mediagene and any subsidiary of TNL Mediagene. As of the date of this prospectus, we do not plan to grant any additional awards under our 2015 Plan. However, the 2015 Plan will continue to govern the terms and conditions of the outstanding awards previously granted under the 2015 Plan.

As of June 30, 2024, stock options and restricted share awards were the only outstanding awards under the 2015 Plan. As of the date of this prospectus, there are no stock options granted and outstanding under the 2015 Plan held by our executive officers and directors.

The following paragraphs describe the principal terms of the 2015 Plan.

Plan Administration.    The 2015 Plan is administered by TNL Mediagene’s board of directors, or a committee appointed by the board of directors (in either case, the “plan administrator”). The plan administrator has the power to make all determinations deemed necessary or advisable for administering the 2015 Plan, in accordance with applicable law.

Eligibility.    Eligible participants in the 2015 Plan consist of key service providers, who may be employees, directors or consultants of TNL Mediagene and its subsidiaries, as selected by the plan administrator.

Stock Options.    We have granted stock option awards under the 2015 Plan. Stock option awards are grants of options to purchase our ordinary shares in accordance with the 2015 Plan. Subject to the terms of the 2015 Plan, the plan administrator determines the number of shares subject to stock options granted and other terms and conditions of such awards, which terms and conditions are set forth in an award agreement. The per share exercise price of stock options granted under the 2015 Plan must be equal to at least 100% of the fair market value of our ordinary share on the date of grant. The term of a stock option may not exceed ten years from the date of grant. With respect to any participant who owns more than 10% of the voting power of all classes of our (or any of our parents’ or subsidiaries’) outstanding shares, the term of an incentive stock option granted to such participant must not exceed five years and the per share exercise price must equal at least 110% of the fair market value of our ordinary share on the date of grant. The plan administrator determines the methods of payment of the exercise price of a stock option, which may include payment in cash, delivery of our ordinary shares or other shares of another class of our ordinary shares, or the use of cashless exercise or net exercise procedures, as well as other types of consideration permitted by applicable law. Except as otherwise set forth in an award agreement, after the termination of service of a participant, he or she may exercise his or her stock option, only to the extent that the option was vested and exercisable as of the date of such termination, until the earliest of (i) the expiration date stated in the applicable award agreement, (ii) the thirtieth (30th) day following the termination of the participant’s relationship for any reason other than disability or death, and (iii) the last day of the six-month period following the termination of participant’s relationship by reason of disability or death. Each stock option is subject to all applicable terms and conditions of the 2015 Plan and may be subject to any other terms and conditions that are not inconsistent with the 2015 Plan and that the plan administrator deems appropriate for inclusion in the applicable award agreement, including forfeiture conditions, rights of repurchase or redemption, rights of first refusal, and other transfer restrictions. Until our ordinary shares are issued in the name of the participant (as evidenced by the appropriate entry in our register or on our or our transfer agent’s books), the participant will not have any right to vote or receive dividends or have any other rights as a shareholder with respect to such shares, and no adjustment will be made for a dividend or other right for which the record date is before the date such shares are issued, except as provided in the 2015 Plan.

Non-Transferability of Awards.    Unless otherwise determined by the plan administrator and so provided in the applicable award agreement, an award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or applicable laws of descent and distribution or (except in the case of an incentive stock option) pursuant to a domestic relations order, and shall not be subject to execution, attachment, or similar process.

Changes in Capitalization.    In the event that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of TNL Mediagene, or other change in the corporate structure of TNL Mediagene affecting shares occurs, the plan administrator shall adjust the number and class of shares that may be delivered under the 2015 Plan and/or the number, class, and price of shares covered by each outstanding award, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2015 Plan.

Dissolution or Liquidation.    In the event of TNL Mediagene’s proposed dissolution or liquidation, the plan administrator will notify each participant as soon as practicable prior to the effective date of such proposed action. Each outstanding award will terminate immediately prior to the consummation of such proposed action.

Merger or Change in Control.    In the event of a merger or change in control (as defined in the 2015 Plan), each outstanding award will be treated as the plan administrator determines. The plan administrator’s determination may be made without the consent of any participant and need not treat all outstanding awards (or portion thereof) in an identical manner. Such determination may provide for one or more of the following in the event of a merger or change in control: (A) the assumption or substitution of awards for substantially equivalent awards by the acquiror or successor corporation or an affiliate thereof with appropriate adjustment as to the number of shares and prices; (B) the termination of the participant’s awards upon or immediately prior to the consummation of the merger or change in control subject to prior written notice to the participant; (C) the acceleration of the vesting and exercisability, the realization or payment, or the lapsing of restrictions with respect the participant’s awards, in whole or in part prior to or upon consummation of the merger or change in control, and the termination of the participant’s awards upon or immediately prior to such merger or change in control; (D) the termination of the award in exchange for an amount of cash or property equal to the amount that would have been attained upon the exercise of the award or the realization of the participant’s rights with respect to the award at the date of the transaction (and if the plan administrator determines in good faith that no amount would have been obtained upon the exercise of such award or the realization of the participant’s rights with respect to the award, then termination without payment); (E) replacement of the award with other rights or property selected by the plan administrator in its sole discretion or (F) any combination of the foregoing.

In the event that the successor corporation does not assume or substitute for an award (or portion thereof), then the participant will fully vest in and have the right to exercise the award as to all of the shares subject thereto, including shares as to which it would not otherwise be vested or exercisable, and all restrictions on restricted shares will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent of target levels and all other terms and conditions met. In addition, if an option is not assumed or substituted in the event of a merger or change in control, the plan administrator will notify the participant in writing or electronically that the option will be exercisable for a period of time as determined by the plan administrator, and the option will terminate upon expiration of such period. An award shall be considered assumed if, following the merger or change in control, the award confers the right to purchase or receive the consideration (whether shares, cash, or other securities or property) received in the merger or change in control by holders of shares for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if the consideration received in the merger or change in control is not solely common stock or ordinary shares of the successor corporation or its parent, the plan administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the option or vesting of the restricted shares, for each share subject to the award, to be solely common stock or ordinary shares of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of shares in the merger or change in control.

In connection with the Merger, all outstanding stock options granted under the 2015 Plan (“2015 Plan Options”) continued and have been adjusted as follows to account for the Reverse Share Split applicable to the TNL Mediagene Ordinary Shares immediately prior to the Effective Time: (i) each 2015 Plan Option shall be exercisable for that number of TNL Mediagene Ordinary Shares equal to the product of (a) the number of TNL Mediagene Ordinary Shares subject to such 2015 Plan Option immediately prior to the Reverse Share Split (the “Pre-Split Shares”), multiplied by (b) the Split Factor (as defined in the Merger Agreement), with such number of TNL Mediagene Ordinary Shares to be rounded down to the nearest whole number, and (ii) the per share exercise price for each TNL Mediagene Ordinary Shares, as the case may be, issuable upon exercise of the 2015 Plan Options, as adjusted, shall be equal to the quotient (rounded up to the nearest whole cent) obtained by dividing (a) the per share exercise price for each Pre-Split Share subject to such 2015 Plan Option immediately prior to the Effective Time, by (b) the Split Factor.

Amendment and Termination.    The plan administrator may at any time amend, alter, suspend, or terminate the 2015 Plan, provided that any amendment to the 2015 Plan shall be subject to approval of shareholders to the extent necessary to comply with applicable law. No amendment, alteration, suspension, or termination of the 2015 Plan will materially and adversely impair the rights of any participant with respect to an outstanding award, unless mutually agreed otherwise between the participant and the plan administrator, which agreement must be in writing and signed by the participant and TNL Mediagene. As of one business day prior to the effectiveness of the registration statement of which this prospectus forms a part, the 2015 Plan has been terminated and we will not grant any additional awards under the 2015 Plan.

SUMMARY CONSOLIDATED FINANCIAL INFORMATION OF TNL MEDIAGENE

The following tables present the summary consolidated financial data of TNL Mediagene. TNL Mediagene prepares its consolidated financial statements in accordance with IFRS. The summary consolidated comprehensive income data for the fiscal years ended December 31, 2022 and 2023 and the summary consolidated financial position data as of December 31, 2022 and 2023 have been derived from TNL Mediagene’s audited consolidated financial statements, which are included elsewhere in this prospectus. TNL Mediagene’s summary consolidated comprehensive income data for the six months ended June 30, 2024 and consolidated financial position data as of June 30, 2024 are derived from TNL Mediagene’s unaudited financial statements included elsewhere in this prospectus.

The financial data set forth below should be read in conjunction with, and is qualified by reference to, “TNL Mediagene’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and notes thereto included elsewhere in this prospectus.

Summary Consolidated Comprehensive Income Data

	Fiscal year ended December 31, 2022	Fiscal year ended December 31, 2023	Six months ended June 30, 2024
Revenue	$20,009,994	$35,838,780	$20,605,425
Cost of revenue	(12,268,798)	(23,187,396)	(12,418,454)
Gross profit	7,741,196	12,651,384	8,186,971
Operating Expenses:
Sales, general and administrative expenses	(8,648,811)	(16,421,386)	(12,257,199)
Research and development expenses	(2,509,069)	(3,327,185)	(1,503,392)
Total operating expenses	(11,157,880)	(19,748,571)	(13,760,591)
Operating loss	(3,416,684)	(7,097,187)	(5,573,620)
Non-operating income and expenses
Interest income	10,994	19,340	9,530
Other income	75,576	409,555	12,956
Other gains and losses	(8,174,802)	5,160,379	(142,598)
Finance costs	(137,029)	(298,958)	(181,531)
Total Non-operating income and expenses	(8,225,261)	5,290,316	(301,643)
Profit (Loss) before income tax	(11,641,945)	(1,806,871)	(5,875,263)
Income tax benefit	247,177	591,082	(58,864)
Loss for the year	$(11,394,768)	$(1,215,789)	$(5,934,127)
Components of other comprehensive income (loss) that will be reclassified to profit or loss
Exchange differences on translation of foreign operations	$(717,130)	$(41,644)	$(204,478)
Other comprehensive loss, net of income tax	$(717,130)	$(41,644)	$(204,478)
Total comprehensive loss for the year	$(12,111,898)	$(1,257,433)	$(6,138,605)
Profit (Loss) per share
Profit (Loss) per share – basic	$(1.20)	$(0.04)	$(0.24)
Profit (Loss) per share – diluted	$(1.20)	$(0.04)	$(0.24)

Summary Consolidated Financial Position Data

	December 31, 2022	December 31, 2023	June 30, 2024
Total assets	$26,534,165	$119,616,267	$111,029,781
Total liabilities	50,670,749	47,248,519	44,595,466
Total equity	(24,136,584)	72,367,748	66,434,315
Total liabilities and equity	$26,534,165	$119,616,267	$111,029,781

SUMMARY CONSOLIDATED FINANCIAL INFORMATION OF MEDIAGENE

The following tables present the summary consolidated financial data of Mediagene. Mediagene prepares its consolidated financial statements in accordance with IFRS. The summary historical consolidated statements of profit or loss and comprehensive income for the years ended February 28, 2022 and 2023 and the summary consolidated statements of financial position as of February 28, 2022 and 2023 have been derived from Mediagene’s audited consolidated financial statements, which are included elsewhere in this prospectus.

The financial data set forth below should be read in conjunction with, and is qualified by reference to “Mediagene’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and notes thereto included elsewhere in this prospectus.

Summary Historical Consolidated Statements of Profit or Loss and Comprehensive Income

		(Japanese yen in thousands, except per share amounts)
	Fiscal year ended February 28, 2022	Fiscal year ended February 28, 2023
	(March 1, 2021 to February 28, 2022)	(March 1, 2022 to February 28, 2023)
Revenue	3,320,600	3,268,495
Cost of sales	(2,280,137)	(2,443,696)
Gross profit	1,040,463	824,799
Selling, general and administrative expenses	(977,914)	(1,016,473)
Other income	2,074	1,800
Other expenses	(603)	(393)
Operating profit (loss)	64,019	(190,267)
Finance income	9,503	10,176
Finance costs	(11,107)	(11,402)
Profit (loss) before tax	62,415	(191,493)
Income tax (expense) benefit	7,022	(8,369)
Profit (loss)	69,437	(199,863)

Profit attributable to:
Owners of parent	69,437	(199,863)
Profit (loss)	69,437	(199,863)

Earnings (loss) per share
Basic (Yen)	39.48	(113.63)
Diluted (Yen)	39.48	(113.63)

Summary Consolidated Statements of Financial Position

	As of February 28, 2022	As of February 28, 2023
Total assets	2,404,805	2,200,978
Total liabilities	2,144,668	2,135,767
Total equity	260,137	65,211
Total liabilities and equity	2,404,805	2,200,978

TNL MEDIAGENE’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

In this section, “we,” “us” and “our” refer to TNL Mediagene and its consolidated subsidiaries. The following discussion and analysis provides information that TNL Mediagene’s management believes is relevant to an assessment and understanding of TNL Mediagene’s results of operations and financial condition. This discussion and analysis should be read together with “Summary Consolidated Financial Information of TNL Mediagene” and the audited historical consolidated financial statements and related notes that are included elsewhere in this prospectus. This discussion and analysis should also be read together with the pro forma combined financial information in “Unaudited Pro Forma Condensed Combined Financial Information.” In addition to historical financial information, this discussion and analysis contains forward-looking statements based upon current expectations that involve risks, uncertainties and assumptions. For more information about forward-looking statements, see “Cautionary Statement Regarding Forward-Looking Statements.” Actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or elsewhere in this prospectus.

TNL Mediagene’s consolidated financial statements have been prepared in accordance with IFRS. All amounts are in U.S. Dollars except as otherwise indicated. For more information about the basis of presentation of TNL Mediagene’s consolidated financial statements, see “— Basis of Presentation” and Note 4b to TNL Mediagene’s audited historical consolidated financial statements included elsewhere in this prospectus.

Certain figures, including interest rates and other percentages included in this section, have been rounded for ease of presentation. Percentage figures included in this section have not in all cases been calculated on the basis of such rounded figures but on the basis of such amounts prior to rounding. For this reason, percentage amounts in this section may vary slightly from those obtained by performing the same calculations using the figures in TNL Mediagene’s consolidated financial statements or in the associated text. Certain other amounts that appear in this section may similarly not sum due to rounding.

Overview

We are Asia’s next-generation media company built around a portfolio of diverse and trusted digital media brands and a suite of AI-powered advertising and data analytics solutions. With data at our core, we operate media, technology and digital studio businesses primarily in Japan and Taiwan, with a vision to expand into other key East and Southeast Asian markets outside of mainland China. Through our trusted digital media brands, AI-powered advertising and data analytics technology and digital studio solutions, we aim to provide multinational clients with unmatched opportunities to contextually reach and engage with Millennial and Gen Z audiences across the East and Southeast Asian region, one of the largest and most attractive audience segments in the world.

We were formed in May 2023 by the merger of The News Lens Co., Ltd. (“TNL”) and Mediagene Inc. (“Mediagene”). TNL and Mediagene started out as independent digital media companies in Taiwan in 2013 and in Japan in 1998, respectively, and continue to grow both organically and inorganically. Mediagene publishes well-known and trusted media brands, such as ROOMIE and MASHING UP, as well as Japanese editions of global media brands, including Gizmodo Japan, Lifehacker Japan and Business Insider Japan, and also provides integrated digital studio, agency and marketing solutions. TNL owns several popular digital media brands in Taiwan, including The News Lens, iCook, and Sports Vision, and also operates AI-powered data analytics and advertising technology and market research assets.

As Asia’s next-generation media company built around a portfolio of diverse and trusted digital media brands and a suite of AI-powered advertising and data analytics solutions, we have built on the respective strengths of our predecessors and have created synergies between the unique capabilities of both companies. Each has brought unique capabilities to TNL Mediagene — TNL’s data analytics, advertising technologies and direct-to-client advertising sales platform and Mediagene’s portfolio of iconic media brands in the larger Japanese market, innovative content marketing, integrated marketing, live events, and retail media capabilities — while maintaining our shared core values and focus on high-quality independent digital media publishing. Our combined innovative publishing and creative teams have a long track record of creating and licensing new and sustainable brands. With our strong foundation in digital media, we have prioritized collecting more and better data, developing more data-focused services and products, delivering performance advertising that gives our clients higher return on advertising spending, and achieving audience growth by strengthening our audience share in our existing content categories, expanding into new content categories and growing into new geographic markets.

We categorize our revenue into the following three reportable sources:

Media and Branded Content.    As an independent digital media publisher, we are committed to being a “trusted voice in Asia for a better future” for Millennial and Gen Z audiences in Japan, Taiwan and throughout the East and, ultimately, Southeast Asia region, and to inspire and enliven what the most online and connected generations watch, read, hear and buy, now and in the future. For the six months ended June 30, 2024, our 22 digital media brands across five content categories — news and business, B2B media, technology, lifestyle and food, and sports and entertainment — have reached over 40 million monthly unique users (“MUUs”), in three languages, Japanese, Chinese and English, with over 175 million monthly digital footprints across websites, social-media platforms and mobile apps. For more details of our operating metrics, see “— Key Operating Metrics.”

Technology.    Our data analytics and AI-powered technology gives us deep insight into the content consumption and engagement behaviors of our users and enables us to optimize audience monetization by creating and delivering captivating and high-quality content and deep two-way connections with our audience, particularly among members of the Millennial and Gen Z generations. Our 22 trusted digital media brands cover diverse categories, offering high engagement with the growing and affluent digital-native generations primarily in Japan and Taiwan, and deliver unmatched advertisement performance in the digital advertising and growing retail media spaces. We have represented over 850 regional and global advertising clients across diverse industries, including multinational companies and government agencies.

Digital Studio.    Our integrated digital studios, agencies and market research teams provide a comprehensive suite of strategic, creative design, research and communication services that help our clients reach and engage their target audiences and build communities for their brands. Ranging from campaign planning, communication strategy, marketing content creation, and event planning to digital studio services with social media strategy, influencer recruiting, and UX/UI design, our integrated digital studio, agency and market research solutions help our clients formulate and deliver key messages to their target audiences both online and offline and enables us to build long-term relationships with our B2C and B2B clients through multi-year projects.

Our total revenue increased from $20.0 million in 2022 to $35.8 million in 2023, representing 79.1% year-on-year growth, and from $9.0 million in the six-month period ended June 30, 2023 to $20.6 million in the six-month period ended June 30, 2024. From June 2023 onwards, our total revenue includes revenue earned by Mediagene which merged with TNL on May 25, 2023. For more details, see “— Results of Operations.” On a pro forma basis, accounting for a full year of Mediagene’s results, TNL Mediagene would have earned $45.2 million in revenue in 2023, including $18.4 million in the first half of 2023. For more details, see Note 31 to TNL Mediagene’s audited consolidated financial statements as of and for the years ended December 31, 2022 and 2023 and Note 31 to TNL Mediagene’s unaudited condensed consolidated financial statements as of June 30, 2024 and for the six months ended June 30, 2023 and 2024.

To date, TNL Mediagene has incurred recurring losses from operations, negative working capital, and net operating cash outflow, including net losses of $12.1 million in the year ended December 31, 2022, $1.2 million in the year ended December 31, 2023 and $5.9 million in the six-month period ended June 30, 2024. TNL Mediagene’s unaudited interim condensed consolidated financial statements for the six months ended June 30, 2023 and 2024, and audited consolidated financial statements for the fiscal years ended December 31, 2022 and 2023, include disclosure regarding substantial doubt about TNL Mediagene’s ability to realize its assets and discharge its liabilities in the normal course of business and to continue as a going concern. See “Risk Factors — Risks Related to TNL Mediagene’s Operations and History — TNL Mediagene’s ability to continue as a going concern depends in part on improving its operating and financing conditions”.

For more details on our business, see “TNL Mediagene’s Business.”

Recent Developments

Completion of November PIPE

On November 22, 2024, in connection with the Merger, TNL Mediagene agreed to a private sale of certain subordinated unsecured convertible promissory notes to the November PIPE Convertible Note Investors in an aggregate principal amount of $4,355,000. Effective immediately prior to and contingent upon the closing of the Merger, the November PIPE Convertible Notes were automatically converted into 1,454,605 TNL Mediagene Ordinary Shares. Pursuant to the Sponsor Warrant Assignment Agreements with each of the November PIPE Convertible Note Investors, the Sponsor agreed to transfer to each November PIPE Convertible Note Investor, and each November PIPE Convertible Note Investor agreed to acquire, a portion of the total 708,047 PIPE Warrants. The $4,355,000 of proceeds received as a result of the sale of the November PIPE Convertible Notes have been used to pay for transaction expenses in connection with the Merger.

Completion of the Merger

On December 5, 2024, TNL Mediagene completed the previously announced Merger. Pursuant to the Merger Agreement, on December 5, 2024, Merger Sub merged with and into Blue Ocean (the “Merger”), with Blue Ocean surviving the Merger as a wholly owned subsidiary of TNL Mediagene. As a result of the Merger, and upon consummation of the Merger and the other transactions contemplated by the Merger Agreement (the “Transactions” and together with the transactions contemplated by the agreements, instruments and documents contemplated by the Merger Agreement, the “Proposed Transactions”), the shareholders of Blue Ocean became shareholders of TNL Mediagene and TNL Mediagene became a publicly listed company.

Pursuant to the Merger Agreement, immediately prior to the Effective Time, TNL Mediagene completed the Recapitalization including adopting the TNL Mediagene A&R Articles and effecting the Reverse Share Split, using the Split Factor of 0.11059896, to cause the value of the outstanding TNL Mediagene Ordinary Shares to equal an assumed value of $10.00 per share.

Pursuant to the Merger Agreement, immediately prior to the Effective Time, (1) all outstanding Blue Ocean Class B Shares, with a par value of US$0.0001, were converted into Blue Ocean Class A Shares, with a par value of US$0.0001, at a conversion ratio of 1.00, (2) all outstanding Public Shares, with a par value of US$0.0001, were exchanged with TNL Mediagene for the right to receive TNL Mediagene Ordinary Shares, with a par value of US$0.0001, at a conversion ratio of 1.00, and (3) each Blue Ocean Warrant became a warrant exercisable for TNL Mediagene Ordinary Shares on a conversion ratio of 1.00 and on the same terms as the original Blue Ocean Warrant. As a result of the Merger, TNL Mediagene obtained $741,839 in cash assets, representing the cash in Blue Ocean’s trust account as of the Effective Time. Change in cash (as compared to TNL Mediagene’s unaudited consolidated statement of financial position as of June 30, 2024) was a decrease of $12.8 million following the redemption of $20,641,045 of Blue Ocean’s Class A Ordinary Shares. For more details, see “Unaudited Pro Forma Condensed Combined Financial Information.” This change to TNL Mediagene’s cash balance is less non-recurring transaction fees and expenses of TNL Mediagene and Blue Ocean incurred and outstanding as a result of the Merger and related transactions of $13.5 million, including the deferred underwriting commission of approximately $0.4 million in connection with the Blue Ocean IPO.

Separately, on November 25, 2024, TNL Mediagene entered into the 3i Note SPA for issuance by TNL Mediagene of convertible notes with 3i and the Tumim ELOC SPA for an equity line of credit with Tumim. On December 13, 2024, TNL Mediagene issued and sold the Initial Note under the 3i Note SPA to 3i. The Initial Note was issued in an aggregate principal amount of $4,722,222 with an original issue discount of 10%, accrues simple interest at six percent (6%) per annum until paid in full or converted pursuant to the terms thereof and will mature on the 12-month anniversary of the issue date, or December 13, 2025. The $4,250,000 of proceeds received as a result of issuance of the Initial Note have been used to pay for transaction expenses in connection with the Merger.

Concurrently with the issuance of the Initial Note on December 13, 2024, TNL Mediagene completed the closing of the Tumim ELOC SPA, pursuant to which Tumim committed to purchase, subject to certain conditions and limitations, up to $30.0 million of TNL Mediagene Ordinary Shares, at TNL Mediagene’s direction from time to time, subject to the satisfaction of the terms and conditions in the Tumim ELOC SPA. As of the date of this prospectus, TNL Mediagene has not directed Tumim to make any purchases of Ordinary Shares.

Key Operating Metrics

We review a number of metrics, including the key operating metrics discussed below, to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions.

Monthly Unique Users:    We define a monthly unique user, or MUU, as a user who can be identified with a unique identifier and has visited a website owned by TNL Mediagene at least once within a calendar month. We track MUUs across all 22 of our digital media brands. We track MUUs monthly to understand how our audience may be changing. MUU data can change month-to-month, for example when current events drive users to our news websites or when seasonal promotions drive users to our technology and e-commerce sites. As such, we monitor and report MUUs as a rolling three-month average, measuring the average number of users across each of the three most recent months for which data is available. For the six months ended June 30, 2024, we had approximately 40 million average MUUs.

Monthly Digital Footprint:    We define our monthly digital footprint as the total number of page and video views across our 22 digital media brands and associated social media platforms, including, among others, YouTube, Tik Tok and Facebook, within a calendar month. We track digital footprint monthly to understand how overall engagement with our brands may be changing. Similar to MUU data, digital footprint data changes month-to-month. Accordingly, we monitor and report monthly digital footprint as a rolling three-month average, measuring the average number of users across each of the three most recent months for which data is available. For the six months ended June 30, 2024, we had an average monthly digital footprint of approximately 175 million views.

First- and Zero-Party Data:    We collect “first-party” data, or actionable information created from behavioral data collected through our paid and free subscriptions to our branded sites, where users opt into sharing their data. We also collect “zero-party” data, or actionable information created directly from our users’ input, such as survey responses and account configurations. We believe first- and zero-party data provide more behavioral insights and higher user engagement that our advertising clients find valuable, and we regularly measure and monitor the number of users that provide first- and zero-party data.

Key Factors Affecting Our Results of Operations

We believe that our performance and future success is dependent on multiple factors that present significant opportunities for us but also pose risks and challenges, including those discussed below and in “Risk Factors.”

User Growth and Engagement

The number of MUUs is important to the growth of our business because it influences our advertising inventory. However, we are focused not just on the volume of MUUs but also on the quality of their engagement with our brands. For example, we believe that MUUs who have opted into providing first- and zero-party data are more valuable to advertisers in a landscape where privacy regulations are undergoing significant changes.

Changes in the Advertising Market

Our business is affected by changes in the digital advertising market, which in turn is influenced by client demand. Changes in any general industry conditions and our ability to adapt to such changes could affect our business and the results of operation. While we are subject to the cyclical nature of the advertising market, our 22 digital media brands are off platform. As such, we are less reliant on social media or search traffic than other on-platform media brands to drive advertising spend, and our business is not dependent on revenue sharing with platform owners. We believe that advertisers will continue to seek to engage directly with Asian Millennial and Gen Z audiences, and our 22 digital media brands provide unique, direct access which dilutes the impact of changes in the broader advertising market.

Changes in the E-commerce Market

We continue to capitalize on the growing e-commerce trend, and we believe we are well positioned to monetize e-commerce. We can earn revenue both at the top of the e-commerce buying funnel for creating branded content that introduces audiences to new products, and at the bottom of the e-commerce buying funnel for sale of advertised products via affiliate links on our websites. Our e-commerce revenue is diversified across platforms, such as Amazon and Rakuten, where we earn a take-rate on gross merchandise value, on crowdfunding e-commerce sites, and on our own proprietary e-commerce platforms.

Seasonality

We experience seasonality in our business and financial results.

Media and Branded Content:    The fourth quarter of a calendar year tends to be our largest revenue quarter due to spending at the end of the calendar year by multinational advertisers. The second quarter of a calendar year also sees increased advertising spend as it aligns to the typical February and March fiscal year end in Japan, where advertisers tend to allocate their remaining advertising budgets for the previous fiscal year for advertisements in the second quarter or the first quarter of a new fiscal year. The first quarter of a calendar year tends to see reduced advertising spend because of the impact of the Chinese New Year holidays, which fall between late January and late February, on the Taiwanese market.

Technology:    Revenue from the technology business is subject to similar seasonality as the media and branded content business, showing stronger sales in the fourth quarter of a calendar year. This is primarily due to similar trends in advertising-related technology spending by our advertising clients. In particular, revenue from the technology business from our e-commerce clients tends to benefit from holiday spending in the fourth quarter of a calendar year.

Digital Studio:    Revenue from the digital studio business in Taiwan is highest in the fourth quarter of a calendar year. In Taiwan, many of our digital studio clients are public sector and not-for-profit organizations who tend to enter into one-year projects at the beginning of the calendar year. We recognize revenue on these projects over time as the underlying services are rendered, with more services typically provided in the fourth quarter of the calendar year compared to other quarters. In Japan, revenue from the digital studio business does not have similar seasonality as many of our digital studio clients are clients that we have established long-term relationships and enter into contracts for various services with us throughout the year.

We expect seasonality to increase as our business grows into additional geographic markets and as we serve more multinational clients.

Macroeconomic Conditions

Our performance may fluctuate as a result of macroeconomic conditions, including inflation, changing exchange rates, rising interest rates, supply chain and labor disruptions, geopolitical risks, and other risks and uncertainties. We are unable to predict the duration or degree of such fluctuation with any certainty. Since the continuing impact of these macroeconomic conditions on our performance remains highly unpredictable, our past results may not be indicative of our future results of operations.

Cross selling Other Products and Services

Our performance depends on our ability to introduce our existing clients in one product or service to other products and services within our portfolio. As of the date of this prospectus, very few clients consume the breadth of our entire portfolio. Across our three business units — media and branded content, technology, and digital studio — we generate revenue from 11 distinct products or services and drive value for advertisers by being a one-stop-shop for advertisers to engage with Millennial and Gen Z audiences primarily in Japan and Taiwan. Many of our clients are multinational and regional advertisers, diversified across industries. We believe that we have a significant opportunity to capture increased wallet share from our existing client base by demonstrating higher return on ad spend, or ROAS, in the current product or service and cross selling our other products and services.

Geographical Expansion

We have a market prioritization framework for entering into new geographical markets. Based on our revenue of $20.6 million for the six months ended June 30, 2024, our “core markets” are Japan and Taiwan where we generated approximately 54% and 46%, respectively, of our revenue. We believe we have a business model that allows us to replicate our success in new geographical markets, and a client base that is keenly interested in reaching new audiences in these new markets. However, any expansion outside of our core markets will increase costs related to hiring employees to produce and distribute additional content and for sales of our products and services to potential clients, and we expect expense growth to outpace revenue growth in the short-to-medium term. In addition, as we weigh international expansion, our expansion strategy will be influenced by macroeconomic and geopolitical risks that vary from market to market, which we are unable to predict with any certainty. Our success in new geographical regions depends on several specific factors, including those discussed under the caption “Risk Factors — Our international operations are subject to increased challenges and risks.”

Operating Efficiencies

Our results of operations depend on our ability to manage our expenses. Expanding our media brands, investing in technology, and expanding our salesforce may lead to lower net profit (loss) and adjusted EBITDA margins.

We made significant investments in revenue growth in 2022, 2023, and the first half of 2024, reflected in net profit (loss) margins of -56.9% and -3.4% for 2022 and 2023, respectively, and net profit (loss) margins of 11.2% and -28.8% for the six-month periods ended June 30, 2023 and June 30, 2024, respectively. We seek simultaneously to balance making these expenditures with prudent expense management, as reflected in our adjusted EBITDA margins, which exclude one-time expenses related to such investments and were -9.6% and -3.4% for 2022 and 2023, respectively and -32.4% and -6.7% for the six-month periods ended June 30, 2023 and June 30, 2024, respectively. See “— Non-IFRS Financial Measure”.

We believe that we will be able to realize and improve revenue and cost synergies from the merger with Mediagene as we further integrate Mediagene’s operations with TNL. However, our performance and future success, including achieving expected synergies from the merger with Mediagene, depends on several specific factors that present significant opportunities but also pose risks and challenges, including those discussed under the caption “Risk Factors — Risks Related to TNL Mediagene’s Operations and Industry — TNL and Mediagene merged in May 2023 to form TNL Mediagene. We may not be able to successfully integrate the two businesses and may continue to incur significant costs to integrate with and support Mediagene. We also may not realize the anticipated benefits of the merger because of difficulties related to the integration, the achievement of such synergies, and other challenges faced by TNL Mediagene.”

We also invest in new technology and systems that may not generate revenue, but we believe will increase operational efficiency by allowing our employees to achieve higher productivity over time.

Finally, we believe that we will continue to benefit from economies of scale as we execute our monetization strategy and control sales, general and administrative expenses.

Product Innovation — Research and Development

We intend to increase our investments in our technology business segment with the objective of increasing revenue from retail media, e-commerce, AdTech and CDP/data licensing. We believe investing in our technology products will help our clients increase ROAS while diversifying our revenue into higher gross profit sources and leading us to provide offerings similar to standalone Software-as-a-Service offerings in the long-term.

We believe that our operations in Taiwan, where we have a strong brand as a global advertising and data technology research and development company with a market-leading talent pool and where we benefit from relatively lower costs, provide a competitive advantage. However, new products may not have the uptake we expect and thus our investment in technology may negatively impact our financial performance in the short term. In addition, our performance and future success depend on several specific factors that present significant opportunities but also pose risks and challenges, including those discussed in “Risk Factors — Risks Related to TNL Mediagene’s Technology, Security and Privacy.”

Basis of Presentation

Our consolidated financial statements have been prepared in accordance with IFRS. Our interim condensed consolidated financial statements have been prepared in accordance with IAS 34, Interim Financial Reporting. All intercompany accounts and transactions have been eliminated on consolidation. For the purposes of presenting consolidated financial statements and interim condensed consolidated financial statements, our assets and liabilities and our foreign operations (including subsidiaries in other countries that use currencies which are different from our functional currency) are translated into U.S. Dollars using exchange rates prevailing at the end of each reporting period. Income and expense items are translated at the average exchange rates for the period. Exchange differences arising, if any, are recognized in other comprehensive income and accumulated in equity.

Components of Results of Operations

Revenues

We generate revenue from three sources: (1) media and branded content, (2) technology, and (3) digital studio:

Media and Branded Content:    Our media and branded content revenue includes advertising revenue, sponsored content, subscriptions, and events. The majority of revenue in this segment is from the sale of content or advertising space on our owned digital media brand websites. Advertising space is offered both to end advertising clients and other content advertisers. Sponsored content involves the creation, distribution, and promotion of articles for a client. Subscription revenue includes fees to access our premium content websites. Event revenue consists of sponsorship and ticket sales, which we recognize when the event is completed.

Technology:    Our technology revenue primarily includes revenue from advertising technology and e-commerce. We provide advertising technology services through our own or third-party broadcast networks. Our e-commerce sites serve as a sales channel for third party vendors to sell their products. We earn a commission on each product sold, which we recognize monthly based on the contractual arrangements. We also offer affiliate links on our digital media brand websites which direct viewers to third party e-commerce sites, such as Amazon and Rakuten, to browse and purchase products. We earn a commission on products purchased through the affiliate links, which varies based on the contractual arrangement with each third-party e-commerce site. Our technology segment also includes revenue from retail media and data licensing.

Digital Studio:    Our digital studio revenue primarily includes revenue from providing integrated marketing services, including target insights, branding, creative marketing, media communication, data analysis and public relations, as well as consulting services in creating and implementing the clients’ marketing plans with negotiated fees.

Cost of Revenue

Our cost of revenue primarily consists of compensation-related expenses and costs incurred for the creation of editorial and sponsored content across our digital media brand websites, the amounts due to external media suppliers, including third-party content creators, and the creation and provision of integrated marketing services and consulting services. Costs for web hosting for our digital media brand websites and e-commerce sites, as well as provision of advertising technology services and data licensing are also included in our cost of revenue.

Sales, General and Administrative Expenses

Our sales, general and administrative expenses consist primarily of personnel-related costs including salaries, benefits and share-based compensation for employees engaged in sales and marketing, as well as employees engaged in corporate functions such as finance, legal, human resources, information technology, communications, and other administrative functions. Sales, general and administrative expenses also include costs incurred for advertising, marketing and promotional expenditures, professional services, including outside legal and accounting services, as well as allocated facilities and other supporting overhead costs. We expect our sales, general and administrative expenses to increase in absolute amounts due to the growth of our business and related infrastructure as well as legal, accounting, director and officer insurance premiums, investor relations and other costs associated with operating as a public company.

Research and Development Expenses

Our research and development expenses consist primarily of personnel-related costs including salaries, benefits, and share-based compensation for engineers and other employees engaged in the research, design, and development of new and existing technology business. Research and development expenses also include consulting services and hosting costs associated with internal research and development activities, as well as allocated facilities and other supporting overhead costs. Research and development expenses that do not meet the criteria for capitalization are expensed as incurred.

Interest Income

Our interest income primarily consists of interest earned on bank deposits and financial assets at amortized costs.

Other Income

Our other income primarily consists of subsidies from local governments and reversal of asset retirement obligations. We do not expect material subsidies from local governments in the foreseeable future.

Other Gains and Losses

Our other gains and losses primarily consist of gains and losses on financial liabilities at fair value through profit or loss (“FVTPL”), financial liabilities measured at amortized costs (“AC”), impairment loss on intangible assets and foreign exchange gains and losses.

Finance Costs

Our finance costs consist primarily of interest expenses on our borrowings and our lease liabilities.

Taxation

Cayman Islands

We are incorporated in the Cayman Islands. Under the current law of the Cayman Islands, we are not subject to income or capital gains tax. In addition, dividend payments are not subject to withholding tax in the Cayman Islands.

Taiwan

Our subsidiaries incorporated in Taiwan are subject to income tax at a rate of 20.0%, with a tax rate for unappropriated earnings of 5.0%. In addition, dividend payments by our Taiwanese subsidiaries to us are subject to a Taiwan withholding tax of 21%. The Taiwan Controlled Foreign Company (“CFC”) rules enacted in 2016 have been implemented since January 1, 2023, pursuant to which, certain profits retained at a CFC located in a low-tax jurisdiction would be taxable at its parent company in Taiwan. The alternative minimum tax (“AMT”) imposed under the Taiwan Income Basic Tax Act is a supplemental income tax which applies if the amount of regular income tax calculated pursuant to the Taiwan Income Tax Act and relevant laws and regulations is below the amount of basic tax prescribed under the Taiwan Income Basic Tax Act. The taxable income for calculating AMT includes most income that is exempt from income tax under various legislations, such as capital gains from qualified securities and future transactions. The prevailing AMT rate for business entities is 12%.

No provision for Taiwan tax has been made in the financial statements for the years ended December 31, 2022 and 2023, and for the six months ended June 30, 2023 and 2024.

Japan

Our operations are based partially in Japan and we are subject to income tax on an entity basis on our estimated chargeable income arising in Japan at the applicable statutory tax rate of 34.6%.

Results of Operations

Comparison of the Six Months Ended June 30, 2023 and June 30, 2024

The following table summarizes key components of our results of operations for the periods indicated:

	Six months ended June 30,
($ in dollars, unless otherwise stated)	2023	2024	Change	% Change
Revenue	9,011,729	20,605,425	11,593,696	128.7%
Cost of revenue	(5,059,575)	(12,418,454)	(7,358,879)	145.4%
Gross profit	3,952,154	8,186,971	4,234,817	107.2%
Sales, general and administrative expenses	(7,043,014)	(12,257,199)	(5,214,185)	74.0%
Research and development expenses	(1,520,408)	(1,503,392)	17,016	-1.1%
Operating loss	(4,611,268)	(5,573,620)	(962,352)	20.9%
Interest income	10,003	9,530	(473)	-4.7%
Other income	20,296	12,956	(7,340)	-36.2%
Other gains and losses	5,433,744	(142,598)	(5,576,342)	n.m.(1)
Finance costs	(111,278)	(181,531)	(70,253)	63.1%
Profit (Loss) before income tax	741,497	(5,875,263)	(6,616,760)	n.m.(1)
Income tax benefit	269,900	(58,864)	(328,764)	n.m.(1)
Profit (Loss) for the period	1,011,397	(5,934,127)	(6,945,524)	n.m.(1)

____________

(1)      Items marked “n.m.” mean not meaningful.

Revenue

Revenue increased from $9.0 million in the six months ended June 30, 2023 to $20.6 million in the six months ended June 30, 2024, an increase of $11.6 million, or 128.7%, primarily due to the fact that Mediagene’s revenue is fully recognized in the six months ended June 30, 2024, which accounted for $9.3 million, or 80.1% of the period-on-period revenue increase. Revenue from Mediagene comprised 53.9% of our total revenue of $20.6 million in the six months ended June 30, 2024. The remainder of our period-on-period revenue growth, $2.3 million, was due primarily to an increase in our digital studio revenue on the back of growth in integrated marketing projects taken on for the public sector and not-for-profit organizations in the first half of 2024 as compared to the same period in 2023.

In the six months ended June 30, 2024, our media and branded content segment recorded $6.8 million of revenue, growing $4.3 million from $2.6 million in the six months ended June 30, 2023, primarily due to our acquisition of popular digital media assets such as Gizmodo Japan, Business Insider Japan and ROOMIE through our merger with Mediagene. For the same period, our technology segment recorded $5.3 million of revenue, growing $1.7 million from $3.6 million in the six months ended June 30, 2023, primarily due to revenue generation from affiliate links and retail media, which we acquired through our merger with Mediagene. Also in the six months ended June 30, 2024, our digital studio segment recorded $8.5 million of revenue, growing $5.6 million from $2.9 million in the six months ended June 30, 2023 primarily due to revenue generation from consulting services provided by Infobahn which we acquired through our merger with Mediagene, as well as growth in integrated marketing project revenue from public sector and not-for-profit organizations.

Cost of Revenue

Cost of revenue increased $7.4 million, to $12.4 million in the six months ended June 30, 2024, from $5.1 million in the six months ended June 30, 2023. $6.2 million, or 84.8% of the period-on-period increase was attributable to the cost of revenue from Mediagene being fully recognized in the six months ended June 30, 2024. The remainder of the period-on-period increase, $1.1 million, was primarily due to increases in compensation costs.

Sales, General and Administrative Expenses

Sales, general and administrative expenses increased to $12.3 million in the six months ended June 30, 2024, from $7.0 million in the six months ended June 30, 2023, an increase of $5.2 million. $2.4 million of the period-on-period increase, or 41%, was attributable to expenses from Mediagene being fully recognized in the six months ended June 30, 2024. The remainder of the period-on-period increase, $2.8 million, was primarily due to the increase in professional fees comprising of audit, legal and accounting expenses related to the Proposed Transactions, which are not eligible for capitalization.

Research and Development Expenses

Research and development expenses stayed at the same level of approximately $1.5 million in each of the six months ended June 30, 2023 and June 30, 2024.

Interest Income

Interest income stayed at the same level of approximately $10,000 in each of the six months ended June 30, 2023 and June 30, 2024.

Other Income

Other income decreased $7,000 to $13,000 in the six months ended June 30, 2024, from $20,000 in the six months ended June 30, 2023.

Other Gains and Losses

Other gains and losses decreased by $5.6 million to a loss of $0.1 million in the six months ended June 30, 2024 from a gain of $5.4 million in the six months ended June 30, 2023. The significant change was primarily due to the adjustment in non-cash valuation gains on financial liabilities at fair value through profit or loss. This adjustment was driven by a lower fair value of our convertible preference shares upon their conversion into ordinary shares during the six months ended June 30, 2023 compared to the six months ended June 30, 2024.

Finance Costs

Finance costs increased $0.1 million to $0.2 million in the six months ended June 30, 2024, from $0.1 million in the six months ended June 30, 2023.

For information related to reportable segments, please see Note 42 of TNL Mediagene’s unaudited interim condensed consolidated financial statements for the six-month periods included elsewhere in this prospectus.

Comparison of the Years Ended December 31, 2022 and 2023

The following table summarizes key components of our results of operations for the periods indicated:

	Year ended December 31,
($ in dollars, unless otherwise stated)	2022	2023	Change	% Change
Revenue	20,009,994	35,838,780	15,828,786	79.1%
Cost of revenue	(12,268,798)	(23,187,396)	(10,918,598)	89.0%
Gross profit	7,741,196	12,651,384	4,910,188	63.4%
Sales, general and administrative expenses	(8,648,811)	(16,421,386)	(7,772,575)	89.9%
Research and development expenses	(2,509,069)	(3,327,185)	(818,116)	32.6%
Operating loss	(3,416,684)	(7,097,187)	3,680,503	107.7%
Interest income	10,994	19,340	8,346	75.9%
Other income	75,576	409,555	333,979	441.9%
Other gains and losses	(8,174,802)	5,160,379	13,335,181	n.m.(1)
Finance costs	(137,029)	(298,958)	(161,929)	118.2%
Profit (Loss) before income tax	(11,641,945)	(1,806,871)	9,835,074	-84.5%
Income tax benefit	247,177	591,082	343,905	139.1%
Profit (Loss) for the year	(11,394,768)	(1,215,789)	10,178,979	-89.3%

____________

(1)      Item marked “n.m.” means not meaningful

Revenue

Revenue increased from $20.0 million in 2022 to $35.8 million in 2023, an increase of $15.8 million, or 79.1%, primarily due to our merger with Mediagene, which accounted for $15.1 million, or 96.5% of the year-on-year revenue increase. Revenue from Mediagene comprised 42.2% of TNL Mediagene’s total revenue of $35.8 million in 2023. The remainder of our year-on-year revenue growth, $0.7 million, was due primarily to an increase in our technology revenue, primarily driven by strong performance of our e-commerce websites including iCook.

In 2023, our media and branded content segment recorded $9.8 million of revenue, growing $6.5 million from $3.3 million in 2022, primarily due to our acquisition of popular digital media assets such as Gizmodo Japan, Business Insider Japan and ROOMIE through our merger with Mediagene. For the same period, our technology segment recorded $10.6 million of revenue, growing $3.1 million from $7.5 million in 2022, primarily due to revenue generation from affiliate links and retail media, which we acquired through our merger with Mediagene, as well as organic growth of sales from our e-commerce websites including iCook. Also in 2023, our digital studio segment recorded $15.4 million of revenue, growing $6.1 million from $9.3 million in 2022, primarily due to revenue generation from consulting services provided by Infobahn which we acquired through our merger with Mediagene, as well as organic growth in advertising revenue from vendors on our e-commerce websites.

Cost of Revenue

Cost of revenue increased $11.0 million, to $23.2 million in 2023, from $12.2 million in 2022. $10.7 million, or 97.3% of the year-on-year increase was attributable to the acquisition of Mediagene in 2023. The remainder of the year-on-year increase, $0.3 million, was primarily due to increases in compensation costs.

Sales, General and Administrative Expenses

Sales, general and administrative expenses increased from $8.6 million in 2022 to $16.4 million in 2023, an increase of $7.8 million. $3.2 million of the year-on-year increase, or 41.1%, was tied to one-time transaction costs related to the Mediagene acquisition and the Proposed Transactions. $4.2 million of the year-on-year increase, or 53.8%, was tied to increased headcount and related personnel costs from the integration of Mediagene, accounting 25.6% of the total sales, general and administrative expenses of $16.4 million in 2023. The remainder of the year-on-year increase in sales, general and administrative expenses was primarily due to growth in expenditures on AI, cloud and AWS compute services.

Research and Development Expenses

Research and development expenses increased $0.7 million to $3.1 million in 2023, from $2.5 million in 2022. The increase was primarily due to increases in personnel-related costs for employees engaged in research and development activities.

Interest Income

Interest income increased $8,000 to $19,000 in 2023, from $11,000 in 2022.

Other Income

Other income increased $0.3 million to $0.4 million in 2023, from $0.1 million in 2022. The increase was primarily due to a significant increase in gain on reversal of asset retirement obligations from Mediagene in 2023. The gain on reversal of asset retirement obligation was driven by a lower carry amount of asset retirement obligation estimated on December 31, 2023 as compared to December 31, 2022.

Other Gains and Losses

Other gains and losses increased by $13.3 million for the year ended December 31, 2023 compared to the year ended December 31, 2022. The significant change was primarily due to adjustments in non-cash valuation gains on financial liabilities at fair value through profit or loss and financial liabilities measured at amortized cost. These adjustments were driven by a lower fair value of our convertible preference shares upon their conversion into ordinary shares during the year ended December 31, 2023 compared to the year ended December 31, 2022. We recognized $7.5 million of loss on financial liabilities measured at amortized cost due to the higher fair value of convertible preference shares for the year ended December 31, 2022 compared to the year ended December 31, 2021.

Finance Costs

Finance costs increased $0.2 million to $0.3 million in 2023, from $0.1 million in 2022. The increase was primarily due to an increase of short-term borrowings.

For information related to reportable segments, please see Note 41 of our audited consolidated financial statements included elsewhere in this prospectus.

Non-IFRS Financial Measure

In this prospectus, we have included adjusted EBITDA, a non-IFRS financial measure, which is a key measure used by our management and board of directors in evaluating our operating performance.

Adjusted EBITDA is our preferred metric for profitability because we believe it facilitates operating performance comparisons on a period-to-period basis and excludes items that we do not consider to be indicative of our core operating performance. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of its results as reported under IFRS. Some of these limitations are:

•        although amortization and depreciation are non-cash charges, the assets being amortized and depreciated may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•        adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•        adjusted EBITDA does not reflect the potentially dilutive impact of equity-based compensation; and

•        other companies, including our competitors in various industries, may calculate adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.

To calculate adjusted EBITDA, we adjust, among others, depreciation expenses and amortization expenses as well as extraordinary items associated with one-time events and transactions, such as one-time transaction-related expenses not eligible for capitalization, to profit (loss) for the period.

For the six months ended June 30, 2024, adjusted EBITDA figures exclude one-time transaction-related costs not eligible for capitalization of approximately $2.6 million incurred in connection with the Proposed Transactions. For the six months ended June 30, 2023, adjusted EBITDA figures exclude one-time transaction-related costs not eligible for capitalization of approximately $0.6 million incurred in connection with the merger with Mediagene. Our adjusted EBITDA was a loss of $2.9 million in the six months ended June 30, 2023 and a loss of $1.4 million in the six months ended June 30, 2024.

In 2023, adjusted EBITDA figures exclude one-time transaction-related costs of approximately $3.2 million incurred in connection with the merger with Mediagene and the Proposed Transactions. In 2022, adjusted EBITDA figures do not have any exclusion of one-time transaction-related costs. Our adjusted EBITDA was a loss of $1.9 million in 2022 and a loss of $1.1 million in 2023.

The tables below set forth a reconciliation of net income to adjusted EBITDA for the periods indicated.

	Six months ended June 30,
($ in dollars, unless otherwise stated)	2023	2024
Profit (loss) from the period	$1,011,397	$(5,934,127)
Add (less):
Income tax (benefit) expense	(269,900)	58,864
Finance costs	111,278	181,531
Other gains and losses(1)	(5,433,744)	142,598
Other income	(20,296)	(12,956)
Interest Income	(10,003)	(9,530)
Operating loss	$(4,611,268)	$(5,573,620)
Add:
Depreciation expenses	370,920	564,701
Amortization expenses	702,121	1,044,365
One-time transaction-related expenses(2)	620,095	2,593,882
Adjusted EBITDA	(2,918,132)	(1,370,672)
Revenue	9,011,729	20,605,425
Net profit (loss) margin (%)	18.1%	-18.0%
Adjusted EBITDA Margin (%)	-32.4%	-6.7%

____________

(1)      Other gains and losses for the six months ended June 30, 2023 comprise a $5.5 million gain mainly attributed to a change in the FVTPL associated with the conversion of all of our preference shares into our ordinary shares at a lower fair value during the six months ended June 30, 2023. Other gains and loss for the six months ended June 30, 2024 comprise $0.1 million of foreign exchange losses.

(2)      One-time transaction-related expenses comprise the legal, audit, and accounting fees related to the merger with Mediagene and the Proposed Transactions, which were not eligible for capitalization.

	For the year ended December 31,
($ in dollars, unless otherwise stated)	2022	2023
Loss from the year	$(11,394,768)	$(1,215,789)
Add (less):
Income tax (benefit) expense	(247,177)	(591,082)
Finance costs	137,029	298,958
Other gains and losses(1)	8,174,802	(5,160,379)
Other income	(75,576)	(409,555)
Interest Income	(10,994)	(19,340)
Operating loss	$(3,416,684)	$(7,097,187)
Add:
Depreciation expenses	433,262	1,025,783
Amortization expenses	1,058,392	1,809,774
One-time transaction-related expenses(2)	—	3,194,668
Adjusted EBITDA	(1,925,030)	(1,066,962)
Revenue	20,009,994	35,838,780
Net loss margin (%)	-56.9%	-3.4%
Adjusted EBITDA Margin (%)	-9.6%	-3.0%

____________

(1)      Other gains and losses for the year ended December 31, 2022 comprise an $8.2 million loss mainly attributed to a change in the FVTPL and AC mainly associated with our convertible preference shares. Other gains and losses for the year ended December 31, 2023 comprise a $5.2 million gain mainly attributed to a change in the FVTPL and AC mainly associated with the conversion of all of our preference shares into our ordinary shares at a lower fair value during the year ended December 31, 2023.

(2)      One-time transaction-related expenses comprise the legal, audit, and accounting fees related to the merger with Mediagene and the Proposed Transactions, which were not eligible for capitalization.

Liquidity and Capital Resources

In the years ended December 31, 2022 and 2023 and the six months ended June 30, 2024, we have generated negative cash flows from operations and have financed our operations mainly through equity contributions from our shareholders in addition to borrowings from banks and payments received from our clients. As of June 30, 2024, we had cash and cash equivalents of $3.1 million, which consisted of cash on hand, checking accounts and demand deposits, and have incurred a net loss of $5.9 million for the six months ended June 30, 2024. As of December 31, 2023, we had cash and cash equivalents of $3.0 million, which consisted of cash on hand, checking accounts and demand deposits, and have incurred a net loss of $1.2 million for the year ended December 31, 2023. In connection with the Merger, the November PIPE Investments, and the 3i and Tumim Transactions, we have raised a total of $9,246,839 in cash. The majority of this amount, $9,142,486, was used to pay expenses incurred in connection with the Merger and to repay certain outstanding liabilities.

Our unaudited interim condensed consolidated financial statements for the six months ended June 30, 2023 and 2024 and our audited consolidated financial statements for the fiscal years ended December 31, 2022 and 2023 include disclosure regarding substantial doubt about our ability to continue as a going concern, primarily as a result of the recurring losses from operations, negative working capital and net operating cash outflow, as more fully described in “Risk Factors — Risks Related to TNL Mediagene’s Operations and History — TNL Mediagene’s ability to continue as a going concern depends in part on improving its operating and financing conditions” and Note 1 to our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus.

Our ability to continue as a going concern depends on our ability to improve our operating conditions and raise additional capital through equity offerings or debt financings. Our management’s business plans consider, among others, cost management, the issuance of promissory notes and renewal of its loan facilities with financial institutions. Although our management continues to pursue these plans, there can be no assurance that we will be successful in obtaining sufficient funding on terms acceptable to us to fund continuing operations.

Our cash requirements primarily include business acquisitions to diversify and expand our business in the media industry, capital expenditure, lease obligations, contractual obligations, and other commitments. Our capital expenditures are primarily related to the purchase of IT equipment for employees and have not been material. Our lease obligations consist of the commitments under rental agreements for our office premises. Our contractual obligations primarily consist of repayment for borrowing and contingent consideration due from business acquisitions. We expect these items to continue to be the primary part of our short-term cash requirements. In addition, as part of our growth strategy, we intend to further invest in research and development of technology products, develop new advertising technology platforms, broaden our client base, and expand our businesses within Asia. These new developments and expansions may generate long-term cash requirements. We intend to fund our future material cash requirements with additional financings. We will continue to make cash commitments, including capital expenditures, to support the growth of our business.

To the extent that our current resources are insufficient to satisfy our cash requirements and future growth strategy, we may need to seek additional equity or debt financing. If the financing is not available, or if the terms of financing are less desirable than we expect, we may be forced to decrease our level of investment in product development or delay, scale back or abandon all or part of our growth strategy, which could have an adverse impact on our business and financial prospects.

Finance Costs

Finance costs increased to $0.3 million in 2023 from $0.1 million in 2022, and increased to $181,531 in the six months ended June 30, 2024 from $111,278 in the six months ended June 30, 2023, in both cases primarily due to increases in borrowing.

We had $10.2 million in outstanding debt as of June 30, 2024 with an average interest rate of 2.9%. The debt consists of $3.3 million in short-term borrowings with an average interest rate of 2.9% and $6.8 million in long-term borrowings and bonds payable with an average interest rate of 2.9%. We have strong relationships with local banks and secured low interest-rate long-term loans and bank facilities during the favorable interest-rate environments in Japan and Taiwan.

Other payables increased to $8.3 million as of June 30, 2024 from $6.9 million as of December 31, 2023. The increase is due primarily to $2.4 million in professional fee payables for legal, accounting, and consulting services related to the Proposed Transaction.

Cash Flows Summary

Presented below is a summary of our operating, investing, and financing cash flows for the periods presented:

	Six months ended June 30,		Year ended December 31,
($ in dollars, unless otherwise stated)	2023	2024	2022	2023
Cash flows from (used in) operating activities	(587,446)	(916,066)	(760,106)	(1,424,480)
Cash flows from (used in) investing activities	405,286	(259,237)	(2,364,873)	252,741
Cash flows from (used in) financing activities	13,268	1,399,343	4,993,827	530,972
Effects of exchange rates changes on cash and cash equivalents	1,074	(117,783)	(314,199)	(63,251)
Net increase (decrease) in cash and cash equivalents	(167,818)	106,257	(1,554,649)	(704,018)

Cash Flows from Operating Activities

Cash flows generated or used in operating activities primarily relate to the collection of accounts receivables, payment of provision and payables, net interest received, and income tax paid.

Net cash used in operating activities was $0.9 million in the six months ended June 30, 2024 due primarily to an operating loss before income tax of $5.9 million due to an increase in sales, general and administrative expenses, including one-time transaction-related expenses comprised of legal, audit, and accounting fees related to the Proposed Transactions which were not eligible for capitalization, and an increase in working capital of $3.1 million. Net cash used in operating activities was $0.6 million in the six months ended June 30, 2023, primarily due to our operating loss before income tax of $0.7 million due to an increase in sales, general and administrative expenses, outpacing increased gross profits due to the merger with Mediagene, as well as an increase in working capital of $2.5 million, partially offset by an increase in other gains due to gain on financial liabilities at fair value through profit or loss recorded from our convertible preferred shares of $5.5 million.

Net cash used in operating activities was $1.4 million in 2023, primarily from our operating loss before income tax of $1.8 million due to an increase in sales, general and administrative expenses outpacing gross profit increase associated with the merger with Mediagene and an increase in working capital of $2.8 million, partially offset by an increase in other gains due to gain on financial liabilities at fair value through profit or loss recorded from our convertible preferred shares of $5.5 million. Net cash used in operating activities was $0.8 million in 2022, primarily from our operating loss before income tax of $11.6 million due to research and development expenses and other losses associated with changes in the financial liabilities for our convertible preference shares and an increase in working capital of $1.5 million, partially offset by non-cash items of losses on valuation of financial liabilities, primarily from our convertible preference shares, of $8.1 million.

Cash Flows Generated from (Used in) Investing Activities

Cash used in investing activities primarily relates to the acquisition of financial assets, payment of contingent considerations, the acquisition of property, plant and equipment, the acquisition of intangible assets and the acquisition of subsidiaries.

Net cash used in investing activities was $0.3 million in the six months ended June 30, 2024, primarily due to $0.2 million paid for acquisition of office equipment and computer software and $0.1 million paid for a time deposit with a contract period over three months, to be used as collateral for an increase in bank loans. Net cash generated from investing activities was $0.4 million in the six months ended June 30, 2023, primarily due to $0.9 million in cash received from the acquisition of Mediagene through a share exchange transaction, partially offset by our payment for contingent consideration of $0.4 million related to the acquisition of Polydice Co., Ltd. in 2022.

Net cash generated from investing activities was $0.3 million in 2023, primarily due to $0.9 million in cash received from the acquisition of Mediagene through a share exchange transaction, partially offset by our payment for contingent consideration of $0.4 million related to the acquisition of Polydice Co., Ltd. in 2022. Net cash used in investing activities was $2.4 million in 2022, primarily due to our $1.7 million payment for the acquisition of Polydice Co., Ltd., $0.3 million payment for contingent consideration related to the acquisition of S.C. Integrated Marketing Communication Co., Ltd. in 2020 and a $0.2 million payment for intangible assets.

Cash Flows from Financing Activities

Net cash generated from financing activities was $1.4 million in the six months ended June 30, 2024, primarily consisting of $1.5 million in proceeds from issuance of convertible promissory notes and $0.6 million in proceeds from guarantee deposits, partially offset by $0.1 million in net repayment of short-term and long-term bank loans and bonds payable and $0.5 million in repayment of lease liabilities. Net cash generated from financing activities was $13,268 for the six months ended June 30, 2023, primarily consisting of $0.4 million in net proceeds from short-term and long-term bank loans, $0.3 million in proceeds received from issuance of new ordinary shares including employees’ exercise of stock option, and $13,172 in proceeds from guarantee deposits, partially offset by $0.4 million in repayment of lease liabilities and $0.3 million in payments to acquire increased ownership interests in subsidiaries.

Net cash generated from financing activities was $0.5 million in 2023, primarily consisting of $1.2 million in net proceeds from short-term and long-term bank loans and bonds payable, and $0.3 million in proceeds received from issuance of new ordinary shares including employees’ exercise of stock option, partially offset by $0.8 million in repayment of lease liabilities and $0.3 million in payments to acquire increased ownership interests in subsidiaries. Net cash generated from financing activities was $5.0 million in 2022, primarily consisting of $2.3 million in net proceeds from long-term bank loans, $2.2 million in proceeds from the issuance of series D-2 convertible preference shares, $0.3 million in proceeds received from advance receipts for share capital, $0.7 million in changes in non-controlling interests, partially offset by $0.4 million in repayment of lease liabilities and a $0.2 million decrease in non-current liabilities.

Contractual Obligations and Commitments

During the periods presented, we did not have any material contractual obligations and commitments.

Off-Balance Sheet Commitments and Arrangements

During the periods presented, we did not have any relationships with unconsolidated organizations or financial partnerships, such as structured finance or special purpose entities, which were established for the purpose of facilitating off-balance sheet arrangements.

Critical Accounting Policies, Judgments and Estimates

We prepare consolidated financial statements in accordance with IFRS, which requires us to make judgments, estimates and assumptions that affect the reported amounts of our assets and liabilities and the disclosure of our contingent assets and liabilities at the end of each fiscal period and the reported amounts of revenues and expenses during each fiscal period. We continually evaluate these judgments and estimates based on our own historical experience, knowledge and assessment of current business and other conditions, and our expectations regarding the future based on available information and assumptions that we believe to be reasonable, which together form our basis for making judgments about matters that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates. Some of our accounting policies require a higher degree of judgment than others in their application.

The selection of critical accounting policy, the judgments and other uncertainties affecting application of such policies and the sensitivity of reported results to changes in conditions and assumptions are factors that should be considered when reviewing our financial statements. For further information on our critical accounting policies, see Note 4(f) to our unaudited interim condensed consolidated financial statements and Note 4(z) to our audited historical consolidated financial statements included elsewhere in this prospectus.

Recent Accounting Pronouncements

A description of recently issued accounting pronouncements that may potentially impact our financial position and result of operations is disclosed in Note 3 to our unaudited historical interim condensed consolidated financial statements included elsewhere in this prospectus.

Emerging Growth Company Status

As defined in Section 102(b)(1) of the JOBS Act, we are an emerging growth company. As such, we are eligible for and have chosen to rely on certain exemptions and reduced reporting requirements provided by the JOBS Act, including (a) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act, (b) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (c) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. For more details, see “Risk Factors — Risks Related to Ownership of TNL Mediagene’s Securities — We are an “emerging growth company,” and we cannot be certain if the reduced reporting and disclosure requirements applicable to emerging growth companies will make our securities less attractive to investors.”

We will remain an emerging growth company under the JOBS Act until the earliest of: (1) the last day of the fiscal year (a) following the fifth anniversary of the Closing Date (b) in which we have total annual gross revenues of at least $1.235 billion, or (c) in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our ordinary shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (2) the date on which we have issued more than $1 billion in non-convertible debt securities during the prior three-year period.

Foreign Private Issuer Status

We are an exempted company limited by shares incorporated in 2015 under the laws of the Cayman Islands. We will make regular reports under the Exchange Act as a non-U.S. company with foreign private issuer status. Under Rule 405 of the Securities Act, the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter, and accordingly, the next determination will be made with respect to us on June 30, 2025. Even after we no longer qualify as an emerging growth company, for so long as we qualify as a foreign private issuer, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•        the rules requiring domestic filers to issue financial statements prepared under U.S. GAAP;

•        the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

•        the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the selective disclosure rules by issuers of material nonpublic information under Regulation Fair Disclosure, or Regulation FD, which regulates selective disclosure of material non-public information by issuers.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. Accordingly, after the Merger, our shareholders will receive less or different information about us than a shareholder of a U.S. domestic public company would receive.

We are listed on Nasdaq. Nasdaq rules permit a foreign private issuer such as TNL Mediagene to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from Nasdaq corporate governance listing standards. Among other things, we are not required to have:

•        a majority of the board of directors consisting of independent directors; or

•        regularly scheduled executive sessions with only independent directors each year.

We have elected to rely on the exemptions listed above. As a result, you may not be provided with the benefits of certain corporate governance requirements of Nasdaq applicable to U.S. domestic public companies. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States. For more details, see “Risk Factors — Risks Related to Ownership of TNL Mediagene’s Securities — As we are a “foreign private issuer” and intend to follow certain home country corporate governance practices, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.”

Foreign private issuers, similar to emerging growth companies, are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of public companies that are neither an emerging growth company nor a foreign private issuer.

If at any time we cease to be a foreign private issuer, we will take all action necessary to comply with the applicable rules of the SEC and Nasdaq.

Internal Control over Financial Reporting

Prior to the Closing of the Merger, we have been a private company with limited accounting personnel to adequately execute its accounting and financial reporting processes and limited supervisory resources with which to address its internal control over financial reporting. As a result of becoming a public company, we operate in an increasingly demanding regulatory environment, which requires us to comply with the Sarbanes-Oxley Act, Nasdaq regulations, SEC rules and regulations, expanded disclosure and reporting requirements and more complex accounting rules. Our responsibilities required by the Sarbanes-Oxley Act include establishing corporate oversight and adequate internal control over financial reporting and disclosure controls and procedures.

In connection with the audit of TNL Mediagene’s consolidated financial statements as of and for the years ended December 31, 2022 and 2023, and preparation of the interim condensed consolidated financial statements as of June 30, 2024 and the six months ended June 30, 2023 and June 30, 2024, we have identified material weaknesses in our internal control over financial reporting, which we plan to further address. The material weaknesses identified relate to: (i) lack of sufficient accounting personnel with appropriate understanding of IFRS and SEC financial reporting requirements to address complex accounting issues and related disclosures; (ii) lack of formalized financial reporting controls and procedures to address complex/unusual transactions and related accounting issues and to facilitate preparation of consolidated financial statements prepared in accordance with IFRS; and (iii) lack of effective maintenance and controls over certain information technology environments including (a) information technology-related general controls process, (b) segregation of duties in the information technology department and effective control on defining and assigning individual’s rights to access systems, programs or transaction raw data and (c) track records or log on system activities for access to system program and data.

We intend to take certain steps, such as recruiting additional personnel, in addition to utilizing external experts and specialists, to supplement our internal resources, to enhance our internal control environment and plan to take additional steps to remediate the material weaknesses identified. Although we plan to complete this remediation process as quickly as possible, we cannot at this time estimate how long this process will take. We cannot assure you that the measures we have taken to date and may take in the future, will be sufficient to remediate the control deficiencies that led to our material weakness in internal control over financial reporting or that we will prevent or avoid potential future material weaknesses. If the steps we take do not correct the material weakness in a timely manner, we will be unable to conclude that we maintain effective internal control over financial reporting.

Accordingly, there could continue to be a reasonable possibility that a material misstatement of our financial statements would not be prevented or detected on a timely basis. See “Risk Factors — We have identified material weaknesses in our internal control over financial reporting. If our remediation of these material weaknesses is not effective, or if we experience additional material weaknesses or otherwise fail to maintain an effective system of internal controls in the future, we may not be able to report our financial results accurately or file our periodic reports as a public company in a timely manner.”

We anticipate that the process of building our accounting and financial functions and infrastructure will result in substantial costs, including significant additional professional fees and internal costs. Any disruptions or difficulties in implementing or using such a system could adversely affect our controls and harm our business. Moreover, such disruption or difficulties could result in unanticipated costs and diversion of management’s attention.

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to market risks in the ordinary course of our business, including the effects of credit, interest rates, capital and liquidity risks. Information relating to quantitative and qualitative disclosures about these market risks is described below and in Note 41 to our unaudited interim historical condensed consolidated financial statements and Note 40 to our audited historical consolidated financial statements included elsewhere in this prospectus.

Foreign Currency Risk

As the majority of our revenue and expenses are denominated in the functional local currencies of our subsidiaries, we are exposed to foreign exchange risk in our daily operations. While our exposure to foreign exchange risk is generally expected to be limited, the reported results of operations in the financial statements will be impacted by the exchange rate between the U.S. Dollar and the functional local currencies of our subsidiaries, including the New Taiwan dollar and Japanese yen.

For the six months ended June 30, 2024, we had $0.2 million of other comprehensive losses generated from the exchange rate differences on translation of foreign operations, whereas for the same period in 2023, we had $1,967 of other comprehensive losses generated from exchange rate differences in the translation of foreign operations.

For the year ended December 31, 2023, we had $0.04 million of other comprehensive losses generated from the exchange rate differences on translation of foreign operations, whereas for the same period in 2022, we had $0.7 million of other comprehensive losses generated from exchange rate differences in the translation of foreign operations.

A hypothetical 10% change in foreign currency exchange rates on our monetary assets and liabilities would not be material to our financial condition or results of operations.

While we have not engaged in the hedging of our foreign currency transactions to date, and do not enter into any hedging contracts for trading or speculative purposes, we may in the future enter into derivatives or other financial instruments in an attempt to hedge our foreign currency exchange risk. It is difficult to predict the impact hedging activities would have on our results of operations.

Interest Rate Risk

We are exposed to interest rate risk because our borrowings are based on both fixed and floating interest rates. Our interest rate risk is mainly concentrated in the fluctuation of the benchmark interest rates arising from cash, short-term borrowings, long-term borrowings, and leasing liabilities. We manage our interest rate risk by having a balanced portfolio of fixed and variable rate bank loans and have not historically used any derivative financial instruments to manage our interest rate risk exposure.

For the six months ended June 30, 2023 and 2024, it is estimated that a general increase of 1% in interest rates, with all other variables held constant, would decrease our profit before income taxes by approximately $0.1 million in each period. The changes were mainly due to our borrowings with floating interest rates.

For the years ended December 31, 2022 and 2023, it is estimated that a general increase of 1% in interest rates, with all other variables held constant, would decrease our profit before income taxes approximately $0.1 million in each year. The changes were mainly due to our borrowings with floating interest rates.

Credit Risk

Credit risk refers to the risk of financial loss arising from default by our clients or counterparties. Our main credit risk is that counterparties may not repay accounts receivable in full based on agreed terms. Most of our accounts receivable are from large companies where the risk of default is considered low. We actively monitor and manage our credit risk by performing credit checks and monitoring credit limits, and maintain an allowance for expected credit losses based upon the expected collectability of all accounts receivable. With respect to banks and financial institutions, we only accept reputable financial institutions in the jurisdictions where we and our subsidiaries are located. We deposit cash across several banks to limit the amount of credit exposure we may incur to any one bank.

Liquidity Risk

We manage liquidity risk by monitoring and maintaining a level of cash deemed adequate to finance our operations and mitigate the effects of fluctuations in cash flows. In addition, management monitors the utilization of bank borrowings and ensures compliance with loan covenants.

MEDIAGENE’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

In this section, “Mediagene” refers to Mediagene Inc. and its consolidated subsidiaries (“Mediagene”) prior to the merger with The News Lens Co., Ltd. (“TNL”) to form TNL Mediagene in May 2023. The following discussion and analysis provides information that Mediagene’s management believes is relevant to an assessment and understanding of Mediagene’s results of operations and financial condition. This discussion and analysis should be read together with “Summary Consolidated Financial Information of TNL Mediagene” and the audited historical consolidated financial statements and related notes that are included elsewhere in this prospectus. This discussion and analysis should also be read together with the pro forma combined financial information in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.” In addition to historical financial information, this discussion and analysis contains forward-looking statements based upon current expectations that involve risks, uncertainties and assumptions. For more information about forward-looking statements, see “Cautionary Statement Regarding Forward-Looking Statements.” Actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or elsewhere in this prospectus.

Mediagene’s consolidated financial statements have been prepared in accordance with IFRS. Mediagene’s reporting currency is Japanese yen. For more information about the basis of presentation of Mediagene’s consolidated financial statements, see “— Basis of Presentation” and Note 2 to Mediagene’s audited historical consolidated financial statements included elsewhere in this prospectus.

Certain figures, including interest rates and other percentages included in this section, have been rounded for ease of presentation. Percentage figures included in this section have not in all cases been calculated on the basis of such rounded figures but on the basis of such amounts prior to rounding. For this reason, percentage amounts in this section may vary slightly from those obtained by performing the same calculations using the figures in Mediagene’s consolidated financial statements or in the associated text. Certain other amounts that appear in this section may similarly not sum due to rounding.

Overview

Mediagene started out as an independent digital media company in Japan in 1998, co-founded by Motoko Imada, now director and the president of TNL Mediagene after the Merger, and Hiroto Kobayashi, now the chief content officer in Japan of TNL Mediagene after the Merger. Since its founding, Mediagene has been a pioneer in the digital media and advertising space in Japan and launched its integrated digital marketing solutions brand, Infobahn, in 2015, providing innovative content and integrated marketing, live events, and retail media capabilities to advertisers in Japan. Mediagene publishes well-known and trusted digital media brands such as ROOMIE and MASHING UP, as well as Japanese editions of global digital media brands, including Gizmodo Japan, Lifehacker Japan, Business Insider Japan and DIGIDAY JAPAN, and also provides marketing, media and communication solution services, e-commerce, innovation support, integrated advertising agency and event planning services in Japan through its Infobahn brand.

Mediagene’s revenues decreased from 3,321 million yen in the fiscal year ended February 28, 2022, to 3,268 million yen in the fiscal year ended February 28, 2023. Mediagene’s total operating costs and expenses increased from 3,259 million yen in the fiscal year ended February 28, 2022, to 3,461 million yen in the fiscal year ended February 28, 2023. Although Mediagene recorded a net profit of 69.4 million yen for the fiscal year ended February 28, 2022, it recorded a net loss of 199.9 million yen in the fiscal year ended February 28, 2023. For more details, see “— Results of Operations.”

TNL Mediagene Merger

On May 25, 2023, Mediagene merged with TNL and formed the current TNL Mediagene. As part of the merger, TNL issued 90,740,305 shares of its common stock for a 100% equity interest in Mediagene, making Mediagene a wholly owned subsidiary of TNL. TNL changed its name to TNL Mediagene on June 6, 2023.

Basis of Presentation

Mediagene’s consolidated financial statements have been prepared in accordance with IFRS. All intercompany accounts and transactions have been eliminated on consolidation.

Components of Results of Operations

Revenue

Mediagene operated a single segment of the media consulting business, which categorized revenue from contracts with its clients as follows:

Media services.    Mediagene’s revenue from media services consisted primarily of distribution and sale of advertisements and product promotion through affiliate advertising on its owned digital media brands, such as Gizmodo Japan, Lifehacker Japan, Business Insider Japan and ROOMIE, as well as revenue from event-related services.

Solution services.    Mediagene’s revenue from solution services consisted of branding and communication design support services for its corporate clients.

Innovation support services.    Mediagene’s revenue from innovation support services consisted of new business development support services for its corporate clients.

Other services.    Mediagene’s revenue from other services consisted of placement and sales of advertisement on external media suppliers, as well as revenue from subscriptions.

Cost of Sales

Mediagene’s cost of sales consisted of personnel-related costs, including salaries, benefits, and stock-based compensation of its employees, expenses directly associated with the delivery of its advertising, and other services and payments to external media suppliers, including third-party content creators.

Selling, General and Administrative Expenses

Mediagene’s sales, general and administrative expenses consisted primarily of personnel-related costs, including salaries, benefits and stock-based compensation for employees engaged in sales, marketing, finance, legal, human resources, information technology, communications, and other administrative functions. Sales, general and administrative expenses also included costs incurred for advertising, marketing and promotional expenditures, professional services, including outside legal and accounting services, as well as allocated facilities and other supporting overhead costs.

Other income

Mediagene’s other income primarily consisted of rent income from leasing of Mediagene’s office space to tenants and government subsidy income for purchases of certain equipment.

Other expenses

Mediagene’s other expenses primarily consisted of one-time finance expenses paid to financial institutions.

Finance income and costs

Mediagene’s finance income and costs primarily consisted of (i) financial assets and liabilities measured at amortized cost, (ii) financial assets measured at FVTPL, (iii) lease liabilities, (iv) foreign exchange gains and losses, and (v) interest expenses. Financial assets measured at FVTPL were mainly associated with its financial instruments such as structured bonds denominated in foreign currencies. Lease liabilities were associated with the leases of the facilities it leases for its operation.

•        Foreign Exchange Gains and Losses.    Foreign currency transaction gains and losses are a result of the effect of exchange rate changes on transactions denominated in currencies other than Mediagene’s functional currency, Japanese yen. For the fiscal year ended February 28, 2023, Mediagene recorded foreign exchange losses of 1.1 million yen, while Mediagene recorded foreign exchange gains of 1.2 million yen for the fiscal year ended February 28, 2022.

Income tax (expense) benefit

Mediagene’s income tax (expense) benefit primarily consisted of current tax expense. Mediagene’s income tax benefit primarily consisted of deferred tax benefit arising from tax loss carryforwards. For the fiscal years ended February 28, 2023 and February 28, 2022, the applicable statutory tax rate in Japan was 34.6%. See “TNL Mediagene’s Management’s Discussion and Analysis of Financial Condition and Results of Operations — Taxation — Japan.”

Results of Operations

Comparison of the Fiscal Year Ended February 28, 2023, and the Fiscal Year Ended February 28, 2022

The following table summarizes key components of Mediagene’s results of operations for the periods indicated:

	For the fiscal year ended February 28,
	2023	2022
	(JPY in thousands)
Revenue	3,268,495	3,320,600
Cost of sales	(2,443,696)	(2,280,137)
Gross profit	824,799	1,040,463
Selling, general and administrative expenses:	(1,016,473)	(977,914)
Other income	1,800	2,074
Other expenses	(393)	(603)
Operating profit (loss)	(190,267)	64,019
Finance income	10,176	9,503
Finance costs	(11,402)	(11,107)
Profit (loss) before tax	(191,493)	62,415
Income tax (expense) benefit	(8,369)	7,022
Profit (loss)	(199,863)	69,437

Revenue

Mediagene’s total revenue decreased from 3,321 million yen in the fiscal year ended February 28, 2022, to 3,268 million yen in the fiscal year ended February 28, 2023, primarily as a result of weaker sales from media services, especially from e-commerce and multinational clients offsetting stronger sales from its solutions services and innovation support services.

Cost of Sales

Cost of sales increased from 2,280 million yen in the fiscal year ended February 28, 2022, to 2,443 million yen in the fiscal year ended February 28, 2023, primarily as a result of increased payment to external service providers in its solutions services and innovation support services as well as certain purchases of equipment.

Selling, General and Administrative Expenses

Mediagene’s selling, general and administrative expenses increased from 978 million yen in the fiscal year ended February 28, 2022, to 1,016 million yen in the fiscal year ended February 28, 2023.

Other Income

Other income decreased from 2.1 million yen in the fiscal year ended February 28, 2022, to 1.8 million yen in the fiscal year ended February 28, 2023.

Other Expenses

Other expenses decreased from 0.6 million yen in the fiscal year ended February 28, 2022, to 0.4 million yen in the fiscal year ended February 28, 2023.

Finance Income

Finance income increased from 9.5 million yen in the fiscal year ended February 28, 2022, to 10.2 million yen in the fiscal year ended February 28, 2023.

Finance Costs

Finance costs increased from 11.1 million yen in the fiscal year ended February 28, 2022, to 11.4 million yen in the fiscal year ended February 28, 2023.

Liquidity and Capital Resources

Mediagene’s main source of liquidity was cash derived from revenue generating activities and proceeds from equity financing. As of February 28, 2023 and February 28, 2022, Mediagene’s cash and cash equivalents were 133 million yen and 352 million yen, respectively, consisting of bank deposits.

The following table sets forth a summary of Mediagene’s cash flows for the periods presented.

	For the fiscal year ended February 28,
	2023	2022
	(in thousands)
	JPY	JPY
Net cash provided by operating activities	121,195	379,455
Net cash provided by (used in) investing activities	(243,605)	29,415
Net cash provided by (used in) financing activities	(96,851)	(295,718)
Net increase (decrease) in cash and cash equivalents	(219,261)	113,151

Cash Flows from Operating Activities

Net cash provided by operating activities for the fiscal year ended February 28, 2023 was 121 million yen, a decrease of 258 million yen from 379 million yen for the fiscal year ended February 28, 2022. This decrease was due primarily to increases in cost sales and selling, general and administrative expenses of 202 million yen from increased spending for marketing.

Cash Flows from Investing Activities

Net cash used in investing activities for the fiscal year ended February 28, 2023, was 244 million yen, which primarily resulted from the acquisition of financial instruments such as structured bonds denominated in foreign currencies as well as purchases of certain equipment.

Net cash provided by investing activities for the fiscal year ended February 28, 2022, was 29 million yen, which primarily resulted from the proceeds from sale of financial instruments.

Cash Flows from Financing Activities

Net cash used in financing activities for the fiscal year ended February 28, 2023, was 97 million yen, which primarily resulted from repayment of bonds, partially offset by the proceeds from additional short-term borrowings.

Net cash used in financing activities for the fiscal year ended February 28, 2022, was 296 million yen, which primarily resulted from repayment of bonds, partially offset by the proceeds from additional short-term borrowings.

Contractual Obligations and Commitments

The following tables set forth Mediagene’s contractual obligations as of February 28, 2023 and February 28, 2022:

	(Thousands of yen, %)
	As of February 28, 2022	As of February 28, 2023	Average interest rate
Current liabilities:
Short-term borrowings	378,400	456,800	0.58%
Current portion of bonds	42,600	42,600	0.69%
Current portion of long-term borrowings	4,008	4,008	0.00%
Total	425,008	503,408
Non-current liabilities:
Bonds payable	86,168	44,036	0.69%
Borrowings	30,314	26,306	0.00%
Total	116,482	70,342

Other than those shown above, Mediagene did not have any significant capital and other commitments, long-term obligations or guarantees as of February 28, 2023.

Off-Balance Sheet Commitments and Arrangements

During the periods presented, Mediagene did not have any off-balance sheet commitments or arrangements.

Critical Accounting Policy, Judgments and Estimates

Mediagene prepared its consolidated financial statements in accordance with IFRS, which required it to make judgments, estimates and assumptions that affect the reported amounts of its assets and liabilities and the disclosure of our contingent assets and liabilities at the end of each fiscal period and the reported amounts of revenues and expenses during each fiscal period. Since the use of estimates is an integral component of the financial reporting process, its actual results could differ from those estimates. Some of its accounting policies required a higher degree of judgment than others in their application.

The selection of critical accounting policy, the judgments and other uncertainties affecting application of the policy and the sensitivity of reported results to changes in conditions and assumptions are factors that should be considered when reviewing Mediagene’s financial statements. For further information on Mediagene’s significant accounting policies, see Note 3 to Mediagene’s audited historical consolidated financial statements included elsewhere in this prospectus.

Quantitative and Qualitative Disclosures about Market Risk

Foreign Currency Risk

Mediagene engaged in business transactions denominated in currencies other than its primary currency, the Japanese yen. To manage such risks, it continuously monitored foreign exchange rates. As of the dates shown, its net exposure to foreign currency risk was as follows:

	(in thousands of yen)
	As of February 28, 2023	As of February 28, 2022
U.S. Dollar	60,895	15,562

For financial instruments denominated in foreign currencies Mediagene held as of February 28, 2023 and February 28, 2022, the impact on profit or loss in the consolidated statements of profit or loss in the event of a 1.0% depreciation in the value of the Japanese yen against the U.S. Dollar was as follows, assuming all other variables are held constant. Mediagene had no material exposure to foreign exchange fluctuations in any currency other than the U.S. Dollar as of these dates.

	(in thousands of yen)
	As of February 28, 2023	As of February 28, 2022
Profit or loss	(398)	(101)

Interest Rate Risk

Mediagene used financial instruments with interest rate fluctuation risk to raise funds for working capital and capital investment as well as to manage short-term surplus funds. To mitigate such risks, Mediagene maintained an appropriate balance between fixed and floating interest rates on borrowings. As of the dates shown, its exposure to interest rate fluctuation risk was as follows:

	(in thousands of yen)
	As of February 28, 2023	As of February 28, 2022
Borrowings with floating rates	547,444	511,176

For financial instruments held by Mediagene as of February 28, 2023 and February 28, 2022, the impact on profit or loss in the consolidated statements of profit or loss in the event of a 1.0% increase in interest rates was as follows, assuming all other variables are held constant.

	(in thousands of yen)
	As of February 28, 2023	As of February 28, 2022
Profit or loss	(3,580)	(3,343)

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Agreements Related to the Merger

In connection with, and pursuant to, the Merger Agreement, certain agreements were entered into between TNL Mediagene, Blue Ocean and certain related parties. These agreements include:

Sponsor Lock-Up and Support Agreement

See “— Certain Relationships and Related Party Transactions — Blue Ocean — Sponsor Lock-Up and Support Agreement”.

TNL Mediagene Shareholder Lock-Up and Support Agreement

In connection and concurrently with the execution of the Merger Agreement on June 6, 2023, TNL Mediagene, Blue Ocean and certain shareholders of TNL Mediagene (the “TNL Mediagene Shareholders”) entered into a lock-up and support agreement (the “TNL Mediagene Shareholder Lock-Up and Support Agreement”), pursuant to which, among other things, the TNL Mediagene Shareholders agreed not to transfer the following securities during the applicable lock-up period, subject to customary exceptions: (a) any TNL Mediagene Ordinary Shares held by such TNL Mediagene Shareholder immediately after the Closing; (b) any TNL Mediagene Ordinary Shares issuable upon the exercise of options under the 2015 Global Plan held by such TNL Mediagene Shareholder immediately after the Closing (along with such options themselves) (collectively, the “TNL Mediagene Lock-Up Shares”).

The TNL Mediagene Shareholder Lock-Up and Support Agreement further provides that the applicable lock-up period will be 180 days from and after the Closing, December 5, 2024.

Registration Rights Agreement

In connection and concurrently with the Closing on December 5, 2024, TNL Mediagene, the Sponsor and certain shareholders of TNL Mediagene entered into the Registration Rights Agreement containing customary registration rights for the Sponsor with respect to the Earn-out Shares and our shareholders who are parties thereto with respect to TNL Mediagene Ordinary Shares they hold, which include certain TNL Mediagene Lock-Up Shares. Pursuant to the registration rights agreement, holders of registrable securities of TNL Mediagene will be entitled to make up to three demands that TNL Mediagene register such securities and an additional two demands that TNL Mediagene register the Earn-Out Shares. In addition, holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of the Merger. The Registration Rights Agreement also provides that TNL Mediagene will pay certain expenses related to such registrations and indemnify securityholders against certain liabilities.

Amended and Restated Warrant Agreement

In connection with the Closing, on December 4, 2024, TNL Mediagene, Blue Ocean, Continental Stock Transfer & Trust Company (“Continental”), Computershare Inc. and Computershare Trust Company, N.A. (collectively with Computershare Inc., “Computershare”) entered into an assignment, assumption and amended and restated warrant agreement, pursuant to which (i) Blue Ocean assigned to TNL Mediagene all of its rights, title, interests, and liabilities and obligations in and under the existing warrant agreement, dated December 2, 2021, by and between Blue Ocean and Continental, including Blue Ocean Warrants, and (ii) Continental assigned to Computershare as TNL Mediagene’s new warrant agent all of its rights, title, interests, and liabilities and obligations in and under the existing warrant agreement, in each case effective upon the Closng.

Certain Relationships and Related Party Transactions — TNL Mediagene

Equity Awards and Related Agreements

TNL Mediagene has granted awards of stock options to its executive officers and certain directors under the 2015 Plan. The equity incentive plans are described under “Management — Share-based Compensation.”

Indemnification Agreements

Following the consummation of the Merger, TNL Mediagene has entered into indemnification agreements with each of its directors and executive officers. Such indemnification agreements and TNL Mediagene A&R Articles, as in effect following the Merger, will require TNL Mediagene to indemnify its directors and executive officers to the fullest extent permitted by law.

Related Party Transactions Policy

Following the Merger, TNL Mediagene has adopted a related party transaction policy requiring that all related party transactions required to be disclosed by a foreign private issuer pursuant to the Exchange Act be approved by the audit committee or another independent body of our board of directors.

Certain Relationships and Related Party Transactions — Blue Ocean

Founder Shares

On April 7, 2021, Blue Ocean issued to the Sponsor an aggregate of 4,312,500 Founder Shares in exchange for a payment of $25,000, or approximately $0.006 per share, from the Sponsor to cover certain expenses on behalf of Blue Ocean. The Sponsor transferred 30,000 Founder Shares to each of Joel Motley, Matt Goldberg, and Priscilla Han, and 25,000 Founder Shares to each of Norman Pearlstine and Dale Mathias, Blue Ocean’s independent directors, at the same price originally paid for such shares. In addition, the Sponsor transferred an aggregate of 100,000 Founder Shares to six advisors at the same price as originally paid for such shares. The Sponsor also surrendered 618,750 Founder Shares to Blue Ocean for no consideration due to the underwriter’s exercise of the over-allotment option. On December 2, 2021, Blue Ocean effected an ordinary share dividend of an additional 431,250 Founder Shares, resulting in an aggregate of 4,743,750 Founder Shares outstanding. On June 21, 2024, the Sponsor, Norman Pearlstine, Joel Motley, Matt Goldberg, Priscilla Han, Apollo Credit Strategies Master Fund Ltd. and other holders of the Founder Shares converted 4,743,749 Founder Shares into a corresponding number of Blue Ocean Class A Shares in the Conversion. The Sponsor retained one Founder Share.

Pursuant to the Sponsor Lock-Up and Support Agreement, from and after the Closing Date and subject to certain customary exceptions, the holders of Founder Shares agreed, severally but not jointly, not to transfer:

•        50% of their Earn-Out Shares until the earlier of: (A) one year after the Closing Date; or (B) (x) if the closing price of TNL Mediagene Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date or (y) the date after the Closing Date on which TNL Mediagene completes a liquidation, merger, capital share exchange, reorganization or other similar transaction that results in all of TNL Mediagene’s shareholders having the right to exchange their TNL Mediagene Ordinary Shares for cash, securities or other property; and

•        the remaining 50% of their Earn-Out Shares until two years after the Closing Date.

Pursuant to the Sponsor Lock-Up and Support Agreement and as part of the agreed consideration for the Merger, the Sponsor agreed to forfeit up to 2,208,859 Founder Shares it owned, subject to the adjustments based on the Forfeiture Ratio and other terms set forth in the Sponsor Lock-Up and Support Agreement. As finally adjusted on the Closing Date, 2,017,332 Founder Shares were forfeited by the Sponsor. As of the date of this prospectus, the Sponsor, Apollo, Insiders and Other Investors are entitled to receive 2,726,418 Earn-Out Shares.

Blue Ocean Private Placement Warrants

In connection with the Blue Ocean IPO, the Sponsor and Apollo purchased 9,255,000 Blue Ocean Private Placement Warrants in private placements. Each Blue Ocean Private Placement Warrant entitles the holder to purchase one ordinary share at $11.50 per share, subject to adjustment. The Blue Ocean Private Placement Warrants could not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of Blue Ocean’s initial business combination.

In the event that the Sponsor deemed it necessary, in order to facilitate Blue Ocean’s initial business combination for the Sponsor to forfeit, transfer, exchange or amend the terms of all or any portion of the Blue Ocean Private Placement Warrants or to enter into any other arrangements with respect to the Blue Ocean Private Placement Warrants (including, without limitation, a transfer of the Sponsor’s membership interests representing an interest in the Blue Ocean Private Placement Warrants) to facilitate the consummation of such business combination, such change would apply pro rata to Apollo and the Sponsor based on the relative number of Blue Ocean Private Placement Warrants held by each. As finally adjusted on the Closing Date, 4,787,943 Blue Ocean Private Placement Warrants were forfeited by the Sponsor and Apollo, of which 708,047 warrants were transferred as the PIPE Warrants to the Existing PIPE Convertible Note Investors and the November PIPE Convertible Note Investors,

2,200,000 warrants were transferred back to TNL Mediagene and 1,879,896 warrants were forfeited. As the date of this prospectus, there are 7,345,104 TNL Mediagene Warrants, converted from Blue Ocean Private Placement Warrants, issued and outstanding, of which 4,437,057 TNL Mediagene Warrants are held by the Sponsor and Apollo.

2023 Sponsor Convertible Note

On June 20, 2023, Blue Ocean issued an unsecured convertible promissory note (the “2023 Sponsor Convertible Note”), which was amended on May 30, 2024 to extend its maturity date from June 7, 2024 to December 7, 2024, to the Sponsor for borrowings from time to time of up to an aggregate of $1,500,000 which might be drawn by Blue Ocean to finance costs incurred in connection with a potential initial business combination and for working capital purposes and/or to finance monthly deposits into the Trust Account for each public share that was not redeemed in connection with the extension of Blue Ocean’s termination date from September 7, 2023 to December 7, 2024. The 2023 Sponsor Convertible Note was interest bearing and was payable on the earlier of (i) December 7, 2024; (ii) the date on which Blue Ocean consummates a business combination or (iii) Blue Ocean liquidates the Trust Account upon the failure to consummate an initial business combination within the requisite time period. Upon consummation of Blue Ocean’s initial business combination, the Sponsor could elect to convert the 2023 Sponsor Convertible Note, up to the full amount of the principal balance of the 2023 Sponsor Convertible Note, into Blue Ocean Private Placement Warrants at a price of $1.00 per warrant. On December 4, 2024, the Sponsor entered into an omnibus note settlement, assignment and amendment agreement (the “Omnibus Note Settlement Agreement”) with, among others, Blue Ocean and TNL Mediagene under which TNL Mediagene has agreed to assume the obligations of Blue Ocean under the 2023 Sponsor Convertible Note through the issuance of convertible promissory notes to certain lenders of the Sponsor. These new convertible notes mature on December 4, 2026 and bear interest at the rate of 8% per annum and accrue until the payment in full of the outstanding principal. The holders of these new convertible notes are able to elect to convert the principal balance and accrued and unpaid interest of these notes at the specific times and conversion prices specified in the convertible promissory notes.

2024 Sponsor Promissory Note

On April 5, 2024, Blue Ocean issued an unsecured promissory note (the “2024 Sponsor Promissory Note”) to the Sponsor. The 2024 Sponsor Promissory Note was a non-interest bearing, unsecured promissory note which could be drawn down by the Company from time to time to be used for costs and expenses related to the business combination. Pursuant to the terms of the 2024 Sponsor Promissory Note, if the initial business combination was not consummated, the 2024 Sponsor Promissory Note was to be repaid solely to the extent that Blue Ocean had funds available to it outside of its Trust Account, and that all other amounts were to be contributed to capital, forfeited, eliminated or otherwise forgiven or eliminated.

The 2024 Sponsor Promissory Note was due and payable in full on the earlier of (i) the date on which Blue Ocean consummated its initial business combination; or (ii) the date Blue Ocean liquidated the Trust Account upon the failure of Blue Ocean to consummate the initial business combination within the time period set forth in Blue Ocean Articles.

On December 4, 2024, the Sponsor entered into the Omnibus Note Settlement Agreement with, among others, Blue Ocean and TNL Mediagene under which TNL Mediagene has agreed to assume the obligations of Blue Ocean under the 2024 Sponsor Promissory Note through the issuance of convertible promissory notes to certain lenders of the Sponsor. These new convertible notes mature on December 4, 2026 and bear interest at the rate of 8% per annum and accrue until the payment in full of the outstanding principal. The holders of these new convertible notes are able to elect to convert the principal balance and accrued and unpaid interest of these notes at the specific times and conversion prices specified in the convertible promissory notes.

November PIPE Convertible Notes

In connection with the Merger, TNL Mediagene agreed to a private sale of certain subordinated unsecured convertible promissory notes in aggregate principal amount of $4,355,000 (the “November PIPE Convertible Notes”) of TNL Mediagene to certain third-party investors as well as certain members of Blue Ocean’s board of directors, management team and advisory board and other shareholders of Blue Ocean (each, a “November PIPE Convertible Note Investor”) pursuant to certain convertible note purchase agreements entered into on or around

November 18, 2024 (the “November PIPE Convertible Note Purchase Agreements”). Effective immediately prior to and contingent upon the closing of the Merger, the November PIPE Convertible Notes were automatically converted into 1,454,605 TNL Mediagene Ordinary Shares. Pursuant to the Sponsor Warrant Assignment Agreements with each of the November PIPE Convertible Note Investors, the Sponsor agreed to transfer to each November PIPE Convertible Note Investor, and each November PIPE Convertible Note Investor agreed to acquire, a portion of the total 708,047 PIPE Warrants. The $4,355,000 of proceeds received as a result of the sale of the November PIPE Convertible Notes have been used to pay for transaction expenses in connection with the Merger.

Administrative Support Agreement

On December 2, 2021, Blue Ocean entered into an Administrative Support Agreement pursuant to which Blue Ocean may reimburse the Sponsor (and the Sponsor may then reimburse NBM Management LLC, an affiliate of the Sponsor) up to an amount of $10,000 per month for office space and secretarial and administrative support. As of December 31, 2023 and December 31, 2022, there have been $120,000 and $110,000 in charges, respectively, related to this agreement, $10,000 of which have been reimbursed. As of June 30, 2024, there have been $290,000 in charges related to this agreement. The remaining balance of $350,000 under the Administrative Support Agreement was assumed by TNL Mediagene upon Closing.

Consulting Agreements

Blue Ocean and Richard Leggett, Blue Ocean’s Chief Executive Officer and a co-manager of the Sponsor, entered into a consulting agreement on October 11, 2022, as amended July 31, 2023 (the “Leggett Consulting Agreement”). Mr. Leggett is entitled to $20,000 per month for certain services Mr. Leggett provides to Blue Ocean and its affiliates from the effective date of the Leggett Consulting Agreement until the earlier of (i) the date on which Blue Ocean completes a merger, share exchange, asset acquisition, share purchase, reorganization or other similar business combination, or (ii) the redemption of the Public Shares should it not complete such a transaction in accordance with the Blue Ocean Articles (the “Leggett Consulting Agreement Term”). Mr. Leggett is further entitled to a success bonus of $250,000 to be paid within ten business days of the close of the initial business combination, reduced by $17,500 for each month in which the consulting fee above has been paid to Mr. Leggett on or after July 31, 2023. If the Leggett Consulting Agreement Term expires prior to the closing of the initial business combination or a similar transaction, no success bonus shall be due or paid to Mr. Leggett. Mr. Leggett has agreed that as of April 1, 2024, he will reduce his monthly service fee under the Leggett Consulting Agreement to $5,000.

Blue Ocean and Matt Lasov, Blue Ocean’s Chief Financial Officer, entered into a consulting agreement on November 22, 2022, as amended July 31, 2023 (the “Lasov Consulting Agreement”). Mr. Lasov is entitled to $32,500 per month for certain services Mr. Lasov provides to Blue Ocean and its affiliates from the effective date of the Lasov Consulting Agreement until the earlier of (i) the date on which Blue Ocean completes a merger, share exchange, asset acquisition, share purchase, reorganization or other similar business combination, or (ii) the redemption of the Public Shares should it not complete such a transaction in accordance with the Blue Ocean Articles (the “Lasov Consulting Agreement Term”). Mr. Lasov is further entitled to a success bonus of $150,000 to be paid within ten business days of the close of the initial business combination, reduced by $32,500 for each month in which the consulting fee above has been paid to Mr. Lasov on or after July 31, 2023. If the Lasov Consulting Agreement Term expires prior to the closing of the initial business combination or a similar transaction, no Success Bonus shall be due or paid to Mr. Lasov. Mr. Lasov agreed that as of February 1, 2024, he will not be invoicing Blue Ocean for services performed under the Lasov Consulting Agreement.

Sponsor Lock-Up and Support Agreement

On June 6, 2024, in connection and concurrently with the execution of the Merger Agreement, Blue Ocean, Sponsor, Apollo SPAC Fund I, L.P., Apollo Credit Strategies Master Fund Ltd. (Apollo SPAC Fund I, L.P. and Apollo Credit Strategies Master Fund, Ltd., collectively “Apollo”), the Insiders and Other Investors have entered into an amended and restated letter agreement (the “Original Sponsor Lock-Up and Support Agreement”), pursuant to which Sponsor, Apollo and such Insiders and Other Investors agreed, among other things, to vote their Blue Ocean shares in favor of the Blue Ocean Extension Proposal and the adoption of the Merger Agreement and the Transactions, including the Merger, and each other proposal related to the Merger included on the agenda for the meetings of Blue Ocean shareholders relating to the Blue Ocean Extension Proposal and the Merger (as applicable), to appear at such meeting or otherwise cause their shares to be counted as present for purposes of establishing a quorum at such meeting, to vote against any proposal that would reasonably be expected to result in a breach of any representation, warranty, covenant, obligation or agreement of Blue Ocean contained in the Merger Agreement or impede the Merger and the other transactions contemplated by the Merger Agreement, not to redeem any of their shares, and to waive their respective anti-dilution rights with respect to their Blue Ocean Class B Shares in connection with the consummation of the Transactions. On October 23, 2024 and December 3, 2024, the Sponsor, Blue Ocean and TNL Mediagene entered into the Amendment No. 1 to Sponsor Lock-Up and Support Agreement and the Amendment No. 2 to Sponsor Lock-Up and Support Agreement, respectively (“Sponsor Agreement Amendments” and together with the Original Sponsor Lock-Up and Sponsor Agreement, the “Sponsor Lock-Up and Support Agreement”).

Pursuant to the Sponsor Lock-Up and Support Agreement, among other things, each of Sponsor, Apollo, the Insiders and the Other Investors agreed that 50% of the Earn-Out Shares will be issued upon the first to occur of any of the following after the Closing: (1) a change of control of TNL Mediagene; or (2) the date that is the 12-month anniversary of the Closing. The remaining 50% of the Earn-Out Shares will be issued upon the first to occur of any of the following after the Closing: (a) a change of control of TNL Mediagene; (b) if revenues reported by TNL Mediagene during any trailing 12-month period equal or exceed $77,500,000 in aggregate (inclusive of any and all acquisitions consummated by TNL Mediagene after the Closing); or (c) the date that is the two-year anniversary of the Closing.

Pursuant to the Sponsor Agreement Amendment, Sponsor, Blue Ocean and TNL Mediagene also agreed to forfeit up to 2,208,859 Founder Shares owned by Sponsor, subject to the adjustments based on the Forfeiture Ratio and other terms set forth in the Sponsor Lock-Up and Support Agreement. As finally adjusted on the Closing Date, 2,017,332 Founder Shares were forfeited by the Sponsor. As of the date of this prospectus, the Sponsor, Apollo, Insiders and Other Investors are entitled to receive 2,726,418 Earn-Out Shares.

Furthermore, subject to certain customary exceptions, Sponsor, Apollo and each Insider and Other Investor agreed that it will not transfer, to the extent such Earn-Out Shares have been issued, (a) 50% of its Earn-Out Shares until the earlier of (1) one year after the Closing, or (2) (i) if the closing price of TNL Mediagene Ordinary Shares equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing or (ii) the date after the Closing on which TNL Mediagene completes a liquidation, merger, capital share exchange, reorganization or other similar transaction that results in all of TNL Mediagene’s shareholders having the right to exchange their TNL Mediagene Ordinary Shares for cash, securities or other property, and (b) 50% of its Earn-Out Shares, until two years after the Closing.

In addition, pursuant to the Original Sponsor Lock-Up and Support Agreement, Sponsor and Apollo agreed to forfeit an aggregate of 750,000 Blue Ocean Private Placement Warrants held by them (in a pro rata amount based on the relative number held by each) at the Closing and not to transfer any Blue Ocean Private Placement Warrant until 30 days after the Closing. Pursuant to the Sponsor Agreement Amendment, Sponsor also agreed to additionally and separately forfeit 50% of Blue Ocean Private Placement Warrants it held immediately prior to the Closing, subject to the adjustments based on the Forfeiture Ratio and other terms set forth in the Sponsor Lock-Up and Support Agreement. As finally adjusted on the Closing Date, 4,787,943 Blue Ocean Private Placement Warrants were forfeited by the Sponsor and Apollo, of which 708,047 warrants were transferred as the PIPE Warrants to the Existing PIPE Convertible Note Investors and the November PIPE Convertible Note Investors, 2,200,000 warrants were transferred back to TNL Mediagene and 1,879,896 warrants were forfeited. As the date of this prospectus, there are 7,345,104 TNL Mediagene Warrants, converted from Blue Ocean Private Placement Warrants, issued and outstanding, of which 4,437,057 TNL Mediagene Warrants are held by the Sponsor and Apollo.

Registration Rights Agreement

Blue Ocean, TNL Mediagene, Sponsor, and certain existing shareholders of Blue Ocean and TNL Mediagene entered into a registration rights agreement (the “Registration Rights Agreement”) upon consummation of the Merger, which will contain customary registration rights for Sponsor and other shareholders of Blue Ocean and TNL Mediagene. Pursuant to the Registration Rights Agreement, holders of registrable securities of TNL Mediagene will be entitled to make up to three demands that TNL Mediagene register such securities and an additional two demands that TNL Mediagene register the Earn-Out Shares. In addition, holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of the Merger. The Registration Rights Agreement also provides that TNL Mediagene will pay certain expenses related to such registrations and indemnify securityholders against certain liabilities.

DESCRIPTION OF TNL MEDIAGENE’S SHARE CAPITAL AND ARTICLES OF ASSOCIATION

A summary of the material provisions governing TNL Mediagene’s share capital immediately following the completion of the Merger is provided below. This summary is not complete and should be read together with TNL Mediagene’s amended and restated memorandum and articles of association (“TNL Mediagene A&R Articles”), a copy of which is appended to this prospectus as Exhibit 3.1 hereto. In this section “we,” “us” and “our” refer to TNL Mediagene.

We are an exempted company incorporated in the Cayman Islands with limited liability and our affairs are governed by the TNL Mediagene A&R Articles, the Cayman Companies Law and the common law of the Cayman Islands. As of the date of this prospectus, there are 26,248,753 ordinary shares of TNL Mediagene, par value $0.0001 per share, issued and outstanding. All of our outstanding shares are validly issued, fully paid and non-assessable. The board of directors may determine the issue prices and terms for our shares or other securities, and may further determine any other provision relating to such issue of shares or securities. We may also issue and redeem redeemable securities on such terms and in such manner as the board of directors shall determine.

Ordinary Shares

The following is a description of the material terms of TNL Mediagene Ordinary Shares and the TNL Mediagene A&R Articles in effect upon and as of the closing of the Transactions. The following descriptions are qualified by reference to the TNL Mediagene A&R Articles that are in effect upon the closing of the Transactions.

Voting Rights

Each registered holder of TNL Mediagene Ordinary Shares is entitled to one vote for each TNL Mediagene Ordinary Share of which he, she or it is the registered holder, subject to any rights and restrictions for the time being attached to any share. Unless specified in the TNL Mediagene A&R Articles, or as required by applicable provisions of the Cayman Companies Law or applicable stock exchange rules, an ordinary resolution, being, the affirmative vote of shareholders holding a majority of the shares which, being so entitled, are voted thereon in person or by proxy at a quorate general meeting of the company or a unanimous written resolution of all of our shareholders entitled to vote at a general meeting of the company, is required to approve any such matter voted on by our shareholders. Approval of certain actions, such as amending our amended and restated memorandum and articles of association, reducing our share capital, registration of our company by way of continuation in a jurisdiction outside the Cayman Islands and merger or consolidation with one or more other constituent companies, will require a special resolution under Cayman Islands law and pursuant to the TNL Mediagene A&R Articles, being the affirmative vote of shareholders holding a majority of no less than two-thirds of the shares which, being so entitled, are voted thereon in person or by proxy at a quorate general meeting of the company or a unanimous written resolution of all of our shareholders entitled to vote at a general meeting of the company.

Dividend Rights

We have not paid any cash dividends on our ordinary shares to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. Subject to the foregoing, the payment of cash dividends in the future, if any, will be at the discretion of the board of directors.

Liquidation Rights

On a winding-up or other return of capital, subject to any special rights attaching to any other class of shares, holders of TNL Mediagene Ordinary Shares will be entitled to participate in any surplus assets in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up or the date of the return of capital, as the case may be, on the TNL Mediagene Ordinary Shares held by them respectively.

Registration Rights

Certain of our shareholders and the Sponsor are entitled to certain registration rights under the terms of the Registration Rights Agreement. For a discussion of such rights, see “Certain Relationships and Related Party Transactions — Agreements Related to the Merger — Registration Rights Agreement.”

Shareholder Meetings

One or more shareholders holding at least a majority of the paid-up voting share capital of our company present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy and entitled to vote at that meeting shall form a quorum. In accordance with the Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on Nasdaq. There is no requirement under the Cayman Companies Law for us to hold annual or extraordinary general meetings.

Warrants

Public Warrants

Each whole warrant will entitle the registered holder to purchase one TNL Mediagene Ordinary Share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of twelve months from the closing of the Blue Ocean IPO and 30 days after the Closing, except as discussed in the immediately succeeding paragraph. Pursuant to the Amended and Restated Warrant Agreement, a warrant holder may exercise its warrants only for a whole number of TNL Mediagene Ordinary Shares. The warrants will expire five years after the Closing, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any TNL Mediagene Ordinary Shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the TNL Mediagene Ordinary Shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and we will not be obligated to issue TNL Mediagene Ordinary Shares upon exercise of a warrant unless the TNL Mediagene Ordinary Shares issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.

Redemption of warrants when the price per TNL Mediagene Ordinary Share equals or exceeds $18.00.

Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the Blue Ocean Private Placement Warrants held by the Sponsor and Apollo):

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•        if, and only if, the closing price of TNL Mediagene Ordinary Shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Anti-dilution Adjustments”) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the TNL Mediagene Ordinary Shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those TNL Mediagene Ordinary Shares is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of TNL Mediagene Ordinary Shares may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Anti-dilution Adjustments”) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption of warrants when the price per TNL Mediagene Ordinary Share equals or exceeds $10.00.

Once the warrants become exercisable, we may redeem the outstanding warrants:

•        in whole and not in part;

•        at a price of $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption, provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of TNL Mediagene Ordinary Shares (as defined below) except as otherwise described below;

•        if, and only if, the closing price of the TNL Mediagene Ordinary Shares equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Anti-dilution Adjustments”) for any 20 trading days within the 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders; and

•        if the closing price of TNL Mediagene Ordinary Shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Anti-dilution Adjustments”), the Blue Ocean Private Placement Warrants held by the Sponsor and Apollo must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

Beginning on the date the notice of redemption is given until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of TNL Mediagene Ordinary Shares that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of TNL Mediagene Ordinary Shares on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on the volume weighted average price of TNL Mediagene Ordinary Shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

Pursuant to the Amended and Restated Warrant Agreement, references above to TNL Mediagene Ordinary Shares shall include a security other than TNL Mediagene Ordinary Shares into which TNL Mediagene Ordinary Shares have been converted or exchanged for in the event we are not the surviving company in a business combination. The numbers in the table below will not be adjusted when determining the number of TNL Mediagene Ordinary Shares to be issued upon exercise of the warrants if we are not the surviving entity following such business combination.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of a warrant is adjusted as set forth under the heading “— Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exercise price of the warrant after such adjustment and the denominator of which is the exercise price of the warrant immediately prior to such adjustment. In such an event, the number of shares in the table below shall be adjusted by multiplying such share amounts by a fraction, the numerator of which is the number of shares deliverable upon exercise of the warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of the warrant as so adjusted. If the exercise price of a warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “— Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “— Anti-dilution Adjustments” and the denominator of which is $10.00; and (b) in the case of an adjustment pursuant to the second paragraph under the heading “— Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

Redemption Date (period to expiration of warrants)	Fair Market Value of TNL Mediagene Ordinary Shares
	≤$10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	≥18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of TNL Mediagene Ordinary Shares to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of TNL Mediagene Ordinary Shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 TNL Mediagene Ordinary Shares for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of TNL Mediagene Ordinary Shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 TNL Mediagene Ordinary Shares for each whole warrant. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 TNL Mediagene Ordinary Shares per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any TNL Mediagene Ordinary Shares.

This redemption feature differs from the typical warrant redemption features used in some other initial business combinations, which only provide for a redemption of warrants for cash (other than the Blue Ocean Private Placement Warrants) when the trading price for TNL Mediagene Ordinary Shares exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when TNL Mediagene Ordinary Shares are trading at or above $10.00 per Public Share, which may be at a time when the trading price of TNL Mediagene Ordinary Shares is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “— Redemption of warrants when the price per TNL Mediagene Ordinary Share equals or exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of this prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interests to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interests to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.

As stated above, we can redeem the warrants when TNL Mediagene Ordinary Shares are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when TNL Mediagene Ordinary Shares are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer TNL Mediagene Ordinary Shares than they would have received if they had chosen to wait to exercise their warrants for TNL Mediagene Ordinary Shares if and when such TNL Mediagene Ordinary Shares were trading at a price higher than the exercise price of $11.50.

No fractional TNL Mediagene Ordinary Shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of TNL Mediagene Ordinary Shares to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than TNL Mediagene Ordinary Shares pursuant to the Amended and Restated Warrant Agreement, the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than TNL Mediagene Ordinary Shares, our company (or the surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.

Redemption Procedures.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the TNL Mediagene Ordinary Shares issued and outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments.

If the number of outstanding TNL Mediagene Ordinary Shares is increased by a capitalization or share dividend paid in TNL Mediagene Ordinary Shares to all or substantially all holders of TNL Mediagene Ordinary Shares, or by a split-up of TNL Mediagene Ordinary Shares or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of TNL Mediagene Ordinary Shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding TNL Mediagene Ordinary Shares. A rights offering made to all or substantially all holders of ordinary shares entitling holders to purchase TNL Mediagene Ordinary Shares at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of TNL Mediagene Ordinary Shares equal to the product of (i) the number of TNL Mediagene Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for TNL Mediagene Ordinary Shares); and (ii) one, minus the quotient of (x) the price per TNL Mediagene Ordinary Share paid in such rights offering, and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for TNL Mediagene Ordinary Shares, in determining the price payable for TNL Mediagene Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion; and (ii) “historical fair market value” means the volume weighted average price of TNL Mediagene Ordinary Shares as reported during the 10 trading day period ending on the trading day prior to the first date on which TNL Mediagene Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of TNL Mediagene Ordinary Shares on account of such TNL Mediagene Ordinary Shares (or other securities into which the warrants are convertible), other than (a) as described above; (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on TNL Mediagene Ordinary Shares during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 per share (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of TNL Mediagene Ordinary Shares issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share; (c) to satisfy the redemption rights of the holders of TNL Mediagene Ordinary Shares in connection with a proposed initial business combination; (d) to satisfy the redemption rights of the holders of TNL Mediagene Ordinary Shares in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide holders of TNL Mediagene Ordinary Shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our Public Shares if we do not complete our initial business combination within 24 months from the closing of the Blue Ocean IPO, or (B) with respect to any other provision relating to the rights of holders of TNL Mediagene Ordinary Shares; or (e) in connection with the redemption of our Public Shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each TNL Mediagene Ordinary Share in respect of such event.

If the number of outstanding TNL Mediagene Ordinary Shares is decreased by a consolidation, combination or reclassification of TNL Mediagene Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reclassification or similar event, the number of TNL Mediagene Ordinary Shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding TNL Mediagene Ordinary Shares.

Whenever the number of TNL Mediagene Ordinary Shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of TNL Mediagene Ordinary Shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of TNL Mediagene Ordinary Shares so purchasable immediately thereafter.

In addition, if (i) we issue additional TNL Mediagene Ordinary Shares or equity-linked securities for capital raising purposes in connection with the Closing at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares, as applicable, prior to such issuance) (the “Newly Issued Price”); (ii) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions); and (iii) the volume weighted average trading price of TNL Mediagene Ordinary Shares during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price described above under “— Redemption of warrants when the price per TNL Mediagene Ordinary Share equals or exceeds $18.00” and “— Redemption of warrants when the price per TNL Mediagene Ordinary Shares equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described above under “— Redemption of warrants when the price per TNL Mediagene Ordinary Share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

In case of any reclassification or reorganization of the outstanding TNL Mediagene Ordinary Shares (other than those described above or that solely affects the par value of such TNL Mediagene Ordinary Shares), or in the case of any merger or consolidation of us with or into another corporation or entity (other than a consolidation or merger in which we are the continuing corporation or company and that does not result in any reclassification or reorganization of our outstanding TNL Mediagene Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of TNL Mediagene Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of TNL Mediagene Ordinary Shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by shareholders of the company as provided for in the company’s amended and restated memorandum and articles of association or as a result of the redemption of TNL Mediagene Ordinary Shares by the company if a proposed initial business combination is presented to the shareholders of the company for approval) under circumstances in which, upon the completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding TNL Mediagene Ordinary Shares, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the TNL Mediagene Ordinary Shares held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Amended and Restated Warrant Agreement. If less than 70% of the consideration receivable by the holders of TNL Mediagene Ordinary Shares in such a transaction is payable in the form of TNL Mediagene Ordinary Shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Amended and Restated Warrant Agreement based on the Black-Scholes value (as defined in the Amended and Restated Warrant Agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The warrants have been issued in registered form under an Amended and Restated Warrant Agreement between Computershare Inc. and Computershare Trust Company, N.A., collectively as warrant agent, and us. The Amended and Restated Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correcting any mistake, including to conform the provisions of the Amended and Restated Warrant Agreement to the description of the terms of the warrants and the Amended and Restated Warrant Agreement set forth in this prospectus, or defective provision, (ii) amending the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the Amended and Restated Warrant Agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the Amended and Restated Warrant Agreement as the parties to the Amended and Restated Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants, provided that the approval by the holders of at least 50% of the then-outstanding Public Warrants is required to make any change that adversely affects the interests of the registered holders of Public Warrants. You should review a copy of the Amended and Restated Warrant Agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive TNL Mediagene Ordinary Shares. After the issuance of TNL Mediagene Ordinary Shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by holders of TNL Mediagene Ordinary Shares.

No fractional warrants will be issued upon separation of the units and only whole warrants will trade. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of TNL Mediagene Ordinary Shares to be issued to the warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Amended and Restated Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Cayman Companies Law. The Cayman Companies Law is modeled on English law but does not follow recent English law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Cayman Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Statutory Mergers and Similar Arrangements (sections 233 to 239A of the Cayman Companies Law).    In certain circumstances, the Cayman Companies Law allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands company and a company incorporated in another jurisdiction (provided that it is permitted or not prohibited by the laws of that other jurisdiction and the constitutional documents of the foreign company).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan of merger or consolidation must then be authorized by (a) a special resolution (a majority of at least two-thirds (or such higher majority as specified in the articles of association of the company) of the votes which are cast in person or by proxy by those shareholders who, being entitled to do so, attend and vote at a quorate general meeting of the relevant company or a unanimous written resolution of all of the shareholders entitled to vote at a general meeting of the relevant company) of the shareholders of each company; and (b) such other authorization, if any, as may be specified in each constituent company’s articles of association. No special resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the votes represented by the issued shares in a subsidiary company) and its subsidiary company where the parent and subsidiary company are both incorporated under the Cayman Companies Law. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Cayman Companies Law (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding, and no order has been made or resolution adopted to wind up or liquidate the foreign company in the jurisdiction in which the foreign company is existing; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands company, the directors of the Cayman Islands company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived, (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company, and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; and (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction.

The Registrar of Companies must also be satisfied that there is no other reason why it would be against the public interest to permit the merger or consolidation.

The Cayman Companies Law provides for a right of dissenting shareholders to be paid a payment of the fair value of their shares upon their dissenting to the merger or consolidation if they follow a prescribed statutory procedure. In essence, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (c) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree on a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company must (and any dissenting shareholder may) file a petition with the Grand Court of the Cayman Islands to determine the fair value and such petition by the company must be accompanied by a list of the names and addresses of the dissenting shareholders who have filed a notice under paragraph (c) and with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company and who the court finds are involved may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Schemes of Arrangement (sections 86 and 87 of the Cayman Companies Law).    Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, by way of schemes of arrangement, which will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement.” In the event that a scheme of arrangement is sought as between a company and its members or any class of members (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority representing three-fourths in value of each such class of shareholders that are present and voting either in person or by proxy at a general meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•        the proposed scheme is a scheme of arrangement within the meaning of section 86 of the Cayman Companies Law;

•        the scheme document provided all the material information reasonably required to enable the scheme shareholders to come to an informed view on the merits of the scheme;

•        the court meeting was properly held and the statutory majorities were achieved;

•        there is no reason to believe that the views of the overwhelming majority of those who voted in favor of the scheme did not fairly represent the views of the scheme shareholders as a whole, that they were not acting bona fide or that they were subject to coercion;

•        the scheme of arrangement is fair in the sense that an intelligent and honest person acting in respect of his relevant interest might reasonably approve of it; and

•        there is no good reason for the court not to sanction the scheme.

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations. Note however that such appraisal rights may be available to dissenting shareholders where the merger procedure pursuant to sections 233 to 239A of the Cayman Companies Law is adopted (see above).

Tender Offers and Squeeze-out Provisions (section 88 of the Cayman Companies Law).    Separately, when a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders’ Suits.    Walkers, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•        a company is acting, or proposing to act, illegally or beyond the scope of its authority; or

•        those who control the company are perpetrating a “fraud on the minority.”

In relation to the second exception (fraud on the minority), it is necessary to demonstrate that (i) a wrong has been done to the company; (ii) the wrongdoers are in control of the company (such that they can prevent the company from pursuing a claim against them); and (iii) the wrongdoers have obtained a benefit as a result of their actions.

In addition, a shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities.    The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

We have been advised by Walkers, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies.    We are an exempted company with limited liability under the Cayman Companies Law. The Cayman Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•        an exempted company (other than an exempted company holding a license to carry on business in the Cayman Islands) does not have to file an annual return of its shareholders with the Registrar of Companies;

•        an exempted company’s register of members is not open to inspection;

•        an exempted company does not have to hold an annual general meeting;

•        an exempted company may issue shares with no par value;

•        an exempted company may obtain an undertaking against the imposition of any future taxation;

•        an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        an exempted company may register as a limited duration company; and

•        an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Anti-Money Laundering — Cayman Islands

If any person in the Cayman Islands knows or suspects, or has reasonable grounds for knowing or suspecting, that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (as amended) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act (as amended) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property or (iii) the Financial Reporting Authority of the Cayman Islands if the disclosure relates to involvement with proliferation financing pursuant to the Proliferation Financing (Prohibition) Act (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Sanctions — Cayman Islands

Should a shareholder be, or become (or is believed by TNL Mediagene or our duly authorised delegates or agents (“TNL Mediagene Agents”) to be or become) at any time while it owns or holds an interest in TNL Mediagene, (a) an individual or entity named on any sanctions list maintained by the United Kingdom (including as extended to the Cayman Islands by Orders in Council) or the Cayman Islands or any similar list maintained under applicable law or is otherwise subject to applicable sanctions in the Cayman Islands (a “Sanctions Subject”) or (b) an entity owned or controlled directly or indirectly by a Sanctions Subject, as determined by TNL Mediagene in its sole discretion, then (i) TNL Mediagene or TNL Mediagene Agents may immediately and without notice to the shareholder cease any further dealings with the shareholder or freeze any dealings with the interests or accounts of the shareholder (e.g., by prohibiting payments by or to the shareholder or restricting or suspending dealings with the interests or accounts) or freeze the assets of TNL Mediagene (including interests or accounts of other shareholders who are not Sanctions Subjects), until the relevant person ceases to be a Sanctions Subject or a licence is obtained under applicable law to continue such dealings (a “Sanctioned Persons Event”), (ii) TNL Mediagene and TNL Mediagene Agents may be required to report such action or failure to comply with information requests and to disclose the shareholder’s identity (and/or the identity of the shareholder’s beneficial owners and control persons) to the Cayman Islands Monetary Authority, the Cayman Islands Financial Reporting Authority, or other applicable governmental or regulatory authorities (without notifying the shareholder that such information has been so provided) and (iii) TNL Mediagene and TNL Mediagene Agents will have no liability whatsoever for any liabilities, costs, expenses, damages and/or losses (including but not limited to any direct, indirect or consequential losses, loss of profit, loss of revenue, loss of reputation and all interest, penalties and legal costs and all other professional costs and expenses) incurred by the shareholder as a result of a Sanctioned Persons Event.

Data Protection — Cayman Islands

We have certain duties under the Data Protection Act (as amended) of the Cayman Islands (the “DPA”) based on internationally accepted principles of data privacy. Shareholders must promptly provide the following privacy notice (or any updated version thereof as may be provided from time to time) to each individual (such as any individual directors, shareholders, beneficial owners, authorised signatories, trustees or others) whose personal data the shareholder provides to us or any of our affiliates or delegates.

Privacy Notice

Introduction

This privacy notice puts our shareholders on notice that through your investment in the company you will provide us with certain personal information which constitutes personal data within the meaning of the DPA (“personal data”). In the following discussion, the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Whom This Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How the Company May Use a Shareholder’s Personal Data

The company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

a)      where this is necessary for the performance of our rights and obligations under any purchase agreements;

b)      where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or

c)      where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA, which may include having appropriate contractual undertakings in legal agreements with service providers who process personal data on our behalf.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Retention of the Personal Data We Collect

We retain the personal data we collect for no longer than is reasonably necessary to fulfill the purposes for which we collect the personal data and to comply with our legal obligations. We expect to delete your personal data (at the latest) once there is no longer any legal or regulatory requirement or legitimate business purpose for retaining your personal data.

Your Choices and Rights

Under the DPA you have certain rights regarding your personal data that we have collected. You may have the right to request (i) access to your personal data, (ii) rectification or erasure of personal data, (iii) restriction of processing concerning you, and (iv) objection to processing that is based upon our legitimate interests. Your ability to exercise these rights will depend on a number of factors and, in some instances, we will not be able to comply with your request, for example because we have legitimate grounds for not doing so or where the right doesn’t apply to the particular information we hold on you. If you would like to discuss or exercise the rights you may have, you can contact us through the methods stated below.

How to Contact Us

If you would like to contact us regarding this Notice, please send us an email to ir@tnlmediagene.com. In each case, to ensure your query is dealt with as swiftly as possible, please include as the subject or heading line “Privacy Notice.”

Complaints

We are committed to working with you to obtain a fair resolution of any complaint or concern about your privacy. If you would like to contact us, please use the methods stated above.

If, however, you believe that we have not been able to assist with your complaint or concern, you may have the right to complain to the Cayman Islands Ombudsman or the relevant data protection authority in your jurisdiction.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, we have 26,248,753 TNL Mediagene Ordinary Shares issued and outstanding. All of the TNL Mediagene Ordinary Shares issued in connection with the Merger will be freely transferable by persons other than our affiliates without restriction or further registration under the Securities Act, except the TNL Mediagene Lock-Up Shares (as defined below).

Sales of substantial amounts of TNL Mediagene Ordinary Shares and TNL Mediagene Warrants in the public market could adversely affect prevailing market prices of Class A Ordinary Shares.

TNL Mediagene Shareholder Lock-Up and Support Agreement

In connection and concurrently with the execution of the Merger Agreement on June 6, 2023, TNL Mediagene, Blue Ocean and certain shareholders of TNL Mediagene (the “TNL Mediagene Shareholders”) entered into a lock-up and support agreement (the “TNL Mediagene Shareholder Lock-Up and Support Agreement”), pursuant to which, among other things, the TNL Mediagene Shareholders agreed not to transfer the following securities during the applicable lock-up period, subject to customary exceptions: (a) any TNL Mediagene Ordinary Shares held by such TNL Mediagene Shareholder immediately after the Closing; (b) any TNL Mediagene Ordinary Shares issuable upon the exercise of options under the 2015 Global Plan held by such TNL Mediagene Shareholder immediately after the Closing (along with such options themselves) (collectively, the “TNL Mediagene Lock-Up Shares”).

The TNL Mediagene Shareholder Lock-Up and Support Agreement further provides that the applicable lock-up period will be 180 days from and after the Closing, December 5, 2024.

Registration Rights

Concurrently with the Closing on December 5, 2024, TNL Mediagene, the Sponsor and certain shareholders of TNL Mediagene entered into the Registration Rights Agreement containing customary registration rights for the Sponsor with respect to the Earn-out Shares and our shareholders who are parties thereto with respect to TNL Mediagene Ordinary Shares they hold, which include certain TNL Mediagene Lock-Up Shares. See “Certain Relationships And Related Person Transactions — Agreements Related to the Merger — Registration Rights Agreement.”

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted TNL Mediagene Ordinary Shares or TNL Mediagene Warrants for at least six months would be entitled to sell their securities; provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we have been subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as it was required to file reports) preceding the sale.

Persons who have beneficially owned restricted securities for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        1% of the total number of TNL Mediagene Ordinary Shares then issued and outstanding; or

•        the average weekly reported trading volume of TNL Mediagene Ordinary Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

BENEFICIAL OWNERSHIP OF SECURITIES

The table below sets forth the percentage of beneficial ownership of TNL Mediagene, calculated based on 26,248,753 TNL Mediagene Ordinary Shares outstanding as of February 7, 2025.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares
5% of Greater Shareholders:
Joey (Tzu-Wei) Chung	3,425,292	13.0%
Motoko Imada	1,902,834	7.2%
Mario (Shih-Fan) Yang	1,824,882	7.0%
Yen-Ting Chuang	1,537,659	5.9%
NBM Taiwan Ltd.(1)	1,492,437	5.7%
Directors and Executive Officers:
Joey (Tzu-Wei) Chung	3,425,292	13.0%
Motoko Imada	1,902,834	7.2%
Mario (Shih-Fan) Yang	1,824,882	7.0%
Marcus Brauchli(1)	1,492,437	5.7%
Hiroyuki Terao	82,281	0.3%

____________

(1)      NBM Taiwan Ltd. is the record holder of the shares reported herein. NBM Taiwan Ltd. is managed by North Base Media, one of its minority equity holders. Marcus Brauchli is a director of TNL Mediagene and a founder and managing partner of North Base Media. As such, Marcus Brauchli may be deemed to have beneficial ownership of the ordinary shares of TNL Mediagene held by NBM Taiwan Ltd. Marcus Brauchli disclaims beneficial ownership over any securities owned by NBM Taiwan Ltd. in which he does not have any pecuniary interest.

SELLING SECURITYHOLDERS

We are registering the offer and resale from time to time by the Selling Securityholders named in this prospectus or their permitted transferees of up to 11,832,277 TNL Mediagene Ordinary Shares, comprising: (a) the offer and resale of up to 2,002,222 TNL Mediagene Ordinary Shares by 3i; (b) the offer and resale of up to 8,000,000 TNL Mediagene Ordinary Shares, including 119,048 TNL Mediagene Ordinary Shares as the Tumim Commitment Shares, by Tumim; (c) the offer and resale of up to 317,601 TNL Mediagene Ordinary Shares as the Existing PIPE Conversion Shares issued pursuant to the conversion of the Existing PIPE Convertible Notes by the Existing PIPE Convertible Note Investors; (d) the offer and resale of up to 57,849 TNL Mediagene Ordinary Shares as the DaEX Conversion Shares issued pursuant to the DaEX Conversion Rights by the DaEX Conversion Rights Holders; and (e) the offer and resale of up to 1,454,605 TNL Mediagene Ordinary Shares as the November PIPE Conversion Shares issued pursuant to the conversion of the November PIPE Convertible Notes by the November PIPE Convertible Note Investors. We are also registering the offer and resale, from time to time of (i) up to 708,047 TNL Mediagene Warrants, consisting of the PIPE Warrants issued pursuant to the Sponsor Warrant Assignment Agreements, and up to 708,047 TNL Mediagene Ordinary Shares issuable upon exercises of up to 708,047 TNL Mediagene Warrants by the Existing PIPE Convertible Note Investors and the November PIPE Convertible Note Investors or their permitted transferees; and (ii) up to 2,200,000 TNL Mediagene Warrants and up to 2,200,000 TNL Mediagene Ordinary Shares issuable upon exercises of up to 2,200,000 TNL Mediagene Warrants by Mediagene Inc., our subsidiary, or its permitted transferees.

The Selling Securityholders may from time to time offer and sell any or all of the securities set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and their donees, pledgees, transferees, assignees, distributees, successors or other successors-in-interest selling securities received after the date of this prospectus from the Selling Securityholders (as a gift, pledge, partnership distribution or other non-sale related transfer). With respect to the 3i and Tumim Transactions, except for the transactions contemplated by the 3i Note SPA, the 3i Note RRA, the Tumim ELOC SPA and the Tumim ELOC RRA, neither 3i nor Tumim, which is an affiliate of 3i, has had any material relationship with us within the past three years.

The following table sets forth, as of the date of this prospectus, the names of each of the Selling Securityholders, the aggregate number of the securities beneficially owned by such Selling Securityholder immediately prior to the offering, the number of the securities that may be sold by the Selling Securityholder under this prospectus and the number of securities that the Selling Securityholders will beneficially own after the securities are sold. The persons listed below have beneficial ownership over their respective securities. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of TNL Mediagene Ordinary Shares beneficially owned by a person and the percentage ownership of that person, TNL Mediagene Ordinary Shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

In the case of the Tumim ELOC SPA, because the purchase price to be paid by Tumim for the TNL Mediagene Ordinary Shares, if any, that we may elect to sell to Tumim in one or more VWAP Purchases (as defined below) from time to time under the Tumim ELOC SPA will be determined at the end of the applicable VWAP Purchase Valuation Period (as define below) therefor, the actual number of the TNL Mediagene Ordinary Shares that we may sell to Tumim under the Tumim ELOC SPA may be fewer than the number of shares being offered for resale under this prospectus.

In this prospectus, the term “VWAP Purchase” means a purchase by Tumim of TNL Mediagene Ordinary Shares at our direction, subject to the satisfaction of all of the conditions in, and pursuant to, the Tumim ELOC SPA, and the term “VWAP Purchase Valuation Period” means, for each VWAP Purchase, the period of three consecutive trading days following the applicable exercise date for such VWAP Purchase.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, TNL Mediagene Ordinary Shares and TNL Mediagene Warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of TNL Mediagene Ordinary Shares or TNL Mediagene Warrants registered on its behalf. A Selling Securityholder may sell all, some or none of such securities in this offering. See the section titled “Plan of Distribution.”

Name of Selling Securityholder	Securities beneficially owned prior to this offering(1)				Securities registered for sale in this offering		Securities beneficially owned after offering(2)
	TNL Mediagene Ordinary Shares	%	TNL Mediagene Warrants	%	TNL Mediagene Ordinary Shares	TNL Mediagene Warrants	TNL Mediagene Ordinary Shares	%	TNL Mediagene Warrants	%
3i, LP(3)(4)	—	—	—	—	2,002,222	—	—	—	—	—
Tumim Stone Capital LLC(5)	119,048	0.5	—	—	8,000,000	—	—	—	—	—
Existing PIPE Convertible Notes Investors	317,601	1.2	272,547	1.6	317,601	272,547	—	—	—	—
DaEX Conversion Rights Holders	57,849	0.2	—	—	57,849	—	—	—	—	—
November PIPE Convertible Note Investors	1,454,605	5.5	435,500	2.6	1,454,605	435,500	—	—	—	—
Mediagene, Inc.	—	—	2,200,000	13.1		2,200,000	—	—	—	—

____________

(1)      Applicable percentage ownership is based on 26,248,753 TNL Mediagene Ordinary Shares and 16,832,604 TNL Mediagene Warrants outstanding as of February 7, 2025.

(2)      Assumes the sale of all TNL Mediagene Ordinary Shares and TNL Mediagene Warrants being offered for resale pursuant to this prospectus.

(3)      3i may not convert, and we may not issue or sell any TNL Mediagene Ordinary Shares to 3i, LP, any portion of the 2,002,222 TNL Mediagene Ordinary Shares to the extent such shares, when aggregated with all other TNL Mediagene Ordinary Shares then beneficially owned by 3i, LP, would cause 3i, LP’s beneficial ownership of TNL Mediagene Ordinary Shares to exceed 4.99% (or up to 9.99% upon 3i’s election) of the then outstanding TNL Mediagene Ordinary Shares (the “Beneficial Ownership Limitation”). Due to the Beneficial Ownership Limitation, notwithstanding the maximum number of shares reflected above, 3i’s beneficial ownership of TNL Mediagene Ordinary Shares at any time will not exceed 4.99% of 28,250,975 TNL Mediagene Ordinary Shares based on 26,248,753 TNL Mediagene Ordinary Shares outstanding as of January 17, 2025, plus the issuance of such 2,002,222 TNL Mediagene Ordinary Shares. The Beneficial Ownership Limitation may not be waived under the Initial Note.

(4)      The business address of 3i, LP is 2 Wooster Street, 2nd Floor, New York, NY 10013. 3i, LP’s principal business is that of a private investor. Maier Joshua Tarlow is the manager of 3i Management, LLC, the general partner of 3i, LP, and has sole voting control and investment discretion over securities beneficially owned directly by 3i, LP and indirectly by 3i Management, LLC. We have been advised that none of Mr. Tarlow, 3i Management, LLC or 3i, LP is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer. The foregoing should not be construed in and of itself as an admission by Mr. Tarlow as to beneficial ownership of the securities beneficially owned directly by 3i, LP and indirectly by 3i Management, LLC.

(5)      In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that Tumim may be required to purchase under the Tumim ELOC SPA, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Tumim ELOC SPA, the satisfaction of which are entirely outside of Tumim’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, VWAP Purchases of TNL Mediagene Ordinary Shares under the Tumim ELOC SPA are subject to certain agreed upon maximum amount limitations set forth in the Tumim ELOC SPA. Also, the Tumim ELOC SPA prohibits us from issuing and selling TNL Mediagene Ordinary Shares to Tumim to the extent such shares, when aggregated with all other TNL Mediagene Ordinary Shares then beneficially owned by Tumim, would cause Tumim’s beneficial ownership of TNL Mediagene Ordinary Shares to exceed the 4.99% Beneficial Ownership Limitation. The Beneficial Ownership Limitation may not be amended or waived under the Tumim ELOC SPA.

(6)      The business address of Tumim Stone Capital LLC is 2 Wooster Street, 2nd Floor, New York, NY 10013. Tumim Stone Capital LLC’s principal business is that of a private investor. Maier Joshua Tarlow is the manager of 3i Management, LLC, the general partner of 3i, LP, which is the sole member of Tumim Stone Capital LLC, and has sole voting control and investment discretion over securities beneficially owned directly by Tumim Stone Capital LLC and indirectly by 3i Management, LLC and 3i, LP. 3i Management, LLC is also the manager of Tumim Stone Capital LLC. We have been advised that none of Mr. Tarlow, 3i Management, LLC, 3i, LP or Tumim Stone Capital LLC is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer. The foregoing should not be construed in and of itself as an admission by Mr. Tarlow as to beneficial ownership of the securities beneficially owned directly by Tumim Stone Capital LLC and indirectly by 3i Management, LLC and 3i, LP.

PLAN OF DISTRIBUTION

We are registering the offer and resale from time to time by the Selling Securityholders named in this prospectus or their permitted transferees of up to 11,832,277 TNL Mediagene Ordinary Shares comprising: (a) the offer and resale of up to 2,002,222 TNL Mediagene Ordinary Shares by 3i; (b) the offer and resale of up to 8,000,000 TNL Mediagene Ordinary Shares, including 119,048 TNL Mediagene Ordinary Shares as the Tumim Commitment Shares, by Tumim; (c) the offer and resale of up to 317,601 TNL Mediagene Ordinary Shares as the Existing PIPE Conversion Shares by the Existing PIPE Convertible Note Investors; (d) the offer and resale of up to 57,849 TNL Mediagene Ordinary Shares as the DaEX Conversion Shares by the DaEX Conversion Rights Holders; and (e) the offer and resale of up to 1,454,605 TNL Mediagene Ordinary Shares as the November PIPE Conversion Shares by the November PIPE Convertible Note Investors. We are also registering the offer and resale, from time to time of (i) up to 708,047 TNL Mediagene Warrants, consisting of the PIPE Warrants issued pursuant to the Sponsor Warrant Assignment Agreements, and up to 708,047 TNL Mediagene Ordinary Shares issuable upon exercises of up to 708,047 TNL Mediagene Warrants by the Existing PIPE Convertible Note Investors and the November PIPE Convertible Note Investors or their permitted transferees; and (ii) up to 2,200,000 TNL Mediagene Warrants and up to 2,200,000 TNL Mediagene Ordinary Shares issuable upon exercises of up to 2,200,000 TNL Mediagene Warrants by Mediagene Inc., our subsidiary, or its permitted transferees.

We will not receive any proceeds from any sale by the Selling Securityholders of TNL Mediagene Ordinary Shares or TNL Mediagene Warrants being registered hereunder. However, we may receive up to $30.0 million in gross proceeds from sales of TNL Mediagene Ordinary Shares to Tumim that we may make under the Tumim ELOC SPA from time to time after the date of this prospectus. We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses. Additionally, we were obligated issue to Tumim 119,048 TNL Mediagene Ordinary Shares as Tumim Commitment Shares, which have been issued to Tumim on January 23, 2025. In connection with the 3i and Tumim Transactions, we have agreed to reimburse 3i and Tumim for fees and disbursements of their counsel. The Selling Securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of registered TNL Mediagene Ordinary Shares or TNL Mediagene Warrants to be made directly or through agents.

The Selling Securityholders may offer and sell, from time to time, some or all of the securities covered by this prospectus. We have registered the securities covered by this prospectus for offer and sale so that those securities may be freely sold to the public by the Selling Securityholders. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or resold by the Selling Securityholders.

The securities may be sold in one or more transactions at:

•        fixed prices;

•        prevailing market prices at the time of sale;

•        prices related to such prevailing market prices;

•        varying prices determined at the time of sale; or

•        negotiated prices.

The Selling Securityholders may use any one or more of the following methods when disposing of the securities:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•        transactions to or through broker-dealer or agents, including purchases by a broker-dealer as principal and resale by the broker-dealer for their account or transactions in which broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•        through one or more underwritten offerings on a firm commitment or best efforts basis;

•        directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•        short sales and/or settlement thereof effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•        a combination of any such methods of sale; and

•        any other method permitted by applicable law.

In order to comply with the securities laws of certain states, if applicable, the securities may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the securities may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Each of 3i and Tumim are an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. 3i and Tumim have each informed us that they intend to use one or more registered broker-dealers to effectuate all sales, if any, of TNL Mediagene Ordinary Shares that they have acquired and may in the future acquire from us pursuant to the Initial Note or the Tumim ELOC SPA. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. 3i and Tumim have each informed us that each such broker-dealer will receive commissions that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of our securities offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the securities sold by each Selling Securityholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of our securities sold by the Selling Securityholder may be less than or in excess of customary commissions. Neither we nor any Selling Securityholder can presently estimate the amount of compensation that any agent will receive from any purchasers of our TNL Mediagene Ordinary Shares sold by that Selling Securityholder.

Other Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the securities covered by this prospectus may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Securityholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of the securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell the securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus.

The Selling Securityholders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of the securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the securities in other circumstances, in which case the donees, pledgees, transferees, assignees, distributees, successors or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, assignee, distributee, successor or other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

Upon our being notified by any Selling Securityholders that any material arrangement has been entered into with a broker-dealer for the sale of the securities offered hereby through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

•        the name of the participating broker-dealer(s);

•        the specific securities involved;

•        the initial price at which such securities are to be sold;

•        the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; and

•        other facts material to the transaction.

The Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities offered hereby or of securities convertible into or exchangeable for such securities in the course of hedging positions they assume with the Selling Securityholders. The Selling Securityholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of the securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).

To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

In connection with the 3i and Tumim Transactions, we have agreed to indemnify 3i, Tumim, and certain other persons against certain liabilities in connection with the offering of the TNL Mediagene Ordinary Shares offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. 3i and Tumim have agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us, in each case, by 3i or Tumim specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We have agreed to indemnify the Selling Securityholders who are Existing PIPE Convertible Notes Investors, DaEX Conversion Rights Holders, and November PIPE Convertible Note Investors and their respective directors and officers, partners, members, managers, employees, agents, and representatives, and each person who controls such Selling Securityholders, and any agent thereof against certain liabilities, including liabilities under the Securities Act. Such Selling Securityholders have agreed, severally and not jointly, to indemnify us and directors and officers, partners, members, managers, employees, agents, and representatives, and each person who controls us in certain circumstances against certain liabilities.

Tumim has represented to us that at no time prior to the date of the Tumim ELOC SPA has Tumim or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of TNL Mediagene Ordinary Shares or any hedging transaction, which establishes a net short position with respect to TNL Mediagene Ordinary Shares. Tumim has agreed that during the term of the Tumim ELOC SPA, neither Tumim, nor any of its agents, representatives or affiliates will enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised the Selling Shareholders that they are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes a selling shareholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

We have agreed with the Selling Securityholders to keep the registration statement of which this prospectus constitutes a part effective until all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or the securities have been withdrawn.

The TNL Mediagene Ordinary Shares are currently listed on the Nasdaq under the symbol “TNMG”.

LEGAL MATTERS

The legality of the TNL Mediagene Ordinary Shares offered by this prospectus and certain other Cayman Islands legal matters will be passed upon for TNL Mediagene by Walkers. Certain legal matters relating to U.S. law will be passed upon for TNL Mediagene by Morrison & Foerster LLP.

EXPERTS

The consolidated financial statements of TNL Mediagene as of December 31, 2022 and 2023, and for each of the two years in the period ended December 31, 2023 included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to TNL Mediagene’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of PricewaterhouseCoopers Taiwan, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Mediagene Inc. as of February 28, 2022 and 2023, and for the years then ended, have been included herein and in this prospectus in reliance upon the report of Mazars Audit LLC, independent accounting firm, given on the authority of said firm as experts in accounting and auditing.

The financial statements of Blue Ocean Acquisition Corp as of December 31, 2023 and 2022 and for the years then ended, included in this proxy statements/prospectus, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Blue Ocean Acquisition Corp to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this proxy statement/prospectus, and are included in reliance on the report of such firm given upon their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer,” and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

We also maintain an Internet website at https://www.tnlmediagene.com/. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITY

TNL Mediagene is incorporated under the laws of the Cayman Islands. Service of process upon TNL Mediagene and upon its directors and officers named in this prospectus may be difficult to obtain within the United States. Furthermore, because substantially all of TNL Mediagene’s assets are located outside the United States, any judgment obtained in the United States against TNL Mediagene may not be collectible within the United States.

Substantially all of our assets are located in Japan and Taiwan. In addition, the majority of our directors and officers are nationals or residents of Japan and Taiwan. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

TNL Mediagene has irrevocably appointed Cogency Global Inc. as its agent to receive service of process in any action against TNL Mediagene in any U.S. federal or state court arising out of the Transactions. The address of TNL Mediagene’s agent is 122 East 42nd Street, 18th Floor, New York, NY 10168.

TNL Mediagene has been advised by its Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely (i) to recognize or enforce judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

TNL Mediagene has also been advised by its Japanese legal counsel that there is doubt as to the enforceability in Japan, in original actions or in actions for enforcement of judgments of U.S. federal or state courts brought before Japanese courts, as to the enforceability of liabilities based solely on U.S. federal and state securities laws.

TNL Mediagene has also been advised by its Taiwan legal counsel that any United States judgments obtained against TNL Mediagene will be enforced by courts in Taiwan without further review of the merits only if the court of Taiwan in which enforcement is sought is satisfied with the following: (i) the court rendering the judgment has jurisdiction over the subject matter according to the laws of Taiwan; (ii) if the judgment was rendered by default by the court rendering the judgment, (a) TNL Mediagene was duly served within a reasonable period of time within the jurisdiction of such court in accordance with the laws and regulations of such jurisdiction, or (b) process was served on TNL Mediagene with judicial assistance of Taiwan; (iii) the judgment and the court procedures resulting in the judgment are not contrary to the public order or good morals of Taiwan; and (iv) judgments of the courts of Taiwan are recognized in the jurisdiction of the court rendering the judgment on a reciprocal basis.

INDEX TO FINANCIAL STATEMENTS

Page
TNL MEDIAGENE
Audited Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm	F-3
Consolidated Statements of Financial Position as of December 31, 2022 and 2023	F-4
Consolidated Statements of Comprehensive Income for the years ended December 31, 2022 and 2023	F-6
Consolidated Statement of Changes in Equity for the years ended December 31, 2022 and 2023	F-7
Consolidated Statement of Cash Flows for the years ended December 31, 2022 and 2023	F-8
Notes to the Consolidated Financial Statements	F-10

Unaudited Interim Condensed Consolidated Financial Statements
Condensed Consolidated Statements of Financial Position as of June 30, 2024 and December 31, 2023	F-75
Condensed Consolidated Statements of Comprehensive Income for the six months ended June 30, 2024 and June 30, 2023	F-77
Condensed Consolidated Statements of Changes in Equity for the six months ended June 30, 2024 and June 30, 2023	F-78
Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2024 and June 30, 2023	F-79
Notes to Condensed Consolidated Financial Statements	F-81

MEDIAGENE INC.
Audited Consolidated Financial Statements
Independent Auditor’s Report	F-130
Consolidated Statements of Financial Position as of February 28, 2023 and 2022	F-132
Consolidated Statements of Profit or Loss and Comprehensive Income for the fiscal years ended February 28, 2023 and 2022	F-133
Consolidated Statement of Changes in Equity for the fiscal years ended February 28, 2023 and 2022	F-135
Consolidated Statement of Cash Flows for the fiscal years ended February 28, 2023 and 2022	F-136
Notes to the Consolidated Financial Statements	F-137

BLUE OCEAN ACQUISITION CORP
Audited Financial Statements
Report of Independent Registered Public Accounting Firm (PCAOB ID #688)	F-194
Balance Sheets as Of December 31, 2023 and 2022	F-195
Statements of Operations for the years ended December 31, 2023 and 2022	F-196
Statements of Changes In Shareholders’ Deficit for the twelve months ended December 31, 2023 and 2022	F-197
Statements of Cash Flows for the years ended December 31, 2023 and 2022	F-198
Notes to Financial Statements	F-199

Unaudited Financial Statements
Condensed Balance Sheets as of September 30, 2024 (Unaudited) and December 31, 2023	F-217
Condensed Statements of Operations for the nine months ended September 30, 2024 and 2023, and the three months ended September 30, 2024 and 2023 (Unaudited)	F-218
Condensed Statements of Changes in Shareholders’ Deficit for the nine months ended September 30, 2024 and 2023 (Unaudited)	F-219
Condensed Statements of Cash Flows for the nine months ended September 30, 2024 and 2023 (Unaudited)	F-220
Notes to Condensed Financial Statements (Unaudited)	F-221

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of TNL Mediagene

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial position of TNL Mediagene and its subsidiaries (the “Company”) as of December 31, 2023 and 2022, and the related consolidated statements of comprehensive income, of changes in equity and of cash flows for each of the two years in the period ended December 31, 2023, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023 in conformity with IFRS Accounting Standards as issued by the International Accounting Standards Board.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred recurring losses from operations, negative working capital and net cash outflows from operating activities that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers, Taiwan
Taipei, Taiwan
Republic of China
June 12, 2024, except for the effects of the reverse share split discussed in Note 4 b) (d) to the consolidated financial statements, as to which the date is January 14, 2025

We have served as the Company’s auditor since 2023.

TNL MEDIAGENE AND SUBSIDIARIES Consolidated Statements of Financial Position (Expressed in United States dollars)
	Notes	December 31, 2022	December 31, 2023
Assets
Current assets
Cash and cash equivalents	5	$3,734,316	$3,030,298
Current financial assets at amortized cost	35	179,095	47,216
Current contract assets	21	3,093,020	3,153,022
Notes receivable, net		—	132,403
Accounts receivable, net	6	3,219,540	8,848,384
Other receivables		32,073	348,514
Current income tax assets		185,432	288,581
Inventories		1,306	115,624
Prepayments		589,568	866,205
Other current assets		38,027	24,515
		11,072,377	16,854,762
Non-current assets
Non-current financial assets at fair value through profit or loss		—	40,071
Non-current financial assets at fair value through other comprehensive income		—	116,703
Non-current financial assets at amortized cost	35	113,969	289,808
Property, plant and equipment, net	7	77,467	537,014
Right-of-use assets	8	704,246	6,140,815
Intangible assets	9	14,169,015	94,147,756
Deferred tax assets	28	60,285	647,048
Other non-current assets		336,806	842,290
		15,461,788	102,761,505
Total assets		$26,534,165	$119,616,267

Liabilities
Current liabilities
Short-term borrowings	11,33	$976,880	$5,250,233
Current financial liabilities at fair value through profit or loss	12	32,798,524	60,664
Current financial liabilities at amortized cost	13	1,953,761	771,410
Current contract liabilities	21	680,723	988,753
Accounts payable		2,048,688	4,933,412
Accounts payable – related parties	34	10,990	3,730
Income tax payable	28	10,799	—
Other payables	14	3,007,723	6,905,026
Other payables – related parties	34	1,071,435	589,237
Long-term borrowings, current portion	15,33	2,148,476	2,370,305
Long-term bonds payable, current portion		—	313,189
Current lease liabilities	33	371,335	948,466
Other current liabilities		794,884	1,763,663
		45,874,218	24,898,088

TNL MEDIAGENE AND SUBSIDIARIES Consolidated Statements of Financial Position — (Continued) (Expressed in United States dollars)
	Notes	December 31, 2022	December 31, 2023
Non-current liabilities
Non-current financial liabilities at fair value through profit or loss	12	54,800	—
Non-current financial liabilities at amortized cost	13	673,722	1,856,073
Long-term borrowings	15,33	2,876,523	3,122,376
Deferred tax liabilities	28	852,504	10,942,844
Non-current lease liabilities	33	338,982	5,012,323
Provisions		—	444,668
Other non-current liabilities		—	972,147
		4,796,531	22,350,431
Total liabilities		50,670,749	47,248,519

Equity
Equity attributable to equity holders of the Company Ordinary share	18	8,329	21,882
Advance receipts for share capital		361,897	—
Capital surplus	19	6,487,913	105,605,811
Accumulated deficit	20	(31,398,349)	(32,203,326)
Other equity interest		(762,728)	(803,913)
Equity attributable to equity holders of the Company		(25,302,938)	72,620,454
Non-controlling interests		1,166,354	(252,706)
Total equity		(24,136,584)	72,367,748
Total liabilities and equity		$26,534,165	$119,616,267

The accompanying notes are an integral part of the consolidated financial statements.

TNL MEDIAGENE AND SUBSIDIARIES Consolidated Statements of Comprehensive Income (Expressed in United States dollars)
	Notes	2022	2023
Revenue	21,41	$20,009,994	$35,838,780
Cost of revenue	26,27	(12,268,798)	(23,187,396)
Gross profit		7,741,196	12,651,384
Sales, general and administrative expenses	26,27	(8,648,811)	(16,421,386)
Research and development expenses	26,27	(2,509,069)	(3,327,185)
Operating loss	41	(3,416,684)	(7,097,187)
Interest income	22,41	10,994	19,340
Other income	23	75,576	409,555
Other gains and losses	24	(8,174,802)	5,160,379
Finance costs	25,41	(137,029)	(298,958)
Loss before income tax		(11,641,945)	(1,806,871)
Income tax benefit	28	247,177	591,082
Loss for the year		$(11,394,768)	$(1,215,789)
Components of other comprehensive income (loss) that will be reclassified to profit or loss
Exchange differences on translation of foreign operations		$(717,130)	$(41,644)
Other comprehensive loss, net of income tax		$(717,130)	$(41,644)
Total comprehensive loss for the year		$(12,111,898)	$(1,257,433)
LOSS ATTRIBUTABLE TO:
Owners of the parent		$(11,014,131)	$(804,977)
Non-controlling interests		$(380,637)	$(410,812)
		$(11,394,768)	$(1,215,789)
TOTAL COMPREHENSIVE LOSS ATTRIBUTABLE TO:
Owners of the parent		$(11,675,449)	$(837,737)
Non-controlling interests		$(436,449)	$(419,696)
		$(12,111,898)	$(1,257,433)

Loss per share – basic	29	$(1.20)	$(0.04)
Loss per share – diluted	29	$(1.20)	$(0.04)

The accompanying notes are an integral part of the consolidated financial statements.

TNL MEDIAGENE AND SUBSIDIARIES Consolidated Statements of Changes in Equity (Expressed in United States dollars)
		Equity attributable to equity holders of the Company
				Retained earnings		Other equity interest
	Notes	Ordinary share	Advance receipts for share capital	Capital surplus	Accumulated deficit	Financial statements translation differences of foreign operations	Total	Non- controlling interest	Total equity
Year 2022
Balance at January 1, 2022		$8,329	$—	$6,162,157	$(20,384,218)	$(101,410)	$(14,315,142)	$1,002,755	$(13,312,387)
Loss for the year		—	—	—	(11,014,131)	—	(11,014,131)	(380,637)	(11,394,768)
Other comprehensive loss		—	—	—	—	(661,318)	(661,318)	(55,812)	(717,130)
Total comprehensive loss for the year		—	—	—	(11,014,131)	(661,318)	(11,675,449)	(436,449)	(12,111,898)
Advance receipts for share capital		—	361,897	—	—	—	361,897	—	361,897
Share-based payments	17	—	—	237,301	—	—	237,301	—	237,301
Changes in ownership interests in subsidiaries		—	—	88,455	—	—	88,455	—	88,455
Changes in non-controlling interests	30	—	—	—	—	—	—	600,048	600,048
Balance at December 31, 2022		$8,329	$361,897	$6,487,913	$(31,398,349)	$(762,728)	$(25,302,938)	$1,166,354	$(24,136,584)
Year 2023
Balance at January 1, 2023		$8,329	361,897	6,487,913	$(31,398,349)	$(762,728)	$(25,302,938)	$1,166,354	$(24,136,584)
Loss for the year		—	—	—	(804,977)	—	(804,977)	(410,812)	(1,215,789)
Other comprehensive loss		—	—	—	—	(32,760)	(32,760)	(8,884)	(41,644)
Total comprehensive loss for the year		—	—	—	(804,977)	(32,760)	(837,737)	(419,696)	(1,257,433)
Issuance of ordinary shares		65	(299,814)	600,952	—	—	301,203	—	301,203
Share-based payments	17	53	(62,083)	280,829	—	—	218,799	—	218,799
Preferred shares conversion	12,13	3,575	—	26,907,495	—	—	26,911,070	—	26,911,070
Acquisition of subsidiaries	18,31	9,108	—	70,619,903	—	—	70,629,011	—	70,629,011
Changes in non-controlling interests	30	752	—	708,719	—	(8,425)	701,046	(999,364)	(298,318)
Balance at December 31, 2023		$21,882	$—	$105,605,811	$(32,203,326)	$(803,913)	$72,620,454	$(252,706)	$72,367,748

The accompanying notes are an integral part of the consolidated financial statements.

TNL MEDIAGENE AND SUBSIDIARIES Consolidated Statements of Cash Flows (Expressed in United States dollars)
	Notes	2022	2023
Cash flows from operating activities
Loss before income tax		$(11,641,945)	$(1,806,871)
Adjustments to reconcile profit (loss)
Depreciation expenses	7,26,41	433,262	1,025,783
Amortization expenses	26	1,058,392	1,809,774
Expected credit losses (gain)	40	72,808	(44,725)
Interest expense	8,25,41	137,029	298,958
Interest income	22,42	(10,994)	(19,340)
(Gain) loss on valuation of financial liabilities at fair value through profit or loss	12,24	8,054,506	(5,480,914)
Gain on disposal of property, plant and equipment, net	24	(10)	(3,732)
Impairment loss on Intangible assets	9,24	—	298,424
Share-based payment transactions	17,19	237,301	118,800
Changes in operating assets and liabilities
Current contract assets		261,717	(60,002)
Accounts and notes receivable		2,480,429	(3,121,238)
Other receivables		(9,928)	(188,073)
Inventories		(45)	14,714
Prepayments		(146,141)	91,899
Other current assets		9,261	13,512
Other non-current assets		86,146	214,448
Current contract liabilities		124,699	(54,194)
Accounts and notes payable		(1,964,807)	1,974,808
Other payables		(92,958)	3,795,566
Other current liabilities		722,065	236,682
Provisions		—	(213,270)
Other non-current liabilities		—	114,463
Cash used in operations		(189,213)	(984,528)
Interest received		10,994	19,340
Interest paid		(114,266)	(330,829)
Income tax paid		(467,621)	(128,465)
Net cash used in operating activities		$(760,106)	$(1,424,482)

Cash flows from investing activities
Acquisition of financial assets at amortized cost		$(100,506)	$(44,901)
Proceeds from repayments of financial assets at amortized cost		9,046	1,604
Payment of contingent consideration		(300,000)	(400,000)
Acquisition of property, plant and equipment	32	(52,481)	(87,179)
Proceeds from disposal of property, plant and equipment		10	4,863
Acquisition of intangible assets	32	(229,174)	(171,541)
Proceeds from disposal of intangible assets	9	—	7,888
Net cash flow from acquisition of subsidiaries	31	(1,691,768)	942,007
Net cash used in investing activities		(2,364,873)	252,741

TNL MEDIAGENE AND SUBSIDIARIES Consolidated Statements of Cash Flows — (Continued) (Expressed in United States dollars)
	Notes	2022	2023
Cash flows from financing activities
Increase in short-term borrowings	33	—	1,076,897
Increase in long-term borrowings	33	4,001,688	3,083,996
Repayments of long-term borrowings	33	(1,739,984)	(2,827,853)
Payments on bonds payable		—	(149,547)
Payment on lease liabilities	33	(373,901)	(782,117)
Proceeds from issuance of financial liabilities at fair value through profit or loss		2,199,999	—
Proceeds from issuance of ordinary shares		299,814	301,203
Share-based payment		62,083	99,999
Increase (decrease) in guarantee deposits		—	27,171
Increase (decrease) in non-current liabilities		(125,741)	—
Acquisition of ownership interest in subsidiaries	30	—	(298,318)
Changes in non-controlling interests	30	669,869	(459)
Net cash (used in) generated from financing activities		4,993,827	530,972
Effect of foreign exchange rate changes		(314,199)	(63,249)
Net increase (decrease) in cash and cash equivalents		1,554,649	(704,018)
Cash and cash equivalents at beginning of year	5	2,179,667	3,734,316
Cash and cash equivalents at end of year	5	$3,734,316	$3,030,298

The accompanying notes are an integral part of the consolidated financial statements.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

1.      Corporate and group information

The News Lens Co., Ltd. (the “Company”) was incorporated in Cayman Island with limited liability under the International Business Companies Act on January 20, 2015. On July 3, 2023, the company’s shareholders approved the resolution to change its name from The News Lens Co., Ltd. to TNL Mediagene. The Company and its subsidiaries (collectively referred herein as the “Group”) are primarily engaged in digital advertising, integrated marketing, marketing survey, artificial intelligence technology, data analysis, content service platform and production of audio-visual programs.

Since inception, the Company has successively acquired Neptune Internet Media Technology Co., Ltd., Easy Key 2 Asia Co., Ltd., AD2iction Co., Ltd., S.C. Integrated Marketing Communication Co., Ltd., and STAR Communication Consultant Co., Ltd.. In 2022 and 2023, the Company acquired Polydice Inc. and TNL Mediagene Japan Inc, respectively. Through the integration of the Company and its subsidiaries’ resources, the Group continues to develop its online media advertising business.

Going concern

As of December 31, 2023, the Group has recurring losses from operations, negative working capital, net operating cash outflow and accumulated deficit of $32,203,326. However, the Group has strong commitment to improve its operational performance. The Group intends to adopt the following measures to improve future operating and financial conditions:

i)       Improve operating conditions:

The Group expects to actively expand new customers and prudently control various expenses and costs. As of April 2024, the Company’s subsidiary — S.C. Integrated Marketing Communication Co., Ltd. has successfully secured over $7 million service contracts.

ii)      Financial Soundness Program:

a.      The Company has been maintaining its reputation and banking credit to obtain refinancing lines as needed. As of the date of the issuance of the consolidated financial statements, the Company has increased around $2.5 million facilities from financial institutions, please see Note 38 for further information.

b.      During the first quarter of 2024, the Company issued convertible promissory notes aggregating $716,430 to its existing shareholders and other third parties, please see Note 38 for further information.

The Group’s business plans, consider, among others, the cost management, the issuance of promissory notes and renewal of its loan facilities with the financial institutions. Although management continues to pursue these plans, there can be no assurance that the Group will be successful in obtaining sufficient funding on terms acceptable to the Group to fund continuing operations. A material uncertainty exists that may cast significant doubt and raise substantial doubt as contemplated by PCAOB standards on the Group’s ability to continue as a going concern and that the Group may be unable to realize its assets and discharge its liabilities in the normal course of business.

2.      The authorization of the consolidated financial statements

The accompanying consolidated financial statements were authorized for issuance by the Board of Directors on May 20, 2024, except for the effects of the reverse share split discussed in note 4 b) (d), as to which the date is January 14, 2025.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

3.      Application of new and revised IFRS® Accounting Standards, International Accounting Standards (“IAS”), International Financial Reporting Interpretations Committee (“IFRIC®”) Interpretations and Standing Interpretations Committee (“SIC®”) Interpretations issued by the International Accounting Standards Board (“IASB”), (collectively, “IFRSs”)

a)      Amendments to IFRSs and the new interpretation that are mandatorily effective for the current year

New Standards, Interpretations and Amendments	Effective date issued by IASB
Amendments to IAS 1, “Disclosure of Accounting Policies”	January 1, 2023
Amendments to IAS 8, “Definition of Accounting Estimates”	January 1, 2023
Amendments to IAS 12, “Deferred Tax related to Assets and Liabilities arising from a Single Transaction”	January 1, 2023
Amendments to IAS 12, “International Tax Reform – Pillar Two Model Rules”	May 23, 2023
IFRS 17, “Insurance Contracts”	January 1, 2023
Amendments to IFRS 17, “Insurance Contracts”	January 1, 2023
Amendment to IFRS 17, “Initial Application of IFRS 17 and IFRS 9 – Comparative Information”	January 1, 2023

Based on the Group’s assessment, the above standards and interpretations have no significant impact on the Group’s financial position and financial performance.

b)      New standards, interpretations and amendments in issue but not yet effective

New Standards, Interpretations and Amendments	Effective date issued by IASB
Amendments to IFRS 16, “Lease Liability in a Sale and Leaseback”	January 1, 2024
Amendments to IAS 1, “Classification of Liabilities as Current or Non-current”	January 1, 2024
Amendments to IAS 1, “Non-current Liabilities with Covenants”	January 1, 2024
Amendments to IAS 7 and IFRS 7, “Supplier Finance Arrangements”	January 1, 2024
Amendments to IFRS 10 and IAS 28, “Sale or Contribution of Assets between an Investor and its Associate or Joint Venture”	To be determined by IASB
Amendments to IAS 21, “Lack of Exchangeability”	January 1, 2025
IFRS 18, “Presentation and Disclosure in Financial Statements”	January 1, 2027

Except for the following, the above standards and interpretations are not currently expected to have a significant impact to the Group’s financial condition and financial performance based on the Group’s assessment. The quantitative impact will be disclosed when the assessment is complete.

IFRS 18, “Presentation and Disclosure in Financial Statements”

IFRS 18, “Presentation and Disclosure in Financial Statements” replaces IAS 1 and updates the structure of the statement of profit or loss, requires disclosures for certain profit or loss performance measures and enhanced principles on aggregation and disaggregation to the primary financial statements and notes.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

4.      Summary of material accounting policies

The significant accounting policies applied in the preparation of these accompanying consolidated financial statements are set out below. These policies have been consistently applied during the reported periods, unless otherwise stated.

a)      Statement of compliance

The consolidated financial statements of the Group have been prepared in accordance with IFRS Accounting Standards as issued by the International Accounting Standards Board.

b)      Basis of preparation

(a)     Except for the following items, the consolidated financial statements have been prepared under the historical cost convention:

iii)    Financial liabilities at fair value through profit or loss (including derivative instruments).

iv)     Financial assets at fair value through other comprehensive income.

(b)    The preparation of the consolidated financial statements in conformity with IFRSs requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying the Group’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the consolidated financial statements are disclosed in Note 4 z).

(c)     These consolidated financial statements are presented in United States dollar (USD), which is the Company’s functional currency.

(d)    As explained in Note 38 (d), on December 5, 2024, the Company effected a reverse share split using a ratio of 0.11059896:1. Accordingly, all share and per share amounts in Note 29, “Losses per shares” for all periods presented in these consolidated financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect this share split. For avoidance of doubt, the share amounts included in other footnotes are unchanged and are stated on a pre-split basis.

c)      Basis of consolidation

(a)     Basis for preparation of consolidated financial statements:

i)All subsidiaries are included in the Group’s consolidated financial statements. Subsidiaries are all entities controlled by the Group. The Group controls an entity when the Group is exposed, or has rights, to variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. Consolidation of subsidiaries begins from the date the Group obtains control of the subsidiaries and ceases when the Group loses control of the subsidiaries.

ii)      Transactions, balances and unrealized gains or losses on transactions between companies within the Group are eliminated. Accounting policies of subsidiaries have been adjusted where necessary to ensure consistency with the policies adopted by the Group.

iii)    Profit or loss and each component of other comprehensive income are attributed to the owners of the parent and to the non-controlling interests. Total comprehensive income is attributed to the owners of the parent and to the non-controlling interests even if this results in a deficit balance in the non-controlling interests.

iv)     Changes in a parent’s ownership interest in a subsidiary that do not result in the parent losing control of the subsidiary (transactions with non-controlling interests) are accounted for as equity transactions, i.e. transactions with owners in their capacity as owners. Any difference between the amount by which the non-controlling interests are adjusted and the fair value of the consideration paid or received is recognized directly in equity.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

4.      Summary of material accounting policies (cont.)

(b)    Subsidiaries included in the consolidated financial statements:

				Percentage of Ownership (%) December 31,
	Name of investee	Main business	Location	2022	2023	Note
The Company	The News Lens Co., Ltd. (“TNL TW”)	Digital advertising, SAAS technology, artificial intelligence technology, data analysis, member management content service platform and audio-visual program production	Taiwan	100%	100%
The Company	Inside Co., Ltd. (“Inside”)	Digital advertising, display network and content service platform	Taiwan	100%	100%
The Company	The News Lens Hong Kong Ltd. (“TNL HK”)	Digital advertising and content service platform	Hong Kong	100%	100%
The Company	TNLMG (“TNL MG”)	Special purpose entity for merger	Cayman	—	100%	Note 1
The Company	TNL Mediagene Japan Inc. (“MG”)	Holding Company	Japan	—	100%	Note 2
TNL TW	Neptune Internet Media Technology Co., Ltd. (“SV”)	Ticket service, e-commerce and shopping guide, digital advertising and content service platform	Taiwan	100%	100%
TNL TW	Easy Key 2 Asia Co., Ltd. (“EK2A”)	Market survey and marketing strategy consultant	Taiwan	100%	100%
TNL TW	AD2iction Co., Ltd. (“AD2”)	Digital interactive advertising, advertising technology services and web platform technology	Taiwan	51%	100%	Note 3
TNL TW	S.C. Integrated Marketing Communication Co., Ltd. (“SC”)	Planning and execution services for Integrated marketing solutions	Taiwan	100%	100%
TNL TW	STAR Communication Consultant Co., Ltd. (“ST”)	Planning and execution services for Integrated marketing solutions	Taiwan	100%	100%
TNL TW	DaEx Intelligent Co., Inc. (“DaEx”)	Artificial intelligence technology and customer data platform service	Taiwan	50.66%	50.66%	Note 7
TNL TW	TNL Media 株式會社 (“TNL JP”)	Digital advertising and content service platform	Japan	61.72%	61.72%	Note 4
SC	Polydice Inc. (“POLYDICE”)	E-commerce and digital advertising	Taiwan	50.56%	100%	Note 5
MG	Mediagene Inc. 株式会社メディアジーン	Media consulting business, E-commerce and digital advertising	Japan	—	100%	Note 6
MG	INFOBAHN Inc. 株式会社インフォバーン	Media consulting business	Japan	—	100%	Note 6

____________

Note 1:    TNLMG was established in June 2, 2023 and registered in Cayman Island with a registered capital of $50,000.

Note 2:    TNL Mediagene Japan Inc. was established in April 4, 2023 in Japan with a registered capital of JPY100.

Note 3:    TNL TW acquired the remaining 49% of AD2 from non-controlling interests on June 1, 2023 with consideration totaled $4,204,907, and AD2 became a wholly owned subsidiary of TNL TW. Please refer to Note 30 to details.

Note 4:    TNL TW disposed 15% of TNL JP to third party for $2,370 on December 12, 2022. On December 28, 2022, TNL TW did not participate in TNL JP’s capital raise $105,888 and further dilute its ownership interests to 61.72%,

Note 5:    SC acquired 50.56% of POLYDICE on October 1, 2022 with consideration totaled $2,954,575, and acquired the remaining 49.44% on March 1, 2023 with consideration totaled $1,722,595. Please refer to Note 30 for details.

Note 6:    Through the holding company — TNL Mediagene Japan Inc., the Company acquired 100% of Mediagene Inc. 株式会社メディアジーン and INFOBAHN Inc. 株式会社インフォバーン from third party with 90,740,305 ordinary shares of the Company on May 25, 2023.

Note 7:    TNL TW participated in DaEx’s capital raise totaled $578,772 on December 29, 2022. Total capital raised by DaEx was $1,142,249.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

4.      Summary of material accounting policies (cont.)

(c)     Subsidiaries not included in the consolidated financial statements: None.

(d)    Adjustments for subsidiaries with different statements of financial position dates: Not applicable.

(e)     No significant restrictions on the ability of subsidiaries to transfer funds to parent company.

(f)     Subsidiaries that have non-controlling interests that are material to the Group:

As of December 31, 2022, the non-controlling interest amounted to $1,166,354. The information of material non-controlling interest and respective subsidiaries is as follows:

Name of subsidiary	Principal place of business	Non-controlling interest
		December 31, 2022
		Amount	Ownership (%)
AD2	Taiwan	661,920	51.00%
POLYDICE	Taiwan	663,731	50.56%

Summarized financial information of the subsidiaries:

Balance sheets

AD2
December 31, 2022
Current assets	$3,067,979
Non-current assets	3,104,470
Current liabilities	(2,531,023)
Non-current liabilities	(408,169)
Total net assets	$3,233,257
POLYDICE
December 31, 2022
Current assets	$1,273,566
Non-current assets	3,833,988
Current liabilities	(1,077,921)
Non-current liabilities	(325,714)
Total net assets	$3,703,919

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

4.      Summary of material accounting policies (cont.)

Statements of comprehensive income

AD2
Year ended December 31, 2022
Revenue	$7,888,826
Profit before income tax	(225,591)
Income tax benefit	60,256
Loss for the period	(165,334)
Other comprehensive loss, net of tax	(160,828)
Total comprehensive loss for the period	(326,162)
Comprehensive income attributable to non-controlling interest	(159,819)
Dividends paid to non-controlling interest	$—
POLYDICE
Year ended December 31, 2022
Revenue	$780,446
Loss before income tax	(49,523)
Income tax benefit	8,517
Loss for the period	(41,006)
Other comprehensive income, net of tax	48,923
Total comprehensive income for the period	7,917
Comprehensive income attributable to non-controlling interest	3,914
Dividends paid to non-controlling interest	$—

Statements of cash flows

AD2
Year ended December 31, 2022
Net cash provided by (used in) operating activities	$(53,394)
Net cash provided by (used in) investing activities	(84,755)
Net cash provided by (used in) financing activities	39,903
Effect of exchange rates on cash and cash equivalents	(62,968)
Increase (decrease) in cash and cash equivalents	(161,214)
Cash and cash equivalents, beginning of period	786,851
Cash and cash equivalents, end of period	$625,637

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

4.      Summary of material accounting policies (cont.)

POLYDICE
Year ended December 31, 2022
Net cash provided by (used in) operating activities	$(92,014)
Net cash provided by (used in) investing activities	8,028
Net cash provided by (used in) financing activities	(8,253)
Effect of exchange rates on cash and cash equivalents	4,307
Increase (decrease) in cash and cash equivalents	(87,932)
Cash and cash equivalents, beginning of period	841,060
Cash and cash equivalents, end of period	$753,128

d)      Foreign currency translation

Items included in the financial statements of each of the Group’s entities are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”). The consolidated financial statements are presented in United States dollars, which is the Company’s functional currency and the Group’s presentation currency. The subsidiaries’ functional currencies are National Taiwan dollars and Japanese Yen.

(a)     Foreign currency transactions and balances

i)       Foreign currency transactions are translated into the functional currency using the exchange rates on the trade date or measurement date. Therefore, foreign exchange differences resulting from the settlement of such transactions are recognized in profit or loss in the period in which they arise.

ii)      Monetary assets and liabilities denominated in foreign currencies at the period end are re-translated at the exchange rates prevailing at the statements of financial position date. Exchange differences arising upon re-translation are recognized in profit or loss on the statements of financial position date.

iii)    Non-monetary assets and liabilities denominated in foreign currencies held at fair value through profit or loss are re-translated at the exchange rates prevailing at the statements of financial position date; their exchange differences are recognized in profit or loss. Non-monetary assets and liabilities denominated in foreign currencies held at fair value through other comprehensive income are re-translated at the exchange rates prevailing at the statements of financial position date; their exchange differences are recognized in other comprehensive income. However, non-monetary assets and liabilities denominated in foreign currencies that are not measured at fair value are translated using the historical exchange rates at the initial dates of the transactions.

iv)     All foreign exchange differences are presented in the statement of comprehensive income under “Other gains and losses” by the nature of transactions.

(b)    Translation of foreign operations

The operating results and financial position of all the group entities, associates that have different functional currency and presentation currency are translated into the presentation currency as follows:

i)       Assets and liabilities for each statement of financial position are translated at the exchange rates prevailing at the statements of financial position date;

ii)      Income and expenses for each statement of comprehensive income are translated at average exchange rates of that period; and

iii)    All exchange differences are recognized in other comprehensive income.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

4.      Summary of material accounting policies (cont.)

e)      Classification of current and non-current assets and liabilities

(a)     Assets that meet one of the following criteria are classified as current assets:

i)       Assets arising from operating activities that are expected to be realized, or are intended to be sold or consumed within the normal operating cycle;

ii)      Assets held mainly for trading purposes;

iii)    Assets that are expected to be realized within 12 months from the statements of financial position date;

iv)     Cash and cash equivalents, excluding restricted cash and cash equivalents and those that are to be exchanged or used to pay off liabilities more than 12 months after the statements of financial position date.

All assets that do not meet the above criteria are classified as non-current assets.

(b)    Liabilities that meet one of the following criteria are classified as current liabilities:

i)       Liabilities that are expected to be settled within the normal operating cycle;

ii)      Liabilities arising mainly from trading activities;

iii)    Liabilities that are to be settled within 12 months from the statements of financial position date;

iv)     Liabilities for which the repayment date cannot be unconditionally extended to more than 12 months after the statements of financial position date. Liabilities bearing terms that could, at the option of the counterparty, result in its settlement by the issue of equity instruments do not affect its classification.

All liabilities that do not meet the above criteria are classified as non-current liabilities.

f)      Cash equivalents

Cash equivalents refer to short-term, highly liquid investments that are readily convertible to known amounts of cash and are subject to an insignificant risk of changes in value (including time deposits with less than 3 months contract period). Time deposits that meet the above definition and are held for the purpose of meeting short-term cash commitments in operations are classified as cash equivalents.

g)      Accounts and notes receivable

(a)     Accounts and notes receivable entitle the Group a legal right to receive consideration in exchange for transferred goods or rendered services.

(b)    The short-term accounts and notes receivable without bearing interest are subsequently measured at initial invoice amount as the effect of discounting is immaterial.

h)      Impairment of financial assets

For financial assets at amortized cost, at each reporting date, the Group recognizes the impairment provision for 12 months expected credit losses if there has not been a significant increase in credit risk since initial recognition or recognizes the impairment provision for the lifetime expected credit losses if such credit risk has increased since

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

4.      Summary of material accounting policies (cont.)

initial recognition after taking into consideration all reasonable and verifiable information that includes forecasts. On the other hand, for accounts receivable or contract assets that do not contain a significant financing component, the Group recognizes the impairment provision for lifetime expected credit losses.

i)       Derecognition of financial assets

The Group derecognizes a financial asset when the contractual rights to receive the cash flows from the financial asset have expired.

j)       Property, plant and equipment

(a)     Property, plant and equipment are initially recorded at cost, which includes capitalized borrowing costs, less accumulated depreciation and any accumulated impairment losses.

(b)    Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably. The carrying amount of the replaced part is derecognized. All other repairs and maintenance are charged to profit or loss during the financial period in which they are incurred.

(c)     Property, plant and equipment apply cost model and are depreciated using the straight-line method to allocate their cost over their estimated useful lives. Each part of an item of property, plant and equipment with a cost that is significant in relation to the total cost of the item must be depreciated separately.

(d)    The assets’ residual values, useful lives and depreciation methods are reviewed, and adjusted if appropriate, at each financial year-end. If expectations for the assets’ residual values and useful lives differ from previous estimates or the patterns of consumption of the assets’ future economic benefits embodied in the assets have changed significantly, any change is accounted for as a change in estimate under IAS 8 “Accounting Policies, Change in Accounting Estimates and Errors”, from the date of the change. The estimated useful lives of property, plant and equipment are as follows:

Office equipment	2 to 5 years
Leasehold improvements	2 to 5 years
Others	2 to 15 years

k)      Leasing arrangements (lessee)–right-of-use assets/lease liabilities

(a)     Leases are recognized as a right-of-use asset and a corresponding lease liability at the date at which the leased asset is available for use by the Group. For short-term leases or leases of low value assets, lease payments are recognized as an expense on a straight-line basis over the lease term.

(b)    Lease liabilities include the net present value of the remaining lease payments at the commencement date, discounted using the incremental borrowing interest rate. Lease payments are comprised of fixed payments, less any lease incentives receivable.

The Group subsequently measures the lease liability at amortized cost using the interest method and recognizes interest expense over the lease term. The lease liability is remeasured and the amount of remeasurement is recognized as an adjustment to the right-of-use asset when there are changes in the lease term or lease payments and such changes do not arise from contract modifications.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

4.      Summary of material accounting policies (cont.)

(c)     At the commencement date, the right-of-use asset is stated at the amount of the initial measurement of lease liability. The right-of-use asset is measured subsequently using the cost model and is depreciated from the commencement date to the earlier of the end of the asset’s useful life or the end of the lease term. When the lease liability is remeasured, the amount of remeasurement is recognized as an adjustment to the right-of-use asset.

l)       Intangible assets

(a)     Recognition and measurement

Goodwill arising on the acquisition of subsidiaries is measured at cost, less accumulated impairment losses.

Other intangible assets, including trademarks, website platform, customer relationships and computer software, that are acquired by the Group and have finite useful lives are measured at cost less accumulated amortization and any accumulated impairment losses.

Internally generated intangible assets are recognized as below:

i)       Research expenditures are recognized as an expense as incurred.

ii)      Development expenditures that do not meet the following criteria are recognized as expenses as incurred, but are recognized as intangible assets when the following criteria are met:

1.      It is technically feasible to complete the intangible asset so that it will be available for use or sale;

2.      An entity intends to complete the intangible asset and use or sell it;

3.      An entity has the ability to use or sell the intangible asset;

4.      It can be demonstrated how the intangible asset will generate probable future economic benefits;

5.      Adequate technical, financial and other resources to complete the development and to use or sell the intangible asset are available; and

6.      The expenditure attributable to the intangible asset during its development can be reliably measured.

iii)    Upon being available for use, internally generated intangible assets are amortized on a straight-line basis over their estimated useful life of 3~5 years.

(b)    Subsequent expenditure

Subsequent expenditure is capitalized only when it increases the future economic benefits embodied in the specific asset to which it relates. All other expenditure is recognized in profit or loss as incurred.

(c)     Amortization

Amortization is calculated over the cost of the asset and is recognized in profit or loss on a straight-line basis over the estimated useful lives of intangible assets, other than goodwill, from the date that they are available for use.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

4.      Summary of material accounting policies (cont.)

The estimated useful lives for current and comparative periods are as follows:

Trademark	11 years to indefinite
Customer relationships	4 to 12 years
Website platform	3 to 9 years
Computer software	3 to 5 years

Amortization methods, useful lives and residual values are reviewed at each reporting date and adjusted if appropriate.

m)     Impairment of non-financial assets

(a)     The Group assesses at each balance sheet date the recoverable amounts of those assets where there is an indication that they are impaired. An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell or value in use. Except for goodwill, when the circumstances or reasons for recognizing impairment loss for an asset in prior years no longer exist or diminish, the impairment loss is reversed. The increased carrying amount due to reversal should not be more than what the depreciated or amortized historical cost would have been if the impairment had not been recognized.

(b)    The recoverable amounts of goodwill, intangible assets with an indefinite useful life and intangible assets that have not yet been available for use are evaluated annually or more frequently if there is an indication that they are impaired. An impairment loss is recognized for the amount by which the asset group’s carrying amount exceeds its recoverable amount. Impairment loss of goodwill previously recognized in profit or loss shall not be reversed in the following years.

(c)     For the purpose of impairment testing, goodwill acquired in a business combination is allocated to each of the cash-generating units, or groups of cash-generating units, that is/are expected to benefit from the synergies of the business combination. Each unit or group of units to which the goodwill is allocated represents the lowest level within the entity at which the goodwill is monitored for internal management purposes. Goodwill is monitored at the cash-generating units level.

n)      Borrowings

Borrowings comprise long-term and short-term bank borrowings and other long-term and short-term loans. Borrowings are recognized initially at fair value, net of transaction costs incurred. Borrowings are subsequently stated at amortized cost; any difference between the proceeds (net of transaction costs) and the redemption value is recognized as interest expense in profit or loss over the period of the borrowings using the effective interest method.

o)      Accounts and notes payable

(a)     Accounts payable are liabilities for purchases of goods or services and notes payable are those resulting from operating and non-operating activities.

(b)    The short-term accounts and notes payable without bearing interest are subsequently measured at initial invoice amount as the effect of discounting is immaterial.

p)      Financial liabilities at fair value through profit or loss

(a)     Derivatives (contingent consideration and call options) are categorized as financial liabilities held for trading unless they are designated as hedges. Financial liabilities that meet one of the following criteria are designated as at fair value through profit or loss at initial recognition:

i)       Hybrid (combined) contracts; or

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

4.      Summary of material accounting policies (cont.)

ii)      They eliminate or significantly reduce a measurement or recognition inconsistency; or

iii)    They are managed and their performance is evaluated on a fair value basis, in accordance with a documented risk management policy.

(b)    At initial recognition, the Group measures the financial liabilities at fair value. All related transaction costs are recognized in profit or loss. The Group subsequently measures these financial liabilities at fair value with any gain or loss recognized in profit or loss.

(c)     If the credit risk results in fair value changes in financial liabilities designated as at fair value through profit or loss, they are recognized in other comprehensive income in the circumstances other than avoiding accounting mismatch or recognizing in profit or loss for loan commitments or financial guarantee contracts.

q)      Preference shares

(a)     Financial liabilities at fair value through profit or loss

The issuance of the preference shares with the redemption option or contingent settlement provisions by the Group was recognized under “financial liabilities designated as at fair value through profit or loss” on initial recognition due to their compound instrument feature. The Group subsequently measures these financial liabilities at fair value with any gain or loss recognized in profit or loss.

(b)    Financial liabilities at amortized cost

The preference shares issued by the Group’s subsidiary, which the subsidiary is obligated to re-purchase the preference shares in cash equal to the initial investment amount plus accumulated dividends based on pre-determined payment schedule, are classified as financial liabilities. The shares are recognized initially at fair value plus transaction costs. Dividend is recognized in profit or loss over the contract period.

r)      Derecognition of financial liabilities

A financial liability is derecognized when the obligation specified in the contract is either discharged or cancelled or expires.

s)      Employee benefits

(a)     Short-term employee benefits

Short-term employee benefits are measured at the undiscounted amount of the benefits expected to be paid in respect of service rendered by employees and should be recognized as expenses when the employees render service.

(b)    Defined contribution plans

For defined contribution plans, the contributions are recognized as pension expenses when they are due on an accrual basis. Prepaid contributions are recognized as an asset to the extent of a cash refund or a reduction in future payments.

(c)     Employees’ compensation and directors’ remuneration

Employees’ compensation and directors’ remuneration are recognized as expenses and liabilities, provided that such recognition is required under legal obligation or constructive obligation and those amounts can be reliably estimated. Any difference between the resolved amounts and the subsequently actual distributed amounts is accounted for as changes in estimates.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

4.      Summary of material accounting policies (cont.)

t)       Employee share-based payment

(a)     For the equity-settled share-based payment arrangements, the employee services received are measured at the fair value of the equity instruments granted at the grant date, and are recognized as compensation cost over the vesting period, with a corresponding adjustment to equity. The fair value of the equity instruments granted shall reflect the impact of market vesting conditions and non-vesting conditions. Compensation cost is subject to adjustment based on the service conditions that are expected to be satisfied and the estimates of the number of equity instruments that are expected to vest under the non-market vesting conditions at each balance sheet date. Ultimately, the amount of compensation cost recognized is based on the number of equity instruments that eventually vest.

u)      Income tax

(a)     The income tax expense for the period comprises current and deferred tax. Income tax is recognized in profit or loss, except to the extent that it relates to items recognized in other comprehensive income or items recognized directly in equity, in which cases the income tax is recognized in other comprehensive income or equity.

(b)    The current income tax expense is calculated on the basis of the tax laws enacted or substantively enacted at the statements of financial position date in the countries where the Group and its subsidiaries operate and generate taxable income. Management periodically evaluates positions taken in tax returns with respect to situations in accordance with applicable tax regulations. It establishes provisions where appropriate based on the amounts expected to be paid to the tax authorities. An additional income tax is levied on the unappropriated retained earnings and is recorded as income tax expense in the year the profit generated.

(c)     Deferred tax is recognized, using the balance sheet liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated statements of financial position. However, the deferred tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss. Deferred tax is provided on temporary differences arising on investments in subsidiaries and associates, except where the timing of the reversal of the temporary difference is controlled by the Group and it is probable that the temporary difference will not reverse in the foreseeable future. Deferred tax is determined using tax rates (and laws) that have been enacted or substantially enacted at the statements of financial position date and are expected to apply when the related deferred tax asset is realized or the deferred tax liability is settled.

(d)    Deferred tax assets are recognized only to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilized. At each statements of financial position date, unrecognized and recognized deferred tax assets are reassessed.

(e)     A deferred tax asset shall be recognized for the carryforward of unused tax credits resulting from equity investments to the extent that it is possible that future taxable profit will be available against which the unused tax credits can be utilized.

v)      Capital stock

Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of new shares in net proceeds of tax are shown in equity as a deduction.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

4.      Summary of material accounting policies (cont.)

w)     Revenue recognition

(a)     Revenue is measured based on the consideration to which the Group expects to be entitled in exchange for transferring goods or services to a customer. The Group recognizes revenue when it satisfies a performance obligation by transferring control of a good or a service to a customer. Different revenue types can be divided into three revenue sources: (1) Digital studio; (2) Media and branded content; and (3) Technology. The accounting policies for the Group’s major revenue streams in each business are explained below.

i)       Digital studio

The Group provides marketing strategy services including target insight, branding, creative marketing, media communication, data analysis, and public relation. For the marketing strategy contracts (generally for one-year or less), a Master Agreement with a budget is agreed upon with the customers. Throughout the contractual period, individual marketing service will be requested and confirmed by various sales orders. The Group considered each sales order as a separate performance obligation and the related consideration is based on the stand-alone selling price. As customers simultaneously receive and consume the benefits provided by the marketing service, revenue is recognized as performance obligations are satisfied over time based on progress towards completion. Costs incurred, including labor, material, production costs and media suppliers, are used as an objective input measure of performance. The progress towards completion is determined based on actual input costs relative to the total estimated input costs.

The Group provides consulting services to assist customers in creating and implementing their marketing plans. For fixed price contracts, revenue is recognized in the reporting period in which the services are rendered and based on progress towards completion. Typically, costs incurred are used as an objective input measure of performance and costs mainly consist of labor and subcontracting costs. Progress towards completion is determined based on the actual input cost incurred relative to the total estimated input costs.

ii)      Media and branded content

The Group sells advertisement space and provides customers a suite of advertising services supported by its proprietary technologies. The services include composing articles, videos, banners, social media, and other online advertising media. These advertising contracts are usually short-term with fixed considerations. As customers simultaneously receive and consume the benefits provided by the advertising service, revenue is recognized as performance obligations are satisfied over time based on progress towards completion. Costs incurred, including labor, material, production, and subcontracting costs, are used as an objective input measure of performance. The progress towards completion is determined based on actual input costs relative to the total estimated input costs.

The Group provides sponsored content service by writing branded reviews, advertorials and other content to promote brands or products on its websites for the customers. These contracts are usually short-term with fixed considerations. As the Group owns the sponsored content and the publication will be on its website permanently at the Group’s discretion. Revenue is recognized at a point in time when the articles are published.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

4.      Summary of material accounting policies (cont.)

iii)    Technology

The Group provides advertising technology services through its own or third-party broadcast networks. Contract price for such service is the total advertising budget, which can be calculated into total impressions or total clicks based on the pre-determined cost per impression or cost per click. Through the broadcasting of advertisement, customers simultaneously receive and consume benefits when the ads are shown to its audience, the performance obligation is satisfied over time and completed when the total impressions or clicks are fulfilled. Revenue is recognized using the output method based on the actual impressions or clicks broadcasted at the end of the reporting period as a proportion of the total impressions or clicks per the contract.

The Group provides e-commerce sites as a sales channel for vendors to sell their products. Revenue is based on commission derived from the actual sales quantity on a monthly basis. Commission is calculated based on the percentage in accordance with the terms of the contractual arrangement.

On certain Group’s websites, the Group offer affiliate links to other e-commerce sites for customers to browse and purchase products. When the customer purchase products through these affiliate links, the Group receives a commission revenue from other e-commerce sites. Commission is calculated based on the percentage in accordance with the terms of the contractual arrangement and derived from monthly external performance reports.

(b)    The Group receive payment from customer at the time specified in the payment schedule, usually after delivery of the services or quarterly payments based on services rendered up to date. All contracts are fixed price with no variable considerations or refunds obligations. If the services rendered exceed the payment, a contract asset is recognized. If the payments exceed the services rendered, a contract liability is recognized.

(c)     Principal vs. Agent:

The amount of revenue recognized depends on whether the Group act as an agent or as a principal. Certain arrangements with customers are such that the Group’s responsibility is to arrange for a third party to provide a specified good or service to the customer. In these cases the Group is acting as an agent as the Group do not control the relevant good or service before it is transferred to the customer. When the Group act as an agent, the revenue recorded is the net amount retained. The Group acts as principal when the Group control the specified good or service prior to transfer. For marketing strategy services, the Group is considered as a principal to customers given that the Group is obliged to provide services to its customers and the Group has the right to determine the selling price of the service. For advertising technology services using third-party broadcast networks, the Group is considered as a principal given that the Group provides a bundle of services that represent the combined output (total impression or clicks), of which the services are highly interrelated and the Group has control over the broadcasting process and right to determine the selling price of the service. When the Group acts as a principal, the revenue recorded is the gross amount billed. Billings related to out-of-pocket costs such as travel are also recognized at the gross amount billed with a corresponding amount recorded as an expense.

x)      Business combinations

(a)     The Group uses the acquisition method to account for business combinations. The consideration transferred for an acquisition is measured as the fair value of the assets transferred, liabilities incurred or assumed and equity instruments issued at the acquisition date, plus the fair value of any assets and liabilities resulting from a contingent consideration arrangement. All acquisition-related costs are expensed as incurred. Identifiable assets acquired and liabilities and contingent liabilities assumed in a

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

4.      Summary of material accounting policies (cont.)

business combination are measured initially at their fair values at the acquisition date. For each business combination, the Group measures at the acquisition date components of non-controlling interests in the acquiree that are present ownership interests and entitle their holders to the proportionate share of the entity’s net assets in the event of liquidation at either fair value or the present ownership instruments’ proportionate share in the recognized amounts of the acquiree’s identifiable net assets. All other non-controlling interests should be measured at the acquisition-date fair value.

(b)    The excess of the consideration transferred, the amount of any non-controlling interest in the acquiree and the fair value of any previous equity interest in the acquiree over the fair value of the identifiable assets acquired and the liabilities assumed is recorded as goodwill at the acquisition date. If the total of consideration transferred, non-controlling interest in the acquiree recognized and the fair value of previously held equity interest in the acquiree is less than the fair value of the identifiable assets acquired and the liabilities assumed, the difference is recognized directly in profit or loss on the acquisition date.

(c)     The Group recognizes the acquisition date fair value of the contingent consideration as part of the consideration transferred. The cost of the acquisition and measuring goodwill will retrospectively be adjusted when some changes in the fair value of contingent consideration that the Group recognizes have been made after the acquisition date. Measurement period adjustments is the result of additional information that the Group obtained after that date about facts and circumstances that existed at the acquisition date. The measurement period will not exceed one year from the acquisition date. The Group accounts for the changes in the fair value of contingent consideration that are not measurement period adjustments based on the classification of contingent consideration. Contingent consideration classified as equity shall not be remeasured and its subsequent settlement will be accounted for within equity. Others will be measured at fair value at each reporting date and changes in fair value will be recognized in profit or loss or other comprehensive income.

y)      Operating segments

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision maker. The Group’s chief operating decision maker, who is responsible for allocating resources and assessing performance of the operating segments, has been identified as the Chief Executive Officer that makes strategic decisions.

z)      Critical accounting judgments, estimates and key sources of assumption uncertainty

The preparation of the accompanying consolidated financial statements requires management to make critical judgments in applying the Group’s accounting policies and make critical assumptions and estimates concerning future events. Assumptions and estimates may differ from the actual results and are continually evaluated and adjusted based on historical experience and other factors. Such assumptions and estimates have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year; and the related information is addressed below:

(a)     Critical judgements in applying the Group’s accounting policies

i)       Preference shares

the classification of preference shares is determined based on its nature and rights which is described in the Shareholders Agreement. Preference shares are classified as liabilities when it is convertible to a variable number of its equity instruments or has an unconditional obligation to deliver cash or another financial asset exist. Pursuant to the Shareholders Agreement, for all the Company’s preferred shares and TNL TW’s Class A preferred shares, the Group has no unconditional right to avoid delivering cash to settle its contractual obligations. In the event of

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

4.      Summary of material accounting policies (cont.)

either deemed liquidation event or execution of redemption rights are not controllable by the Group, the Group has no unconditional right to avoid delivering cash to settle its contractual obligations. As a result, the preference shares are classified as financial liabilities.

ii)      Revenue recognition at a point in time or over time

The Group recognizes the revenue by determining whether the performance obligations are satisfied at a point in time or over time. For most advertising and marketing services, as customer simultaneously receive and consume the benefits provided by the service, revenue is recognized as performance obligations are satisfied over time based on progress towards completion.

(b)    Critical accounting estimates and assumptions

i)       Revenue recognition — progress towards completion

Revenues from marketing strategy contracts are recognized by reference to the stage of completion of the services. The stage of completion of a contract is measured based on the proportion of contract costs incurred for work performed to date relative to the estimated total contract costs. Estimated total contract costs of contracted items are assessed and determined by the management based on the nature, contract period, marketing service items, execution method and estimated outsourcing amount of each marketing service contract. Changes in these estimates might affect the calculation of the percentage of completion and related profits from service contracts.

ii)      Impairment assessment of goodwill

The impairment assessment of goodwill relies on the Group’s subjective judgement, including identifying cash-generating units, allocating assets and liabilities as well as goodwill to related cash-generating units, and determining the recoverable amounts of related cash-generating units. Please refer to Note 10 for the information of goodwill impairment.

As of December 31, 2022 and 2023, the Group recognized goodwill, net of impairment loss, amounting to $9,672,476 and $60,741,929, respectively.

iii)    Impairment assessment of intangible assets (excluding goodwill)

The Group assesses impairment based on its subjective judgement and determines the separate cash flows of a specific group of assets, useful lives of assets and the future possible income and expenses arising from the assets depending on how assets are utilized and industrial characteristics. Any changes of economic circumstances or estimates due to the change of Group strategy might cause material impairment on assets in the future.

As of December 31, 2022 and 2023, the Group recognized intangible assets, net of impairment loss, amounting to $4,496,539 and $33,405,827, respectively.

iv)     Fair value measurement of convertible preference shares

The issuance of convertible preference shares by the Group was recognized under “financial liabilities designated as at fair value through profit or loss” on initial recognition due to their redemption feature. The fair value of convertible preference shares is determined considering those companies’ recent funding raising activities and technical development status, fair value assessment of other companies of the same type, market conditions and other economic indicators existing on balance sheet date. Any changes in these judgements and estimates will impact the fair value measurement of these convertible preference shares. Please refer to Note 40 b) for the financial instruments fair value information.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

4.      Summary of material accounting policies (cont.)

As of December 31, 2022 and 2023, the carrying amounts of the Group’s convertible preference shares were $32,347,853 and $0, respectively.

v)      Fair value measurement of equity consideration for business combination

The fair value of equity consideration for a business combination is estimated using the discounted cash flow method. The main assumptions are the probability of occurrence of earnings before interest and tax, depreciation and amortization under various scenarios to estimate the price to be paid, and the discounted present value estimated by the risk-adjusted discount rate. In addition, supplemented with the market approach used to estimate its fair value, any changes in these judgements and estimates will impact the fair value measurement of the equity consideration. Please refer to Note 31 for the equity instrument used as purchase consideration for business combination.

5.      Cash and cash equivalents

	December 31, 2022	December 31, 2023
Cash on hand and petty cash	$4,074	$11,775
Checking accounts and demand deposits	3,730,242	3,018,523
	$3,734,316	$3,030,298

a)      The Group transacts with a variety of financial institutions all with high credit quality to disperse credit risk, so it expects that the probability of counterparty default is remote.

b)      No cash and cash equivalents of the Group were pledged to others.

6.      Accounts receivable

	December 31, 2022	December 31, 2023
Accounts receivable	$3,326,726	$8,914,322
Less: Loss allowance	(107,186)	(65,938)
	$3,219,540	$8,848,384

a)      The aging analysis of accounts receivable based on past due date are as follows:

	December 31, 2022	December 31, 2023
Not past due	$3,132,417	$8,617,498
Past due
Within 1 month	136,093	89,953
31 to 90 days	1,176	35,925
91 to 180 days	779	138,592
181 to 270 days	17,377	247
Over 270 days	38,884	32,107
	$3,326,726	$8,914,322

b)      As of December 31, 2022 and 2023, accounts receivable were all from contracts with customers. And as of January 1, 2022, the balance of accounts receivable from contracts with customers was $5,159,252.

c)      Without taking into account of any collateral held or other credit enhancements, the amount that best reflects the Group’s maximum exposure to credit risk in respect of the accounts receivable is the carrying amount at the end of each reporting period.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

6.      Accounts receivable (cont.)

d)      No accounts receivable of the Group were pledged to others.

e)      Information relating to credit risk is provided in Note 40 a).

7.      Property, plant and equipment, net

	2022
	Office equipment	Leasehold improvements	Others	Total
January 1
Cost	$50,332	$105,966	$92,214	$248,512
Accumulated depreciation and impairment	(31,936)	(67,574)	(91,618)	(191,128)
	$18,396	$38,392	$596	$57,384

January 1	$18,396	$38,392	$596	$57,384
Acquisition through business combination	12,278	—	—	12,278
Additions	52,481	—	—	52,481
Depreciation expenses	(18,856)	(19,670)	(552)	(39,078)
Exchange difference	(2,317)	(3,237)	(44)	(5,598)
December 31	$61,982	$15,485	$—	$77,467
December 31
Cost	$109,955	$89,005	$83,116	$282,076
Accumulated depreciation and impairment	(47,973)	(73,520)	(83,116)	(204,609)
	$61,982	$15,485	$—	$77,467
	2023
	Office equipment	Leasehold improvements	Others	Total
January 1
Cost	$109,955	$89,005	$83,116	$282,076
Accumulated depreciation and impairment	(47,973)	(73,520)	(83,116)	(204,609)
	$61,982	$15,485	$—	$77,467

January 1	$61,982	$15,485	—	77,467
Acquisition through business combination	306,218	219,573	—	525,791
Additions	88,490	—	11,607	100,097
Depreciation expenses	(109,797)	(47,763)	(2,433)	(159,993)
Disposals	(974)	(157)	—	(1,131)
Reclassifications	—	(5,090)	5,090	—
Exchange difference	(2,261)	(3,174)	218	(5,217)
December 31	$343,658	$178,874	$14,482	$537,014
December 31
Cost	$1,030,893	$518,320	$93,906	$1,643,119
Accumulated depreciation and impairment	(687,235)	(339,446)	(79,424)	(1,106,105)
	$343,658	$178,874	$14,482	$537,014

No property, plant and equipment were pledged to others.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

8.      Leasing arrangements — lessee

a)      The Group leases offices and multifunctional business machines located in Taiwan and Japan. Lease agreements are typically made for periods of 2 to 5 years. Lease terms are negotiated on an individual basis and contain a wide range of different terms and conditions. The lease agreements do not impose covenants, but leased assets may not be used as security for borrowing purposes.

b)      Short-term leases with a lease term of 12 months or less comprise multifunctional printers.

c)      The carrying amount of right-of-use assets and the depreciation expenses are as follows:

	December 31, 2022	December 31, 2023
	Carrying amount	Carrying amount
Buildings	$704,246	$6,121,258
Machinery and equipment	—	19,557
	$704,246	$6,140,815
	Year ended December 31,
	2022	2023
	Depreciation expenses	Depreciation expenses
Buildings	$394,184	$862,258
Machinery and equipment	—	3,532
	$394,184	$865,790

d)      For the years ended December 31, 2022 and 2023, additions to right-of-use assets were $345,130 and $6,396,201 (including $6,371,979 acquired from MG at the acquisition date), respectively.

e)      The information on profit or loss accounts relating to lease contracts is as follows:

	Year ended December 31,
	2022	2023
Items affecting profit or loss
Interest expense on lease liabilities	$12,586	$42,419
Expense on short-term lease contracts	11,545	41,766

f)      For the years ended December 31, 2022 and 2023, the Group’s total cash outflow for leases were $398,032 and $866,302, respectively.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

9.      Intangible assets

	2022
	Goodwill	Trademarks	Customer relationships	Website platform	Computer software	Total
January 1
Cost	$8,111,362	$—	$5,083,092	$386,561	$381,807	$13,962,822
Accumulated amortization and impairment	—	—	(1,359,018)	(71,169)	(26,478)	(1,456,665)
	$8,111,362	$—	$3,724,074	$315,392	$355,329	$12,506,157

January 1	$8,111,362	$—	$3,724,074	$315,392	$355,329	$12,506,157
Acquisition through business combination	2,279,812	572,159	685,334	210,630	—	3,747,935
Additions	—	—	—	—	44,648	44,648
Amortization expenses	—	(13,571)	(903,515)	(60,388)	(80,918)	(1,058,392)
Exchange difference	(718,698)	20,862	(317,571)	(21,885)	(34,041)	(1,071,333)
December 31	$9,672,476	$579,450	$3,188,322	$443,749	$285,018	$14,169,015
December 31
Cost	$9,672,476	$595,256	$5,291,436	$566,591	$387,532	$16,513,291
Accumulated amortization and impairment	—	(15,806)	(2,103,114)	(122,842)	(102,514)	(2,344,276)
	$9,672,476	$579,450	$3,188,322	$443,749	$285,018	$14,169,015
	2023
	Goodwill	Trademarks (Note)	Customer relationships	Website platform	Computer software	Total
January 1
Cost	$9,672,476	$595,256	$5,291,436	$566,591	$387,532	$16,513,291
Accumulated amortization and impairment	—	(15,806)	(2,103,114)	(122,842)	(102,514)	(2,344,276)
	$9,672,476	$579,450	$3,188,322	$443,749	$285,018	$14,169,015

January 1	$9,672,476	$579,450	$3,188,322	$443,749	$285,018	$14,169,015
Acquisition through business combination	$51,069,453	21,486,396	8,496,699	—	977,732	82,030,280
Additions	—	—	—	—	93,347	93,347
Amortization expenses	—	(52,205)	(1,402,133)	(111,530)	(243,906)	(1,809,774)
Disposal	—	—	—	—	(7,888)	(7,888)
Impairment	—	—	—	—	(298,424)	(298,424)
Exchange difference	—	(819)	(14,920)	(1,707)	(11,354)	(28,800)
December 31	$60,741,929	$22,012,822	$10,267,968	330,512	$794,525	$94,147,756
December 31
Cost	$60,741,929	$22,083,887	$13,788,135	566,591	$2,139,623	$99,320,165
Accumulated amortization and impairment	—	(71,065)	(3,520,167)	(236,079)	(1,345,098)	(5,172,409)
	$60,741,929	$22,012,822	$10,267,968	$330,512	$794,525	$94,147,756

____________

Note:       The trademarks acquired through business combination include $21,484,644 of trademarks with indefinite useful lives.

a)      Acquisition of intangible assets through business combination please refer to Note 31 for details.

b)      The impairment loss recognized for the year ended December 31, 2023 was related to computer software, please refer to Note 10 b) for details.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

10.    Impairment of non-financial assets

a)      Impairment for goodwill

Goodwill is monitored by management at the level of entities. Summary of the goodwill allocation is presented below:

2022	AD2	SC+ST	POLYDICE	MG	Total
Goodwill	1,882,400	5,428,655	2,361,421	—	9,672,476
2023	AD2	SC+ST	POLYDICE	MG	Total
Goodwill	1,882,400	5,428,655	2,361,421	51,069,453	60,741,929

The Group tests whether goodwill has suffered any impairment on an annual basis at year end. For year 2022 and 2023, the recoverable amount of the cash-generating units (CGUs) was determined based on value in use calculations which require the use of assumptions. The calculations use cash flow projections based on financial budgets approved by management covering a 5 to 10 year period.

Cash flows beyond the 5 to 10 year are extrapolated using the estimated growth rates stated below. These growth rates are consistent with forecasts included in industry reports specific to the industry in which each CGU operates.

The following table sets out the key assumptions for those CGUs that have significant goodwill allocated to them:

2022	AD2	SC + ST	POLYDICE
Sales (annual growth rate)	9%	1%~11%	11%
Budgeted gross margin	52%	20%	85%
Operating expense	41%~50%	4%	49.3%~70.5%
Annual capital expenditure	$29,306~$39,075	$18,377~$19,538	$12,647~$14,653
Long-term growth rate	1.50%	1.50%	1.50%
Pre-tax discount rate	14.40%	14.40%	14.40%
2023	AD2	SC + ST	POLYDICE	MG
Sales (annual growth rate)	12%	1%~12%	11%	5%~33%
Budgeted gross margin	50%	20%	85%	30%~43%
Operating expense	32%~44%	4%~5%	49%~71%	24%~28%
Annual capital expenditure	$29,306~$39,075	$19,538	$14,653	$488,000~$1,830,000
Long-term growth rate	1.50%	1.50%	1.50%	1.50%
Pre-tax discount rate	14.90%	14.90%	14.90%	14.30%

Management has determined the values assigned to each of the above key assumptions as follows:

Assumption	Approach used to determine values
Sales

Average annual growth rate over the five to ten year forecast period; based on past performance, management’s expectations of market development, current industry trends and including long-term inflation forecasts for each territory.

Budgeted gross margin	Based on past performance and management’s expectations for the future.
Operating expense	Management forecasts these costs based on the current structure of the business, adjusting for inflationary increases but not reflecting any future restructurings or cost saving measures.
Annual capital expenditure

Expected cash costs in the CGUs. This is based on the historical experience of management, and the planned refurbishment expenditure. No incremental revenue or cost savings are assumed in the value in use model as a result of this expenditure.

Long-term growth rate	This is the weighted average growth rate used to extrapolate cash flows beyond the budget period. The rates are consistent with forecasts included in industry reports.
Pre-tax discount rates	Reflect specific risks relating to the relevant segments and the countries in which they operate.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

10.    Impairment of non-financial assets (cont.)

Significant estimate: impact of possible changes in key assumptions

There was no impairment loss for the year ended December 31, 2022 and 2023.

AD2 CGU

The recoverable amount of the AD2 CGU is estimated to exceed the carrying amount of the CGU as of December 31, 2023 by $1,680,801 (2022: $337,464).

The recoverable amount of this CGU would equal its carrying amount if the key assumptions were to change as follows:

	2022		2023
	From	To	From	To
Pre-tax discount rate	14.40%	16.90%	14.90%	38.90%
Long-term growth rate	1.50%	1.00%	1.50%	0.50%

Management have considered and assessed reasonably possible changes for other key assumptions and have not identified any instances that could cause the carrying amount of the AD2 CGU to exceed its recoverable amount.

SC + ST CGU

The recoverable amount of the SC + ST CGU is estimated to exceed the carrying amount of the CGU as of December 31, 2023 by $654,531 (2022: $409,712)

The recoverable amount of this CGU would equal its carrying amount if the key assumptions were to change as follows:

	2022		2023
	From	To	From	To
Pre-tax discount rate	14.40%	16.90%	14.90%	19.40%
Long-term growth rate	1.50%	1.00%	1.50%	0.50%

The directors and management have considered and assessed reasonably possible changes for other key assumptions and have not identified any instances that could cause the carrying amount of the SC + ST CGU to exceed its recoverable amount.

POLYDICE CGU

The recoverable amount of the POLYDICE CGU is estimated to exceed the carrying amount of the CGU as of December 31, 2023 by $801,308 (2022: $618,659).

The recoverable amount of this CGU would equal its carrying amount if the key assumptions were to change as follows:

	2022		2023
	From	To	From	To
Pre-tax discount rate	14.40%	18.90%	14.90%	24.40%
Long-term growth rate	1.50%	1.50%	1.50%	1.00%

The directors and management have considered and assessed reasonably possible changes for other key assumptions and have not identified any instances that could cause the carrying amount of the POLYDICE CGU to exceed its recoverable amount.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

10.    Impairment of non-financial assets (cont.)

MG CGU

The recoverable amount of the MG CGU is estimated to exceed the carrying amount of the CGU at 31 December 2023 by $12,905,913.

The recoverable amount of this CGU would equal it’s carrying amount if the key assumptions were to change as follows:

	2023
	From	To
Pre-tax discount rate	14.30%	15.30%
Long-term growth rate	1.50%	1.00%

The directors and management have considered and assessed reasonably possible changes for other key assumptions and have not identified any instances that could cause the carrying amount of the MG CGU to exceed its recoverable amount.

b)      Impairment for computer software

In 2023, MG has ceased operation for its CoSTORY business due to lack of performance from its original plans, and the software that were developed internally for the CoSTORY business was no longer recoverable, that resulted in an impairment for the related computer software. As of December 31, 2023, the Group wrote down the carrying amount of the asset to $0 and recognized an impairment loss of $298,424 accordingly.

11.    Short-term borrowings

Type of loans		December 31, 2022	December 31, 2023
	Bank loans
	Secured bank loans	$976,880	$1,269,945
	Unsecured bank loans	—	3,103,473
	Other loans	—	876,815
		$976,880	$5,250,233
	Interest rate range	2.32%	0.53%~8%
	Unused credit lines of short-term bank loans
US$		—	—

The table below summarizes the maturity profile of the short-term borrowings excluding the current portion of long-term borrowings (see Note 15 for further information) as of December 31, 2023 based on the contractual due date:

	1 to 3 months	4~6 months	Over 6 months	Total
Type of loans
Secured bank loans	$325,627	$944,318	$—	$1,269,945
Unsecured bank loans	2,042,578	—	1,060,895	3,103,473
Other loans	176,815	700,000	—	876,815
	$2,368,205	$1,644,318	$1,060,895	$5,250,233

Information relating to interest rate risk and liquidity risk are provided in Note 40 a).

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

12.    Financial liabilities at fair value through profit or loss

	December 31, 2022	December 31, 2023
Current item:
Financial liabilities mandatorily measured at fair value through profit or loss
Contingent consideration of acquisition of subsidiaries	$418,834	$53,166
Add: Valuation adjustment and net exchange differences	31,837	7,498
	450,671	60,664
Preference shares liabilities	17,961,604	—
Add: Valuation adjustment	14,386,249	—
	32,347,853	—
Total current item;	$32,798,524	$60,664
Non-current item:
Financial liabilities mandatorily measured at fair value through profit or loss
Contingent consideration of acquisition of subsidiaries	$53,166	$—
Add: Valuation adjustment and net exchange differences	1,634	—
	$54,800	$—

a)      Amounts recognized in profit of loss in relation to the financial liabilities at fair value through profit or loss are listed below:

	Year ended December 31, 2022	Year ended December 31, 2023
Financial liabilities at fair value through profit or loss
Call option of acquisition of subsidiaries	$285,202	$—
Contingent consideration of acquisition of subsidiaries	(74,249)	44,131
Preference shares liabilities	(8,265,459)	5,436,783
	$(8,054,506)	$5,480,914

b)      Buy-back (call) option was granted to AD2’s shareholders when the Group acquired 51% shares of AD2 in year 2020. The original shareholders of AD2 (non-controlling shareholders holding 49% of the interest) may purchase the 51% equity of AD2 (255,000 shares) held by the Group at the original transfer consideration before the two-year anniversary from the grant date if any of the following circumstances occur:

i)       If the Group fails to make the second payment for transaction price within the date specified in the shares purchase agreement; or

ii)      If the Group cannot complete the initial public offering (IPO) within two years, the IPO may be extended for one year upon mutual consent.

The original shareholders of AD2 may exercise the call option within 30 days after the occurrence of the above circumstances. On December 31, 2022, the call option is expired, and the financial liabilities was reversed and recognized in “other gains and losses”.

c)      In accordance with the share purchase agreements for the acquisition of POLYDICE in year 2022 and the acquisition of SC in year 2020, the Group shall give additional acquisition consideration and recognize relevant contingent consideration at fair value on the acquisition date if the acquired company achieves specific performance conditions within a certain period after the acquisition. The

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

12.    Financial liabilities at fair value through profit or loss (cont.)

contingent consideration that will be liquidated in cash or other financial assets is recognized as financial liabilities designated at fair value through profit and loss, and the subsequent achievement are as follows:

i)       Contingent consideration for the acquisition of POLYDICE is available from year 2022 to 2024. For the year 2022, POLYDICE met the performance target and the Group paid out part of the contingent consideration in cash totaled $400,000 in 2023. For the year 2023, POLYDICE failed to meet the performance target, therefore, the relevant contingent consideration was written off and recognized in “other gains and losses”. The remaining contingent consideration totaled $60,664 is available for the year 2024.

ii)      Contingent consideration for the acquisition of SC is available from year 2021 to 2022. For the year 2021, SC met the performance target and the Group paid out the contingent consideration of cash $150,000 in 2022 and 201,939 ordinary shares in 2023. For the year 2022, SC met the performance target and the Group paid out the contingent consideration of cash $150,000 in 2022 and 134,626 ordinary shares in 2023.

d)      As shown in the table below, the Company issued series of convertible preference shares, which was assessed as financial liabilities at fair value through profit or loss due to either its redemption option or contingent settlement provisions feature. On May 12, 2022, the Company issued 2,804 thousand of Series D-2 shares at $0.7845 per share totaled $2,199,999. On May 22, 2023, all series of preferred shares had been converted to ordinary shares at a 1:1 conversion ratio totaled $26,911,070. The decrease in fair value prior to conversion was mainly due to the probability of liquidation and redemption have decreased and the probability of mandatory conversion has increased under the option pricing model that was used for valuation. Information related to the methods and assumptions used for the fair value estimates are provided in Note 40 b) (b).

	Authorized shares (in thousands of shares)	Issuance date	Shares issued (in thousands of shares)	Total issuance amount	December 31, 2022		May 22, 2023
					Share price	Total amount	Share price	Total amount
Series A	6,070	2015.5.20~2016.7.20	6,069	$1,200,000	0.720842	$4,374,631	0.725968	$4,405,739
Series B	6,000	2016.10.31~2017.4.11	5,917	1,869,000	0.848454	5,020,231	0.745331	4,410,061
Series B-1	410	2017.11.9~2017.11.27	408	180,000	0.907989	370,820	0.752824	307,451
Series C	7,152	2018.2.1~2019.3.14	7,152	3,500,000	0.931615	6,662,455	0.755296	5,401,508
Series C-1	4,375	2019.3.14~2019.10.2	4,374	2,217,055	0.893186	3,906,631	0.750359	3,282,230
Series C-2	1,770	2019.6.13~2019.10.2	1,767	1,103,300	0.940657	1,662,560	0.756533	1,337,131
Series D-1	4,207	2020.6.25	4,207	3,300,000	1.069958	4,500,779	0.783391	3,295,335
Series D-2	11,100	2020.11.19~2022.5.12	5,854	4,592,249	0.999320	5,849,746	0.763892	4,471,615
Total				$17,961,604		$32,347,853		$26,911,070

According to the Company’s Article of Association, the rights, preferences, and privileges of the above preference shareholders are as follows:

Dividend:

i)       Series D-1: 10% of non-cumulative dividends should be declared by the Board of Directors at its discretion.

ii)      All Series except Series D-1: 8% of non-cumulative dividends should be declared by the Board of Directors at its discretion.

The ranking of claims are holders of the Series D-1, Series D-2, Series C-2, Series C-1, Series C, Series B-1, Series B, Series A preferred shares and ordinary shares of the Company.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

12.    Financial liabilities at fair value through profit or loss (cont.)

Conversion rights:

The contractual conversion price is the initial subscription price (i.e., the conversion ratio is 1:1). The conversion price of the ordinary share is subject to adjustments if the condition of the anti-dilution provision occurs subsequently. The conversion price will be adjusted based on the pricing model specified in the Articles of Association.

The shareholders of preferred shares may request the conversion to ordinary shares at any time. The remaining unconverted preferred shares will automatically be converted into ordinary shares of the Group if:

i)       The Series D-1 preferred shares exceeds 80%, and more than two-thirds of the shareholders of the other preferred stocks issued and outstanding by the Group converted into ordinary shares; or

ii)      The Group meets the conditions or qualifications for listing under the Articles of Association.

Liquidation preferences:

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or any deemed liquidation event, the assets of the Company or the consideration of the deemed liquidation event available for distribution to its shareholders, as the case may be, should be distributed among the shareholders.

The Series D-1 preferred shares shall be repaid first before any other class of shares at amount per share limited to the greater of 150.95% of the issuing price or at the conversion price if the shares have been converted into common shares.

If a merger or reorganization of the Company occurred (unless existing shareholders retain more than 50% of the total voting power), such events shall be deemed as Deemed Liquidation Event. unless:

i)       the holders of at least two-thirds of all outstanding preferred shares, and

ii)      the holders of at least eighty percent (80%) of the Series D-1 preferred shares then outstanding, each voting as a separate class on an as converted to ordinary shares basis, may elect not to apply the process of liquidation in the event of a Deemed Liquidation Event. Thus, if an uncertain event occurred in the future, the Company has a contractual obligation to deliver cash to convertible preference shareholders.

Voting rights:

Each preferred shareholder shall be entitled to one vote for each ordinary share then-issuable upon conversion of the preferred shares as of the record date for such vote or, if no record date is specified, as of the date of such vote.

Redemption rights (Series D-1 only):

Unless prohibited by Cayman law governing distributions to shareholders, the shareholders of Series D-1 preferred shares may make a written request to the Group for redemption within one month of the expiration date on June 24, 2023, at the higher amounts of 130% of the issue price; or fair market value.

Subscription right (Series D-1 only):

A stock warrant (“Series D-1 warrant”) was granted to Series D-1 preferred shareholders to purchase a total of additional 6,309,752 common shares at the subscription ratio of 1:1.5 at the initial subscription price. The Series D-1 warrant had an expiry date on June 24, 2022, and no additional common shares were subscribed before the warrant expired.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

13.    Financial liabilities at amortized cost

	December 31, 2022	December 31, 2023
Current:
Subsidiary’s preference shares liabilities	$1,953,761	$97,688
Non-controlling shareholders’ conversion right	—	673,722
	$1,953,761	$771,410

Non-current:
Subsidiary’s preference shares liabilities	$—	$1,856,073
Non-controlling shareholders’ conversion right	673,722	—
	$673,722	$1,856,073

a)      Amounts recognized in profit or loss in relation to financial liabilities at amortized cost are listed below:

	Year ended December 31, 2022	Year ended December 31, 2023
Finance costs	$(30,152)	$(27,543)

b)      On August 15, 2020, TNL TW, a subsidiary of the Company, issued Class A preferred shares to the National Development Fund of the Executive Yuan. The Class A preferred shares of TNL TW are assessed as liabilities in accordance with the rights of the shareholders, the conditions of issuance of Class A preferred shares are as follows:

i)       Shares issued: 500 thousand shares of TNL TW

ii)      Issue price: NT$60,000,000 (US$1,953,761)/NT$120 (US$3.907) per share

iii)    Expiration date Initially on August 11, 2022 (allowed to withdrawal in advance in certain circumstances), which is extended to August 13, 2023 by the National Development Fund of the Executive Yuan in a letter dated April 17, 2023. Upon expiration, the shares shall be retired in 20 equal quarterly installments in cash. (see note (viii)).

iv)     Dividend: 1.5% per year, cumulative, no participation in ordinary shares and other preferred shares in respect of distributions of earnings and capital surplus.

v)      Liquidation preference: The shareholders of the Class A preferred shares take precedence over the shareholders of the ordinary shares and other preferred shares in the order of distribution of residual property of TNL TW. However, it shall not exceed the total subscription amount plus the dividends not yet received during the issued period.

vi)     The Class A preferred shares does not have the right to vote and vote for the distribution of excess dividends, however, the shareholders of the Class A preferred shares may vote on matters related to their rights.

vii)    The Class A preferred shares has no right to be converted into the ordinary shares.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

13.    Financial liabilities at amortized cost (cont.)

viii)  Despite of the fact that the pandemic has slowed down domestically, TNL TW still need funds to rebuild the operating scale. In order to ease the financial pressure of the post-pandemic recovery, the National Development Fund of the Executive Yuan has agreed to adjust the method of retiring the preferred shares in a letter dated April 17, 2023 as follow:

1.      The issuance period of the preferred shares of this project may be extended for one year after the payment of historical dividends, and the dividend yield rate for the extended period would be calculated at the original agreed interest rate of 1.5% per year.

2.      Upon expiration of the preferred shares, the shares shall be retired in 20 equal quarterly installments and dividends shall be paid during the period or agree to be retired in advance.

c)      In accordance with the investment agreements by DaEX and each of certain DaEX’s non-controlling shareholders, and the joint venture agreement by TNL TW and AccuHit AI Technology Taiwan Co., Ltd (a DaEX’s non-controlling shareholders), each of certain DaEX non-controlling shareholders (the “DaEX Conversion Right Holders”) has the right to, before de-SPAC of the Company, convert their shares of DaEX into the shares of the Company. The value of the DaEX converted shares shall not be less than NT$20,690,000 (US$673,722), which was the initial investment amount of certain DaEX non-controlling shareholders, and the actual conversion price shall be agreed upon by the parties in writing. As DaEX’s fair value in proportion to the shareholding percentage has dropped below the initial investment amount of certain DaEX non-controlling shareholders as of December 31, 2022 and 2023, no valuation adjustments was recorded.

14.    Other payables

	December 31, 2022	December 31, 2023
Salaries and bonuses payable	$2,157,290	$2,248,023
Brand promotion/advertising fees payable	134,822	161,368
Labor and health insurance payable	114,405	303,092
Sales tax payable	66,720	603,336
Professional fee payable	208,384	2,746,599
Other expense payable	326,102	842,608
	$3,007,723	$6,905,026

Professional fee payable is for legal, accounting and consulting services related to the acquisition of MG and annual audit.

15.    Long-term borrowings

Type of borrowings	December 31, 2022	December 31, 2023
Bank loans
Secured loans	$4,119,760	$4,900,044
Unsecured loans	905,239	592,637
	5,024,999	5,492,681
Less: Current portion	(2,148,476)	(2,370,305)
	$2,876,523	$3,122,376

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

15.    Long-term borrowings (cont.)

a)      Refer to table below for details of long-term borrowing.

Lender A refers to First Commercial Bank;

Lender B refers to Taishin International Bank;

Lender C refers to Taiwan Business Bank;

Lender D refers to Chailease Holding Company Ltd.;

Lender E refers to Shanghai Commercial and Savings Bank Ltd,;

Lender F refers to Chang Hwa Commercial Bank, Ltd.;

Lender G refers to Sumitomo Mitsui Banking Corporation.

As of December 31, 2022
Lender	Facility period	Credit facility	Type	Outstanding amount	Undrawn amount	Interest rate	Guarantor	Collateral
A	2022.06.24 – 2025.06.24	$293,064	Secured	$245,564	—	2.355%	Tzu-Wei Chung	$—
A	2022.06.24 – 2025.06.24	65,125	Secured	54,571	—	2.355%	Tzu-Wei Chung	—
A	2022.06.24 – 2023.10.25	488,440	Secured	409,469	—	2.575%	Tzu-Wei Chung, Yen-Ting Chuang	—
A	2022.06.24 – 2023.10.25	65,125	Secured	54,571	—	2.355%	Tzu-Wei Chung	—
A	2022.09.29 – 2025.09.29	65,125	Secured	59,865	—	2.355%	Tzu-Wei Chung	—
A	2022.12.12 – 2025.12.12	162,814	Secured	162,814	—	2.450%	Tzu-Wei Chung	—
A	2022.06.24 – 2025.06.24	65,125	Secured	54,571	—	2.335%	Tzu-Wei Chung	—
B	2022.09.23 – 2024.09.23	488,440	Secured	427,385	—	2.510%	Tzu-Wei Chung	97,688
B	2021.06.30 – 2023.06.30	651,254	Secured	162,813	—	2.310%	Tzu-Wei Chung, Yen-Ting Chuang	—
C	2018.12.20 – 2023.12.20	97,688	Secured	25,796	—	2.625%	Tzu-Wei Chung	—
C	2020.08.24 – 2025.08.24	97,688	Secured	57,206	—	2.625%	Tzu-Wei Chung	—
C	2021.09.30 – 2026.09.30	162,813	Secured	153,333	—	3.625%	Tzu-Wei Chung	—
D	2022.08.31 – 2024.08.31	1,139,694	Unsecured	905,239	—	2.746%	Tzu-Wei Chung	—
E	2021.06.07 – 2026.06.07	976,880	Secured	726,011	—	3.125%	Tzu-Wei Chung	—
E	2021.10.20 – 2026.10.20	846,630	Secured	652,339	—	3.125%	Tzu-Wei Chung	—
E	2021.09.06 – 2024.09.06	130,251	Secured	75,979	—	3.375%	Tzu-Wei Chung	—
E	2022.01.05 – 2025.01.05	130,251	Secured	90,452	—	3.375%	Tzu-Wei Chung	—
E	2022.11.25 – 2028.01.25	1,302,507	Secured	461,330	837,382	3.125%	Tzu-Wei Chung	—
F	2021.06.28 – 2026.06.28	325,627	Secured	245,691	—	3.125%	Tzu-Wei Chung	—
				$5,024,999
As of December 31, 2023
Lender	Facility period	Credit facility	Type	Outstanding amount	Undrawn amount	Interest rate	Guarantor	Collateral
A	2022.12.12 – 2025.12.12	$162,813	Secured	$109,889	—	2.700%	Tzu-Wei Chung	$—
A	2022.06.24 – 2025.06.24	293,064	Secured	149,148	—	2.480%	Tzu-Wei Chung	—
A	2022.06.24 – 2025.06.24	65,125	Secured	33,144	—	2.480%	Tzu-Wei Chung	—
A	2023.12.28 – 2026.12.27	146,532	Secured	146,532	—	2.700%	Tzu-Wei Chung	14,653
A	2023.10.17 – 2026.10.16	195,376	Secured	184,932	—	2.700%	Tzu-Wei Chung	—
A	2023.10.17 – 2026.10.17	146,532	Secured	138,699	—	2.700%	Tzu-Wei Chung	—
A	2023.09.27 – 2026.09.26	195,376	Secured	179,692	—	2.700%	Tzu-Wei Chung	—
A	2022.09.29 – 2025.09.29	65,125	Secured	38,561	—	2.480%	Tzu-Wei Chung	—
A	2022.06.24 – 2025.06.24	65,125	Secured	33,144	—	2.480%	Tzu-Wei Chung	—
A	2023.12.28 – 2026.12.27	146,532	Secured	146,532	—	2.700%	Tzu-Wei Chung	14,653
B	2022.09.23 – 2024.09.23	488,440	Secured	183,165	—	2.510%	Tzu-Wei Chung	97,688

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

15.    Long-term borrowings (cont.)

As of December 31, 2023
Lender	Facility period	Credit facility	Type	Outstanding amount	Undrawn amount	Interest rate	Guarantor	Collateral
B	2023.07.27 – 2025.07.27	488,440	Secured	386,682	—	2.910%	Tzu-Wei Chung	146,532
C	2021.09.30 – 2026.09.30	162,813	Secured	114,694	—	3.750%	Tzu-Wei Chung	—
C	2020.08.24 – 2025.08.24	97,688	Secured	36,238	—	2.750%	Tzu-Wei Chung	—
C	2023.11.08 – 2028.11.08	325,627	Secured	192,510	132,107	2.095%	Tzu-Wei Chung	—
D	2022.08.31 – 2024.08.31	1,139,694	Unsecured	253,985	—	2.746%	Tzu-Wei Chung	—
D	2023.06.08 – 2025.06.08	455,878	Unsecured	338,652	—	3.500%	Tzu-Wei Chung	—
E	2021.06.07 – 2026.06.07	976,880	Secured	530,632	—	3.250%	Tzu-Wei Chung	—
E	2021.10.20 – 2026.10.20	846,630	Secured	483,013	—	3.000%	Tzu-Wei Chung	—
E	2021.09.06 – 2024.09.06	130,251	Secured	32,562	—	3.500%	Tzu-Wei Chung	—
E	2022.01.05 – 2025.01.05	130,251	Secured	47,034	—	3.500%	Tzu-Wei Chung	—
E	2023.07.26 – 2028.07.26	325,627	Secured	298,491	—	2.095%	Tzu-Wei Chung	—
E	2022.11.25 – 2027.11.25	1,302,507	Secured	1,059,319	—	3.250%	Tzu-Wei Chung	—
F	2021.06.28 – 2026.06.28	325,627	Secured	182,292	—	3.250%	Tzu-Wei Chung	—
G	2020.09.28 – 2030.09.27	282,905	Secured	193,139	—	1.000%	—	—
				$5,492,681

b)      Information about the items that are pledged to others as collaterals for long-term bank loans is provided in Note 35.

c)      Information relating to interest rate risk and liquidity risk are provided in Note 40 a).

16.    Pensions_ Defined Contribution Plans

Effective from July 1, 2005, the Company’s subsidiaries in Taiwan established a defined contribution pension plan (“New Plan”) under the Labor Pension Act, covering all regular employees with ROC nationality. Under the New Plan, the Company’s subsidiaries in Taiwan contributes monthly an amount based on 6% of the employees’ monthly salaries and wages to the employees’ individual pension accounts at the Bureau of Labor Insurance. The benefits accrued are paid monthly or in lump sum upon termination of employment. The pension costs under defined contribution pension plans of the Company’s subsidiaries in Taiwan for the years ended December 31, 2022 and 2023 were $332,403 and $378,041, respectively.

The Company’s subsidiaries in Japan and Hong Kong adopted a defined contribution pension plan in accordance with the local regulations, and contributions are based on a certain percentage of employees’ salaries and wages. Other than the yearly contribution, the subsidiary has no further obligations. The pension costs of the subsidiaries for Hong Kong for the year ended December 31, 2022, was $2,149. The pension costs of the subsidiaries for Japan and Hong Kong for the year ended December 31, 2023, were $546,680 and 1,794.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

17.    Share-based payment

a)      For the year ended December 31, 2022 and 2023, the Group’s share-based payment arrangements were as follows:

Type of arrangement	Grant date	Quantity granted	Contract period	Vesting conditions
Employee stock options	May 14, 2015	2,872,556	10 years	Note 1
Employee stock options	May 14, 2015	1,508,094	10 years	Note 1
Employee stock options	April 14, 2016	71,814	10 years	Note 2
Employee stock options	April 14, 2016	430,883	10 years	Note 3
Employee stock options	April 7, 2017	324,764	10 years	Note 1
Employee stock options	March 11, 2019	33,331	10 years	Note 1
Employee stock options	March 11, 2019	33,331	10 years	Note 1
Employee stock options	March 11, 2019	33,331	10 years	Note 1
Employee stock options	October 4, 2019	33,331	10 years	Note 1
Employee stock options	January 9, 2020	33,331	10 years	Note 1
Employee stock options	March 9, 2020	33,331	10 years	Note 1
Employee stock options	April 27, 2020	15,000	10 years	Note 1
Employee stock options	July 31, 2020	600,000	10 years	Note 1
Employee stock options	November 2, 2020	450,000	10 years	Note 1
Employee stock options	May 3, 2021	300,000	10 years	Note 1
Employee stock options	July 1, 2021	33,331	10 years	Note 1
Employee stock options	July 1, 2021	33,331	10 years	Note 1
Employee stock options	July 1, 2021	33,331	10 years	Note 1
Employee stock options	September 1, 2021	15,000	10 years	Note 3
Employee stock options	February 10, 2022	33,331	10 years	Note 1
Employee stock options	February 10, 2022	96,662	10 years	Note 1
Employee stock options	February 10, 2022	66,284	10 years	Note 1
Employee stock options	February 10, 2022	299,808	10 years	Note 4
Employee stock options	June 10, 2022	96,546	10 years	Note 3
Employee stock options	June 10, 2022	118,000	10 years	Note 3
Employee stock options	June 21, 2022	316,582	10 years	Note 4
Employee stock options	May 31, 2023	27,000	10 years	Note 1
Employee stock options	May 31, 2023	91,662	10 years	Note 1
Employee stock options	May 31, 2023	95,000	10 years	Note 1
Employee stock options	July 31, 2023	135,000	10 years	Note 1
Employee stock options	July 31, 2023	50,000	10 years	Note 1
Employee stock options	July 31, 2023	245,000	10 years	Note 1
Employee stock options	August 21, 2023	100,000	10 years	Note 1

____________

Note 1:    Twenty-five percent of the shares subject to the option shall vest on the one-year anniversary of the vesting commencement date. For the remaining seventy five percent, one forty-eighth of the shares subject to the option shall vest each month thereafter on the same day of the month as the vesting commencement date, subject to participant continuing to be a service provider through each such date.

Note 2:    All of the shares subject to the option shall vest on the one-year anniversary of the vesting commencement date, subject to participant continuing to be a service provider through each such date.

Note 3:    One-third of the shares subject to the option shall vest on the one-year anniversary of the vesting commencement date, and one-third of the shares subject to the option shall vest each year thereafter on the anniversary of the vesting commencement date, subject to participant continuing to be a service provider through each such date.

Note 4:    All shares subject to the option shall vest immediately.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

17.    Share-based payment (cont.)

The share-based payment arrangements above are settled by equity.

b)      Details of the share-based payment arrangements are as follows:

Stock options	2022
	No. of options	Weighted-average exercise price
Options outstanding at beginning of the period	5,298,335	0.239484
Options granted	1,027,213	0.527082
Options outstanding at the end of the period	6,325,548	0.286188
Options exercisable at the end of the period	5,522,283
Stock options	2023
	No. of options	Weighted-average exercise price
Options outstanding at beginning of the period	6,325,548	0.286188
Options granted	743,662	0.961903
Options exercised	(531,128)	0.305167
Options forfeited	(15,000)	0.784500
Options outstanding at the end of the period	6,523,082	0.360531
Options exercisable at the end of the period	5,637,908

c)      The expiry date and exercise price of stock options outstanding at balance sheet date are as follows:

		2022		2023
Grant date	Expiration Date	Quantity	Exercise price	Quantity	Exercise price
May 14, 2015	May 13, 2025	2,872,556	0.019773	2,872,556	0.019773
May 14, 2015	May 13, 2025	430,884	0.019773	430,884	0.019773
April 14, 2016	April 13, 2026	71,814	0.019773	71,814	0.019773
April 7, 2017	April 6, 2027	324,764	0.315874	324,764	0.315874
March 11, 2019	March 10, 2029	33,331	0.489407	33,331	0.489407
March 11, 2019	March 10, 2029	33,331	0.489407	33,331	0.489407
October 4, 2019	October 3, 2029	33,331	0.624234	33,331	0.624234
January 9, 2020	January 8, 2030	33,331	0.489407	33,331	0.489407
July 31, 2020	July 30, 2030	600,000	0.742800	600,000	0.742800
November 2, 2020	November 1, 2030	450,000	0.624234	450,000	0.624234
May 3, 2021	May 2, 2031	300,000	0.742800	300,000	0.742800
July 1, 2021	June 30, 2031	33,331	0.784500	33,331	0.784500
July 1, 2021	June 30, 2031	33,331	0.784500	33,331	0.784500
July 1, 2021	June 30, 2031	33,331	0.489407	33,331	0.489407
September 1, 2021	August 31, 2031	15,000	0.784500	—	—
February 10, 2022	February 9, 2032	33,331	0.489407	33,331	0.489407
February 10, 2022	February 9, 2032	96,662	0.784500	96,662	0.784500
February 10, 2022	February 9, 2032	66,284	0.784500	66,284	0.784500
February 10, 2022	February 9, 2032	299,808	0.784500	299,808	0.784500
June 10, 2022	June 9, 2032	96,546	0.489407	—	—
June 10, 2022	June 9, 2032	118,000	0.125700	—	—
June 21, 2022	June 20, 2032	316,582	0.315874	—	—

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

17.    Share-based payment (cont.)

		2022		2023
Grant date	Expiration Date	Quantity	Exercise price	Quantity	Exercise price
May 31, 2023	May 30, 2033			27,000	0.742800
May 31, 2023	May 30, 2033			91,662	0.784500
May 31, 2023	May 30, 2033			95,000	0.784500
July 31, 2023	July 30, 2033			135,000	0.997300
July 31, 2023	July 30, 2033			50,000	0.997300
July 31, 2023	July 30, 2033			245,000	0.997300
August 21, 2023	August 20, 2033			100,000	1.200000

d)      The fair value of stock options granted on grant date is measured using the binomial model. Relevant information is as follow:

Type of Arrangement	Grant date	Stock price	Exercise price	Expected price volatility	Expect option life	Expected dividend	Risk-free interest rate	Fair value per unit
Employee stock options	May 14, 2015	0.044072	0.019773	40%	9.38	—	2.231%	0.024321~0.027843
Employee stock options	May 14, 2015	0.044072	0.019773	40%	7.80	—	2.231%	0.026463~0.029335
Employee stock options	April 14, 2016	0.047936	0.019773	44%	10.00	—	1.793%	0.028181
Employee stock options	April 14, 2016	0.047936	0.019773	44%	8.79	—	1.793%	0.028907~0.031912
Employee stock options	April 7, 2017	0.030749	0.315874	42%	7.84	—	2.383%	0.001962~0.002115
Employee stock options	March 11, 2019	0.168912	0.489407	39%	8.26	—	2.640%	0.034102~0.036723
Employee stock options	March 11, 2019	0.168912	0.489407	39%	8.93	—	2.640%	0.034102~0.036588
Employee stock options	March 11, 2019	0.168912	0.489407	39%	8.12	—	2.640%	0.034694~0.037433
Employee stock options	October 4, 2019	0.225590	0.624234	39%	8.82	—	1.530%	0.043204~0.046574
Employee stock options	January 9, 2020	0.269944	0.489407	40%	7.28	—	1.856%	0.076964~0.083400
Employee stock options	March 9, 2020	0.263308	0.624234	40%	7.75	—	0.543%	0.058246~0.063081
Employee stock options	April 27, 2020	0.262649	0.624234	45%	7.84	—	0.661%	0.069520~0.076383
Employee stock options	July 31, 2020	0.170858	0.742800	47%	7.84	—	0.529%	0.031166~0.033836
Employee stock options	November 2, 2020	0.170151	0.624234	49%	7.84	—	0.845%	0.039559~0.043161
Employee stock options	May 3, 2021	0.408217	0.742800	52%	7.88	—	1.600%	0.152527~0.173071
Employee stock options	July 1, 2021	0.408281	0.784500	53%	8.84	—	1.459%	0.144797~0.162561
Employee stock options	July 1, 2021	0.408281	0.784500	53%	7.84	—	1.459%	0.148691~0.170598
Employee stock options	July 1, 2021	0.408281	0.489407	53%	8.84	—	1.459%	0.172465~0.199497
Employee stock options	September 1, 2021	0.407608	0.784500	53%	9.00	—	1.295%	0.143720~0.153251
Employee stock options	February 10, 2022	0.411875	0.489407	53%	9.48	—	2.032%	0.176189~0.192541
Employee stock options	February 10, 2022	0.411875	0.784500	53%	8.84	—	2.032%	0.148457~0.167435
Employee stock options	February 10, 2022	0.411875	0.784500	53%	8.20	—	2.032%	0.151112~0.172537
Employee stock options	February 10, 2022	0.411875	0.784500	53%	9.40	—	2.032%	0.150891
Employee stock options	June 10, 2022	0.481541	0.489407	56%	10.00	—	3.158%	0.216576
Employee stock options	June 10, 2022	0.481541	0.125700	56%	10.00	—	3.158%	0.356039
Employee stock options	June 21, 2022	0.482136	0.315874	56%	10.00	—	3.278%	0.250119
Employee stock options	May 31, 2023	0.769100	0.742800	57%	9.06	—	3.646%	0.367543~0.433078
Employee stock options	May 31, 2023	0.769100	0.784500	57%	8.85	—	3.646%	0.349450~0.426505
Employee stock options	May 31, 2023	0.769100	0.784500	57%	7.85	—	3.646%	0.367891~0.451201
Employee stock options	July 31, 2023	0.767300	0.997300	57%	8.85	—	3.962%	0.331284~0.394347
Employee stock options	July 31, 2023	0.767300	0.997300	57%	7.85	—	3.962%	0.344164~0.418457
Employee stock options	July 31, 2023	0.767300	0.997300	57%	9.48	—	3.962%	0.331337~0.368537
Employee stock options	August 21, 2023	0.767200	1.200000	57%	7.84	—	4.341%	0.315225~0.389374

____________

Note:       The volatility factor estimated was based on the historical share price movement of the comparable companies for the period of time close to the expected time to exercise.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

17.    Share-based payment (cont.)

e)      Expenses incurred on share-based payment transactions are shown below:

	Year ended December 31,
	2022	2023
Equity-settled	$237,301	$118,800

18.    Capital stock

As of December 31, 2023, the Company’s authorized capital was $50,000, and the issued and outstanding capital was $21,882, consisting of 218,817 thousand shares of ordinary shares with a par value of $0.0001 per share. All proceeds from shares issued have been collected.

Movements in the number of the Company’s ordinary shares outstanding are as follows (Unit: thousand shares):

	Note	2022	2023
At January 1		83,292	83,292
Issuance of ordinary shares	A	—	651
Share-based payments	Note 17	—	531
Preferred shares conversion	B	—	35,747
Acquisition of subsidiaries	C	—	91,077
Changes in non-controlling interests	D	—	7,519
At December 31		83,292	218,817

____________

Note:

A.      In 2022, the Company raise additional capital through private placement by issuing 300,626 shares at a subscription price of $0.997299 per share for a total of $299,814, the alteration registration was completed on May 21, 2023.

In 2023, the Company raise additional capital through private placement by issuing 221,732 shares at a subscription price of $0.997305 per share and 128,263 shares at subscription price of $0.624256 per share for a total of $221,134 and $80,069, respectively, and the alteration registration was completed on May 21, and June 2, 2023, respectively.

B.       On May 22, 2023, all series of preferred shares had been converted to ordinary shares at a 1:1 conversion ratio totaled $26,911,070. Please refer to Note 12 d) for details.

C.      The Company issued shares as equity consideration to acquire SC and MG. Please refer to Note 12 c) and 31 for details.

D.       The Company issued shares to acquire interests of subsidiaries from non-controlling interests, please refer to Note 30 for details.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

19.    Capital surplus

Except as required by the Company’s Articles of Association or Cayman’s law, capital surplus shall not be used for any other purpose but covering accumulated deficit. Capital surplus should not be used to cover accumulated deficit unless the legal reserve is insufficient.

	2022
	Share premium	Employee stock options	Employee stock options- expired	Changes in ownership interest in subsidiaries	Total
January 1	$5,998,682	$109,305	$6,997	$47,173	$6,162,157
From share of changes in equities of subsidiaries	—	—	—	88,455	88,455
Share-based payments	—	237,301	—	—	237,301
December 31	$5,998,682	$346,606	$6,997	$135,628	$6,487,913
	2023
	Share premium	Employee stock options	Employee stock options- expired	Changes in ownership interest in subsidiaries	Total
January 1	$5,998,682	$346,606	$6,997	$135,628	$6,487,913
Issuance of ordinary shares	600,952	—	—	—	600,952
Preferred shares conversion	26,907,495	—	—	—	26,907,495
Acquisition of subsidiaries	70,619,903	—	—	—	70,619,903
Changes in non-controlling interests	—	—	—	708,719	708,719
Share-based payments	162,029	118,800	—	—	280,829
Employee stock options exercised	62,923	(62,923)	—	—	—
Employee stock options forfeited	—	(1,482)	1,482	—	—
December 31	$104,351,984	$401,001	$8,479	$844,347	$105,605,811

20.    Retained earnings

a)      Subject to the Statute and provisions of the Company’s Articles of Incorporation, the Directors may from time to time declare dividends (including interim dividends) and distributions on shares of the Company outstanding and authorize payment of the same out of the funds of the Company lawfully available therefor.

b)      The Group was in a net loss position for the years ended December 31, 2022 and 2023, and no earnings distribution was resolved by the Board of Directors.

21.    Revenue

	Year ended December 31,
	2022	2023
Revenue from contracts with customers	$20,009,994	$35,838,780

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

21.    Revenue (cont.)

a)      Disaggregation of revenue from contracts with customers

The Group derives revenue from the transfer of goods and services over time and at a point in time in the following revenue sources:

2022	Digital studio	Media and branded content	Technology	Total
Revenue from external customer contracts:
TNL Group
Timing of revenue recognition
At a point in time	$—	$403,977	$—	$403,977
Over time	9,284,911	2,854,724	7,466,382	19,606,017
	$9,284,911	$3,258,701	$7,466,382	$20,009,994
2023	Digital studio	Media and branded content	Technology	Total
Revenue from external customer contracts:
TNL Group
Timing of revenue recognition
At a point in time	$—	$636,262	$—	$636,262
Over time	9,535,853	2,705,481	7,830,627	20,071,961
MG Group
Timing of revenue recognition
At a point in time	—	6,015,726	2,782,809	8,798,535
Over time	5,910,518	421,504	—	6,332,022
	$15,446,371	$9,778,973	$10,613,436	$35,838,780

____________

Note:       the segment information please refer to Note 41 for details.

b)      Contract assets and liabilities

The Group has recognized the following contract assets and liabilities in relation to revenue from contracts with customers:

	January 1, 2022	December 31, 2022	December 31, 2023
Contract assets:
Service contracts	$3,354,737	$3,093,020	$3,153,022
Contract liabilities
Advance sales receipts	$426,295	$680,723	$988,753

The information relating to loss allowance for contract assets is provided in Note 40 a).

c)      Significant changes in contract assets

The increase in contract assets during the year ended December 31, 2022 was attributed to progress of projects towards contract activities and is ahead of the agreed payment schedule.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

21.    Revenue (cont.)

d)      Revenue recognized that was included in the contract liability balance at the beginning of the period:

	Year ended December 31, 2022	Year ended December 31, 2023
Revenue recognized that was included in the contract liabilities balance at the beginning of the period
Advance sales receipts	$462,295	$680,723

e)      All of the service contracts are for periods of one year or less. As permitted under IFRS 15, “Revenue from Contracts with Customers”, the transaction price allocated to these unsatisfied contracts is not disclosed.

22.    Interest income

	Year ended December 31,
	2022	2023
Bank deposits	$9,642	$16,604
Financial assets at amortized cost	755	1,960
Other interest income	597	776
	$10,994	$19,340

23.    Other income

	Year ended December 31,
	2022	2023
Grant income	$56,842	$26,600
Sales tax refund	10,766	61,359
Gain on reversal of asset retirement obligations	—	215,637
Other income	7,968	105,959
	$75,576	$409,555

24.    Other gains and losses

	Year ended December 31,
	2022	2023
Gain (loss) on disposal of property, plant and equipment, net	$10	$3,732
Gain (loss) on financial liabilities at fair value through profit or loss	(8,054,506)	5,480,914
Foreign exchange losses, net	(119,293)	(5,877)
Impairment loss on intangible assets	—	(298,424)
Others	(1,013)	(19,966)
	$(8,174,802)	$5,160,379

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

25.    Finance costs

	Year ended December 31,
	2022	2023
Interest expense
Bank loans	$93,915	$195,235
Other loans	—	28,439
Preferred shares liabilities (recognized as “Financial liabilities at amortized cost”)	30,152	27,543
Lease liabilities	12,586	42,419
Other	376	5,322
	$137,029	$298,958

26.    Expenses by nature

	Year ended December 31,
	2022	2023
Employee benefit expenses	$9,736,015	$17,638,494
Media cost in cost of revenue	6,900,142	8,120,698
Depreciation expenses on property, plant and equipment	39,078	159,993
Depreciation expenses on right-of-use assets	394,184	865,790
Amortization expenses	1,058,392	1,809,774
Professional fees	2,407,919	7,309,660

27.    Employee benefit expenses

	Year ended December 31,
	2022	2023
Salaries	$8,241,179	$14,736,022
Directors’ remuneration	—	442,555
Labor and health insurance	659,463	1,027,287
Pension	334,552	926,515
Others	500,821	506,115
	$9,736,015	$17,638,494

28.    Income tax expense

a)      Income tax expense

(a)     Components of income tax expense:

	Year ended December 31,
	2022	2023
Current income tax:
Current income tax on profits for the period	$11,110	$4,457
Total current income tax	11,110	4,457
Deferred income tax:
Relating to origination and reversal of temporary differences	(258,287)	(595,539)
Income tax benefit	$(247,177)	$(591,082)

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

28.    Income tax expense (cont.)

b)      Reconciliation of income tax expense and the accounting profit:

	Year ended December 31,
	2022	2023
Tax calculated based on profit before tax and statutory tax rate	$(655,823)	$(1,108,602)
Expenses disallowed by tax regulation	67,065	78,538
Tax exempt income by tax regulation	(5,823)	(8,826)
Taxable loss not recognized as deferred tax assets	369,439	447,808
Use of loss carryforward not recognized deferred tax assets from prior years	(22,035)	—
Income tax benefit	$(247,177)	$(591,082)

____________

Note:       The basis for computing the applicable tax rate are the rates applicable in the respective countries where the Group entities operate (Taiwan: 20%, Japan: 34.59%, Hong Kong: 16.5%, Cayman: 0%).

c)      The amounts of deferred tax assets or liabilities resulting from temporary differences and investment tax credits are as follows:

	2022
	January 1	Recognized in profit or loss	Business combination	Exchange Differences	December 31
Deferred tax assets
Allowance for doubtful debts	$1,840	$16,118	$—	$(634)	$17,324
Unrealized exchange losses	—	33,234	—	(931)	32,303
Accrued paid absences	10,519	1,211	—	(1,072)	10,658
Total	$12,359	$50,563	$—	$(2,637)	$60,285
Deferred tax liabilities
Intangible assets	$(807,893)	$195,457	$(292,713)	$63,753	$(841,396)
Unrealized exchange gain	(25,552)	12,267	—	2,177	(11,108)
Total	$(833,445)	$207,724	$(292,713)	$65,930	$(852,504)
Information presented on statements of financial position:
Deferred tax assets	$12,359				$60,285
Deferred tax liabilities	$(833,445)				$(852,504)

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

28.    Income tax expense (cont.)

	2023
	January 1	Recognized in profit or loss	Business combination	Exchange Differences	December 31
Deferred tax assets
Allowance for doubtful debts	$17,324	$(162)	$979	$(13)	$18,128
Unrealized exchange losses	32,303	(30,475)	—	(468)	1,360
Other long-term employee benefits	—	17,679	109,512	(1,683)	125,508
Accrued paid absences	10,658	12,947	106,839	(1,462)	128,982
Share based payment	—	50,506	—	773	51,279
Loss carried forward	—	122,398	163,087	(3,103)	282,382
Deferred gain of government subsidy	—	(1,100)	8,529	(115)	7,314
Lease liabilities	—	19,012	3,479	(168)	22,323
Unrealized gain in intercompany transactions by consolidation	—	(1,110)	11,033	(151)	9,772
Total	$60,285	$189,695	$403,458	$(6,390)	$647,048

Deferred tax liabilities
Intangible assets	$(841,396)	$403,015	$(10,464,889)	$3,481	$(10,899,789)
Unrealized exchange gain	(11,108)	9,981	—	154	(973)
Property, plant and equipment	—	3,227	(19,354)	258	(15,869)
Financial assets at fair value through other comprehensive income	—	—	(14,299)	205	(14,094)
Other non-current assets	—	(38)	(1,832)	27	(1,843)
Right-of-use assets	—	(10,341)	—	65	(10,276)
Total	$(852,504)	$405,844	$(10,500,374)	$4,190	$(10,942,844)
Information presented on statements of financial position:
Deferred tax assets	$60,285				$647,048
Deferred tax liabilities	$(852,504)				$(10,942,844)

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

28.    Income tax expense (cont.)

d)      Expiration dates of unused taxable losses and amounts of unrecognized deferred income tax assets are as follows:

December 31, 2022
Year incurred	Amount filed/ assessed	Unused amount	Unrecognized deferred tax assets	Expiry year
2013	$58,807	$58,807	$58,807	2023
2014	395,842	395,842	395,842	2024
2015	772,710	772,710	772,710	2025
2016	703,436	702,166	702,166	2026
2017	1,435,815	1,270,740	1,270,740	2027
2018	1,038,026	973,963	973,963	2028
2019	1,020,392	938,628	938,628	2029
2020	1,397,935	1,397,935	1,397,935	2030
2021	1,444,725	1,213,442	1,213,442	2031
2022	3,386,984	1,713,738	1,713,738	2032
	$11,654,672	$9,437,971	$9,437,971
December 31, 2023
Year incurred	Amount filed/ assessed	Unused amount	Unrecognized deferred tax assets	Expiry year
2014	$395,842	$395,842	$395,842	2024
2015	772,710	772,710	772,710	2025
2016	702,197	702,197	702,197	2026
2017	1,270,776	1,270,776	1,270,776	2027
2018	2,343,360	1,217,336	973,999	2028
2019	1,640,432	1,541,734	1,322,884	2029
2020	1,743,853	1,743,853	1,743,853	2030
2021	3,115,008	2,343,174	2,343,174	2031
2022	3,473,641	1,692,838	1,692,838	2032
2023	7,113,019	5,796,947	5,445,297	2033
	$22,570,838	$17,477,407	$16,663,570

e)      The amounts of deductible temporary difference that are not recognized as deferred tax assets are as follows:

	December 31, 2022	December 31, 2023
Deductible temporary differences	$9,437,971	$20,521,572

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

29.    Losses per share

Share data have been revised to give effect to the share split explained in Note 4 b) (d).

	Year ended December 31, 2022
	Amount after income tax	Weighted average number of ordinary shares outstanding	Losses per share
Basic losses per share
Loss attributable to equity holders of the Company	$(11,014,131)	9,211,973	$(1.20)
Diluted earnings per share
Loss attributable to ordinary shareholders of the Company plus assumed conversion of all dilutive potential ordinary shares	$(11,014,131)	9,211,973	$(1.20)

____________

Note:       For the year ended December 31, 2022, there was 4,400,350 potential shares derived from employee stock options (409,491 shares), convertible preferred shares (3,953,635 shares) and contingent consideration (37,224 shares) outstanding to be issued, which were not included in the calculation of diluted earnings per shares as their inclusion would have been anti-dilutive.

	Year ended December 31, 2023
	Amount after income tax	Weighted average number of ordinary shares outstanding	Losses per share
Basic losses per share
Loss attributable to equity holders of the Company	$(804,977)	18,411,714	$(0.04)
Diluted earnings per share
Loss attributable to ordinary shareholders of the Company plus assumed conversion of all dilutive potential ordinary shares	$(804,977)	18,411,714	$(0.04)

____________

Note:       For the year ended December 31, 2023, there was 1,935,073 potential shares derived from employee stock options (396,946 shares), and convertible preferred shares (1,538,127 shares) outstanding to be issued, which were not included in the calculation of diluted earnings per shares as their inclusion would have been anti-dilutive.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

30.    Transactions with non-controlling interest

a)      The Group did not participate in the capital increase raised by a subsidiary proportionally to its interest to the subsidiary.

Subsidiary TNL JP of the Group increased its capital by issuing new shares on December 28, 2022. The Group did not acquire shares proportionally to its interest. As a result, the Group decreased its share interest by 3.28%. The transaction increased non-controlling interest by $27,400 and increased the equity attributable to owners of parent by $78,488. The effect of changes in interests in TNL JP on the equity attributable to owners of the parent for the year ended December 31, 2022 is shown below:

Year ended December 31, 2022
Cash	$105,888
Increase in carrying amount of non-controlling interest	27,400
Capital surplus
– Recognition of changes in ownership interest in subsidiaries	$78,488

b)      Acquisition of additional equity interest in a subsidiary:

i)       On March 1, 2023, the Group acquired the remaining 49.44% of shares of its subsidiary — POLYDICE for a total cash and equity consideration of $218,617 and $1,503,978 (2,153 thousand of shares), respectively. The carrying amount of non-controlling interest in POLYDICE was $627,330 at the acquisition date. This transaction resulted in a decrease in the non-controlling interest by $627,330 and an increase in the equity attributable to owners of the parent by $408,713. The effect of changes in interests in POLYDICE on the equity attributable to owners of the parent for the year ended December 31, 2023 is shown below:

Year ended December 31, 2023
Carrying amount of non-controlling interest acquired	$598,647
Consideration paid to non-controlling interest	1,722,595
Other equity (such as translation differences)	28,683
Capital surplus
– From difference between consideration paid and the carrying amount of subsidiaries’ net assets.	$1,095,265

ii)      On June 1, 2023, the Group acquired the remaining 49% of shares of its subsidiary — AD2 for a total cash and equity consideration of $79,701 and $4,125,206 (5,366 thousand of shares), respectively. The carrying amount of non-controlling interest in AD2 was $380,459 at the acquisition date. This transaction resulted in a decrease in the non-controlling interest by $380,459 and an increase in the equity attributable to owners of the parent by $300,758. The effect of changes in interests in AD2 on the equity attributable to owners of the parent for the year ended December 31, 2023 is shown below:

Year ended December 31, 2023
Carrying amount of non-controlling interest acquired	$400,717
Consideration paid to non-controlling interest	4,204,907
Other equity (such as translation differences)	(20,258)
Capital surplus
– From difference between consideration paid and the carrying amount of subsidiaries’ net assets.	$3,824,448

iii)    For other changes in non-controlling interest in 2022 and 2023, please refer to Note 4 c) (b) note 4 and note 7 for further information.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

31.    Business combinations

Acquisition of POLYDICE:

a)      The Group acquired control of POLYDICE on October 1, 2022 through the acquisition of a 50.56% shares in POLYOICE, which provides e-commerce and digital advertising including online social marketing. The total consideration transferred for the acquisition of POLYDICE by the Group is as follows:

October 1, 2022
Purchase consideration
Cash paid	$2,482,575
Contingent consideration (Cash consideration)	472,000
$2,954,575

b)      The following table summarizes the recognized amounts of assets acquired and liabilities assumed at the acquisition date:

October 1, 2022
Cash and cash equivalents	$841,060
Accounts receivables	631,720
Inventories	1,261
Prepayments	68,856
Other current assets	1,345
Property, plant and equipment	12,278
Refundable deposits	11,273
Intangibles assets-Trademark	572,159
Other intangible assets	895,964
Accounts payable	(904,380)
Current contract liabilities	(129,729)
Other Payable	(265,028)
Other current liabilities	(18,232)
Long-term borrowings	(91,255)
Deferred tax liabilities	(292,713)
Fair value of identifiable net assets	$1,334,579

c)      Additional consideration that may be paid if the subsidiary achieves the following performance from 2022 to 2024:

i)       In the event that the Net Profit for the fiscal year 2022 have reached the “Aggressive” level as set forth in the Forecast, then the total contingent consideration would equal to USD$400,000 paid in cash.

ii)      In the event that the Net Profit for the fiscal year 2023 have reached the “Achievable” level but not the “Aggressive” level as set forth in the Forecast, then the total contingent consideration would equal to USD$200,000 paid in cash.

iii)    In the event that the Net Profit for the fiscal year 2023 have reached the “Aggressive” level as set forth in the Forecast, then the total contingent consideration would equal to USD$300,000 paid in cash.

iv)     In the event that the Net Profit for the fiscal year 2024 have reached the “Achievable” level but not the “Aggressive” level as set forth in the Forecast, then the total contingent consideration would equal to USD$200,000 paid in cash.

v)      In the event that the Net Profit for the fiscal year 2024 have reached the “Aggressive” level as set forth in the Forecast, then the total contingent consideration would equal to USD$300,000 paid in cash.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

31.    Business combinations (cont.)

The fair value of contingent consideration was calculated based on the present value of expected value derived from multiplying each of the possible outcomes by the probability of each outcome, them summing all those values and applying the POLYDICE cost of equity as of the dates. The cost of equity as of October 1, 2022, December 31, 2022 and December 31, 2023, was estimated to be 11.6%,11.9% and 12.0%, respectively.

The outstanding contingent consideration recognized in financial liabilities at fair value through profit or loss on December 31, 2022 and 2023, are as follows:

	December 31, 2022	December 31, 2023
Contingent consideration	$505,471	$60,664

For the year ended December 31, 2022, the contingent consideration has been paid, as the actual performance reached “Aggressive” level. For the year ended December 31, 2023, the contingent consideration has been derecognized, as the actual performance did not reach “Achievable” level. Please refer to Note 12 c) for the initial recognition and subsequent evaluation of the contingent consideration.

d)      The fair value of acquired trade receivables is 631,720. The gross contractual amount for trade receivables due is 664,171, with a loss allowance of 32,451 recognized on acquisition.

e)      The group recognizes non-controlling interests in an acquired entity either at fair value or at the non-controlling interest’s proportionate share of the acquired entity’s net identifiable assets. This decision is made on an acquisition-by-acquisition basis. For the non-controlling interests in POLYDICE, the group elected to recognize the non-controlling interests at its proportionate share of the acquired net identifiable assets. See Note 4 x) for the group’s accounting policies for business combinations.

f)      The goodwill recognized by the Group as a result of the acquisition is as follows:

October 1, 2022
Purchase Consideration	$2,954,575
Add: Non-controlling interests (measured by the proportional share of non-controlling interests in identifiable net assets)	659,816
Less: Fair value of identifiable net assets	(1,334,579)
Goodwill	$2,279,812

The goodwill is attributable to the workforce and the profitability of the acquired business. It will not be deductible for tax purposes.

g)      Purchase consideration — cash outflow

December 31, 2023
Outflow of cash to acquire subsidiary, net of cash acquired
Cash consideration	$2,482,575
Less: Balances acquired
Cash	(841,060)
Net outflow of cash – investing activities	1,641,515

h)      The operating revenue included in the consolidated statement of comprehensive income for three months ended December 31, 2022 contributed by POLYDICE was $780,446. POLYDICE also contributed profit before income tax of $20,835 over the same period. Had POLYDICE been consolidated from January 1, 2022, the consolidated statement of comprehensive income would show operating revenue of $22,217,645 and loss before income tax of ($11,373,354).

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

31.    Business combinations (cont.)

Acquisition of MG:

a)      The Group acquired control of MG on May 25, 2023 through the acquisition of a 100% shares in MG, which provides e-commerce and digital advertising services including consultation and online social marketing. The total consideration transferred for the acquisition of MG by the Group is as follows:

May 25, 2023
Purchase consideration
Equity instruments (90,740,305 ordinary shares of the Company)	$70,629,011

b)      The following table summarizes the recognized amounts of assets acquired and liabilities assumed at the acquisition date:

May 25, 2023
Cash and cash equivalents	$1,903,424
Accounts receivables and notes receivables	2,633,089
Other receivables	130,238
Inventories	130,150
Prepayments	373,905
Property, plant and equipment, net	525,791
Right-of-use assets	6,371,979
Intangible assets	30,960,827
Non-current financial assets at fair value through profit or loss	40,654
Non-current financial assets at fair value through other comprehensive income	118,400
Deferred tax assets	403,458
Other non-current assets	729,435
Short-term borrowings	(3,239,093)
Contract liabilities	(367,500)
Accounts payable	(915,805)
Income tax payable	(10,207)
Other payables	(697,286)
Other current liabilities	(742,761)
Bonds payable	(469,476)
Long-term borrowings	(210,333)
Lease liabilities	(6,098,825)
Deferred tax liabilities	(10,500,374)
Provision	(667,522)
Other non-current liabilities	(842,610)
Fair value of identifiable net assets	$19,559,558

c)      The fair value of the Company’s 90,740,305 shares was derived from the Discounted Cash Flow method supplemented with three conventional approaches used to estimate its fair value: (i) Income approach; (ii) Cost approach; and (iii) Market approach. The main assumptions are the probability of occurrence of earnings before interest and tax, depreciation and amortization under various scenarios to estimate the price to be paid, and the discounted present value estimated by the risk-adjusted discount rate.

d)      The fair value of acquired trade receivables is 2,633,089. The gross contractual amount for trade receivables due is 2,637,301, with a loss allowance of 4,212 recognized on acquisition.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

31.    Business combinations (cont.)

e)      The goodwill recognized by the Group as a result of the acquisition is as follows:

May 25, 2023
Transfer Considerations	$70,629,011
Less: Fair value of identifiable net assets	(19,559,558)
Goodwill	$51,069,453

The goodwill is attributable to the workforce and potential synergy of the acquired business. It will not be deductible for tax purposes.

f)      The operating revenue included in the consolidated statement of comprehensive income Since May 25, 2023 contributed by MG was $15,130,557. MG also contributed profit before income tax of $94,864 over the same period. Had MG been consolidated from January 1, 2023, the consolidated statement of comprehensive income would show operating revenue of $45,206,882 and loss before income tax of ($3,400,794).

32.    Supplementary cash flow information

Partial cash paid for investing activities

Property, plant and equipment

	Year ended December 31,
	2022	2023
Purchase of property, plant and equipment	$52,481	$100,097
Less: Ending balance of payable to equipment suppliers	—	(12,918)
Cash paid during the year	$52,481	$87,179
Intangible asset
	Year ended December 31,
	2022	2023
Purchase of intangible asset	$44,648	$93,347
Add: Beginning balance of payable to equipment suppliers	289,017	81,149
Less: Ending balance of payable to equipment suppliers	(81,149)	(1,758)
Exchange difference	(23,342)	(1,197)
Cash paid during the year	$229,174	$171,541

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

33.    Changes in liabilities from financing activities

Note: presented in cashflows from operating activities.

	2022
	Short-term borrowings	Financial liabilities at fair value through profit or loss	Long-term borrowings (including current portion)	Lease liabilities	Total liabilities from financing activities
January 1	$1,083,815	$22,454,885	$3,031,264	$819,098	$27,389,062
Changes in cash flow from financing activities	—	2,199,999	2,261,704	(373,901)	4,087,802
Interest paid (Note 1)	—	—	—	(12,586)	(12,586)
Payment of contingent consideration (Note 2)	—	(300,000)	—	—	(300,000)
Loss on valuation of financial liabilities at fair value through profit or loss	—	8,054,506	—	—	8,054,506
Acquisition through business combinations	—	—	91,255	—	91,255
Changes in other non-cash items	—	472,000	—	357,716	829,716
Effects of foreign currency exchange	(106,935)	(28,066)	(359,224)	(80,010)	(574,235)
December 31	$976,880	$32,853,324	$5,024,999	$710,317	$39,565,520
	2023
	Short-term borrowings	Financial liabilities at fair value through profit or loss	Long-term borrowings (including current portion)	Guarantee deposits	Lease liabilities	Total liabilities from financing activities
January 1	$976,880	$32,853,324	$5,024,999	$—	$710,317	$39,565,520
Changes in cash flow from financing activities	1,076,897	—	256,143	27,171	(782,117)	578,094
Interest paid (Note1)	—	—	—	—	(42,419)	(42,419)
Payment of contingent consideration (Note 2)	—	(400,000)	—	—	—	(400,000)
Gain on valuation of financial liabilities at fair value through profit or loss	—	(5,480,914)	—	—	—	(5,480,914)
Preferred shares conversion	—	(26,911,070)	—	—	—	(26,911,070)
Acquisition through business combinations	3,239,093	—	210,333	105,957	6,098,825	9,654,208
Changes in other non-cash items	—	—	—	—	66,641	66,641
Effects of foreign currency exchange	(42,637)	(676)	1,206	(1,521)	(90,458)	(134,086)
December 31	$5,250,233	$60,664	$5,492,681	$131,607	$5,960,789	$16,895,974

____________

Note 1:    presented in cashflows from operating activities.

Note 2:    presented in cashflows from investing activities.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

34.    Related party transactions

a)      Names of related parties and relationship

Name	Relationship
Ad Hu Tung Co., Ltd. (“Ad Hu”)	Other related parties
AccuHit AI Technology Taiwan Co., Ltd. (“AccuHit”)	Other related parties
Yen-Ting Chuang (Note)	General manager of SC
Yasuyoshi Yanagisawa	Director of MG
Yi Chuan	Director of the Company
Tzu-Wei Chung	Chairman of the Company

____________

Note:       Yen-Ting Chung was retired from SC on May 18, 2023, and was no longer a related party since then.

b)      Significant related party transactions

(a)     Service costs

	Year ended December 31,
	2022	2023
Ad Hu	$499,197	$322,906
AccuHit	75,402	42,370
	$574,599	$365,276

Service costs are negotiated with related parties based on agreed-upon agreement and the conditions and payment terms are the same as third parties.

(b)    Payables to related parties:

	December 31, 2022	December 31, 2023
Accounts payable:
AccuHit	$10,990	$3,730

The payables to related parties arise mainly from purchase of labor services and are due 1 to 2 months after the date of purchase. The payables bear no interest.

	December 31, 2022	December 31, 2023
Other payables
AccuHit	$102,044	$—

The Group purchased data platform and service cost, acquisition of intangible assets from related parties.

	December 31, 2022	December 31, 2023
Other payables – Shares payable:
Yen-Ting Chuang	$969,391	$—

The Group purchased SC and ST shares and non-controlling interests in 2020. The share payables was paid in full totaled $961,417 in 2023 with difference due to foreign exchange.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

34.    Related party transactions (cont.)

(c)     Guarantee

The Group’s key management personnel Tzu-Wei Chung and Yen-Ting Chuang jointly and separately provided guarantees for the Group’s short-term and long-term bank loans. As of December 31, 2022 and 2023, details of loans are described in Note 15.

(d)    Loans from related parties

Outstanding balance:

	December 31, 2022	December 31, 2023
Yasuyoshi Yanagisawa	$—	$176,816
Yi Chuan	—	400,000
	$—	$576,816

Interest expense and other payables — interest payable:

	December 31, 2022	December 31, 2023
Yasuyoshi Yanagisawa	$—	$2,228
Yi Chuan	—	10,193
	$—	$12,421

The loans from related parties carry interest at 5%~8%.

(e)     Key management personnel compensation

	Year ended December 31,
	2022	2023
Salaries and other short-term employee benefits	$66,334	$707,931
Post-employment benefits	3,618	8,300
	$69,952	$716,231

35.    Pledged assets

		Carrying amount
Assets	Purpose	December 31, 2022	December 31, 2023
Financial assets at amortized cost	Bank loans and credit card deposits	$293,064	$337,024

36.    Significant contingent liabilities and unrecognized contract commitments

On August 3, 2023, the Company agreed to loan Blue Ocean an aggregate principal amount of up to $400,000 in the form of a working capital note. The note is a non-interest bearing, unsecured promissory note that will not be repaid in the event the Agreement and Plan of Merger is terminated prior to the consummation of the Merger. The note is to be paid on the date Blue Ocean consummates the Merger. As of December 31, 2023 and March 31, 2024, the outstanding principal balance amounted to $149,946 and $249,906, respectively, which was recognized under “Other receivables”.

37.    Significant disaster loss

None.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

38.    Significant events after the reporting period

a)      Convertible Promissory Notes

During the first quarter of 2024, the Company issued convertible promissory notes aggregating $716,430 to its existing shareholders and other third parties. Further, the Company issued convertible promissory notes in exchange to terminate the short-term borrowing plus accumulated interest totaled $509,041. Both promissory notes issued above have the same terms and conditions (refer as the “2024 Convertible Promissory Notes”). The 2024 Convertible Promissory Notes mature on December 7, 2024, and accrue interest at a rate of 10% per annum. The holders of the 2024 Convertible Promissory Notes have the right to convert all or any part of the outstanding principal and accrued interest into ordinary shares of the Company at a conversion price equal to 90% of the per share price if the Company completes an equity financing (refer as the “Conversion Price”) under which it raises not less than $5,000,000 (excluding all existing indebtedness under the 2024 Convertible Promissory Notes) on or before the mature day. In addition, immediately after the closing of de-SPAC transaction, the outstanding principal plus accrued interest will automatically convert into ordinary shares at the Conversion Price.

b)      New Bank Loan Facility

As of the date of the issuance of the consolidated financial statements, the Company has entered four loan agreements with the following amounts and terms:

(a)     CTBC Bank: loan facilities of $953,289 (NTD 30,000,000); three-year term with 2.8% annual interest rate; all facilities have been drawn down in April 2024.

(b)    Shanghai Commercial & Savings Bank: loan facilities of $826,184 (NTD 26,000,000); one-year term with 3.235% annual interest rate; $69,509 have been drawn down in April 2024.

(c)     Chang Hwa Commercial Bank: loan facilities of $47,664 (NTD 1,500,000); five-year term with a 3.0% annual interest rate; all facilities have been drawn down in February 2024.

(d)    Chailease Holding Company Ltd.: loan facilities of $667,302 (NTD 21,000,000); two-year term with 3.625% annual interest rate; all facilities have been drawn down in April 2024.

c)      De-SPAC Agreement with Blue Ocean Acquisition Corp

On June 6, 2023, TNL Mediagene, TNLMG (“Merger Sub”), and Blue Ocean Acquisition Corp’s (“Blue Ocean”) entered into the Agreement and Plan of Merger (“Merger Agreement”), pursuant to which, among other things, Merger Sub will merge with and into Blue Ocean, with Blue Ocean surviving the merger as a wholly owned subsidiary of TNL Mediagene.

Pursuant to the Merger Agreement, immediately prior to the effective time, TNL Mediagene will complete the Recapitalization including adopting the TNL Mediagene A&R Articles and effecting the reverse share split to cause the value of the outstanding TNL Mediagene ordinary shares to equal $10.00 per share.

Pursuant to the Merger Agreement, immediately prior to the Effective Time, (i) all outstanding Blue Ocean Class B Shares, with a par value of US$0.0001, will be converted into Blue Ocean Class A shares, with a par value of US$0.0001, at a conversion ratio of 1.00, (ii) all outstanding public shares, with a par value of US$0.0001, will be exchanged with TNL Mediagene for the right to receive TNL Mediagene ordinary shares, with a par value of US$0.0001, at an conversion ratio of 1.00, and (3) each Blue Ocean warrant will become a warrant exercisable for TNL Mediagene ordinary shares on an conversion ratio of 1.00 and on the same terms as the original Blue Ocean warrant.

At the closing of the Merger, Blue Ocean outstanding Class A shares and public warrants will be canceled and converted into the right to receive equivalent TNL Mediagene ordinary shares and TNL Mediagene Warrants, and TNL Mediagene is expected to be the publicly traded company with its TNL Mediagene ordinary shares and TNL Mediagene Warrants listed on NASDAQ.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

38.    Significant events after the reporting period (cont.)

d)      Stock Split

On December 5, 2024, the Company effected a reverse share split using a ratio of 0.11059896:1. Accordingly, all share and per share amounts in Note 29, “Losses per share” for all periods presented in these consolidated financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect this share split. For avoidance of doubt, the share amounts included in other footnotes are unchanged and are stated on a pre-split basis.

39.    Capital management

The Group’s objectives for managing capital to ensure that it has the necessary financial resources to meet working capital, capital expenditure and debt repayment requirements for the next 12 months, taking into account debt ratios to maintain the confidence of investors, creditors and the market. The Group monitors capital on the basis of the liabilities to assets ratio. Total capital is shown as “Equity” in the consolidated statements of financial position, which is also equal to total assets minus total liabilities. The Group’s liabilities to assets ratio at December 31, 2022 and 2023 was 191% and 40% respectively. The high level of liabilities to assets ratio at December 31, 2022 was mainly due to preferred shares liabilities.

40.    Financial risk management and fair values of financial instruments

a)      Financial instruments

(a)     Financial instruments by category

	December 31, 2022	December 31, 2023
Financial assets
Financial assets at fair value through profit or loss
Financial assets designated as at fair value through profit or loss on initial recognition	$—	$40,071
Financial assets at fair value through other comprehensive income
Designation of equity instruments	—	116,703
Financial assets at amortized cost
Cash and cash equivalents	3,734,316	3,030,298
Financial assets at amortized cost	293,064	337,024
Notes receivable	—	132,403
Accounts receivable	3,219,540	8,848,384
Other receivables	32,073	348,514
Refundable deposits	336,155	809,646
	$7,615,148	$13,663,043
Financial liabilities
Financial liabilities at fair value through profit or loss
Financial liabilities designated as at fair value through profit or loss	$32,853,324	$60,664
Financial liabilities at amortized cost
Short-term borrowings	976,880	5,250,233
Financial liabilities at amortized cost	2,627,483	2,627,483
Accounts payable (including related parties)	2,059,678	4,937,142
Other payables (including related parties)	4,079,158	7,494,263
Bonds payable	—	313,189
Long-term borrowings (including current portion)	5,024,999	5,492,681
Guarantee deposits	—	131,607
	$47,621,522	$26,307,262
3 Lease liabilities (including current portion)	$710,317	$5,960,789

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

40.    Financial risk management and fair values of financial instruments (cont.)

(b)    Risk management policies

i)       The Group’s risk management objective is to manage the market risk, credit risk and liquidity risk related to its operating activities. The Group identifies, measures, and manages such risks by its policies and preferences.

ii)      Risk management policies and systems are reviewed regularly to reflect changes in market conditions and the Group’s activities. The Group, through its training and management standards and procedures, aims to develop a disciplined and constructive control environment in which all employees understand their roles and obligations.

iii)    In order to minimize and manage financial risks, the Group’s overall risk management program focuses on analyzing, identifying, and evaluating financial risk factors that may potentially have adverse effects on the Group’s financial position, and provide feasible solutions to avoid those factors.

(c)     Significant financial risks and degrees of financial risks

i)       Market risk

The Group’s market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices. Market risks comprise foreign currency risk, interest rate risk, and other price risks.

In practice, the risk variable rarely changes individually, and the change of each risk variable is usually correlative. The following sensitivity analysis did not consider the interaction of each risk variable.

Foreign exchange risk

1.      Group’s businesses involve some non-functional currency operations (the Groups’ functional currency: USD; the subsidiaries’ functional currencies: NTD, and JPY.). The information on assets and liabilities denominated in foreign currencies whose values would be materially affected by the exchange rate fluctuations is as follows:

	December 31, 2022
	Foreign currency	Exchange rate	Carrying amount (USD)
(Foreign currency: functional currency)
Financial assets
Monetary items
USD:NTD	$137,805	30.71	$137,805
JPY:NTD	3,430,784	0.2324	25,963
HKD:NTD	292	3.938	37
Financial liabilities
Monetary items
USD:NTD	$2,520	30.71	$2,520

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

40.    Financial risk management and fair values of financial instruments (cont.)

	December 31, 2023
	Foreign currency	Exchange rate	Carrying amount (USD)
(Foreign currency: functional currency)
Financial assets
Monetary items
USD:NTD	$155,260	30.71	$155,260
JPY:NTD	3,319,600	0.2172	23,478
HKD:NTD	356	3.929	46
Financial liabilities
Monetary items
USD:NTD	$112,679	30.71	$112,679
USD:JPY	553,948	141.39	553,948

2.      The total exchange losses, including realized and unrealized losses arising from significant foreign exchange variations on monetary items held by the Group for the years ended December 31, 2022 and 2023, amounted to ($119,293) and ($5,877), respectively.

3.      Analysis of foreign currency market risk arising from significant foreign exchange variations:

	Year ended December 31, 2022
	Sensitivity analysis
	Change in exchange rate	Effect on profit (loss)	Effect on other comprehensive income
Financial assets
Monetary items
USD:NTD	1%	$1,378	$—
JPY:NTD	1%	260	—
HKD:NTD	1%	—	—
Financial liabilities
Monetary items
USD:NTD	1%	25	—
	Year ended December 31, 2023
	Sensitivity analysis
	Change in exchange rate	Effect on profit (loss)	Effect on other comprehensive income
Financial assets
Monetary items
USD:NTD	1%	$1,553	$—
JPY:NTD	1%	235	—
HKD:NTD	1%	—	—
Financial liabilities
Monetary items
USD:NTD	1%	$1,127	$—
USD:JPY	1%	5,539	—

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

40.    Financial risk management and fair values of financial instruments (cont.)

Price risk

1.      The Group’s financial instruments, which are exposed to price risk, are the financial assets at fair value through other comprehensive income. To manage its price risk arising from investments in financial instruments, the Group diversifies its portfolio. Diversification of the portfolio is in accordance with the limits set by the Group.

2.      The Group invests in common shares, preferred shares, and stock acquisition rights issued by unlisted companies and the prices of equity securities would change due to change of the future value of investee companies. For the years ended December 31, 2022 and 2023, it is estimated that the prices of equity securities increase or decrease by 1%, with all other variables held constant, would increase or decrease the Group’s profit before income tax by $557,626 and $969, respectively. For the years ended December 31, 2023, other components of equity would have increased or decreased by $2,238, as a result of other comprehensive income classified as equity investment at fair value through other comprehensive income.

Interest rate risk on cash flow and fair value

1.      Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Group’s exposure to the risk of changes in market interest rates relates primarily to the Group’s bank loans with floating interest rates. The Group manages its interest rate risk by having a balanced portfolio of fixed and variable rate loans. The Group reassesses the hedge management periodically to make sure it complies with the cost effectiveness.

2.      The sensitivity analysis depends on the exposure of interest rate risk at the end of the reporting period.

3.      Analysis of debt with floating interest rates is based on the assumption that the outstanding debt at the end of the reporting period is outstanding throughout the period. The degree of variation the Group used to report to internal management is increase or decrease of 1% in interest rates which is assessed as the reasonable degree of variation by the management.

4.      For the years ended December 31, 2022 and 2023, it is estimated that a general increase or decrease of 1% in interest rates, with all other variables held constant, would decrease or increase the Group’s profit before income tax approximately by $79,556 and $130,099, respectively, mainly due to the Group’s floating rate on borrowings.

ii)      Credit risk

1.      Credit risk is the risk that a counterparty will not meet its obligations under a financial instrument or customer contract, leading to a financial loss, mainly resulted from its operating activities (primarily notes and accounts receivable) and from its financing activities (primarily deposits with banks and financial instruments). The Group is exposed to credit risk arising from the carrying amount of the financial assets recognized in the consolidated statements of financial position.

2.      Each business unit performs ongoing credit evaluations of its debtors’ financial conditions according to the Group’s established policies, procedures and controls relating to customer credit risk management. The Group maintains an account for loss allowance based upon the available facts and circumstances, history of collection, forecastability and write-off experiences of all trade and other receivables which consequently minimize the Group’s exposure to bad debts.

3.      The Group adopts following assumptions under IFRS 9 to assess whether there has been a significant increase in credit risk on that instrument since initial recognition: If the contract payments were past due over 90 days based on the terms, there has been a significant increase in credit risk on that instrument since initial recognition.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

40.    Financial risk management and fair values of financial instruments (cont.)

4.      The Group adopts the assumptions under IFRS 9, the default occurs when the contract payments are past due over 270 days.

5.      The following indicators are used to determine whether the credit impairment of debt instruments has occurred:

i)       It becomes probable that the issuer will enter bankruptcy or other financial reorganization due to their financial difficulties;

ii)      The disappearance of an active market for that financial asset because of financial difficulties;

iii)    Default or delinquency in interest or principal repayments;

6.      The Group categorized contract assets and accounts receivable by characteristics of credit risk and applied the simplified approach using loss rate methodology to estimate expected credit loss.

7.      The Group wrote-off the financial assets, which cannot be reasonably expected to be recovered, after initiating recourse procedures. However, the Group will continue executing the recourse procedures to secure their rights. On December 31, 2022 and 2023, the Group’s written-off financial assets that are still under recourse procedures amounted to $0 and $0, respectively.

8.      The Group referred to the forecastability of business monitoring indicators published by the National Development Council to adjust the loss rate which is based on historical and current information when assessing the future default possibility of accounts receivable. As of December 31, 2022 and 2023 the loss rate methodologies are as follows:

	December 31, 2022
	Contract assets	Accounts receivable
Expected loss rate	—	3.3%
Total carrying amount	$3,093,020	$3,219,540
Loss allowance	—	107,186
	December 31, 2023
	Contract assets	Accounts receivable
Expected loss rate	—	0.7%
Total carrying amount	$3,153,022	$8,848,384
Loss allowance	—	65,938

9.      Under the simplified approach, movements in relation to loss allowance for contract assets and accounts receivable are as follows:

	2022
	Contract assets	Accounts receivable
January 1	$—	$18,195
Acquisition through business combination	—	32,452
Provision for impairment loss	—	72,808
Write off	—	(13,676)
Exchange difference	—	(2,593)
December 31	$—	$107,186

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

40.    Financial risk management and fair values of financial instruments (cont.)

	2023
	Contract assets	Accounts receivable (including related parties)
January 1	$—	$107,186
Acquisition through business combination	—	4,212
Reversal for impairment loss	—	(44,725)
Exchange difference	—	(735)
December 31	$—	$65,938

10.    The loss amounts of contract assets allowance using simplified method were not significant, thus, the loss was not recognized as at December 31, 2022 and 2023.

11.    The Group’s recorded financial assets at amortized cost include time deposits with contract period over 3 months, restricted bank deposits and other receivables. Because of the low credit risk, expected credit losses for the period are measured through a loss allowance at an amount equal to the 12-month expected credit losses. There is no significant provision for the losses.

iii)    Liquidity risk

1.      The Group manages and maintains adequate cash and cash equivalents to finance the Group’s operations and minimize the impact from cash flow fluctuations. The Group also monitors its debt financing plans to ensure it is in compliance with the financial covenants required under its loan agreements.

2.      The primary source of liquidity for the Group is from bank loans. See Notes 11 and 15 for details of the unused credit lines of the Group as of December 31, 2022 and 2023.

3.      The contractual undiscounted cash flows of notes payable, accounts payable and other payables due within one year and is equivalent to its carrying amount. Except for the aforementioned, the table below summarizes the maturity profile of the Group’s non-derivative financial liabilities based on the earliest repayment dates and contractual undiscounted payments, including principal and interest. The Group does not consider the probability of early repayments requested by the banks.

	December 31, 2022
	Within 1 year	1 to 3 years	3 to 5 years	Over 5 years	Total
Non-derivative financial liabilities
Short-term borrowings	$976,880	$—	$—	$—	$976,880
Long-term borrowings	2,259,045	2,415,720	558,682	—	5,233,447
Lease liabilities	392,275	355,539	—	—	747,814
Financial liabilities at amortized cost	1,953,761	—	—	—	1,953,761
Financial liabilities at fair value through profit or loss
Contingent consideration	450,671	54,800	—	—	505,471
Preference shares	32,347,853	—	—	—	32,347,853
	$38,380,485	$2,826,059	$558,682	$—	$41,765,226

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

40.    Financial risk management and fair values of financial instruments (cont.)

	December 31, 2023
	Within 1 year	1 to 3 years	3 to 5 years	Over 5 years	Total
Non-derivative financial liabilities
Short-term borrowings	$5,250,233	$—	$—	$—	$5,250,233
Bonds payable	313,189	—	—	—	313,189
Long-term borrowings	2,492,776	2,675,634	492,608	51,404	5,712,422
Lease liabilities	1,011,259	1,311,439	1,311,439	2,568,638	6,202,775
Guarantee deposits	131,607	—	—	—	131,607
Financial liabilities at amortized cost	134,392	826,907	803,478	295,255	2,060,032
Financial liabilities at fair value through profit or loss
Contingent consideration	60,664	—	—	—	60,664
Preference shares	—	—	—	—	—
	$9,394,120	$4,813,980	$2,607,525	$2,915,297	$19,730,922

The difference between the floating interest rates and estimated interest rates will affect the non-derivative financial liabilities stated above.

b)      Fair value information

(a)     The different levels of inputs used in valuation techniques to measure fair value of financial and non-financial instruments are defined as follows:

Level 1:

Quoted prices (unadjusted) in active markets for identical assets or liabilities that can be accessed at the measurement date. An active market is a market in which trading for the asset or liability takes place with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Inputs other than quoted prices from Level 1 that are observable information for the asset or liability, either directly or indirectly.
Level 3:	Unobservable inputs for the asset or liability. The fair value of the Group’s investment in equity investment without active market is included in Level 3.

(b)    The related information of financial and non-financial instruments measured at fair value by level based on the nature, characteristics and risks of the assets and liabilities are as follows:

i)       The related information of natures of the assets and liabilities are as follows:

	December 31, 2022
	Level 1	Level 2	Level 3	Total
Liabilities:
Recurring fair value measurements
Financial liabilities at fair value through profit or loss
– Contingent considerations	$—	$—	$(505,471)	$(505,471)
– Series A, B, B-1, C, C-1, C-2, D-1, D-2 preference shares	—	—	(32,347,853)	(32,347,853)
	$—	$—	$(32,853,324)	$(32,853,324)

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

40.    Financial risk management and fair values of financial instruments (cont.)

	December 31, 2023
	Level 1	Level 2	Level 3	Total
Assets:
Recurring fair value measurements
Financial assets at fair value through profit or loss
– Stock acquisition right	$—	$—	$40,071	$40,071
Financial assets at fair value through other comprehensive income
– Unlisted common stocks	—	7,073	71,051	78,124
– Unlisted preferred stocks	—	—	38,579	38,579
	$—	$7,073	$149,701	$156,774
Liabilities:
Recurring fair value measurements
Financial liabilities at fair value through profit or loss
– Contingent considerations	$—	$—	$(60,664)	$(60,664)
	$—	$—	$(60,664)	$(60,664)

ii)      The methods and assumptions the Group used to measure fair value are as follows:

1.      The fair value measurement of the series A, B, B-1, C, C-1, C-2, D-1, D-2 preference shares liabilities takes the following 2 methods into account:

a.      The recent fund raising prices.

b.      Using market approach to calculate total equity value first, and conduct equity value allocation via option pricing model under different scenarios (redemption, liquidation and mandatory conversion) to calculate probability weighted value of all classes of equities (including preference shares).

2.      The fair value of the contingent consideration for a business combination is estimated using the discounted cash flow method. The main assumptions are the probability of occurrence of earnings before interest and tax, depreciation and amortization under various scenarios to estimate the price to be paid, and the discounted present value estimated by the risk-adjusted discount rate.

3.      The fair value of the Group’s derivative instruments is measured by using valuation techniques or by reference to counterparty quotes. The fair value of financial instruments measured by using valuation techniques can be referred to current fair value of instruments with similar terms and characteristics in substance, discounted cash flow method or other valuation methods, including calculated by applying model using market information available at the consolidated statement of financial position date.

4.      The Group’s financial instruments issued by foreign companies are measured by the market method, income method and cost method (Volatility, Discount for lack of marketability, Weighted average cost of capital).

5.      The Group takes into account adjustments for credit risks to measure the fair value of financial and non-financial instruments to reflect credit risk of the counterparty and the Group’s credit quality.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

40.    Financial risk management and fair values of financial instruments (cont.)

iii)    The following table shows the movements of Level 3 for the years ended December 31, 2022 and 2023:

	December 31, 2022
	Debt instruments	Compound instruments	Total
January 1	$(572,490)	$(21,882,395)	$(22,454,885)
Gains or losses recognized in profit or loss
Recorded as non-operating expenses	210,953	(8,265,459)	(8,054,506)
Issued in the period	(472,000)	(2,199,999)	(2,671,999)
Settled in the period	300,000	—	300,000
Effect of exchange rate changes	28,066	—	28,066
December 31	$(505,471)	$(32,347,853)	$(32,853,324)
	December 31, 2023
	Debt instruments	Compound instruments	Equity instruments	Derivative instrument	Total
January 1	$(505,471)	$(32,347,853)	$—	$—	$(32,853,324)
Gains or losses recognized in profit or loss
Recorded as non-operating expenses	44,131	5,436,783	—	—	5,480,914
Acquired from business combinations	—	—	111,224	40,654	151,878
Settled in the period	400,000	26,911,070	—	—	27,311,070
Effect of exchange rate changes	676	—	(1,594)	(583)	(1,501)
December 31	$(60,664)	$—	$109,630	$40,071	$89,037

(c)     The Group performs the fair value measurements being categorized within Level 3 with assistance from specialist. Such assessment is to ensure the valuation results are reasonable by applying independent information to make results close to current market conditions, confirming the resource of information is independent, reliable and in line with other resources and represented as the exercisable price, and frequently calibrating valuation model, updating inputs used to the valuation model and making any other necessary adjustments to the fair value.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

40.    Financial risk management and fair values of financial instruments (cont.)

(d)    The following is the qualitative information and sensitivity analysis of changes in significant unobservable inputs under valuation model used in Level 3 fair value measurement:

	Fair value as of December 31, 2022	Valuation technique	Significant unobservable input	Range	Relationship of inputs to fair value
Non-derivative debt instrument:
Contingent considerations	505,471	Discounted cash flow method	Discount rate	11.90%	The higher the discount rate, the lower the fair value
Compound instrument:
Series A, B, B-1, C, C-1, C-2, D-1, D-2 preferred shares	32,347,853	Market method, Income method	Volatility	53% – 57%	The higher the volatility, the lower the fair value
			Discount for lack of marketability	0% – 51%	The higher the discount for lack of marketability, the lower the fair value
	Fair value as of December 31, 2023	Valuation technique	Significant unobservable input	Range	Relationship of inputs to fair value
Non-derivative debt instrument:
Contingent considerations	60,664	Discounted cash flow method	Discount rate	11.95%	The higher the discount rate, the lower the fair value
Non-derivative equity instrument:
Unlisted common stocks	71,051	Market method, Income method, Cost method	Volatility	62%	The higher the volatility, the lower the fair value
			Discount for lack of marketability	44% – 51%	The higher the discount for lack of marketability, the lower the fair value
Unlisted Preferred stocks	3,353	Cost method, Income method	Volatility	55%	The higher the volatility, the lower the fair value
			Discount for lack of marketability	44% – 45%	The higher the discount for lack of marketability, the lower the fair value
	35,226	Market method, Income method	Volatility	51%	The higher the volatility, the lower the fair value
			Discount for lack of marketability	27% – 41%	The higher the discount for lack of marketability, the lower the fair value
Derivative instrument:
Stock acquisition right	40,071	Income method	Weighted average cost of capital	24.80%	The higher the weighted average cost of capital, the lower the fair value

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

40.    Financial risk management and fair values of financial instruments (cont.)

a.      The Group has carefully assessed the valuation models and assumptions used to measure fair value. However, use of different valuation models or assumptions may result in different measurement. The following is the effect of profit or loss or of other comprehensive income from financial assets and liabilities categorized within Level 3 if the inputs used to valuation models have changed:

			December 31, 2022
	Input	Change	Recognized in profit or loss		Recognized in other comprehensive income
			Favorable change	Unfavorable change	Favorable change	Unfavorable change
Financial liabilities:
Series A, B, B-1, C, C-1, C-2, D-1, D-2 preferred shares	Volatility	±1%	$253,216	$81,550	$—	$—
	Discount for lack of marketability	±1%	387,534	387,534	—	—
Contingent considerations	Discount rate	±1%	2,680	2,737	—	—
			$643,430	$471,821	$—	$—
			December 31, 2023
	Input	Change	Recognized in profit or loss		Recognized in other comprehensive income
			Favorable change	Unfavorable change	Favorable change	Unfavorable change
Financial assets:
Unlisted common stocks	Volatility	±1%	$—	$—	$68	$66
	Discount for lack of marketability	±1%	—	—	1,423	1,423
Unlisted Preferred stocks	Volatility	±1%	—	—	196	198
	Discount for lack of marketability	±1%	—	—	551	551
Stock acquisition right	Weighted average cost of capital	±1%	304	300	—	—
			$304	$300	$2,238	$2,238
Financial liabilities:
Contingent considerations	Discount rate	±1%	$660	$673	$—	$—
			$660	$673	$—	$—

41.    Segment information

a)       General information

The Group is primarily engaged in digital advertising, integrated marketing, marketing survey, artificial intelligence technology, data analysis, content service platform and production of audio-visual programs.

b)      Measurement of segment information

The Group’s reportable segments are strategic business units which provide different products and services. The accounting policies adopted by the operating segments are the same as the accounting policies described in Note 4 y).

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

41.    Segment information (cont.)

c)      Information about segment profit or loss, and assets

The segment information provided to the chief operating decision maker for the reportable segments is as follows:

Year ended December 31, 2022
TNL Group (Note 1)
Revenue
External customers	$20,009,994
Inter-segment	—
Total revenue	$20,009,994
Operating profit (loss)	$(3,416,684)
Depreciation and Amortization	$(1,491,654)
Interest income	$10,994
Interest expense	$(137,029)
Purchase of property, plant and equipment	$52,481
Segment asset	$26,534,165
	Year ended December 31, 2023
	TNL Group (Note 1)	MG Group (Note 2)	Total
Revenue
External customers	$20,708,223	$15,130,557	$35,838,780
Inter-segment	—	—	—
Total revenue	$20,708,223	$15,130,557	$35,838,780
Operating profit (loss)	$(7,331,667)	$234,480	$(7,097,187)
Depreciation and Amortization	$(1,646,899)	$(1,188,658)	$(2,835,557)
Impairment loss	$—	$(298,424)	$(298,424)
Interest income	$18,131	$1,209	$19,340
Interest expense	$(239,216)	$(59,742)	$(298,958)
Purchase of property, plant and equipment	$76,767	$23,330	$100,097
Segment asset	$53,508,676	$66,107,591	$119,616,267

____________

Note 1:    TNL Group includes The News Lens Co., Ltd and all its subsidiaries, Inside Co., Ltd, The News Lens Hong Kong Ltd. and TNL MG.

Note 2:    The Company acquired 100% of MG Group (including TNL Mediagene Japan Inc., Mediagene Inc. and INFOBAHN Inc.) on May 25, 2023, please refer to Note 31 for details.

d)      Reconciliation for segment income (loss)

Revenue from external customers and segment income (loss) reported to the chief operating decision maker are measured using the same method as for revenue and operating profit in the financial statements. Thus, no reconciliation is needed.

e)      Information on products and services

Please refer to Note 21 for the disclosure by products and services.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Consolidated Financial Statements December 31, 2022 and 2023

41.    Segment information (cont.)

f)      Geographical information

Geographical information for each of the December 31, 2022 and December 31, 2023 is as follows:

	Year ended December 31, 2022		Year ended December 31, 2023
	Revenue	Non-current assets (Note1)	Revenue	Non-current Assets (Note1)
Taiwan	$19,995,068	$15,287,534	$20,683,925	$13,699,720
Japan	14,926	—	15,154,855	87,968,155
	$20,009,994	$15,287,534	$35,838,780	$101,667,875

____________

Note 1:    Excluding financial assets at fair value through profit or loss, financials assets at fair value through other comprehensive income, financial assets at amortized costs and deferred tax assets.

g)      Major customer information

The information on the major customers which constituted more than 10% of the Group’s total revenue for the years ended December 31, 2022 and 2023 is as follows:

	Year ended December 31,
	2022		2023
	Amount	%	Amount	%
Customers
Customer A	$3,750,144	19	$1,307,996	4

TNL MEDIAGENE AND SUBSIDIARIES Condensed Consolidated Statements of Financial Position (unaudited) (Expressed in United States dollars)
	Notes	December 31, 2023	June 30, 2024
Assets
Current assets
Cash and cash equivalents	5	$3,030,298	$3,136,555
Current financial assets at amortized cost	36	47,216	63,003
Current contract assets	21	3,153,022	1,096,096
Notes receivable, net		132,403	453
Accounts receivable, net	6	8,848,384	5,579,150
Other receivables		348,514	403,389
Current income tax assets		288,581	14,751
Inventories		115,624	135,672
Prepayments		866,205	654,129
Other current assets		24,515	26,148
		16,854,762	11,109,346
Non-current assets
Non-current financial assets at fair value through profit or loss		40,071	35,216
Non-current financial assets at fair value through other comprehensive income		116,703	102,596
Non-current financial assets at amortized cost	36	289,808	318,952
Property, plant and equipment, net	7	537,014	455,988
Right-of-use assets	8	6,140,815	5,172,772
Goodwill	9	60,741,929	60,223,282
Intangible assets	9	33,405,827	32,276,724
Deferred tax assets		647,048	619,773
Other non-current assets		842,290	715,132
		102,761,505	99,920,435
Total assets		$119,616,267	$111,029,781

Liabilities
Current liabilities
Short-term borrowings	11,33	$5,250,233	$3,348,183
Current financial liabilities at fair value through profit or loss	12,33	60,664	1,538,000
Current financial liabilities at amortized cost	13	771,410	673,722
Current contract liabilities	21	988,753	572,168
Accounts payable		4,933,412	1,944,948
Accounts payable – related parties	35	3,730	3,812
Other payables	14	6,905,026	8,280,337
Other payables – related parties	35	589,237	672,580
Long-term borrowings, current portion	15,33	2,370,305	3,108,936
Long-term bonds payable, current portion		313,189	143,370
Current lease liabilities	33	948,466	724,152
Other current liabilities		1,763,663	1,746,424
		24,898,088	22,756,632

TNL MEDIAGENE AND SUBSIDIARIES Condensed Consolidated Statements of Financial Position (unaudited) — (Continued) (Expressed in United States dollars)
	Notes	December 31, 2023	June 30, 2024
Non-current liabilities
Non-current financial liabilities at amortized cost	13	1,856,073	1,848,998
Long-term borrowings	15,33	3,122,376	3,577,325
Deferred tax liabilities		10,942,844	10,731,119
Non-current lease liabilities	33	5,012,323	4,263,679
Provisions		444,668	391,467
Other non-current liabilities		972,147	1,026,246
		22,350,431	21,838,834
Total liabilities		47,248,519	44,595,466

Equity
Equity attributable to equity holders of the Company
Ordinary share	18	21,882	21,882
Advance receipts for share capital		—	4,260
Capital surplus	19	105,605,811	105,829,295
Accumulated deficit	20	(32,203,326)	(38,123,550)
Other equity interest		(803,913)	(1,047,288)
Equity attributable to equity holders of the Company		72,620,454	66,684,599
Non-controlling interests		(252,706)	(250,284)
Total equity		72,367,748	66,434,315
Total liabilities and equity		$119,616,267	$111,029,781

The accompanying notes are an integral part of the consolidated financial statements.

TNL MEDIAGENE AND SUBSIDIARIES Condensed Consolidated Statements of Comprehensive Income (unaudited) (Expressed in United States dollars)
		Six months ended June 30
	Notes	2023	2024
Revenue	21,42	$9,011,729	$20,605,425
Cost of revenue	26,27	(5,059,575)	(12,418,454)
Gross profit		3,952,154	8,186,971
Sales, general and administrative expenses	26,27	(7,043,014)	(12,257,199)
Research and development expenses	26,27	(1,520,408)	(1,503,392)
Operating loss	42	(4,611,268)	(5,573,620)
Interest income	22,42	10,003	9,530
Other income	23	20,296	12,956
Other gains and losses	24	5,433,744	(142,598)
Finance costs	25,42	(111,278)	(181,531)
Profit (loss) before income tax		741,497	(5,875,263)
Income tax benefit (expense)	28	269,900	(58,864)
Profit (loss) for the period		$1,011,397	$(5,934,127)
Components of other comprehensive income (loss) that will be reclassified to profit or loss
Exchange differences on translation of foreign operations		$(1,967)	$(204,478)
Other comprehensive loss, net of income tax		$(1,967)	$(204,478)
Total comprehensive income (loss) for the period		$1,009,430	$(6,138,605)
PROFIT (LOSS) ATTRIBUTABLE TO:
Owners of the parent		$1,410,026	$(5,920,224)
Non-controlling interests		$(398,629)	(13,903)
		$1,011,397	$(5,934,127)
TOTAL COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO:
Owners of the parent		$1,410,552	$(6,141,027)
Non-controlling interests		$(401,122)	$2,422
		$1,009,430	$(6,138,605)

Profit (loss) per share – basic	29	$0.11	$(0.24)
Profit (loss) per share – diluted	29	$0.09	$(0.24)

The accompanying notes are an integral part of the consolidated financial statements.

TNL MEDIAGENE AND SUBSIDIARIES Condensed Consolidated Statements of Changes in Equity (unaudited) (Expressed in United States dollars)
		Equity attributable to equity holders of the Company
						Other equity interest
	Notes	Ordinary share	Advance receipts for share capital	Capital surplus	Accumulated deficit	Financial statements translation differences of foreign operations	Unearned compensation	Total	Non- controlling interest	Total equity
Year 2023
Balance at January 1, 2023		$8,329	$361,897	6,487,913	$(31,398,349)	$(762,728)	$—	$(25,302,938)	$1,166,354	$(24,136,584)
Profit (loss) for the six months ended June 30		—	—		1,410,026	—	—	1,410,026	(398,629)	1,011,397
Other comprehensive income (loss)		—	—		—	526	—	526	(2,493)	(1,967)
Total comprehensive income for the year		—	—	—	1,410,026	526	—	1,410,552	(401,122)	1,009,430
Issuance of ordinary shares		65	(299,814)	600,952	—	—	—	301,203	—	301,203
Share-based payments	17	21	(62,083)	87,937	—	—	—	25,875	—	25,875
Preferred shares conversion	12	3,575	—	26,907,495	—	—	—	26,911,070	—	26,911,070
Acquisition of subsidiaries	18,31	9,108	—	70,619,903	—	—	—	70,629,011	—	70,629,011
Changes in ownership interests in subsidiaries	30	752	—	708,719	—	(14,871)	—	694,600	(992,918)	(298,318)
Balance at June 30, 2023		$21,850	$—	$105,412,919	$(29,988,323)	$(777,073)	$—	$74,669,373	$(227,686)	$74,441,687

Year 2024
Balance at January 1, 2024		$21,882	$—	$105,605,811	$(32,203,326)	$(803,913)	$—	$72,620,454	$(252,706)	$72,367,748
Loss for the six months ended June 30		—	—	—	(5,920,224)	—	—	(5,920,224)	(13,903)	(5,934,127)
Other comprehensive income (loss)		—	—	—	—	(220,803)	—	(220,803)	16,325	(204,478)
Total comprehensive loss for the year		—	—	—	(5,920,224)	(220,803)	—	(6,141,027)	2,422	(6,138,605)
Share-based payments	17	—	4,260	191,492	—	—	—	195,752	—	195,752
Restricted stocks		—	—	31,992	—	—	(22,572)	9,420	—	9,420
Balance at June 30, 2024		$21,882	$4,260	$105,829,295	$(38,123,550)	$(1,024,716)	$(22,572)	$66,684,599	$(250,284)	$66,434,315

The accompanying notes are an integral part of the consolidated financial statements.

TNL MEDIAGENE AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (unaudited) (Expressed in United States dollars)
		Six months ended June 30
	Notes	2023	2024
Cash flows from operating activities
Profit (loss) before income tax		$741,497	$(5,875,263)
Adjustments to reconcile profit (loss)
Depreciation expenses	7,8,26,42	370,920	564,701
Amortization expenses	9,26,42	702,121	1,044,365
Expected credit losses (gain)	41	(331)	67,291
Interest expense	8,25,42	111,278	181,531
Interest income	22,42	(10,003)	(9,530)
(Gain) loss on valuation of financial liabilities at fair value through profit or loss	12,24	(5,476,181)	4,146
Gain on disposal of property, plant and equipment, net	24	—	(39)
Share-based payment transactions	17,19	25,875	200,912
Changes in operating assets and liabilities
Current contract assets		2,850,763	2,056,926
Accounts and notes receivable		495,112	3,333,893
Other receivables		(95,753)	(54,875)
Inventories		46,418	(20,048)
Prepayments		254,625	2,419,253
Other current assets		(159,935)	(1,633)
Other non-current assets		97,037	47,954
Current contract liabilities		277,822	(416,585)
Accounts and notes payable		(738,617)	(2,988,382)
Other payables		101,712	(742,603)
Other current liabilities		9,122	(17,239)
Provisions		211	(53,201)
Other non-current liabilities		(1,370)	(483,551)
Cash used in operations		(397,677)	(741,977)
Interest received		10,003	9,530
Interest paid		(96,675)	(170,743)
Income tax paid		(103,097)	(12,876)
Net cash used in operating activities		(587,446)	(916,066)

Cash flows from investing activities
Acquisition of financial assets at amortized cost		(16,361)	(64,069)
Proceeds from repayments of financial assets at amortized cost		1,636	—
Payment of contingent consideration	33	(400,000)	—
Acquisition of property, plant and equipment	32	(30,157)	(52,536)
Proceeds from disposal of property, plant and equipment		—	575
Acquisition of intangible assets	32	(80,553)	(143,207)
Proceeds from disposal of intangible assets	9	8,219	—
Net cash flow from acquisition of subsidiaries	31	922,502	—
Net cash generated from (used in) investing activities		405,286	(259,237)

TNL MEDIAGENE AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (unaudited) — (Continued) (Expressed in United States dollars)
		Six months ended June 30
	Notes	2023	2024
Cash flows from financing activities
Increase (decrease) in short-term borrowings	33	281,156	(571,070)
Increase in long-term borrowings	33	1,299,607	2,242,463
Repayments of long-term borrowings	33	(1,232,342)	(1,625,230)
Payments on bonds payable		—	(169,819)
Payment on lease liabilities	33	(351,210)	(517,250)
Proceeds from issuance of financial liabilities at fair value through profit or loss	12	—	1,475,471
Proceeds from issuance of ordinary shares		301,203	—
Share-based payments		—	4,260
Payment of transaction costs		—	(4,490)
Proceeds from guarantee deposits	33	13,172	565,008
Acquisition of ownership interest in subsidiaries	30	(298,318)	—
Net cash generated from financing activities		13,268	1,399,343
Effect of foreign exchange rate changes		1,074	(117,783)
Net increase (decrease) in cash and cash equivalents		(167,818)	106,257
Cash and cash equivalents at beginning of year	5	3,734,316	3,030,298
Cash and cash equivalents at end of year	5	$3,566,498	$3,136,555

The accompanying notes are an integral part of the consolidated financial statements.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Condensed Consolidated Financial Statements (unaudited) December 31, 2023 and June 30, 2024

1.      Corporate and group information

The News Lens Co., Ltd. (the “Company”) was incorporated in Cayman Island with limited liability under the International Business Companies Act on January 20, 2015. On July 3, 2023, the company’s shareholders approved the resolution to change its name from The News Lens Co., Ltd. to TNL Mediagene. The Company and its subsidiaries (collectively referred herein as the “Group”) are primarily engaged in digital advertising, integrated marketing, marketing survey, artificial intelligence technology, data analysis, content service platform and production of audio-visual programs.

Since inception, the Company has successively acquired Neptune Internet Media Technology Co., Ltd., Easy Key 2 Asia Co., Ltd., AD2iction Co., Ltd., S.C. Integrated Marketing Communication Co., Ltd., and STAR Communication Consultant Co., Ltd.. In 2022 and 2023, the Company acquired Polydice Inc. and TNL Mediagene Japan Inc, respectively. Through the integration of the Company and its subsidiaries’ resources, the Group continues to develop its online media advertising business.

Going concern

As of June 30, 2024, the Group has recurring losses from operations, negative working capital, net operating cash outflow and accumulated deficit of $38,123,550. However, the Group has strong commitment to improve its operational performance. The Group intends to adopt the following measures to improve future operating and financial conditions:

i)       Improve operating conditions:

The Group plans to actively expand its customer base while prudently controlling various expenses and costs. As of June 30, 2024, the Company’s subsidiary, S.C. Integrated Marketing Communication Co., Ltd., has secured service contracts exceeding $6.8 million, but not yet recognize revenue.

ii)      Financial Soundness Program:

a.      The Company has consistently maintained a good reputation and banking credit to secure refinancing lines as needed. As of the date of issuance of the consolidated financial statements, the Company has obtained approximately $1.3 million in long-term financing from financial institutions. For details, please refer to Note 39.

b.      During the third quarter of 2024, the Company issued additional convertible promissory notes totaling $1,250,000 to the third parties. For terms and conditions, please refer to Note 39 a) and f).

The Group’s business plans, consider, among others, the cost management, the issuance of promissory notes and renewal of its loan facilities with the financial institutions. Although management continues to pursue these plans, there can be no assurance that the Group will be successful in obtaining sufficient funding on terms acceptable to the Group to fund continuing operations. A material uncertainty exists that may cast significant doubt and raise substantial doubt as contemplated by PCAOB standards on the Group’s ability to continue as a going concern and that the Group may be unable to realize its assets and discharge its liabilities in the normal course of business.

2.      The authorization of the consolidated financial statements

The accompanying consolidated financial statements were authorized for issuance by the Board of Directors on October 29, 2024, except for the effects of the reverse share split discussed in note 4 b) (d), as to which the date is January 14, 2025.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Condensed Consolidated Financial Statements (unaudited) December 31, 2023 and June 30, 2024

3.      Application of new and revised IFRS® Accounting Standards, International Accounting Standards (“IAS”), International Financial Reporting Interpretations Committee (“IFRIC®”) Interpretations and Standing Interpretations Committee (“SIC®”) Interpretations issued by the International Accounting Standards Board (“IASB”), (collectively, “IFRSs”)

a)      Amendments to IFRSs and the new interpretation that are mandatorily effective for the current year

New Standards, Interpretations and Amendments	Effective date issued by IASB
Amendments to IFRS 16, “Lease Liability in a Sale and Leaseback”	January 1, 2024
Amendments to IAS 1, “Classification of Liabilities as Current or Non-current”	January 1, 2024
Amendments to IAS 1, “Non-current Liabilities with Covenants”	January 1, 2024
Amendments to IAS 7 and IFRS 7, “Supplier Finance Arrangements”	January 1, 2024

Based on the Group’s assessment, the above standards and interpretations have no significant impact on the Group’s financial position and financial performance.

b)      New standards, interpretations and amendments in issue but not yet effective

New Standards, Interpretations and Amendments	Effective date issued by IASB
Amendments to IFRS 10 and IAS 28, “Sale or Contribution of Assets between an Investor and its Associate or Joint Venture”	To be determined by IASB
Amendments to IAS 21, “Lack of Exchangeability”	January 1, 2025
Amendments to IFRS 9 and IFRS 7, “Amendments to the Classification and Measurement of Financial Instruments”	January 1, 2026
IFRS 18, “Presentation and Disclosure in Financial Statements”	January 1, 2027
IFRS 19, “Subsidiaries without Public Accountability: Disclosures”	January 1, 2027

Except for the following, the above standards and interpretations are not currently expected to have a significant impact to the Group’s financial condition and financial performance based on the Group’s assessment. The quantitative impact will be disclosed when the assessment is complete.

IFRS 18, “Presentation and Disclosure in Financial Statements”

IFRS 18, “Presentation and Disclosure in Financial Statements” replaces IAS 1 and updates the structure of the statement of profit or loss, requires disclosures for certain profit or loss performance measures and enhanced principles on aggregation and disaggregation to the primary financial statements and notes.

4.      Summary of material accounting policies

The unaudited condensed interim consolidated financial statements reflect all adjustments that, in the opinion of management, are necessary for a fair statement of the results of operations for the interim period. All such adjustments to the financial information are of a normal, recurring nature. Accordingly, these unaudited condensed interim consolidated financial statements are to be read in conjunction with the annual financial statements for the year ended December 31, 2023. The principal accounting policies applied in the preparation of these unaudited condensed interim consolidated financial statements are disclosed in financial statements for the year ended December 31, 2023 and have been consistently applied to all the periods presented, except for the adoption of new and amended standards as set out below and Note 3a).

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Condensed Consolidated Financial Statements (unaudited) December 31, 2023 and June 30, 2024

4.      Summary of material accounting policies (cont.)

a)      Statement of compliance

These condensed consolidated interim financial statements for the six-month period ended June 30, 2024 have been prepared in accordance with IAS 34 Interim Financial Reporting. The interim report does not include all of the notes normally included in an annual consolidated financial statements. Accordingly, this report should be read in conjunction with the annual consolidated financial statements for the year ended December 31, 2023.

b)      Basis of preparation

(a)     Except for the following items, the consolidated financial statements have been prepared under the historical cost convention:

i)       Financial liabilities at fair value through profit or loss (including derivative instruments).

ii)      Financial assets at fair value through other comprehensive income.

(b)    The preparation of unaudited condensed interim consolidated financial statements in conformity with IAS 34 Interim Financial Reporting requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying the Group’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the consolidated financial statements are disclosed in Note 4 f).

(c)     These consolidated financial statements are presented in United States dollar (USD), which is the Company’s functional currency.

(d)    As explained in Note 39 (g), on December 5, 2024, the Company effected a reverse share split using a ratio of 0.11059896:1. Accordingly, all share and per share amounts in Note 29, “Earnings (Losses) per shares” for all periods presented in these consolidated financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect this share split. For avoidance of doubt, the share amounts included in other footnotes are unchanged and are stated on a pre-split basis.

c)      Basis of consolidation

(a)     Basis for preparation of consolidated financial statements:

i)       All subsidiaries are included in the Group’s consolidated financial statements. Subsidiaries are all entities controlled by the Group. The Group controls an entity when the Group is exposed, or has rights, to variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. Consolidation of subsidiaries begins from the date the Group obtains control of the subsidiaries and ceases when the Group loses control of the subsidiaries.

ii)      Transactions, balances and unrealized gains or losses on transactions between companies within the Group are eliminated. Accounting policies of subsidiaries have been adjusted where necessary to ensure consistency with the policies adopted by the Group.

iii)    Profit or loss and each component of other comprehensive income are attributed to the owners of the parent and to the non-controlling interests. Total comprehensive income is attributed to the owners of the parent and to the non-controlling interests even if this results in a deficit balance in the non-controlling interests.

iv)     Changes in a parent’s ownership interest in a subsidiary that do not result in the parent losing control of the subsidiary (transactions with non-controlling interests) are accounted for as equity transactions, i.e. transactions with owners in their capacity as owners. Any difference between the amount by which the non-controlling interests are adjusted and the fair value of the consideration paid or received is recognized directly in equity.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Condensed Consolidated Financial Statements (unaudited) December 31, 2023 and June 30, 2024

4.      Summary of material accounting policies (cont.)

(b)    Subsidiaries included in the consolidated financial statements:

				Percentage of Ownership (%)
	Name of investee	Main business	Location	December 31, 2023	June 30, 2024	Note
The Company	The News Lens Co., Ltd. (“TNL TW”)	Digital advertising, SAAS technology, artificial intelligence technology, data analysis, member management content service platform and audio-visual program production	Taiwan	100%	100%
The Company	Inside Co., Ltd. (“Inside”)	Digital advertising, display network and content service platform	Taiwan	100%	100%
The Company	The News Lens Hong Kong Ltd. (“TNL HK”)	Digital advertising and content service platform	Hong Kong	100%	100%
The Company	TNLMG (“TNL MG”)	Special purpose entity for merger	Cayman	100%	100%	Note 1
The Company	TNL Mediagene Japan Inc. (“MG”)	Holding Company	Japan	100%	100%	Note 2
TNL TW	Neptune Internet Media Technology Co., Ltd. (“SV”)	Ticket service, e-commerce and shopping guide, digital advertising and content service platform	Taiwan	100%	100%
TNL TW	Easy Key 2 Asia Co., Ltd. (“EK2A”)	Market survey and marketing strategy consultant	Taiwan	100%	100%
TNL TW	AD2iction Co., Ltd. (“AD2”)	Digital interactive advertising, advertising technology services and web platform technology	Taiwan	100%	100%	Note 3
TNL TW	S.C. Integrated Marketing Communication Co., Ltd. (“SC”)	Planning and execution services for Integrated marketing solutions	Taiwan	100%	100%
TNL TW	STAR Communication Consultant Co., Ltd. (“ST”)	Planning and execution services for Integrated marketing solutions	Taiwan	100%	100%
TNL TW	DaEx Intelligent Co., Inc. (“DaEx”)	Artificial intelligence technology and customer data platform service	Taiwan	50.66%	50.66%
TNL TW	TNL Media株式會社(“TNL JP”)	Digital advertising and content service platform	Japan	61.72%	61.72%
SC	Polydice Inc. (“POLYDICE”)	E-commerce and digital advertising	Taiwan	100%	100%	Note 4
MG	Mediagene Inc. 株式会社メディアジーン	Media consulting business, E-commerce and digital advertising	Japan	100%	100%	Note 5
MG	INFOBAHN Inc. 株式会社インフォバーン	Media consulting business	Japan	100%	100%	Note 5

____________

Note 1:    TNLMG was established in June 2, 2023 and registered in Cayman Island with a registered capital of $50,000.

Note 2:    TNL Mediagene Japan Inc. was established in April 4, 2023 in Japan with a registered capital of JPY100.

Note 3:    TNL TW acquired the remaining 49% of AD2 from non-controlling interests on June 1, 2023 with consideration totaled $4,204,907, and AD2 became a wholly owned subsidiary of TNL TW. Please refer to Note 30 to details.

Note 4:    SC acquired the remaining 49.44% on March 1, 2023 with consideration totaled $1,722,595. Please refer to Note 30 for details.

Note 5:    Through the holding company — TNL Mediagene Japan Inc., the Company acquired 100% of Mediagene Inc. 株式会社メディアジーン and INFOBAHN Inc. 株式会社インフォバーン from third party with 90,740,305 ordinary shares of the Company on May 25, 2023.

(c)     Subsidiaries not included in the consolidated financial statements: None.

(d)    Adjustments for subsidiaries with different statements of financial position dates: Not applicable.

(e)     No significant restrictions on the ability of subsidiaries to transfer funds to parent company.

(f)     Subsidiaries that have non-controlling interests that are material to the Group: None.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Condensed Consolidated Financial Statements (unaudited) December 31, 2023 and June 30, 2024

4.      Summary of material accounting policies (cont.)

d)      Financial liabilities at fair value through profit or loss

(a)     The issuance of the promissory notes with the conversion options by the Group was recognized under “financial liabilities designated as at fair value through profit or loss” on initial recognition due to their hybrid contracts feature. Derivatives (contingent consideration, and call options) are categorized as financial liabilities held for trading unless they are designated as hedges. Financial liabilities that meet one of the following criteria are designated as at fair value through profit or loss at initial recognition:

i)       Hybrid (combined) contracts; or

ii)      They eliminate or significantly reduce a measurement or recognition inconsistency; or

iii)    They are managed and their performance is evaluated on a fair value basis, in accordance with a documented risk management policy.

(b)    At initial recognition, the Group measures the financial liabilities at fair value. All related transaction costs are recognized in profit or loss. The Group subsequently measures these financial liabilities at fair value with any gain or loss recognized in profit or loss.

(c)     If the credit risk results in fair value changes in financial liabilities designated as at fair value through profit or loss, they are recognized in other comprehensive income in the circumstances other than avoiding accounting mismatch or recognizing in profit or loss for loan commitments or financial guarantee contracts.

e)      Employee share-based payment

(a)     For the equity-settled share-based payment arrangements, the employee services received are measured at the fair value of the equity instruments granted at the grant date, and are recognized as compensation cost over the vesting period, with a corresponding adjustment to equity. The fair value of the equity instruments granted shall reflect the impact of market vesting conditions and non-vesting conditions. Compensation cost is subject to adjustment based on the service conditions that are expected to be satisfied and the estimates of the number of equity instruments that are expected to vest under the non-market vesting conditions at each balance sheet date. Ultimately, the amount of compensation cost recognized is based on the number of equity instruments that eventually vest.

(b)    Restricted stocks:

i)       Restricted stocks issued to employees are measured at the fair value of the equity instruments granted at the grant date, and are recognised as compensation cost over the vesting period.

ii)      For restricted stocks where those stocks do not restrict distribution of dividends to employees and employees are not required to return the dividends received if they resign during the vesting period, the Group recognises the fair value of the dividends received by the employees who are expected to resign during the vesting period as compensation cost at the date of dividends declared.

f)      Critical accounting judgments, estimates and key sources of assumption uncertainty

There have been no significant changes as of June 30, 2024. Please refer to Note 4 z) in the consolidated financial statements for the year ended December 31, 2023.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Condensed Consolidated Financial Statements (unaudited) December 31, 2023 and June 30, 2024

5.      Cash and cash equivalents

	December 31, 2023	June 30, 2024
Cash on hand and petty cash	$11,775	$25,941
Checking accounts and demand deposits	3,018,523	3,110,614
	$3,030,298	$3,136,555

a)      The Group transacts with a variety of financial institutions all with high credit quality to disperse credit risk, so it expects that the probability of counterparty default is remote.

b)      No cash and cash equivalents of the Group were pledged to others.

6.      Accounts receivable

	December 31, 2023	June 30, 2024
Accounts receivable	$8,914,322	$5,707,752
Less: Loss allowance	(65,938)	(128,602)
	$8,848,384	$5,579,150

a)      The aging analysis of accounts receivable based on past due date are as follows:

	December 31, 2023	June 30, 2024
Not past due	$8,617,498	5,387,032
Past due
Within 1 month	89,953	193,712
31 to 90 days	35,925	16,647
91 to 180 days	138,592	2,964
181 to 270 days	247	107
Over 270 days	32,107	107,290
	$8,914,322	$5,707,752

b)      As of December 31, 2023 and June 30, 2024, accounts receivable were all from contracts with customers.

c)      Without taking into account of any collateral held or other credit enhancements, the amount that best reflects the Group’s maximum exposure to credit risk in respect of the accounts receivable is the carrying amount at the end of each reporting period.

d)      No accounts receivable of the Group were pledged to others.

e)      Information relating to credit risk is provided in Note 41 a).

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Condensed Consolidated Financial Statements (unaudited) December 31, 2023 and June 30, 2024

7.      Property, plant and equipment, net

	2024
	Office equipment	Leasehold improvements	Others	Total
January 1
Cost	$1,030,893	$518,320	$93,906	$1,643,119
Accumulated depreciation and impairment	(687,235)	(339,446)	(79,424)	(1,106,105)
	$343,658	$178,874	$14,482	$537,014

January 1	$343,658	$178,874	$14,482	$537,014
Additions	40,911	—	—	40,911
Depreciation expenses	(59,499)	(13,623)	(3,000)	(76,122)
Disposal	(536)	—	—	(536)
Exchange difference	(23,627)	(20,926)	(726)	(45,279)
June 30	$300,907	$144,325	$10,756	$455,988
June 30
Cost	$968,398	$455,528	$88,871	$1,512,797
Accumulated depreciation and impairment	(667,491)	(311,203)	(78,115)	(1,056,809)
	$300,907	$144,325	$10,756	$455,988

No property, plant and equipment were pledged to others.

8.      Leasing arrangements — lessee

a)      The Group leases offices and multifunctional business machines located in Taiwan and Japan. Lease agreements are typically made for periods of 2 to 5 years. Lease terms are negotiated on an individual basis and contain a wide range of different terms and conditions. The lease agreements do not impose covenants, but leased assets may not be used as security for borrowing purposes.

b)      Short-term leases with a lease term of 12 months or less comprise multifunctional printers.

c)      The carrying amount of right-of-use assets and the depreciation expenses are as follows:

	December 31, 2023	June 30, 2024
	Carrying amount	Carrying amount
Buildings	$6,121,258	$5,158,229
Machinery and equipment	19,557	14,543
	$6,140,815	$5,172,772
	Year ended December 31, 2023	Six months ended June 30, 2024
	Depreciation expenses	Depreciation expenses
Buildings	$862,258	485,782
Machinery and equipment	3,532	2,797
	$865,790	488,579

d)      For the six months ended June 30, 2023 and 2024, additions to right-of-use assets were $6,396,692 (including $6,371,979 acquired from MG at the acquisition date) and $345,050, respectively.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Condensed Consolidated Financial Statements (unaudited) December 31, 2023 and June 30, 2024

8.      Leasing arrangements — lessee (cont.)

e)      The information on profit or loss accounts relating to lease contracts is as follows:

	Six months ended June 30
	2023	2024
Items affecting profit or loss
Interest expense on lease liabilities	$10,572	$31,212
Expense on short-term lease contracts	19,579	21,161

f)      For the six months ended June 30, 2023 and 2024, the Group’s total cash outflow for leases were $381,361 and $569,623, respectively.

9.      Goodwill and intangible assets

	2024
	Goodwill	Trademarks	Customer relationships	Website platform	Computer software	Total
January 1
Cost	$60,741,929	$22,083,887	$13,788,135	566,591	$2,139,623	$99,320,165
Accumulated amortization and impairment	—	(71,065)	(3,520,167)	(236,079)	(1,345,098)	(5,172,409)
	$60,741,929	$22,012,822	$10,267,968	$330,512	$794,525	$94,147,756

January 1	$60,741,929	$22,012,822	$10,267,968	$330,512	$794,525	$94,147,756
Additions	—	877	—	—	142,330	143,207
Amortization expenses	—	(25,604)	(842,516)	(54,490)	(121,755)	(1,044,365)
Exchange difference	(518,647)	(28,004)	(109,962)	(16,815)	(73,164)	(746,592)
June 30	$60,223,282	$21,960,091	$9,315,490	$259,207	$741,936	$92,500,006
June 30
Cost	$60,223,282	$22,052,348	$13,504,403	$536,210	$1,938,426	$98,254,699
Accumulated amortization and impairment	—	(92,257)	(4,188,913)	(277,003)	(1,196,490)	(5,754,663)
	$60,223,282	$21,960,091	$9,315,490	$259,207	$741,936	$92,500,006

10.    Impairment of non-financial assets

a)      Impairment for goodwill

Goodwill is monitored by management at the level of entities. Summary of the goodwill allocation is presented below:

December 31, 2023	AD2	SC+ST	POLYDICE	MG	Total
Goodwill	1,882,400	5,428,655	2,361,421	51,069,453	60,741,929
June 30, 2024	AD2	SC+ST	POLYDICE	MG	Total
Goodwill	1,781,464	5,137,566	2,234,799	51,069,453	60,223,282

The Group tests whether goodwill has suffered any impairment at least once on an annual basis. For year 2023 and the six months ended June 30, 2024, the recoverable amount of the cash-generating units (CGUs) was determined based on value in use calculations which require the use of assumptions. The calculations use cash flow projections based on financial budgets approved by management covering a 5 to 10 year period.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Condensed Consolidated Financial Statements (unaudited) December 31, 2023 and June 30, 2024

10.    Impairment of non-financial assets (cont.)

Cash flows beyond the 5 to 10 year are extrapolated using the estimated growth rates stated below. These growth rates are consistent with forecasts included in industry reports specific to the industry in which each CGU operates.

There was no impairment loss for the six months ended June 30, 2023 and 2024.

The following table sets out the key assumptions for those CGUs that have significant goodwill allocated to them:

2023	AD2	SC + ST	POLYDICE	MG
Sales (annual growth rate)	12%	1%~12%	11%	5%~33%
Budgeted gross margin	50%	20%	85%	30%~43%
Operating expense	32%~44%	4%~5%	49%~71%	24%~28%
Annual capital expenditure	$29,306~$39,075	$19,538	$14,653	$488,000,~$1,830,000
Long-term growth rate	1.50%	1.50%	1.50%	1.50%
Pre-tax discount rate	14.90%	14.90%	14.90%	14.30%
2024	AD2	SC + ST	POLYDICE	MG
Sales (annual growth rate)	10%	11%	11%	5%~33%
Budgeted gross margin	47%	22%	82%	30%~43%
Operating expense	39%~51%	8%~10%	54%~79%	24%~28%
Annual capital expenditure	$36,980	$18,490	$13,867	$428,953~$1,608,211
Long-term growth rate	1.50%	1.50%	1.50%	1.50%
Pre-tax discount rate	14.90%	14.90%	14.90%	14.30%

Management has determined the values assigned to each of the above key assumptions as follows:

Assumption	Approach used to determine values
Sales

Average annual growth rate over the five to ten year forecast period; based on past performance, management’s expectations of market development, current industry trends and including long-term inflation forecasts for each territory.

Budgeted gross margin	Based on past performance and management’s expectations for the future.
Operating expense	Management forecasts these costs based on the current structure of the business, adjusting for inflationary increases but not reflecting any future restructurings or cost saving measures.
Annual capital expenditure

Expected cash costs in the CGUs. This is based on the historical experience of management, and the planned refurbishment expenditure. No incremental revenue or cost savings are assumed in the value in use model as a result of this expenditure.

Long-term growth rate	This is the weighted average growth rate used to extrapolate cash flows beyond the budget period. The rates are consistent with forecasts included in industry reports.
Pre-tax discount rates	Reflect specific risks relating to the relevant segments and the countries in which they operate.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Condensed Consolidated Financial Statements (unaudited) December 31, 2023 and June 30, 2024

10.    Impairment of non-financial assets (cont.)

b)      For significant estimate: impact of possible changes in key assumptions

Ad2 CGU

The recoverable amount of the AD2 CGU is estimated to exceed the carrying amount of the CGU as of June 30, 2024 by $2,406,804 (December 31, 2023: $7,673,909).

The recoverable amount of this CGU would equal its carrying amount if the key assumptions were to change as follows:

	December 31, 2023		June 30, 2024
	From	To	From	To
Pre-tax discount rate	14.90%	38.90%	14.90%	24.40%
Long-term growth rate	1.50%	0.50%	1.50%	0.50%

Management have considered and assessed reasonably possible changes for other key assumptions and have not identified any instances that could cause the carrying amount of the AD2 CGU to exceed its recoverable amount.

SC + ST CGU

The recoverable amount of the SC + ST CGU is estimated to exceed the carrying amount of the CGU as of June 30, 2024 by $2,610,375 (December 31, 2023: $3,033,011).

The recoverable amount of this CGU would equal its carrying amount if the key assumptions were to change as follows:

	December 31, 2023		June 30, 2024
	From	To	From	To
Pre-tax discount rate	14.90%	19.40%	14.90%	18.90%
Long-term growth rate	1.50%	0.50%	1.50%	0.50%

The directors and management have considered and assessed reasonably possible changes for other key assumptions and have not identified any instances that could cause the carrying amount of the SC + ST CGU to exceed its recoverable amount.

POLYDICE CGU

The recoverable amount of the POLYDICE CGU is estimated to exceed the carrying amount of the CGU as of June 30, 2024 by $4,262,601 (December 31, 2023: $3,701,927).

The recoverable amount of this CGU would equal its carrying amount if the key assumptions were to change as follows:

	December 31, 2023		June 30, 2024
	From	To	From	To
Pre-tax discount rate	14.90%	24.40%	14.90%	27.40%
Long-term growth rate	1.50%	1.00%	1.50%	1.00%

The directors and management have considered and assessed reasonably possible changes for other key assumptions and have not identified any instances that could cause the carrying amount of the POLYDICE CGU to exceed its recoverable amount.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Condensed Consolidated Financial Statements (unaudited) December 31, 2023 and June 30, 2024

10.    Impairment of non-financial assets (cont.)

MG CGU

The recoverable amount of the MG CGU is estimated to exceed the carrying amount of the CGU at June 30, 2024 by $4,613,545 (December 31, 2023: $12,905,913).

The recoverable amount of this CGU would equal it’s carrying amount if the key assumptions were to change as follows:

	December 31, 2023		June 30, 2024
	From	To	From	To
Pre-tax discount rate	14.30%	15.30%	14.30%	14.75%
Long-term growth rate	1.50%	1.00%	1.50%	1.00%

The directors and management have considered and assessed reasonably possible changes for other key assumptions and have not identified any instances that could cause the carrying amount of the MG CGU to exceed its recoverable amount.

11.    Short-term borrowings

Type of loans	December 31, 2023		June 30, 2024
Bank loans
Secured bank loans	$1,269,945		$938,443
Unsecured bank loans	3,103,473		2,054,345
Other loans	876,815		355,395
	$5,250,233		$3,348,183
Interest rate range	0.53	%~8%	0.70%~8%
Unused credit lines of short-term bank loans
US$	—		844,169

As of June 30, 2024, the Company issued convertible promissory notes aggregating to $1,475,471 to its existing shareholders and other third parties, of which, part of the convertible promissory notes is issued in exchange to terminate the short-term borrowing plus accumulated interest totaled $509,041 (classified as “Other loans”), please see Note 12d) for the terms and conditions of the convertible promissory notes.

The table below summarizes the maturity profile of the short-term borrowings excluding the current portion of long-term borrowings (see Note 15 for further information) as of June 30, 2024 based on the contractual due date:

	1 to 3 months	4~6 months	Over 6 months	Total
Type of loans
Secured bank loans	$—	$275,039	$663,404	$938,443
Unsecured bank loans	1,864,141	33,565	156,639	2,054,345
Other loans	355,395	—	—	355,395
	$2,219,536	$308,604	$820,043	$3,348,183

Information relating to interest rate risk and liquidity risk are provided in Note 41 a).

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Condensed Consolidated Financial Statements (unaudited) December 31, 2023 and June 30, 2024

12.    Financial liabilities at fair value through profit or loss

	December 31, 2023	June 30, 2024
Current item:
Financial liabilities mandatorily measured at fair value through profit or loss
Contingent consideration of acquisition of subsidiaries	$53,166	$—
Add: Valuation adjustment and net exchange differences	7,498	—
	60,664	—
Convertible promissory note	—	1,475,471
Add: Valuation adjustment	—	62,529
	—	1,538,000
Total current item	$60,664	$1,538,000

a)      Amounts recognized in profit of loss in relation to the financial liabilities at fair value through profit or loss are listed below:

	Six months ended June 30 2023	Six months ended June 30 2024
Financial liabilities at fair value through profit or loss
Contingent consideration of acquisition of subsidiaries	$39,398	$58,383
Preference shares liabilities	5,436,783	—
Convertible promissory note	—	(62,529)
	$5,476,181	$(4,146)

b)      In accordance with the share purchase agreements for the acquisition of POLYDICE in year 2022 and the acquisition of SC in year 2020, the Group shall give additional acquisition consideration and recognize relevant contingent consideration at fair value on the acquisition date if the acquired company achieves specific performance conditions within a certain period after the acquisition. The contingent consideration that will be liquidated in cash or other financial assets is recognized as financial liabilities designated at fair value through profit and loss, and the subsequent achievement are as follows:

i)       Contingent consideration for the acquisition of POLYDICE is available from year 2022 to 2024. For the year 2022, POLYDICE met the performance target and the Group paid out part of the contingent consideration in cash totaled $400,000 in 2023. For the year 2023, POLYDICE failed to meet the performance target, therefore, the relevant contingent consideration was written off and recognized in “other gains and losses”. The remaining contingent consideration totaled $60,664 is expected to fail to meet the performance target, therefore, the relevant contingent consideration was written off and recognized in “other gains and loss’’ for the year 2024.

ii)      Contingent consideration for the acquisition of SC is available from year 2021 to 2022. For the year 2021, SC met the performance target and the Group paid out the contingent consideration of cash $150,000 in 2022 and 201,939 ordinary shares in 2023. For the year 2022, SC met the performance target and the Group paid out the contingent consideration of cash $150,000 in 2022 and 134,626 ordinary shares in 2023.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Condensed Consolidated Financial Statements (unaudited) December 31, 2023 and June 30, 2024

12.    Financial liabilities at fair value through profit or loss (cont.)

c)      As shown in the table below, the Company issued series of convertible preference shares, which was assessed as financial liabilities at fair value through profit or loss due to either its redemption option or contingent settlement provisions feature. On May 12, 2022, the Company issued 2,804 thousand of Series D-2 shares at $0.7845 per share totaled $2,199,999. On May 22, 2023, all series of preferred shares had been converted to ordinary shares at a 1:1 conversion ratio totaled $26,911,070. The decrease in fair value prior to conversion was mainly due to the probability of liquidation and redemption have decreased and the probability of mandatory conversion has increased under the option pricing model that was used for valuation. Information related to the methods and assumptions used for the fair value estimates are provided in Note 41 b) (b).

	Authorized shares (in thousands of shares)	Issuance date	Shares issued (in thousands of shares)	Total issuance amount	December 31, 2022		May 22, 2023
					Share price	Total amount	Share price	Total amount
Series A	6,070	2015.5.20~2016.7.20	6,069	$1,200,000	0.720842	$4,374,631	0.725968	$4,405,739
Series B	6,000	2016.10.31~2017.4.11	5,917	1,869,000	0.848454	5,020,231	0.745331	4,410,061
Series B-1	410	2017.11.9~2017.11.27	408	180,000	0.907989	370,820	0.752824	307,451
Series C	7,152	2018.2.1~2019.3.14	7,152	3,500,000	0.931615	6,662,455	0.755296	5,401,508
Series C-1	4,375	2019.3.14~2019.10.2	4,374	2,217,055	0.893186	3,906,631	0.750359	3,282,230
Series C-2	1,770	2019.6.13~2019.10.2	1,767	1,103,300	0.940657	1,662,560	0.756533	1,337,131
Series D-1	4,207	2020.6.25	4,207	3,300,000	1.069958	4,500,779	0.783391	3,295,335
Series D-2	11,100	2020.11.19~2022.5.12	5,854	4,592,249	0.999320	5,849,746	0.763892	4,471,615
Total				$17,961,604		$32,347,853		$26,911,070

According to the Company’s Article of Association, the rights, preferences, and privileges of the above preference shareholders are as follows:

Dividend:

i)       Series D-1: 10% of non-cumulative dividends should be declared by the Board of Directors at its discretion.

ii)      All Series except Series D-1: 8% of non-cumulative dividends should be declared by the Board of Directors at its discretion.

The ranking of claims are holders of the Series D-1, Series D-2, Series C-2, Series C-1, Series C, Series B-1, Series B, Series A preferred shares and ordinary shares of the Company.

Conversion rights:

The contractual conversion price is the initial subscription price (i.e., the conversion ratio is 1:1). The conversion price of the ordinary share is subject to adjustments if the condition of the anti-dilution provision occurs subsequently. The conversion price will be adjusted based on the pricing model specified in the Articles of Association.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Condensed Consolidated Financial Statements (unaudited) December 31, 2023 and June 30, 2024

12.    Financial liabilities at fair value through profit or loss (cont.)

The shareholders of preferred shares may request the conversion to ordinary shares at any time. The remaining unconverted preferred shares will automatically be converted into ordinary shares of the Group if:

i)       The Series D-1 preferred shares exceeds 80%, and more than two-thirds of the shareholders of the other preferred stocks issued and outstanding by the Group converted into ordinary shares; or

ii)      The Group meets the conditions or qualifications for listing under the Articles of Association.

Liquidation preferences:

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or any deemed liquidation event, the assets of the Company or the consideration of the deemed liquidation event available for distribution to its shareholders, as the case may be, should be distributed among the shareholders.

The Series D-1 preferred shares shall be repaid first before any other class of shares at amount per share limited to the greater of 150.95% of the issuing price or at the conversion price if the shares have been converted into common shares.

If a merger or reorganization of the Company occurred (unless existing shareholders retain more than 50% of the total voting power), such events shall be deemed as Deemed Liquidation Event. unless:

i)       the holders of at least two-thirds of all outstanding preferred shares, and

ii)      the holders of at least eighty percent (80%) of the Series D-1 preferred shares then outstanding, each voting as a separate class on an as converted to ordinary shares basis, may elect not to apply the process of liquidation in the event of a Deemed Liquidation Event. Thus, if an uncertain event occurred in the future, the Company has a contractual obligation to deliver cash to convertible preference shareholders.

Voting rights:

Each preferred shareholder shall be entitled to one vote for each ordinary share then-issuable upon conversion of the preferred shares as of the record date for such vote or, if no record date is specified, as of the date of such vote.

Redemption rights (Series D-1 only):

Unless prohibited by Cayman law governing distributions to shareholders, the shareholders of Series D-1 preferred shares may make a written request to the Group for redemption within one month of the expiration date on June 24, 2023, at the higher amounts of 130% of the issue price; or fair market value.

Subscription right (Series D-1 only):

A stock warrant (“Series D-1 warrant”) was granted to Series D-1 preferred shareholders to purchase a total of additional 6,309,752 common shares at the subscription ratio of 1:1.5 at the initial subscription price. The Series D-1 warrant had an expiry date on June 24, 2022, and no additional common shares were subscribed before the warrant expired.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Condensed Consolidated Financial Statements (unaudited) December 31, 2023 and June 30, 2024

12.    Financial liabilities at fair value through profit or loss (cont.)

d)      As of June 30, 2024, the Company issued convertible promissory notes to its existing shareholders and other third parties as follows:

June 30, 2024
Holder	Issuance date	Issuance amount	Interest rate	Note
A	2024.1.2	$509,041	10%	1
B	2024.1.4	300,000	10%	2
A	2024.3.6	250,000	10%	2
C	2024.3.19	100,000	10%	2
D	2024.3.20	66,430	10%	2
E	2024.5.16	100,000	10%	2
F	2024.6.3	150,000	10%	2
		$1,475,471

____________

Note 1:    This convertible promissory note is issued in exchange to terminate the short-term borrowing plus accumulated interest totaled $509,041, please see Note 11 for details.

Note 2:    The convertible promissory notes are issued for cash.

The promissory notes (refer as the “2024 Convertible Promissory Notes”) issued have terms and conditions as follows:

i)       Maturity date: December 7, 2024. Upon maturity, all amounts outstanding and accrued but unpaid interest shall become due and payable in cash.

ii)      Interest: 10% per annum.

iii)    Voluntary conversion: The holders of the 2024 Convertible Promissory Notes have the right to convert all or any part of the outstanding principal and accrued interest into ordinary shares of the Company at a conversion price equal to 90% of the per share price if the Company completes an equity financing (refer as the “Conversion Price”) under which it raises not less than $5,000,000 on or before the mature day.

iv)     Automatic conversion: Immediately after the closing of de-SPAC transaction, the outstanding principal plus accrued interest will automatically convert into ordinary shares at the Conversion Price.

13.    Financial liabilities at amortized cost

	December 31, 2023	June 30, 2024
Current:
Subsidiary’s preferred shares liabilities	$97,688	$—
Non-controlling shareholders’ conversion right	673,722	673,722
	$771,410	$673,722
Non-current:
Subsidiary’s preferred shares liabilities	$1,856,073	$1,953,761
Add: Net exchange differences	—	(104,763)
	$1,856,073	$1,848,998

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Condensed Consolidated Financial Statements (unaudited) December 31, 2023 and June 30, 2024

13.    Financial liabilities at amortized cost (cont.)

a)      Amounts recognized in profit or loss in relation to financial liabilities at amortized cost are listed below:

	Six months ended June 30, 2023	Six months ended June 30, 2024
Finance costs	$14,604	$14,102

b)      On August 15, 2020, TNL TW, a subsidiary of the Company, issued Class A preferred shares to the National Development Fund of the Executive Yuan. The Class A preferred shares of TNL TW are assessed as liabilities in accordance with the rights of the shareholders, the conditions of issuance of Class A preferred shares are as follows:

i)       Shares issued: 500 thousand shares of TNL TW

ii)      Issue price: NT$60,000,000 (US$1,953,761)/NT$120 (US$3.907) per share

iii)    Expiration date: Initially on August 13, 2023 (allowed to withdrawal in advance in certain circumstances), which is extended to February 13, 2026 in June 2024 by the National Development Fund of the Executive Yuan. Upon expiration, the shares shall be retired in 15 equal quarterly installments in cash.

iv)     Dividend: 1.5% per year, cumulative, no participation in ordinary shares and other preferred shares in respect of distributions of earnings and capital surplus.

v)      Liquidation preference: The shareholders of the Class A preferred shares take precedence over the shareholders of the ordinary shares and other preferred shares in the order of distribution of residual property of TNL TW. However, it shall not exceed the total subscription amount plus the dividends not yet received during the issued period.

vi)     The Class A preferred shares does not have the right to vote and vote for the distribution of excess dividends, however, the shareholders of the Class A preferred shares may vote on matters related to their rights.

vii)    The Class A preferred shares has no right to be converted into the ordinary shares.

c)      In accordance with the investment agreements by DaEX and each of certain DaEX’s non-controlling shareholders, and the joint venture agreement by TNL TW and AccuHit AI Technology Taiwan Co., Ltd (a DaEX’s non-controlling shareholders), each of certain DaEX non-controlling shareholders (the “DaEX Conversion Right Holders”) has the right to, before de-SPAC of the Company, convert their shares of DaEX into the shares of the Company. The value of the DaEX converted shares shall not be less than NT$20,690,000 (US$673,722), which was the initial investment amount of certain DaEX non-controlling shareholders, and the actual conversion price shall be agreed upon by the parties in writing. As DaEX’s fair value in proportion to the shareholding percentage has dropped below the initial investment amount of certain DaEX non-controlling shareholders as of December 31, 2023 and June 30, 2024, no valuation adjustments was recorded.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Condensed Consolidated Financial Statements (unaudited) December 31, 2023 and June 30, 2024

14.    Other payables

	December 31, 2023	June 30, 2024
Salaries and bonuses payable	$2,248,023	$1,788,553
Brand promotion/advertising fees payable	161,368	148,563
Labor and health insurance payable	303,092	311,315
Sales tax payable	603,336	281,672
Professional fee payable	2,746,599	5,176,181
Other expense payable	842,608	574,053
	$6,905,026	$8,280,337

Professional fee payable is for legal, accounting and consulting services related to the acquisition of MG and the de-SPAC transaction.

15.    Long-term borrowings

Type of borrowings	December 31, 2023	June 30, 2024
Bank loans
Secured loans	$4,900,044	$5,824,930
Unsecured loans	592,637	861,331
	5,492,681	6,686,261
Less: Current portion	(2,370,305)	(3,108,936)
	$3,122,376	$3,577,325

a)      Refer to table below for details of long-term borrowing.

Lender A refers to First Commercial Bank;

Lender B refers to Taishin International Bank;

Lender C refers to Taiwan Business Bank;

Lender D refers to Chailease Holding Company Ltd.;

Lender E refers to Shanghai Commercial and Savings Bank Ltd,;

Lender F refers to Chang Hwa Commercial Bank, Ltd.;

Lender G refers to Sumitomo Mitsui Banking Corporation;

Lender H refers to DBS Bank (Taiwan) Ltd.;

Lender I refers to CTBC Bank Co., Ltd.;

Lender J refers to E.SUN Commercial Bank, Ltd.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Condensed Consolidated Financial Statements (unaudited) December 31, 2023 and June 30, 2024

15.    Long-term borrowings (cont.)

As of December 31, 2023
Lender	Facility period	Credit facility	Type	Outstanding amount	Undrawn amount	Interest rate	Guarantor	Collateral
A	2022.12.12 – 2025.12.12	$162,813	Secured	$109,889	—	2.700%	Tzu-Wei Chung	$—
A	2022.06.24 – 2025.06.24	293,064	Secured	149,148	—	2.480%	Tzu-Wei Chung	—
A	2022.06.24 – 2025.06.24	65,125	Secured	33,144	—	2.480%	Tzu-Wei Chung	—
A	2023.12.28 – 2026.12.27	146,532	Secured	146,532	—	2.700%	Tzu-Wei Chung	14,653
A	2023.10.17 – 2026.10.16	195,376	Secured	184,932	—	2.700%	Tzu-Wei Chung	—
A	2023.10.17 – 2026.10.17	146,532	Secured	138,699	—	2.700%	Tzu-Wei Chung	—
A	2023.09.27 – 2026.09.26	195,376	Secured	179,692	—	2.700%	Tzu-Wei Chung	—
A	2022.09.29 – 2025.09.29	65,125	Secured	38,561	—	2.480%	Tzu-Wei Chung	—
A	2022.06.24 – 2025.06.24	65,125	Secured	33,144	—	2.480%	Tzu-Wei Chung	—
A	2023.12.28 – 2026.12.27	146,532	Secured	146,532	—	2.700%	Tzu-Wei Chung	14,653
B	2022.09.23 – 2024.09.23	488,440	Secured	183,165	—	2.510%	Tzu-Wei Chung	97,688
B	2023.07.27 – 2025.07.27	488,440	Secured	386,682	—	2.910%	Tzu-Wei Chung	146,532
C	2021.09.30 – 2026.09.30	162,813	Secured	114,694	—	3.750%	Tzu-Wei Chung	—
C	2020.08.24 – 2025.08.24	97,688	Secured	36,238	—	2.750%	Tzu-Wei Chung	—
C	2023.11.08 – 2028.11.08	325,627	Secured	192,510	132,107	2.095%	Tzu-Wei Chung	—
D	2022.08.31 – 2024.08.31	1,139,694	Unsecured	253,985	—	2.746%	Tzu-Wei Chung	—
D	2023.06.08 – 2025.06.08	455,878	Unsecured	338,652	—	3.500%	Tzu-Wei Chung	—
E	2021.06.07 – 2026.06.07	976,880	Secured	530,632	—	3.250%	Tzu-Wei Chung	—
E	2021.10.20 – 2026.10.20	846,630	Secured	483,013	—	3.000%	Tzu-Wei Chung	—
E	2021.09.06 – 2024.09.06	130,251	Secured	32,562	—	3.500%	Tzu-Wei Chung	—
E	2022.01.05 – 2025.01.05	130,251	Secured	47,034	—	3.500%	Tzu-Wei Chung	—
E	2023.07.26 – 2028.07.26	325,627	Secured	298,491	—	2.095%	Tzu-Wei Chung	—
E	2022.11.25 – 2027.11.25	1,302,507	Secured	1,059,319	—	3.250%	Tzu-Wei Chung	—
F	2021.06.28 – 2026.06.28	325,627	Secured	182,292	—	3.250%	Tzu-Wei Chung	—
G	2020.09.28 – 2030.09.27	282,905	Secured	193,139	—	1.000%	—	—
				$5,492,681
As of June 30, 2024
Lender	Facility period	Credit facility	Type	Outstanding amount	Undrawn amount	Interest rate	Guarantor	Collateral
A	2022.06.24 – 2025.06.24	$277,350	Secured	$94,702	—	2.605%	Tzu-Wei Chung	$—
A	2022.06.24 – 2025.06.24	61,633	Secured	21,045	—	2.605%	Tzu-Wei Chung	—
A	2022.06.24 – 2025.06.24	61,633	Secured	21,045	—	2.605%	Tzu-Wei Chung	—
A	2022.09.29 – 2025.09.29	61,633	Secured	26,232	—	2.605%	Tzu-Wei Chung	—
A	2022.12.12 – 2025.12.12	154,083	Secured	78,534	—	2.825%	Tzu-Wei Chung	—
A	2023.09.27 – 2026.09.26	184,900	Secured	140,090	—	2.825%	Tzu-Wei Chung	—
A	2023.10.17 – 2026.10.16	184,900	Secured	145,120	—	2.700%	Tzu-Wei Chung	—
A	2023.10.17 – 2026.10.16	138,675	Secured	108,840	—	2.700%	Tzu-Wei Chung	—
A	2023.12.28 – 2026.12.27	138,675	Secured	116,354	—	2.825%	Tzu-Wei Chung	13,867
A	2023.12.28 – 2026.12.27	138,675	Secured	116,354	—	2.825%	Tzu-Wei Chung	13,867
B	2022.09.23 – 2024.09.23	462,250	Secured	57,781	—	2.510%	Tzu-Wei Chung	92,450
B	2023.07.27 – 2025.07.27	462,250	Secured	250,385	—	2.910%	Tzu-Wei Chung	138,675
C	2021.09.30 – 2026.09.30	154,083	Secured	89,766	—	3.875%	Tzu-Wei Chung	—
C	2020.08.24 – 2025.08.24	184,900	Secured	24,175	—	2.875%	Tzu-Wei Chung	—
C	2023.11.08 – 2028.11.08	308,166	Secured	279,275	—	2.220%	Tzu-Wei Chung	—
D	2022.08.31 – 2024.08.31	1,078,582	Unsecured	60,097	—	2.746%	Tzu-Wei Chung	—
D	2023.06.08 – 2025.06.08	431,433	Unsecured	209,553	—	3.500%	Tzu-Wei Chung	—
D	2024.04.26 – 2026.04.26	647,149	Unsecured	591,681	—	3.625%	Tzu-Wei Chung	—
E	2021.06.07 – 2026.12.07	924,499	Secured	409,728	—	3.375%	Tzu-Wei Chung	—
E	2021.09.06 – 2024.09.06	123,267	Secured	10,271	—	3.625%	Tzu-Wei Chung	—

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Condensed Consolidated Financial Statements (unaudited) December 31, 2023 and June 30, 2024

15.    Long-term borrowings (cont.)

As of June 30, 2024
Lender	Facility period	Credit facility	Type	Outstanding amount	Undrawn amount	Interest rate	Guarantor	Collateral
E	2021.10.20 – 2026.10.20	801,233	Secured	376,990	—	3.125%	Tzu-Wei Chung	—
E	2022.01.05 – 2025.01.05	123,267	Secured	23,968	—	3.625%	Tzu-Wei Chung	—
E	2022.11.25 – 2027.11.25	1,232,666	Secured	874,536	—	3.375%	Tzu-Wei Chung	—
E	2023,07.26 – 2028.07.26	308,166	Secured	251,669	—	2.220%	Tzu-Wei Chung	—
F	2024.02.01 – 2029.02.01	46,225	Secured	43,143	—	3.000%	Tzu-Wei Chung	—
G	2020.09.28 – 2030.09.27	248,633	Secured	157,285	—	1.000%	—	—
H	2024.03.15 – 2026.03.15	893,683	Secured	784,520	—	2.630%	Tzu-Wei Chun	44,684
I	2024.04.26 – 2027.04.26	924,499	Secured	873,138	—	2.931%	Tzu-Wei Chun	—
J	2024.05.13 – 2027.05.13	462,250	Secured	449,984	—	3.120%	Tzu-Wei Chun	—
				$6,686,261

b)      Information about the items that are pledged to others as collaterals for long-term bank loans is provided in Note 36.

c)      Information relating to interest rate risk and liquidity risk are provided in Note 41 a).

16.    Pensions_ Defined Contribution Plans

Effective from July 1, 2005, the Company’s subsidiaries in Taiwan established a defined contribution pension plan (“New Plan”) under the Labor Pension Act, covering all regular employees with ROC nationality. Under the New Plan, the Company’s subsidiaries in Taiwan contributes monthly an amount based on 6% of the employees’ monthly salaries and wages to the employees’ individual pension accounts at the Bureau of Labor Insurance. The benefits accrued are paid monthly or in lump sum upon termination of employment. The pension costs under defined contribution pension plans of the Company’s subsidiaries in Taiwan for the six months ended June 30, 2023 and 2024 were $183,032 and $194,934, respectively.

The Company’s subsidiaries in Japan and Hong Kong adopted a defined contribution pension plan in accordance with the local regulations, and contributions are based on a certain percentage of employees’ salaries and wages. Other than the yearly contribution, the subsidiary has no further obligations. The pension costs of the subsidiaries for Hong Kong for the six months ended June 30, 2023 and 2024 were $919 and $534, respectively. The pension costs of the subsidiaries for Japan for the six months ended June 30, 2023 and 2024 were $72,341 and $255,726, respectively.

17.    Share-based payment

a)      For the six months ended June 30, 2024, the Group’s share-based payment arrangements were as follows:

Type of arrangement	Grant date	Quantity granted	Contract period	Vesting conditions
Employee stock options	May 14, 2015	2,872,556	10 years	Note 1
Employee stock options	May 14, 2015	1,508,094	10 years	Note 1
Employee stock options	April 14, 2016	71,814	10 years	Note 2
Employee stock options	April 14, 2016	430,883	10 years	Note 3
Employee stock options	April 7, 2017	324,764	10 years	Note 1
Employee stock options	March 11, 2019	33,331	10 years	Note 1
Employee stock options	March 11, 2019	33,331	10 years	Note 1
Employee stock options	March 11, 2019	33,331	10 years	Note 1
Employee stock options	October 4, 2019	33,331	10 years	Note 1
Employee stock options	January 9, 2020	33,331	10 years	Note 1
Employee stock options	March 9, 2020	33,331	10 years	Note 1

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Condensed Consolidated Financial Statements (unaudited) December 31, 2023 and June 30, 2024

17.    Share-based payment (cont.)

Type of arrangement	Grant date	Quantity granted	Contract period	Vesting conditions
Employee stock options	April 27, 2020	15,000	10 years	Note 1
Employee stock options	July 31, 2020	600,000	10 years	Note 1
Employee stock options	November 2, 2020	450,000	10 years	Note 1
Employee stock options	May 3, 2021	300,000	10 years	Note 1
Employee stock options	July 1, 2021	33,331	10 years	Note 1
Employee stock options	July 1, 2021	33,331	10 years	Note 1
Employee stock options	July 1, 2021	33,331	10 years	Note 1
Employee stock options	September 1, 2021	15,000	10 years	Note 3
Employee stock options	February 10, 2022	33,331	10 years	Note 1
Employee stock options	February 10, 2022	96,662	10 years	Note 1
Employee stock options	February 10, 2022	66,284	10 years	Note 1
Employee stock options	February 10, 2022	299,808	10 years	Note 4
Employee stock options	June 10, 2022	96,546	10 years	Note 3
Employee stock options	June 10, 2022	118,000	10 years	Note 3
Employee stock options	June 21, 2022	316,582	10 years	Note 4
Employee stock options	May 31, 2023	27,000	10 years	Note 1
Employee stock options	May 31, 2023	91,662	10 years	Note 1
Employee stock options	May 31, 2023	95,000	10 years	Note 1
Employee stock options	July 31, 2023	135,000	10 years	Note 1
Employee stock options	July 31, 2023	50,000	10 years	Note 1
Employee stock options	July 31, 2023	245,000	10 years	Note 1
Employee stock options	August 21, 2023	100,000	10 years	Note 1
Employee stock options	January 1, 2024	20,000	10 years	Note 3
Employee stock options	January 1, 2024	50,000	10 years	Note 1
Employee stock options	January 1, 2024	20,000	10 years	Note 1
Restricted stocks to employees	January 1, 2024	41,667	4 years	Note 1,5

____________

Note 1:    Twenty-five percent of the shares subject to the option shall vest on the one-year anniversary of the vesting commencement date. For the remaining seventy five percent, one forty-eighth of the shares subject to the option shall vest each month thereafter on the same day of the month as the vesting commencement date, subject to participant continuing to be a service provider through each such date.

Note 2:    All of the shares subject to the option shall vest on the one-year anniversary of the vesting commencement date, subject to participant continuing to be a service provider through each such date.

Note 3:    One-third of the shares subject to the option shall vest on the one-year anniversary of the vesting commencement date, and one-third of the shares subject to the option shall vest each year thereafter on the anniversary of the vesting commencement date, subject to participant continuing to be a service provider through each such date.

Note 4:    All shares subject to the option shall vest immediately.

Note 5:    The restricted stocks issued by the company cannot be transferred during the vesting period, but voting right and dividend right are not restricted on these stocks.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Condensed Consolidated Financial Statements (unaudited) December 31, 2023 and June 30, 2024

17.    Share-based payment (cont.)

The share-based payment arrangements above are settled by equity.

b)      Details of the share-based payment arrangements are as follows:

	2023
Stock options	No. of options	Weighted-average exercise price
Options outstanding at January 1	6,325,548	0.286188
Options granted	213,662	0.779230
Option exercised	(214,546)	0.289369
Options forfeited	(15,000)	0.784500
Options outstanding at June 30	6,309,664	0.301591
Options exercisable at June 30	5,537,734
	2024
Stock options	No. of options	Weighted-average exercise price
Options outstanding at January 1	6,523,082	0.360531
Options granted	90,000	0.940744
Options forfeited	(125,000)	1.116900
Options outstanding at June 30	6,488,082	0.354007
Options exercisable at June 30	5,973,456
2024
Restricted stocks	No. of restricted stocks
Restricted stocks granted but not yet vested at January 1	—
Restricted stocks granted	41,667
Restricted stocks vested	—
Restricted stocks granted but not yet vested at June 30	41,667

c)      The expiry date and exercise price of stock options outstanding at balance sheet date are as follows:

		December 31, 2023		June 30, 2024
Grant date	Expiration Date	Quantity	Exercise price	Quantity	Exercise price
May 14, 2015	May 13, 2025	2,872,556	0.019773	2,872,556	0.019773
May 14, 2015	May 13, 2025	430,884	0.019773	430,884	0.019773
April 14, 2016	April 13, 2026	71,814	0.019773	71,814	0.019773
April 7, 2017	April 6, 2027	324,764	0.315874	324,764	0.315874
March 11, 2019	March 10, 2029	33,331	0.489407	33,331	0.489407
March 11, 2019	March 10, 2029	33,331	0.489407	33,331	0.489407
October 4, 2019	October 3, 2029	33,331	0.624234	33,331	0.624234
January 9, 2020	January 8, 2030	33,331	0.489407	33,331	0.489407
July 31, 2020	July 30, 2030	600,000	0.742800	600,000	0.742800
November 2, 2020	November 1, 2030	450,000	0.624234	450,000	0.624234
May 3, 2021	May 2, 2031	300,000	0.742800	300,000	0.742800
July 1, 2021	June 30, 2031	33,331	0.784500	33,331	0.784500
July 1, 2021	June 30, 2031	33,331	0.784500	33,331	0.784500
July 1, 2021	June 30, 2031	33,331	0.489407	33,331	0.489407

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Condensed Consolidated Financial Statements (unaudited) December 31, 2023 and June 30, 2024

17.    Share-based payment (cont.)

		December 31, 2023		June 30, 2024
Grant date	Expiration Date	Quantity	Exercise price	Quantity	Exercise price
February 10, 2022	February 9, 2032	33,331	0.489407	33,331	0.489407
February 10, 2022	February 9, 2032	96,662	0.784500	96,662	0.784500
February 10, 2022	February 9, 2032	66,284	0.784500	66,284	0.784500
February 10, 2022	February 9, 2032	299,808	0.784500	299,808	0.784500
May 31, 2023	May 30, 2033	27,000	0.742800	27,000	0.742800
May 31, 2023	May 30, 2033	91,662	0.784500	66,662	0.784500
May 31, 2023	May 30, 2033	95,000	0.784500	95,000	0.784500
July 31, 2023	July 30, 2033	135,000	0.997300	135,000	0.997300
July 31, 2023	July 30, 2033	50,000	0.997300	50,000	0.997300
July 31, 2023	July 30, 2033	245,000	0.997300	245,000	0.997300
August 21, 2023	August 20, 2033	100,000	1.200000	—	—
January 1, 2024	December 31, 2033	—	—	20,000	0.742800
January 1, 2024	December 31, 2033	—	—	50,000	0.997300
January 1, 2024	December 31, 2033	—	—	20,000	0.997300

d)      The fair value of stock options granted on grant date is measured using the binomial model. Relevant information is as follow:

Type of Arrangement	Grant date	Stock price	Exercise price	Expected price volatility	Expected option life	Expected dividend	Risk-free interest rate	Fair value per unit
Employee stock options	May 14, 2015	0.044072	0.019773	40%	9.38	—	2.231%	0.024321~0.027843
Employee stock options	May 14, 2015	0.044072	0.019773	40%	7.80	—	2.231%	0.026463~0.029335
Employee stock options	April 14, 2016	0.047936	0.019773	44%	10.00	—	1.793%	0.028181
Employee stock options	April 14, 2016	0.047936	0.019773	44%	8.79	—	1.793%	0.028907~0.031912
Employee stock options	April 7, 2017	0.030749	0.315874	42%	7.84	—	2.383%	0.001962~0.002115
Employee stock options	March 11, 2019	0.168912	0.489407	39%	8.26	—	2.640%	0.034102~0.036723
Employee stock options	March 11, 2019	0.168912	0.489407	39%	8.93	—	2.640%	0.034102~0.036588
Employee stock options	March 11, 2019	0.168912	0.489407	39%	8.12	—	2.640%	0.034694~0.037433
Employee stock options	October 4, 2019	0.225590	0.624234	39%	8.82	—	1.530%	0.043204~0.046574
Employee stock options	January 9, 2020	0.269944	0.489407	40%	7.28	—	1.856%	0.076964~0.083400
Employee stock options	March 9, 2020	0.263308	0.624234	40%	7.75	—	0.543%	0.058246~0.063081
Employee stock options	April 27, 2020	0.262649	0.624234	45%	7.84	—	0.661%	0.069520~0.076383
Employee stock options	July 31, 2020	0.170858	0.742800	47%	7.84	—	0.529%	0.031166~0.033836
Employee stock options	November 2, 2020	0.170151	0.624234	49%	7.84	—	0.845%	0.039559~0.043161
Employee stock options	May 3, 2021	0.408217	0.742800	52%	7.88	—	1.600%	0.152527~0.173071
Employee stock options	July 1, 2021	0.408281	0.784500	53%	8.84	—	1.459%	0.144797~0.162561
Employee stock options	July 1, 2021	0.408281	0.784500	53%	7.84	—	1.459%	0.148691~0.170598
Employee stock options	July 1, 2021	0.408281	0.489407	53%	8.84	—	1.459%	0.172465~0.199497
Employee stock options	September 1, 2021	0.407608	0.784500	53%	9.00	—	1.295%	0.143720~0.153251
Employee stock options	February 10, 2022	0.411875	0.489407	53%	9.48	—	2.032%	0.176189~0.192541
Employee stock options	February 10, 2022	0.411875	0.784500	53%	8.84	—	2.032%	0.148457~0.167435
Employee stock options	February 10, 2022	0.411875	0.784500	53%	8.20	—	2.032%	0.151112~0.172537
Employee stock options	February 10, 2022	0.411875	0.784500	53%	9.40	—	2.032%	0.150891
Employee stock options	June 10, 2022	0.481541	0.489407	56%	10.00	—	3.158%	0.216576
Employee stock options	June 10, 2022	0.481541	0.125700	56%	10.00	—	3.158%	0.356039
Employee stock options	June 21, 2022	0.482136	0.315874	56%	10.00	—	3.278%	0.250119
Employee stock options	May 31, 2023	0.769100	0.742800	57%	9.06	—	3.646%	0.367543~0.433078
Employee stock options	May 31, 2023	0.769100	0.784500	57%	8.85	—	3.646%	0.349450~0.426505
Employee stock options	May 31, 2023	0.769100	0.784500	57%	7.85	—	3.646%	0.367891~0.451201
Employee stock options	July 31, 2023	0.767300	0.997300	57%	8.85	—	3.962%	0.331284~0.394347
Employee stock options	July 31, 2023	0.767300	0.997300	57%	7.85	—	3.962%	0.344164~0.418457
Employee stock options	July 31, 2023	0.767300	0.997300	57%	9.48	—	3.962%	0.331337~0.368537
Employee stock options	August 21, 2023	0.767200	1.200000	57%	7.84	—	4.341%	0.315225~0.389374

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Condensed Consolidated Financial Statements (unaudited) December 31, 2023 and June 30, 2024

17.    Share-based payment (cont.)

Type of Arrangement	Grant date	Stock price	Exercise price	Expected price volatility	Expected option life	Expected dividend	Risk-free interest rate	Fair value per unit
Employee stock options	January 1, 2024	0.767800	0.742800	44%	9.90	—	3.880%	0.326289~0.328403
Employee stock options	January 1, 2024	0.767800	0.997300	44%	9.48	—	3.880%	0.289804~0.314444
Employee stock options	January 1, 2024	0.767800	0.997300	44%	8.84	—	3.880%	0.289804~0.331851

____________

Note:       The volatility factor estimated was based on the historical share price movement of the comparable companies for the period of time close to the expected time to exercise.

e)      The fair value of restricted stocks granted on grant date is measured using the discounted cash flow method. Relevant information is as follow:

Type of Arrangement	Grant date	Stock price	Exercise price	Perpetual growth rate	Expected life	Expected dividend	Discount rate	Fair value per unit
Restricted stocks to employees	January 1, 2024	0.767800	—	2.0%	4	—	10.8%	0.767800

f)      Expenses incurred on share-based payment transactions are shown below:

	Six months ended June 30
	2023	2024
Equity-settled	$25,875	$200,912

18.    Capital stock

As of June 30, 2024, the Company’s authorized capital was $50,000, and the issued and outstanding capital was $21,882, consisting of 218,817 thousand shares of ordinary shares with a par value of $0.0001 per share. All proceeds from shares issued have been collected.

Movements in the number of the Company’s ordinary shares outstanding are as follows (Unit: thousand shares):

	Note	2023	2024
At January 1		83,292	218,817
Issuance of ordinary shares	A	651	—
Share-based payments	Note 17	214	—
Preferred shares conversion	B	35,747	—
Acquisition of subsidiaries	C	91,077	—
Changes in non-controlling interests	D	7,519	—
At June 30		218,500	218,817

____________

Note:

A.      In 2022, the Company raise additional capital through private placement by issuing 300,626 shares at a subscription price of $0.997299 per share for a total of $299,814, the alteration registration was completed on May 21, 2023.

          In 2023, the Company raise additional capital through private placement by issuing 221,732 shares at a subscription price of $0.997305 per share and 128,263 shares at subscription price of $0.624256 per share for a total of $221,134 and $80,069, respectively, and the alteration registration was completed on May 21, and June 2, 2023, respectively.

B.       On May 22, 2023, all series of preferred shares had been converted to ordinary shares at a 1:1 conversion ratio totaled $26,911,070. Please refer to Note 12 c) for details.

C.      The Company issued shares as equity consideration to acquire SC and MG. Please refer to Note 12 b) and 31 for details.

D.       The Company issued shares to acquire interests of subsidiaries from non-controlling interests, please refer to Note 30 for details.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Condensed Consolidated Financial Statements (unaudited) December 31, 2023 and June 30, 2024

19.    Capital surplus

Except as required by the Company’s Articles of Association or Cayman’s law, capital surplus shall not be used for any other purpose but covering accumulated deficit. Capital surplus should not be used to cover accumulated deficit unless the legal reserve is insufficient.

	2023
	Share premium	Employee stock options	Employee stock options- expired	Changes in ownership interest in subsidiaries	Total
January 1	$5,998,682	$346,606	$6,997	$135,628	$6,487,913
Issuance of ordinary shares	600,952	—	—	—	600,952
Preferred shares conversion	26,907,495	—	—	—	26,907,495
Acquisition of subsidiaries	70,619,903	—	—	—	70,619,903
Changes in non-controlling interests	—	—	—	708,719	708,719
Share-based payments	62,062	25,875	—	—	87,937
Employee stock options exercised	62,923	(62,923)	—	—	—
Employee stock options forfeited	—	(1,482)	1,482	—	—
June 30	$104,252,017	$308,076	$8,479	$844,347	$105,412,919
	2024
	Share premium	Employee stock options	Employee stock options- expired	Restricted stocks	Changes in ownership interest in subsidiaries	Total
January 1	$104,351,984	$401,001	$8,479	$—	$844,347	$105,605,811
Share-based payments	—	191,492	—	—	—	191,492
Employee stock options forfeited	—	(17,118)	17,118	—	—	—
Restricted stocks	—	—	—	31,992	—	31,992
June 30	$104,351,984	$575,375	$25,597	$31,992	$844,347	$105,829,295

20.    Retained earnings

a)      Subject to the Statute and provisions of the Company’s Articles of Incorporation, the Directors may from time to time declare dividends (including interim dividends) and distributions on shares of the Company outstanding and authorize payment of the same out of the funds of the Company lawfully available therefor.

b)      The Group was in a net loss position for the year ended December 31, 2023 and the six months ended June 30, 2024, and no earnings distribution was resolved by the Board of Directors.

21.    Revenue

	Six months ended June 30
	2023	2024
Revenue from contracts with customers	$9,011,729	$20,605,425

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Condensed Consolidated Financial Statements (unaudited) December 31, 2023 and June 30, 2024

21.    Revenue (cont.)

a)      Disaggregation of revenue from contracts with customers

The Group derives revenue from the transfer of goods and services over time and at a point in time in the following revenue sources:

Six months ended June 30, 2023	Digital studio	Media and branded content	Technology	Total
Revenue from external customer contracts:
TNL Group
Timing of revenue recognition
At a point in time	$—	$387,378	$—	$387,378
Over time	2,144,854	1,372,099	3,292,789	6,809,742
MG Group
Timing of revenue recognition
At a point in time	—	772,262	292,888	1,065,150
Over time	713,767	35,692	—	749,459
	$2,858,621	$2,567,431	$3,585,677	$9,011,729
Six months ended June 30, 2024	Digital studio	Media and branded content	Technology	Total
Revenue from external customer contracts:
TNL Group
Timing of revenue recognition
At a point in time	$—	$155,143	$—	$155,143
Over time	3,984,071	2,118,923	3,242,966	9,345,960
MG Group
Timing of revenue recognition
At a point in time	—	4,296,503	2,083,518	6,380,021
Over time	4,474,579	249,722	—	4,724,301
	$8,458,650	$6,820,291	$5,326,484	$20,605,425

____________

Note:       the segment information please refer to Note 42 for details.

b)      Contract assets and liabilities

The Group has recognized the following contract assets and liabilities in relation to revenue from contracts with customers:

	December 31, 2023	June 30, 2024
Contract assets:
Service contracts	$3,153,022	$1,096,096
Contract liabilities
Advance sales receipts	$988,753	$572,168

The information relating to loss allowance for contract assets is provided in Note 41 a).

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Condensed Consolidated Financial Statements (unaudited) December 31, 2023 and June 30, 2024

21.    Revenue (cont.)

c)      Significant changes in contract assets

The decrease in contract assets during the year ended June 30, 2024 was attributed to progress of projects towards contract activities and is ahead of the agreed payment schedule.

d)      Revenue recognized that was included in the contract liability balance at the beginning of the period:

	Six months ended June 30 2023	Six months ended June 30 2024
Revenue recognized that was included in the contract liabilities balance at the beginning of the period
Advance sales receipts	$680,723	$988,753

e)      All of the service contracts are for periods of one year or less. As permitted under IFRS 15, “Revenue from Contracts with Customers”, the transaction price allocated to these unsatisfied contracts is not disclosed.

22.    Interest income

	Six months ended June 30
	2023	2024
Bank deposits	$8,701	$7,713
Financial assets at amortized cost	561	555
Other interest income	741	1,262
	$10,003	$9,530

23.    Other income

	Six months ended June 30
	2023	2024
Grant income	$20,069	$8,872
Other income	227	4,084
	$20,296	$12,956

24.    Other gains and losses

	Six months ended June 30
	2023	2024
Gain on disposal of property, plant and equipment, net	$—	$39
Gain (loss) on financial liabilities at fair value through profit or loss	5,476,181	(4,146)
Foreign exchange losses, net	(32,284)	(137,836)
Others	(10,153)	(655)
	$5,433,744	$(142,598)

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Condensed Consolidated Financial Statements (unaudited) December 31, 2023 and June 30, 2024

25.    Finance costs

	Six months ended June 30
	2023	2024
Interest expense
Bank loans	$85,471	$107,185
Other loans	251	16,874
Preferred shares liabilities (recognized as “Financial liabilities at amortized cost”)	14,604	14,102
Lease liabilities	10,572	31,212
Other	380	12,158
	$111,278	$181,531

26.    Expenses by nature

	Six months ended June 30
	2023	2024
Employee benefit expenses	6,019,965	11,167,855
Media cost in cost of revenue	2,724,141	2,868,487
Depreciation expenses on property, plant and equipment	65,448	76,122
Depreciation expenses on right-of-use assets	305,472	488,579
Amortization expenses	702,121	1,044,365
Professional fees	1,794,253	5,301,251

27.    Employee benefit expenses

	Six months ended June 30
	2023	2024
Salaries	5,104,048	9,164,865
Directors’ remuneration	65,871	351,414
Labor and health insurance	421,514	788,165
Pension	256,292	451,194
Others	172,240	412,217
	6,019,965	11,167,855

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Condensed Consolidated Financial Statements (unaudited) December 31, 2023 and June 30, 2024

28.    Income tax expense (benefit)

a)      Income tax expense (benefit)

Components of income tax expense:

	Six months ended June 30
	2023	2024
Current income tax:
Current income tax on profits for the period	18,431	7,867
Prior year income tax underestimation	31,639	267,737
Total current income tax	50,070	275,604
Deferred income tax:
Relating to origination and reversal of temporary differences	(319,970)	(216,740)
Income tax expense (benefit)	(269,900)	58,864

29.    Earnings (Losses) per share

Share data have been revised to give effect to the share split explained in Note 4 b) (d).

	Six months ended June 30, 2023
	Amount after income tax	Weighted average number of ordinary shares outstanding	Earnings (Losses) per share
Basic earnings per share
Profit attributable to equity holders of the Company	$1,410,026	12,528,891	$0.11
Diluted earnings per share
Assumed conversion of all dilutive potential ordinary shares
Employee stock options	—	395,658	—
Convertible preferred shares	—	3,101,747	—
Profit attributable to ordinary shareholders of the Company plus assumed conversion of all dilutive potential ordinary shares	$1,410,026	16,026,296	$0.09
	Six months ended June 30, 2024
	Amount after income tax	Weighted average number of ordinary shares outstanding	Losses per share
Basic losses per share
Loss attributable to equity holders of the Company	$(5,920,224)	24,200,906	$(0.24)
Diluted losses per share
Loss attributable to ordinary shareholders of the Company plus assumed conversion of all dilutive potential ordinary shares	$(5,920,224)	24,200,906	$(0.24)

____________

Note:       For the six months ended June 30, 2024, there was 581,408 potential shares derived from employee stock options (404,883 shares), convertible promissory note (175,168 shares) and restricted stock unit (1,357 shares) outstanding to be issued, which were not included in the calculation of diluted earnings per shares as their inclusion would have been anti-dilutive.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Condensed Consolidated Financial Statements (unaudited) December 31, 2023 and June 30, 2024

30.    Transactions with non-controlling interest

a)      Acquisition of additional equity interest in a subsidiary:

i)       On March 1, 2023, the Group acquired the remaining 49.44% of shares of its subsidiary — POLYDICE for a total cash and equity consideration of $218,617 and $1,503,978 (2,153 thousand of shares), respectively. The carrying amount of non-controlling interest in POLYDICE was $627,330 at the acquisition date. This transaction resulted in a decrease in the non-controlling interest by $627,330 and an increase in the equity attributable to owners of the parent by $408,713. The effect of changes in interests in POLYDICE on the equity attributable to owners of the parent for the year ended June 30, 2023 is shown below:

Six months ended June 30 2023
Carrying amount of non-controlling interest acquired	$598,647
Consideration paid to non-controlling interest	1,722,595
Other equity (such as translation differences)	28,683
Capital surplus
– From difference between consideration paid and the carrying amount of subsidiaries’ net assets.	$1,095,265

ii)      On June 1, 2023, the Group acquired the remaining 49% of shares of its subsidiary — AD2 for a total cash and equity consideration of $79,701 and $4,125,206 (5,366 thousand of shares), respectively. The carrying amount of non-controlling interest in AD2 was $380,459 at the acquisition date. This transaction resulted in a decrease in the non-controlling interest by $380,459 and an increase in the equity attributable to owners of the parent by $300,758. The effect of changes in interests in AD2 on the equity attributable to owners of the parent for the year ended June 30, 2023 is shown below:

Six months ended June 30 2023
Carrying amount of non-controlling interest acquired	$400,717
Consideration paid to non-controlling interest	4,204,907
Other equity (such as translation differences)	(20,258)
Capital surplus
– From difference between consideration paid and the carrying amount of subsidiaries’ net assets.	$3,824,448

31.    Business combinations

Acquisition of MG:

a)      The Group acquired control of MG on May 25, 2023 through the acquisition of a 100% shares in MG, which provides e-commerce and digital advertising services including consultation and online social marketing. The total consideration transferred for the acquisition of MG by the Group is as follows:

May 25, 2023
Purchase consideration
Equity instruments (90,740,305 ordinary shares of the Company)	$70,629,011

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Condensed Consolidated Financial Statements (unaudited) December 31, 2023 and June 30, 2024

31.    Business combinations (cont.)

b)      The following table summarizes the recognized amounts of assets acquired and liabilities assumed at the acquisition date:

May 25, 2023
Cash and cash equivalents	$1,903,424
Accounts receivables and notes receivables	2,633,089
Other receivables	130,238
Inventories	130,150
Prepayments	373,905
Property, plant and equipment, net	525,791
Right-of-use assets	6,371,979
Intangible assets	30,960,827
Non-current financial assets at fair value through profit or loss	40,654
Non-current financial assets at fair value through other comprehensive income	118,400
Deferred tax assets	403,458
Other non-current assets	729,435
Short-term borrowings	(3,239,093)
Contract liabilities	(367,500)
Accounts payable	(915,805)
Income tax payable	(10,207)
Other payables	(697,286)
Other current liabilities	(742,761)
Bonds payable	(469,476)
Long-term borrowings	(210,333)
Lease liabilities	(6,098,825)
Deferred tax liabilities	(10,500,374)
Provision	(667,522)
Other non-current liabilities	(842,610)
Fair value of identifiable net assets	$19,559,558

c)      The fair value of the Company’s 90,740,305 shares was derived from the Discounted Cash Flow method supplemented with three conventional approaches used to estimate its fair value: (i) Income approach; (ii) Cost approach; and (iii) Market approach. The main assumptions are the probability of occurrence of earnings before interest and tax, depreciation and amortization under various scenarios to estimate the price to be paid, and the discounted present value estimated by the risk-adjusted discount rate.

d)      The fair value of acquired trade receivables is 2,633,089. The gross contractual amount for trade receivables due is 2,637,301, with a loss allowance of 4,212 recognized on acquisition.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Condensed Consolidated Financial Statements (unaudited) December 31, 2023 and June 30, 2024

31.    Business combinations (cont.)

e)      The goodwill recognized by the Group as a result of the acquisition is as follows:

May 25, 2023
Transfer Considerations	$70,629,011
Less: Fair value of identifiable net assets	(19,559,558)
Goodwill	$51,069,453

The goodwill is attributable to the workforce and potential synergy of the acquired business. It will not be deductible for tax purposes.

f)      The operating revenue included in the consolidated statement of comprehensive income from May 25, 2023, to June 30, 2023 contributed by MG was $1,814,609. MG also contributed loss before income tax of $463,733 over the same period. Had MG been consolidated from January 1, 2023, to June 30, 2023, the consolidated statement of comprehensive income would show operating revenue of $18,379,831 and loss before income tax of $232,331.

32.    Supplementary cash flow information

Partial cash paid for investing activities

Property, plant and equipment

	Six months ended June 30
	2023	2024
Purchase of property, plant and equipment	$30,157	$40,911
Add: Beginning balance of payable to equipment suppliers	—	12,918
Less: Ending balance of payable to equipment suppliers	—	(794)
Exchange difference	—	(499)
Cash paid during the year	$30,157	$52,536

Intangible asset

	Six months ended June 30
	2023	2024
Purchase of intangible asset	$20,718	$143,207
Add: Beginning balance of payable to suppliers	81,149	1,758
Less: Ending balance of payable to suppliers	(21,308)	(1,664)
Exchange difference	(6)	(94)
Cash paid during the year	$80,553	$143,207

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Condensed Consolidated Financial Statements (unaudited) December 31, 2023 and June 30, 2024

33.    Changes in liabilities from financing activities

	2023
	Short-term borrowings	Financial liabilities at fair value through profit or loss	Long-term borrowings (including current portion)	Guarantee deposits (shown as other non-current liabilities)	Lease liabilities	Total liabilities from financing activities
January 1	$976,880	$32,853,324	$5,024,999	$—	$710,317	$39,565,520
Changes in cash flow from financing activities	281,156	—	67,265	13,172	(351,210)	10,383
Interest paid (Note 1)	—	—	—	—	(10,572)	(10,572)
Payment of contingent consideration (Note 2)	—	(400,000)	—	—	—	(400,000)
Gain on valuation of financial liabilities at fair value through profit or loss	—	(5,476,181)	—	—	—	(5,476,181)
Acquisition through business combinations	3,239,093	—	210,333	105,957	6,098,825	9,654,208
Changes in other non-cash items	—	(26,911,070)	—	—	35,285	(26,875,785)
Effects of foreign currency exchange	(140,606)	(6,246)	(78,474)	(4,916)	(226,446)	(456,688)
June 30	$4,356,523	$59,827	$5,224,123	$114,213	$6,256,199	$16,010,885
	2024
	Short-term borrowings	Financial liabilities at fair value through profit or loss	Long-term borrowings (including current portion)	Guarantee deposits (shown as other non-current liabilities)	Lease liabilities	Total liabilities from financing activities
January 1	$5,250,233	$60,664	$5,492,681	$131,607	$5,960,789	$16,895,974
Changes in cash flow from financing activities	(571,070)	1,475,471	617,233	565,008	(517,250)	1,569,392
Interest paid (Note 1)	—	—	—	—	(31,212)	(31,212)
Loss on valuation of financial liabilities at fair value through profit or loss	—	4,146	—	—	—	4,146
Changes in other non-cash items	(908,806)	—	908,806	—	258,661	258,661
Effects of foreign currency exchange	(422,174)	(2,281)	(332,459)	(27,358)	(683,157)	(1,467,429)
June 30	$3,348,183	$1,538,000	$6,686,261	$669,257	$4,987,831	$17,229,532

____________

Note 1: presented in cashflows from operating activities.

Note 2: presented in cashflows from investing activities.

34.    Seasonality of operations

Due to seasonal fluctuations in spending by brands, revenue is typically highest in the fourth quarter of the year from increased advertisement spending and revenue by multinational advertisers and e-commerce clients benefiting from holiday spending at the end of the calendar year.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Condensed Consolidated Financial Statements (unaudited) December 31, 2023 and June 30, 2024

35.    Related party transactions

a)      Names of related parties and relationship

Name	Relationship
Ad Hu Tung Co., Ltd. (“Ad Hu”)	Other related parties
AccuHit AI Technology Taiwan Co., Ltd. (“AccuHit”)	Other related parties
Yen-Ting Chuang (Note)	General manager of SC
Yasuyoshi Yanagisawa	Director of MG
Yi Chuan	Director of the Company
Tzu-Wei Chung	Chairman of the Company
Yu-Ling Yang	Other related parties

____________

Note:       Yen-Ting Chung was retired from SC on May 18, 2023, and was no longer a related party since then.

b)      Significant related party transactions

(a)     Service costs

	Six months ended June 30
	2023	2024
Ad Hu	$146,391	$167,856
AccuHit	31,423	5,542
	$177,814	$173,398

Service costs are negotiated with related parties based on agreed-upon agreement and the conditions and payment terms are the same as third parties.

(b)    Payables to related parties:

	December 31, 2023	June 30, 2024
Accounts payable:
AccuHit	$3,730	$3,812

The payables to related parties arise mainly from purchase of labor services and are due 1 to 2 months after the date of purchase. The payables bear no interest.

(c)     Guarantee

The Group’s key management personnel Tzu-Wei Chung and Yen-Ting Chuang jointly and separately provided guarantees for the Group’s short-term and long-term bank loans. As of December 31, 2023 and June 30, 2024, details of loans are described in Note 15.

(d)    Loans from related parties

Outstanding balance:

	December 31, 2023	June 30, 2024
Yi Chuan	$400,000	$400,000
Yasuyoshi Yanagisawa	176,816	155,395
Yu-Ling Yang	—	92,450
	$576,816	$647,845

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Condensed Consolidated Financial Statements (unaudited) December 31, 2023 and June 30, 2024

35.    Related party transactions (cont.)

Interest expense and other payables — interest payable:

	December 31, 2023	June 30, 2024
Yi Chuan	$10,193	$20,861
Yasuyoshi Yanagisawa	2,228	3,874
	$12,421	$24,735

The loans from related parties carry interest at 5%~8%.

(e)     Key management personnel compensation

	Six months ended June 30
	2023	2024
Salaries and other short-term employee benefits	$210,882	$461,419
Post-employment benefits	4,619	4,474
	$215,501	$465,893

36.    Pledged assets

		Carrying amount
Assets	Purpose	December 31, 2023	June 30, 2024
Financial assets at amortized cost	Bank loans and credit card deposits	$337,024	$381,955

37.    Significant contingent liabilities and unrecognized contract commitments

On August 3, 2023, the Company agreed to loan Blue Ocean an aggregate principal amount of up to $400,000 in the form of a working capital note. The note is a non-interest bearing, unsecured promissory note that will not be repaid in the event the Agreement and Plan of Merger is terminated prior to the consummation of the Merger. The note is to be paid on the date Blue Ocean consummates the Merger. As of December 31, 2023 and June 30, 2024, the outstanding principal balance amounted to $150,000 and $250,000, respectively, which was recognized under “Other receivables”.

38.    Significant disaster loss

None.

39.    Significant events after the reporting period

a)      Convertible Promissory Notes

During the third quarter of 2024, the Company issued convertible promissory notes totaling $250,000 to the third parties (refer as the “2024 Convertible Promissory Notes”). The 2024 Convertible Promissory Notes mature on December 7, 2024, and accrue interest at a rate of 10% per annum. The holders of the 2024 Convertible Promissory Notes have the right to convert all or any part of the outstanding principal and accrued interest into ordinary shares of the Company at a conversion price equal to 90% of the per share price if the Company completes an equity financing (refer as the “Conversion Price”) under which it raises not less than $5,000,000 (excluding all existing indebtedness under the 2024 Convertible Promissory Notes) on or before the mature day. In addition, immediately after the closing of de-SPAC transaction, the outstanding principal plus accrued interest will automatically convert into ordinary shares at the Conversion Price.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Condensed Consolidated Financial Statements (unaudited) December 31, 2023 and June 30, 2024

39.    Significant events after the reporting period (cont.)

b)      New Bank Loan Facility

As of the date of the issuance of the consolidated financial statements, the Company has entered two loan agreements with the following amounts and terms:

(a)     Taishin International Bank: loan facilities of $616,333 (NTD 20,000,000); two-year term with 3.07% annual interest rate; $616,333 have been drawn down in August 2024.

(b)    First Commercial Bank: loan facilities of $308,166 (NTD 10,000,000); three-year term with 2.92% annual interest rate; all facilities have not been drawn down.

(c)     Chailease Holding Company Ltd: loan facilities of $400,616 (NTD 13,000,000); two-year term with 4% annual interest rate; all facilities have not been drawn down.

c)      Unrecognized contract commitments

On July 15, 2024, the Company agreed to provide Blue Ocean with a principal increase of $250,000 in the form of a working capital note, totaling $650,000.

d)      Merger and acquisition of subsidiary

On August 23, 2024, TNL Mediagene entered into the Share Purchase Agreement with Green Quest Holding Inc., a Cayman Islands company, which owns 100% of the issued and outstanding shares of Dragon Marketing Inc. (“Dragon Marketing”). Dragon Marketing specializes in search engine optimization and social media marketing in Taiwan. TNL Mediagene will acquire 100% of the issued and outstanding shares of Green Quest Holding Inc. The acquisition is expected to be completed in Q4 2024.

TNL Mediagene shall pay the purchase price to the shareholders by issuance a number of TNL Mediagene shares equal to the sum of (a), (b), and (c) listed below (the “Purchase Price”) divided by US$1.24, to be rounded down to the nearest whole number:

(a)     Fixed consideration: NT$95,000,000.

(b)    Closing cash consideration: Green Quest Holding Inc and Dragon Marketing Inc’s net cash available as of the closing, which shall exclude any cash resulting from unearned revenues, accounts payable and bank loans, and for the avoidance of doubt shall be a negative number if the amount of such net cash is less than zero.

(c)     Accounts receivable consideration: The monetary value of Dragon Marketing’s accounts receivable collected within 90 calendar days of the closing, converted using a foreign exchange rate equal to the reference exchange rate.

In addition to the Purchase Price, the agreement also includes an earn-out consideration. The earn-out consideration is as follows:

(a)     If Dragon Marketing achieves any revenue in the first target year, TNL Mediagene shall pay to the shareholders the US dollar equivalent of NT$110,000,000 multiplied by the earn-out ratio, converted using a foreign exchange rate equal to the reference exchange rate. TNL Mediagene shall pay the earn-out consideration to the shareholders by issuance to the shareholders a number of TNL Mediagene shares equal to the product of the earn-out consideration divided by US$1.24, to be rounded down to the nearest whole number (the “Earn-Out Shares”).

(b)    The sum of the earn-out consideration and the purchase price shall not exceed the US dollar equivalent of NTD200,000,000.

(c)     The earn-out ratio means a fraction, the numerator of which is the revenue achieved by Dragon Marketing in the first target year and the denominator of which is NT$18,500,000.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Condensed Consolidated Financial Statements (unaudited) December 31, 2023 and June 30, 2024

39.    Significant events after the reporting period (cont.)

The total consideration, including the Purchase Price and Earn-Out Shares, will be paid by TNL Mediagene shares issuance, and the total value of issued shares shall not exceed $6,163,328 (NT$200,000,000 calculated using an exchange rate of $32.45).

e)      De-SPAC Agreement with Blue Ocean Acquisition Corp.

On June 6, 2023, TNL Mediagene, TNLMG (“Merger Sub”), and Blue Ocean Acquisition Corp’s (“Blue Ocean”) entered into the Agreement and Plan of Merger (“Merger Agreement”), pursuant to which, among other things, Merger Sub will merge with and into Blue Ocean, with Blue Ocean surviving the merger as a wholly owned subsidiary of TNL Mediagene.

Pursuant to the Merger Agreement, immediately prior to the effective time, TNL Mediagene will complete the Recapitalization including adopting the TNL Mediagene A&R Articles and effecting the reverse share split to cause the value of the outstanding TNL Mediagene ordinary shares to equal $10.00 per share.

Pursuant to the Merger Agreement, immediately prior to the Effective Time, (i) all outstanding Blue Ocean Class B Shares, with a par value of US$0.0001, will be converted into Blue Ocean Class A shares, with a par value of US$0.0001, at a conversion ratio of 1.00, (ii) all outstanding public shares, with a par value of US$0.0001, will be exchanged with TNL Mediagene for the right to receive TNL Mediagene ordinary shares, with a par value of US$0.0001, at an conversion ratio of 1.00, and (3) each Blue Ocean warrant will become a warrant exercisable for TNL Mediagene ordinary shares on an conversion ratio of 1.00 and on the same terms as the original Blue Ocean warrant.

At the closing of the Merger, Blue Ocean outstanding Class A shares and public warrants will be canceled and converted into the right to receive equivalent TNL Mediagene ordinary shares and TNL Mediagene Warrants, and TNL Mediagene is expected to be the publicly traded company with its TNL Mediagene ordinary shares and TNL Mediagene Warrants listed on NASDAQ.

f)      Subordinated Unsecured Convertible Note

On October 23, 2024, the Company issued a subordinated unsecured convertible promissory note aggregating $1,000,000 to a third party (the “2024 TNL Mediagene Subordinated Unsecured Convertible Note”). The 2024 TNL Mediagene Subordinated Unsecured Convertible Note matures on the second anniversary of the date of issue, and accrues interest at a rate of 10% per annum. All outstanding principal and accrued interest of the 2024 TNL Mediagene Subordinated Unsecured Convertible Note will automatically convert into TNL Mediagene Ordinary Shares if, on or before the date of maturity, (i) upon the Merger, the 2024 TNL Mediagene Subordinated Unsecured Convertible Note converts to shares at 90% of the price per share used in the Merger; (ii) TNL Mediagene undergoes a merger with another publicly listed acquisition company or completes an initial public offering, the 2024 TNL Mediagene Subordinated Unsecured Convertible Note converts at 90% of the price per share used in the initial public offering; (iii) TNL Mediagene raises at least $5,000,000 in financing, and the 2024 TNL Mediagene Subordinated Unsecured Convertible Note converts at 90% of the price per share used in that financing; or (iv) in the event of a Change in Control, defined as a significant change in ownership or control not involving a merger with Blue Ocean or similar public event, the 2024 TNL Mediagene Subordinated Unsecured Convertible Note will convert to shares at the same share price as the transaction that effected the Change in Control.

g)      Stock Split

On December 5, 2024, the Company effected a reverse share split using a ratio of 0.11059896:1. Accordingly, all share and per share amounts in Note 29, “Earnings (Losses) per share” for all periods presented in these consolidated financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect this share split. For avoidance of doubt, the share amounts included in other footnotes are unchanged and are stated on a pre-split basis.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Condensed Consolidated Financial Statements (unaudited) December 31, 2023 and June 30, 2024

40.    Capital management

The Group’s objectives for managing capital to ensure that it has the necessary financial resources to meet working capital, capital expenditure and debt repayment requirements for the next 12 months, taking into account debt ratios to maintain the confidence of investors, creditors and the market. The Group monitors capital on the basis of the liabilities to assets ratio. Total capital is shown as “Equity” in the consolidated statements of financial position, which is also equal to total assets minus total liabilities. The Group’s liabilities to assets ratio at December 31, 2023 and June 30, 2024 was 40% and 40% respectively.

41.    Financial risk management and fair values of financial instruments

a)      Financial instruments

(a)     Financial instruments by category

	December 31, 2023	June 30, 2024
Financial assets
Financial assets at fair value through profit or loss
Financial assets designated as at fair value through profit or loss on initial recognition	$40,071	$35,216
Financial assets at fair value through other comprehensive income
Designation of equity instruments	116,703	102,596
Financial assets at amortized cost
Cash and cash equivalents	3,030,298	3,136,555
Financial assets at amortized cost	337,024	381,955
Notes receivable	132,403	453
Accounts receivable	8,848,384	5,579,150
Other receivables	348,514	403,389
Refundable deposits	809,646	706,119
	$13,663,043	$10,345,433
Financial liabilities
Financial liabilities at fair value through profit or loss
Financial liabilities designated as at fair value through profit or loss	$60,664	$1,538,000
Financial liabilities at amortized cost
Short-term borrowings	5,250,233	3,348,183
Financial liabilities at amortized cost	2,627,483	2,522,720
Accounts payable (including related parties)	4,937,142	1,948,760
Other payables (including related parties)	7,494,263	8,952,917
Bonds payable	313,189	143,370
Long-term borrowings (including current portion)	5,492,681	6,686,261
Guarantee deposits	131,607	669,257
	$26,307,262	$25,809,468
Lease liabilities (including current portion)	$5,960,789	$4,987,831

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Condensed Consolidated Financial Statements (unaudited) December 31, 2023 and June 30, 2024

41.    Financial risk management and fair values of financial instruments (cont.)

(b)    Risk management policies

i)       The Group’s risk management objective is to manage the market risk, credit risk and liquidity risk related to its operating activities. The Group identifies, measures, and manages such risks by its policies and preferences.

ii)      Risk management policies and systems are reviewed regularly to reflect changes in market conditions and the Group’s activities. The Group, through its training and management standards and procedures, aims to develop a disciplined and constructive control environment in which all employees understand their roles and obligations.

iii)    In order to minimize and manage financial risks, the Group’s overall risk management program focuses on analyzing, identifying, and evaluating financial risk factors that may potentially have adverse effects on the Group’s financial position, and provide feasible solutions to avoid those factors.

(c)     Significant financial risks and degrees of financial risks

i)       Market risk

The Group’s market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices. Market risks comprise foreign currency risk, interest rate risk, and other price risks.

In practice, the risk variable rarely changes individually, and the change of each risk variable is usually correlative. The following sensitivity analysis did not consider the interaction of each risk variable.

Foreign exchange risk

1.      Group’s businesses involve some non-functional currency operations (the Groups’ functional currency: USD; the subsidiaries’ functional currencies: NTD, and JPY.). The information on assets and liabilities denominated in foreign currencies whose values would be materially affected by the exchange rate fluctuations is as follows:

	December 31, 2023
	Foreign currency	Exchange rate	Carrying amount (USD)
(Foreign currency: functional currency)
Financial assets
Monetary items
USD:NTD	$155,260	30.71	$155,260
JPY:NTD	3,319,600	0.2172	23,478
HKD:NTD	356	3.929	46
Financial liabilities
Monetary items
USD:NTD	$112,679	30.71	$112,679
USD:JPY	553,948	141.39	553,948

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Condensed Consolidated Financial Statements (unaudited) December 31, 2023 and June 30, 2024

41.    Financial risk management and fair values of financial instruments (cont.)

	June 30, 2024
	Foreign currency	Exchange rate	Carrying amount (USD)
(Foreign currency: functional currency)
Financial assets
Monetary items
USD:NTD	236,918	32.45	236,918
JPY:NTD	589,613	0.2017	3,665
HKD:NTD	347	4.155	44
Financial liabilities
Monetary items
USD:NTD	62,796	32.45	62,796
JPY:NTD	10,000	0.2017	62

2.      The total exchange losses, including realized and unrealized losses arising from significant foreign exchange variations on monetary items held by the Group for the six months ended June 30, 2023 and 2024, amounted to ($32,284) and ($137,836), respectively.

3.      Analysis of foreign currency market risk arising from significant foreign exchange variations:

	Year ended December 31, 2023
	Sensitivity analysis
	Change in exchange rate	Effect on profit (loss)	Effect on other comprehensive income
Financial assets
Monetary items
USD:NTD	1%	$1,553	$—
JPY:NTD	1%	235	—
HKD:NTD	1%	—	—
Financial liabilities
Monetary items
USD:NTD	1%	$1,127	$—
USD:JPY	1%	5,539	—
	Six months ended June 30, 2024
	Sensitivity analysis
	Change in exchange rate	Effect on profit (loss)	Effect on other comprehensive income
Financial assets
Monetary items
USD:NTD	1%	$2,369	$—
JPY:NTD	1%	37	—
HKD:NTD	1%	—	—
Financial liabilities
Monetary items
USD:NTD	1%	$628	$—
JPY:NTD	1%	1

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Condensed Consolidated Financial Statements (unaudited) December 31, 2023 and June 30, 2024

41.    Financial risk management and fair values of financial instruments (cont.)

Price risk

1.      The Group’s financial instruments, which are exposed to price risk, are the financial assets at fair value through other comprehensive income. To manage its price risk arising from investments in financial instruments, the Group diversifies its portfolio. Diversification of the portfolio is in accordance with the limits set by the Group.

2.      The Group invests in common shares, preferred shares, and stock acquisition rights issued by unlisted companies and the prices of equity securities would change due to change of the future value of investee companies. For the six months ended June 30, 2023 and 2024, it is estimated that the prices of equity securities increase or decrease by 1%, with all other variables held constant, would increase or decrease the Group’s profit before income tax by $969 and $307, respectively. For the six months ended June 30, 2023 and 2024, other components of equity would have both increased or decreased by $2,238, as a result of other comprehensive income classified as equity investment at fair value through other comprehensive income.

Interest rate risk on cash flow and fair value

1.      Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Group’s exposure to the risk of changes in market interest rates relates primarily to the Group’s bank loans with floating interest rates. The Group manages its interest rate risk by having a balanced portfolio of fixed and variable rate loans. The Group reassesses the hedge management periodically to make sure it complies with the cost effectiveness.

2.      The sensitivity analysis depends on the exposure of interest rate risk at the end of the reporting period.

3.      Analysis of debt with floating interest rates is based on the assumption that the outstanding debt at the end of the reporting period is outstanding throughout the period. The degree of variation the Group used to report to internal management is increase or decrease of 1% in interest rates which is assessed as the reasonable degree of variation by the management.

4.      For the six months ended June 30, 2023 and 2024, it is estimated that a general increase or decrease of 1% in interest rates, with all other variables held constant, would decrease or increase the Group’s profit before income tax approximately by $119,593 and $125,822, respectively, mainly due to the Group’s floating rate on borrowings.

ii)      Credit risk

1.      Credit risk is the risk that a counterparty will not meet its obligations under a financial instrument or customer contract, leading to a financial loss, mainly resulted from its operating activities (primarily notes and accounts receivable) and from its financing activities (primarily deposits with banks and financial instruments). The Group is exposed to credit risk arising from the carrying amount of the financial assets recognized in the consolidated statements of financial position.

2.      Each business unit performs ongoing credit evaluations of its debtors’ financial conditions according to the Group’s established policies, procedures and controls relating to customer credit risk management. The Group maintains an account for loss allowance based upon the available facts and circumstances, history of collection, forecastability and write-off experiences of all trade and other receivables which consequently minimize the Group’s exposure to bad debts.

3.      The Group assumes that if the contract payments were past due over 90 days based on the terms, there has been a significant increase in credit risk on that instrument since initial recognition; if past due over 270 days, a default has occurred.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Condensed Consolidated Financial Statements (unaudited) December 31, 2023 and June 30, 2024

41.    Financial risk management and fair values of financial instruments (cont.)

4.      The following indicators are used to determine whether the credit impairment of debt instruments has occurred:

i)       It becomes probable that the issuer will enter bankruptcy or other financial reorganization due to their financial difficulties;

ii)      The disappearance of an active market for that financial asset because of financial difficulties;

iii)    Default or delinquency in interest or principal repayments;

5.      The Group categorized contract assets and accounts receivable by characteristics of credit risk and applied the simplified approach using loss rate methodology to estimate expected credit loss.

6.      The Group wrote-off the financial assets, which cannot be reasonably expected to be recovered, after initiating recourse procedures. However, the Group will continue executing the recourse procedures to secure their rights. On December 31, 2023 and June 30, 2024, the Group’s written-off financial assets that are still under recourse procedures amounted to $0 and $0, respectively.

7.      The Group referred to the forecastability of business monitoring indicators published by the National Development Council to adjust the loss rate which is based on historical and current information when assessing the future default possibility of accounts receivable. As of December 31, 2023 and June 30, 2024 the loss rate methodologies are as follows:

	December 31, 2023
	Contract assets	Accounts receivable
Expected loss rate	—	0.7%
Total carrying amount	$3,153,022	$8,914,322
Loss allowance	—	65,938
	June 30, 2024
	Contract assets	Accounts receivable
Expected loss rate	—	2.3%
Total carrying amount	$1,096,096	$5,707,752
Loss allowance	—	128,602

8.      Under the simplified approach, movements in relation to loss allowance for contract assets and accounts receivable are as follows:

	2023
	Contract assets	Accounts receivable
January 1	$—	$107,186
Acquisition through business combination	—	4,212
Reversal for impairment loss	—	(331)
Exchange difference	—	(1,593)
June 30	$—	$109,474

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Condensed Consolidated Financial Statements (unaudited) December 31, 2023 and June 30, 2024

41.    Financial risk management and fair values of financial instruments (cont.)

	2024
	Contract assets	Accounts receivable
January 1	$—	$65,938
Impairment loss	—	67,291
Exchange difference	—	(4,627)
June 30	$—	$128,602

9.      The loss amounts of contract assets allowance using simplified method were not significant, thus, the loss was not recognized as at December 31, 2023 and June 30, 2024.

10.    The Group’s recorded financial assets at amortized cost include time deposits with contract period over 3 months, restricted bank deposits and other receivables. Because of the low credit risk, expected credit losses for the period are measured through a loss allowance at an amount equal to the 12-month expected credit losses. There is no significant provision for the losses.

iii)    Liquidity risk

1.      The Group manages and maintains adequate cash and cash equivalents to finance the Group’s operations and minimize the impact from cash flow fluctuations. The Group also monitors its debt financing plans to ensure it is in compliance with the financial covenants required under its loan agreements.

2.      The primary source of liquidity for the Group is from bank loans. See Notes 11 and 15 for details of the unused credit lines of the Group as of December 31, 2023 and June 30, 2024.

3.      The contractual undiscounted cash flows of notes payable, accounts payable and other payables due within one year and is equivalent to its carrying amount. Except for the aforementioned, the table below summarizes the maturity profile of the Group’s non-derivative financial liabilities based on the earliest repayment dates and contractual undiscounted payments, including principal and interest. The Group does not consider the probability of early repayments requested by the banks.

	December 31, 2023
	Within 1 year	1 to 3 years	3 to 5 years	Over 5 years	Total
Non-derivative financial liabilities
Short-term borrowings	$5,250,233	$—	$—	$—	$5,250,233
Bonds payable	313,189	—	—	—	313,189
Long-term borrowings	2,492,776	2,675,634	492,608	51,404	5,712,422
Lease liabilities	1,011,259	1,311,439	1,311,439	2,568,638	6,202,775
Guarantee deposits	131,607	—	—	—	131,607
Financial liabilities at amortized cost	134,392	826,907	803,478	295,255	2,060,032
Financial liabilities at fair value through profit or loss
Contingent consideration	60,664	—	—	—	60,664
	$9,394,120	$4,813,980	$2,607,525	$2,915,297	$19,730,922

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Condensed Consolidated Financial Statements (unaudited) December 31, 2023 and June 30, 2024

41.    Financial risk management and fair values of financial instruments (cont.)

	June 30, 2024
	Within 1 year	1 to 3 years	3 to 5 years	Over 5 years	Total
Non-derivative financial liabilities
Short-term borrowings	$3,348,183	$—	$—	$—	$3,348,183
Bonds payable	143,370	—	—	—	143,370
Long-term borrowings	3,260,621	3,305,278	334,801	32,720	6,933,420
Lease liabilities	780,442	1,270,511	1,172,082	2,011,607	5,234,642
Guarantee deposits	669,257	—	—	—	669,257
Financial liabilities at amortized cost	48,479	788,170	1,006,522	123,733	1,966,904
	$8,250,352	$5,363,959	$2,513,405	$2,168,060	$18,295,776

The difference between the floating interest rates and estimated interest rates will affect the non-derivative financial liabilities stated above.

b)      Fair value information

(a)     The different levels of inputs used in valuation techniques to measure fair value of financial and non-financial instruments are defined as follows:

Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities that can be accessed at the measurement date. An active market is a market in which trading for the asset or liability takes place with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2: Inputs other than quoted prices from Level 1 that are observable information for the asset or liability, either directly or indirectly.

Level 3: Unobservable inputs for the asset or liability. The fair value of the Group’s investment in equity investment without active market is included in Level 3.

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Condensed Consolidated Financial Statements (unaudited) December 31, 2023 and June 30, 2024

41.    Financial risk management and fair values of financial instruments (cont.)

(b)    The related information of financial and non-financial instruments measured at fair value by level based on the nature, characteristics and risks of the assets and liabilities are as follows:

i)       The related information of natures of the assets and liabilities are as follows:

	December 31, 2023
	Level 1	Level 2	Level 3	Total
Assets:
Recurring fair value measurements
Financial assets at fair value through profit or loss
– Stock acquisition right	$—	$—	$40,071	$40,071
Financial assets at fair value through other comprehensive income
– Unlisted common stocks	—	7,073	71,051	78,124
– Unlisted preferred stocks	—	—	38,579	38,579
	$—	$7,073	$149,701	$156,774

Liabilities:
Recurring fair value measurements
Financial liabilities at fair value through profit or loss
– Contingent considerations	$—	$—	$(60,664)	$(60,664)
	$—	$—	$(60,664)	$(60,664)
	June 30, 2024
	Level 1	Level 2	Level 3	Total
Assets:
Recurring fair value measurements
Financial assets at fair value through profit or loss
– Stock acquisition right	$—	$—	$35,216	$35,216
Financial assets at fair value through other comprehensive income
– Unlisted common stocks	—	6,216	62,443	68,659
– Unlisted preferred stocks	—	—	33,937	33,937
	$—	$6,216	$131,596	$137,812

Liabilities:
Recurring fair value measurements
Financial liabilities at fair value through profit or loss
– Convertible promissory note	$—	$—	$(1,538,000)	$(1,538,000)
– Contingent considerations	—	—	—	—
	$—	$—	$(1,538,000)	$(1,538,000)

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Condensed Consolidated Financial Statements (unaudited) December 31, 2023 and June 30, 2024

41.    Financial risk management and fair values of financial instruments (cont.)

ii)      The methods and assumptions the Group used to measure fair value are as follows:

1.      The fair value measurement of the series A, B, B-1, C, C-1, C-2, D-1, D-2 preference shares liabilities takes the following 2 methods into account:

a.      The recent fund raising prices.

b.      Using market approach to calculate total equity value first, and conduct equity value allocation via option pricing model under different scenarios (redemption, liquidation and mandatory conversion) to calculate probability weighted value of all classes of equities (including preference shares).

2.      The fair value of the contingent consideration for a business combination is estimated using the discounted cash flow method. The main assumptions are the probability of occurrence of earnings before interest and tax, depreciation and amortization under various scenarios to estimate the price to be paid, and the discounted present value estimated by the risk-adjusted discount rate.

3.      The fair value of the Group’s derivative instruments is measured by using valuation techniques or by reference to counterparty quotes. The fair value of financial instruments measured by using valuation techniques can be referred to current fair value of instruments with similar terms and characteristics in substance, discounted cash flow method or other valuation methods, including calculated by applying model using market information available at the consolidated statement of financial position date.

4.      The Group’s financial instruments issued by foreign companies are measured by the market method, income method and cost method (Volatility, Discount for lack of marketability, Weighted average cost of capital).

5.      The Group takes into account adjustments for credit risks to measure the fair value of financial and non-financial instruments to reflect credit risk of the counterparty and the Group’s credit quality.

iii)    The following table shows the movements of Level 3 for the six months ended June 30, 2023 and 2024:

	2023
	Debt instruments	Compound instruments	Equity instruments	Derivative instrument	Total
January 1	$(505,471)	$(32,347,853)	$—	$—	$(32,853,324)
Gains or losses recognized in profit or loss
Recorded as non-operating expenses	39,398	5,436,783	—	—	5,476,181
Acquired from business combinations	—	—	111,224	40,654	151,878
Settled in the period	400,000	26,911,070	—	—	27,311,070
Effect of exchange rate changes	6,246	—	(4,199)	(1,538)	509
June 30	$(59,827)	$—	$107,025	$39,116	$86,314

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Condensed Consolidated Financial Statements (unaudited) December 31, 2023 and June 30, 2024

41.    Financial risk management and fair values of financial instruments (cont.)

	2024
	Debt instruments	Compound instruments	Equity instruments	Derivative instrument	Total
January 1	$(60,664)	$—	$109,630	$40,071	$89,037
Gains or losses recognized in profit or loss
Recorded as non-operating expenses	(4,146)	—	—	—	(4,146)
Issued convertible promissory note	(1,475,471)	—	—	—	(1,475,471)
Effect of exchange rate changes	2,281	—	(13,250)	(4,855)	(15,824)
June 30	$(1,538,000)	$—	$96,380	$35,216	$(1,406,404)

(c)     The Group performs the fair value measurements being categorized within Level 3 with assistance from specialist. Such assessment is to ensure the valuation results are reasonable by applying independent information to make results close to current market conditions, confirming the resource of information is independent, reliable and in line with other resources and represented as the exercisable price, and frequently calibrating valuation model, updating inputs used to the valuation model and making any other necessary adjustments to the fair value.

(d)    The following is the qualitative information and sensitivity analysis of changes in significant unobservable inputs under valuation model used in Level 3 fair value measurement:

	Fair value as of December 31, 2023	Valuation technique	Significant unobservable input	Range	Relationship of inputs to fair value
Non-derivative debt instrument:
Contingent considerations	60,664	Discounted cash flow method	Discount rate	11.95%	The higher the discount rate, the lower the fair value
Non-derivative equity instrument:
Unlisted common stocks	71,051	Market method, Income method, Cost method	Volatility	62%	The higher the volatility, the lower the fair value
			Discount for lack of marketability	44% – 51%	The higher the discount for lack of marketability, the lower the fair value
Unlisted Preferred stocks	3,353	Cost method, Income method	Volatility	55%	The higher the volatility, the lower the fair value
			Discount for lack of marketability	44% – 45%	The higher the discount for lack of marketability, the lower the fair value
	35,226	Market method, Income method	Volatility	51%	The higher the volatility, the lower the fair value
			Discount for lack of marketability	27% – 41%	The higher the discount for lack of marketability, the lower the fair value
Derivative instrument:
Stock acquisition right	40,071	Income method	Weighted average cost of capital	24.80%	The higher the weighted average cost of capital, the lower the fair value

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Condensed Consolidated Financial Statements (unaudited) December 31, 2023 and June 30, 2024

41.    Financial risk management and fair values of financial instruments (cont.)

	Fair value as of June 30, 2024	Valuation technique	Significant unobservable input	Range	Relationship of inputs to fair value
Non-derivative equity instrument:
Unlisted common stocks	62,443	Market method, Income method, Cost method	Volatility	62%	The higher the volatility, the lower the fair value
			Discount for lack of marketability	44% – 51%	The higher the discount for lack of marketability, the lower the fair value
Unlisted Preferred stocks	2,979	Cost method, Income method	Volatility	55%	The higher the volatility, the lower the fair value
			Discount for lack of marketability	44% – 45%	The higher the discount for lack of marketability, the lower the fair value
	30,958	Market method, Income method	Volatility	51%	The higher the volatility, the lower the fair value
			Discount for lack of marketability	27% – 41%	The higher the discount for lack of marketability, the lower the fair value
Derivative instrument:
Stock acquisition right	35,216	Income method	Weighted average cost of capital	24.80%	The higher the weighted average cost of capital, the lower the fair value
Hybrid instrument:
Convertible Promissory Note	1,538,000	Convertible bond evaluation model	Discount rate	Risk-free interest rate: 5.50%~5.51%	The higher the discount rate, the lower the fair value

a.      The Group has carefully assessed the valuation models and assumptions used to measure fair value. However, use of different valuation models or assumptions may result in different measurement. The following is the effect of profit or loss or of other comprehensive income from financial assets and liabilities categorized within Level 3 if the inputs used to valuation models have changed:

			December 31, 2023
			Recognized in profit or loss		Recognized in other comprehensive income
	Input	Change	Favorable change	Unfavorable change	Favorable change	Unfavorable change
Financial assets:
Unlisted common stocks	Volatility	±1%	$—	$—	$68	$66
	Discount for lack of marketability	±1%	—	—	1,423	1,423
Unlisted Preferred stocks	Volatility	±1%	—	—	196	198
	Discount for lack of marketability	±1%	—	—	551	551
Stock acquisition right	Weighted average cost of capital	±1%	304	300	—	—
			$304	$300	$2,238	$2,238
Financial liabilities:
Contingent considerations	Discount rate	±1%	$660	$673	$—	$—
			$660	$673	$—	$—

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Condensed Consolidated Financial Statements (unaudited) December 31, 2023 and June 30, 2024

41.    Financial risk management and fair values of financial instruments (cont.)

			June 30, 2024
			Recognized in profit or loss		Recognized in other comprehensive income
	Input	Change	Favorable change	Unfavorable change	Favorable change	Unfavorable change
Financial assets:
Unlisted common stocks	Volatility	±1%	$—	$—	$68	$66
	Discount for lack of marketability	±1%	—	—	1,423	1,423
Unlisted Preferred stocks	Volatility	±1%	—	—	196	198
	Discount for lack of marketability	±1%	—	—	551	551
Stock acquisition right	Weighted average cost of capital	±1%	304	300	—	—
			$304	$300	$2,238	$2,238
Financial liabilities:
Convertible promissory note	Discount rate	±1%	$5	$5	$—	$—
			$5	$5	$—	$—

42.    Segment information

a)      General information

The Group is primarily engaged in digital advertising, integrated marketing, marketing survey, artificial intelligence technology, data analysis, content service platform and production of audio-visual programs.

b)      Measurement of segment information

The Group’s reportable segments are strategic business units which provide different products and services. The accounting policies adopted by the operating segments are the same as the accounting policies).

c)      Information about segment profit or loss, and assets

The segment information provided to the chief operating decision maker for the reportable segments is as follows:

	Six months ended June 30, 2023
	TNL Group (Note 1)	MG Group (Note 2)	Total
Revenue
External customers	$7,197,120	$1,814,609	$9,011,729
Inter-segment	—	—	—
Total revenue	$7,197,120	$1,814,609	$9,011,729
Operating profit (loss)	$(4,169,770)	$(441,498)	$(4,611,268)
Depreciation and Amortization	$(837,188)	$(235,853)	$(1,073,041)
Interest income	$9,675	$328	$10,003
Interest expense	$(103,391)	$(7,887)	$(111,278)
Purchase of property, plant and equipment	$25,746	$4,411	$30,157
Segment asset	$50,277,021	$64,763,464	$115,040,485

TNL MEDIAGENE AND SUBSIDIARIES Notes to the Condensed Consolidated Financial Statements (unaudited) December 31, 2023 and June 30, 2024

42.    Segment information (cont.)

	Six months ended June 30, 2024
	TNL Group (Note 1)	MG Group (Note 2)	Total
Revenue
External customers	$9,501,103	$11,104,322	$20,605,425
Inter-segment	—	—	—
Total revenue	$9,501,103	$11,104,322	$20,605,425
Operating profit (loss)	$(5,796,003)	$222,383	$(5,573,620)
Depreciation and Amortization	(799,683)	$(809,383)	$(1,609,066)
Interest income	$8,771	$759	$9,530
Interest expense	$(132,719)	$(48,812)	$(181,531)
Purchase of property, plant and equipment	$39,388	$1,523	$40,911
Segment asset	$48,785,749	$62,244,032	$111,029,781

____________

Note 1:    TNL Group includes The News Lens Co., Ltd and all its subsidiaries, Inside Co., Ltd, The News Lens Hong Kong Ltd. and TNL MG.

Note 2:    The Company acquired 100% of MG Group (including TNL Mediagene Japan Inc., Mediagene Inc. and INFOBAHN Inc.) on May 25, 2023, please refer to Note 31 for details.

d)      Reconciliation for segment income (loss)

Revenue from external customers and segment income (loss) reported to the chief operating decision maker are measured using the same method as for revenue and operating profit in the financial statements. Thus, no reconciliation is needed.

e)      Information on products and services

Please refer to Note 21 for the disclosure by products and services.

f)      Geographical information

Geographical information for each of the June 30, 2023 and 2024 is as follows:

	Six months ended June 30, 2023		Six months ended June 30, 2024
	Revenue	Non-current assets (Note 1)	Revenue	Non-current Assets (Note 1)
Taiwan	$7,178,330	$14,212,569	$9,501,103	$12,350,697
Japan	1,833,399	89,128,596	11,104,322	86,493,201
	$9,011,729	$103,341,165	$20,605,425	$98,843,898

____________

Note 1:    Excluding financial assets at fair value through profit or loss, financials assets at fair value through other comprehensive income, financial assets at amortized costs and deferred tax assets.

g)      Major customer information

For the six months ended June 30, 2023 and June 30, 2024, there were no major customers accounting for more than 10% of the Group’s total revenue.

INDEPENDENT AUDITORS’ REPORT

To the board of directors of Mediagene Inc.

Opinion

We have audited the consolidated financial statements of Mediagene Inc. (the Group), which comprise the consolidated statements of financial position as of February 28, 2023 and 2022, and the related consolidated statements of comprehensive income, consolidated statements of changes in equity, and consolidated statements of cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Group as of February 28, 2023 and 2022, and the results of its operations and its cash flows for the years then ended in accordance with International Financial Reporting Standards (IFRSs) as issued by the International Accounting Standards Board.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Group and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with IFRSs, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Group’s ability to continue as a going concern for twelve months from the end of the reporting period.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

•        Exercise professional judgment and maintain professional skepticism throughout the audit.

•        Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•        Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control. Accordingly, no such opinion is expressed.

•        Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•        Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Group’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control — related matters that we identified during the audit.

Mazars Audit LLC

April 15, 2024
Tokyo, Japan

Mediagene Inc. Consolidated Financial Statements

Consolidated Statements of Financial Position

(Thousands of yen)

	Notes	As of March 1, 2021 (Date of transition)	As of February 28, 2022	As of February 28, 2023
Assets
Current assets
Cash and cash equivalents	6	238,827	351,979	132,717
Trade and other receivables	7	675,956	602,016	508,761
Other financial assets	8	104,520	—	26,978
Inventories	9	26,413	11,742	27,631
Income taxes receivable		58,003	3,520	9,393
Other current assets	10	68,044	79,210	64,815
Total current assets		1,171,765	1,048,469	770,297

Non-current assets
Property, plant and equipment	11	1,272,184	1,123,302	1,008,424
Intangible assets	12	18,805	76,030	120,423
Other financial assets	8,31,32	105,389	117,540	258,719
Deferred tax assets	17	31,260	36,409	35,400
Other non-current assets	10	3,543	3,053	7,713
Total non-current assets		1,431,183	1,356,336	1,430,680
Total assets		2,602,948	2,404,805	2,200,978

Liabilities and equity
Liabilities
Current liabilities
Trade and other payables	13,31	311,896	289,041	301,927
Bonds and borrowings	15,31,32	546,608	425,008	503,408
Other financial liabilities	14,16,31,32	127,176	127,863	102,938
Income taxes payable		—	—	7,560
Contract liabilities	24	21,252	53,130	53,294
Provisions	19	—	—	30,261
Other current liabilities	20	126,411	106,702	124,437
Total current liabilities		1,133,345	1,001,745	1,123,829

Non-current liabilities
Bonds and borrowings	15,31,32	162,768	116,482	70,342
Other financial liabilities	14,16,31,32	977,986	850,123	778,758
Deferred tax liabilities	17	5,429	6,081	6,168
Provisions	19	91,538	91,841	62,692
Other non-current liabilities	20	55,854	78,392	93,975
Total non-current liabilities		1,293,577	1,142,922	1,011,937
Total liabilities		2,426,923	2,144,668	2,135,767

Equity
Share capital	21	77,540	77,540	77,540
Capital surplus	21	317,405	328,035	338,259
Retained earnings	21	(218,920)	(149,482)	(349,345)
Other components of equity	21	—	4,045	(1,242)
Total equity attributable to owners of parent		176,025	260,137	65,211
Total equity		176,025	260,137	65,211
Total liabilities and equity		2,602,948	2,404,805	2,200,978

Mediagene Inc. Consolidated Statements of Profit or Loss

(Thousands of yen, except per share amounts)

	Notes	Fiscal year ended February 28, 2022 (March 1, 2021 to February 28, 2022)	Fiscal year ended February 28, 2023 (March 1, 2022 to February 28, 2023)
Revenue	24	3,320,600	3,268,495
Cost of sales	25	(2,280,137)	(2,443,696)
Gross profit		1,040,463	824,799
Selling, general and administrative expenses	25	(977,914)	(1,016,473)
Other income	26	2,074	1,800
Other expenses	26	(603)	(393)
Operating profit (loss)		64,019	(190,267)
Finance income	27	9,503	10,176
Finance costs	27	(11,107)	(11,402)
Profit (loss) before tax		62,415	(191,493)
Income tax (expense) benefit	17	7,022	(8,369)
Profit (loss)		69,437	(199,863)

Profit attributable to:
Owners of parent		69,437	(199,863)
Profit (loss)		69,437	(199,863)

Earnings (loss) per share
Basic (Yen)	29	39.48	(113.63)
Diluted (Yen)	29	39.48	(113.63)

Mediagene Inc. Consolidated Statements of Comprehensive Income

(Thousands of yen)

	Notes	Fiscal year ended February 28, 2022 (March 1, 2021 to February 28, 2022)	Fiscal year ended February 28, 2023 (March 1, 2022 to February 28, 2023)
Profit (loss)		69,437	(199,863)

Other comprehensive income
Items that will not be reclassified to profit or loss
Financial assets measured at fair value through other comprehensive income	28	4,045	(5,287)
Total of items that will not be reclassified to profit or loss		4,045	(5,287)
Total other comprehensive income		4,045	(5,287)
Total comprehensive income		73,482	(205,150)

Comprehensive income attributable to:
Owners of parent		73,482	(205,150)
Total comprehensive income		73,482	(205,150)

____________

(Note)     Items in the statements above are presented net of tax. Income taxes related to each component of other comprehensive income are presented in Note “28. Other comprehensive income.”

Mediagene Inc. Consolidated Statements of Changes in Equity
		(Thousands of yen)
	Notes	Equity attributable to owners of parent					Total equity
		Share capital	Capital surplus	Retained earnings	Other components of equity	Total
Balance at March 1, 2021		77,540	317,405	(218,920)	—	176,025	176,025
Profit		—	—	69,437	—	69,437	69,437
Other comprehensive income	28	—	—	—	4,045	4,045	4,045
Total comprehensive income		—	—	69,437	4,045	73,482	73,482
Share-based payment transactions	23	—	10,629	—	—	10,629	10,629
Total transactions with owners		—	10,629	69,437	4,045	84,112	84,112
Balance at February 28, 2022		77,540	328,035	(149,482)	4,045	260,137	260,137
Profit		—	—	(199,863)	—	(199,863)	(199,863)
Other comprehensive income	28	—	—	—	(5,287)	(5,287)	(5,287)
Total comprehensive income		—	—	(199,863)	(5,287)	(205,150)	(205,150)
Share-based payment transactions	23	—	10,224	—	—	10,224	10,224
Total transactions with owners		—	10,224	(199,863)	(5,287)	(194,926)	(194,926)
Balance at February 28, 2023		77,540	338,259	(349,345)	(1,242)	65,211	65,211

Mediagene Inc. Consolidated Statements of Cash Flows

(Thousands of yen)

	Notes	Fiscal year ended February 28, 2022 (March 1, 2021 to February 28, 2022)	Fiscal year ended February 28, 2023 (March 1, 2022 to February 28, 2023)
Cash flows from operating activities
Profit (loss) before tax		62,415	(191,493)
Depreciation and amortization		169,348	181,488
Share-based payment expenses		10,629	10,224
Finance income		(8,278)	(10,176)
Finance costs		11,107	10,268
Decrease (increase) in trade and other receivables		73,940	93,254
Decrease (increase) in inventories		14,670	(15,888)
Increase (decrease) in trade and other payables		(22,855)	12,886
Increase (decrease) in contract liabilities		31,878	164
Other		(8,033)	47,275
Subtotal		334,822	138,004
Interest and dividends received		1,516	17
Interest paid		(10,216)	(9,312)
Income taxes refund (paid)		53,333	(7,513)
Net cash provided by operating activities		379,455	121,195

Cash flows from investing activities
Purchase of property, plant and equipment		(12,259)	(10,263)
Proceeds from sale of property, plant and equipment		97	—
Purchase of intangible assets		(63,711)	(70,342)
Payments for loans receivable		—	(3,000)
Purchase of investments		(5,729)	(159,999)
Proceeds from sale and redemption of investments		110,979	—
Other		40	—
Net cash provided by (used in) investing activities		29,415	(243,605)

Cash flows from financing activities
Net increase (decrease) in short-term borrowings	30	(121,600)	78,400
Repayments of long-term borrowings	30	(4,342)	(4,008)
Redemption of bonds	30	(42,600)	(42,600)
Repayments of lease liabilities	30	(127,176)	(128,643)
Net cash (used in) financing activities		(295,718)	(96,851)
Net increase (decrease) in cash and cash equivalents		113,151	(219,261)
Cash and cash equivalents at beginning of period	6	238,827	351,979
Cash and cash equivalents at end of period	6	351,979	132,717

Mediagene Inc. Notes to Consolidated Financial Statements

1.      Reporting entity

Mediagene Inc. (hereinafter, the “Company”) is a corporation located in Japan. The addresses of its registered head office and principal offices are disclosed on the Company’s website. The consolidated financial statements of the Company and its subsidiaries have been prepared as of and for the fiscal year ended February 28, 2023 and 2022, and composed of the accounts of the Company and its subsidiaries (hereinafter collectively, the “Group”). The Group consists of two companies: the Company and INFOBAHN Inc., a core operating company comparable with the Company. The Group is engaged in a single operating segment of the Media Consulting Business, which operates its owned media and provide services utilizing its expertise gained through media operations.

On March 1, 2022, the Company conducted an absorption-type merger, with INFOBAHN GROUP INC. as a surviving company and a then-subsidiary Mediagene Inc. as a dissolving company, and was renamed to Mediagene Inc. on the same day.

2.      Basis of preparation

(1)    Compliance with International Financial Reporting Standards

The initial consolidated financial statements have been prepared in accordance with the International Financial Reporting Standards (hereinafter, “IFRS”) as issued by the International Accounting Standards Board (hereinafter, “IASB”) with the date of transition to IFRS of March 1, 2021. The effects of the transition to IFRS on the consolidated results of operations, financial position and cash flows are described in Note “36. First-time adoption of IFRS.”

(2)    Approval of financial statements

The Group’s consolidated financial statements were authorized for issuance on April 12, 2024 by the Board of Directors of the Company and subsequent events had been considered through that date. See Note “35. Subsequent events.”

The Group’s accounting policies are in compliance with the IFRS effective as of February 28, 2023, excluding those not early adopted by the Group, as well as exceptions required and exemptions permitted by the provisions of IFRS 1 First-time Adoption of International Financial Reporting Standards (hereinafter, “IFRS 1”).

(3)    Basis of measurement

As presented in Note “3. Significant accounting policies,” the Group’s consolidated financial statements have been prepared on a historical cost basis, except for certain financial instruments that are measured at fair value.

(4)    Functional currency and presentation currency

The Group’s consolidated financial statements are presented in Japanese yen, the Company’s functional currency. Japanese yen figures less than one thousand yen are rounded down to the nearest thousand yen.

(5)    Early adoption of new standards

Not applicable.

Mediagene Inc. Notes to Consolidated Financial Statements

2.      Basis of preparation (cont.)

(6)    New standards and interpretations issued but not yet adopted

The following are the major newly established or amended standards and interpretations that were issued by the date of approval of the consolidated financial statements. They were not early adopted by the Group as of February 28, 2023.

IFRS	To be mandatorily adopted from the fiscal year beginning on and after	To be adopted by the Group from	Outline of newly established/amended standards and interpretations
IAS 12 Income Taxes	January 1, 2023	Fiscal year ending February 29, 2024	Clarification of accounting for deferred tax related to assets and liabilities arising from a single transaction
IAS 12 Income Taxes	January 1, 2023	Fiscal year ending February 29, 2024

Disclosure of income taxes arising from tax laws enacted or substantively enacted to implement the Pillar Two Model Rules published by the Organization for Economic Co-operation and Development (OECD).

The Group will apply these standards from the fiscal year stated above.

The Group has determined that none of the standards and interpretations issued but not yet adopted have a material impact on its consolidated financial statements.

3.      Significant accounting policies

(1)    Basis of consolidation

Subsidiaries

A subsidiary refers to an entity controlled by the Group. The Group determines that it controls an entity when the Group has exposure, or has rights, to variable returns from its involvement with the entity and has the ability to affect the returns through its power over the entity.

Consolidation of financial statements of a subsidiary begins from the date the Group obtains control of the subsidiary and ceases when the Group loses control of the subsidiary.

If any accounting policies applied by a subsidiary differ from those applied by the Group, adjustments are made to the subsidiary’s financial statements as necessary. Inter-company balances and transactions, and any unrealized gains or losses arising from inter-company transactions are eliminated in preparing the consolidated financial statements. The Group attributes comprehensive income of a subsidiary to the owners of the parent and to the non-controlling interests even if this results in the non-controlling interests having a deficit balance.

Changes in a parent’s ownership interest in a subsidiary resulting from the additional purchase or sale of shares of the subsidiary are accounted for as equity transactions as long as such changes do not result in the parent losing control of the subsidiary.

If the Group loses control of a subsidiary, it derecognizes the assets and liabilities of, and the non-controlling interests in, the former subsidiary. Any interest retained after the loss of control is remeasured at fair value at the date of the loss of control, and any gain or loss on remeasurement is recognized in profit or loss.

Mediagene Inc. Notes to Consolidated Financial Statements

3.      Significant accounting policies (cont.)

(2)    Business combinations

The Group accounts for business combinations using the acquisition method. The consideration for acquisition is measured as the sum of the acquisition-date fair values of the assets transferred, the liabilities assumed, and the equity instruments issued by the Company in exchange for the control of the acquiree. Consideration transferred also includes fair values of any assets or liabilities resulting from a contingent consideration arrangement. The identifiable assets acquired, and liabilities and contingent liabilities assumed in a business combination are, in principle, measured at their acquisition-date fair values.

When the consideration for acquisition exceeds the fair value of the identifiable assets and liabilities, the excess amount is recognized as goodwill in the consolidated statements of financial position. Conversely, when the amount is below the fair value of the identifiable assets and liabilities, the difference is immediately recognized as profit in the consolidated statements of profit or loss.

Transaction-related costs such as brokerage commissions, legal fees, and due diligence expenses are expensed as incurred.

A business combination transaction under common control, in which all of the combining entities or businesses are ultimately controlled by the same party or parties both before and after the business combination, and that control is not transitory, is accounted for based on the carrying amounts previously recorded.

(3)    Foreign currency

Transactions in foreign currencies are translated into the respective functional currencies of Group companies at the exchange rates at the dates of transactions.

Monetary assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rate at the reporting date. Non-monetary assets and liabilities that are measured at fair value in a foreign currency are translated into the functional currency at the exchange rate when the fair value was determined. Non-monetary items that are measured based on historical cost in a foreign currency are translated at the exchange rate at the date of the transaction. Foreign currency differences are generally recognized in profit or loss and presented within finance income and finance costs.

(4)    Financial instruments

1)      Non-derivative financial assets

(i)     Initial recognition and measurement

The Group recognizes a financial asset when it becomes a party to the contractual provisions thereof, and classifies financial assets into (a) financial assets measured at amortized cost, (b) financial assets measured at fair value through other comprehensive income, or (c) financial assets measured at fair value through profit or loss. This classification is made at initial recognition.

At initial recognition, all financial assets are measured at fair value plus transaction costs that are directly attributable to the acquisition of the financial assets, unless the assets are classified as those measured at fair value through profit or loss. Transaction costs of financial assets measured at fair value through profit or loss are recognize in profit or loss.

Mediagene Inc. Notes to Consolidated Financial Statements

3.      Significant accounting policies (cont.)

Financial assets classified as those measured at fair value through profit or loss are measured at fair value, while the other financial assets are measured at fair value plus transaction costs.

(a)     Financial assets measured at amortized cost

Financial assets are classified as those measured at amortized cost if both of the following conditions are met:

•        The financial asset is held within a business model whose objective is to hold financial assets in order to collect contractual cash flows and

•        The contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

(b)    Financial assets measured at fair value through other comprehensive income

Equity instruments, such as stocks, held primarily for the purpose of maintaining or strengthening business relationships with investees and enhancing corporate value, are designated as financial assets measured at fair value through other comprehensive income at initial recognition, and such designation is applied on an ongoing basis.

(c)     Financial assets measured at fair value through profit or loss

Financial assets other than (a) and (b) above are classified as financial assets measured at fair value through profit or loss.

(ii)    Subsequent measurement

After initial recognition, financial assets are measured as follows in accordance with their classification.

(a)     Financial assets measured at amortized cost

Financial assets measured at amortized cost are measured at the gross carrying amount based on the effective interest method less loss allowance.

(b)    Equity instruments measured at fair value through other comprehensive income

Subsequent changes in fair value of equity instruments, such as stocks, are recognized in other comprehensive income. When such financial instrument is disposed of, the cumulative gain or loss recognized through other comprehensive income is transferred from “Other components of equity” to “Retained earnings.”

Dividends from those instruments are recognized in profit or loss for the period as part of “Finance income.”

(c)     Financial assets measured at fair value through profit or loss

Subsequent changes in the fair value of the financial assets are recognized in profit or loss.

(iii)   Impairment of financial assets

For financial assets measured at amortized cost, loss allowance is recognized as the expected credit losses.

A loss allowance is measured at the end of each period based on assessing whether or not the credit risk of each financial asset has significantly increased since the initial recognition.

Mediagene Inc. Notes to Consolidated Financial Statements

3.      Significant accounting policies (cont.)

If the credit risk has not significantly increased since the initial recognition, a loss allowance on the financial instrument is measured at an amount equal to 12-month expected credit losses. On the other hand, if the credit risk has significantly increased since the initial recognition, a loss allowance on the financial instrument is measured at an amount equal to the lifetime expected credit losses. However, for trade receivables that do not contain a significant financing component, loss allowances are always measured at an amount equal to the lifetime expected credit losses.

The assessment of whether or not credit risk has increased significantly is based on the change in the risk of a default. A default is defined as a situation where there is no reasonable expectations of recovering the financial asset in its entirety or a portion thereof, due to the borrower having significant difficulty in paying contractual cash flows. When determining whether there has been a change in the risk of a default, we consider available information that is reasonable and supportable, such as changes in internal or external credit ratings and past-due information.

Expected credit loss is calculated based on the difference between the contractual cash flows and the cash flows expected to be collected. The basis of estimation includes available information that is reasonable and supportable, such as changes in credit information, historical loss experience, financial condition of the issuer or the borrower, and forward-looking information.

When one or more events have occurred, including delinquency in payments, extension of due date, negative evaluation by an external credit agency, or evaluation of deterioration in financial condition or operating results such as balance sheet insolvency, the financial asset is assessed on an individual basis as a credit-impaired financial asset, and expected credit losses are measured based primarily on historical loss experience and future collectible amounts. For financial assets that are not credit-impaired, expected credit losses are measured through collective assessment based primarily on historical loss experience and, if necessary, provision rates adjusted for current and future economic conditions.

When the Group has no reasonable expectations of recovering a financial asset in its entirety or a portion thereof, the carrying amount of the financial asset is directly reduced by offsetting the amount with a loss allowance.

(iv)   Derecognition of financial assets

The Group derecognizes a financial asset when the contractual rights to the cash flows from the financial asset expire, or the contractual rights to receive cash flows generated from the financial asset are transferred where substantially all risks and rewards of ownership of the financial asset are transferred. If the Group has retained control of the financial assets transferred, it continues to recognize the assets and related liabilities to the extent of its continuing involvement in the financial assets.

2)      Non-derivative financial liabilities

(i)     Initial recognition and measurement

The Group classifies financial liabilities as (a) financial liabilities measured at amortized cost and (b) financial liabilities measured at fair value through profit or loss. This classification is made at initial recognition.

The Group initially measures financial liabilities measured at amortized cost at fair value less directly attributable transaction costs, while it measures financial assets measured at fair value through profit or loss at fair value.

The Group has no financial liabilities measured at fair value through profit or loss.

Mediagene Inc. Notes to Consolidated Financial Statements

3.      Significant accounting policies (cont.)

(ii)    Subsequent measurement

After initial recognition, financial liabilities are measured as follows in accordance with their classification.

(a)     Financial liabilities measured at amortized cost

Financial liabilities measured at amortized cost are measured at amortized cost using the effective interest method.

Amortization using the effective interest method and gains or losses on derecognition are recognized in profit or loss for the period as part of finance costs.

(b)    Financial liabilities measured at fair value through profit or loss

Financial liabilities measured at fair value through profit or loss are measured at fair value, and changes in the fair value are recognized in profit or loss for the period.

(iii)   Derecognition of financial liabilities

The Group derecognizes financial liabilities when they are extinguished — i.e. when the obligation specified in the contract is discharged or cancelled or expires.

3)      Presentation of financial assets and financial liabilities

The Group offsets financial assets and financial liabilities and states the net amount in the consolidated statements of financial position, if, and only if, the Group currently has a legal right to offset the balance and intends either to settle on a net basis or to realize the assets and settle the liabilities simultaneously.

(5)    Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, demand deposits, and short-term investments with a maturity of three months or less that are readily convertible into cash and subject to an insignificant risk of change in value.

(6)    Inventories

Inventories are measured at the lower of cost and net realizable value. The cost of inventories, except for work in progress, which is determined using the specific identification method, is determined using the first-in, first-out method. Net realizable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale.

(7)    Property, plant and equipment

(i)     Recognition and measurement

The Group uses the cost model to measure items of property, plant and equipment, which are stated at cost less any accumulated depreciation and any accumulated impairment losses.

The cost includes any costs directly attributable to the acquisition of the item, the costs of dismantling and removing the item and restoring the site on which it is located.

When the useful lives of significant components of property, plant and equipment vary by component, each component is accounted for as a separate item (major component) of property, plant and equipment.

Mediagene Inc. Notes to Consolidated Financial Statements

3.      Significant accounting policies (cont.)

The Group includes the subsequent costs in the carrying amount of the asset, or when appropriate, recognizes such costs as a separate asset as long as it is probable that future economic benefits associated with the item will flow to the Group, and the cost of the item can be measured reliably. Other repair and maintenance expenses are expensed as incurred.

The Group derecognized an item of property, plant and equipment on disposal or when no future economic benefits are expected from its use or disposal. The gain or loss arising from the derecognition of an item of property, plant and equipment is determined as the difference between the net proceeds from disposal and the carrying amount of the item, and recognized in profit or loss when the item is derecognized. The Group presents the gain or loss arising from the derecognition of an item of property, plant and equipment in “Other income” or “Other expenses,” respectively, in the consolidated statements of profit or loss.

(ii)    Depreciation

Assets other than land and construction in progress are depreciated on a straight-line basis over their respective estimated useful lives. Land and construction in progress are not depreciated.

The estimated useful lives of major items of property, plant and equipment except right-of-use assets are as follows:

•        Buildings and accompanying facilities: 2 to 15 years

•        Tools, furniture and fixtures: 1 to 15 years

The estimated useful lives, residual values, and depreciation methods are reviewed at the end of each fiscal year. Any changes are applied prospectively as changes in accounting estimates.

(8)    Intangible assets

(i)     Recognition and measurement

The Group uses the cost model to measure intangible assets. Separately acquired intangible assets are stated at cost upon initial recognition. Intangible assets recognized through business combinations are initially recognized at acquisition-date fair value.

(ii)    Amortization

After initial recognition, intangible assets are amortized on a straight-line basis over their respective estimated useful lives, except for intangible assets with indefinite useful lives, and are stated at cost less accumulated amortization and accumulated impairment losses.

The estimated useful lives of major intangible assets are as follows:

•        Software: 3 to 5 years

The estimated useful lives, residual values, and amortization methods are reviewed at the end of each fiscal year. Any changes are applied prospectively as changes in accounting estimates.

Intangible assets with indefinite useful lives or not yet available for use are not amortized, but instead are tested for impairment annually or whenever there is an indication that the asset may be impaired.

Mediagene Inc. Notes to Consolidated Financial Statements

3.      Significant accounting policies (cont.)

(9)    Leases

Leases as lessee

At inception of a contract, the Group assesses whether the contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

At the commencement date, the Group, as lessee, measures the lease liability at the present value of the total lease payments that are not paid at that date. The Group uses its incremental borrowing rate as a discount rate used in measuring the present value of the total unpaid lease payments when the interest rate implicit in the lease cannot be readily determined. In general, the Group uses the incremental borrowing rate as a discount rate. Right-of-use assets are initially measured at the amount of the initial measurement of the corresponding lease liability, adjusted mainly by any initial direct costs and any prepaid lease payments, plus costs including restoration obligations under the lease contract. Right-of-use assets are depreciated on a straight-line basis over the shorter period of useful life and the lease term of the underlying asset. Lease payments are allocated to finance costs and repayments of lease liabilities based on the effective interest method, with finance costs being recognized in the consolidated statements of profit or loss.

The lease term is determined as the non-cancellable period of a lease, together with periods covered by an option to extend the lease if the Group is reasonably certain to exercise that option; and periods covered by an option to terminate the lease if the Group is reasonably certain not to exercise that option.

However, for short-term leases with a lease term of 12 months or less and leases for which the underlying asset is of low value, the Group does not recognize the right-of-use asset or lease liability associated with those leases, but recognizes the total lease payments on either a straight-line basis or another systematic basis over the lease term.

(10)  Impairment of non-financial assets

The carrying amounts of the Company’s non-financial assets, other than inventories and deferred tax assets, are reviewed at the end of each fiscal year to determine whether there is any indication of impairment. If there is an indication that an asset may be impaired, the recoverable amount of the asset is estimated. The recoverable amounts of goodwill and intangible assets with indefinite useful lives or those not yet available for use are estimated at the same time in each year and whenever there is an indication that the asset may be impaired.

The recoverable amount of an asset or a cash-generating unit (CGU) is the higher of its value in use and its fair value less costs to sell. In measuring value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects the time value of money and the risks specific to the asset. Assets that are not individually tested for impairment are integrated into the smallest CGU that generates cash inflows from continuing use that are largely independent of those from other assets or groups of assets. If the recoverable amount of an asset or CGU is less than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount, and the impairment loss is recognized in profit or loss.

Goodwill is allocated to CGUs that are expected to benefit from the synergies of a business combination. The CGU or a group of CGUs is tested for impairment at a certain time each fiscal year, regardless of any indication of impairment. If the recoverable amount of a CGU is less than its carrying amount in an impairment test, an impairment loss is recognized. The impairment loss is first allocated to reduce the carrying amount of any goodwill allocated to the CGU or a group of CGUs, and then to the other assets of the CGU or a group of CGUs pro rata on the basis of the carrying amount of each asset in the CGU or a group of CGUs.

The Group’s corporate assets do not generate independent cash inflows. If there is an indication that a corporate asset may be impaired, the recoverable amount is estimated for the CGU to which the corporate asset belongs.

Mediagene Inc. Notes to Consolidated Financial Statements

3.      Significant accounting policies (cont.)

An impairment loss recognized for goodwill is not reversed. Impairment losses recognized in prior periods for other assets are assessed at the end of each fiscal year to determine whether there is any indication that such impairment losses may no longer exist or may have decreased. An impairment loss is reversed if there has been a change in the estimate used to determine the recoverable amount. An impairment loss is reversed up to the carrying amount that would have been determined (net of amortization and depreciation) had no impairment loss been recognized for the asset in the prior years.

(11)  Employee benefits

(i)     Post-employment benefits

The Group has adopted a corporate defined contribution pension plan as a post-employment benefit plan. Defined contribution plans are post-employment benefit plans under which an employer pays fixed contributions into a separate entity and will have no legal or constructive obligation to pay further contributions. The cost of defined contribution post-employment benefits is recognized as an expense at the time when contributions are made.

(ii)    Short-term employee benefits

The undiscounted amount of short-term employee benefits is recognized in profit or loss in the period in which related services are rendered.

The cost of paid leave is recognized as a liability at an amount estimated to be paid based on the plan if the Group has a legal or constructive obligation to make such payments and a reliable estimate of the amount can be made.

(iii)   Other long-term employee benefits

Obligations for length-of-service awards is calculated by discounting to the present value the estimated future benefits that employees have earned in return for their service in the current and prior fiscal years.

(12)  Provisions

The Group recognizes provisions when it has a present legal or constructive obligation as a result of past events; it is probable that an outflow of economic resources will be required to settle the obligation; and a reliable estimate of the amount of the obligation can be made. When the time value of money is significant, provisions are measured as the estimated future cash flows discounted to their present value using a pre-tax discount rate that reflects the time value of money and the risks specific to the liability. Unwinding of the discount reflecting the passage of time is recognized as “Finance costs.”

Assets retirement obligations are recognized to provide for obligations to restore leased offices and other properties to their original conditions. The amount of the obligations is estimated considering the conditions of each property individually based on factors including the expected period of use determined taking into account the past experience of restoration. These expenses are expected to be incurred after the expected period of use determined taking into account the useful lives of the leasehold improvements for the offices and other properties, but may be affected by future business plans and other factors. The estimated future expenses and applied discount rates are reviewed annually, and any revisions deemed necessary are added to or deducted from the carrying amount of the related asset and accounted for as a change in accounting estimates.

Mediagene Inc. Notes to Consolidated Financial Statements

3.      Significant accounting policies (cont.)

(13)  Shareholder equity

The shares of common stock issued by the Company are recognized in share capital and capital surplus at their issue price. Any costs directly attributable to the issuance of new shares or share acquisition rights (net of tax) are deducted from equity.

(14)  Share-based payment

The Group has adopted a share option plan as an incentive for directors, employees, and others, and accounts for the plan as an equity-settled share-based payment plan.

Share options are estimated at fair value at the grant date and recognized as an expense over the vesting period in the consolidated statements of profit or loss, taking into account the estimated number of options to be vested, and the corresponding amount is recognized as an increase in equity in the consolidated statements of financial position. The fair value of share options granted is determined using the Black-Scholes model, taking into account the terms and conditions of the share options. The terms and conditions are regularly reviewed, and the estimated number of stock options to be vested is revised as necessary.

(15)  Revenue

The Group recognizes revenue from contracts with customers in an amount that reflects the consideration to which the Group expects to be entitled in exchange for transferring the promised goods or services to a customer by applying the following five-step approach, except for interest and dividend income recognized under the IFRS 9 Financial Instruments.

Step 1: Identify the contract with a customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation

In either case when the Group satisfies a performance obligation to provide the specified good or service to a customer itself or when another party is involved in satisfying a performance obligation to provide the specified good or service to a customer, the Group recognizes revenue in the gross amount as a principal if the Group is primarily responsible for fulfilling the promise to provide the specified good or service and has discretion in establishing the price for the specified good or service. On the other hand, in the case when another party is involved in satisfying a performance obligation to provide the specified good or service to a customer, the Group recognizes revenue in the net amount (the amount equivalent to commission) as an agent if the Group is not primarily responsible for fulfilling the promise to provide the specified good or service and does not have discretion in establishing the price for the specified good or service.

Revenue is measured at the transaction price in contracts with customers. Consideration for transactions is received primarily within one year of satisfaction of the performance obligation and does not contain a significant financing component.

Mediagene Inc. Notes to Consolidated Financial Statements

3.      Significant accounting policies (cont.)

The Group operates a single segment of the Media Consulting Business. The Group provides the media services, the solution services, the innovation support services, and other services. The nature of goods or services promised to be transferred to customers and the methods of revenue recognition are as follows:

Services	Type of revenue	Method of revenue recognition
Media services	Operation of owned media as well as distribution and sale of advertisements

The Group operates Gizmodo Japan, Lifehacker (Japanese version) and others as its owned media. For the distribution and sale of advertisements using the Group’s owned media, the Group has a performance obligation to primarily place an advertisement in its owned media under a contract with a customer. As the performance obligation is satisfied upon the placement of an advertisement, revenue is recognized at that point in time.

Product promotion through affiliate advertising, etc.

The Group provides a service to promote products through affiliate advertising, etc. The primary nature of the service is to place links to target products on the Group’s owned media to mediate the purchase of those products. As the performance obligation is satisfied at the point in time when the mediation for purchase of a product is established, revenue is recognized at that point in time.

Event-related operations

The Group provides event services through which the Group organizes events to solicit sponsor companies to work together to increase user loyalty and develop public education. For event-related operations, the Group has a performance obligation to primarily organize an event and place an advertisement in its owned media under a contract with a customer. As the performance obligation is satisfied at the point in time when an event is held, revenue is recognized at that point in time.

Solution services	Communication design support services for corporate clients

The nature of the communication design support services for corporate clients is to provide corporate clients with services to meet their need for reputation formation (branding) in the internet. For these services, the Group has a performance obligation to provide deliverables under a contract with a customer. As the performance obligation is satisfied over time, revenue is recognized based on the extent of progress toward completion of the performance obligation. As costs incurred are considered to appropriately reflect the progress toward completion of the performance obligation, the progress is measured based on the percentage of cumulative actual costs incurred to date to estimated total costs at the end of the fiscal year. In cases where the period up to the point in time when the performance obligation is expected to be fully satisfied is very short, the performance obligation is deemed to be satisfied upon the completion of the service delivery to a customer, and revenue is recognized at that point in time.

Mediagene Inc. Notes to Consolidated Financial Statements

3.      Significant accounting policies (cont.)

Services	Type of revenue	Method of revenue recognition
Innovation support services	New business development support services for corporate clients

The nature of the new business development support services for corporate clients is to provide consulting services to generate ideas for new business development to support corporate clients as a comprehensive marketing strategic partner. For these services, the Group has a performance obligation to provide deliverables under a contract with a customer. As the performance obligation is satisfied over time, revenue is recognized based on the extent of progress toward completion of the performance obligation. As costs incurred are considered to appropriately reflect the progress toward completion of the performance obligation, the progress is measured based on the percentage of cumulative actual costs incurred to date to estimated total costs at the end of the fiscal year. In cases where the period up to the point in time when the performance obligation is expected to be fully satisfied is very short, the performance obligation is deemed to be satisfied upon the completion of the service delivery to a customer, and revenue is recognized at that point in time.

Other services	Advertising through external media, subscription service, etc.

With regard to other major services, for the advertising through external media, the Group has a performance obligation to publish articles and videos created through its owned media or by other companies in external media and act as an operation agency. Meanwhile, for the subscription service, the Group has a performance obligation to provide articles available only to paid subscribers. In the advertising through external media, the Group does not have control over services to be transferred to customers and only provides services for arranging the tasks mentioned above. As such, the Group deems itself to be an agent in the advertising through external media, and the performance obligation is satisfied upon the completion of the service delivery to a customer. Revenue is recognized as a net amount obtained by deducing the related costs from the total amount of consideration received from the customer.The performance obligations for the subscription service are satisfied over the contract period; therefore, revenue is recognized in equal amounts over the contract period during which the performance obligations are satisfied.

(16)  Finance income and finance costs

Finance income consists of interest income. Interest income is recognized as it is earned using the effective interest method.

Finance costs consist of interest expenses for bonds and borrowings and lease liabilities. Interest expenses are recognized as incurred using the effective interest method.

Mediagene Inc. Notes to Consolidated Financial Statements

3.      Significant accounting policies (cont.)

(17)  Income taxes

Income taxes consist of current taxes and deferred taxes. They are recognized in profit or loss, except for those related to business combinations and items that are recognized directly in equity or in other comprehensive income.

(i)     Current taxes

Current taxes are measured at the amount that is expected to be paid to or refunded from the taxation authorities. Calculation of the amount of tax is based on the tax rates and the tax laws enacted or substantively enacted by the end of the reporting period in countries where the Group conducts businesses and earns taxable profit (or loss).

(ii)    Deferred taxes

Deferred taxes are recognized for temporary differences between the carrying amounts of assets and liabilities for accounting purposes and the amounts for tax purposes, tax loss carryforwards, and tax credit carryforwards at the balance sheet date.

Deferred tax assets and liabilities are not recognized for the following temporary differences:

•        Temporary differences arising from the initial recognition of goodwill;

•        Temporary differences arising from the initial recognition of assets and liabilities from transactions that are not business combinations and affect neither accounting profit nor taxable profit; and

•        Taxable temporary differences associated with investments in subsidiaries and associates, where the Group is able to control the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized for all deductible temporary differences to the extent that it is probable that taxable profit will be available against which the deductible temporary difference can be utilized.

The carrying amount of deferred tax assets is reviewed each fiscal year and reduced to the extent it is no longer probable that sufficient taxable profit will be available to allow the benefit of part or all of the deferred tax assets to be utilized. Unrecognized deferred tax assets are reassessed each fiscal year and recognized to the extent that it has become probable that future taxable profits will allow the deferred tax assets to be recovered.

Deferred tax assets and liabilities are measured at the tax rates and by the tax laws that are expected to apply to the period when the assets are realized or the liabilities are settled, based on the statutory tax rates and the tax laws enacted or substantively enacted by the end of the reporting period.

Deferred tax assets and liabilities are offset if the Group has a legally enforceable right to offset current tax assets against current tax liabilities and income taxes are levied by the same taxation authority on the same taxable entity.

(18)  Earnings per share

Basic earnings per share is calculated by dividing profit or loss attributable to the parent’s common shareholders by the weighted average number of shares of common stock outstanding (shares of common stock issued less treasury shares) during the period. Diluted earnings per share is calculated by adjusting the effects of all potentially dilutive shares.

Mediagene Inc. Notes to Consolidated Financial Statements

4.      Significant accounting estimates and judgments

In preparing the consolidated financial statements in accordance with IFRS, management makes judgments, estimates, and assumptions that may affect the application of the Group’s accounting policies and the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are based on the best judgment of management that takes into account various factors deemed reasonable at the reporting date in accordance with historical experience and information available to the Group. Due to their nature, however, figures based on these estimates and assumptions may differ from the actual results. Estimates and assumptions are reviewed on an ongoing basis.

The effects of revisions to accounting estimates are recognized in the fiscal year in which the estimate is revised and in future fiscal years. Items involving estimates with the risk that results in significant revisions to the carrying amount of assets and/or liabilities for the next fiscal year were as follows:

(i)     Key assumptions used in measuring value in use for the purpose of assessing impairment of non-financial assets (3. Significant accounting policies, (10) Impairment of non-financial assets)

The Group performs an impairment test for non-financial assets (other than inventories and deferred tax assets) if there is an indication that the recoverable amount of an asset is less than its carrying amount. However, goodwill and intangible assets with indefinite useful lives or those not yet available for use are tested for impairment annually and when any indication of impairment is identified.

Significant factors that trigger an impairment test being performed include significant deterioration in past or projected operating results, significant changes in the use of acquired assets, changes in overall strategies, and significant deterioration in industry and economic trends.

In calculating the recoverable amount in impairment tests, certain assumptions are made for useful lives and future cash flows of the assets, discount rates that reflect the risks specific to the assets, and long-term growth rates. These assumptions are determined based on the best estimates and judgments of management but may be affected by the consequence of changes in uncertain future economic conditions. If revisions to the assumptions become necessary, they may have a material impact on the amounts recognized in the consolidated financial statements for the following fiscal years.

The calculation method of the recoverable amount of a non-financial asset is stated in Note “3. Significant accounting policies, (10) Impairment of non-financial assets.”

(ii)    Determination of recoverability of deferred tax assets (17. Income taxes)

Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which the deductible temporary difference, etc. can be utilized. In recognizing deferred tax assets, when assessing the probability that taxable profit will be available, the timing and amount of taxable profit are estimated based on business plans.

The timing and amount of tax profit may be affected by changes in uncertain future economic conditions. If the actual timing and amount of taxable profit differ from the estimates, it may have a material impact on the amounts recognized in the consolidated financial statements for the following fiscal years.

The details and amount related to deferred tax assets are stated in Note “17. Income taxes.”

(iii)   Fair value measurement of share-based payment transactions (23. Share-based payment)

Equity-settled share-based payments are estimated at fair value at the grant date and recognized as an expense over the vesting period in the consolidated statements of profit or loss, taking into account the estimated number of share options to be vested, and the corresponding amount is recognized as an increase in equity in the consolidated statements of financial position. The fair value of share options granted is determined using the Black-Scholes model, taking into account the terms and conditions of

Mediagene Inc. Notes to Consolidated Financial Statements

4.      Significant accounting estimates and judgments (cont.)

the share options. These underlying figures may be affected by changes in uncertain future economic conditions, among other factors. If revisions to the assumptions become necessary, they may have a material impact on the consolidated financial statements for the following fiscal years.

The measurement of liabilities arising from share-based payments is stated in Notes “3. Significant accounting policies, (14) Share-based payment” and “23. Share-based payment.”

(iv)   Lease term (16. Leases)

The Group determines the lease term as the non-cancellable period of a lease, together with both periods covered by an option to extend the lease if the Group is reasonably certain to exercise that option; and periods covered by an option to terminate the lease if the Group is reasonably certain not to exercise that option. Specifically, the Group estimates the lease term by considering whether there is an option to extend or terminate the lease, how likely the option will be exercised, whether there are termination penalties, and other factors. These may cause significant revisions to the amounts of right-of-use assets, lease liabilities, and other items as a result of changes in uncertain future economic conditions, the outcome of negotiations upon contract renewal, or other events.

The details of the determination of the lease term are provided in Note “3. Significant accounting policies, (9) Leases.” The details and amounts of right-of-use assets and lease liabilities are provided in Note “16. Leases.”

(v)    Measurement of the fair value of financial assets classified as Level 3 (32. Fair value of financial instruments)

The fair value of structured bonds, which are financial assets classified as Level 3, is determined based on prices quoted by correspondent financial institutions. The fair values of unlisted equity securities and investments in capital are determined based on inputs reasonably available to the Group by using appropriate valuation techniques such as the comparable multiple valuation method. Certain illiquidity discounts and other factors are considered as necessary. These may be affected by changes in uncertain future economic conditions and are exposed to a future risk of significant revisions to the amount of Level 3 financial assets measured at fair value.

The details of the fair value measurement of financial instruments and the amounts thereof are provided in Note “32. Fair value of financial instruments.”

(vi)   Measurement of provisions (19. Provisions)

The Group recognizes asset retirement obligations as provisions in the consolidated statements of financial position. Asset retirement obligations are measured at the present value of the best estimate of the expenditure required to settle the obligations reflecting risks and uncertainties at the end of the reporting period, discounted using a pre-tax rate that reflects the risk specific to the liability.

The amount of the expenditure required to settle the obligations is determined by comprehensively taking into account future possible outcomes, but may be affected by unexpected events and changes in circumstances. If the actual amount of the expenditure differs from the estimated amount or if the discount rate used in discounting the amount of the estimated expenditure changes materially due to changes in economic conditions and other factors, such difference or change may have a material impact on the amounts recognized in the consolidated financial statements for the following fiscal year and onward.

The amounts of asset retirement obligations recognized are stated in Note “19. Provisions.”

Mediagene Inc. Notes to Consolidated Financial Statements

5.      Segment information

(1)    General information

This information is omitted because the Group operates a single segment of the Media Consulting Business.

(2)    Information on products and services

The details are as stated in Note “24. Revenue.”

(3)    Information for each geographical area

The breakdown of revenue and non-current assets by geographical area was as follows:

(i)     Revenue from external customers

This information is omitted because revenue from external customers in Japan accounts for most of the Group’s revenue.

(ii)    Non-current assets

This information is omitted because the amount of non-current assets located in Japan accounts for most of the amount of non-current assets reported in the consolidated statements of financial position.

(4)    Information on major customers

This information is omitted because no revenue from a single external customer exceeds 10% of the Group’s revenue.

6.      Cash and cash equivalents

The breakdown of cash and cash equivalents was as follows:

		(Thousands of yen)
	Date of transition (March 1, 2021)	As of February 28, 2022	As of February 28, 2023
Cash and deposits	238,827	351,979	132,717
Total	238,827	351,979	132,717

The balances of “Cash and cash equivalents” in the consolidated statements of financial position as of March 1, 2021 (date of transition), February 28, 2022 and 2023 agree with the corresponding ending balances of “Cash and cash equivalents” in the consolidated statements of cash flows.

There were no material cash and cash equivalents with restrictions on withdrawal as of March 1, 2021 (date of transition), February 28, 2022 and 2023.

Cash and cash equivalents are classified as financial assets measured at amortized cost.

Mediagene Inc. Notes to Consolidated Financial Statements

7.      Trade and other receivables

The breakdown of trade and other receivable was as follows:

		(Thousands of yen)
	Date of transition (March 1, 2021)	As of February 28, 2022	As of February 28, 2023
Accounts receivable – trade	609,827	508,189	435,172
Notes receivable – trade	13,103	38,337	—
Contract assets	12,330	28,937	43,642
Accounts receivable – other	30,752	20,276	2,901
Other	11,979	6,601	27,424
Allowance for doubtful accounts	(2,037)	(325)	(379)
Total	675,956	602,016	508,761

Trade and other receivables are classified as financial assets measured at amortized cost.

8.      Other financial assets

(1)    The breakdown of other financial assets was as follows:

		(Thousands of yen)
	Date of transition (March 1, 2021)	As of February 28, 2022	As of February 28, 2023
Other financial assets (current):
Financial assets measured at fair value through profit or loss
Structured bonds	104,520	—	23,978
Financial assets measured at amortized cost
Short-term loans receivable	—	—	3,000
Total	104,520	—	26,978
Other financial assets (non-current):
Financial assets measured at fair value through other comprehensive income
Equity securities and investments in capital	11,040	22,888	27,886
Financial assets measured at fair value through profit or loss
Structured bonds	—	—	135,876
Financial assets measured at amortized cost
Leasehold and guarantee deposits	94,349	94,651	94,955
Total	105,389	117,540	258,719

(2)    Financial assets measured at fair value through other comprehensive income

Shares and other securities are equity instruments and held for the purpose of expanding the Group’s revenue base by maintaining and strengthening relationships with business partners. Therefore, they are classified as financial assets measured at fair value through other comprehensive income.

Mediagene Inc. Notes to Consolidated Financial Statements

8.      Other financial assets (cont.)

(i)     Major issues and fair value

The major issues and fair value of equity financial assets measured at fair value through other comprehensive income were as follows:

		(Thousands of yen)
Investee	Date of transition (March 1, 2021)	As of February 28, 2022	As of February 28, 2023
fermata Co., Ltd.	5,000	9,041	9,870
CODEGYM Inc.	5,000	7,067	7,017
STRACT, Inc.	—	—	5,000
kiva corp.	—	—	4,999
BI.Garage, Inc.	1,000	1,000	1,000

(ii)    Transfer to retained earnings

The Group reclassifies cumulative gains or losses arising from changes in the fair value of equity financial assets measured at fair value through other comprehensive income to retained earnings in case of derecognition. There are no cumulative gains or losses (net of tax) in other comprehensive income reclassified to retained earnings for the fiscal years ended February 28, 2022 and 2023.

9.      Inventories

The breakdown of inventories was as follows:

		(Thousands of yen)
	As of March 1, 2021 (Date of transition)	As of February 28, 2022	As of February 28, 2023
Merchandise	2,071	3,440	8,980
Supplies	—	—	621
Work in progress	24,342	8,302	18,030
Total	26,413	11,742	27,631

There were no inventories that were expected to be sold later than 12 months from March 1, 2021, February 28, 2022 and 2023, inventories pledged as collateral for liabilities or inventories carried at fair value less cost to sell.

Inventories recognized as an expense during the fiscal years ended February 28, 2022 and 2023 amounted to 2,196,845 thousand yen and 2,360,131 thousand yen, respectively.

Mediagene Inc. Notes to Consolidated Financial Statements

10.    Other assets

The breakdown of other assets was as follows:

		(Thousands of yen)
	As of March 1, 2021 (Date of transition)	As of February 28, 2022	As of February 28, 2023
Other current assets:
Prepaid expenses	48,637	57,733	54,029
Advance payments to suppliers	19,213	21,217	10,512
Other	193	259	273
Total	68,044	79,210	64,815

Other non-current assets:
Long-term prepaid expenses	3,543	3,053	7,713
Total	3,543	3,053	7,713

11.    Property, plant and equipment

(1)    Changes

The cost, accumulated depreciation and accumulated impairment losses, and carrying amount of property, plant and equipment were as follows:

Carrying amount

		(Thousands of yen)
	Buildings and accompanying facilities	Tools, furniture and fixtures	Total
Balance at March 1, 2021	1,220,886	51,297	1,272,184
Acquisition	245	11,870	12,115
Depreciation	(141,664)	(19,052)	(160,717)
Sale or disposal	—	(279)	(279)
Balance at February 28, 2022	1,079,467	43,836	1,123,302
Acquisition	27,674	14,321	41,996
Depreciation	(141,668)	(16,014)	(157,683)
Other	808	—	808
Balance at February 28, 2023	966,281	42,143	1,008,424

____________

Note:       Depreciation of property, plant and equipment is included in “Cost of sales” and “Selling, general and administrative expenses” in the consolidated statements of profit or loss. “Other” represents the effect of changes in the estimate of asset retirement obligations.

Cost

		(Thousands of yen)
	Buildings and accompanying facilities	Tools, furniture and fixtures	Total
Balance at March 1, 2021	1,281,106	160,841	1,441,948
Balance at February 28, 2022	1,281,351	167,760	1,449,112
Balance at February 28, 2023	1,309,834	181,869	1,491,704

Mediagene Inc. Notes to Consolidated Financial Statements

11.    Property, plant and equipment (cont.)

Accumulated depreciation and accumulated impairment losses

		(Thousands of yen)
	Buildings and accompanying facilities	Tools, furniture and fixtures	Total
Balance at March 1, 2021	(60,219)	(109,544)	(169,764)
Balance at February 28, 2022	(201,884)	(123,925)	(325,809)
Balance at February 28, 2023	(343,553)	(139,726)	(483,279)

(2)    Breakdown of the carrying amount of right-of-use assets

The carrying amount of right-of-use assets included in the carrying amount of property, plant and equipment was as follows:

		(Thousands of yen)
	Buildings and accompanying facilities	Tools, furniture and fixtures	Total
Balance at March 1, 2021	1,174,960	—	1,174,960
Balance at February 28, 2022	1,038,392	—	1,038,392
Balance at February 28, 2023	930,307	3,474	933,781

____________

Note:       An increase in right-of-use assets for the fiscal year ended February 28, 2023 was 31,928 thousand yen.

12.    Intangible assets

(1)    Changes

The cost, accumulated amortization and accumulated impairment losses, and carrying amount of intangible assets were as follows:

Carrying amount

			(Thousands of yen)
	Software	Software in progress	Other	Total
Balance at March 1, 2021	18,434	—	371	18,805
Acquisition	40,599	25,257	—	65,856
Amortization	(8,575)	—	(56)	(8,631)
Balance at February 28, 2022	50,458	25,257	314	76,030
Acquisition	35,594	32,603	—	68,197
Amortization	(23,748)	—	(56)	(23,805)
Transfer	45,340	(45,340)	—	—
Balance at February 28, 2023	107,644	12,520	258	120,423

____________

Note:       Amortization of intangible assets is included in “Cost of sales” and “Selling, general and administrative expenses” in the consolidated statements of profit or loss.

Mediagene Inc. Notes to Consolidated Financial Statements

12.    Intangible assets (cont.)

Cost

			(Thousands of yen)
	Software	Software in progress	Other	Total
March 1, 2021	113,708	—	563	114,271
February 28, 2022	154,307	25,257	563	180,128
February 28, 2023	235,241	12,520	563	248,326

Accumulated amortization and accumulated impairment losses

			(Thousands of yen)
	Software	Software in progress	Other	Total
March 1, 2021	(95,273)	—	(192)	(95,466)
February 28, 2022	(103,848)	—	(249)	(104,097)
February 28, 2023	(127,597)	—	(305)	(127,903)

(2)    Individually significant intangible assets

An individually significant intangible asset recorded in the consolidated statements of financial position as of February 28, 2023 is software for the operating system of CoSTORY, a service operated by the Company, and the carrying amount of which was 39,275 thousand yen. The remaining amortization period of the intangible asset as of February 28, 2023 was four years.

13.    Trade and other payables

The breakdown of trade and other payables was as follows:

		(Thousands of yen)
	As of March 1, 2021 (Date of transition)	As of February 28, 2022	As of February 28, 2023
Accounts payable – trade	189,775	164,358	206,471
Accounts payable – other	82,920	69,813	63,709
Other	39,199	54,868	31,746
Total	311,896	289,041	301,927

Trade and other payables are classified as financial liabilities measured at amortized cost.

Mediagene Inc. Notes to Consolidated Financial Statements

14.    Other financial liabilities

The breakdown of other financial liabilities was as follows:

		(Thousands of yen)
	As of March 1, 2021 (Date of transition)	As of February 28, 2022	As of February 28, 2023
Other financial liabilities (current):
Lease liabilities	127,176	127,863	102,938
Total	127,176	127,863	102,938

Other financial liabilities (non-current):
Lease liabilities	977,986	850,123	778,758
Total	977,986	850,123	778,758

15.    Bonds and borrowings

The breakdown of bonds and borrowings was as follows:

				(Thousands of yen, %)
	As of March 1, 2021 (Date of transition)	As of February 28, 2022	As of February 28, 2023	Average interest rate	Due date
Current liabilities:
Short-term borrowings	500,000	378,400	456,800	0.58%	—
Current portion of bonds	42,600	42,600	42,600	0.69%	—
Current portion of long-term borrowings	4,008	4,008	4,008	0.00%	—
Total	546,608	425,008	503,408

Non-current liabilities:
Bonds payable	128,112	86,168	44,036	0.69%	Oct. 2024
Borrowings	34,656	30,314	26,306	0.00%	Sep. 2030
Total	162,768	116,482	70,342

____________

Note:       The average interest rates represent the weighted average interest rates applicable to the ending balances of borrowings, etc.

Bonds and borrowings are classified as financial liabilities measured at amortized cost.

Summary of terms and conditions of the bonds issued was as follows.

							(Thousands of yen, %)
Company	Series	Issuance date	As of March 1, 2021 (Date of transition)	As of February 28, 2022	As of February 28, 2023	Average interest rate	Guarantee	Redemption due date
The company	1st Series of Unsecured Straight Corporate Bonds	October 31 2017	170,712	128,768	86,636	0.69%	Nil	October 31 2024
Total			170,712	128,768	86,636

Mediagene Inc. Notes to Consolidated Financial Statements

16.    Leases

Leases as lessee

(1)    Overview

The Group leases mainly offices and office equipment. There are no significant purchase options, escalation clauses, or restrictions under lease contracts (such as limits on dividends, additional borrowings, and additional leasing).

(2)    Amounts recognized in profit or loss

The breakdown of profit or loss on leases was as follows:

	(Thousands of yen)
	Fiscal year ended February 28, 2022 (March 1, 2021 to February 28, 2022)	Fiscal year ended February 28, 2023 (March 1, 2022 to February 28, 2023)
Depreciation of right-of-use assets
Buildings	136,567	136,567
Tools, furniture and fixtures	—	709
Total	136,567	137,276
Finance costs
Interest expense on lease liabilities	7,174	6,487
Lease expense
Expense relating to leases of low-value assets	3,549	4,120

(3)    Total cash outflow

Total cash outflow for leases was as follows:

	(Thousands of yen)
	Fiscal year ended February 28, 2022 (March 1, 2021 to February 28, 2022)	Fiscal year ended February 28, 2023 (March 1, 2022 to February 28, 2023)
Total cash outflow for leases	137,828	139,191

(4)    Right-of-use assets and lease liabilities

The breakdown of, and an increase in, the carrying amount of right-of-use assets are presented in Note “11. Property, plant and equipment.”

In addition, the maturity analysis of lease liabilities is presented in Note “31. Financial instruments, (2) Financial risk management, (ii) Liquidity risk management.”

(5)    Extension options and termination options

In the Group, each company is responsible for managing its leases, and the terms and conditions of leases are negotiated on a lease-by-lease basis and vary widely.

Extension options and termination options are mainly included in real estate leases for offices. The Group uses these terms and conditions when necessary to utilize its business.

Mediagene Inc. Notes to Consolidated Financial Statements

17.    Income taxes

(1)    Deferred tax assets and deferred tax liabilities

The breakdown of , and changes in, the major causes for the occurrence of deferred tax assets and deferred tax liabilities was as follows:

Fiscal year ended February 28, 2022 (March 1, 2021 to February 28, 2022)

			(Thousands of yen)
	Beginning balance	Amount recognized in profit or loss	Changes in other comprehensive income	Ending balance
Deferred tax assets
Enterprise tax payable	393	(393)	—	—
Employee benefit liabilities	22,614	2,763	—	25,378
Lease liabilities	382,276	(44,906)	—	337,369
Asset retirement obligations	24,142	(2,087)	—	22,054
Tax loss carryforwards	7,373	6,984	—	14,358
Other	2,871	(999)	—	1,871
Total	439,670	(38,638)	—	401,032
Deferred tax liabilities
Trade and other receivables	(1,991)	(3,451)	—	(5,443)
Fixed assets	(3,609)	(103)	—	(3,713)
Right-of-use assets	(406,418)	47,238	—	(359,179)
Financial instruments	(1,819)	1,564	(2,113)	(2,368)
Total	(413,839)	45,247	(2,113)	(370,705)
Deferred tax assets, net	25,830	6,609	(2,113)	30,327

Fiscal year ended February 28, 2023 (March 1, 2022 to February 28, 2023)

			(Thousands of yen)
	Beginning balance	Amount recognized in profit or loss	Changes in other comprehensive income	Ending balance
Deferred tax assets
Employee benefit liabilities	25,378	2,688	—	28,066
Lease liabilities	337,369	(35,400)	—	301,968
Asset retirement obligations	22,054	(1,807)	—	20,247
Tax loss carryforwards	14,358	(5,642)	—	8,715
Other	1,871	(267)	—	1,604
Total	401,032	(40,429)	—	360,602
Deferred tax liabilities
Trade and other receivables	(5,443)	5,443	—	—
Fixed assets	(3,713)	199	—	(3,513)
Right-of-use assets	(359,179)	37,666	—	(321,513)
Financial instruments	(2,368)	(3,688)	(286)	(6,343)
Total	(370,705)	39,620	(286)	(331,370)
Deferred tax assets, net	30,327	(808)	(286)	29,232

Mediagene Inc. Notes to Consolidated Financial Statements

17.    Income taxes (cont.)

(2)    Unrecognized deferred tax assets and deferred tax liabilities (tax effect)

Tax loss carryforwards and deductible temporary differences for which no deferred tax assets were recognized were as follows:

		(Thousands of yen)
	As of March 1, 2021 (Date of transition)	As of February 28, 2022	As of February 28, 2023
Tax loss carryforwards	182,760	150,159	228,391
Deductible temporary differences	61,575	49,584	60,807
Total	244,335	199,743	289,198

The expiration schedule of tax loss carryforwards for which no deferred tax assets were recognized was as follows:

		(Thousands of yen)
	As of March 1, 2021 (Date of transition)	As of February 28, 2022	As of February 28, 2023
Over 1 year through 5 years	12,425	47,954	77,449
Over 5 years	170,335	102,204	150,941
Total	182,760	150,159	228,391

The Group recognized deferred tax assets as of March 1, 2021, February 28, 2022 and 2023 to the extent that future taxable profit would be available. The recoverability of deferred tax assets was dependent on the availability of future taxable profit, but the Group deemed that deferred tax assets would be recoverable because future taxable profit was assumed based on the business plan approved by the management and the Group considered future taxable profit to be likely available in light of past plans and historical results.

(3)    Income tax expense (benefit)

	(Thousands of yen)
	Fiscal year ended February 28, 2022 (March 1, 2021 to February 28, 2022)	Fiscal year ended February 28, 2023 (March 1, 2022 to February 28, 2023)
Current tax expense (Note)	(413)	7,560
Deferred tax expense	(6,609)	808
Total	(7,022)	8,369

____________

Note:       Current tax expense includes the amount of the benefit arising from a previously unrecognized tax loss, tax credit or temporary difference of a prior period. Accordingly, a decrease in current tax expense was 26,066 thousand yen for the fiscal year ended February 28, 2022.

(4)    Income taxes recognized in other comprehensive income

Income taxes recognized in other comprehensive income are presented in Note “28. Other comprehensive income.”

Mediagene Inc. Notes to Consolidated Financial Statements

17.    Income taxes (cont.)

(5)    Reconciliation of effective tax rate

Reconciliation between the statutory tax rate and the average effective tax rate was as follows: The effective tax rate represents the rate of income taxes applicable to the Group’s annual profit before tax.

		(%)
	Fiscal year ended February 28, 2022 (March 1, 2021 to February 28, 2022)	Fiscal year ended February 28, 2023 (March 1, 2022 to February 28, 2023)
Statutory tax rate	34.6	34.6
Non-deductible expense (Note)	5.9	(1.9)
Changes in unrecognized deferred tax assets	(49.8)	(37.7)
Other	(1.9)	0.6
Effective tax rate	(11.3)	(4.4)

____________

Notes:     Non-deductible expense mainly comprises share-based payment expenses that are not deductible for tax purposes, such as expenses for share options.

18.    Employee benefits

(1)    Defined contribution pension plan

The Group adopted a defined contribution pension plan in October 2022. The amount recognized as an expense for the defined contribution pension plan for the fiscal year ended February 28, 2023 was 10,689 thousand yen.

(2)    Employee benefit expenses

Employee benefit expenses included in “Cost of sales” and “Selling, general and administrative expenses” in the consolidated statements of profit or loss for the fiscal years ended February 28, 2022 and 2023 totaled 1,543,792 thousand yen and 1,552,690 thousand yen, respectively.

19.    Provisions

The breakdown of and changes in provisions were as follows:

	(Thousands of yen)
	Asset retirement obligations	Total
As of March 1, 2021 (Date of transition)	91,538	91,538
Increase during the period	—	—
Decrease during the period (intended use)	—	—
Decrease during the period (reversal)	—	—
Interest cost of unwinding the discount on the liabilities	303	303
As of February 28, 2022	91,841	91,841
Increase during the period	808	808
Decrease during the period (intended use)	—	—
Decrease during the period (reversal)	—	—
Interest cost of unwinding the discount on the liabilities	304	304
As of February 28, 2023	92,954	92,954

Mediagene Inc. Notes to Consolidated Financial Statements

19.    Provisions (cont.)

		(Thousands of yen)
	As of March 1, 2021 (Date of transition)	As of February 28, 2022	As of February 28, 2023
Current liabilities	—	—	30,261
Non-current liabilities	91,538	91,841	62,692
Total	91,538	91,841	92,954

Details of obligations of provisions were as follows:

Asset retirement obligations

Asset retirement obligations are mainly the restoration obligations associated with real estate leases for buildings. The asset retirement obligations were calculated using a discount rate with the estimate of expected use from 1 year to 15 years. The timing of paying the expenses will be subject to future business plans and other factors.

20.    Other liabilities

The breakdown of other liabilities was as follows:

		(Thousands of yen)
	As of March 1, 2021 (Date of transition)	As of February 28, 2022	As of February 28, 2023
Current liabilities:
Paid leave liability	98,748	94,858	100,468
Deposits received	27,662	11,843	23,968
Total	126,411	106,702	124,437

Non-current liabilities:
Liability for length-of-service awards	55,854	78,392	93,975
Total	55,854	78,392	93,975

21.    Share capital and other equity items

(1)    Number of shares authorized and number of shares issued

Changes in the number of shares authorized and number of shares issued were as follows:

	(Shares)
	Number of shares authorized	Number of shares issued
As of March 1, 2021 (Date of transition)	7,035,600	1,758,900
Changes during the period	—	—
As of February 28, 2022	7,035,600	1,758,900
Changes during the period	—	—
As of February 28, 2023	7,035,600	1,758,900

____________

Notes:   1.   The transfer of shares issued by the Company requires approval from the Board of Directors.

2.   Shares issued by the Company are no par value common stock.

3.   Shares issued were fully paid in.

Mediagene Inc. Notes to Consolidated Financial Statements

21.    Share capital and other equity items (cont.)

(2)    Capital surplus

Capital surplus consists of the following:

(i)     Legal capital surplus

Under the Companies Act of Japan (hereinafter, the “Companies Act”), at least 50% of the amount paid-in or contributed for share issuance shall be credited to share capital, and the remainder shall be credited to legal capital surplus that is included in capital surplus.

The Companies Act also provides that legal capital surplus may be credited to share capital pursuant to a resolution at the shareholders’ meeting.

(ii)    Other capital surplus

Other capital surplus is a surplus arising from certain equity transactions, the reversal of share capital and legal capital surplus, etc.

(iii)   Share acquisition rights

The Company has adopted a share option plan as an incentive plan for directors, employees, and other individuals. An amount resulting from the exercise of share acquisition rights is an increase in equity recognized in connection with the share-based payment. The terms and conditions, amounts, and other details of the share-based payment are provided in Note “23. Share-based payment.”

(3)    Other components of equity

Changes in other components of equity for the fiscal years ended February 28, 2022 and 2023 were as follows:

	(Thousands of yen)
	Financial assets measured at fair value through other comprehensive income	Total
Balance at March 1, 2021	—	—
Other comprehensive income	4,045	4,045
Disposal of treasury shares	—	—
Transfer from other components of equity to retained earnings	—	—
Balance at February 28, 2022	4,045	4,045
Other comprehensive income	(5,287)	(5,287)
Disposal of treasury shares	—	—
Transfer from other components of equity to retained earnings	—	—
Balance at February 28, 2023	(1,242)	(1,242)

All the above amounts are those after tax.

(i)     Financial assets measured at fair value through other comprehensive income

These represent net unrealized gains or losses on the fair value of financial assets measured at fair value through other comprehensive income.

Mediagene Inc. Notes to Consolidated Financial Statements

21.    Share capital and other equity items (cont.)

(4)    Retained earnings

The Companies Act provides that 10% of the amount paid as the distribution of surplus shall be appropriated as legal capital surplus or as legal retained earnings until the aggregate amount of legal capital surplus and legal retained earnings equals 25% of share capital. Legal retained earnings accumulated may be used to eliminate or reduce a deficit. Further, legal retained earnings may be reversed pursuant to a resolution at the shareholders’ meeting.

22.    Dividends

(1)    Dividends paid

Fiscal year ended February 28, 2022 (March 1, 2021 to February 28, 2022)

Not applicable.

Fiscal year ended February 28, 2023 (March 1, 2022 to February 28, 2023)

Not applicable.

(2)    Dividends with a record date in the fiscal year ended February 28, 2023, but an effective date in the following fiscal year

Not applicable.

23.    Share-based payment

(1)    Overview of a share-based compensation plan

The Group has adopted a share option plan as an incentive for directors, employees, and others. The exercise period of share options is the period defined in a share acquisition rights allotment agreement. If share options are not exercised within the period, they will be forfeited. In addition, if a grantee leaves the Company by a vesting date, the share options held by the grantee will be forfeited; provided, however, this shall not apply if permitted under the share acquisition rights allotment agreement.

(2)    Share-based payment arrangements

Share-based payment arrangements that existed during the fiscal year ended February 28, 2023 were as follows:

Class	6th Series Class A Share Acquisition Rights	6th Series Class B Share Acquisition Rights	7th Series Share Acquisition Rights
Title and number of grantees (Persons)	6 directors of the Company and its subsidiaries	7 executive officers of subsidiaries of the Company 160 employees of the Company and its subsidiaries	7 directors of the Company and its subsidiaries
Grant date	February 28, 2020	March 31, 2020	May 29, 2020
Number of shares granted (Shares)	81,100	88,000	25,500
Exercise period	February 27, 2022 to February 27, 2029	February 27, 2022 to February 27, 2029	May 29, 2022 to May 27, 2030
Exercise price (Yen)	300	300	430
Method of settlement	Equity-settled	Equity-settled	Equity-settled
Vesting conditions	Note 1	Note 1	Note 2

Mediagene Inc. Notes to Consolidated Financial Statements

23.    Share-based payment (cont.)

Class	8th Series Share Acquisition Rights	9th Series Share Acquisition Rights
Title and number of grantees (Persons)	4 directors and employees of subsidiaries of the Company	10 directors and employees of the Company and its subsidiaries
Grant date	May 31, 2021	May 31, 2022
Number of shares granted	4,000	15,200
Exercise period	June 1, 2023 to May 31, 2031	June 1, 2024 to May 27, 2032
Exercise price (Yen)	430	500
Method of settlement	Equity-settled	Equity-settled
Vesting conditions	Note 3	Note 4

____________

Notes:    1.   (1)     The grantees may exercise share acquisition rights from February 27, 2022 or the date on which the Company’s shares are listed at a financial instruments exchange in Japan or abroad, whichever is later.

(2)     Those who hold share acquisition rights (hereinafter, “Share Acquisition Right Holder” or “Share Acquisition Right Holders”) may not exercise their rights if they lose their positions as director, executive officer and/or an employee of the Company and its subsidiaries.

(3)     If a Share Acquisition Right Holder is deceased, only his or her heir(s) who have been deemed appropriate by the Board of Directors of the Company may exercise share acquisition rights.

(4)     When a Share Acquisition Right Holder falls under any of the following, he or she will forfeit the right to exercise his or her share acquisition rights at or after the time specified in each of the following:

(i)      If the Company’s shares are not listed at a financial instruments exchange in Japan or abroad by February 28, 2023 (including this date), the day following the date;

(ii)     If the Share Acquisition Right Holder violates any provision of this agreement, the time when such violation occurs;

(iii)    If the Share Acquisition Right Holder is dismissed from his or her position as a director or officer of the Company or any of its subsidiaries, the time when he or she is dismissed;

(iv)    If the Share Acquisition Right Holder violates laws, regulations, or internal rules and regulations and is subject to disciplinary dismissal, resignation under instruction, or equivalent disciplinary action, the time when such disciplinary action is taken;

(v)      If the Share Acquisition Right Holder becomes an officer, employee, agent, contract employee (including temporary worker), advisor, counselor, representative, or consultant of a company in a competitive relationship with the Company without obtaining written approval from the Company in advance, the time when such fact takes place;

(vi)    If the Share Acquisition Right Holder is sentenced to imprisonment or severe penalty, the time when such sentence is imposed; or

(vii)   If the Company determines at its own reasonable discretion that the Share Acquisition Right Holder has committed an act that has caused or is likely to cause a significant loss of public confidence in the Company or an adverse effect, the time when such decision is made by the Board of Directors of the Company.

2.   (1)     The grantees may exercise share acquisition rights from May 29, 2022 or the date on which the Company’s shares are listed at a financial instruments exchange in Japan or abroad, whichever is later.

(2)     Those who hold share acquisition rights (hereinafter, “Share Acquisition Right Holder” or “Share Acquisition Right Holders”) may not exercise their rights if they lose their positions as director, executive officer and/or an employee of the Company and its subsidiaries.

(3)     If a Share Acquisition Right Holder is deceased, only his or her heir(s) who have been deemed appropriate by the Board of Directors of the Company may exercise share acquisition rights.

(4)     When a Share Acquisition Right Holder falls under any of the following, he or she will forfeit the right to exercise his or her share acquisition rights at or after the time specified in each of the following:

(i)      If the Company’s shares are not listed at a financial instruments exchange in Japan or abroad by February 29, 2024 (including this date), the day following the date;

(ii)     If the Share Acquisition Right Holder violates any provision of this agreement, the time when such violation occurs;

(iii)    If the Share Acquisition Right Holder is dismissed from his or her position as a director or officer of the Company or any of its subsidiaries, the time when he or she is dismissed;

Mediagene Inc. Notes to Consolidated Financial Statements

23.    Share-based payment (cont.)

(iv)    If the Share Acquisition Right Holder violates laws, regulations, or internal rules and regulations and is subject to disciplinary dismissal, resignation under instruction, or equivalent disciplinary action, the time when such disciplinary action is taken;

(v)      If the Share Acquisition Right Holder becomes an officer, employee, agent, contract employee (including temporary worker), advisor, counselor, representative, or consultant of a company in a competitive relationship with the Company without obtaining written approval from the Company in advance, the time when such fact takes place;

(vi)    If the Share Acquisition Right Holder is sentenced to imprisonment or severe penalty, the time when such sentence is imposed; or

(vii)   If the Company determines at its own reasonable discretion that the Share Acquisition Right Holder has committed an act that has caused or is likely to cause a significant loss of public confidence in the Company or an adverse effect, the time when such decision is made by the Board of Directors of the Company.

3.   (1)     The grantees may exercise share acquisition rights from June 1, 2023 or the date on which the Company’s shares are listed at a financial instruments exchange in Japan or abroad, whichever is later.

(2)     Those who hold share acquisition rights (hereinafter, “Share Acquisition Right Holder” or “Share Acquisition Right Holders”) may not exercise their rights if they lose their positions as director, executive officer and/or an employee of the Company and its subsidiaries.

(3)     If a Share Acquisition Right Holder is deceased, only his or her heir(s) who have been deemed appropriate by the Board of Directors of the Company may exercise share acquisition rights.

(4)     When a Share Acquisition Right Holder falls under any of the following, he or she will forfeit the right to exercise his or her share acquisition rights at or after the time specified in each of the following:

(i)      If the Company’s shares are not listed at a financial instruments exchange in Japan or abroad by February 28, 2025 (including this date), the day following the date;

(ii)     If the Share Acquisition Right Holder violates any provision of this agreement, the time when such violation occurs;

(iii)    If the Share Acquisition Right Holder is dismissed from his or her position as a director or officer of the Company or any of its subsidiaries, the time when he or she is dismissed;

(iv)    If the Share Acquisition Right Holder violates laws, regulations, or internal rules and regulations and is subject to disciplinary dismissal, resignation under instruction, or equivalent disciplinary action, the time when such disciplinary action is taken;

(v)      If the Share Acquisition Right Holder becomes an officer, employee, agent, contract employee (including temporary worker), advisor, counselor, representative, or consultant of a company in a competitive relationship with the Company without obtaining written approval from the Company in advance, the time when such fact takes place;

(vi)    If the Share Acquisition Right Holder is sentenced to imprisonment or severe penalty, the time when such sentence is imposed; or

(vii)   If the Company determines at its own reasonable discretion that the Share Acquisition Right Holder has committed an act that has caused or is likely to cause a significant loss of public confidence in the Company or an adverse effect, the time when such decision is made by the Board of Directors of the Company.

4.   (1)     The grantees may exercise share acquisition rights from June 1, 2024 or the date on which the Company’s shares are listed at a financial instruments exchange in Japan or abroad, whichever is later.

(2)     Those who hold share acquisition rights (hereinafter, “Share Acquisition Right Holder” or “Share Acquisition Right Holders”) may not exercise their rights if they lose their positions as director, executive officer and/or an employee of the Company and its subsidiaries.

(3)     If a Share Acquisition Right Holder is deceased, only his or her heir(s) who have been deemed appropriate by the Board of Directors of the Company may exercise share acquisition rights.

(4)     When a Share Acquisition Right Holder falls under any of the following, he or she will forfeit the right to exercise his or her share acquisition rights at or after the time specified in each of the following:

(i)      If the Share Acquisition Right Holder violates any provision of this agreement, the time when such violation occurs;

(ii)     If the Share Acquisition Right Holder is dismissed from his or her position as a director or officer of the Company or any of its subsidiaries, the time when he or she is dismissed;

Mediagene Inc. Notes to Consolidated Financial Statements

23.    Share-based payment (cont.)

(iii)    If the Share Acquisition Right Holder violates laws, regulations, or internal rules and regulations and is subject to disciplinary dismissal, resignation under instruction, or equivalent disciplinary action, the time when such disciplinary action is taken;

(iv)    If the Share Acquisition Right Holder becomes an officer, employee, agent, contract employee (including temporary worker), advisor, counselor, representative, or consultant of a company in a competitive relationship with the Company without obtaining written approval from the Company in advance, the time when such fact takes place;

(v)      If the Share Acquisition Right Holder is sentenced to imprisonment or severe penalty, the time when such sentence is imposed; or

(vi)    If the Company determines at its own reasonable discretion that the Share Acquisition Right Holder has committed an act that has caused or is likely to cause a significant loss of public confidence in the Company or an adverse effect, the time when such decision is made by the Board of Directors of the Company.

(3)    Effect of share-based payment transactions on profit or loss

Share-based payment expenses recognized were as follows:

	(Thousands of yen)
	Fiscal year ended February 28, 2022 (March 1, 2021 to February 28, 2022)	Fiscal year ended February 28, 2023 (March 1, 2022 to February 28, 2023)
Share-based payment expenses	10,629	10,224

(4)    Number and weighted average exercise prices of share options

The number and weighted average exercise prices of share options granted during the period were as follows: The number of share options was converted into and presented as the number of shares.

	Fiscal year ended February 28, 2022 (March 1, 2021 to February 28, 2022)		Fiscal year ended February 28, 2023 (March 1, 2022 to February 28, 2023)
	Number of options (Shares)	Weighted average exercise price (Yen)	Number of options (Shares)	Weighted average exercise price (Yen)
Outstanding at beginning of period	192,600	317	189,600	320
Granted	4,000	430	15,200	500
Forfeited	7,000	300	4,500	322
Outstanding at end of period	189,600	320	200,300	334
Exercisable at end of period	—	—	—	—

____________

Note: The weighted average remaining contractual lives of share options outstanding as of February 28, 2022 and 2023 were 7.6 years and 6.8 years, respectively.

Mediagene Inc. Notes to Consolidated Financial Statements

23.    Share-based payment (cont.)

(5)    Fair value of share options granted and method of estimating it

The estimated fair value of one unit of share options was calculated using the Black-Scholes model.

	8th Series Share Acquisition Rights	9th Series Share Acquisition Rights
Estimated unit price (Yen)	242.37	277.89
Exercise price (Yen)	430	500
Expected volatility (%)	63.7	62.4
Option life (Years)	6.0	6.0
Expected dividends (%)	0	0
Risk-free interest rate (%)	(0.071)	0.064

____________

Note 1:    The expected volatility was estimated based on the historical volatility of listed entities similar to the Company.

Note 2:    The weighted-average grant-date fair values of share acquisition rights that were granted during the fiscal years ended February 28, 2022 and 2023 were 242.37 yen per share and 277.89 yen per share, respectively.

24.    Revenue

(1)    Disaggregation of revenue

The Group operates a single segment of the Media Consulting Business. The disaggregation of revenue recognized from contracts with customers was as follows:

		(Thousands of yen)
Services	Type of revenue	Fiscal year ended February 28, 2022 (March 1, 2021 to February 28, 2022)	Fiscal year ended February 28, 2023 (March 1, 2022 to February 28, 2023)
Media services	Operation of owned media as well as distribution and sale of advertisements	1,118,534	1,057,042
	Product promotion through affiliate advertising, etc.	455,640	346,930
	Event-related operations	82,620	116,020
Solution services	Communication design support services for corporate clients	1,259,064	1,304,320
Innovation support services	New business development support services for corporate clients	266,985	292,889
Other services	Advertising through external media Subscription, etc.	137,754	151,292
Total		3,320,600	3,268,495

Timing of revenue recognition
Goods and services transferred at a point in time		2,896,307	2,807,312
Services transferred over a period of time		424,293	461,183
Total		3,320,600	3,268,495

Mediagene Inc. Notes to Consolidated Financial Statements

24.    Revenue (cont.)

(2)    Contract balances

The breakdown of contract balances was as follows:

		(Thousands of yen)
	As of March 1, 2021 (Date of transition)	As of February 28, 2022	As of February 28, 2023
Receivables arising from contracts with customers (Note)	620,893	546,201	434,792
Contract assets (Note)	12,330	28,937	43,642
Contract liabilities	21,252	53,130	53,294

____________

Note: Receivables and contract assets arising from contracts with customers are included in “Trade and other receivables” in the consolidated statements of financial position.

Contract assets relate to the Company’s rights to consideration for services for which it has fulfilled some or all of its performance obligations but not billed as of the end of the reporting period on contracts with customers. The contract assets are transferred to receivables when the rights become unconditional.

Contract liabilities are mainly advances received from customers and are transferred to revenue when the performance obligations under the contracts are satisfied. The amounts of revenue recognized during the fiscal years ended February 28, 2022 and 2023 that were included in the respective beginning balance of contract liabilities amounted to 21,252 thousand yen and 53,130 thousand yen, respectively.

For the fiscal years ended February 28, 2022 and 2023, there was no material revenue recognized from performance obligations satisfied in previous periods.

(3)    Remaining performance obligations

Since the Group has no material transactions with individual expected contract terms exceeding one year, the practical expedient is applied and information on remaining performance obligations is omitted. In addition, there are no significant amounts in consideration from contracts with customers that are not included in transaction prices.

25.    Cost of sales and selling, general and administrative expenses

Total of cost of sales and selling, general and administrative expenses by nature was as follows:

	(Thousands of yen)
	Fiscal year ended February 28, 2022 (March 1, 2021 to February 28, 2022)	Fiscal year ended February 28, 2023 (March 1, 2022 to February 28, 2023)
Benefit expenses for employees and officers	1,543,792	1,552,690
System-related expenses	231,199	260,508
Payment for manuscripts	229,843	239,141
Compensation payment	217,854	231,714
Depreciation and amortization	169,348	181,488
Outsourcing expenses	149,451	192,308
Other	716,562	802,318
Total	3,258,052	3,460,169

Mediagene Inc. Notes to Consolidated Financial Statements

26.    Other income and expenses

The breakdown of other income was as follows:

	(Thousands of yen)
	Fiscal year ended February 28, 2022 (March 1, 2021 to February 28, 2022)	Fiscal year ended February 28, 2023 (March 1, 2022 to February 28, 2023)
Rent income	625	955
Subsidy income	365	771
Compensation income	516	—
Gain on sale of fixed assets	304	—
Other	262	74
Total	2,074	1,800

The breakdown of other expenses was as follows:

	(Thousands of yen)
	Fiscal year ended February 28, 2022 (March 1, 2021 to February 28, 2022)	Fiscal year ended February 28, 2023 (March 1 2022 to February 28, 2023)
Guarantee commission	442	323
Loss on sale of fixed assets	98	—
Other	62	70
Total	603	393

27.    Finance income and finance costs

The breakdown of finance income was as follows:

	(Thousands of yen)
	Fiscal year ended February 28, 2022 (March 1, 2021 to February 28, 2022)	Fiscal year ended February 28, 2023 (March 1, 2022 to February 28, 2023)
Interest income
Financial assets measured at amortized cost	1,819	321
Net change in fair value of financial assets
Financial assets measured at fair value through profit or loss	—	9,855
Gain on redemption of securities
Financial assets measured at fair value through profit or loss	6,459	—
Foreign exchange gains	1,224	—
Total	9,503	10,176

Mediagene Inc. Notes to Consolidated Financial Statements

27.    Finance income and finance costs (cont.)

The breakdown of finance costs was as follows:

	(Thousands of yen)
	Fiscal year ended February 28, 2022 (March 1, 2021 to February 28, 2022)	Fiscal year ended February 28, 2023 (March 1, 2022 to February 28, 2023)
Interest expenses
Financial liabilities measured at amortized cost	3,630	3,244
Lease liabilities	7,174	6,487
Foreign exchange losses	—	1,133
Other	303	537
Total	11,107	11,402

28.    Other comprehensive income

Amounts arising during the year, reclassification adjustment to profit or loss, and tax effects by item included in other comprehensive income were as follows:

Fiscal year ended February 28, 2022 (March 1, 2021 to February 28, 2022)

			(Thousands of yen)
	Amount arising during the year	Amount before income tax effect	Income tax effect	Amount after income tax effect
Items that will not be reclassified to profit or loss
Financial assets measured at fair value through other comprehensive income	(6,158)	(6,158)	(2,113)	4,045
Total of items	(6,158)	(6,158)	(2,113)	4,045
Total other comprehensive income	(6,158)	(6,158)	(2,113)	4,045

Fiscal year ended February 28, 2023 (March 1, 2022 to February 28, 2023)

			(Thousands of yen)
	Amount arising during the year	Amount before income tax effect	Income tax effect	Amount after income tax effect
Items that will be reclassified to profit or loss
Financial assets measured at fair value through other comprehensive income	(5,000)	(5,000)	(286)	(5,287)
Total of items	(5,000)	(5,000)	(286)	(5,287)
Total other comprehensive income	(5,000)	(5,000)	(286)	(5,287)

Mediagene Inc. Notes to Consolidated Financial Statements

29.    Earnings per share

(1)    Basis of calculating basic earnings per share

Basis of calculating basic earnings per share was as follows:

	Fiscal year ended February 28, 2022 (March 1, 2021 to February 28, 2022)	Fiscal year ended February 28, 2023 (March 1, 2022 to February 28, 2023)
Profit attributable to common shareholders of parent
Profit (loss) attributable to owners of parent (Thousands of yen)	69,437	(199,863)
Profit not attributable to common shareholders of parent (Thousands of yen)	—	—
Profit (loss) used to calculate basic earnings per share (Thousands of yen)	69,437	(199,863)

Weighted-average number of shares of common stock issued (Shares)	1,758,900	1,758,900
Basic earnings (loss) per share (Yen)	39.48	(113.63)

(2)    Basis of calculating diluted earnings per share

Basis of calculating diluted earnings per share was as follows:

	Fiscal year ended February 28, 2022 (March 1, 2021 to February 28, 2022)	Fiscal year ended February 28, 2023 (March 1, 2022 to February 28, 2023)
Diluted profit attributable to common shareholders of parent
Profit (loss) used to calculate basic earnings per share (Thousands of yen)	69,437	(199,863)
Adjustment to profit (Thousands of yen)	—	—
Profit (loss) used to calculate diluted earnings per share (Thousands of yen)	69,437	(199,863)

Weighted-average number of shares of common stock issued (Shares)	1,758,900	1,758,900
Adjustment
Share acquisition rights (Note)	—	—
Total	1,758,900	1,758,900

Diluted earnings (loss) per share (Yen)	39.48	(113.63)

____________

(Note)  Share acquisition rights were not included in the calculation of diluted earnings per share because they are anti-dilutive for the fiscal years ended February 28, 2022 and 2023.

Mediagene Inc. Notes to Consolidated Financial Statements

30.    Cash flow information

(1)    Changes in liabilities arising from financing activities

Changes in liabilities arising from financing activities were as follows:

Fiscal year ended February 28, 2022 (March 1, 2021 to February 28, 2022)

			(Thousands of yen)
	As of March 1, 2021	Changes with cash flows	Changes without cash flows		As of February 28, 2022
			Changes due to application of amortized cost method	New leases and contract amendments
Lease liabilities	1,105,163	(127,176)	—	—	977,986
Bonds	170,712	(42,600)	656	—	128,768
Short-term borrowings	500,000	(121,600)	—	—	378,400
Long-term borrowings	38,664	(4,342)	—	—	34,322
Total	1,814,539	(295,718)	656	—	1,519,477

____________

(*)      “Long-term borrowings” includes a current portion.

Fiscal year ended February 28, 2023 (March 1, 2022 to February 28, 2023)

				(Thousands of yen)
	As of March 1, 2022	Changes with cash flows	Changes without cash flows		As of February 28, 2023
			Changes due to application of amortized cost method	New leases and contract amendments
Lease liabilities	977,986	(128,643)	—	32,354	881,697
Bonds	128,768	(42,600)	467	—	86,636
Short-term borrowings	378,400	78,400	—	—	456,800
Long-term borrowings	34,322	(4,008)	—	—	30,314
Total	1,519,477	(96,851)	467	32,354	1,455,448

____________

(*)      “Long-term borrowings” includes a current portion.

(2)    Significant non-cash transactions

The details of significant non-cash transactions were as follows:

	(Thousands of yen)
	Fiscal year ended February 28, 2022 (March 1, 2021 to February 28, 2022)	Fiscal year ended February 28, 2023 (March 1, 2022 to February 28, 2023)
Increase in right-of-use assets pertaining to lease transactions	—	31,928

Mediagene Inc. Notes to Consolidated Financial Statements

31.    Financial instruments

(1)    Capital management

In order to achieve sustainable growth and increase corporate value over the medium to long term, the Group, in its capital management, emphasizes securing adequate funding for business activities and financial soundness. In doing so, particular attention is paid to cash and cash equivalents, cash flows from operating activities and interest-bearing debt to expand our growth base and advance business areas as well as to secure funds for business operations, and these indicators are regularly reported to management for monitoring purposes.

There are no significant capital regulations (other than general provisions of the Companies Act and other laws) to which the Group is subject.

(2)    Financial risk management

The Group is exposed to credit risk, liquidity risk, and market risk as financial risks in the course of performing business activities, and implements risk management to mitigate such financial risks. The Group has the policy of not to engage in speculative transactions in the management of funds. The Company invests in companies that contribute to the expansion of its business, and continuously monitors the financial conditions of these investees to avoid or reduce risks.

(i)     Credit risk management

Credit risk is the risk of a financial loss that the Group will incur from a default of a contractual obligation by a counterparty of financial assets held by the Group. The Group’s exposure to credit risk arises primarily from trade receivables from the Group’s customers. The Group manages due dates and outstanding balances for each customer, and works to early detect deterioration of financial conditions of customers to mitigate the risk.

The carrying amount of financial assets presented in the consolidated financial statements represents the maximum exposure to credit risk of financial assets held by the Group. The Group’s receivables are from a large number of counterparties and the Group has no excessive credit risk concentrated on a single counterparty or a group to which such counterparty belongs. The Group holds no properties as collateral or other credit enhancements with respect to its exposure to credit risks.

The Group has not recognized any significant credit losses on trade receivables or other financial assets in prior years.

(a)     Changes in loss allowance

The Group applies the simplified approach for expected credit losses prescribed by IFRS 9, and measures the loss allowance for all trade and other receivables at an amount equal to lifetime expected credit losses.

Changes in allowance for doubtful accounts related to trade receivables were as follows:

	(Thousands of yen)
	Fiscal year ended February 28, 2022 (March 1, 2021 to February 28, 2022)	Fiscal year ended February 28, 2023 (March 1, 2022 to February 28, 2023)
Beginning balance	2,037	325
Increase during the period	325	379
Decrease during the period (intended use)	(1,499)	—
Other	(537)	(325)
Ending balance	325	379

Mediagene Inc. Notes to Consolidated Financial Statements

31.    Financial instruments (cont.)

(b)    Changes in carrying amount of trade receivables

	(Thousands of yen)
	Fiscal year ended February 28, 2022 (March 1, 2021 to February 28, 2022)	Fiscal year ended February 28, 2023 (March 1, 2022 to February 28, 2023)
Beginning balance	675,956	602,016
Amount recognized and derecognized during the period	(73,940)	(93,254)
Ending balance	602,016	508,761

(ii)    Liquidity risk management

Liquidity risk is the risk of encountering difficulties in meeting obligations associated with financial liabilities that are settled by delivering cash or another financial asset. The Group raises necessary funds from funds on hand and financial institutions such as banks. However, these liabilities are exposed to liquidity risk, such as failure to repay by the due date because of deterioration of the Group’s financial condition and funding environments, and other factors.

The Group manages liquidity risk by developing and updating cash management plans in a timely manner, maintaining liquidity on hand to avoid shortfalls in scheduled required payments even under unforeseen circumstances, and securing funds in a systematic manner to repay financial liabilities. In addition, to mitigate this risk, the Group monitors the cash flow status and projections as needed and has overdraft agreements with financial institutions.

Financial liabilities by due date

The breakdown of finance liabilities by due date was as follows:

As of March 1, 2021 (Date of transition)

				(Thousands of yen)
	Carrying amount	Contractual cash flows	Within 1 year	Over 1 year through 5 years	Over 5 years
Non-derivative financial liabilities
Trade and other payables	311,896	311,896	311,896	—	—
Bonds and borrowings	709,376	710,864	546,608	145,632	18,624
Other financial liabilities	1,105,163	1,149,367	134,351	418,589	596,427
Total	2,126,436	2,172,128	992,855	564,221	615,051

____________

Note: “Bonds and borrowings” includes current portions.

Mediagene Inc. Notes to Consolidated Financial Statements

31.    Financial instruments (cont.)

As of February 28, 2022

				(Thousands of yen)
	Carrying amount	Contractual cash flows	Within 1 year	Over 1 year through 5 years	Over 5 years
Non-derivative financial liabilities
Trade and other payables	289,041	289,041	289,041	—	—
Bonds and borrowings	541,490	542,322	425,008	103,032	14,282
Other financial liabilities	977,986	1,015,016	134,351	372,596	508,069
Total	1,808,518	1,846,379	848,400	475,628	522,351

____________

Note: “Bonds and borrowings” includes current portions.

As of February 28, 2023

				(Thousands of yen)
	Carrying amount	Contractual cash flows	Within 1 year	Over 1 year through 5 years	Over 5 years
Non-derivative financial liabilities
Trade and other payables	301,927	301,927	301,927	—	—
Bonds and borrowings	573,750	574,114	503,408	60,432	10,274
Other financial liabilities	881,697	925,252	111,075	373,735	440,441
Total	1,757,376	1,801,294	916,411	434,167	450,715

____________

Note: “Bonds and borrowings” includes current portions.

(iii)   Market risk management

Market risk is the risk of loss resulting from fluctuations in the economic and financial environment. The Group is exposed to market risks such as exchange rate fluctuations on foreign currency denominated transactions, etc., and interest rate fluctuations associated with financing and other transactions.

Foreign exchange risk

(a)     Foreign exchange risk management

The Group engages in business transactions denominated in foreign currencies and is exposed to the risk of fluctuations in foreign exchange rates. To manage such risks, the Group continuously monitors foreign exchange rates.

(b)    Exposure to foreign exchange fluctuation risk

The net exposure to foreign exchange fluctuation risk was as follows:

		(Thousands of yen)
	As of March 1, 2021 (Date of transition)	As of February 28, 2022	As of February 28, 2023
U.S. Dollar	13,810	15,562	60,985

Mediagene Inc. Notes to Consolidated Financial Statements

31.    Financial instruments (cont.)

(c)     Foreign exchange sensitivity analysis

For financial instruments denominated in foreign currencies held by the Group as of February 28, 2022 and 2023, the impact on profit or loss in the consolidated statements of profit or loss in the event of a 1.0% depreciation of Japanese yen against the U.S. dollar was as follows. The analysis assumes that all other variables are held constant. The exposure to foreign exchange fluctuations in all other currencies other than the U.S. dollar is not material.

	(Thousands of yen)
	As of February 28, 2022	As of February 28, 2023
Profit or loss	(101)	(398)

Interest rate risk

(a)     Interest rate risk management

The Group uses financial instruments with interest rate fluctuation risk to raise funds for working capital and capital investment as well as to manage short-term surplus funds. To mitigate such risks, the Group maintains an appropriate balance between fixed and floating interest rates on borrowings.

(b)    Exposure to interest rate fluctuation risk

The Group’s exposure to interest rate fluctuation risk was as follows:

		(Thousands of yen)
	As of March 1, 2021 (Date of transition)	As of February 28, 2022	As of February 28, 2023
Borrowings with floating rates	674,720	511,176	547,444

(c)     Interest rate sensitivity analysis

For financial instruments held by the Group as of February 28, 2022 and 2023, the impact on profit or loss in the consolidated statements of profit or loss in the event of a 1% increase in interest rates was as follows. The analysis assumes that all other variables are held constant.

In the analysis, the net year-end balance of financial instruments exposed to interest rate fluctuations is multiplied by 1% to calculate the impact.

	(Thousands of yen)
	As of February 28, 2022	As of February 28, 2023
Profit or loss	(3,343)	(3,580)

Mediagene Inc. Notes to Consolidated Financial Statements

32.    Fair value of financial instruments

(1)    Classification of financial instruments by level in the fair value hierarchy

Financial instruments measured at fair value are classified from Level 1 to Level 3 according to the observability and materiality of inputs used to measure fair value. In this classification, the fair value hierarchy is defined as follows:

Level 1:    Fair value measured at quoted prices in active markets for identical assets and liabilities

Level 2:    Fair value measured using directly or indirectly observable prices other than Level 1 inputs

Level 3:    Fair value measured using valuation techniques that include unobservable inputs

(2)    Financial assets measured at fair value on a recurring basis

(i)     Fair value measurement by level of fair value hierarchy

The breakdown of financial instruments measured at fair value on a recurring basis, classified by fair value hierarchy level, was as follows:

As of March 1, 2021 (Date of transition)

			(Thousands of yen)
	Level 1	Level 2	Level 3	Total
Financial assets
Other financial assets
Structured bonds	—	—	104,520	104,520
Equity securities and investments in capital	—	—	11,040	11,040
Total	—	—	115,560	115,560

As of February 28, 2022

			(Thousands of yen)
	Level 1	Level 2	Level 3	Total
Financial assets
Other financial assets
Structured bonds	—	—	—	—
Equity securities and investments in capital	—	—	22,888	22,888
Total	—	—	22,888	22,888

As of February 28, 2023

			(Thousands of yen)
	Level 1	Level 2	Level 3	Total
Financial assets
Other financial assets
Structured bonds	—	—	159,855	159,855
Equity securities and investments in capital	—	—	27,886	27,886
Total	—	—	187,741	187,741

Whether or not there are financial instruments with significant transfers between levels is determined at the end of each reporting period.

Mediagene Inc. Notes to Consolidated Financial Statements

32.    Fair value of financial instruments (cont.)

(ii)    Fair value measurement method

The fair value of financial assets is determined as follows:

Financial assets classified as Level 3

Financial instruments classified as Level 3 are structured bonds, unlisted equity securities and investments in capital. The fair value of structured bonds is determined based on prices quoted by correspondent financial institutions. The fair values of unlisted equity securities and investments in capital are determined based on reasonably available inputs, using appropriate valuation techniques such as transaction case approach. Certain illiquidity discounts and other factors are considered as necessary.

Significant unobservable inputs used in the fair value measurement of structured bonds are the parameters and other information on which the counterparty financial institution bases its price calculations, and changes in such information may increase or decrease their fair value. The financial instruments classified as Level 3 are not expected to significantly change their fair value in case the unobservable inputs are changed to reasonably possible alternative assumptions.

For financial instruments classified as Level 3, an evaluator determines the valuation method of the subject financial instruments and measures the fair value in accordance with the valuation policy and procedures on fair value measurement covering valuation methods approved by a person with proper authority. The measurement result is reviewed and approved by a person with proper authority.

(iii)   Reconciliation of the beginning balance to the ending balance of financial assets classified as Level 3

	(Thousands of yen)
	Fiscal year ended February 28, 2022 (March 1, 2021 to February 28, 2022)	Fiscal year ended February 28, 2023 (March 1, 2022 to February 28, 2023)
Beginning balance	115,560	22,888
Acquisition	5,729	159,999
Sale	(104,560)	—
Total gain (loss)
Profit (loss) (Note 1)	—	9,855
Other comprehensive income (Note 2)	6,158	(5,000)
Ending balance	22,888	187,741

____________

Notes: 1. Gain (loss) included in profit (loss) relates to financial assets and liabilities measured at fair value through profit or loss as of the end of the reporting period. Such profit (loss) is included in “Finance income” and “Finance costs” in the consolidated statements of profit or loss.

2. Gain (loss) included in other comprehensive income relates to financial assets measured at fair value through other comprehensive income as of the end of the reporting period. Such gain (loss) is included in “Financial assets measured at fair value through other comprehensive income” in the consolidated statements of comprehensive income.

Mediagene Inc. Notes to Consolidated Financial Statements

32.    Fair value of financial instruments (cont.)

(3)    Fair value of financial assets and liabilities not measured at fair value on a recurring basis

The following is a fair value analysis of financial instruments whose carrying amount is the amount initially recognized. Financial instruments whose carrying amount approximates their fair value are not included in the table below. The fair value of bonds payable with floating rates reflecting short-term interest rates, are measured at book value, considering the carrying amounts approximate to the fair value, as the Company’s credit conditions do not fluctuate significantly from having the bonds payable.

(i)     Comparison table between fair value and carrying value

					(Thousands of yen)
	As of March 1, 2021 (Date of transition)		As of February 28, 2022		As of February 28, 2023
	Carrying amount	Fair value	Carrying amount	Fair value	Carrying amount	Fair value
Financial assets
Other financial assets
Leasehold and guarantee deposits	94,349	94,082	94,651	93,999	94,955	91,369
Total	94,349	94,082	94,651	93,999	94,955	91,369

Financial liabilities
Bonds and borrowings
Long-term borrowings	38,664	37,429	34,322	33,312	30,314	29,151
Total	38,664	37,429	34,322	33,312	30,314	29,151

____________

Notes: 1. Of “Other financial instruments” under “Non-current assets” in the consolidated statements of financial position, information on leasehold and guarantee deposits is provided.

2. Of “Bonds and borrowings” under “Non-current assets” in the consolidated statements of financial position, information on long-term borrowings is provided.

3. “Long-term borrowings” includes a current portion.

(ii)    Fair value measurement method of financial assets and liabilities

(a)     Leasehold and guarantee deposits

The fair value of leasehold and guarantee deposits is measured at present value by discounting the amount recoverable from the leasehold deposits based on the estimated redemption schedule at the yield of a long-term, highly secure bond, and is classified as Level 3 of the fair value hierarchy.

(b)    Long-term borrowings

Long-term borrowings are at fixed interest rates and the fair value is measured at present value by discounting the sum of principal and interest over the remaining period at the Group’s incremental borrowing rate. Such fair value is classified as Level 3 of the fair value hierarchy.

Mediagene Inc. Notes to Consolidated Financial Statements

33.    Significant subsidiaries

(1)    Status of subsidiaries

Major subsidiaries as of February 28, 2023 were as follows:

			Ownership ratio of voting rights (%)
Company name	Location	Reportable segments	Date of transition (March 1, 2021)	As of February 28, 2022	As of February 28, 2023
Mediagene Inc. (Note)	Japan	Media Consulting Business	100	100	—
INFOBAHN Inc.	Japan	Media Consulting Business	100	100	100

____________

Note: On March 1, 2022, the Company conducted an absorption-type merger, with INFOBAHN GROUP INC. as a surviving company and a then-subsidiary Mediagene Inc. as a dissolving company, and was renamed to Mediagene Inc. on the same day.

(2)    Subsidiaries with material non-controlling interests

There was no subsidiaries with material non-controlling interests.

34.    Related parties

(1)    Transactions with related parties

Transactions between the Group and related parties and the balances of receivables and payables were as follows. Although the Group’s subsidiaries are the Company’s related parties, transactions with the subsidiaries are not disclosed in the notes because they were eliminated for the purpose of preparing

As of March 1, 2021 (Date of transition).

Type	Name of company, etc.	Location	Share capital or investments in capital (Thousands of yen)	Line of business or job description	Ownership (owned) ratio of voting rights (%)	Relations with related parties	Nature of transactions	Account	Ending balance (Thousands of yen)
Officers and major shareholders	FAN Communications, Inc.	Japan	1,173,670	Affiliate advertising business	(Owned ratio) 10.69%	Supplier	Purchase	Accounts payable – trade	17,136

Fiscal year ended February 28, 2022 (March 1, 2021 to February 28, 2022)

Type	Name of company, etc.	Location	Share capital or investments in capital (Thousands of yen)	Line of business or job description	Ownership (owned) ratio of voting rights (%)	Relations with related parties	Nature of transactions	Transaction amount (Thousands of yen)	Account	Ending balance (Thousands of yen)
Officers and major shareholders	FAN Communications, Inc.	Japan	1,173,670	Affiliate advertising business	(Owned ratio) 10.69%	Supplier	Purchase	27,516	Accounts payable – trade	17,136

Mediagene Inc. Notes to Consolidated Financial Statements

34.    Related parties (cont.)

Fiscal year ended February 28, 2023 (March 1, 2022 to February 28, 2023)

Type	Name of company, etc.	Location	Share capital or investments in capital (Thousands of yen)	Line of business or job description	Ownership (owned) ratio of voting rights (%)	Relations with related parties	Nature of transactions	Transaction amount (Thousands of yen)	Account	Ending balance (Thousands of yen)
Officers and major shareholders	FAN Communications, Inc.	Japan	1,173,670	Affiliate advertising business	(Owned ratio) 10.69%	Supplier	Purchase	3,299	—	—

____________

Note: Terms and conditions of transactions and decision of terms and conditions of transactions

Transactions with related parties are determined after price negotiations in consideration of market prices and other factors. As of March 1, 2021, February 28, 2022 and 2023, there were no collateral or guarantee transactions.

(2)    Compensation for key management personnel

We have defined directors (excluding outside directors) as key management personnel of the Company. Compensation for key management personnel for the fiscal years ended February 28, 2022 and 2023 was as follows:

	(Thousands of yen)
	Fiscal year ended February 28, 2022 (March 1, 2021 to February 28, 2022)	Fiscal year ended February 28, 2023 (March 1, 2022 to February 28, 2023)
Short-term benefit	44,025	56,420
Share-based compensation	10,811	6,672
Total	54,836	63,092

35.    Subsequent events

(1)    Exercise of share acquisition rights

As 175,700 units of share acquisition rights were exercised during May 2023, the Company newly issued 175,700 shares at an issue price equal to the exercise price. The transaction caused share capital and legal capital surplus to increase by 28,012 thousand yen and 28,012 thousand yen, respectively.

(2)    Business Combination through share exchange

As of March 17, 2023, the Company signed a memorandum of Understanding with The News Lens Co. Ltd., a private limited company domiciled in the Cayman Islands (hereinafter, “TNL”), whereby the two companies agreed to Business Combination through share exchange. Specifically, effective on May 26, 2023, the Company became a group company of the TNL Group through Business Combination by way of share exchange with “TNL Mediagene,” a preparatory company for share exchange established by TNL, with “TNL Mediagene” as the parent company for share exchange and the Company as the wholly owned subsidiary for share exchange.

Mediagene Inc. Notes to Consolidated Financial Statements

35.    Subsequent events (cont.)

The share exchange ratio is based on the ratio agreed upon by those parties to the Business Combination. This is the Business Combination in which the Company becomes the wholly owned subsidiary for share exchange, and therefore, neither pays nor receives compensation to/from TNL.

Our parent company TNL was renamed to TNL Mediagene Co., Ltd. (hereinafter, “TNLMG”) as of June 6, 2023. TNLMG has agreed to list on NASDAQ through business combination with Blue Ocean Acquisition Corporation, a special purpose acquisition company (SPAC).

Details of share exchange with TNL

	TNL (the parent company for share exchange)	The Company (the wholly owned subsidiary for share exchange)
Share exchange ratio	42.6%	57.4%
Number of shares delivered upon the share exchange	1,939,300 shares of common stock issued by the Company

____________

Note: “Number of shares delivered upon the share exchange above” is presented based on the total number of shares issued as of May 26, 2023. This number came from the total number of shares issued as of February 28, 2023 of 1,758,900 shares plus an increase of 180,400 shares resulting from the exercise of share acquisition rights and a capital increase by third-party allotment to the Employee Stock Ownership Plan.

36.    First-time adoption of IFRS

(1)    Transition to IFRS-based financial reporting

The Group has started to disclose IFRS-based consolidated financial statements since the fiscal year ended February 28, 2023. The last Japanese GAAP-based consolidated financial statements were prepared for the fiscal year ended February 28, 2022. Accordingly, the date of transition to IFRS is March 1, 2021.

(2)    Exemption under IFRS 1

IFRS requires that, in principle, a first-time adopter of IFRS (hereinafter, “first-time adopter”) retrospectively apply the requirements of IFRS. However, IFRS 1 First-time Adoption of International Financial Reporting Standards (hereinafter, “IFRS 1”) sets out exemption provisions that are mandatorily and voluntarily applied to part of the requirements of IFRS. The effect of application of these exemption provisions is adjusted by retained earnings or other components of equity on the date of transition. The exemption provisions the Group has adopted upon its transition from Japanese GAAP to IFRS were as follows:

(i)     Business combinations

A first-time adopter is permitted not to retrospectively apply IFRS 3 Business Combinations (hereinafter, “IFRS 3”) for business combinations that took place before the date of transition. The Group has adopted this exemption provision and has elected not to retrospectively apply IFRS 3 to business combinations that took place before the date of transition. As a result, goodwill arisen from business combinations that took place before the date of transition is stated at the carrying amount based on Japanese GAAP as at the date of transition.

Goodwill is tested for impairment as at the date of transition, regardless of whether there was any indication of its impairment.

Mediagene Inc. Notes to Consolidated Financial Statements

36.    First-time adoption of IFRS (cont.)

(ii)    Share-based compensation

Under IFRS 1, a first-time adopter is permitted to elect not to retrospectively apply IFRS 2 Share-based Payment (hereinafter, “IFRS 2”) to its share-based compensation granted after November 7, 2002 and vested before the later of the date of transition and January 1, 2005. The Group has elected not to apply IFRS 2 to its share-based compensation vested before the date of transition.

(iii)   Leases

A first-time adopter is permitted to determine whether a contract existing at the date of transition contains a lease. A first-time adopter is also permitted to measure lease liabilities and right-of-use assets as at the date of transition as it recognizes them. For leases in which the lease term is short and the underlying assets are of low value, a first-time adopter is permitted not to recognize lease liabilities and right-of use assets.

The Group has adopted this exemption provision, and therefore, determines whether a contract contains a lease based on facts and circumstances that existed as at the date of transition. Except for leases in which the lease term is short and the underlying assets are low in value, the Group measures lease liabilities at the present value of the remaining lease payments discounted using the lessee’s incremental borrowing rate as of the date of transition, and measures right-of-use assets at the same amount as the lease liabilities.

(iv)   Designation of financial instruments recognized before the date of transition

IFRS 1 permits a first-time adopter to classify financial instruments under IFRS 9 Financial Instruments (hereinafter, “IFRS 9”) based on facts and circumstances as of the date of transition, rather than on facts and circumstances existing at the time of initial recognition. In addition, a first-time adopter is permitted to designate equity financial instruments as financial assets measured at fair value through other comprehensive income based on facts and circumstances existing as of the date of transition.

The Group has elected to classify financial instruments under IFRS 9 based on facts and circumstances existing as at the date of transition.

(3)    Mandatory exceptions under IFRS 1

IFRS 1 prohibits retrospective application of IFRS to estimates, derecognition of financial assets and financial liabilities, hedge accounting, non-controlling interests, and classification and measurement of financial assets, etc. The Group has applied IFRS to these items prospectively from the date of transition to IFRS.

(4)    Reconciliation from Japanese GAAP to IFRS

The reconciliations that a first-time adopter is required to disclose upon first-time adoption of IFRS were as follows.

“Reclassification” in the reconciliation schedule includes adjustments that do not affect retained earnings or comprehensive income, whereas “Recognition and measurement difference” include adjustments that affect retained earnings and comprehensive income.

Mediagene Inc. Notes to Consolidated Financial Statements

36.    First-time adoption of IFRS (cont.)

Reconciliation of equity as of March 1, 2021 (Date of transition)

					(Thousands of yen)
Presentation under Japanese GAAP	Japanese GAAP	Reclassification	Recognition and measurement difference	IFRS	Notes	Presentation under IFRS
Assets						Assets
Current assets						Current assets
Cash and deposits	238,827	—	—	238,827		Cash and cash equivalents
Notes and accounts receivable – trade	622,931	40,695	12,330	675,956	(h)	Trade and other receivables
Allowance for doubtful accounts	(2,037)	2,037	—	—	(a)
Merchandise and finished goods	2,071	30,915	(6,573)	26,413	(h)	Inventories
Work in progress	30,915	(30,915)	—	—
Securities	103,871	—	648	104,520		Other financial assets
Other (current assets)	168,065	(100,326)	304	68,044	(i)	Other current assets
	—	57,593	410	58,003	(b)	Income taxes receivable
Total current assets	1,164,645	—	7,120	1,171,765		Total current assets

Non-current assets						Non-current assets
Property, plant and equipment
Buildings and structures	175,942	(19,358)	1,115,600	1,272,184	(i), (j)	Property, plant and equipment
Tools, furniture and fixtures	160,841	(160,841)	—	—
Accumulated depreciation and accumulated impairment losses	(180,200)	180,200	—	—

Intangible assets	18,805	—	—	18,805		Intangible assets
Investments and other assets
Investment securities	11,000	(11,000)	—	—	(c)
Leasehold and guarantee deposits	92,647	15,570	(2,828)	105,389	(c)	Other financial assets
Other (investments and other assets)	13,346	(10,496)	693	3,543	(d)	Other non-current assets
	—	8,498	22,762	31,260	(d), (k)	Deferred tax assets
Total non-current assets	292,383	2,572	1,136,227	1,431,183		Total non-current assets
Total deferred assets	2,572	(2,572)	—	—
Total assets	1,459,601	—	1,143,347	2,602,948		Total assets

Mediagene Inc. Notes to Consolidated Financial Statements

36.    First-time adoption of IFRS (cont.)

					(Thousands of yen)
Presentation under Japanese GAAP	Japanese GAAP	Reclassification	Recognition and measurement difference	IFRS	Notes	Presentation under IFRS
						Liabilities and equity
Liabilities						Liabilities
Current liabilities						Current liabilities
Notes and accounts payable – trade	189,775	122,120	—	311,896	(e)	Trade and other payables
Short-term borrowings	500,000	46,608	—	546,608	(f)	Bonds and borrowings
Current portion of long-term borrowings	4,008	(4,008)	—	—
Current portion of bonds payable	42,600	(42,600)	—	—
Accounts payable – other	81,357	(81,357)	—	—	(e)
Income taxes payable	1,153	(1,563)	410	—
Advances received	17,796	3,455	—	21,252		Contract liabilities
Deposits received	27,662	(27,662)	—	—	(g)
Other (current liabilities)	42,655	(14,992)	98,748	126,411	(l)	Other current liabilities
	—	—	127,176	127,176	(g), (i)	Other financial liabilities
Total current liabilities	907,010	—	226,335	1,133,345		Total current liabilities

Non-current liabilities						Non-current liabilities
Long-term borrowings	34,656	129,600	(1,487)	162,768	(f)	Bonds and borrowings
Bonds payable	129,600	(129,600)	—	—
Deferred tax liabilities	1,339	—	4,090	5,429	(k)	Deferred tax liabilities
Asset retirement obligations	91,538	—	—	91,538		Provisions
	—	—	55,854	55,854	(m)	Other non-current liabilities
	—	—	977,986	977,986	(i)	Other financial liabilities
Total non-current liabilities	257,133	—	1,036,443	1,293,577		Total non-current liabilities
Total liabilities	1,164,143	—	1,262,779	2,426,923		Total liabilities

Net assets						Equity
Share capital	77,540	—	—	77,540		Share capital
Capital surplus	306,425	—	10,980	317,405	(n)	Capital surplus
Retained earnings	(91,040)	—	(127,880)	(218,920)	(o)	Retained earnings
Accumulated other comprehensive income	2,532	—	(2,532)	—
Total net assets	295,457	—	(119,432)	176,025		Total equity
Total liabilities and net assets	1,459,601	—	1,143,347	2,602,948		Total liabilities and equity

Mediagene Inc. Notes to Consolidated Financial Statements

36.    First-time adoption of IFRS (cont.)

Reconciliation of equity as of February 28, 2022

					(Thousands of yen)
Presentation under Japanese GAAP	Japanese GAAP	Reclassification	Recognition and measurement difference	IFRS	Notes	Presentation under IFRS
Assets						Assets
Current assets						Current assets
Cash and deposits	351,979	—	—	351,979		Cash and cash equivalents
Notes and accounts receivable – trade	546,526	26,551	28,937	602,016	(h)	Trade and other receivables
Allowance for doubtful accounts	(325)	325	—	—	(a)
Merchandise and finished goods	3,440	21,504	(13,201)	11,742	(h)	Inventories
Work in progress	21,504	(21,504)	—
Other (current assets)	109,303	(30,397)	304	79,210	(i)	Other current assets
	—	3,520	—	3,520	(b)	Income taxes receivable
Total current assets	1,032,428	—	16,041	1,048,469		Total current assets

Non-current assets						Non-current assets
Property, plant and equipment
Buildings and structures	176,187	(38,250)	985,365	1,123,302	(i), (j)	Property, plant and equipment
Tools, furniture and fixtures	167,760	(167,760)	—	—
Accumulated depreciation and accumulated impairment losses	(206,011)	206,011	—	—

Intangible assets	76,030	—	—	76,030		Intangible assets
Investments and other assets
Investment securities	11,779	(11,779)	—	—	(c)
Leasehold and guarantee deposits	92,647	16,309	8,582	117,540	(c)	Other financial assets
Other (investments and other assets)	57,543	(55,596)	1,106	3,053	(d)	Other non-current assets
	—	52,921	(16,511)	36,409	(d), (k)	Deferred tax assets
Total non-current assets	375,938	1,854	978,543	1,356,336		Total non-current assets
Total deferred assets	1,854	(1,854)	—	—
Total assets	1,410,221	—	994,584	2,404,805		Total assets

Mediagene Inc. Notes to Consolidated Financial Statements

36.    First-time adoption of IFRS (cont.)

					(Thousands of yen)
Presentation under Japanese GAAP	Japanese GAAP	Reclassification	Recognition and measurement difference	IFRS	Notes	Presentation under IFRS
						Liabilities and equity
Liabilities						Liabilities
Current liabilities						Current liabilities
Notes and accounts payable – trade	164,358	124,682	—	289,041	(e)	Trade and other payables
Short-term borrowings	378,400	46,608	—	425,008	(f)	Bonds and borrowings
Current portion of long-term borrowings	4,008	(4,008)	—	—
Current portion of bonds payable	42,600	(42,600)	—	—
Accounts payable – other	68,173	(68,173)	—	—	(e)
Income taxes payable	1,639	(1,639)	—	—		Income taxes payable
Advances received	41,263	11,867	—	53,130		Contract liabilities
Deposits received	11,843	(11,843)	—	—	(g)
Other (current liabilities)	66,735	(54,891)	94,858	106,702	(l)	Other current liabilities
		—	127,863	127,863	(g), (i)	Other financial liabilities
Total current liabilities	779,023	—	222,722	1,001,745		Total current liabilities

Non-current liabilities						Non-current liabilities
Long-term borrowings	30,314	87,000	(831)	116,482	(f)	Bonds and borrowings
Bonds payable	87,000	(87,000)	—	—
Deferred tax liabilities	22,072	—	(15,990)	6,081	(k)	Deferred tax liabilities
Asset retirement obligations	91,841	—	—	91,841		Provisions
	—	—	78,392	78,392	(m)	Other non-current liabilities
	—	—	850,123	850,123	(i)	Other financial liabilities
Total non-current liabilities	231,227	—	911,694	1,142,922		Total non-current liabilities
Total liabilities	1,010,250	—	1,134,417	2,144,668		Total liabilities

Net assets						Equity
Share capital	77,540	—	—	77,540		Share capital
Capital surplus	306,425	—	21,609	328,035	(n)	Capital surplus
Retained earnings	15,955	—	(165,438)	(149,482)	(o)	Retained earnings
Accumulated other comprehensive income	49	—	3,995	4,045		Other components of equity
Total net assets	399,970	—	(139,832)	260,137		Total equity
Total liabilities and net assets	1,410,221	—	994,584	2,404,805		Total liabilities and equity

Mediagene Inc. Notes to Consolidated Financial Statements

36.    First-time adoption of IFRS (cont.)

(i)     Reclassification of presented items

(a)     Allowance for doubtful accounts

“Allowance for doubtful accounts,” which was presented separately under Japanese GAAP, is included in “Trade and other receivables” under IFRS.

(b)    Income taxes receivable

“Income taxes receivable,” which was included in “Other” (current assets) under Japanese GAAP, is presented separately under IFRS.

(c)     Investment securities and leasehold and guarantee deposits

“Investment securities” and “Leasehold and guarantee deposits,” which were presented separately under Japanese GAAP, are included in “Other financial assets” (non-current) under IFRS.

(d)    Deferred tax assets

“Deferred tax assets,” which was included in “Other” (investment and other assets) under Japanese GAAP, is presented separately under IFRS.

(e)     Accounts payable — other

“Accounts payable — other,” which was presented separately under Japanese GAAP, is included in “Trade and other payables” under IFRS.

(f)     Bonds and borrowings

“Short-term borrowings”, “Current portion of long-term borrowings” and “Current portion of bonds payable,” which were presented separately under Japanese GAAP, are included in “Bonds and borrowings” presenting it in current liabilities under IFRS. “Long-term borrowings” and “Bonds payable,” which were presented separately under Japanese GAAP, are included in “Bonds and borrowings” presenting it in non-current liabilities under IFRS.

(g)    Deposits received

“Deposits received,” which was presented separately under Japanese GAAP, is included in “Other financial liabilities” under IFRS.

(ii)    Recognition and measurement difference

(h)    Adjustment to reflect changes in timing of revenue recognition

Certain contracts, for which revenue was recognized at a point in time under Japanese GAAP, revenue is recognized over the contract period under IFRS. As a result of this change, the Group adjusted the amounts recognized as trade and other receivables and inventories.

(i)     Adjustment to the amounts recognized for leases

Certain leases that were accounted for as rental transactions under Japanese GAAP are accounted for by recognizing right-of-use assets and lease liabilities under IFRS.

(j)     Adjustment to reflect changes in the depreciation method for property, plant and equipment

While the Group adopted primarily the declining balance method for depreciation of property, plant and equipment (excluding leased assets) under Japanese GAAP, it has adopted the straight-line method under IFRS.

Mediagene Inc. Notes to Consolidated Financial Statements

36.    First-time adoption of IFRS (cont.)

(k)    Adjustment to the amounts recognized as deferred tax assets and deferred tax liabilities, and review of the recoverability of deferred tax assets

The Group has adjusted the amounts of deferred tax assets and deferred tax liabilities as temporary differences arose as a result of reconciliation from Japanese GAAP to IFRS. In addition, the Group has reviewed the recoverability of all deferred tax assets upon the adoption of IFRS.

(l)     Adjustment to unused paid leave

Unused paid leave for employees, for which a liability was not required to be recognized under Japanese GAAP, are accounted for by recognizing a liability and presenting it in “Other current assets” under IFRS.

(m)   Adjustment to long-term employee benefits

Length-of-service awards, for which a liability was not required to be recognized under Japanese GAAP, are accounted for by recognizing a liability and presenting it in “Other non-current liabilities” under IFRS.

(n)    Adjustment to share-based payment expenses

For the share-based payment (share option) plan that was not accounted for under Japanese GAAP, expenses are recognized based on fair value with the same amount being recognized as an increase in capital surplus under IFRS.

(o)    Adjustment to retained earnings

The impact of adoption of IFRS on retained earnings was as follows: The amounts below are presented net of tax.

	(Thousands of yen)
	March 1, 2021 (Date of transition)	As of February 28, 2022
Adjustment to reflect changes in timing of revenue recognition	3,765	10,293
Adjustment to the amounts recognized for leases	—	(3,111)
Adjustment to reflect changes in the depreciation method for property, plant and equipment	6,826	7,021
Adjustment to the amounts recognized as deferred tax assets and deferred tax liabilities, and review of the recoverability of deferred tax assets	2,139	(14,619)
Adjustment to unused paid leave	(84,341)	(81,094)
Adjustment to long-term employee benefits	(47,647)	(66,779)
Adjustment to share-based payment expenses	(10,980)	(21,609)
Other	2,357	4,460
Total	(127,880)	(165,438)

Mediagene Inc. Notes to Consolidated Financial Statements

36.    First-time adoption of IFRS (cont.)

Reconciliation of profit or loss for the fiscal year ended February 28, 2022 (March 1, 2021 to February 28, 2022)

					(Thousands of yen)
Presentation under Japanese GAAP	Japanese GAAP	Reclassification	Recognition and measurement difference	IFRS	Notes	Presentation under IFRS
Net sales	3,303,993	—	16,607	3,320,600	(a)	Revenue
Cost of sales	2,247,072	—	33,065	2,280,137	(a), (b), (c), (d), (e), (f)	Cost of sales
Gross profit	1,056,920	—	(16,457)	1,040,463		Gross profit
Selling, general and administrative expenses	976,923	—	991	977,914	(b), (c), (d), (e), (f)	Selling, general and administrative expenses
	—	1,449	625	2,074	(g)	Other income
	—	603	—	603	(g)	Other expenses
Operating profit	79,997	845	(16,823)	64,019		Operating profit
Non-operating income	14,864	(14,864)	—	—	(g)
Non-operating expenses	4,141	(4,141)	—	—	(g)
	—	13,720	(4,217)	9,503	(g)	Finance income
	—	8,691	2,416	11,107	(g)	Finance costs
Extraordinary income	304	(304)	—	—
Extraordinary losses	5,153	(5,153)	—	—
Profit before income taxes	85,871	—	(23,456)	62,415		Profit before tax
Total income taxes	1,226	(22,350)	14,101	(7,022)	(h)	Income tax expense
Income taxes – deferred	(22,350)	22,350	—	—	(h)
Profit	106,995	—	(37,558)	69,437		Profit

Other comprehensive income						Other comprehensive income Items that will not be reclassified to profit or loss
Valuation difference on available-for-sale securities	(2,482)	—	6,528	4,045		Net change in fair value of equity financial assets measured at fair value through other comprehensive income
Total other comprehensive income	(2,482)	—	6,528	4,045		Total other comprehensive income
Comprehensive income	104,512	—	(31,030)	73,482		Comprehensive income

(iii)   Notes on reconciliation of profit or loss and comprehensive income

(a)     Adjustment to reflect changes in timing of revenue recognition

Certain contracts, for which revenue was recognized at a point in time under Japanese GAAP, revenue is recognized over the contract period under IFRS. As a result of this change, the Group adjusted the amounts recognized as revenue and cost of sales.

Mediagene Inc. Notes to Consolidated Financial Statements

36.    First-time adoption of IFRS (cont.)

(b)    Adjustment to reflect changes in the depreciation method for property, plant and equipment

While the Group adopted primarily the declining balance method for depreciation of property, plant and equipment (excluding leased assets) under Japanese GAAP, it has adopted the straight-line method under IFRS. Following the change, the Group has adjusted cost of sales, and selling, general and administrative expenses which include depreciation.

(c)     Adjustment to unused paid leave

Unused paid leave for employees, for which a liability was not required to be recognized under Japanese GAAP, are accounted for by recognizing personnel expenses under IFRS.

(d)    Adjustment to long-term employee benefits

Length-of-service awards, for which a liability was not required to be recognized under Japanese GAAP, are accounted for by recognizing personnel expenses under IFRS.

(e)     Adjustment to asset retirement obligations

Assets retirement obligations, which were not accounted for under Japanese GAAP, are recognized as buildings and asset requirement obligations. In addition, their depreciation and interest expenses are recognized under IFRS.

(f)     Adjustment related to share-based payment expenses

For the share-based payment (share option) plan that was not accounted for under Japanese GAAP, personnel expenses are recognized based on fair value under IFRS.

(g)    Reclassification of presented items

Items presented as “Non-operating income,” “Non-operating expenses,” “Extraordinary income,” and “Extraordinary losses” under Japanese GAAP are reclassified under IFRS as “Finance income” and “Finance costs” for financing-related items, and “Other income” and “Other expenses” for the other items.

(h)    Income tax expense

The amounts presented separately as “Income taxes — current” and “Income taxes — deferred” under Japanese GAAP are combined to be presented as “Income tax expense” under IFRS. In addition, the Group has reviewed the recoverability of all deferred tax assets upon the adoption of IFRS.

Reconciliation of cash flows for the fiscal year ended February 28, 2022 (March 1, 2021 to February 28, 2022)

Lease payments for operating lease transactions, such as rental office transactions, which were classified into cash flows from operating activities under Japanese GAAP, are deemed as repayment of lease liabilities and classified into cash flows from financing activities under IFRS. As a result, during the fiscal year ended February 28, 2022, cash flows from operating activities increased by 134,351 thousand yen and cash flows from financing activities decreased by the same amount.

Report of Independent Registered Public Accounting Firm
(PCAOB ID #688)

To the Shareholders and the Board of Directors of
Blue Ocean Acquisition Corp

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Blue Ocean Acquisition Corp (the “Company”) as of December 31, 2023 and 2022, the related statements of operations, changes in shareholders’ deficit and cash flows for each of the two years in the period ended December 31, 2023 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023 in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the financial statements, the Company is a Special Purpose Acquisition Corporation that was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities on or before June 7, 2024 by depositing into the Trust Account a specified amount for each of the one-month extensions through June 7, 2024. The Company entered into an agreement and plan of merger with a business combination target on June 6, 2023; however, the completion of this transaction is subject to the approval of the Company’s stockholders among other conditions. There is no assurance that the Company will obtain the necessary approvals, satisfy the required closing conditions, or raise the additional capital it needs to fund further business operations prior to June 7, 2024, if at all. The Company also has no approved plan in place to extend the business combination deadline and fund operations for any period of time after June 7, 2024 in the event that it is unable to complete a business combination by that date. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 1. The financial statements do not include any adjustments that may be necessary should the Company be unable to continue as a going concern.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum llp
Marcum llp

We have served as the Company’s auditor since 2021.

New York, NY
March 21, 2024

BLUE OCEAN ACQUISITION CORP
BALANCE SHEETs

	December 31, 2023	December 31, 2022
Assets
Current Assets:
Cash	$61,977	$627,628
Prepaid expenses and other assets	66,214	236,042
Total current assets	128,191	863,670
Non-current assets
Cash held in trust account	67,214,745	196,226,283
Total assets	$67,342,936	$197,089,953
Liabilities, Redeemable Ordinary Shares and Shareholders’ Deficit
Current Liabilities:
Accounts payable and accrued expenses	$2,857,214	$576,727
Accounts Payable – Related Party	230,000	110,000
Promissory Note, Convertible – Related Party	1,095,833	—
Promissory Note	149,946	—
Total current liabilities	4,332,993	686,727
Accrued offering costs, non-current	806,823	806,823
Warrant liabilities	374,250	1,403,438
Deferred underwriting fee payable	6,641,250	6,641,250
Total liabilities	12,155,316	9,538,238

Commitments
Class A ordinary shares subject to possible redemption; 6,157,215 and 18,975,000 shares issued and outstanding at redemption value of $10.92 and $10.34 as of December 31, 2023 and December 31, 2022, respectively	67,214,745	196,226,283

Shareholders’ Deficit:
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; none outstanding	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; no shares issued or outstanding (excluding 6,157,215 and 18,975,000 shares subject to possible redemption)	—	—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 4,743,750 shares issued and outstanding at December 31, 2023 and 2022	474	474
Additional paid-in capital	—	—
Accumulated deficit	(12,027,599)	(8,675,042)
Total shareholders’ deficit	(12,027,125)	(8,674,568)
Total Liabilities, Redeemable Ordinary Shares and Shareholders’ Deficit	$67,342,936	$197,089,953

The accompanying notes are an integral part of the financial statements.

BLUE OCEAN ACQUISITION CORP
STATEMENTs OF OPERATIONS

	December 31, 2023	December 31, 2022
General and administrative expenses	$4,125,912	$1,243,831
Loss from operations	(4,125,912)	(1,243,831)
Other Income (expense):
Interest income on marketable securities held in Trust Account	6,864,803	854,167
Unrealized gain on marketable securities held in Trust Account	670,104	1,822,183
Gain on change in fair value of warrant liabilities	1,029,188	11,226,187
Interest expense	(15,833)	—
Net income	$4,422,350	$12,658,706
Weighted average shares outstanding of Class A redeemable ordinary shares	14,866,285	18,975,000
Basic and diluted net income per ordinary share, Class A redeemable ordinary shares	$0.23	$0.53
Weighted average shares outstanding of Class B ordinary shares non-redeemable shares	4,743,750	4,743,750
Basic and diluted net income per ordinary share, Class B ordinary shares non-redeemable shares	$0.23	$0.53

The accompanying notes are an integral part of the financial statements.

BLUE OCEAN ACQUISITION CORP
STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2023

	Class B Ordinary shares		Additional Paid in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount
Balance – December 31, 2022	4,743,750	$474	$—	$(8,675,042)	$(8,674,568)
Accretion of Class A ordinary shares to redemption value	—	—	—	(7,774,907)	(7,774,907)
Net Income	—	—	—	4,422,350	4,422,350
Balance – December 31, 2023	4,743,750	$474	$—	$(12,027,559)	$(12,027,125)

BLUE OCEAN ACQUISITION CORP
STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2022

	Class B Ordinary shares		Additional Paid in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount
Balance – December 31, 2021	4,743,750	$474	$—	$(18,652,465)	$(18,651,991)
Accretion of Class A ordinary shares to redemption value	—	—	—	(2,681,283)	(2,681,283)
Net Income	—	—	—	12,658,706	12,658,706
Balance – December 31, 2022	4,743,750	$474	$—	$(8,675,042)	$(8,674,568)

The accompanying notes are an integral part of the financial statements.

BLUE OCEAN ACQUISITION CORP
STATEMENTS OF CASH FLOWS

	December 31, 2023		December 31, 2022
Cash Flow from Operating Activities:
Net income		$4,422,350	$12,658,706
Adjustments to reconcile net income to net cash used in operating activities:
Interest income on marketable securities held in Trust Account		(6,864,803)	(854,167)
Unrealized gain on marketable securities held in Trust Account		(670,104)	(1,822,183)
Gain on change in fair value of warrant liabilities		(1,029,188)	(11,226,187)
Interest expense		15,833	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets		169,828	48,979
Other assets, non-current		—	236,041
Accounts payable and accrued expenses, current		2,280,487	436,874
Accounts Payable – Related Party		120,000	110,000
Net cash used in operating activities		(1,555,597)	(411,937)
Cash flow from investing activities:
Investment of cash in Trust Account		(240,000)	—
Investments withdrawn from Trust Account for redemptions		136,786,445	—
Net cash provided by investing activities		136,546,445	—
Cash flows from financing activities:
Payment of offering costs		—	(11,105)
Proceeds from convertible promissory note payable		1,080,000	—
Proceeds from promissory note payable		149,946	—
Payment to Redeeming Shareholders		(136,786,445)	—
Net cash used in financing activities		(135,556,499)	(11,105)
Net change in cash		(565,651)	(423,042)
Cash at the beginning of the period		627,628	1,050,670
Cash at the end of the period		$61,977	$627,628
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Deferred underwriting fee payable	$		$6,641,250
Accretion of ordinary shares subject to redemption		$7,774,907	$2,681,283

The accompanying notes are an integral part of the financial statements.

BLUE OCEAN ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Blue Ocean Acquisition Corp (the “Company”) is a blank check company incorporated in the Cayman Islands on March 26, 2021. The Company was formed for the purpose of effectuating a merger, capital share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses (the “Business Combination”). The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2023, the Company had not yet commenced any operations. All activity for the period March 26, 2021 (inception), through December 31, 2023, relates to the Company’s formation and the initial public offering (the “Public Offering”) which is described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Public Offering. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s Public Offering was declared effective on December 6, 2021 (the “Effective Date”). On December 7, 2021, the Company consummated the Public Offering of 16,500,000 units (the “Units” and, with respect to the shares of Class A ordinary shares included in the Units being offered, the “Public Shares”), generating gross proceeds of $165,000,000 which is described in Note 3. Each Unit consists of one Class A ordinary share of the Company (the “Public Shares”) and one-half of one redeemable warrant (the “Public Warrants”). On December 9, 2021, the underwriters fully exercised the over-allotment option and purchased 2,475,000 units (the “Over-Allotment Option Units”) at a price of $10.00 per Over-Allotment Option Unit, generating gross proceeds of $24,750,000.

Simultaneously with the closing of the Public Offering, the Company consummated the sale of 8,235,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant that closed in a private placement to Blue Ocean Sponsor LLC (the “Sponsor”) and Apollo SPAC Fund I, L.P. (“Apollo” or “Anchor Investor”) simultaneously with the closing of the Public Offering (see Note 4). On December 9, 2021, the Company consummated the sale of additional 990,000 Private Placement Warrants (the “Additional Private Placement Warrants”) with the Sponsor at a price of $1.00 per Private Placement Warrant, generating total proceeds of $990,000.

Transaction costs amounted to $12,517,335, consisting of $3,795,000 in cash underwriting fees, $6,641,250 of deferred underwriting fees, $1,248,100 of offering costs related to the fair value of the Founder Shares sold to Anchor Investor, and $832,985 of other offering costs.

Following the closing of the Public Offering, the sale of the Private Placement Warrants, the sale of the Over-Allotment Option Units and the sale of the Additional Private Placement Shares, an amount of $193,545,000 ($10.20 per Public Unit) was placed in a trust account (the “Trust Account”), located in the United States and will be invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

On August 29, 2023, shareholders of the Company held an extraordinary general meeting of shareholders (the “Extraordinary General Meeting”) in lieu of the 2023 annual general meeting of the shareholders of the Company. At the Extraordinary General Meeting, the Company’s shareholders approved the proposal to amend the Company’s Amended and Restated Memorandum and Articles of Association to give the Company the right to extend the date by which it has to consummate a business combination from September 7, 2023 to June 7, 2024, by depositing into the Trust Account $60,000 for each of the nine subsequent one-month extensions. In connection therewith the shareholders of record were provided the opportunity to exercise their redemption rights (the “Extension Amendment”). Holders of 12,817,785 shares of Class A ordinary shareholders exercised their right to redemption at a per share redemption price of approximately $10.67. On September 5, 2023, a total of $136,786,445 in redemption payments were made in connection with this redemption. Following the redemption, the Company had a total of 6,157,215 shares of Class A ordinary shares outstanding.

BLUE OCEAN ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. NASDAQ rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (less any deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the signing a definitive agreement to enter a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Public Offering, management has agreed that $10.20 per Unit sold in the Public Offering, including the proceeds from the sale of the Private Placement Warrants, will be held in a trust account (the “Trust Account”) and may or may not be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

The Company will provide its holders of the outstanding Public Shares (the “public shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company may seek shareholder approval of a Business Combination at a meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination. The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Memorandum and Articles of Association provides that, a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.

The public shareholders will be entitled to redeem their shares for a pro rata portion of the amount then in the Trust Account (initially $10.20 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to shareholders who redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter (as discussed in Note 7). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. These shares of Class A ordinary shares are recorded at a redemption value and classified as temporary equity in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Memorandum and Articles of Association, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (the “SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

BLUE OCEAN ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

The Company’s Sponsor and Apollo have agreed (a) to vote their Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Public Offering in favor of a Business Combination, (b) not to propose an amendment to the Company’s Memorandum and Articles of Association with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the Founder Shares) into the right to receive cash from the Trust Account in connection with a shareholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek shareholder approval in connection therewith) or a vote to amend the provisions of the Amended and Restated Memorandum and Articles of Association relating to shareholders’ rights of pre-Business Combination activity and (d) that the Founder Shares shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Sponsor and Apollo will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Public Offering if the Company fails to complete its Business Combination.

If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to us to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of applicable law.

The underwriter has agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Public Offering price per Unit ($10.00).

The Sponsor and Apollo have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares and Private Placement Warrants it will receive if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor, Apollo or any of their respective affiliates acquire Public Shares, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period, and in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Public Offering price per Unit ($10.00).

In order to protect the amounts held in the trust, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.20 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the day of liquidation of the Trust Account, if less than $10.20 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to monies held in the Trust Account (whether or not such

BLUE OCEAN ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriter of Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy their indemnity obligations and believe that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure its shareholders that the Sponsor would be able to satisfy those obligations. None of the Company’s officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Business Combination

On June 6, 2023, the Company entered into an agreement and plan of merger (the “Merger Agreement”) with The News Lens Co., Ltd., a Cayman Islands exempted company (“TNL”), and TNL Mediagene, a Cayman Islands exempted company and wholly owned subsidiary of TNL (“Merger Sub”). On the terms and subject to the conditions set forth in the Merger Agreement, the parties thereto will enter into a business combination transaction pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of TNL (the “Merger”).

At the closing of the Transactions (the “Closing”), by virtue of the Merger, the outstanding shares and warrants will be canceled and converted into the right to receive equivalent shares and warrants of TNL, and TNL is expected to be the publicly traded company with its ordinary shares and warrants listed on The Nasdaq Stock Market LLC (“Nasdaq”).

Liquidity and Capital Resources

As of December 31, 2023 and December 31, 2022, the Company had approximately $61,977, and $627,628 in its operating bank account, respectively. At December 31, 2023 the Company had working capital deficit of $4,204,802, and positive working capital of $176,944 as of December 31, 2022.

The Company’s liquidity needs to date have been satisfied through a payment of $25,000 from the Sponsor to purchase the Founder Shares, the loan from the Sponsor under the Note (as defined in Note 5), and the proceeds from the consummation of the Private Placement not held in the Trust Account of $2.2 million. The Company repaid the Note in full on December 6, 2021. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (as defined in Note 5). As of December 31, 2023 and December 31, 2022, there were no amounts outstanding under any Working Capital Loans.

Additionally, on June 20, 2023, the Company entered into a Promissory Note (as defined in Note 5) with the Sponsor pursuant to which the Sponsor agreed to loan the Company up to an aggregate principal amount of up to $1,500,000. The Promissory Note is payable on the earlier of the date on which the Company consummates a Business Combination or June 7, 2024. Upon the consummation of the Business Combination, the Sponsor will have the option, but not the obligation, to convert the entire principal balance of the Promissory Note, in whole or in part, into private placement warrants of the post-business combination entity at a price of $1.00 per warrant. The terms of such private placement warrants (if issued) will be identical to the terms of the private placement warrants issued by the Company in connection with the IPO. The Promissory Note is subject to customary events of default, the occurrence of any of which automatically triggers the unpaid principal and interest balance of the Promissory Note and all other sums payable with regard to the Sponsor Note becoming immediately due and payable. As of December 31, 2023 the outstanding principal balance under the Note amounted to an aggregate of $1,080,000.

BLUE OCEAN ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

On August 3, 2023, the Company issued an unsecured promissory note to TNL with a principal amount equal to $400,000 (the “TNL Working Capital Note”). The TNL Working Capital Note is a non-interest bearing, unsecured promissory note that will not be repaid in the event that the Merger agreement is terminated prior to the Business Combination. The TNL Working Capital Note will be paid on the date on which the Company consummates the transactions contemplated by the Merger Agreement. The TNL Working Capital Notes is subject to events of default, the occurrence of any of which automatically triggers the unpaid principal and interest balance of the Promissory Note and all other sums payable with regard to the Sponsor Note becoming immediately due and payable. As of December 31, 2023, the outstanding principal balance under the Note amounted to an aggregate of $149,946.

Based on the foregoing, management believes that the Company will have insufficient working capital and borrowing capacity from the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.

In connection with the Company’s assessment of going concern considerations in accordance with the authoritative guidance in FASB Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern.” The Company has until June 7, 2024, to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by that specified period. If a Business Combination is not consummated by June 7, 2024, and the Company decides not to extend the period of time to consummate a Business Combination, there will be a mandatory liquidation and subsequent dissolution.

The Company’s evaluation of its liquidity condition and the date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern one year from the date that these financial statements are issued. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Risks and Uncertainties

Management is currently evaluating the impact of the rising interest rates, inflation due to the Russia-Ukraine war and the conflict between Israel and Palestine on the industry and has concluded the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Inflation Reduction Act of 2022

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. Because the Company may acquire a domestic corporation or engage in a transaction in which a domestic corporation becomes our parent or our affiliate and our securities trade on US stock exchange, the Company may become a “covered corporation” within the meaning of the IR Act. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

BLUE OCEAN ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

BLUE OCEAN ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Cash Held in Trust Account

During the twelve months ended December 31, 2023 and December 31, 2022, substantially all the assets held in the Trust Account were held in money market funds, which primarily invest in U.S. Treasury securities. On December 1, 2023, the substantially all of the assets held in the Trust Account were deposited into an interest-bearing demand deposit account.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $61,977 and $627,628 in cash held in its operating account as of December 31, 2023 and December 31, 2022, respectively. The Company did not have any cash equivalents as of December 31, 2023 and December 31, 2022.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2023 and December 31, 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company may be subject to potential examination by federal and state taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company has completed a nexus study and believes that it is appropriately filing tax returns in which it has nexus.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” (“ASC 820”) approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

Fair Value Measurements

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

BLUE OCEAN ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities).

The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). Derivative instruments are initially recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the statement of operations. Derivative assets and liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Warrant Liabilities

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480 and ASC 815. The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations.

The Company evaluated the Public Warrants (as defined in Note 7) and the Private Placement Warrants (collectively, the “Warrants”) in accordance with ASC 815, and concluded that a provision in the warrant agreement, dated December 2, 2021 (the “Warrant Agreement”) related to certain tender or exchange offers precludes the

BLUE OCEAN ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Warrants from being accounted for as components of equity. As the Warrants meet the definition of a derivative as contemplated in ASC 815, the Warrants are recorded as derivative liabilities on the condensed balance sheets and measured at fair value at inception (on the date of the IPO) and at each reporting date in accordance with ASC 820 with changes in fair value recognized in the condensed statement of operations in the period of change.

Offering Costs Associated with the Public Offering

The Company complies with the requirements of ASC 340-10-S99-1, SEC Staff Accounting bulletin Topic 5A — “Expenses of Offering”, and SEC Staff Accounting bulletin Topic 5T — “Accounting for Expenses or Liabilities Paid by Principal Stockholder(s)”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the IPO. Offering costs directly attributable to the issuance of an equity contract to be classified in equity are recorded as a reduction of equity. Offering costs for equity contracts that are classified as assets and liabilities are expensed immediately. The Company incurred offering costs amounting to $12,517,335 as a result of the IPO (consisting of $3,795,000 of underwriting fees, $6,641,250 of deferred underwriting fees, $1,248,100 for the excess fair value of Founder Shares attributable to the Anchor Investor, and $832,985 of other offering costs). The Company recorded $10,788,729 of offering costs as a reduction of equity in connection with the Class A ordinary shares included in the Units. The Company immediately expensed $480,506 of offering costs in connection with the Public Warrants and Private Placement Warrants that were classified as liabilities.

Class A Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC 480. Ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, Class A ordinary shares subject to possible redemption is presented as temporary equity, outside of the shareholders’ deficit section of the Company’s balance sheet.

As of December 31, 2023 and December 31, 2022, the amount of Class A ordinary shares reflected on the balance sheet are reconciled in the following table:

Class A ordinary shares subject to possible redemption as of December 31, 2021	$193,545,000
Plus:
Adjust carrying value to redemption value	2,681,283
Class A ordinary shares subject to possible redemption as of December 31, 2022	$196,226,283
Plus:
Adjust carrying value to redemption value	7,774,907
Less:
Shares redeemed in September 2023	(136,786,445)
Class A ordinary shares subject to possible redemption as of December 31, 2023	$67,214,745

Net Income Per Ordinary Share

Basic income per ordinary share is computed by dividing net income applicable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the period. Consistent with FASB 480, ordinary shares subject to possible redemption, as well as their pro rata share of undistributed trust earnings consistent with the two-class method, have been excluded from the calculation of income per ordinary share for the year ended December 31, 2023 and December 31, 2022. Such shares, if redeemed, only participate in their pro rata share of trust earnings. Diluted income per share includes the incremental number of ordinary shares to be issued to settle

BLUE OCEAN ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

warrants, as calculated using the treasury method. For the year ended December 31, 2023 and December 31, 2022, the Company did not have any dilutive warrants, securities or other contracts that could potentially, be exercised or converted into ordinary shares. As a result, diluted income per ordinary share is the same as basic income per ordinary share for all periods presented.

A reconciliation of net income per ordinary share is as follows:

	For the twelve months ended December 31, 2023		For the twelve months ended December 31, 2022
	Class A	Class B	Class A	Class B
EPS
Numerator: Net Income
Allocation of net income	$3,352,565	$1,069,785	$10,126,965	$2,531,741
Denominator: Weighted Average share
Basic and diluted weighted average ordinary shares outstanding	14,866,285	4,743,750	18,975,000	4,743,750
Basic and diluted net income per ordinary share	$0.23	$0.23	$0.53	$0.53

Stock Compensation Expense

The Company accounts for stock-based compensation expense in accordance with ASC 718, “Compensation — Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date and recognized over the requisite service period. To the extent a stock-based award is subject to a performance condition, the amount of expense recorded in a given period, if any, reflects an assessment of the probability of achieving such performance condition, with compensation recognized once the event is deemed probable to occur. Forfeitures are recognized as incurred. The Company has recognized no stock-based compensation expense during the period from inception to December 31, 2023.

Recently Issued Accounting Standards

In August 2020, the FASB issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. As a smaller reporting company, ASU 2020-06 is effective January 1, 2024 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. ASU 2023-09 requires additional quantitative and qualitative income tax disclosures to enable financial statements users better assess how an entity’s operations and related tax risks and tax planning and operational opportunities affect its tax rate and prospects for future cash flows. For public business entities, ASU 2023-09 is effective for annual periods beginning after December 15, 2024, which will be fiscal 2025 for us. The Company expects the adoption to result in disclosure changes only.

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

BLUE OCEAN ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 3. PUBLIC OFFERING

Pursuant to the Public Offering, the Company sold 16,500,000 Units at $10.00 per Unit. On December 9, 2021, the underwriters fully exercised the over-allotment option and purchased 2,475,000 Units at a price of $10.00 per Unit, generating gross proceeds of $24,750,000. Each Unit consists of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per whole share (see Note 7).

An Anchor Investor unaffiliated with any member of our management team purchased an aggregate of 1,895,602 of the Units sold in the Public Offering. These Units purchased by Apollo in this offering are not be subject to any agreements restricting their transfer. Further, Apollo purchased 175,000 founder shares at $0.0058 per share.

The Company considers the excess fair value of the Founder Shares issued to the Anchor Investor above the purchase price as offering costs and will reduce the gross proceeds by this amount. The Company has valued the excess fair value over consideration of the founder shares offered to the Anchor Investor at $1,248,100. The excess of the fair value over consideration of the Founder Shares was determined to be an offering cost in accordance with Staff Accounting Bulletin Topic 5A and 5T and were allocated to shareholders’ equity and expenses upon the completion of the Public Offering.

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of Public Offering, the Sponsor and Anchor Investor have agreed to purchase an aggregate of 8,235,000 Private Placement Warrants at a price of $1.00 per warrant. On December 9, 2021, the Company consummated the sale of additional 990,000 Private Placement Warrants with the Sponsor at a price of $1.00 per Private Placement Warrant, generating total proceeds of $990,000.

Each Private Placement Warrant is identical to the warrants offered in the Public Offering, except there is no redemption rights or liquidating distributions from the trust account with respect to Private Placement Warrants, which will expire worthless if the Company does not consummate a Business Combination within the Combination Period. A portion of the proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Public Offering held in the Trust Account.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On March 26, 2021, the Company issued an aggregate of 4,312,500 shares of Class B ordinary shares (the “Founder Shares”) to the Sponsor for an aggregate purchase price of $25,000. On December 2, 2021, the Company effected a share capitalization of an additional 431,250 Class B ordinary shares, resulting in an aggregate of 4,743,750 Class B ordinary shares outstanding. All share and per-share amounts have been retroactively restated to reflect the share capitalization. The Founder Shares include an aggregate of up to 618,750 shares subject to forfeiture by the Sponsor to the extent that the underwriter’s overallotment is not exercised in full or in part, so that the Sponsor will collectively own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Public Offering.

The Sponsor and Anchor Investor have agreed not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination or (B) subsequent to our initial business combination (x) if the last reported sale price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, consolidations, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (y) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Anchor Investor has not been granted any shareholder or other rights in addition to those afforded to the Company’s other public shareholders. Further, Anchor Investor is not required to (i) hold any Units, Class A ordinary shares or warrants purchased in the Public Offering or thereafter for any amount of time, (ii) vote any Class A

BLUE OCEAN ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

ordinary shares they may own at the applicable time in favor of the Business Combination or (iii) refrain from exercising their right to redeem their public shares at the time of the Business Combination. Anchor Investor has the same rights to the funds held in the Trust Account with respect to the Class A ordinary shares underlying the Units they purchased in the Public Offering as the rights afforded to the Company’s other public shareholders.

Promissory Note-Related Party

On June 20, 2023, the Company issued an unsecured promissory note (the “Note”) to the Sponsor for borrowings from time to time of up to an aggregate of $1,500,000 which may be drawn by the Company to finance costs incurred in connection with a potential initial business combination and for working capital purposes and/or to finance monthly deposits into the Trust Account for each public share that is not redeemed in connection with the extension of the Company’s termination date from September 7, 2023 to June 7, 2024. The Note is interest bearing and is payable on the earlier of (i) June 7, 2024; (ii) the date on which the Company consummates a Business Combination or (iii) the Company liquidates the Trust Account upon the failure to consummate an initial business combination within the requisite time period. Upon consummation of the Company’s initial business combination, the Note may be converted, at the Sponsor’s discretion, into private placement warrants at a price of $1.00 per warrant. The warrants will be identical to the Private Placement Warrants. As of December 31, 2023 the outstanding principal balance under the Note amounted to an aggregate of $1,080,000.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor, an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon consummation of a Business Combination into warrants at a price of $1.00 per warrant. The warrants will be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. There are no Working Capital Loans outstanding as of December 31, 2023 and December 31, 2022.

Administrative Support Agreement

On December 2, 2021, the Company entered into an Administrative Support Agreement pursuant to which the Company’s initial business combination or liquidation, the Company may reimburse an affiliate of the Sponsor up to an amount of $10,000 per month for office space and secretarial and administrative support. As of December 31, 2023 and December 31, 2022, there have been $120,000 and $110,000 and in charges, respectively, related to this agreement, $10,000 of which have been reimbursed.

Consulting Agreements

The Company and Mr. Leggett entered into a consulting agreement on October 11, 2022, as amended July 31, 2023 (the “Leggett Consulting Agreement”). Mr. Leggett is entitled to $20,000 per month for certain services Mr. Leggett provides to the Company and its affiliates. Mr. Leggett is further entitled to a success bonus of $250,000 to be paid within 10 business days of the close of the business combination, subject to adjustment as described in the Leggett Consulting Agreement. The Company and Mr. Lasov entered into a consulting agreement on November 22, 2022, as amended July 31, 2023 (the “Lasov Consulting Agreement”). Mr. Lasov is entitled to $32,500 per month for certain services Mr. Lasov provides to the Company and its affiliates. Mr. Lasov is further entitled to a success bonus of $150,000 to be paid within 10 business days of the close of the business combination, subject to adjustment as described in the Lasov Consulting Agreement.

BLUE OCEAN ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of the Working Capital Loans (and in each case holders of their component securities, as applicable) are entitled to registration rights pursuant to a registration rights agreement effective December 2, 2021, which requires the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to our Class A ordinary shares). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriter’s Agreement

The Company paid a cash underwriting discount of 2.00% of the gross proceeds of the Public Offering, or $3,795,000 due to the exercise of the over-allotment option in full. In addition, the underwriter will be entitled to a deferred fee of three and a half percent (3.50%) of the gross proceeds of the Public Offering, or $6,641,250. The deferred fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. The underwriter has reimbursed the Company for $550,000 for offering expenses. The reimbursement of these costs has been accounted for as a reduction to offering costs of the Public Offering.

NOTE 7. WARRANTS

The Company accounted for the 18,712,500 warrants issued in connection with the Public Offering (the 9,487,500 Public Warrants and the 9,225,000 Private Placement Warrants) in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant much be recorded as a liability. Accordingly, the Company has classified each warrant as a liability at its fair value. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of operations.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable 30 days after the consummation of a Business Combination. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No Public Warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their Public Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available.

The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, it will use its best efforts to file with the SEC a registration statement registering the issuance, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the Public Warrants. The Company will use its best efforts to file with the SEC a registration statement covering the shares of Class A ordinary shares issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A ordinary

BLUE OCEAN ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 7. WARRANTS (cont.)

shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00.    Once the warrants become exercisable, the Company may redeem the Warrants for redemption:

•        in whole and not in part;

•        at a price of $0.01 per Public Warrant;

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder and

•        if, and only if, the reported last sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described) for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants as described above unless an effective registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00.    Once the Warrants become exercisable, the Company may redeem the Warrants for redemption:

•        in whole and not in part;

•        at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table based on the redemption date and the “fair market value” of our Class A ordinary shares;

•        if, and only if, the Reference Value (as defined above under “Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00”) equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant); and

•        if the Reference Value is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant), the private placement warrants must also concurrently be called for redemption on the same terms as the outstanding public warrants, as described above.

If and when the Public Warrants become redeemable by the Company, the Company may not exercise its redemption right if the issuance of shares of ordinary shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification.

The exercise price and number of shares of Class A ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless. If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the

BLUE OCEAN ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 7. WARRANTS (cont.)

Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional shares of Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A ordinary shares (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination on the date of the consummation of such initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants included in the Units sold in the Public Offering, except that the Private Placement Warrants are and the shares of ordinary shares issuable upon the exercise of the Private Placement Warrants are not transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants are exercisable on a cashless basis and are non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 8. SHAREHOLDERS’ DEFICIT

Preferred Shares — The Company is authorized to issue 1,000,000 shares of $0.0001 par value preferred shares. On December 31, 2023, and December 31, 2022 there were no preferred shares issued or outstanding.

Class A Ordinary shares — The Company is authorized to issue up to 200,000,000 shares of Class A, $0.0001 par value ordinary shares. Holders of the Company’s ordinary shares are entitled to one vote for each share.

Class B Ordinary shares — The Company is authorized to issue up to 20,000,000 shares of Class B, $0.0001 par value ordinary shares. Holders of the Company’s ordinary shares are entitled to one vote for each share. On December 2, 2021, the Company effected a share capitalization of an additional 431,250 Class B ordinary shares, resulting in an aggregate of 4,743,750 Class B ordinary shares outstanding. All share and per-share amounts have been retroactively restated to reflect the share capitalization.

Holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all other matters submitted to a vote of shareholders, except as required by law; provided that only holders of Class B ordinary shares have the right to vote for the election of directors prior to the Company’s initial Business Combination.

The shares of Class B ordinary shares will automatically convert into Class A ordinary shares at the time of our initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment for share sub-divisions, share dividends, rights issuances, consolidations, reorganizations, recapitalizations and the like, and

BLUE OCEAN ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 8. SHAREHOLDERS’ DEFICIT (cont.)

subject to further adjustment as provided herein. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in this offering and related to the closing of our initial business combination, the ratio at which the Class B ordinary shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of all ordinary shares issued and outstanding upon the completion of this offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with our initial business combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination. The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for our Class A ordinary shares issued in a financing transaction in connection with our initial business combination, including but not limited to a private placement of equity or debt.

Pursuant to and concurrently with the Public Offering, the Company sold 18,975,000 Units. In connection with Extraordinary General Meeting, the shareholders of record were provided the opportunity to exercise their redemption rights. Holders of 12,817,785 shares of Class A ordinary shareholders exercised their right to redemption. Following the redemption, the Company had a total of 6,157,215 shares of Class A ordinary shares outstanding.

At December 31, 2023 and December 31, 2022, there were no Class A ordinary shares issued and outstanding, excluding 6,157,215 and 18,975,000 Class A ordinary shares subject to possible redemption and 4,743,750 Class B ordinary shares issued and outstanding.

NOTE 9. FAIR VALUE MEASUREMENTS

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis on December 31, 2023 and December 31, 2022, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	December 31, 2023	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Cash held in Trust Account	$67,214,745	$67,214,745	$—	$—
Liabilities:
Warrant liabilities – Public Warrants	$189,750	$—	$189,750	$—
Warrant liabilities – Private Placement Warrants	$184,500	$—	$—	$184,500
	December 31, 2022	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Marketable securities held in Trust Account	$196,226,283	$196,226,283	$—	$—
Liabilities:
Warrant liabilities – Public Warrants	$711,563	$—	$711,563	$—
Warrant liabilities – Private Placement Warrants	$691,875	$—	$—	$691,875

BLUE OCEAN ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 9. FAIR VALUE MEASUREMENTS (cont.)

The Warrants are accounted for as liabilities in accordance with ASC 815 and are presented within warrant liabilities on the balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the statements of operations. Transfers to/from Levels 1, 2 and 3 are recognized at the beginning of the reporting period in which a change in valuation technique or methodology occurs.

The Company established the initial fair value for the warrant liabilities on December 7, 2021, the date of the Company’s Public Offering, using a Binomial Lattice-based model for the Public Warrants, and a Black-Scholes option pricing model for the Private Placement Warrants. The Private Placement Warrants and Public Warrants were classified as Level 3 at the initial measurement date due to the use of unobservable inputs. The estimated fair value of Public Warrants was transferred from a Level 3 measurement to a Level 1 measurement when the Public Warrants were separately listed and traded in an active market in January 2022.

As of December 31, 2022, the estimated fair value of Public Warrants was transferred from a Level 1 measurement to a Level 2 measurement when the Public Warrants were considered to no longer have an active market.

The Private Placement Warrants were valued using a Black-Scholes option pricing model, which is considered to be a Level 3 fair value measurement. The key inputs into the Black-Scholes option pricing model for the Private Placement Warrants were as follows as of December 31, 2023:

	December 31, 2023	December 31, 2022
Input
Risk-free interest rate	—	—
Expected term (years)	4.78	5.20
Expected volatility	—	—
Exercise price	$11.50	$11.50
Fair value of Class A ordinary shares	$10.78	$10.28

The Company’s use of both models required the use of subjective assumptions:

•        The risk-free interest rate assumption was based on the U.S. Treasury Constant Maturity rate for the expected term of the warrants.

•        The expected term was determined utilizing a probability weighted term input to be consistent with the stock price and volatility inputs which are reflective of the probability of successful merger.

•        The expected volatility assumption was based on the implied volatility solved by calibrating the warrant value output from a Binomial Lattice based model to the publicly observed, traded price on each valuation date. An increase in the expected volatility, in isolation, would result in an increase in the fair value measurement of the warrant liabilities and vice versa.

•        The fair value of one Class A ordinary share is inferred by solving to the publicly-traded stock price.

Based on the applied volatility assumption and the expected term to a business combination noted above, the Company determined that the risk-neutral probability of exceeding the $18.00 redemption value by the start of the exercise period resulted in a nominal difference in value between the Public Warrants and Private Placement Warrants across the valuation dates utilized in the Binomial Lattice-based model. Therefore, the resulting valuations for the Private Placement Warrants and Public Warrants were determined to be within $0.01.

BLUE OCEAN ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 9. FAIR VALUE MEASUREMENTS (cont.)

The following table presents the changes in the fair value of the Company’s financial instruments that are measured at fair value:

Fair value as of January 1, 2022	$12,629,625
Transfer of Public Warrants to Level 3 measurement	(6,356,625)
Change in fair value	(3,228,750)
Fair value as of March 31, 2022	$3,044,250
Change in fair value	(1,845,000)
Fair value as of June 30, 2022	$1,199,250
Change in fair value	(184,500)
Fair value as of September 30, 2022	$1,014,750
Change in fair value	(322,875)
Fair value as of December 31, 2022	$691,875
Change in fair value	139,298
Fair value as of March 31, 2023	$831,173
Change in fair value	(433,575)
Fair value as of June 30, 2023	$397,598
Change in fair value	119,925
Fair value as of September 30, 2023	$517,523
Change in fair value	(333,023)
Fair value as of December 31, 2023	$184,500

NOTE 10. SUBSEQUENT EVENTS

Management of the Company evaluated events that have occurred after the balance sheet date through the date the financial statements were issued. Based upon this review, management did not identify any recognized or non-recognized subsequent events, other than below, that would have required adjustment or disclosure in the financial statements.

In accordance with the Extension Amendment on January 2, 2024 and February 2, 2024 and March 1, 2024 the Company deposited $60,000 into the Trust Account in order to effect the additional one-month extensions, which has extended the deadline to April 7, 2024 to consummate the Business Combination.

On January 8, 2024 and February 6, 2024 the Company made additional draws of $100,000 and $110,000, respectively, on the Working Capital Promissory Note. On January 8, 2024 and February 16, 2024 the Company made additional draws of $49,980 on the TNL Working Capital Note. The funds will be used to finance working capital needs and to fund the required extension payments into the trust account.

BLUE OCEAN ACQUISITION CORP
CONDENSED BALANCE SHEETS

	September 30, 2024	December 31, 2023
	(Unaudited)
Assets
Current Assets:
Cash	$47,683	$61,977
Prepaid expenses and other assets	20,251	66,214
Total current assets	67,934	128,191
Non-current assets
Cash held in trust account	21,172,263	67,214,745
Total assets	$21,240,197	$67,342,936

Liabilities, Redeemable Class A ordinary shares and Shareholders’ Deficit
Current Liabilities:
Accounts payable and accrued expenses	$5,339,614	$2,857,214
Accounts payable – Related Party	320,000	230,000
Promissory note, convertible – Related Party	1,478,375	1,095,833
Promissory note – Related Party	704,225	—
Promissory note	454,888	149,946
Total current liabilities	8,297,102	4,332,993
Accrued offering costs, non-current	806,823	806,823
Warrant liabilities	301,272	374,250
Deferred underwriting fee payable	6,641,250	6,641,250
Total liabilities	16,046,447	12,155,316

Commitments and Contingencies
Class A ordinary shares subject to possible redemption;1,841,950 and 6,157,215 shares issued and outstanding at redemption value of $11.49 and $10.92 as of September 30, 2024 and December 31, 2023, respectively	21,172,263	67,214,745

Shareholders’ Deficit:
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; none outstanding	—	—
Class A ordinary shares, $0.0001 Par Value; 200,000,000 shares authorized; 4,743,749 and zero shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively (excluding 1,841,950 and 6,157,215 shares subject to possible redemption, respectively)	474	—
Class B ordinary shares, $0.0001 Par Value; 20,000,000 shares authorized; one and 4,743,750 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	—	474
Additional paid-in capital	—	—
Accumulated deficit	(15,978,987)	(12,027,599)
Total shareholders’ deficit	(15,978,513)	(12,027,125)
Total Liabilities and Shareholders’ Deficit	$21,240,197	$67,342,936

The accompanying notes are an integral part of the unaudited condensed financial statements.

BLUE OCEAN ACQUISITION CORP
UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	For The Three Months Ended September 30, 2024	For The Nine Months Ended September 30, 2024	For The Three Months Ended September 30, 2023	For The Nine Months Ended September 30, 2023
General and administrative expenses	$855,903	$3,553,708	$932,566	$3,539,204
Loss from operations	(855,903)	(3,553,708)	(932,566)	(3,539,204)

Other Income (expense):
Interest earned on cash and marketable securities held in Trust Account	271,259	1,859,265	2,107,466	5,986,162
Unrealized gain on marketable securities held in Trust Account	—	—	—	670,104
Change in fair value of warrant liabilities	(11,228)	72,978	(243,263)	353,666
Interest expense	(16,700)	(50,658)	(5,368)	(5,368)
Net income (loss)	$(612,572)	$(1,672,123)	$926,269	$3,465,360
Weighted average shares outstanding of Class A ordinary shares, subject to possible redemption	1,841,950	4,323,623	15,491,906	17,796,895
Basic and diluted net income (loss) per ordinary share, Class A ordinary shares, subject to possible redemption	$(0.09)	$(0.18)	$0.05	$0.15
Weighted average shares outstanding of non-redeemable Class A ordinary shares and Class B ordinary shares	4,743,750	4,743,750	4,718,750	4,732,721
Basic and diluted net income (loss) per ordinary share, non-redeemable Class A ordinary shares and Class B ordinary shares	$(0.09)	$(0.18)	$0.05	$0.15

The accompanying notes are an integral part of the unaudited condensed financial statements.

BLUE OCEAN ACQUISITION CORP
UNAUDITED CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT FOR
THE NINE MONTHS ENDED SEPTEMBER 30, 2024

	Class A Ordinary shares		Class B Ordinary shares		Additional Paid in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount	Shares	Amount
Balance – December 31, 2023	—	$—	4,743,750	$474	$—	$(12,027,599)	$(12,027,125)
Accretion of Class A ordinary shares to redemption value	—	—	—	—	—	(1,056,674)	(1,056,674)
Net loss	—	—	—	—	—	(96,276)	(96,276)
Balance – March 31, 2024	—	—	4,743,750	474	$—	(13,180,549)	(13,180,075)
Accretion of Class A ordinary shares to redemption value						(861,333)	(861,333)
Conversion of Class B Ordinary Shares	4,743,749	474	(4,743,749)	(474)		—	—
Net loss						(963,275)	(963,275)
Balance – June 30, 2024	4,743,749	474	1	$—	$—	$(15,005,157)	$(15,004,683)
Accretion of Class A ordinary shares to redemption value	—	—	—	—	—	(361,258)	(361,258)
Net loss	—	—	—	—	—	(612,572)	(612,572)
Balance – September 30, 2024	4,743,749	$474	1	$—	$—	$(15,978,987)	$(15,978,513)

BLUE OCEAN ACQUISITION CORP.
UNAUDITED CONDENSED STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT FOR
THE NINE MONTHS ENDED SEPTEMBER 30, 2023

	Class B Ordinary shares		Additional Paid in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount
Balance – December 31, 2022	4,743,750	$474	$—	$(8,675,042)	$(8,674,568)
Accretion of Class A ordinary shares to redemption value	—	—	—	(2,230,614)	(2,230,614)
Net Income	—	—	—	1,639,651	1,639,651
Balance – March 31, 2023	4,743,750	474	—	(9,266,005)	(9,265,531)
Accretion of Class A ordinary shares to redemption value	—	—	—	(1,486,868)	(1,486,868)
Net Income	—	—	—	899,440	899,440
Repurchase of Class B ordinary shares	(25,000)	(2)	—	(143)	(145)
Balance – June 30, 2023	4,718,750	$472	$—	(9,853,576)	$(9,853,104)
Accretion of Class A ordinary shares to redemption value	—	—	—	(2,638,949)	(2,638,949)
Net Income	—	—	—	926,269	926,269
Balance – September 30, 2023	4,718,750	$472	$—	$(11,566,256)	$(11,565,784)

The accompanying notes are an integral part of the unaudited condensed financial statements.

BLUE OCEAN ACQUISITION CORP
UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	For The Nine Months Ended September 30,
	2024	2023
Cash Flow from Operating Activities:
Net income (loss)	$(1,672,123)	$3,465,360
Adjustments to reconcile net income(loss) to net cash used in operating activities:
Interest earned on cash held in Trust Account	(1,859,265)	(5,986,162)
Unrealized gain on marketable securities held in Trust Account	—	(670,104)
Interest expense	50,658	5,368
Change in fair value of warrant liabilities	(72,978)	(353,666)

Changes in operating assets and liabilities:
Prepaid expenses and other current assets	45,963	171,759
Accounts payable and accrued expenses	2,482,400	2,002,285
Accounts Payable – Related Party	90,000	90,000
Net cash used in operating activities	(935,345)	(1,275,160)

Cash flows from investing activities:
Cash deposited in Trust Account	(420,000)	(60,000)
Cash withdrawn from Trust Account for redemptions	48,321,747	136,786,445
Net cash provided by investing activities	47,901,747	136,726,445

Cash flows from financing activities:
Proceeds from convertible promissory note payable	331,884	760,000
Proceeds from promissory notes payable	1,009,167	49,982
Payments to redeeming shareholders	(48,321,747)	(136,786,445)
Net cash used in financing activities	(46,980,696)	(135,976,463)
Net change in cash	(14,294)	(525,178)
Cash at the beginning of the period	61,977	627,628
Cash at the end of the period	$47,683	$102,450

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Conversion of Class B ordinary shares to Class A ordinary shares	$474	—
Accretion of ordinary shares subject to redemption	$2,279,265	$6,356,431

The accompanying notes are an integral part of the unaudited condensed financial statements.

BLUE OCEAN ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Blue Ocean Acquisition Corp (the “Company”) is a blank check company incorporated in the Cayman Islands on March 26, 2021. The Company was formed for the purpose of effectuating a merger, capital share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses (the “Business Combination”). The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

On June 6, 2023, the Company entered into an agreement and plan of merger (the “Original Merger Agreement”) with TNL Mediagene (formerly, “The News Lens Co., Ltd.”), a Cayman Islands exempted company and TNLMG (formerly “TNL Mediagene”), a Cayman Islands exempted company and wholly owned subsidiary of TNL Mediagene (“Merger Sub”), as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of May 29, 2024 (the “First Amendment”) and Amendment No. 2 to Agreement and Plan of Merger, dated as of October 23, 2024 (the “Second Amendment” and, together with the First Amendment, the “Amendments” and, collectively with the Original Merger Agreement, the “Merger Agreement”). On the terms and subject to the conditions set forth in the Merger Agreement, the parties thereto will enter into a business combination transaction (the “Business Combination” and together with the other transactions contemplated by the Merger Agreement, the “Transactions”) pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of TNL Mediagene (the “Merger”).

As of September 30, 2024, the Company had not yet commenced any operations. All activity through September 30, 2024, relates to the Company’s formation and the initial public offering (the “Public Offering”) which is described below, and subsequent to the Public Offering, identifying a target for a Business Combination, including the negotiation of the Merger Agreement. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s Public Offering was declared effective on December 6, 2021 (the “Effective Date”). On December 7, 2021, the Company consummated the Public Offering of 16,500,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units offered, the “Public Shares”), generating gross proceeds of $165,000,000 which is described in Note 3. Each Unit consists of one Class A ordinary share of the Company and one-half of one redeemable warrant (the “Public Warrants”). On December 9, 2021, the underwriters fully exercised the over-allotment option and purchased 2,475,000 units (the “Over-Allotment Option Units”) at a price of $10.00 per Over-Allotment Option Unit, generating gross proceeds of $24,750,000.

Simultaneously with the closing of the Public Offering, the Company consummated the sale of 8,235,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant that closed in a private placement to Blue Ocean Sponsor LLC (the “Sponsor”) and Apollo SPAC Fund I, L.P. (“Apollo” or “Anchor Investor”) simultaneously with the closing of the Public Offering (see Note 4). On December 9, 2021, the Company consummated the sale of additional 990,000 Private Placement Warrants (the “Additional Private Placement Warrants”) with the Sponsor at a price of $1.00 per Private Placement Warrant, generating total proceeds of $990,000.

Transaction costs amounted to $12,517,335, consisting of $3,795,000 in cash underwriting fees, $6,641,250 of deferred underwriting fees, $1,248,100 of offering costs related to the fair value of the Founder Shares sold to Anchor Investor, and $832,985 of other offering costs.

Following the closing of the Public Offering, the sale of the Private Placement Warrants, the sale of the Over-Allotment Option Units and the sale of the Additional Private Placement Shares, an amount of $193,545,000 ($10.20 per Public Unit) was placed in a trust account (the “Trust Account”), located in the United States and will be invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting

BLUE OCEAN ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

Extraordinary General Meeting and Redemption of Class A Shares

On August 29, 2023, shareholders of the Company held an extraordinary general meeting of shareholders (the “Extraordinary General Meeting”) in lieu of the 2023 annual general meeting of the shareholders of the Company. At the Extraordinary General Meeting, the Company’s shareholders approved the proposal to amend the Company’s Amended and Restated Memorandum and Articles of Association to give the Company the right to extend the date by which it has to consummate a business combination from September 7, 2023 to June 7, 2024, by depositing into the Trust Account $60,000 for each of the nine subsequent one-month extensions. In connection therewith the shareholders of record were provided the opportunity to exercise their redemption rights (the “Extension Amendment”). Holders of 12,817,785 Class A ordinary shares exercised their right to redemption at a per share redemption price of approximately $10.67. On September 5, 2023, a total of $136,786,445 in redemption payments were made in connection with this redemption. Following the redemption, the Company had a total of 6,157,215 Class A ordinary shares outstanding.

On May 29, 2024, shareholders of the Company held an Extraordinary General Meeting of shareholders in lieu of the 2024 annual general meeting of the shareholders of the company (the “Second Extension Meeting”). At the Second Extension Meeting, the Company’s shareholders approved the proposal to amend the Company’s Amended and Restated Memorandum and Articles of Association to give the Company the right to further extend the date by which it has to consummate a business combination from June 7, 2024 to December 7, 2024, by depositing into the Trust Account $30,000 for each of the six subsequent one-month extensions. In connection therewith the shareholders of record were provided the opportunity to exercise their redemption rights (the “Second Extension Amendment”). Holders of 4,315,265 Class A ordinary shares exercised their right to redemption at a per share redemption price of approximately $11.20. On June 3, 2024, a total of $48,321,747 in redemption payments were made in connection with this redemption. Following the redemption, the Company had a total of 1,841,950 Class A ordinary shares outstanding.

On January 24, 2024, the SEC issued final rules (the “SPAC Rules”) relating to, among other things, disclosures in business combination transactions between special purpose acquisition companies (“SPACs”) such as us and private operating companies; the condensed financial statement requirements applicable to transactions involving shell companies; and the use of projections by SPACs in SEC filings in connection with proposed business combination transactions. In connection with the issuance of the SPAC Rules, the SEC also issued guidance (the “SPAC Guidance”) regarding the potential liability of certain participants in proposed business combination transactions and the extent to which SPACs could become subject to regulation under the Investment Company Act of 1940, as amended (“Investment Company Act”) based on certain facts and circumstances such as duration, asset composition, sources of income, business purpose and activities of the SPAC and its management team in furtherance of such goals.

To mitigate the risk of us being deemed to be an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act) and thus subject to regulation under the Investment Company Act, in November 2023, the Company instructed Continental Stock Transfer & Trust Company, the trustee with respect to the Trust Account, to liquidate the U.S. government treasury obligations or money market funds held in the Trust Account and thereafter deposited the cash from the liquidation of the trust assets into an interest-bearing demand deposit account until the earlier of the consummation of the initial Business Combination or the Company’s liquidation, with Continental Stock Transfer & Trust Company continuing to act as trustee. As a result, following such liquidation, we would receive minimal interest, if any, on the funds held in the trust account, which would reduce the dollar amount our public shareholders would receive upon any redemption or liquidation of the Company.

BLUE OCEAN ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. NASDAQ rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the signing a definitive agreement to enter a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its holders of the outstanding Public Shares (the “public shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company may seek shareholder approval of a Business Combination at a meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination. The Company will proceed with a Business Combination only if a majority of the outstanding shares of the Company voted at a shareholder meeting called to approve the Business Combination are voted in favor of the Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Memorandum and Articles of Association provides that, a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.

The public shareholders will be entitled to redeem their shares for a pro rata portion of the amount then in the Trust Account (initially $10.20 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to shareholders who redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter (as discussed in Note 6). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. These Class A ordinary shares are recorded at a redemption value and classified as temporary equity in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity” (“ASC 480”).

If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Memorandum and Articles of Association, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (the “SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The Company’s Sponsor and Apollo have agreed (a) to vote their Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Public Offering in favor of a Business Combination, (b) not to propose an amendment to the Company’s Memorandum and Articles of Association with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting Public Shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the Founder Shares) into the right to receive cash from the Trust Account in connection with a shareholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek shareholder approval in

BLUE OCEAN ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

connection therewith) or a vote to amend the provisions of the Amended and Restated Memorandum and Articles of Association relating to shareholders’ rights of pre-Business Combination activity and (d) that the Founder Shares shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Sponsor and Apollo will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Public Offering if the Company fails to complete its Business Combination.

If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to us to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of applicable law.

The underwriter has agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Public Offering price per Unit ($10.00).

The Sponsor and Apollo have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares and Private Placement Warrants it will receive if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor, Apollo or any of their respective affiliates acquire Public Shares, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period.

In order to protect the amounts held in the trust, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.20 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the day of liquidation of the Trust Account, if less than $10.20 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriter of Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy their indemnity obligations and believe that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure its shareholders that the Sponsor would be able to satisfy those obligations. None of the Company’s officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

BLUE OCEAN ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Business Combination

On June 6, 2023, the Company entered into the Original Merger Agreement, as subsequently amended by the Amendments. On the terms and subject to the conditions set forth in the Merger Agreement, the parties thereto will enter into Transactions, including the Merger.

At the closing of the Transactions (the “Closing”), by virtue of the Merger, the outstanding shares and warrants of the Company will be canceled and converted into the right to receive equivalent shares and warrants of TNL Mediagene, and TNL Mediagene is expected to be the publicly traded company with its ordinary shares and warrants listed on The Nasdaq Stock Market LLC (“Nasdaq”).

On May 29, 2024, the Company, TNL Mediagene and Merger Sub executed the First Amendment for purposes of extending the date to complete the Merger from June 7, 2024 to December 7, 2024. On October 23, 2024, the Company, TNL Mediagene and Merger Sub executed the Second Amendment for purposes of removing the conditions to Closing that (i) TNL Mediagene have net tangible assets of at least $5,000,001 immediately after the effective time of the Merger and (ii) Minimum Balance Sheet Cash (as defined in the Merger Agreement) be no less than $20,000,000 immediately prior to or upon Closing.

Liquidity, Capital Resources and Going Concern

As of September 30, 2024 and December 31, 2023, the Company had $47,683 and $61,977 in its operating bank account, respectively, and had a working capital deficiency of $8,229,168 and $4,204,802, respectively.

The Company’s liquidity needs to date have been satisfied through a payment of $25,000 from the Sponsor to purchase the Founder Shares, an initial loan of $165,340 from the Sponsor, and the proceeds from the consummation of the Private Placement not held in the Trust Account of $2.2 million. The Company repaid the initial loan from the Sponsor in full on December 6, 2021. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (as defined in Note 5). As of September 30, 2024 and December 31, 2023 there were no amounts outstanding under any Working Capital Loans.

On June 20, 2023, the Company entered into a Promissory Note (as defined in Note 5) with the Sponsor pursuant to which the Sponsor agreed to loan the Company up to an aggregate principal amount of up to $1,500,000. The Promissory Note is payable on the earlier of the date on which the Company consummates a Business Combination or June 7, 2024. On May 30, 2024, the Promissory Note was amended to extend the maturity date to December 7, 2024. Upon the consummation of the Business Combination, the Sponsor will have the option, but not the obligation, to convert the entire principal balance of the Promissory Note, in whole or in part, into private placement warrants of the post-business combination entity at a price of $1.00 per warrant. The terms of such private placement warrants (if issued) will be identical to the terms of the private placement warrants issued by the Company in connection with the IPO. The Promissory Note is subject to customary events of default, the occurrence of any of which automatically triggers the unpaid principal and interest balance of the Promissory Note and all other sums payable with regard to the Sponsor Note becoming immediately due and payable. As of September 30, 2024, the outstanding principal and interest under the Promissory Note was $1,411,884, and $66,491, respectively. As of December 31, 2023, the outstanding principal and interest under the Promissory Note was $1,080,000, and $15,833, respectively.

On August 3, 2023, the Company issued an unsecured promissory note to TNL Mediagene with a principal amount available of up to $400,000, which was later amended and restated on July 15, 2024 to increase the aggregate principal amount available for drawdowns up to $650,000 (as amended and restated, the “TNL Working Capital Note”). Borrowings under the TNL Working Capital Note are available on a monthly basis in increments of at least $25,000 and no more than $32,000 for any individual month and for any earlier individual months in which no borrowings were requested during the term of the TNL Working Capital Note. For the avoidance of doubt, requests by the Company to TNL Mediagene for borrowings under the TNL Mediagene Working Capital

BLUE OCEAN ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Note corresponding to months in which the Company did not previously request any borrowings are permitted to exceed $32,000 in aggregate. The monthly borrowings will be available until the earlier of (i) December 7, 2024, (ii) the date of consummation of the Merger, (iii) termination of the Merger Agreement and (iv) termination of the note by TNL Mediagene upon thirty days written notice by the Company. The TNL Working Capital Note is a non-interest bearing, unsecured promissory note that will not be repaid in the event that the Merger Agreement is terminated prior to consummation of the Business Combination. The TNL Working Capital Note will be paid on the date on which the Company consummates the transactions contemplated by the Merger Agreement. The TNL Working Capital Note is subject to events of default, the occurrence of any of which automatically triggers the unpaid principal and interest balance of the Promissory Note and all other sums payable with regard to the Sponsor Note becoming immediately due and payable. As of September 30, 2024 and December 31, 2023, the outstanding principal balance under the TNL Working Capital Note amounted to an aggregate of $454,888 and $149,946, respectively.

On April 5, 2024, the Company entered into a promissory note with the Sponsor pursuant to which the Sponsor agreed to loan the Company a principal amount of up to $750,000 (the “Sponsor Promissory Note”). The Sponsor Promissory Note is a non-interest bearing, unsecured promissory note which may be drawn down by the Company from time to time to be used for costs and expenses related to the Company’s initial merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination involving the Company and one or more businesses or entities. Pursuant to the terms of the Sponsor Promissory Note, if the Business Combination is not consummated, the Sponsor Promissory Note will be repaid solely to the extent that the Company has funds available to it outside of its Trust Account, and that all other amounts will be contributed to capital, forfeited, eliminated or otherwise forgiven. The Sponsor Promissory Note is subject to events of default, the occurrence of any of which automatically triggers the unpaid principal of the Sponsor Promissory Note and all other sums payable with regard to the Sponsor Note becoming immediately due and payable. As of September 30, 2024, the outstanding principal balance under the Sponsor Promissory Note amounted to an aggregate of $704,225.

In accordance with the Extension Amendment, on January 2, 2024, February 2, 2024, March 1, 2024, April 1, 2024 and May 1, 2024, the Company deposited $60,000 into the Trust Account in order to effect additional one month extensions, which extended the deadline to June 7, 2024 to consummate the Business Combination. In accordance with the Second Extension Amendment, on June 3, 2024, July 24, 2024, August 1, 2024 and September 3, 2024, the Company deposited $30,000 into the Trust account, which extended the deadline to October 7, 2024. Through September 30, 2024, an aggregate of $420,000 was deposited into the Trust account in connection with these monthly extension payments. In accordance with the Second Extension Amendment, on October 1, 2024, and November 1, 2024, the Company deposited $30,000 into the Trust account, which extended the deadline to December 7, 2024.

Based on the foregoing, management believes that the Company will have sufficient borrowing capacity from TNL Mediagene, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors to meet its needs through the consummation of the Merger on or before December 7, 2024.

The provisions of FASB ASC Topic 205-40, Presentation of Financial Statements — Going Concern, requires management to assess an entity’s ability to continue as a going concern within one year of the date the financial statements are issued. The Company has until December 7, 2024, to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by the specified period. If a Business Combination is not consummated by December 7, 2024, there will be a mandatory liquidation and subsequent dissolution.

The Company’s evaluation of its liquidity condition and the date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern through December 7, 2024. These condensed financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

BLUE OCEAN ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Risks and Uncertainties

Management is currently evaluating the impact of rising interest rates, inflation, the Russia-Ukraine war and the conflict in Israel and Palestine on the industry and has concluded that while it is reasonably possible that any of these could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these unaudited condensed financial statements. The unaudited condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Inflation Reduction Act of 2022

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. Because we may acquire a domestic corporation or engage in a transaction in which a domestic corporation becomes our parent or our affiliate and our securities trade on US stock exchange, we may become a “covered corporation” within the meaning of the IR Act. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Current Report on Form 10-K, as filed with the SEC on March 21, 2024. The interim results for the nine months ended September 30, 2024 are not necessarily indicative of the results to be expected for the year ending December 31, 2024 or for any future interim periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure

BLUE OCEAN ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Cash Held in Trust Account

At September 30, 2024 and December 31, 2023, all of the assets held in the Trust Account were held in a demand deposit account. Prior to November 2023, the Trust Account was invested in marketable securities and money market funds.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $47,683 and $61,977 in cash held in its operating account as of September 30, 2024, and December 31, 2023, respectively. The Company did not have any cash equivalents as of September 30, 2024, and December 31, 2023.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statements and tax bases of

BLUE OCEAN ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2024 and December 31, 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” (“ASC 820”) approximates the carrying amounts represented in the condensed balance sheets, primarily due to their short-term nature.

Fair Value Measurements

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities).

The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

BLUE OCEAN ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Warrant Liabilities

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480 and ASC 815. The assessment considers whether the warrants are freestanding financial instruments, meet the definition of a liability, and whether the warrants meet all of the requirements for equity classification, including whether the warrants are indexed to the Company’s own ordinary shares, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statement of operations.

The Company evaluated the Public Warrants (as defined in Note 7) and the Private Placement Warrants (collectively, the “Warrants”) in accordance with ASC 815, and concluded that a provision in the warrant agreement, dated December 2, 2021 (the “Warrant Agreement”) related to certain tender or exchange offers precludes the Warrants from being accounted for as components of equity. As the Warrants meet the definition of a derivative as contemplated in ASC 815, the Warrants are recorded as derivative liabilities on the condensed balance sheets and measured at fair value at inception (on the date of the IPO) and at each reporting date in accordance with ASC 820 with changes in fair value recognized in the condensed statement of operations in the period of change.

Offering Costs Associated with the Public Offering

The Company complies with the requirements of ASC 340-10-S99-1, SEC Staff Accounting bulletin Topic 5A — “Expenses of Offering”, and SEC Staff Accounting bulletin Topic 5T — “Accounting for Expenses or Liabilities Paid by Principal Stockholder(s)”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the IPO. Offering costs directly attributable to the issuance of an equity contract to be classified in equity are recorded as a reduction of equity. Offering costs for equity contracts that are classified as assets and liabilities are expensed immediately. The Company incurred offering costs amounting to $12,517,335 as a result of the Public Offering (consisting of $3,795,000 of underwriting fees, $6,641,250 of deferred underwriting fees, $1,248,100 for the excess fair value of Founder Shares attributable to the Anchor Investor, and $832,985 of other offering costs). The Company recorded $10,788,729 of offering costs as a reduction of equity in connection with the Class A ordinary shares included in the Units. The Company immediately expensed $480,506 of offering costs in connection with the Warrants that were classified as liabilities.

BLUE OCEAN ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Class A Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC 480. Ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, Class A ordinary shares subject to possible redemption is presented as temporary equity, outside of the shareholders’ deficit section of the Company’s condensed balance sheets.

As of September 30, 2024 and December 31, 2023, the amount of Class A ordinary shares reflected on the balance sheet are reconciled in the following table:

Class A ordinary shares subject to possible redemption as of December 31, 2022	$196,226,283
Plus
Adjust carrying value to initial redemption value	7,774,907
Less
Shares redeemed in September 2023	(136,786,445)
Class A ordinary shares subject to possible redemption as of December 31, 2023	$67,214,745
Plus
Adjust carrying value to initial redemption value	1,056,674
Less
Class A ordinary shares subject to possible redemption as of March 31, 2024	68,271,419
Plus
Adjust carrying value to initial redemption value	861,333
Less
Shares redeemed in June 2024	(48,321,747)
Class A ordinary shares subject to possible redemption as of June 30, 2024	$20,811,005
Plus
Adjust carrying value to initial redemption value	361,258
Class A ordinary shares subject to possible redemption as of September 30, 2024	$21,172,263

Net Income (Loss) Per Ordinary Share

Basic income (loss) per ordinary share is computed by dividing net income applicable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the period. Consistent with ASC 480, ordinary shares subject to possible redemption, as well as their pro rata share of undistributed trust earnings consistent with the two-class method, have been excluded from the calculation of income per ordinary share for the nine months ended September 30, 2024. Such shares, if redeemed, only participate in their pro rata share of trust earnings. Diluted income per share includes the incremental number of ordinary shares to be issued to settle warrants, as calculated for the nine months ended September 30, 2024. The Company did not have any dilutive warrants, securities or other contracts that could potentially be exercised or converted into ordinary shares. As a result, diluted income per ordinary share is the same as basic income (loss) per ordinary share for all periods presented.

BLUE OCEAN ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

A reconciliation of net income (loss) per ordinary share is as follows:

	For the Three Months ended September, 2024		For the Three Months ended September 30, 2023
	Class A – Subject to Redemption	Class A and Class B – non-Redeemable	Class A – Subject to Redemption	Class B
EPS
Numerator: Net Income (Loss)
Allocation of net income (loss)	$(171,330)	$(441,242)	$713,227	$213,042
Denominator: Weighted Average share
Basic and diluted weighted average shares outstanding	1,841,950	4,743,750	15,491,906	4,718,750
Basic and diluted net income (loss) per ordinary share	$(0.09)	$(0.09)	$0.05	$0.05
	For the Nine Months ended September 30, 2024		For the Nine Months ended September 30, 2023
	Class A – Subject to Redemption	Class A and Class B – Non-redeemable	Class A – Subject to Redemption	Class B
EPS
Numerator: Net Income (Loss)
Allocation of net income (loss)	$(797,323)	$(874,800)	$2,737,634	$727,726
Denominator: Weighted Average share
Basic and diluted weighted average shares outstanding	4,323,623	4,743,750	17,796,895	4,732,721
Basic and diluted net income (loss) per ordinary share	$(0.18)	$(0.18)	$0.15	$0.15

The Class A ordinary shares issued upon conversion of the founder Class B ordinary shares are non-redeemable (see Note 8).

Stock Compensation Expense

The Company accounts for stock-based compensation expense in accordance with ASC 718, “Compensation — Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date and recognized over the requisite service period. To the extent a stock-based award is subject to a performance condition, the amount of expense recorded in a given period, if any, reflects an assessment of the probability of achieving such performance condition, with compensation recognized once the event is deemed probable to occur. Forfeitures are recognized as incurred. The Company has not recognized any stock-based compensation expense during the three and nine months ended September 30, 2024 and 2023.

Accounting Standards Recently Implemented

In August 2020, the FASB issued ASU No. 2020-06 Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”). ASU 2020-06 simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU is part of the FASB’s simplification initiative, which aims to reduce unnecessary complexity in GAAP. The ASU’s amendments are effective for smaller reporting companies for fiscal years beginning after December 15, 2023, and

BLUE OCEAN ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

interim periods within those fiscal years. The Company adopted ASU 2020-06 on January 1, 2024. The Company’s management does not believe that the adoption of ASU 2020-06 had a material impact on the Company’s unaudited condensed financial statements and disclosures.

Recently Issued Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. PUBLIC OFFERING

Pursuant to the Public Offering, the Company sold 16,500,000 Units at $10.00 per Unit. On December 9, 2021, the underwriters fully exercised the over-allotment option and purchased 2,475,000 Units at a price of $10.00 per Unit, generating gross proceeds of $24,750,000. Each Unit consists of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant. Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per whole share (see Note 7).

An Anchor Investor unaffiliated with any member of our management team purchased an aggregate of 1,895,602 of the Units sold in the Public Offering. These Units purchased by Apollo in this offering are not subject to any agreements restricting their transfer. Further, Apollo purchased 175,000 founder shares at $0.0058 per share.

The Company considers the excess fair value of the Founder Shares issued to the Anchor Investor above the purchase price as offering costs and will reduce the gross proceeds by this amount. The Company has valued the excess fair value over consideration of the founder shares offered to the Anchor Investor at $1,248,100. The excess of the fair value over consideration of the Founder Shares was determined to be an offering cost in accordance with Staff Accounting Bulletin Topic 5A and 5T and were allocated to shareholders’ equity and expenses upon the completion of the Public Offering.

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of Public Offering, the Sponsor and Anchor Investor purchased an aggregate of 8,235,000 Private Placement Warrants at a price of $1.00 per warrant. On December 9, 2021, the Company consummated the sale of additional 990,000 Private Placement Warrants with the Sponsor at a price of $1.00 per Private Placement Warrant, generating total proceeds of $990,000.

Each Private Placement Warrant is identical to the warrants offered in the Public Offering, except there is no redemption rights or liquidating distributions from the trust account with respect to Private Placement Warrants, which will expire worthless if we do not consummate a Business Combination within the Combination Period. A portion of the proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Public Offering held in the Trust Account.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On March 26, 2021, the Company issued an aggregate of 4,312,500 Class B ordinary shares (the “Founder Shares”) to the Sponsor for an aggregate purchase price of $25,000. On December 2, 2021, the Company effected a share capitalization of an additional 431,250 Class B ordinary shares, resulting in an aggregate of 4,743,750 Class B ordinary shares outstanding. All share and per-share amounts have been retroactively restated to reflect the share capitalization.

BLUE OCEAN ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

On June 21, 2024, the Company issued an aggregate of 4,353,749 Class A ordinary shares to the Sponsor upon the conversion of an equal number of Class B ordinary shares and an aggregate of 390,000 Class A ordinary shares to Norman Pearlstine, Joel Motley, Matt Goldberg, Priscilla Han, Apollo Credit Strategies Master Fund Ltd. and other holders of the Company’s Class B ordinary shares upon the conversion of an equal number of Class B ordinary shares. The Class A ordinary shares issued in connection with the Conversion are subject to the same restrictions applicable to the Class B ordinary shares prior to the Conversion, including, among other things, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial business combination. Following the Conversion, the Company had a total of 6,585,699 Class A ordinary shares outstanding, of which 1,841,950 were redeemable Class A ordinary shares, and one Class B ordinary share outstanding.

The Sponsor and Anchor Investor have agreed not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination or (B) subsequent to our initial Business Combination (x) if the last reported sale price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, consolidations, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial Business Combination or (y) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our Public Shareholders having the right to exchange their ordinary shares for cash, securities or other property.

The Anchor Investor has not been granted any shareholder or other rights in addition to those afforded to the Company’s other public shareholders. Further, the Anchor Investor is not required to (i) hold any Units, Class A ordinary shares or warrants purchased in the Public Offering or thereafter for any amount of time, (ii) vote any Class A ordinary shares they may own at the applicable time in favor of the Business Combination or (iii) refrain from exercising their right to redeem their public shares at the time of the Business Combination. The Anchor Investor has the same rights to the funds held in the Trust Account with respect to the Class A ordinary shares underlying the Units they purchased in the Public Offering as the rights afforded to the Company’s other public shareholders.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor, an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon consummation of a Business Combination into warrants at a price of $1.00 per warrant. The warrants will be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. There are no Working Capital Loans outstanding as of September 30, 2024 and December 31, 2023.

Convertible Promissory Note

On June 20, 2023, the Company issued an unsecured convertible promissory note (the ” Promissory Note”) to the Sponsor for borrowings from time to time of up to an aggregate of $1,500,000 which may be drawn by the Company to finance costs incurred in connection with a potential initial business combination and for working capital purposes and/or to finance monthly deposits into the Trust Account for each public share that is not redeemed in connection with the extension of the Company’s termination date from September 7, 2023 to June 7, 2024. On May 30, 2024, in connection with the extension of the date by which the Company must consummate a business combination from July 7, 2024, to December 7, 2024, the Promissory Note was amended to provide for payment on the earlier of the date on which the Company consummates a Business Combination or December 7, 2024. The Promissory Note is interest bearing, at the applicable federal interest rate, compounded per annum, and is payable

BLUE OCEAN ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

on the earlier of (i) December 7, 2024; (ii) the date on which the Company consummates a Business Combination or (iii) the Company liquidates the Trust Account upon the failure to consummate an initial business combination within the requisite time period. Upon consummation of the Company’s initial business combination, the Promissory Note may be converted, at the Sponsor’s discretion, into private placement warrants at a price of $1.00 per warrant. The warrants will be identical to the Private Placement Warrants. As of September 30, 2024 and December 31, 2023, the outstanding principal balance including interest under the Promissory Note amounted to an aggregate of $1,478,375 and $1,095,833, respectively. Interest expense amounted to $16,700 and $50,658 for the three and nine months ended September 30, 2024, respectively. Interest expense amounted to $5,368 for the three and nine months ended September 30, 2023.

Sponsor Promissory Note

On April 5, 2024, the Company entered into a promissory note with the Sponsor pursuant to which the Sponsor agreed to loan the Company a principal amount equal to $750,000 (the “Sponsor Promissory Note”). The Sponsor Promissory Note is a non-interest bearing, unsecured promissory note which may be drawn down by the Company from time to time to be used for costs and expenses related to the Company’s initial merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination involving the Company and one or more businesses or entities. Pursuant to the terms of the Sponsor Promissory Note, if the Business Combination is not consummated, the Sponsor Promissory Note will be repaid solely to the extent that the Company has funds available to it outside of its Trust Account, and that all other amounts will be contributed to capital, forfeited, eliminated or otherwise forgiven or eliminated. The Sponsor Promissory Note is subject to events of default, the occurrence of any of which automatically triggers the unpaid principal of the Sponsor Promissory Note and all other sums payable with regard to the Sponsor Note becoming immediately due and payable. As of September 30, 2024, the outstanding principal balance under the Sponsor Promissory Note amounted to $704,225.

Administrative Support Agreement

On December 2, 2021, the Company entered into an administrative support agreement with the Sponsor pursuant to which, until the Company’s initial business combination or liquidation, the Company may reimburse an affiliate of the Sponsor up to an amount of $10,000 per month for office space and secretarial and administrative support (the “Administrative Support Agreement”). The Company recognized $30,000 and $90,000 of expense, for each of the three- and nine-month periods ended September 30, 2024 and 2023, respectively, which are included in “General and administrative expenses” in the accompanying condensed statements of operations. At September 30, 2024 and December 31, 2023 the outstanding balance under the Administrative Support Agreement was $320,000 and $230,000, respectively.

Consulting Agreements

The Company and Mr. Leggett entered into a consulting agreement on October 11, 2022, as amended July 31, 2023 (the “Leggett Consulting Agreement”). Under the Leggett Consulting Agreement, Mr. Leggett is entitled to $20,000 per month for certain services Mr. Leggett provides to the Company and its affiliates. Mr. Leggett is separately entitled under the Leggett Consulting Agreement to a success bonus of $250,000 to be paid within 10 business days of the close of the business combination, subject to a reduction by $17,500 for each month in which the Company pays Mr. Leggett a consulting service fee under the Leggett Consulting Agreement. The Company and Mr. Lasov entered into a consulting agreement on November 22, 2022, as amended July 31, 2023 (the “Lasov Consulting Agreement”). Under the Lasov Consulting Agreement, Mr. Lasov is entitled to $32,500 per month for certain services Mr. Lasov provides to the Company and its affiliates. Mr. Lasov is separately entitled under the Lasov Consulting Agreement to a success bonus of $150,000 to be paid within 10 business days of the close of the business combination, subject to a reduction by the amount of each consulting service fee paid to Mr. Lasov by the Company under the Lasov Consulting Agreement. Mr. Leggett agreed that as of April 1, 2024, to reduce his monthly service fee under the Leggett Consulting Agreement to $5,000 per month, of which $2,500 will be deducted from his success bonus. The Company recognized an aggregate expense of $112,500 and $382,500, respectively, for the

BLUE OCEAN ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

three and nine months ended September 30, 2024, which are included in “General and administrative” expenses in the accompanying condensed statements of operations. The Company recognized $157,500, during the three and nine months ended September 30, 2023, which are included in “General and administrative” expenses in the accompanying condensed statements of operations. The aggregate amount due of $115,000 and $52,500 are included in “Accounts payable and accrued expenses” on the accompanying condensed balance sheets at September 30, 2024 and December 31, 2023, respectively.

As of September 30, 2024, the Company is obligated to pay a success bonus of $77,500 to Mr. Leggett upon the consummation of a business combination. The Company is no longer obligated to pay a success bonus to Mr. Lasov, as the amounts previously expensed under his agreement has exceeded the bonus amount.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of the Working Capital Loans (and in each case holders of their component securities, as applicable) are entitled to registration rights pursuant to the Registration Rights Agreement, effective December 2, 2021, which requires the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to our Class A ordinary shares). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriter’s Agreement

The Company paid a cash underwriting discount of 2.00% of the gross proceeds of the Public Offering, or $3,795,000 due to the exercise of the over-allotment option in full. In addition, the underwriter is entitled to a deferred fee of three and a half percent (3.50%) of the gross proceeds of the Public Offering, or $6,641,250. The deferred fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. The underwriter has reimbursed the Company for $550,000 for offering expenses. The reimbursement of these costs has been accounted for as a reduction to offering costs of the Public Offering.

NOTE 7. WARRANTS

The Company accounted for the 18,712,500 warrants issued in connection with the Public Offering (the 9,487,500 Public Warrants and the 9,225,000 Private Placement Warrants) in accordance with the guidance contained in ASC 815. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant much be recorded as a liability. Accordingly, the Company has classified each warrant as a liability at its fair value. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of operations.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable 30 days after the consummation of a Business Combination. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the

BLUE OCEAN ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 7. WARRANTS (cont.)

Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No Public Warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their Public Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available.

The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, it will use its best efforts to file with the SEC a registration statement registering the issuance, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the Public Warrants. The Company will use its best efforts to file with the SEC a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the Warrant Agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00.

Once the warrants become exercisable, the Company may redeem the Warrants for redemption:

•        in whole and not in part;

•        at a price of $0.01 per Public Warrant;

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder and

•        if, and only if, the reported last sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described) for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants as described above unless an effective registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00.

Once the Warrants become exercisable, the Company may redeem the Warrants for redemption:

•        in whole and not in part;

•        at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table based on the redemption date and the “fair market value” of our Class A ordinary shares;

•        if, and only if, the Reference Value (as defined above under “Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00”) equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant); and

BLUE OCEAN ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 7. WARRANTS (cont.)

•        if the Reference Value is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant), the Private Placement Warrants must also concurrently be called for redemption on the same terms as the outstanding Public Warrants, as described above.

If and when the Public Warrants become redeemable by the Company, the Company may not exercise its redemption right if the issuance of shares of ordinary shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification.

The exercise price and number of Class A ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless. If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the Warrant Agreement. The exercise price and number of shares of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A ordinary shares (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination on the date of the consummation of such initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants included in the Units sold in the Public Offering, except that the Private Placement Warrants and the shares of ordinary shares issuable upon the exercise of the Private Placement Warrants are not transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants are exercisable on a cashless basis and are non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

BLUE OCEAN ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 8. SHAREHOLDERS’ DEFICIT

Preferred Shares — The Company is authorized to issue 1,000,000 shares of $0.0001 par value preferred shares. On September 30, 2024 and December 31, 2023, there were no preferred shares issued or outstanding.

Class A Ordinary shares — The Company is authorized to issue up to 200,000,000 Class A, $0.0001 par value ordinary shares. Holders of the Company’s ordinary shares are entitled to one vote for each share.

Class B Ordinary shares — The Company is authorized to issue up to 20,000,000 Class B, $0.0001 par value ordinary shares. Holders of the Company’s ordinary shares are entitled to one vote for each share. On December 2, 2021, the Company effected a share capitalization of an additional 431,250 Class B ordinary shares, resulting in an aggregate of 4,743,750 Class B ordinary shares outstanding.

Holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all other matters submitted to a vote of shareholders, except as required by law; provided that only holders of Class B ordinary shares have the right to vote for the election of directors prior to the Company’s initial Business Combination.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment for share sub-divisions, share dividends, rights issuances, consolidations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts issued and related to the closing of the initial Business Combination, the ratio at which the Class B ordinary shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of all shares issued and outstanding plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with the initial Business Combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination. The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for the Company’s Class A ordinary shares issued in a financing transaction in connection with the initial business combination, including but not limited to a private placement of equity or debt.

On June 21, 2024, pursuant to the terms of the Amended and Restated Memorandum and Articles of Association of the Company, the Sponsor and certain directors, of the Company elected to convert an aggregate of 4,353,749 and 390,000, respectively, of outstanding Class B ordinary shares, par value $0.0001 per share on a one-for-one basis into non-redeemable Class A ordinary shares, par value $0.0001 per share of the Company, with immediate effect. The non-redeemable Class A Ordinary Shares issued in connection with the conversion are subject to the same restrictions as applied to the Class B ordinary shares before the conversion, including, and among other things, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of a Business Combination as described in the prospectus for the Company’s IPO. The Company modified its balance sheet and statements of shareholders’ equity to reflect the impact of these conversions. Following such conversion, as of September 30, 2024, the Company had an aggregate of 4,743,749 non-redeemable Class A ordinary shares and one Class B ordinary share issued and outstanding.

Pursuant to and concurrently with the Public Offering, the Company sold 18,975,000 Units. In connection with the Extraordinary General Meeting and Second Extension Meeting, the shareholders of record were provided the opportunity to exercise their redemption rights. On June 3, 2024 and September 5, 2023, holders of 4,315,265 and 12,817,785 Class A ordinary shares, respectively, exercised their right to redemption. Following the redemptions, as of September 30, 2024, the Company had a total of 1,841,950 Class A ordinary shares outstanding subject to possible redemption (see Note 2).

BLUE OCEAN ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 8. SHAREHOLDERS’ DEFICIT (cont.)

On August 21, 2024, the Company received a deficiency letter from NASDAQ relating to non-compliance with NASDAQ’s listing requirement which requires the Company to have at least 400 total holders for the continued listing on the NASDAQ. The Company had until October 7, 2024 to submit a plan to regain compliance with the minimum public holders rule. On October 4, 2024, the Company submitted to NASDAQ a plan to regain compliance with the minimum public holders rule.

NOTE 9. FAIR VALUE MEASUREMENTS

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis on September 30, 2024 and December 31, 2023, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	September 30, 2024	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Cash held in Trust Account	$21,172,263	$21,172,263	$—	$—
Liabilities:
Warrant liabilities – Public Warrants	$152,749	$—	$152,749	$—
Warrant liabilities – Private Placement Warrants	$148,523	$—	$—	$148,523
	December 31, 2023	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Cash held in Trust Account	$67,214,745	$67,214,745	$—	$—
Liabilities:
Warrant liabilities – Public Warrants	$189,750	$—	$189,750	$—
Warrant liabilities – Private Placement Warrants	$184,500	$—	$—	$184,500

The Warrants are accounted for as liabilities in accordance with ASC 815 and are presented within warrant liabilities on the condensed balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the condensed statements of operations. Transfers to/from Levels 1, 2 and 3 are recognized at the beginning of the reporting period in which a change in valuation technique or methodology occurs.

The Private Placement Warrants were valued using a Black-Scholes option pricing model, which is considered to be a Level 3 fair value measurement. The key inputs into the Black-Scholes option pricing model for the Private Placement Warrants were as follows as of September 30, 2024:

Input	September 30, 2024	December 31, 2023
Risk-free interest rate	3.81%	3.88%
Expected term (years)	4.25	4.78
Expected volatility	0%	0%
Exercise price	$11.50	$11.50
Fair value of Class A ordinary shares	$11.43	$10.78

BLUE OCEAN ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 9. FAIR VALUE MEASUREMENTS (cont.)

The Company’s use of the Black-Scholes option pricing model required the use of subjective assumptions:

•        The risk-free interest rate assumption was based on the U.S. Treasury Constant Maturity rate for the expected term of the warrants.

•        The expected term was determined utilizing a probability weighted term input to be consistent with the stock price and volatility inputs which are reflective of the probability of successful merger.

•        The expected volatility assumption was based on the implied volatility solved by calibrating the warrant value output from a Binomial Lattice based model to the publicly observed, traded price on each valuation date. An increase in the expected volatility, in isolation, would result in an increase in the fair value measurement of the warrant liabilities and vice versa.

•        The fair value of one Class A ordinary share is the publicly-traded stock price.

The following table presents the changes in the fair value of the Company’s Level 3 financial instruments that are measured at fair value:

Fair value as of December 31, 2022	$691,875
Change in fair value	139,298
Fair value as of March 31, 2023	$831,173
Change in fair value	(433,575)
Fair value as of June 30, 2023	$397,598
Change in fair value	119,925
Fair value as of September 30, 2023	$517,523
Change in fair value	(333,023)
Fair value as of December 31, 2023	$184,500
Change in fair value	(7,380)
Fair value as of March 31, 2024	$177,120
Change in fair value	(34,132)
Fair value as of June 30, 2024	$142,988
Change in fair value	5,535
Fair value as of September 30, 2024	$148,523

NOTE 10. SUBSEQUENT EVENTS

Management of the Company evaluated events that have occurred after the balance sheet date through the date the financial statements were issued. Based upon this review, other than below, management did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements.

In accordance with the Second Extension Amendment, on October 1, 2024, and November 1, 2024, the Company deposited $30,000 into the Trust account, which extended the deadline to November 7, 2024 and December 7, 2024, respectively.

The Company borrowed an additional $170,980 under the TNL Working Capital Note through November 21, 2024.

On October 23, 2024, contemporaneously with the execution of the amendment to the Merger Agreement (see Note 1), the Company, Sponsor and TNL Mediagene entered into an amendment to the amended and restated letter agreement dated June 6, 2023, to provide that the Sponsor shall forfeit 2,208,859 Founder Shares and 50% of the Private Placement Warrants immediately prior to the close of the Merger, subject in each case, to adjustment based on the amount of minimum balance sheet cash calculated in accordance with the Merger Agreement.

BLUE OCEAN ACQUISITION CORP
CONDENSED BALANCE SHEETS

	June 30, 2024	December 31, 2023
	(Unaudited)
Assets
Current Assets:
Cash	$60,159	$61,977
Prepaid expenses and other assets	89,169	66,214
Total current assets	149,328	128,191
Non-current assets
Cash held in trust account	20,811,005	67,214,745
Total assets	$20,960,333	$67,342,936
Liabilities, Redeemable Class A ordinary shares and Shareholders’ Deficit
Current Liabilities:
Accounts payable and accrued expenses	$4,989,007	$2,857,214
Accounts payable – Related Party	290,000	230,000
Promissory note, convertible – Related Party	1,461,675	1,095,833
Promissory note – Related Party	425,306	—
Promissory note	249,906	149,946
Total current liabilities	7,415,894	4,332,993
Accrued offering costs, non-current	806,823	806,823
Warrant liabilities	290,044	374,250
Deferred underwriting fee payable	6,641,250	6,641,250
Total liabilities	15,154,011	12,155,316
Commitments
Class A ordinary shares subject to possible redemption; 1,841,950 and 6,157,215 shares issued and outstanding at redemption value of $11.30 and $10.92 as of June 30, 2024 and December 31, 2023, respectively	20,811,005	67,214,745
Shareholders’ Deficit:
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; none outstanding	—	—
Class A ordinary shares, $0.0001 Par Value; 200,000,000 shares authorized; 4,743,749 and zero shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively (excluding 1,841,950 and 6,157,215 shares subject to possible redemption, respectively)	474	—
Class B ordinary shares, $0.0001 Par Value; 20,000,000 shares authorized; one and 4,743,750 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	—	474
Additional paid-in capital	—	—
Accumulated deficit	(15,005,157)	(12,027,599)
Total shareholders’ deficit	(15,004,683)	(12,027,125)
Total Liabilities and Shareholders’ Deficit	$20,960,333	$67,342,936

The accompanying notes are an integral part of the unaudited condensed financial statements.

BLUE OCEAN ACQUISITION CORP
UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	For The Three Months Ended June 30, 2024	For The Six Months Ended June 30, 2024	For The Three Months Ended June 30, 2023	For The Six Months Ended June 30, 2023
General and administrative expenses	1,712,516	2,697,805	2,298,234	$2,606,637
Loss from operations	(1,712,516)	(2,697,805)	(2,298,234)	(2,606,637)

Other Income (expense):
Interest earned on cash and marketable securities held in Trust Account	711,332	1,588,006	1,740,574	3,878,696
Unrealized gain on marketable securities held in Trust Account	—	—	577,612	670,104
Change in fair value of warrant liabilities	69,236	84,206	879,488	596,929
Interest expense	(31,327)	(33,958)	—	—
Net income (loss)	(963,275)	(1,059,551)	899,440	2,539,092
Weighted average shares outstanding of Class A ordinary shares, subject to possible redemption	4,971,703	5,564,459	18,975,000	18,975,000
Basic and diluted net income (loss) per ordinary share, Class A ordinary shares, subject to possible redemption	(0.10)	(0.10)	0.04	0.11
Weighted average shares outstanding of non-redeemable Class A ordinary shares and Class B ordinary shares	4,743,750	4,743,750	4,743,750	4,743,750
Basic and diluted net income (loss) per ordinary share, non-redeemable Class A ordinary shares and Class B ordinary shares	(0.10)	(0.10)	0.04	0.11

The accompanying notes are an integral part of the unaudited condensed financial statements.

BLUE OCEAN ACQUISITION CORP
UNAUDITED CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT
FOR THE SIX MONTHS ENDED JUNE 30, 2024

	Class A Ordinary shares		Class B Ordinary shares		Additional Paid in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount	Shares	Amount
Balance – December 31, 2023	—	—	4,743,750	$474	—	$(12,027,599)	$(12,027,125)
Accretion of Class A ordinary shares to redemption value	—	—	—	—	—	(1,056,674)	(1,056,674)
Net loss	—	—	—	—	—	(96,276)	(96,276)
Balance – March 31, 2024	—	—	4,743,750	474	$—	(13,180,549)	(13,180,075)
Accretion of Class A ordinary shares to redemption value						(861,333)	(861,333)
Conversion of Class B Ordinary Shares	4,743,749	474	(4,743,749)	(474)		—	—
Net loss						(963,275)	(963,275)
Balance – June 30, 2024	4,743,749	474	1	$—	$—	$(15,005,157)	$(15,004,683)

BLUE OCEAN ACQUISITION CORP.
UNAUDITED CONDENSED STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT
FOR THE SIX MONTHS ENDED JUNE 30, 2023

	Class B Ordinary shares		Additional Paid in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount
Balance – December 31, 2022	4,743,750	$474	—	$(8,675,042)	$(8,674,568)
Accretion of Class A ordinary shares to redemption value	—	—	—	(2,230,614)	(2,230,614)
Net Income	—	—	—	1,639,651	1,639,651
Balance – March 31, 2023	4,743,750	474	—	(9,266,005)	(9,265,531)
Accretion of Class A ordinary shares to redemption value				(1,487,013)	(1,487,013)
Net Income				899,440	899,440
Balance – June 30, 2023	4,743,750	$474	$—	$(9,853,578)	$(9,853,104)

The accompanying notes are an integral part of the unaudited condensed financial statements.

BLUE OCEAN ACQUISITION CORP
UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	For The Six Months Ended June 30,
	2024	2023
Cash Flow from Operating Activities:
Net income (loss)	$(1,059,551)	$2,539,092
Adjustments to reconcile net income(loss) to net cash used in operating activities:
Interest earned on cash held in Trust Account	(1,588,006)	(3,878,696)
Unrealized gain on marketable securities held in Trust Account	—	(670,104)
Interest expense	33,958	—
Change in fair value of warrant liabilities	(84,206)	(596,929)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(22,955)	86,018
Accounts payable and accrued expenses	2,131,792	1,908,365
Accounts Payable – Related Party	60,000	60,000
Net cash used in operating activities	(528,968)	(552,254)

Cash flows from investing activities:
Cash deposited in Trust Account	(330,000)	—
Cash withdrawn from Trust Account for redemptions	48,321,747	—
Net cash provided by investing activities	47,991,747	—

Cash flows from financing activities:
Proceeds from convertible promissory note payable	331,884	350,000
Proceeds from promissory notes payable	525,266	—
Payments to redeeming shareholders	(48,321,747)	—
Net cash (used in) provided by financing activities	(47,464,597)	350,000
Net change in cash	(1,818)	(202,254)
Cash at the beginning of the period	61,977	627,628
Cash at the end of the period	$60,159	$425,374

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Conversion of Class B ordinary shares to Class A ordinary shares	4,743,749	$—
Accretion of ordinary shares subject to redemption	$1,918,007	$3,717,482

The accompanying notes are an integral part of the unaudited condensed financial statements.

BLUE OCEAN ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Blue Ocean Acquisition Corp (the “Company”) is a blank check company incorporated in the Cayman Islands on March 26, 2021. The Company was formed for the purpose of effectuating a merger, capital share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses (the “Business Combination”). The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

On June 6, 2023, the Company entered into an agreement and plan of merger (the “Original Merger Agreement”) with TNL Mediagene (formerly, “The News Lens Co., Ltd.”), a Cayman Islands exempted company and TNLMG (formerly “TNL Mediagene”), a Cayman Islands exempted company and wholly owned subsidiary of TNL Mediagene (“Merger Sub”), as amended by the Amendment to the Agreement and Plan of Merger, dated as of May 29, 2024 (the “Amendment” and together with the Original Merger Agreement, the “Merger Agreement”). On the terms and subject to the conditions set forth in the Merger Agreement, the parties thereto will enter into a business combination transaction pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of TNL Mediagene (the “Merger”).

As of June 30, 2024, the Company had not yet commenced any operations. All activity through June 30, 2024, relates to the Company’s formation and the initial public offering (the “Public Offering”) which is described below, and subsequent to the Public Offering, identifying a target for a Business Combination, including the negotiation of the Merger Agreement. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s Public Offering was declared effective on December 6, 2021 (the “Effective Date”). On December 7, 2021, the Company consummated the Public Offering of 16,500,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units offered, the “Public Shares”), generating gross proceeds of $165,000,000 which is described in Note 3. Each Unit consists of one Class A ordinary share of the Company and one-half of one redeemable warrant (the “Public Warrants”). On December 9, 2021, the underwriters fully exercised the over-allotment option and purchased 2,475,000 units (the “Over-Allotment Option Units”) at a price of $10.00 per Over-Allotment Option Unit, generating gross proceeds of $24,750,000.

Simultaneously with the closing of the Public Offering, the Company consummated the sale of 8,235,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant that closed in a private placement to Blue Ocean Sponsor LLC (the “Sponsor”) and Apollo SPAC Fund I, L.P. (“Apollo” or “Anchor Investor”) simultaneously with the closing of the Public Offering (see Note 4). On December 9, 2021, the Company consummated the sale of additional 990,000 Private Placement Warrants (the “Additional Private Placement Warrants”) with the Sponsor at a price of $1.00 per Private Placement Warrant, generating total proceeds of $990,000.

Transaction costs amounted to $12,517,335, consisting of $3,795,000 in cash underwriting fees, $6,641,250 of deferred underwriting fees, $1,248,100 of offering costs related to the fair value of the Founder Shares sold to Anchor Investor, and $832,985 of other offering costs.

Following the closing of the Public Offering, the sale of the Private Placement Warrants, the sale of the Over-Allotment Option Units and the sale of the Additional Private Placement Shares, an amount of $193,545,000 ($10.20 per Public Unit) was placed in a trust account (the “Trust Account”), located in the United States and will be invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

BLUE OCEAN ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Extraordinary General Meeting and Redemption of Class A Shares

On August 29, 2023, shareholders of the Company held an extraordinary general meeting of shareholders (the “Extraordinary General Meeting”) in lieu of the 2023 annual general meeting of the shareholders of the Company. At the Extraordinary General Meeting, the Company’s shareholders approved the proposal to amend the Company’s Amended and Restated Memorandum and Articles of Association to give the Company the right to extend the date by which it has to consummate a business combination from September 7, 2023 to June 7, 2024, by depositing into the Trust Account $60,000 for each of the nine subsequent one-month extensions. In connection therewith the shareholders of record were provided the opportunity to exercise their redemption rights (the “Extension Amendment”). Holders of 12,817,785 Class A ordinary shares exercised their right to redemption at a per share redemption price of approximately $10.67. On September 5, 2023, a total of $136,786,445 in redemption payments were made in connection with this redemption. Following the redemption, the Company had a total of 6,157,215 Class A ordinary shares outstanding.

On May 29, 2024, shareholders of the Company held an Extraordinary General Meeting of shareholders in lieu of the 2024 annual general meeting of the shareholders of the company (the “Second Extension Meeting”). At the Second Extension Meeting, the Company’s shareholders approved the proposal to amend the Company’s Amended and Restated Memorandum and Articles of Association to give the Company the right to further extend the date by which it has to consummate a business combination from June 7, 2024 to December 7, 2024, by depositing into the Trust Account $30,000 for each of the six subsequent one-month extensions. In connection therewith the shareholders of record were provided the opportunity to exercise their redemption rights (the “Second Extension Amendment”). Holders of 4,315,265 Class A ordinary shares exercised their right to redemption at a per share redemption price of approximately $11.20. On June 3, 2024, a total of $48,321,747 in redemption payments were made in connection with this redemption. Following the redemption, the Company had a total of 1,841,950 Class A ordinary shares outstanding.

On January 24, 2024, the SEC issued final rules (the “SPAC Rules”) relating to, among other things, disclosures in business combination transactions between special purpose acquisition companies (“SPACs”) such as us and private operating companies; the condensed financial statement requirements applicable to transactions involving shell companies; and the use of projections by SPACs in SEC filings in connection with proposed business combination transactions. In connection with the issuance of the SPAC Rules, the SEC also issued guidance (the “SPAC Guidance”) regarding the potential liability of certain participants in proposed business combination transactions and the extent to which SPACs could become subject to regulation under the Investment Company Act of 1940, as amended (“Investment Company Act”) based on certain facts and circumstances such as duration, asset composition, sources of income, business purpose and activities of the SPAC and its management team in furtherance of such goals.

To mitigate the risk of us being deemed to be an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act) and thus subject to regulation under the Investment Company Act, in November 2023, the Company instructed Continental Stock Transfer & Trust Company, the trustee with respect to the Trust Account, to liquidate the U.S. government treasury obligations or money market funds held in the Trust Account and thereafter deposited the cash from the liquidation of the trust assets into an interest-bearing demand deposit account until the earlier of the consummation of the initial Business Combination or the Company’s liquidation, with Continental Stock Transfer & Trust Company continuing to act as trustee. As a result, following such liquidation, we would receive minimal interest, if any, on the funds held in the trust account, which would reduce the dollar amount our public shareholders would receive upon any redemption or liquidation of the Company.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. NASDAQ rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less any deferred underwriting commissions and taxes payable

BLUE OCEAN ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

on interest earned on the Trust Account) at the time of the signing a definitive agreement to enter a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its holders of the outstanding Public Shares (the “public shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company may seek shareholder approval of a Business Combination at a meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination. The Company will proceed with a Business Combination only if TNL Mediagene has net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Memorandum and Articles of Association provides that, a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.

The public shareholders will be entitled to redeem their shares for a pro rata portion of the amount then in the Trust Account (initially $10.20 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to shareholders who redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter (as discussed in Note 7). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. These Class A ordinary shares are recorded at a redemption value and classified as temporary equity in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity” (“ASC 480”).

If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Memorandum and Articles of Association, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (the “SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The Company’s Sponsor and Apollo have agreed (a) to vote their Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Public Offering in favor of a Business Combination, (b) not to propose an amendment to the Company’s Memorandum and Articles of Association with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting Public Shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the Founder Shares) into the right to receive cash from the Trust Account in connection with a shareholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek shareholder approval in connection therewith) or a vote to amend the provisions of the Amended and Restated Memorandum and Articles of Association relating to shareholders’ rights of pre-Business Combination activity and (d) that the Founder Shares shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Sponsor and Apollo will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Public Offering if the Company fails to complete its Business Combination.

BLUE OCEAN ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to us to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of applicable law.

The underwriter has agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Public Offering price per Unit ($10.00).

The Sponsor and Apollo have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares and Private Placement Warrants it will receive if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor, Apollo or any of their respective affiliates acquire Public Shares, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period.

In order to protect the amounts held in the trust, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.20 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the day of liquidation of the Trust Account, if less than $10.20 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriter of Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy their indemnity obligations and believe that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure its shareholders that the Sponsor would be able to satisfy those obligations. None of the Company’s officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Business Combination

On June 6, 2023, the Company entered into an agreement and plan of merger (the “Original Merger Agreement”) with TNL Mediagene (formerly “The News Lens Co., Ltd.”) a Cayman Islands exempted company and TNLMG (formerly “TNL Mediagene”), a Cayman Islands exempted company and wholly owned subsidiary of TNL Mediagene (“Merger Sub”), as amended by the Amendment to the Agreement and Plan of Merger dated as of May 29, 2024 (the “Amendment” and together with the Original Merger Agreement, the “Merger Agreement”).

BLUE OCEAN ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

On the terms and subject to the conditions set forth in the Merger Agreement, the parties thereto will enter into a business combination transaction pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of TNL Mediagene (the “Merger”).

At the closing of the Transactions (the “Closing”), by virtue of the Merger, the outstanding shares and warrants will be canceled and converted into the right to receive equivalent shares and warrants of TNL Mediagene, and TNL Mediagene is expected to be the publicly traded company with its ordinary shares and warrants listed on The Nasdaq Stock Market LLC (“Nasdaq”).

On May 29, 2024, the Company, TNL Mediagene and Merger Sub executed the Amendment to the Merger Agreement to extend the date to complete the Merger from June 7, 2024 to December 7, 2024.

Liquidity, Capital Resources and Going Concern

As of June 30, 2024 and December 31, 2023, the Company had $60,159 and $61,977 in its operating bank account, respectively, and had a working capital deficiency of $7,266,566 and $4,204,802, respectively.

The Company’s liquidity needs to date have been satisfied through a payment of $25,000 from the Sponsor to purchase the Founder Shares, an initial loan of $165,340 from the Sponsor, and the proceeds from the consummation of the Private Placement not held in the Trust Account of $2.2 million. The Company repaid the initial loan from the Sponsor in full on December 6, 2021. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (as defined in Note 5). As of June 30, 2024 and December 31, 2023, there were no amounts outstanding under any Working Capital Loans.

On June 20, 2023, the Company entered into a Promissory Note, (as defined in Note 5) with the Sponsor pursuant to which the Sponsor agreed to loan the Company up to an aggregate principal amount of up to $1,500,000. The Promissory Note is payable on the earlier of the date on which the Company consummates a Business Combination or June 7, 2024. On May 30, 2024, the Promissory Note was amended to extend the maturity date to December 7, 2024. Upon the consummation of the Business Combination, the Sponsor will have the option, but not the obligation, to convert the entire principal balance of the Promissory Note, in whole or in part, into private placement warrants of the post-business combination entity at a price of $1.00 per warrant. The terms of such private placement warrants (if issued) will be identical to the terms of the private placement warrants issued by the Company in connection with the IPO. The Promissory Note is subject to customary events of default, the occurrence of any of which automatically triggers the unpaid principal and interest balance of the Promissory Note and all other sums payable with regard to the Sponsor Note becoming immediately due and payable. As of June 30, 2024 and December 31, 2023, the outstanding principal balance including interest under the Promissory Note amounted to an aggregate of $1,461,675 and 1,095,833, respectively.

On August 3, 2023, the Company issued an unsecured promissory note to TNL Mediagene with a principal amount available of up to $400,000, which was later amended and restated on July 15, 2024 to increase the aggregate principal amount available for drawdowns to up to $650,000 (as amended and restated, the “TNL Working Capital Note”). Borrowings under the TNL Working Capital Note are available on a monthly basis in increments of at least $25,000 and no more than $32,000 for any individual month and for any earlier individual months in which no borrowings were requested during the term of the TNL Working Capital Note. For the avoidance of doubt, requests by the Company to TNL Mediagene for borrowings under the TNL Mediagene Working Capital Note corresponding to months in which the Company did not previously request any borrowings are permitted to exceed $32,000 in aggregate. The monthly borrowings will be available until the earlier of (i) December 7, 2024, (ii) the date of consummation of the Merger, (iii) termination of the Merger Agreement and (iv) termination of the note by TNL Mediagene upon thirty days written notice by the Company. The TNL Working Capital Note is a non-interest bearing, unsecured promissory note that will not be repaid in the event that the Merger Agreement is terminated prior to consummation of the Business Combination. The TNL Working Capital Note will be paid on the date on which the Company consummates the transactions contemplated by the Merger Agreement. The TNL Working

BLUE OCEAN ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Capital Note is subject to events of default, the occurrence of any of which automatically triggers the unpaid principal and interest balance of the Promissory Note and all other sums payable with regard to the Sponsor Note becoming immediately due and payable. As of June 30, 2024 and December 31, 2023, the outstanding principal balance under the TNL Working Capital Note amounted to an aggregate of $249,906 and $149,946, respectively.

On April 5, 2024, the Company entered into a promissory note with the Sponsor pursuant to which the Sponsor agreed to loan the Company a principal amount of up to $750,000 (the “Sponsor Promissory Note”). The Sponsor Promissory Note is a non-interest bearing, unsecured promissory note which may be drawn down by the Company from time to time to be used for costs and expenses related to the Company’s initial merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination involving the Company and one or more businesses or entities. Pursuant to the terms of the Sponsor Promissory Note, if the Business Combination is not consummated, the Sponsor Promissory Note will be repaid solely to the extent that the Company has funds available to it outside of its Trust Account, and that all other amounts will be contributed to capital, forfeited, eliminated or otherwise forgiven. The Sponsor Promissory Note is subject to events of default, the occurrence of any of which automatically triggers the unpaid principal of the Sponsor Promissory Note and all other sums payable with regard to the Sponsor Note becoming immediately due and payable. As of June 30, 2024, the outstanding principal balance under the Sponsor Promissory Note amounted to an aggregate of $425,306.

In accordance with the Extension Amendment, on January 2, 2024, February 2, 2024, March 1, 2024, April 1, 2024 and May 1, 2024, the Company deposited $60,000 into the Trust Account in order to effect additional one month extensions, which extended the deadline to June 7, 2024 to consummate the Business Combination. In accordance with the Second Extension Amendment, on June 3, 2024, July 24, 2024 and August 1, 2024, the Company deposited $30,000 into the Trust account, which extended the deadline to September 7, 2024.

Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity from TNL Mediagene, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors to meet its needs through the consummation of a Business Combination. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.

The provisions of FASB ASC Topic 205-40, Presentation of Financial Statements — Going Concern, requires management to assess an entity’s ability to continue as a going concern within one year of the date the financial statements are issued. The Company has until December 7, 2024, to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by the specified period. If a Business Combination is not consummated by December 7, 2024, there will be a mandatory liquidation and subsequent dissolution

The Company’s evaluation of its liquidity condition and the date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern through December 7, 2024. These condensed financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Risks and Uncertainties

Management is currently evaluating the impact of rising interest rates, inflation, the Russia-Ukraine war and the conflict in Israel and Palestine on the industry and has concluded that while it is reasonably possible that any of these could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these unaudited condensed financial statements. The unaudited condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

BLUE OCEAN ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Inflation Reduction Act of 2022

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. Because we may acquire a domestic corporation or engage in a transaction in which a domestic corporation becomes our parent or our affiliate and our securities trade on US stock exchange, we may become a “covered corporation” within the meaning of the IR Act. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Current Report on Form 10-K, as filed with the SEC on March 21, 2024. The interim results for the six months ended June 30, 2024 are not necessarily indicative of the results to be expected for the year ending December 31, 2024 or for any future interim periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and

BLUE OCEAN ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Cash Held in Trust Account

At June 30, 2024 and December 31, 2023, all of the assets held in the Trust Account were held in a demand deposit account. Prior to November 2023, the Trust Account was invested in marketable securities and money market funds.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $60,159 and $61,977 in cash held in its operating account as of June 30, 2024, and December 31, 2023, respectively. The Company did not have any cash equivalents as of June 30, 2024, and December 31, 2023.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2024 and December 31, 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

BLUE OCEAN ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” (“ASC 820”) approximates the carrying amounts represented in the condensed balance sheets, primarily due to their short-term nature.

Fair Value Measurements

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities).

The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1: Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2: Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3: Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

BLUE OCEAN ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Warrant Liabilities

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480 and ASC 815. The assessment considers whether the warrants are freestanding financial instruments, meet the definition of a liability, and whether the warrants meet all of the requirements for equity classification, including whether the warrants are indexed to the Company’s own ordinary shares, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statement of operations.

The Company evaluated the Public Warrants (as defined in Note 7) and the Private Placement Warrants (collectively, the “Warrants”) in accordance with ASC 815, and concluded that a provision in the warrant agreement, dated December 2, 2021 (the “Warrant Agreement”) related to certain tender or exchange offers precludes the Warrants from being accounted for as components of equity. As the Warrants meet the definition of a derivative as contemplated in ASC 815, the Warrants are recorded as derivative liabilities on the condensed balance sheets and measured at fair value at inception (on the date of the IPO) and at each reporting date in accordance with ASC 820 with changes in fair value recognized in the condensed statement of operations in the period of change.

Offering Costs Associated with the Public Offering

The Company complies with the requirements of ASC 340-10-S99-1, SEC Staff Accounting bulletin Topic 5A — “Expenses of Offering”, and SEC Staff Accounting bulletin Topic 5T — “Accounting for Expenses or Liabilities Paid by Principal Stockholder(s)”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the IPO. Offering costs directly attributable to the issuance of an equity contract to be classified in equity are recorded as a reduction of equity. Offering costs for equity contracts that are classified as assets and liabilities are expensed immediately. The Company incurred offering costs amounting to $12,517,335 as a result of the Public Offering (consisting of $3,795,000 of underwriting fees, $6,641,250 of deferred underwriting fees, $1,248,100 for the excess fair value of Founder Shares attributable to the Anchor Investor, and $832,985 of other offering costs). The Company recorded $10,788,729 of offering costs as a reduction of equity in connection with the Class A ordinary shares included in the Units. The Company immediately expensed $480,506 of offering costs in connection with the Warrants that were classified as liabilities.

Class A Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC 480. Ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, Class A ordinary shares subject to possible redemption is presented as temporary equity, outside of the shareholders’ deficit section of the Company’s condensed balance sheets.

BLUE OCEAN ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

As of June 30, 2024 and December 31, 2023, the amount of Class A ordinary shares reflected on the balance sheet are reconciled in the following table:

Class A ordinary shares subject to possible redemption as of December 31, 2022	$196,226,283
Plus
Adjust carrying value to initial redemption value	7,774,907
Less
Shares redeemed in September 2023	(136,786,445)
Class A ordinary shares subject to possible redemption as of December 31, 2023	$67,214,745
Plus
Adjust carrying value to initial redemption value	1,056,674
Less
Class A ordinary shares subject to possible redemption as of March 31, 2024	68,271,419
Plus
Adjust carrying value to initial redemption value	861,333
Less
Shares redeemed in June 2024	(48,321,747)
Class A ordinary shares subject to possible redemption as of June 30, 2024	$20,811,005

Net Income (loss) Per Ordinary Share

Basic income (loss) per ordinary share is computed by dividing net income applicable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the period. Consistent with ASC 480, ordinary shares subject to possible redemption, as well as their pro rata share of undistributed trust earnings consistent with the two-class method, have been excluded from the calculation of income per ordinary share for the six months ended June 30, 2024. Such shares, if redeemed, only participate in their pro rata share of trust earnings. Diluted income per share includes the incremental number of ordinary shares to be issued to settle warrants, as calculated for the six months ended June 30, 2024. The Company did not have any dilutive warrants, securities or other contracts that could potentially be exercised or converted into ordinary shares. As a result, diluted income per ordinary share is the same as income (loss) per ordinary share for all periods presented.

A reconciliation of net income (loss) per ordinary share is as follows:

	For the Three Months ended June 30, 2024		For the Three Months ended June 30, 2023
	Class A – Subject to Redemption	Class A and Class B – non-Redeemable	Class A – Subject to Redemption	Class B
EPS
Numerator: Net Income (Loss)
Allocation of net income (loss)	$(492,938)	$(470,337)	$719,552	$179,888
Denominator: Weighted Average share
Basic and diluted weighted average shares outstanding	4,971,703	4,743,750	18,975,000	4,743,750
Basic and diluted net income (loss) per ordinary share	$(0.10)	$(0.10)	$0.04	$0.04

BLUE OCEAN ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

	For the Six Months ended June 30, 2024		For the Six Months ended June 30, 2023
	Class A – Subject to Redemption	Class A and Class B – Non-redeemable	Class A – Subject to Redemption	Class B
EPS
Numerator: Net Income (Loss)
Allocation of net income (loss)	$(571,955)	$(487,596)	$2,031,274	$507,818
Denominator: Weighted Average share
Basic and diluted weighted average shares outstanding	5,564,459	4,743,750	18,975,000	4,743,750
Basic and diluted net income (loss) per ordinary share	$(0.10)	$(0.10)	$0.11	$0.11

The Class A ordinary shares issued upon conversion of the founder Class B ordinary shares are non-redeemable (see Note 8).

Stock Compensation Expense

The Company accounts for stock-based compensation expense in accordance with ASC 718, “Compensation — Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date and recognized over the requisite service period. To the extent a stock-based award is subject to a performance condition, the amount of expense recorded in a given period, if any, reflects an assessment of the probability of achieving such performance condition, with compensation recognized once the event is deemed probable to occur. Forfeitures are recognized as incurred. The Company has not recognized any stock-based compensation expense during the three and six months ended June 30, 2024 and 2023.

Accounting Standards Recently Implemented

In August 2020, the FASB issued ASU No. 2020-06 Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”). ASU 2020-06 simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU is part of the FASB’s simplification initiative, which aims to reduce unnecessary complexity in GAAP. The ASU’s amendments are effective for smaller reporting companies for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. The Company adopted ASU 2020-06 on January 1, 2024. The Company’s management does not believe that the adoption of ASU 2020-06 had a material impact on the Company’s unaudited condensed financial statements and disclosures.

Recently Issued Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

BLUE OCEAN ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 3. PUBLIC OFFERING

Pursuant to the Public Offering, the Company sold 16,500,000 Units at $10.00 per Unit. On December 9, 2021, the underwriters fully exercised the over-allotment option and purchased 2,475,000 Units at a price of $10.00 per Unit, generating gross proceeds of $24,750,000. Each Unit consists of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant. Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per whole share (see Note 7).

An Anchor Investor unaffiliated with any member of our management team purchased an aggregate of 1,895,602 of the Units sold in the Public Offering. These Units purchased by Apollo in this offering are not subject to any agreements restricting their transfer. Further, Apollo purchased 175,000 founder shares at $0.0058 per share.

The Company considers the excess fair value of the Founder Shares issued to the Anchor Investor above the purchase price as offering costs and will reduce the gross proceeds by this amount. The Company has valued the excess fair value over consideration of the founder shares offered to the Anchor Investor at $1,248,100. The excess of the fair value over consideration of the Founder Shares was determined to be an offering cost in accordance with Staff Accounting Bulletin Topic 5A and 5T and were allocated to shareholders’ equity and expenses upon the completion of the Public Offering.

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of Public Offering, the Sponsor and Anchor Investor purchased an aggregate of 8,235,000 Private Placement Warrants at a price of $1.00 per warrant. On December 9, 2021, the Company consummated the sale of additional 990,000 Private Placement Warrants with the Sponsor at a price of $1.00 per Private Placement Warrant, generating total proceeds of $990,000.

Each Private Placement Warrant is identical to the warrants offered in the Public Offering, except there is no redemption rights or liquidating distributions from the trust account with respect to Private Placement Warrants, which will expire worthless if we do not consummate a Business Combination within the Combination Period. A portion of the proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Public Offering held in the Trust Account.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On March 26, 2021, the Company issued an aggregate of 4,312,500 Class B ordinary shares (the “Founder Shares”) to the Sponsor for an aggregate purchase price of $25,000. On December 2, 2021, the Company effected a share capitalization of an additional 431,250 Class B ordinary shares, resulting in an aggregate of 4,743,750 Class B ordinary shares outstanding. All share and per-share amounts have been retroactively restated to reflect the share capitalization.On June 21, 2024, the Company issued an aggregate of 4,353,749 Class A ordinary shares to the Sponsor upon the conversion of an equal number of Class B ordinary shares and an aggregate of 390,000 Class A ordinary shares to Norman Pearlstine, Joel Motley, Matt Goldberg, Priscilla Han, Apollo Credit Strategies Master Fund Ltd. and other holders of the Company’s Class B ordinary shares upon the conversion of an equal number of Class B ordinary shares. The Class A ordinary shares issued in connection with the Conversion are subject to the same restrictions applicable to the Class B ordinary shares prior to the Conversion, including, among other things, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial business combination. Following the Conversion, the Company had a total of 6,585,699 Class A ordinary shares outstanding, of which 1,841,950 were redeemable Class A ordinary shares, and one Class B ordinary share outstanding.

The Sponsor and Anchor Investor have agreed not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination or (B) subsequent to our initial Business Combination (x) if the last reported sale price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, consolidations,

BLUE OCEAN ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial Business Combination or (y) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our Public Shareholders having the right to exchange their ordinary shares for cash, securities or other property.

The Anchor Investor has not been granted any shareholder or other rights in addition to those afforded to the Company’s other public shareholders. Further, the Anchor Investor is not required to (i) hold any Units, Class A ordinary shares or warrants purchased in the Public Offering or thereafter for any amount of time, (ii) vote any Class A ordinary shares they may own at the applicable time in favor of the Business Combination or (iii) refrain from exercising their right to redeem their public shares at the time of the Business Combination. The Anchor Investor has the same rights to the funds held in the Trust Account with respect to the Class A ordinary shares underlying the Units they purchased in the Public Offering as the rights afforded to the Company’s other public shareholders.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor, an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon consummation of a Business Combination into warrants at a price of $1.00 per warrant. The warrants will be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. There are no Working Capital Loans outstanding as of June 30, 2024 and December 31, 2023.

Convertible Promissory Note

On June 20, 2023, the Company issued an unsecured convertible promissory note (the “ Promissory Note”) to the Sponsor for borrowings from time to time of up to an aggregate of $1,500,000 which may be drawn by the Company to finance costs incurred in connection with a potential initial business combination and for working capital purposes and/or to finance monthly deposits into the Trust Account for each public share that is not redeemed in connection with the extension of the Company’s termination date from September 7, 2023 to June 7, 2024. On May 30, 2024, in connection with the extension of the date by which the Company must consummate a business combination from July 7, 2024, to December 7, 2024, the Promissory Note was amended to provide for payment on the earlier of the date on which the Company consummates a Business Combination or December 7, 2024. The Promissory Note is interest bearing, at the applicable federal interest rate, compounded per annum, and is payable on the earlier of (i) December 7, 2024; (ii) the date on which the Company consummates a Business Combination or (iii) the Company liquidates the Trust Account upon the failure to consummate an initial business combination within the requisite time period. Upon consummation of the Company’s initial business combination, the Promissory Note may be converted, at the Sponsor’s discretion, into private placement warrants at a price of $1.00 per warrant. The warrants will be identical to the Private Placement Warrants. As of June 30, 2024 and December 31, 2023, the outstanding principal balance including interest under the Promissory Note amounted to an aggregate of $1,461,675 and $1,095,833, respectively. Interest expense amounted to $31,327 and $33,958 for the three and six months ended June 30, 2024. There was no interest incurred during the three and six months ended June 30, 2023.

Sponsor Promissory Note

On April 5, 2024, the Company entered into a promissory note with the Sponsor pursuant to which the Sponsor agreed to loan the Company a principal amount equal to $750,000 (the “Sponsor Promissory Note”). The Sponsor Promissory Note is a non-interest bearing, unsecured promissory note which may be drawn down by

BLUE OCEAN ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

the Company from time to time to be used for costs and expenses related to the Company’s initial merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination involving the Company and one or more businesses or entities. Pursuant to the terms of the Sponsor Promissory Note, if the Business Combination is not consummated, the Sponsor Promissory Note will be repaid solely to the extent that the Company has funds available to it outside of its Trust Account, and that all other amounts will be contributed to capital, forfeited, eliminated or otherwise forgiven or eliminated. The Sponsor Promissory Note is subject to events of default, the occurrence of any of which automatically triggers the unpaid principal of the Sponsor Promissory Note and all other sums payable with regard to the Sponsor Note becoming immediately due and payable. As of June 30, 2024, the outstanding principal balance under the Sponsor Promissory Note amounted to $425,306.

Administrative Support Agreement

On December 2, 2021, the Company entered into an administrative support agreement with the Sponsor pursuant to which, until the Company’s initial business combination or liquidation, the Company may reimburse an affiliate of the Sponsor up to an amount of $10,000 per month for office space and secretarial and administrative support (the “Administrative Support Agreement”). The Company recognized $30,000 and $60,000 of expense, for each of the three- and six month periods ended June 30, 2024 and 2023, respectively, which are included in “General and administrative expenses” in the accompanying condensed statements of operations. At June 30, 2024 and December 31, 2023 a total of $290,000 and $230,000, respectively are included in “Accounts payable and accrued expenses”.

Consulting Agreements

The Company and Mr. Leggett entered into a consulting agreement on October 11, 2022, as amended July 31, 2023 (the “Leggett Consulting Agreement”). Under the Leggett Consulting Agreement, Mr. Leggett is entitled to $20,000 per month for certain services Mr. Leggett provides to the Company and its affiliates. Mr. Leggett is separately entitled under the Leggett Consulting Agreement to a success bonus of $250,000 to be paid within 10 business days of the close of the business combination, subject to a reduction by $17,500 for each month in which the Company pays Mr. Leggett a consulting service fee under the Leggett Consulting Agreement. The Company and Mr. Lasov entered into a consulting agreement on November 22, 2022, as amended July 31, 2023 (the “Lasov Consulting Agreement”). Under the Lasov Consulting Agreement, Mr. Lasov is entitled to $32,500 per month for certain services Mr. Lasov provides to the Company and its affiliates. Mr. Lasov is separately entitled under the Lasov Consulting Agreement to a success bonus of $150,000 to be paid within 10 business days of the close of the business combination, subject to a reduction by the amount of each consulting service fee paid to Mr. Lasov by the Company under the Lasov Consulting Agreement. Mr. Lasov has agreed that as of February 1, 2024, he will not be invoicing the Company for services performed under the Lasov Consulting Agreement with the Company. Mr. Leggett has agreed that as of April 1, 2024, he will reduce his monthly service fee under the Leggett Consulting Agreement to $5,000. The Company recognized an aggregate expense of $112,500 and $270,000, respectively, for the three and six months ended June 30, 2024, which are included in “General and administrative” expenses in the accompanying condensed statements of operations. The aggregate amount due of $167,500 and $52,500 are included in “Accounts payable and accrued expenses” on the accompanying condensed balance sheets at June 30, 2024 and December 31, 2023, respectively.

There were no consulting fees incurred during the three and six months ended June 30, 2023, related to these consulting agreements.

As of June 30, 2024, the Company is no longer obligated to pay a success bonus upon the consummation of a business combination, as the amounts previously expensed under these agreements have exceeded the bonus amounts.

BLUE OCEAN ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of the Working Capital Loans (and in each case holders of their component securities, as applicable) are entitled to registration rights pursuant to the Registration Rights Agreement, effective December 2, 2021, which requires the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to our Class A ordinary shares). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriter’s Agreement

The Company paid a cash underwriting discount of 2.00% of the gross proceeds of the Public Offering, or $3,795,000 due to the exercise of the over-allotment option in full. In addition, the underwriter is entitled to a deferred fee of three and a half percent (3.50%) of the gross proceeds of the Public Offering, or $6,641,250. The deferred fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. The underwriter has reimbursed the Company for $550,000 for offering expenses. The reimbursement of these costs has been accounted for as a reduction to offering costs of the Public Offering.

NOTE 7. WARRANTS

The Company accounted for the 18,712,500 warrants issued in connection with the Public Offering (the 9,487,500 Public Warrants and the 9,225,000 Private Placement Warrants) in accordance with the guidance contained in ASC 815. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant much be recorded as a liability. Accordingly, the Company has classified each warrant as a liability at its fair value. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of operations.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable 30 days after the consummation of a Business Combination. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No Public Warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their Public Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available.

The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, it will use its best efforts to file with the SEC a registration statement registering the issuance, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the Public Warrants. The Company will use its best efforts to file with the SEC a registration statement covering the Class A ordinary

BLUE OCEAN ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 7. WARRANTS (cont.)

shares issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the Warrant Agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00.

Once the warrants become exercisable, the Company may redeem the Warrants for redemption:

•        in whole and not in part;

•        at a price of $0.01 per Public Warrant;

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder and

•        if, and only if, the reported last sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described) for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants as described above unless an effective registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00.

Once the Warrants become exercisable, the Company may redeem the Warrants for redemption:

•        in whole and not in part;

•        at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table based on the redemption date and the “fair market value” of our Class A ordinary shares;

•        if, and only if, the Reference Value (as defined above under “Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00”) equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant); and

•        if the Reference Value is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant), the Private Placement Warrants must also concurrently be called for redemption on the same terms as the outstanding Public Warrants, as described above.

BLUE OCEAN ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 7. WARRANTS (cont.)

If and when the Public Warrants become redeemable by the Company, the Company may not exercise its redemption right if the issuance of shares of ordinary shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification.

The exercise price and number of Class A ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless. If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the Warrant Agreement. The exercise price and number of shares of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A ordinary shares (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination on the date of the consummation of such initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants included in the Units sold in the Public Offering, except that the Private Placement Warrants and the shares of ordinary shares issuable upon the exercise of the Private Placement Warrants are not transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants are exercisable on a cashless basis and are non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

BLUE OCEAN ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 8. SHAREHOLDERS’ DEFICIT

Preferred Shares — The Company is authorized to issue 1,000,000 shares of $0.0001 par value, preferred shares. On June 30, 2024 and December 31, 2023, there were no preferred shares issued or outstanding.

Class A Ordinary shares — The Company is authorized to issue up to 200,000,000 Class A, $0.0001 par value, ordinary shares. Holders of the Company’s ordinary shares are entitled to one vote for each share.

Class B Ordinary shares — The Company is authorized to issue up to 20,000,000 Class B, $0.0001 par value, ordinary shares. Holders of the Company’s ordinary shares are entitled to one vote for each share. On December 2, 2021, the Company effected a share capitalization of an additional 431,250 Class B ordinary shares, resulting in an aggregate of 4,743,750 Class B ordinary shares outstanding.

Holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all other matters submitted to a vote of shareholders, except as required by law; provided that only holders of Class B ordinary shares have the right to vote for the election of directors prior to the Company’s initial Business Combination.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment for share sub-divisions, share dividends, rights issuances, consolidations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts issued and related to the closing of the initial Business Combination, the ratio at which the Class B ordinary shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of all shares issued and outstanding plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with the initial Business Combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination. The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for the Company’s Class A ordinary shares issued in a financing transaction in connection with the initial business combination, including but not limited to a private placement of equity or debt.

On June 21, 2024, pursuant to the terms of the Amended and Restated Memorandum and Articles of Association of the Company, the Sponsor and certain directors, of the Company elected to convert an aggregate of 4,353,749 and 390,000, respectively, of outstanding Class B ordinary shares, par value $0.0001 per share on a one-for-one basis into non-redeemable Class A ordinary shares, par value $0.0001 per share of the Company, with immediate effect. The non-redeemable Class A Ordinary Shares issued in connection with the conversion are subject to the same restrictions as applied to the Class B ordinary shares before the conversion, including, and among other things, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of a Business Combination as described in the prospectus for the Company’s IPO. The Company modified its balance sheet and statements of shareholders’ equity to reflect the impact of these conversions. Following such conversion, as of June 30, 2024, the Company had an aggregate of 4,743,749 non-redeemable Class A ordinary shares and one Class B ordinary share issued and outstanding.

Pursuant to and concurrently with the Public Offering, the Company sold 18,975,000 Units. In connection with the Extraordinary General Meeting and Second Extension Meeting, the shareholders of record were provided the opportunity to exercise their redemption rights. On June 3, 2024 and September 5, 2023, holders of 4,315,265 and 12,817,785 Class A ordinary shares, respectively, exercised their right to redemption. Following the redemptions, as of June 30, 2024, the Company had a total of 1,841,950 Class A ordinary shares outstanding subject to possible redemption (see Note 2).

BLUE OCEAN ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 9. FAIR VALUE MEASUREMENTS

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis on June 30, 2024 and December 31, 2023, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	June 30, 2024	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Cash held in Trust Account	$20,811,005	$20,811,005	$—	$—
Liabilities:
Warrant liabilities – Public Warrants	$147,056	$—	$147,056	$—
Warrant liabilities – Private Placement Warrants	$142,988	$—	$—	$142,988
	December 31, 2023	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Marketable securities held in Trust Account	$67,214,745	$67,214,745	$—	$—
Liabilities:
Warrant liabilities – Public Warrants	$189,750	$—	$189,750	$—
Warrant liabilities – Private Placement Warrants	$184,500	$—	$—	$184,500

The Warrants are accounted for as liabilities in accordance with ASC 815 and are presented within warrant liabilities on the condensed balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the condensed statements of operations. Transfers to/from Levels 1, 2 and 3 are recognized at the beginning of the reporting period in which a change in valuation technique or methodology occurs.

The Private Placement Warrants were valued using a Black-Scholes option pricing model, which is considered to be a Level 3 fair value measurement. The key inputs into the Black-Scholes option pricing model for the Private Placement Warrants were as follows as of June 30, 2024:

Input	June 30, 2024	December 31, 2023
Risk-free interest rate	—	—
Expected term (years)	4.5	4.78
Expected volatility	—	—
Exercise price	$11.50	$11.50
Fair value of Class A ordinary shares	$11.16	$10.78

BLUE OCEAN ACQUISITION CORP
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 9. FAIR VALUE MEASUREMENTS (cont.)

The Company’s use of the Black-Scholes option pricing model required the use of subjective assumptions:

•        The risk-free interest rate assumption was based on the U.S. Treasury Constant Maturity rate for the expected term of the warrants.

•        The expected term was determined utilizing a probability weighted term input to be consistent with the stock price and volatility inputs which are reflective of the probability of successful merger.

•        The expected volatility assumption was based on the implied volatility solved by calibrating the warrant value output from a Binomial Lattice based model to the publicly observed, traded price on each valuation date. An increase in the expected volatility, in isolation, would result in an increase in the fair value measurement of the warrant liabilities and vice versa.

•        The fair value of one Class A ordinary share is the publicly-traded stock price.

The following table presents the changes in the fair value of the Company’s Level 3 financial instruments that are measured at fair value:

Fair value as of December 31, 2022	$691,875
Change in fair value	139,298
Fair value as of March 31, 2023	$831,173
Change in fair value	(433,575)
Fair value as of June 30, 2023	$397,598
Change in fair value	119,925
Fair value as of September 30, 2023	$517,523
Change in fair value	(333,023)
Fair value as of December 31, 2023	$184,500
Change in fair value	(7,380)
Fair value as of March 31, 2024	$177,120
Change in fair value	(34,132)
Fair value as of June 30, 2024	$142,988

NOTE 10. SUBSEQUENT EVENTS

Management of the Company evaluated events that have occurred after the balance sheet date through the date the financial statements were issued. Based upon this review, other than below, management did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements.

In accordance with the Second Extension Amendment, on July 24 and August 1, 2024, the Company deposited $30,000 into the Trust account, which extended the deadline to September 7, 2024.

On July 15, 2024, the Company and TNL Mediagene amended the TNL Mediagene Working Capital Note, to increase borrowings available under the note from $400,000 to $650,000, such borrowings to be available in monthly increments of at least $25,000 and no more than $32,000 for fund expenses incurred in connection with the Merger. See Note 1.